                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration File No: 333-11598

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 2, 2004)

[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C6
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-C6
 CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6, CLASS A-1A,
                 CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F

    APPROXIMATE TOTAL PRINCIPAL BALANCE AT INITIAL ISSUANCE: $1,262,362,000

     We, Structured Asset Securities Corporation II, have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated August 2,
2004. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent interests only in the trust identified above. They will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that back them.

     Each class of offered certificates will receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing in September 2004. The table on page S-5 of this prospectus supplement contains a list of the classes of offered certificates and states the principal balance, initial interest rate, interest rate description, and other select characteristics of each such class. That same table on page S-5 of this prospectus supplement also contains a list of the non-offered classes of the series 2004-C6 certificates.

     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-46 IN THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 13 IN THE ACCOMPANYING PROSPECTUS PRIOR TO
INVESTING IN THE OFFERED CERTIFICATES.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

     Lehman Brothers Inc. and UBS Securities LLC are the underwriters for this offering. They will purchase their respective allocations, in each case if any, of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates will equal approximately 100.5% of the total initial principal balance of the offered certificates, plus accrued interest, before deducting expenses payable by us.
The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. Not every underwriter will have an obligation to purchase offered certificates from us. See "Method of
Distribution" in this prospectus supplement.

     With respect to this offering, Lehman Brothers Inc. is acting as co-lead manager and sole bookrunner and UBS Securities LLC is acting as co-lead manager.

LEHMAN BROTHERS                                            UBS INVESTMENT BANK

           The date of this prospectus supplement is August 10, 2004.

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C6
         Commercial Mortgage Pass-Through Certificates, Series 2004-C6

                         [MAP OF UNITED STATES OMITTED]

MINNESOTA          ILLINOIS           INDIANA             MICHIGAN
1 property         4 properties       2 properties        5 properties
$4,211,000         $157,810,957       $2,617,569          $31,611,958
0.3% of total      11.7% of total     0.2% of total       2.3% of total

OHIO               PENNSYLVANIA       NEW YORK            MASSACHUSETTS
7 properties       2 properties       15 properties       4 properties
$19,364,921        $5,663,304         $288,403,589        $261,996,881
1.4% of total      0.4% of total      21.4% of total      19.5% of total

CONNECTICUT        NEW JERSEY         MARYLAND            DELAWARE
4 properties       5 properties       5 properties        2 properties
$7,661,000         $39,841,951        $17,296,447         $6,931,245
0.6% of total      3.0% of total      1.3% of total       0.5% of total

DISTRICT OF
COLUMBIA           VIRGINIA           NORTH CAROLINA      SOUTH CAROLINA
3 properties       4 properties       2 properties        4 properties
$75,515,257        $52,355,220        $15,238,805         $9,535,266
5.6% of total      3.9% of total      1.1% of total       0.7% of total

ALABAMA            FLORIDA            GEORGIA             OREGON
1 property         12 properties      1 property          2 properties
$11,200,000        $81,749,319        38,000,000          $8,746,901
0.8% of total      6.1% of total      2.8% of total       0.6% of total

NEVADA             CALIFORNIA         ARIZONA             COLORADO
3 properties       8 properties       3 properties        1 property
$6,416,639         $60,261,019        $11,987,000         $2,997,513
0.5% of total      4.5% of total      0.9% of total       0.2% of total

NEW MEXICO         TEXAS              HAWAII
1 property         15 properties      2 properties
$3,540,104         $79,666,000        $45,900,000
0.3% of total      5.9% of total      3.4% of total

                      MORTGAGED PROPERTIES BY PROPERTY TYPE

                              [PIE CHART OMITTED]

                       Retail                     43.5%
                       Office                     29.5%
                       Multifamily                 7.7%
                       Manufactured Housing/MHP    6.2%
                       Hotel                       5.5%
                       Self Storage                4.9%
                       Industrial/Warehouse        2.5%

        -- (greater than) 20.0% of        -- (greater than) 10.0-20.0% of
           Initial Pool Balance              Initial Pool Balance

        -- (greater than) 1.0-10.0% of    -- (less than or equal to) 1.0% of
           Initial Pool Balance              Initial Pool Balance

      NORTHSHORE MALL, PEABODY, MA

            [PHOTOS OMITTED]

                                                   [PHOTOS OMITTED]

   WESTFIELD NORTH BRIDGE, CHICAGO, IL

            [PHOTOS OMITTED]

                                                   [PHOTOS OMITTED]

      TWO PENN PLAZA, NEW YORK, NY

             [PHOTO OMITTED]

                                                  [PHOTO OMITTED]

         RHP PORTFOLIO, VARIOUS

            [PHOTOS OMITTED]

                                                   [PHOTOS OMITTED]

                               TABLE OF CONTENTS

                                                                PAGE
                                                               ------

                  PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in this
  Prospectus Supplement and the Accompanying

ANNEX A-1--Certain Characteristics of Individual
  Underlying Mortgage Loans ..................................    A-1
ANNEX A-2--Certain Characteristics of the Mortgage
  Pool .......................................................    A-2
ANNEX A-3--Certain Characteristics of Loan
  Group No. 1 ................................................    A-3
ANNEX A-4--Certain Characteristics of Loan
  Group No. 2 ................................................    A-4
ANNEX A-5--Certain Monetary Terms of the Underlying
  Mortgage Loans .............................................    A-5
ANNEX A-6--Certain Information Regarding Reserves ............    A-6

                                                                PAGE
                                                               ------

ANNEX B--Certain Information Regarding Multifamily
  Properties .................................................     B
ANNEX C-1--Price/Yield Tables ................................   C-1
ANNEX C-2--Decrement Tables ..................................   C-2
ANNEX D--Form of Payment Date Statement ......................     D
ANNEX E--Reference Rate Schedule .............................     E
ANNEX F--Global Clearance and Tax Documentation
  Procedures .................................................     F

                       PROSPECTUS

Important Notice About the Information Presented in this

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents:

     o    this prospectus supplement, which describes the specific terms of the offered certificates; and

     o    the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates. If the description of the terms of the offered certificates contained in this prospectus supplement varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement and the accompanying prospectus.

                                      S-3

                   NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority
and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all
such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                         NOTICE TO RESIDENTS OF KOREA

     The securities to which these materials relate (the "Subject Securities")
have not been and will not be registered under the Securities and Exchange Act of Korea and none of the Subject Securities may be offered or sold, directly or indirectly, in Korea or to any resident of Korea or to any persons for the reoffering or resale, directly or indirectly, in Korea or to any resident of
Korea, except pursuant to applicable laws and regulations of Korea. None of
Lehman Brothers Inc. or UBS Securities LLC or any of their respective affiliates makes any representation with respect to the eligibility of any recipients of these materials or of the Subject Securities to acquire the
Subject Securities under the laws of Korea, including, without limitation, the
Foreign Exchange Transaction Regulations of Korea. In addition, any recipient or purchaser of the Subject Securities represents that it is purchasing or acquiring the Subject Securities as principal for its own account. For a period of one year from the issue date of the Subject Securities, neither the holder of the Subject Securities nor any resident of Korea may transfer the Subject
Securities in Korea or to any resident of Korea unless such transfer involves all of the Subject Securities held by it. Also, for a period of one year from the issue date of the Subject Securities, the face amount of each certificate representing the Subject Securities held by a resident of Korea shall not be subdivided into more than one such certificate representing the Subject
Securities. Furthermore, the purchaser of the Subject Securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the Foreign Exchange Transaction laws) in connection with the purchase of the Subject Securities. For the avoidance of doubt, it is the sole responsibility of the recipient or purchaser of the Subject Securities to determine whether such recipient or purchaser is eligible for the acquisition of the Subject Securities under applicable laws and regulations of Korea, and whether such recipient or purchaser will have complied with all applicable
Korean legal and regulatory requirements in connection with the purchase of the
Subject Securities.

                                      S-4

                       SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

                        INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2004-C6 commercial mortgage pass-through certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not offered by this prospectus supplement.

          SERIES 2004-C6 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                                    APPROX. %
                  TOTAL              APPROX. %    TOTAL CREDIT                                   WEIGHTED
            PRINCIPAL BALANCE       OF INITIAL     SUPPORT AT    PASS-THROUGH       INITIAL      AVERAGE
            OR NOTIONAL AMOUNT       MORTGAGE        INITIAL         RATE        PASS-THROUGH      LIFE     PRINCIPAL     RATINGS
 CLASS     AT INITIAL ISSUANCE     POOL BALANCE     ISSUANCE      DESCRIPTION        RATE        (YEARS)      WINDOW     S&P/FITCH
-------  -----------------------  -------------- -------------- -------------- ---------------- --------- ------------- ----------

Offered Certificates
A-1      $   78,000,000                 5.8%        12.250%         Fixed          3.881%          3.50    09/04-06/09     AAA/AAA
A-2      $  222,000,000                16.5%        12.250%         Fixed          4.187%          4.89    06/09-08/09     AAA/AAA
A-3      $  109,000,000                 8.1%        12.250%         Fixed          4.547%          6.32    08/09-02/11     AAA/AAA
A-4      $   60,000,000                 4.5%        12.250%         Fixed          4.583%          6.71    02/11-08/11     AAA/AAA
A-5      $   54,000,000                 4.0%        12.250%       Fixed(2)         4.826%          7.91    08/11-03/14     AAA/AAA
A-6      $  470,130,000                34.9%        12.250%       Fixed(2)         5.020%          9.71    03/14-08/14     AAA/AAA
A-1A     $  188,441,000                14.0%        12.250%       Fixed(2)         4.627%          6.78    09/04-08/14     AAA/AAA
B        $   13,465,000                 1.0%        11.250%       Fixed(2)         5.088%          9.98    08/14-08/14     AA+/AA+
C        $   23,564,000                 1.7%         9.500%       Fixed(2)         5.108%          9.98    08/14-08/14      AA/AA
D        $   15,148,000                 1.1%         8.375%       Fixed(2)         5.147%          9.98    08/14-08/14    AA--/AA--
E        $   13,466,000                 1.0%         7.375%       Fixed(2)         5.177%          9.98    08/14-08/14      A+/A+
F        $   15,148,000                 1.1%         6.250%       Fixed(2)         5.206%          9.98    08/14-08/14       A/A

Non-Offered Certificates
X-CL     $1,346,519,865(1)             N/A            N/A        Variable IO       0.126%(5)        N/A          N/A         N/A
X-CP     $1,228,397,000(1)             N/A            N/A        Variable IO       0.931%(5)        N/A          N/A         N/A
G        $   11,782,000                 0.9%          N/A         Fixed(2)         5.295%           N/A          N/A         N/A
H        $   11,782,000                 0.9%          N/A          WAC(3)          5.530%(5)        N/A          N/A         N/A
J        $    8,416,000                 0.6%          N/A          WAC(3)          5.628%(5)        N/A          N/A         N/A
K        $   16,831,000                 1.2%          N/A          WAC(4)          5.703%(5)        N/A          N/A         N/A
L        $    1,683,000                 0.1%          N/A         Fixed(2)         5.223%           N/A          N/A         N/A
M        $    6,733,000                 0.5%          N/A         Fixed(2)         5.223%           N/A          N/A         N/A
N        $    5,049,000                 0.4%          N/A         Fixed(2)         5.223%           N/A          N/A         N/A
P        $    3,367,000                 0.3%          N/A         Fixed(2)         5.223%           N/A          N/A         N/A
Q        $    1,683,000                 0.1%          N/A         Fixed(2)         5.223%           N/A          N/A         N/A
S        $    1,683,000                 0.1%          N/A         Fixed(2)         5.223%           N/A          N/A         N/A
T        $   15,148,865                 1.1%          N/A         Fixed(2)         5.223%           N/A          N/A         N/A
R-I             N/A                    N/A            N/A            N/A            N/A             N/A          N/A         N/A
R-II            N/A                    N/A            N/A            N/A            N/A             N/A          N/A         N/A
R-III           N/A                    N/A            N/A            N/A            N/A             N/A          N/A         N/A
V               N/A                    N/A            N/A            N/A            N/A             N/A          N/A         N/A

                                      S-5

(1)   Notional amount.

(2)   In general, the pass-through rate for the class A-5, A-6, A-1A, B, C, D,
      E, F, G, L, M, N, P, Q, S and T certificates will, in the case of each of those classes, be fixed at the rate per annum specified in the table above as the initial pass-through rate for that class. However, with respect to any interest accrual period, if the weighted average of certain net interest rates on the underlying mortgage loans is below the identified initial pass-through rate for the class A-5, A-6, A-1A, B, C,
      D, E, F, G, L, M, N, P, Q, S or T certificates, as the case may be, then the pass-through rate for the subject class of series 2004-C6 certificates during that interest accrual period will be that weighted average rate.

(3)   The pass-through rates for the class H and J certificates will, in the case of each of those classes, equal the weighted average from time to time of certain net interest rates on the underlying mortgage loans, minus: 0.1725%, in the case of the class H certificates; and 0.0750%, in the case of the class J certificates.

(4)   The pass-through rate for the class K certificates will equal the weighted average from time to time of certain net interest rates on the underlying mortgage loans.

(5)   Approximate.

     The series 2004-C6 certificates will evidence beneficial ownership interests in a common law trust designated as the LB-UBS Commercial Mortgage
Trust 2004-C6. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which we sometimes collectively refer to as the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

     The governing document for purposes of issuing the series 2004-C6 certificates and forming the trust will be a pooling and servicing agreement to be dated as of August 11, 2004. The series 2004-C6 pooling and servicing agreement will also govern the servicing and administration of the mortgage loans (with one material exception) and other assets that back the series
2004-C6 certificates.

     The parties to the series 2004-C6 pooling and servicing agreement will include us, a trustee, a fiscal agent, a master servicer and a special servicer. A copy of the series 2004-C6 pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Available Information; Incorporation by Reference" in the
accompanying prospectus.

A. TOTAL PRINCIPAL BALANCE
   OR NOTIONAL AMOUNT AT
   INITIAL ISSUANCE........ The class A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B,
                            C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T
                            certificates will be the series 2004-C6 certificates
                            with principal balances and are sometimes referred
                            to as the series 2004-C6 principal balance
                            certificates. The table on page S-5 of this
                            prospectus supplement identifies for each class of
                            series 2004-C6 principal balance certificates the
                            approximate total principal balance of that class at
                            initial issuance. The actual total principal balance
                            of any class of series 2004-C6 principal balance
                            certificates at initial issuance may be larger or
                            smaller than the amount shown in the table on page
                            S-5 of this prospectus supplement, depending on,
                            among other things, the actual size of the initial
                            mortgage pool balance. The actual size of the
                            initial mortgage pool balance may be as much as 5%
                            larger or smaller than the amount presented in this
                            prospectus supplement.

                            The class X-CL and X-CP certificates will not have
                            principal balances and are sometimes referred to as
                            the series 2004-C6 interest-only certificates. For
                            purposes of calculating the amount of accrued
                            interest, each of those classes of series 2004-C6
                            interest-only certificates will have a total
                            notional amount.

                            The total notional amount of the class X-CL
                            certificates will equal the total principal balance
                            of the class A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B,
                            C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T
                            certificates outstanding from time to time. The

                                      S-6

                            total notional amount of the class X-CL
                            certificates at initial issuance will be
                            approximately $1,346,519,865, although it may be as
                            much as 5% larger or smaller.

                            The total notional amount of the class X-CP
                            certificates will equal:

                            o  during the period from the date of initial
                               issuance of the series 2004-C6 certificates
                               through and including the payment date in August
                               2005, the sum of (a) the lesser of $48,276,000
                               and the total principal balance of the class A-1
                               certificates outstanding from time to time, (b)
                               the lesser of $184,200,000 and the total
                               principal balance of the class A-1A certificates
                               outstanding from time to time, and (c) the total
                               principal balance of the class A-2, A-3, A-4,
                               A-5, A-6, B, C, D, E and F certificates
                               outstanding from time to time;

                            o  during the period following the payment date in
                               August 2005 through and including the payment
                               date in August 2006, the sum of (a) the lesser of
                               $14,715,000 and the total principal balance of
                               the class A-1 certificates outstanding from time
                               to time, (b) the lesser of $178,927,000 and the
                               total principal balance of the class A-1A
                               certificates outstanding from time to time, and
                               (c) the total principal balance of the class A-2,
                               A-3, A-4, A-5, A-6, B, C, D, E and F certificates
                               outstanding from time to time;

                            o  during the period following the payment date in
                               August 2006 through and including the payment
                               date in August 2007, the sum of (a) the lesser of
                               $183,950,000 and the total principal balance of
                               the class A-2 certificates outstanding from time
                               to time, (b) the lesser of $171,036,000 and the
                               total principal balance of the class A-1A
                               certificates outstanding from time to time, and
                               (c) the total principal balance of the class A-3,
                               A-4, A-5, A-6, B, C, D, E and F certificates
                               outstanding from time to time;

                            o  during the period following the payment date in
                               August 2007 through and including the payment
                               date in August 2008, the sum of (a) the lesser of
                               $129,649,000 and the total principal balance of
                               the class A-2 certificates outstanding from time
                               to time, (b) the lesser of $162,921,000 and the
                               total principal balance of the class A-1A
                               certificates outstanding from time to time, (c)
                               the total principal balance of the class A-3,
                               A-4, A-5, A-6, B, C, D and E certificates
                               outstanding from time to time, and (d) the lesser
                               of $7,388,000 and the total principal balance of
                               the class F certificates outstanding from time to
                               time;

                            o  during the period following the payment date in
                               August 2008 through and including the payment
                               date in January 2009, the sum of (a) the lesser
                               of $108,171,000 and the total principal balance
                               of the class A-2 certificates outstanding from
                               time to time, (b) the lesser of $159,711,000 and
                               the total principal balance of the class A-1A
                               certificates outstanding from time to time, (c)
                               the total principal balance of the class A-3,
                               A-4, A-5, A-6, B, C and D certificates
                               outstanding from time to time, and (d) the lesser
                               of $9,449,000 and the total principal balance of
                               the class E certificates outstanding from time to
                               time;

                            o  during the period following the payment date in
                               January 2009 through and including the payment
                               date in August 2009, the sum of (a) the lesser of
                               $2,080,000 and the total principal balance of the
                               class A-3 certificates outstanding from time to
                               time, (b) the lesser of $75,937,000 and the total
                               principal balance of the class A-1A certificates
                               outstanding from time to time,

                                      S-7

                               (c) the total principal balance of the class A-4,
                               A-5, A-6, B and C certificates outstanding from
                               time to time, and (d) the lesser of $11,702,000
                               and the total principal balance of the class D
                               certificates outstanding from time to time;

                            o  during the period following the payment date in
                               August 2009 through and including the payment
                               date in August 2010, the sum of (a) the lesser of
                               $23,529,000 and the total principal balance of
                               the class A-4 certificates outstanding from time
                               to time, (b) the lesser of $71,811,000 and the
                               total principal balance of the class A-1A
                               certificates outstanding from time to time, (c)
                               the total principal balance of the class A-5, A-6
                               and B certificates outstanding from time to time,
                               and (d) the lesser of $18,742,000 and the total
                               principal balance of the class C certificates
                               outstanding from time to time;

                            o  during the period following the payment date in
                               August 2010 through and including the payment
                               date in August 2011, the sum of (a) the lesser of
                               $402,910,000 and the total principal balance of
                               the class A-6 certificates outstanding from time
                               to time, (b) the lesser of $68,196,000 and the
                               total principal balance of the class A-1A
                               certificates outstanding from time to time, (c)
                               the total principal balance of the class B
                               certificates outstanding from time to time, and
                               (d) the lesser of $3,655,000 and the total
                               principal balance of the class C certificates
                               outstanding from time to time; and

                            o  following the payment date in August 2011, $0.

                            The total initial notional amount of the class X-CP
                            certificates will be approximately $1,228,397,000,
                            although it may be as much as 10% larger or
                            smaller.

                            The class R-I, R-II and R-III certificates will not
                            have principal balances or notional amounts. They
                            will be residual interest certificates. The holders
                            of the class R-I, R-II and R-III certificates are
                            not expected to receive any material payments.

                            The class V certificates will not have principal
                            balances or notional amounts. They will entitle
                            holders to certain additional interest that may
                            accrue with respect to the underlying mortgage
                            loans that have anticipated repayment dates.

B. TOTAL CREDIT SUPPORT AT
   INITIAL ISSUANCE.......  The respective classes of the series 2004-C6 certificates, other than the class R-I, R-II, R-III
                            and V certificates, will entitle their holders to
                            varying degrees of seniority for purposes of--

                            o  receiving payments of interest and, if and when
                               applicable, payments of principal, and

                            o  bearing the effects of losses on the underlying
                               mortgage loans, as well as default-related and
                               other unanticipated expenses of the trust.

                            In that regard:

                            o  the class A-1, A-2, A-3, A-4, A-5, A-6, A-1A,
                               X-CL and X-CP certificates will be the most
                               senior of the series 2004-C6 certificates; and

                            o  the class B, C, D, E, F, G, H, J, K, L, M, N, P,
                               Q, S and T certificates will, in the case of each
                               such class, be senior to each other such class,
                               if any, with a later alphabetic class
                               designation.

                            The class R-I, R-II and R-III certificates will be
                            residual interest certificates and will not provide
                            any credit support to the other series 2004-C6
                            certificates. The

                                      S-8

                            class V certificates will be neither senior nor
                            subordinate to any other series 2004-C6
                            certificates, but rather entitle holders to
                            collections of additional interest on the
                            underlying mortgage loans with anticipated
                            repayment dates.

                            The table on page S-5 of this prospectus supplement
                            shows the approximate total credit support provided
                            to each class of the offered certificates through
                            the subordination of other classes of the series
                            2004-C6 principal balance certificates. In the case
                            of each class of offered certificates, the credit
                            support shown in the table on page S-5 of this
                            prospectus supplement represents the total initial
                            principal balance, expressed as a percentage of the
                            initial mortgage pool balance, of all classes of
                            the series 2004-C6 principal balance certificates
                            that are subordinate to the indicated class.

C. PASS-THROUGH RATE.....   Each class of the series 2004-C6 certificates,
                            other than the class R-I, R-II, R-III and V
                            certificates, will bear interest. The table on page
                            S-5 of this prospectus supplement provides the
                            indicated information regarding the pass-through
                            rate at which each of those classes of the series
                            2004-C6 certificates will accrue interest.

                            The pass-through rates for the class A-1, A-2, A-3
                            and A-4 certificates will, in the case of each of
                            those classes, be fixed at the rate per annum
                            identified in the table on page S-5 of this
                            prospectus supplement as the initial pass-through
                            rate for the subject class.

                            The pass-through rates for the class A-5, A-6,
                            A-1A, B, C, D, E, F, G, L, M, N, P, Q, S and T
                            certificates will, in the case of each of those
                            classes, generally be fixed at the rate per annum
                            identified in the table on page S-5 of this
                            prospectus supplement as the initial pass-through
                            rate for that class. However, with respect to any
                            interest accrual period, if the weighted average of
                            certain net interest rates on the underlying
                            mortgage loans is below the identified initial
                            pass-through rate for the class A-5, A-6, A-1A, B,
                            C, D, E, F, G, L, M, N, P, Q, S or T certificates,
                            as the case may be, then the pass-through rate that
                            will be in effect for the subject class of series
                            2004-C6 certificates during that interest accrual
                            period will be that weighted average rate.

                            The pass-through rates for the class H and J
                            certificates will, in the case of each of those
                            classes, for any interest accrual period, equal the
                            weighted average of certain net interest rates on
                            the underlying mortgage loans, minus a specified
                            class margin. That specified class margin referred
                            to in the preceding sentence is, as to each such
                            class, set forth below:

                                                         CLASS
                                         CLASS          MARGIN
                                     -------------   ------------
                                       H .........       0.1725%
                                       J .........       0.0750%

                            The pass-through rate for the class K certificates
                            will, with respect to any interest accrual period,
                            equal a weighted average of certain net interest
                            rates on the underlying mortgage loans.

                            The pass-through rate for the class X-CP
                            certificates, for each interest accrual period from
                            and including the initial interest accrual period
                            through and including the interest accrual period
                            that ends in August 2011, will equal the weighted
                            average of the respective strip rates, which we
                            refer to as class X-CP strip rates, at which
                            interest accrues during the subject interest
                            accrual period on

                                      S-9

                            the respective components of the total notional
                            amount of the class X-CP certificates outstanding
                            immediately prior to the related payment date, with
                            the relevant weighting to be done based upon the
                            relative sizes of those components. Each of those
                            components will be comprised of all or a designated
                            portion of the total principal balance of a
                            specified class of series 2004-C6 principal balance
                            certificates. If all or a designated portion of the
                            total principal balance of any class of series
                            2004-C6 principal balance certificates is
                            identified under "--Total Principal Balance or
                            Notional Amount at Initial Issuance" above as being
                            part of the total notional amount of the class X-CP
                            certificates immediately prior to any payment date,
                            then that total principal balance, or designated
                            portion thereof, will represent a separate
                            component of the total notional amount of the class
                            X-CP certificates for purposes of calculating the
                            accrual of interest during the related interest
                            accrual period. For purposes of accruing interest
                            during any interest accrual period from and
                            including the initial interest accrual period
                            through and including the interest accrual period
                            that ends in August 2011, on any particular
                            component of the total notional amount of the class
                            X-CP certificates immediately prior to the related
                            payment date, the applicable class X-CP strip rate
                            will equal the excess, if any, of:

                            (1)   the lesser of--

                                  (a)      the reference rate specified on
                                           Annex E to this prospectus
                                           supplement for such interest accrual
                                           period, and

                                  (b)      the weighted average of certain net
                                           interest rates on the underlying
                                           mortgage loans for such interest
                                           accrual period, over

                            (2)   the pass-through rate in effect during such
                                  interest accrual period for the class of
                                  series 2004-C6 principal balance certificates
                                  whose total principal balance, or a
                                  designated portion thereof, comprises such
                                  component.

                            Following the interest accrual period that ends in
                            August 2011, the class X-CP certificates will cease
                            to accrue interest. In connection therewith, the
                            class X-CP certificates will have a 0% pass-through
                            rate for the interest accrual period beginning in
                            August 2011 and for each interest accrual period
                            thereafter.

                            The pass-through rate for the class X-CL
                            certificates will, with respect to any interest
                            accrual period, equal a weighted average of the
                            respective strip rates, which we refer to as class
                            X-CL strip rates, at which interest accrues during
                            that interest accrual period on the respective
                            components of the total notional amount of the
                            class X-CL certificates outstanding immediately
                            prior to the related payment date, with the
                            relevant weighting to be done based upon the
                            relative sizes of those components. Each of those
                            components will be comprised of all or a designated
                            portion of the total principal balance of one of
                            the classes of series 2004-C6 principal balance
                            certificates. In general, the total principal
                            balance of each class of series 2004-C6 principal
                            balance certificates will constitute a separate
                            component of the total notional amount of the class
                            X-CL certificates. However, if a portion, but not
                            all, of the total principal balance of any
                            particular class of series 2004-C6 principal
                            balance certificates is identified under "--Total
                            Principal Balance or Notional Amount at Initial
                            Issuance" above as being part of the total notional
                            amount of the class X-CP certificates immediately
                            prior to any payment date, then that identified
                            portion of such total principal balance will also
                            represent a separate component of the total
                            notional amount of the class X-CL certificates for
                            purposes of calculating the accrual of interest
                            during the related interest accrual period, and the
                            remaining portion of

                                      S-10

                            such total principal balance will represent another
                            separate component of the class X-CL certificates
                            for purposes of calculating the accrual of interest
                            during the related interest accrual period. For
                            purposes of accruing interest during any interest
                            accrual period from and including the initial
                            interest accrual period through and including the
                            interest accrual period that ends in August 2011,
                            on any particular component of the total notional
                            amount of the class X-CL certificates immediately
                            prior to the related payment date, the applicable
                            class X-CL strip rate will be calculated as
                            follows:

                            (1)   if such particular component consists of the
                                  entire total principal balance of any class
                                  of series 2004-C6 principal balance
                                  certificates, and if such total principal
                                  balance also constitutes, in its entirety, a
                                  component of the total notional amount of the
                                  class X-CP certificates immediately prior to
                                  the related payment date, then the applicable
                                  class X-CL strip rate will equal the excess,
                                  if any, of (a) the weighted average of
                                  certain net interest rates on the underlying
                                  mortgage loans, over (b) the greater of (i)
                                  the reference rate specified on Annex E to
                                  this prospectus supplement for such interest
                                  accrual period and (ii) the pass-through rate
                                  in effect during such interest accrual period
                                  for such class of series 2004-C6 principal
                                  balance certificates;

                            (2)   if such particular component consists of a
                                  designated portion (but not all) of the total
                                  principal balance of any class of series
                                  2004-C6 principal balance certificates, and
                                  if such designated portion of such total
                                  principal balance also constitutes a
                                  component of the total notional amount of the
                                  class X-CP certificates immediately prior to
                                  the related payment date, then the applicable
                                  class X-CL strip rate will equal the excess,
                                  if any, of (a) the weighted average of
                                  certain net interest rates on the underlying
                                  mortgage loans, over (b) the greater of (i)
                                  the reference rate specified on Annex E to
                                  this prospectus supplement for such interest
                                  accrual period and (ii) the pass-through rate
                                  in effect during such interest accrual period
                                  for such class of series 2004-C6 principal
                                  balance certificates;

                            (3)   if such particular component consists of the
                                  entire total principal balance of any class
                                  of series 2004-C6 principal balance
                                  certificates, and if such total principal
                                  balance does not, in whole or in part, also
                                  constitute a component of the total notional
                                  amount of the class X-CP certificates
                                  immediately prior to the related payment
                                  date, then the applicable class X-CL strip
                                  rate will equal the excess, if any, of (a)
                                  the weighted average of certain net interest
                                  rates on the underlying mortgage loans, over
                                  (b) the pass-through rate in effect during
                                  such interest accrual period for such class
                                  of series 2004-C6 principal balance
                                  certificates; and

                            (4)   if such particular component consists of a
                                  designated portion (but not all) of the total
                                  principal balance of any class of series
                                  2004-C6 principal balance certificates, and
                                  if such designated portion of such total
                                  principal balance does not also constitute a
                                  component of the total notional amount of the
                                  class X-CP certificates immediately prior to
                                  the related payment date, then the applicable
                                  class X-CL strip rate will equal the excess,
                                  if any, of (a) the weighted average of
                                  certain net interest rates on the underlying
                                  mortgage loans, over (b) the pass-through
                                  rate in effect during such interest accrual
                                  period for such class of series 2004-C6
                                  principal balance certificates.

                            Notwithstanding the foregoing, for purposes of
                            accruing interest on the class X-CL certificates
                            during each interest accrual period subsequent to
                            the interest accrual period that ends in August
                            2011, the total principal balance of each class

                                      S-11

                            of series 2004-C6 principal balance certificates
                            will constitute a single separate component of the
                            total notional amount of the class X-CL
                            certificates, and the applicable class X-CL strip
                            rate with respect to each such component for each
                            of those interest accrual periods will equal the
                            excess, if any, of (a) the weighted average of
                            certain net interest rates on the underlying
                            mortgage loans, over (b) the pass-through rate in
                            effect during such interest accrual period for the
                            class of series 2004-C6 principal balance
                            certificates whose principal balance makes up such
                            component.

                            The respective initial pass-through rates listed in
                            the table on page S-5 for the class X-CL, X-CP, H,
                            J and K certificates are each approximate.

                            The references to "certain net interest rates on
                            the underlying mortgage loans" above in this
                            "--Pass-Through Rate" subsection, in connection
                            with the description of the respective pass-through
                            rates for the class A-5, A-6, A-1A, B, C, D, E, F,
                            G, H, J, K, L, M, N, P, Q, S, T, X-CL and X-CP
                            certificates, mean, as to any particular mortgage
                            loan in the trust (other than the underlying
                            mortgage loan secured by the mortgaged real
                            property identified on Annex A-1 to this prospectus
                            supplement as Two Penn Plaza), an interest rate
                            that is generally equal to (a) the related mortgage
                            interest rate in effect as of the date of initial
                            issuance of the offered certificates, minus (b) the
                            sum of:

                            o  the annual rate at which the trustee fee is
                               calculated; and

                            o  the annual rate at which the related master
                               servicing fee (which includes any related primary
                               servicing fee payable by the master servicer to
                               any related sub-servicer) is calculated;

                            provided that, if the subject underlying mortgage
                            loan accrues interest on the basis of the actual
                            number of days elapsed during any one-month
                            interest accrual period in a year assumed to
                            consist of 360 days, then, in some months, the
                            "related mortgage interest rate" referred to above
                            in clause (a) of this sentence will be converted to
                            an annual rate that would generally produce an
                            equivalent amount of interest accrued during the
                            same one-month interest accrual period on the basis
                            of an assumed 360-day year consisting of twelve
                            30-day months, prior to subtracting any of the
                            rates referred to in clause (b) of this sentence.

                            The Two Penn Plaza underlying mortgage loan is
                            being serviced under the pooling and servicing
                            agreement for the LB-UBS series 2004-C4 commercial
                            mortgage securitization and consists of two
                            components, each of which accrues interest, on the
                            basis of the actual number of days elapsed during
                            any one-month interest accrual period in a year
                            assumed to consist of 360 days, at a separate
                            component interest rate. Accordingly, those
                            references to "certain net interest rates on the
                            underlying mortgage loans" mean, as to the Two Penn
                            Plaza underlying mortgage loan, an interest rate
                            generally equal to (a) the weighted average of the
                            two applicable component interest rates in effect
                            as of the date of initial issuance of the offered
                            certificates, weighted on the basis of the relative
                            sizes of the respective loan components outstanding
                            from time to time, minus (b) the sum of (i) the
                            annual rate at which the trustee fee is calculated,
                            (ii) the annual rate at which the related master
                            servicing fee under the series 2004-C6 pooling and
                            servicing agreement is calculated, and (iii) the
                            annual rate at which the applicable servicing fee
                            payable under the series 2004-C4 pooling and
                            servicing agreement (which is the document
                            governing the servicing of the Two Penn Plaza
                            underlying mortgage loan) is calculated; provided
                            that the weighted average rate described in clause
                            (a) of this sentence will, in some months, be

                                      S-12

                            converted to an annual rate that would generally
                            produce an equivalent amount of interest on the
                            basis of an assumed 360-day year consisting of
                            twelve 30-day months, prior to subtracting the
                            rates referred to in clause (b) of this sentence.

D. WEIGHTED AVERAGE
   LIFE AND PRINCIPAL
   WINDOW.................  The weighted average life of any class of offered certificates refers to the average amount of time
                            that will elapse from the date of their issuance
                            until each dollar to be applied in reduction of the
                            total principal balance of those certificates is
                            paid to the investor. The principal window for any
                            class of offered certificates is the period during
                            which the holders of that class of offered
                            certificates will receive payments of principal. The
                            weighted average life and principal window shown in
                            the table on page S-5 of this prospectus supplement
                            for each class of offered certificates were
                            calculated based on the following assumptions with
                            respect to each underlying mortgage loan--

                            o  the related borrower timely makes all payments on
                               the mortgage loan,

                            o  if the mortgage loan has an anticipated repayment
                               date (see "--The Underlying Mortgage Loans and
                               the Mortgaged Real Properties" below), the
                               mortgage loan will be paid in full on that date,
                               and

                            o  the mortgage loan will not otherwise be prepaid
                               prior to stated maturity.

                            The weighted average life and principal window
                            shown in the table on page S-5 of this prospectus
                            supplement for each class of offered certificates
                            were further calculated based on the other modeling
                            assumptions referred to under "Yield and Maturity
                            Considerations" in, and set forth in the glossary
                            to, this prospectus supplement.

E. RATINGS...............   The ratings shown in the table on page S-5 of this
                            prospectus supplement for the offered certificates
                            are those of Standard & Poor's Ratings Services, a
                            division of The McGraw-Hill Companies, Inc., and
                            Fitch, Inc., respectively. It is a condition to
                            their issuance that the respective classes of the
                            offered certificates receive credit ratings no lower
                            than those shown in the table on page S-5 of this
                            prospectus supplement.

                            The ratings assigned to the respective classes of
                            the offered certificates address the timely receipt
                            by holders of interest and the ultimate receipt by
                            holders of principal on or before the applicable
                            rated final payment date described under
                            "--Relevant Dates and Periods--Rated Final Payment
                            Date" below.

                            A security rating is not a recommendation to buy,
                            sell or hold securities and the assigning rating
                            agency may revise or withdraw its rating at any
                            time.

                            For a description of the limitations of the ratings
                            of the offered certificates, see "Ratings" in this
                            prospectus supplement.

                               RELEVANT PARTIES

WHO WE ARE...............   Our name is Structured Asset Securities
                            Corporation II. We are a special purpose Delaware
                            corporation. Our address is 745 Seventh Avenue, New
                            York, New York 10019, and our telephone number is
                            (212) 526-7000. See "Structured Asset Securities
                            Corporation II" in the accompanying prospectus.

INITIAL TRUSTEE..........   LaSalle Bank National Association, a national
                            banking association, will act as the initial trustee
                            on behalf of the series 2004-C6 certificateholders.
                            It maintains

                                      S-13

                            an office at 135 South LaSalle Street, Suite 1625,
                            Chicago, Illinois 60603. See "Description of the
                            Offered Certificates--The Trustee" in this
                            prospectus supplement. The trustee will also have,
                            or be responsible for appointing an agent to
                            perform, additional duties with respect to tax
                            administration. Following the transfer of the
                            underlying mortgage loans into the trust, the
                            trustee, on behalf of the trust, will become the
                            mortgagee of record under each underlying mortgage
                            loan, subject to the discussion under "--Two Penn
                            Plaza Mortgagee of Record, Master Servicer and
                            Special Servicer" below.

INITIAL FISCAL AGENT.....   ABN AMRO Bank N.V., a Netherlands banking
                            corporation, will act as the initial fiscal agent
                            with respect to the series 2004-C6 certificates. See
                            "Description of the Offered Certificates--The Fiscal
                            Agent" in this prospectus supplement.

INITIAL MASTER SERVICER...  Wachovia Bank, National Association, a national banking association, will act as the initial master
                            servicer with respect to the underlying mortgage
                            loans, except as discussed under "--Two Penn Plaza
                            Mortgagee of Record, Master Servicer and Special
                            Servicer" below. See "Servicing of the Underlying
                            Mortgage Loans--The Initial Master Servicer and the
                            Initial Special Servicer" in this prospectus
                            supplement.

INITIAL SPECIAL
 SERVICER.................  Lennar Partners, Inc., a Florida corporation, will act as the initial special servicer with respect to
                            the underlying mortgage loans, except as discussed
                            under "--Two Penn Plaza Mortgagee of Record, Master
                            Servicer and Special Servicer" below, and except
                            with respect to the mortgage loan secured by the
                            mortgaged real properties identified on Annex A-1 to
                            this prospectus supplement as Hampton Resorts Hotel
                            Portfolio, which mortgage loan represents 0.7% of
                            the initial mortgage pool balance, and for which the
                            master servicer will perform special servicing
                            duties if and for so long as Lennar Partners, Inc.,
                            or an affiliate thereof, holds an ownership interest
                            in the related borrower. See "Servicing of the
                            Underlying Mortgage Loans--The Initial Master
                            Servicer and the Initial Special Servicer" in this
                            prospectus supplement.

NON-TRUST MORTGAGE LOAN
  NOTEHOLDERS............   Three (3) underlying mortgage loans are, in each
                            case, part of a loan combination comprised of two
                            (2) or more mortgage loans, only one of which will
                            be included in the trust fund. The remaining
                            mortgage loans in a subject loan combination will
                            not be included in the trust fund, provided that all
                            of the mortgage loans in a subject loan combination
                            are together secured by the same mortgage
                            instrument(s) encumbering the same mortgaged real
                            property or properties. A loan combination comprised
                            of two (2) mortgage loans is sometimes referred to
                            in this prospectus supplement as a loan pair and a
                            loan combination comprised of more than two (2)
                            mortgage loans is sometimes referred to in this
                            prospectus supplement as a loan group. The three (3)
                            underlying mortgage loans that are each part of a
                            loan combination are secured by the mortgaged real
                            properties identified on Annex A-1 to this
                            prospectus supplement as Westfield North Bridge, Two
                            Penn Plaza and Woodside Village, respectively. Set
                            forth below is a discussion of the three (3) subject
                            loan combinations:

                            o  The Westfield North Bridge underlying mortgage
                               loan, which has an unpaid principal balance of
                               $136,700,000 and represents 10.2% of the initial
                               mortgage pool balance, is part of a loan
                               combination comprised of two (2) mortgage loans
                               that are both secured by the Westfield North
                               Bridge mortgaged real

                                      S-14

                               property. Both of the mortgage loans comprising
                               the Westfield North Bridge loan combination are
                               pari passu in right of payment with each other.
                               The Westfield North Bridge non-trust mortgage
                               loan has an unpaid principal balance of
                               $68,300,000. The Westfield North Bridge non-trust
                               mortgage loan is currently held by a third-party
                               institutional investor and is expected to be
                               included in a separate commercial mortgage
                               securitization. The Westfield North Bridge
                               underlying mortgage loan is evidenced by two
                               promissory notes with identical terms, each in
                               the amount of $68,350,000, but is treated as a
                               single mortgage loan in this prospectus
                               supplement. See "Description of the Mortgage
                               Pool--Significant Underlying Mortgage Loans--The
                               Westfield North Bridge Mortgage Loan" in this
                               prospectus supplement.

                            o  The Two Penn Plaza underlying mortgage loan,
                               which has an unpaid principal balance of
                               $122,500,000 and represents 9.1% of the initial
                               mortgage pool balance, is part of a loan
                               combination comprised of three (3) mortgage loans
                               that are all secured by the Two Penn Plaza
                               mortgaged real property. The Two Penn Plaza
                               underlying mortgage loan is (a) pari passu in
                               right of payment with one (1) of the Two Penn
                               Plaza non-trust mortgage loans, which non-trust
                               mortgage loan has an aggregate unpaid principal
                               balance of $122,500,000 and is included in the
                               LB-UBS series 2004-C4 commercial mortgage
                               securitization; and (b) generally senior in right
                               of payment to the other Two Penn Plaza non-trust
                               mortgage loan, which other non-trust mortgage
                               loan has an unpaid principal balance of
                               $55,000,000 and is held by a third-party
                               institutional noteholder. The Two Penn Plaza
                               subordinate non-trust mortgage loan identified in
                               clause (b) of this bullet is evidenced by two
                               promissory notes that, although currently held by
                               the same party, could be separately sold. If the
                               two promissory notes evidencing the Two Penn
                               Plaza subordinate non-trust loan are ever held by
                               different parties, they would still have the same
                               aggregate characteristics, and entitle their
                               holders to the same aggregate rights, as are
                               described in this prospectus supplement with
                               respect to that subordinate non-trust mortgage
                               loan. Accordingly, the Two Penn Plaza subordinate
                               non-trust mortgage loan identified in clause (b)
                               of this bullet is treated as a single mortgage
                               loan in this prospectus supplement. See
                               "Description of the Mortgage Pool--Significant
                               Underlying Mortgage Loans--The Two Penn Plaza
                               Mortgage Loan" in this prospectus supplement.

                            o  The Woodside Village underlying mortgage loan,
                               which has a cut-off date principal balance of
                               $3,224,000 and represents 0.2% of the initial
                               mortgage pool balance, is part of a loan
                               combination comprised of two (2) mortgage loans
                               that are both secured by the Woodside Village
                               mortgaged real property. The Woodside Village
                               underlying mortgage loan is, following certain
                               events of default with respect to the Woodside
                               Village loan pair, senior in right of payment to
                               the Woodside Village non-trust mortgage loan,
                               which non-trust mortgage loan has an unpaid
                               principal balance of $201,453 and is held by one
                               of our affiliates.

                            Except as provided below under "--Two Penn Plaza
                            Mortgagee of Record, Master Servicer and Special
                            Servicer," all of the mortgage loans comprising a
                            loan combination described in the preceding
                            paragraph, including the related non-trust mortgage
                            loan(s) in that loan combination, will be serviced
                            under the series 2004-C6 pooling and servicing
                            agreement by the master servicer and the special
                            servicer thereunder, and each of those non-trust
                            mortgage loans will be serviced in the same manner
                            as the related underlying mortgage loan in the
                            trust.

                                      S-15

                            Pursuant to one or more co-lender or similar
                            agreements, the holder of a particular non-trust
                            mortgage loan in a subject loan combination may be
                            granted various rights and powers, including (a)
                            cure rights and/or a purchase option with respect
                            to the underlying mortgage loan in that loan
                            combination and (b) the right to advise, direct
                            and/or consult with the applicable servicer
                            regarding various servicing matters, including
                            certain modifications, affecting that loan
                            combination. In some cases, those rights and powers
                            may be assignable or may be exercisable through a
                            representative or designee. See "Description of the
                            Mortgage Pool--Loan Combinations" in this
                            prospectus supplement for a more detailed
                            description, with respect to each loan combination,
                            of the related co-lender arrangement and the
                            priority of payments among the mortgage loans
                            comprising such loan combination. Also, see
                            "Servicing of the Underlying Mortgage Loans--The
                            Series 2004-C6 Controlling Class Representative and
                            the Non-Trust Loan Noteholders" in this prospectus
                            supplement for a more detailed description of
                            certain of the foregoing rights of the respective
                            non-trust mortgage loan noteholders.

TWO PENN PLAZA MORTGAGEE OF
  RECORD, MASTER SERVICER
  AND SPECIAL SERVICER..... The three (3) mortgage loans secured by the Two
                            Penn Plaza mortgaged real property (including the
                            subject underlying mortgage loan) are being -- and,
                            upon issuance of the series 2004-C6 certificates,
                            will continue to be -- serviced and administered
                            pursuant to the pooling and servicing agreement
                            relating to the LB-UBS Commercial Mortgage Trust
                            2004-C4, Commercial Mortgage Pass-Through
                            Certificates, Series 2004-C4, which provides for
                            servicing arrangements that are similar but not
                            identical to those under the series 2004-C6 pooling
                            and servicing agreement. In that regard--

                            o  Wells Fargo Bank, N.A., which is the trustee
                               under the series 2004-C4 pooling and servicing
                               agreement, will, in that capacity, be the
                               mortgagee of record with respect to all of the
                               above-described mortgage loans secured by the Two
                               Penn Plaza mortgaged real property;

                            o  Wachovia Bank, National Association, which is
                               also the master servicer under the series 2004-C4
                               pooling and servicing agreement, will, in that
                               capacity, be the initial master servicer for the
                               entire Two Penn Plaza loan group, subject to
                               replacement pursuant to the terms of the series
                               2004-C4 pooling and servicing agreement; and

                            o  Lennar Partners, Inc., which is also the special
                               servicer under the series 2004-C4 pooling and
                               servicing agreement, will, in that capacity, be
                               the initial special servicer for the entire Two
                               Penn Plaza loan group, subject to replacement
                               pursuant to the terms of the series 2004-C4
                               pooling and servicing agreement, including,
                               without cause, by the holders of a majority
                               interest in a designated controlling class of
                               series 2004-C4 certificates.

                            Notwithstanding the foregoing, references in this
                            prospectus supplement to the trustee, master
                            servicer and special servicer will mean the
                            trustee, master servicer and special servicer,
                            respectively, under the series 2004-C6 pooling and
                            servicing agreement unless the context clearly
                            indicates otherwise.

CONTROLLING CLASS OF
  CERTIFICATEHOLDERS.....   The holders or beneficial owners of certificates
                            representing a majority interest in a designated
                            controlling class of the series 2004-C6 certificates
                            will have the

                                      S-16

                            right, subject to the conditions described under
                            "Servicing of the Underlying Mortgage Loans--The
                            Series 2004-C6 Controlling Class Representative and
                            the Non-Trust Loan Noteholders" and "--Replacement
                            of the Special Servicer by the Series 2004-C6
                            Controlling Class" in this prospectus supplement,
                            to--

                            o  replace the existing special servicer, with or
                               without cause, or any special servicer that has
                               resigned, been terminated or otherwise ceased to
                               serve as special servicer, and

                            o  select a representative that may direct and
                               advise the master servicer and/or the special
                               servicer, as applicable, on various servicing
                               matters with respect to the underlying mortgage
                               loans (exclusive of the Two Penn Plaza underlying
                               mortgage loan) under the series 2004-C6 pooling
                               and servicing agreement, except to the extent
                               that a related non-trust mortgage loan noteholder
                               or its representative may otherwise do so.

                            Unless there are significant losses on the
                            underlying mortgage loans, the controlling class of
                            series 2004-C6 certificateholders will be the
                            holders of a non-offered class of series 2004-C6
                            certificates. The series 2004-C6 controlling class
                            certificateholders will not have any rights to
                            replace -- or select a representative that may
                            direct -- the special servicer under the series
                            2004-C4 pooling and servicing agreement or any
                            other applicable servicing agreement with respect
                            to the Two Penn Plaza underlying mortgage loan.

UNDERWRITERS.............   Lehman Brothers Inc. and UBS Securities LLC are
                            the underwriters of this offering. With respect to
                            this offering--

                            o  Lehman Brothers Inc. is acting as co-lead manager
                               and sole bookrunner, and

                            o  UBS Securities LLC is acting as co-lead manager.

                            Lehman Brothers Inc. is our affiliate and an
                            affiliate of one or more of the mortgage loan
                            sellers. UBS Securities LLC is an affiliate of
                            another mortgage loan seller. See "Method of
                            Distribution" in this prospectus supplement.

                          RELEVANT DATES AND PERIODS

CUT-OFF DATE.............   The cut-off date for the mortgage pool is August
                            11, 2004. All payments and collections received on
                            the underlying mortgage loans after that cut-off
                            date, excluding any payments or collections that
                            represent amounts due on or before that cut-off
                            date, will belong to the trust. Accordingly, August
                            11, 2004 is the date as of which we present much of
                            the information relating to the underlying mortgage
                            loans and the mortgaged real properties for those
                            loans in this prospectus supplement.

ISSUE DATE...............   The date of initial issuance for the offered
                            certificates will be on or about August 24, 2004.

PAYMENT DATE.............   Payments on the offered certificates are scheduled
                            to occur monthly, commencing in September 2004.
                            During any given month, the payment date will be the
                            fourth business day following the 11th calendar day
                            of that month or, if that 11th calendar day is not a
                            business day, then the fifth business day following
                            that 11th calendar day.

RECORD DATE..............   The record date for each monthly payment on an
                            offered certificate will be the last business day of
                            the prior calendar month. The registered holders of
                            the series 2004-C6 certificates at the close of
                            business on each record date will be entitled

                                      S-17

                            to receive, on the following payment date, any
                            payments on those certificates, except that the
                            last payment on any offered certificate will be
                            made only upon presentation and surrender of the
                            certificate.

COLLECTION PERIOD........   Amounts available for payment on the offered
                            certificates on any payment date will depend on the
                            payments and other collections received, and any
                            advances of payments due, on the underlying mortgage
                            loans during the related collection period. In
                            general, each collection period--

                            o  will relate to a particular payment date,

                            o  will be approximately one month long,

                            o  will begin immediately after the prior collection
                               period ends or, in the case of the first
                               collection period, will begin on the day
                               following the cut-off date, and

                            o  will end on the 11th day of the same calendar
                               month as the related payment date or, if that
                               11th day is not a business day, the following
                               business day.

                            However, the collection period for any payment date
                            for each of the Westfield North Bridge underlying
                            mortgage loan and the Two Penn Plaza underlying
                            mortgage loan may, in each case, differ from the
                            collection period with respect to the rest of the
                            mortgage pool for that payment date. Accordingly,
                            there may be three (3) collection periods with
                            respect to each payment date--

                            o  a collection period with respect to the Westfield
                               North Bridge underlying mortgage loan,

                            o  a collection period with respect to the Two Penn
                               Plaza underlying mortgage loan, and

                            o  a collection period with respect to the rest of
                               the mortgage pool,

                            which three (3) collection periods will not
                            necessarily coincide with each other. Unless the
                            context clearly indicates otherwise, references in
                            any other portion of this prospectus supplement to
                            "collection period" will mean, individually and
                            collectively, as applicable, the foregoing three
                            (3) collection periods, for the subject payment
                            date.

INTEREST ACCRUAL PERIOD...  The amount of interest payable with respect to the offered certificates on any payment date will be a
                            function of the interest accrued during the related
                            interest accrual period. The interest accrual period
                            for any payment date will be the period commencing
                            on the 11th day of the month preceding the month in
                            which that payment date occurs and ending on the
                            10th day of the month in which that payment date
                            occurs.
RATED FINAL
 PAYMENT DATE.............  The rated final payment dates for the respective classes of the offered certificates are as follows:

                            o  for the class A-1, A-2, A-3, A-4, A-5, A-6 and
                               A-1A certificates, the payment date in August
                               2029; and

                            o  for the class B, C, D, E and F certificates, the
                               payment date in August 2036.

                            As discussed in this prospectus supplement, the
                            ratings assigned to the respective classes of
                            offered certificates will represent the likelihood
                            of--

                            o  timely receipt by the holders of all interest to
                               which they are entitled on each payment date, and

                                      S-18

                            o  the ultimate receipt by the holders of all
                               principal to which they are entitled by the
                               related rated final payment date.

ASSUMED FINAL
 PAYMENT DATE.............  With respect to any class of offered certificates, the assumed final payment date is the payment date
                            on which the holders of those certificates would be
                            expected to receive their last payment and the total
                            principal balance of those certificates would be
                            expected to be reduced to zero, based upon--

                            o  the assumption that each borrower timely makes
                               all payments on its underlying mortgage loan;

                            o  the assumption that each underlying mortgage
                               loan, if any, with an anticipated repayment date
                               is paid in full on that date;

                            o  the assumption that no borrower otherwise prepays
                               its underlying mortgage loan prior to stated
                               maturity; and

                            o  the other modeling assumptions referred to under
                               "Yield and Maturity Considerations" in, and set
                               forth in the glossary to, this prospectus
                               supplement.

                            Accordingly, the assumed final payment date for
                            each class of offered certificates is the payment
                            date in the calendar month and year set forth below
                            for that class:

                                                    MONTH AND YEAR OF
                                                      ASSUMED FINAL
                                      CLASS           PAYMENT DATE
                                ----------------   ------------------
                                  A-1 ..........       June 2009
                                  A-2 ..........      August 2009
                                  A-3 ..........     February 2011
                                  A-4 ..........      August 2011
                                  A-5 ..........       March 2014
                                  A-6 ..........      August 2014
                                  A-1A .........      August 2014
                                  B ............      August 2014
                                  C ............      August 2014
                                  D ............      August 2014
                                  E ............      August 2014
                                  F ............      August 2014

                    DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND
 DENOMINATIONS............  We intend to deliver the offered certificates in book-entry form in original denominations of $10,000
                            initial principal balance and in any greater whole
                            dollar denominations.

                            You will initially hold your offered certificates,
                            directly or indirectly, through The Depository
                            Trust Company, and they will be registered in the
                            name of Cede & Co. as nominee for The Depository
                            Trust Company. As a result, you will not receive a
                            fully registered physical certificate representing
                            your interest in any offered certificate, except
                            under the limited circumstances described under
                            "Description of the Offered
                            Certificates--Registration and Denominations" in
                            this prospectus supplement and under "Description
                            of the Certificates--Book-Entry Registration" in
                            the accompanying prospectus.

                                      S-19

PAYMENTS

A. GENERAL...............   For purposes of allocating payments on certain
                            classes of the series 2004-C6 certificates, the
                            mortgage pool will be divided into:

                            o  a loan group no. 1 consisting of all of the
                               underlying mortgage loans that are secured by
                               property types other than multifamily and
                               manufactured housing/ mobile home park; and

                            o  a loan group no. 2 consisting of all of the
                               underlying mortgage loans that are secured by
                               multifamily and manufactured housing/mobile home
                               park properties.

                            The trustee will make payments of interest and,
                            except in the case of the class X-CL and X-CP
                            certificates, principal to the following classes of
                            series 2004-C6 certificateholders, sequentially as
                            follows:

                                  PAYMENT ORDER             CLASS
                                ----------------- -------------------------
                                  1st ...........    A-1, A-2, A-3, A-4,
                                                   A-5, A-6, A-1A, X-CL and
                                                             X-CP
                                  2nd ...........             B
                                  3rd ...........             C
                                  4th ...........             D
                                  5th ...........             E
                                  6th ...........             F
                                  7th ...........             G
                                  8th ...........             H
                                  9th ...........             J
                                  10th ..........             K
                                  11th ..........             L
                                  12th ..........             M
                                  13th ..........             N
                                  14th ..........             P
                                  15th ..........             Q
                                  16th ..........             S
                                  17th ..........             T

                            Interest payments with respect to the class A-1,
                            A-2, A-3, A-4, A-5, A-6, A-1A, X-CL and X-CP
                            certificates are to be made concurrently:

                            o  in the case of the class A-1, A-2, A-3, A-4, A-5
                               and A-6 certificates, on a pro rata basis in
                               accordance with the respective interest
                               entitlements evidenced by those classes of series
                               2004-C6 certificates, from available funds
                               attributable to loan group no. 1;

                            o  in the case of the class A-1A certificates, from
                               available funds attributable to loan group no. 2;
                               and

                            o  in the case of the class X-CL and X-CP
                               certificates, on a pro rata basis in accordance
                               with the respective interest entitlements
                               evidenced by those classes of series 2004-C6
                               certificates, from available funds attributable
                               to loan group no. 1 and loan group no. 2;

                            provided that, if the foregoing would result in a
                            shortfall in the interest payment on any of the
                            class A-1, A-2, A-3, A-4, A-5, A-6, A-1A, X-CL
                            and/or X-CP certificates, then payments of interest
                            will be made on those classes of series

                                      S-20

                            2004-C6 certificates, on a pro rata basis in
                            accordance with the respective interest
                            entitlements evidenced thereby, from available
                            funds attributable to the entire mortgage pool.

                            Allocation of principal payments among the A-1,
                            A-2, A-3, A-4, A-5, A-6 and A-1A classes is
                            described under "--Payments of Principal" below.
                            The class X-CL, X-CP, R-I, R-II, R-III and V
                            certificates do not have principal balances and do
                            not entitle their respective holders to payments of
                            principal.

                            See "Description of the Offered Certificates--
                            Payments--Priority of Payments" in this prospectus
                            supplement.

B. PAYMENTS OF INTEREST...  Each class of series 2004-C6 certificates, other than the class R-I, R-II, R-III and V certificates,
                            will bear interest. In each case, that interest will
                            accrue during each interest accrual period based
                            upon--

                            o  the pass-through rate applicable for the
                               particular class for that interest accrual
                               period,

                            o  the total principal balance or notional amount,
                               as the case may be, of the particular class
                               outstanding immediately prior to the related
                               payment date, and

                            o  the assumption that each year consists of twelve
                               30-day months.

                            The borrowers under the underlying mortgage loans
                            are generally prohibited from making whole or
                            partial prepayments that are not accompanied by a
                            full month's interest on the prepayment. If,
                            however, a whole or partial voluntary prepayment
                            (or, to the extent it results from the receipt of
                            insurance proceeds or a condemnation award, a whole
                            or partial involuntary prepayment) on an underlying
                            mortgage loan is not accompanied by the amount of
                            one full month's interest on the prepayment, then,
                            as and to the extent described under "Description
                            of the Offered Certificates--Payments--Payments of
                            Interest" in this prospectus supplement, the
                            resulting shortfall, less--

                            o  the amount of the master servicing fee that would
                               have been payable from that uncollected interest,
                               and

                            o  in the case of a voluntary prepayment on a
                               non-specially serviced mortgage loan, the
                               applicable portion of the payment made by the
                               master servicer to cover prepayment interest
                               shortfalls resulting from the voluntary
                               prepayments on non-specially serviced mortgage
                               loans during the related collection period,

                            will be allocated to reduce the amount of accrued
                            interest otherwise payable to the holders of all of
                            the interest-bearing classes of the series 2004-C6
                            certificates, including the offered certificates,
                            on a pro rata basis in accordance with the
                            respective amounts of interest actually accrued on
                            those classes during the corresponding interest
                            accrual period.

                            On each payment date, subject to available funds
                            and the payment priorities described under
                            "--Payments--General" above, you will be entitled
                            to receive your proportionate share of all unpaid
                            distributable interest accrued with respect to your
                            class of offered certificates through the end of
                            the related interest accrual period.

                                      S-21

                            See "Description of the Offered Certificates--
                            Payments--Payments of Interest" and "--Payments--
                            Priority of Payments" in this prospectus supplement.

C. PAYMENTS
   OF PRINCIPAL...........  Subject to available funds and the payment priorities described under "--Payments--General"
                            above, the holders of each class of offered
                            certificates will be entitled to receive a total
                            amount of principal over time equal to the total
                            principal balance of their particular class.

                            The total payments of principal to be made on the
                            series 2004-C6 certificates on any payment date
                            will, in general, be a function of--

                            o  the amount of scheduled payments of principal due
                               or, in some cases, deemed due on the underlying
                               mortgage loans during the related collection
                               period, which payments are either received as of
                               the end of that collection period or advanced by
                               the master servicer, the trustee or the fiscal
                               agent; and

                            o  the amount of any prepayments and other
                               unscheduled collections of previously unadvanced
                               principal with respect to the underlying mortgage
                               loans that are received during the related
                               collection period.

                            However, if the master servicer, the special
                            servicer, the trustee or the fiscal agent
                            reimburses itself out of general collections on the
                            mortgage pool for any advance that it has
                            determined is not recoverable out of collections on
                            the related underlying mortgage loan, then that
                            advance (together with accrued interest thereon)
                            will be deemed, to the fullest extent permitted, to
                            be reimbursed first out of payments and other
                            collections of principal otherwise distributable on
                            the series 2004-C6 principal balance certificates,
                            prior to being deemed reimbursed out of payments
                            and other collections of interest otherwise
                            distributable on the series 2004-C6 certificates.
                            In addition, if payments and other collections of
                            principal on the mortgage pool are applied to
                            reimburse, or pay interest on, any advance that is
                            determined to be nonrecoverable from collections on
                            the related underlying mortgage loan, as described
                            in the prior sentence, then that advance will be
                            reimbursed, and/or interest thereon will be paid,
                            first out of payments or other collections of
                            principal on the loan group (i.e., loan group no. 1
                            or loan group no. 2, as applicable) that includes
                            the subject underlying mortgage loan as to which
                            the advance was made, and prior to using payments
                            or other collections of principal on the other loan
                            group.

                            The trustee must make payments of principal in a
                            specified sequential order, taking account of
                            whether the payments (or advances in lieu thereof)
                            and other collections of principal that are to be
                            distributed were received and/or made with respect
                            to underlying mortgage loans in loan group no. 1 or
                            underlying mortgage loans in loan group no. 2, such
                            that:

                            o  no payments of principal will be made to the
                               holders of any of the class G, H, J, K, L, M, N,
                               P, Q, S and T certificates until the total
                               principal balance of the offered certificates is
                               reduced to zero;

                            o  no payments of principal will be made to the
                               holders of the class B, C, D, E or F certificates
                               until, in the case of each of those classes, the
                               total principal balance of all more senior
                               classes of offered certificates is reduced to
                               zero;

                            o  except as described in the paragraph following
                               these bullets, no payments of principal with
                               respect to loan group no. 1 will be made to the
                               holders of the class A-1A certificates until the
                               total principal balance of the class A-1, A-2,
                               A-3, A-4, A-5 and A-6 certificates is reduced to
                               zero;

                                      S-22

                            o  except as described in the paragraph following
                               these bullets, no payments of principal with
                               respect to loan group no. 2 will be made to the
                               holders of the class A-1, A-2, A-3, A-4, A-5
                               and/or A-6 certificates until the total principal
                               balance of the class A-1A certificates is reduced
                               to zero; and

                            o  except as described in the paragraph following
                               these bullets, no payments of principal will be
                               made to the holders of the class A-6 certificates
                               until the total principal balance of the class
                               A-1, A-2, A-3, A-4 and A-5 certificates is
                               reduced to zero, no payments of principal will be
                               made to the holders of the class A-5 certificates
                               until the total principal balance of the class
                               A-1, A-2, A-3 and A-4 certificates is reduced to
                               zero, no payments of principal will be made to
                               the holders of the class A-4 certificates until
                               the total principal balance of the class A-1, A-2
                               and A-3 certificates is reduced to zero, no
                               payments of principal will be made to the holders
                               of the class A-3 certificates until the total
                               principal balance of the class A-1 and A-2
                               certificates is reduced to zero, and no payments
                               of principal will be made to the holders of the
                               class A-2 certificates until the total principal
                               balance of the class A-1 certificates is reduced
                               to zero.

                            Because of losses on the underlying mortgage loans
                            and/or default-related or other unanticipated
                            expenses of the trust, the total principal balance
                            of the class B, C, D, E, F, G, H, J, K, L, M, N, P,
                            Q, S and T certificates could be reduced to zero at
                            a time when the class A-1, A-2, A-3, A-4, A-5, A-6
                            and A-1A certificates, or any two or more of those
                            classes, remain outstanding. Under those
                            circumstances, any payments of principal on the
                            outstanding class A-1, A-2, A-3, A-4, A-5, A-6 and
                            A-1A certificates will be made on a pro rata basis
                            in accordance with their respective total principal
                            balances.

                            The class X-CL, X-CP, R-I, R-II, R-III and V
                            certificates do not have principal balances and do
                            not entitle their holders to payments of principal.

                            See "Description of the Offered
                            Certificates--Payments--Payments of Principal" and
                            "--Payments--Priority of Payments" in this
                            prospectus supplement.

D. PAYMENTS OF PREPAYMENT
   PREMIUMS AND YIELD
   MAINTENANCE CHARGES....  If any prepayment premium or yield maintenance charge is collected on any of the underlying
                            mortgage loans, then the trustee will pay that
                            amount, net of any liquidation fee or workout fee
                            payable therefrom, in the proportions described
                            under "Description of the Offered
                            Certificates--Payments--Payments of Prepayment
                            Premiums and Yield Maintenance Charges" in this
                            prospectus supplement, to--

                            o  the holders of the class X-CL certificates,
                               and/or

                            o  the holders of any of the class A-1, A-2, A-3,
                               A-4, A-5, A-6, A-1A, B, C, D, E, F, G, H, J
                               and/or K certificates that are then entitled to
                               receive any principal payments with respect to
                               the loan group that includes the prepaid mortgage
                               loan.

REDUCTIONS OF CERTIFICATE
  PRINCIPAL BALANCES IN
  CONNECTION WITH LOSSES
  ON THE UNDERLYING
  MORTGAGE LOANS AND
  DEFAULT-RELATED AND
  OTHER UNANTICIPATED
  EXPENSES................  Because of losses on the underlying mortgage loans
                            (including, for this purpose, advances that are
                            reimbursed out of general collections on the
                            mortgage pool

                                      S-23

                            because collections on the related underlying
                            mortgage loan are determined to be insufficient to
                            make such reimbursement) and/or default-related and
                            other unanticipated expenses of the trust, the
                            total principal balance of the mortgage pool, net
                            of outstanding advances of principal, may fall
                            below the total principal balance of the series
                            2004-C6 principal balance certificates. If and to
                            the extent that those losses on the underlying
                            mortgage loans and/or expenses of the trust cause
                            such a deficit to exist following the payments made
                            on the series 2004-C6 certificates on any payment
                            date, the total principal balances of the
                            respective classes of series 2004-C6 principal
                            balance certificates will be sequentially reduced,
                            in the following order, until that deficit is
                            eliminated:

                                 REDUCTION ORDER          CLASS
                                ----------------- --------------------
                                  1st ...........           T
                                  2nd ...........           S
                                  3rd ...........           Q
                                  4th ...........           P
                                  5th ...........           N
                                  6th ...........           M
                                  7th ...........           L
                                  8th ...........           K
                                  9th ...........           J
                                  10th ..........           H
                                  11th ..........           G
                                  12th ..........           F
                                  13th ..........           E
                                  14th ..........           D
                                  15th ..........           C
                                  16th ..........           B
                                  17th ..........  A-1, A-2, A-3, A-4,
                                                    A-5, A-6 and A-1A

                            Any reduction to the respective total principal
                            balances of the A-1, A-2, A-3, A-4, A-5, A-6 and
                            A-1A classes will be made on a pro rata basis in
                            accordance with the relative sizes of those
                            principal balances.

                            See "Description of the Offered Certificates--
                            Reductions of Certificate Principal Balances in
                            Connection with Realized Losses and Additional Trust
                            Fund Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT
  MONTHLY DEBT SERVICE
  PAYMENTS...............   Except as described below in this "--Advances of
                            Delinquent Monthly Debt Service Payments"
                            subsection, the master servicer will be required to
                            make advances with respect to any delinquent
                            scheduled debt service payments, other than balloon
                            payments, due on the underlying mortgage loans, in
                            each case net of related master servicing fees and
                            workout fees (and, in the case of the Two Penn Plaza
                            underlying mortgage loan, further net of any
                            comparable fees payable pursuant to the series
                            2004-C4 pooling and servicing agreement). In
                            addition, the trustee must make any of those
                            advances that the master servicer is required, but
                            fails, to make, and the fiscal agent must make any
                            of those advances that the trustee is required, but
                            fails, to make. As described under "Description of
                            the Offered Certificates--Advances of Delinquent
                            Monthly Debt Service Payments" in this prospectus
                            supplement, any party that makes an

                                      S-24

                            advance will be entitled to be reimbursed for the
                            advance, together with interest at the prime rate
                            described in that section of this prospectus
                            supplement.

                            Notwithstanding the foregoing, none of the master
                            servicer, the trustee or the fiscal agent will be
                            required to make any advance that it determines
                            (or, with respect to specially serviced mortgage
                            loans, that the special servicer determines) will
                            not be recoverable from proceeds of the related
                            underlying mortgage loan.

                            Subject to the discussion below regarding the Two
                            Penn Plaza underlying mortgage loan, if any of the
                            adverse events or circumstances that we refer to
                            under "Servicing of the Underlying Mortgage
                            Loans--Required Appraisals" in, and identify in the
                            glossary to, this prospectus supplement, occurs or
                            exists with respect to any underlying mortgage loan
                            or the mortgaged real property for that mortgage
                            loan, then a new appraisal (or, in cases involving
                            underlying mortgage loans or mortgaged real
                            properties with principal balances or allocated
                            loan amounts, as the case may be, of less than
                            $2,000,000, a valuation estimate of that property)
                            must be obtained or conducted. If, based on that
                            appraisal or other valuation, subject to the
                            discussion in the next two paragraphs, it is
                            determined that--

                            o  the principal balance of, and other delinquent
                               amounts due under, the subject underlying
                               mortgage loan, exceed

                            o  an amount equal to--

                               1. 90% of the new appraised or estimated value of
                                  that real property (which value may be subject
                                  to reduction by the special servicer based on
                                  its review of the related appraisal and other
                                  relevant information), minus

                               2. the amount of any obligations secured by liens
                                  on the property, which liens are prior to the
                                  lien of the mortgage loan, plus

                               3. certain escrows and reserves and any letters
                                  of credit constituting additional security for
                                  the mortgage loan,

                            then the amount otherwise required to be advanced
                            with respect to interest on that mortgage loan will
                            be reduced. The reduction will be in generally the
                            same proportion that the excess, sometimes referred
                            to as an appraisal reduction amount, bears to the
                            principal balance of the mortgage loan, net of
                            related advances of principal. Due to the payment
                            priorities, any reduction in advances of interest
                            will, in general, reduce the funds available to pay
                            interest on the most subordinate interest-bearing
                            class or classes of series 2004-C6 certificates
                            then outstanding that evidences an interest in the
                            subject underlying mortgage loan. Appraisal
                            reduction amounts will not affect the principal
                            portion of P&I advances.

                            The Two Penn Plaza underlying mortgage loan is not
                            being serviced under the series 2004-C6 pooling and
                            servicing agreement. Accordingly, the amount of any
                            P&I advances by the master servicer, the trustee or
                            the fiscal agent with respect to the Two Penn Plaza
                            underlying mortgage loan may be reduced based on an
                            appraisal performed by the special servicer under,
                            and in accordance with, the series 2004-C4 pooling
                            and servicing agreement. Further, the trigger
                            events for when an appraisal of the related
                            mortgaged real property is required will be similar
                            but not identical to the appraisal trigger events
                            under the series 2004-C6 pooling and servicing
                            agreement.

                                      S-25

                            The calculation of any appraisal reduction amount,
                            as described in the two preceding paragraphs, in
                            respect of the Westfield North Bridge underlying
                            mortgage loan, the Two Penn Plaza underlying
                            mortgage loan and the Woodside Village underlying
                            mortgage loan will, in each case, take into account
                            all of the mortgage loans comprising the related
                            loan combination. The special servicer (or, in the
                            case of the Two Penn Plaza underlying mortgage
                            loan, the series 2004-C4 special servicer) will
                            determine whether an appraisal reduction amount
                            exists with respect to the entire subject loan
                            combination based on a calculation that generally
                            treats the subject loan combination as if it was a
                            single underlying mortgage loan. Any resulting
                            appraisal reduction amount with respect to the
                            Westfield North Bridge loan pair will be allocated,
                            on a pro rata basis by balance, between the subject
                            underlying mortgage loan and the related non-trust
                            mortgage loan. Any resulting appraisal reduction
                            amount with respect to the Two Penn Plaza loan
                            group will be allocated, first, to the related
                            subordinate non-trust mortgage loan (up to the
                            amount of the outstanding principal balance of, and
                            all accrued and unpaid interest (other than default
                            interest) on, that mortgage loan), and then, on a
                            pro rata basis by balance, to the subject
                            underlying mortgage loan and the related non-trust
                            mortgage loan that is pari passu in right of
                            payment therewith. Any resulting appraisal
                            reduction amount with respect to the Woodside
                            Village loan pair will be allocated, first, to the
                            related subordinate non-trust mortgage loan (up to
                            the amount of the outstanding principal balance of,
                            and all accrued and unpaid interest (other than
                            default interest) on, that mortgage loan), and
                            then, to the subject underlying mortgage loan. The
                            amount of advances of interest on any of the
                            underlying mortgage loans that are part of a loan
                            combination will reflect any appraisal reduction
                            amount allocable thereto.

                            See "Description of the Offered
                            Certificates--Advances of Delinquent Monthly Debt
                            Service Payments" and "Servicing of the Underlying
                            Mortgage Loans--Required Appraisals" in this
                            prospectus supplement. See also "Description of the
                            Certificates--Advances" in the accompanying
                            prospectus.

REPORTS TO
 CERTIFICATEHOLDERS.......  On each payment date, the trustee will provide or make available to the registered holders of the
                            series 2004-C6 certificates a monthly report
                            substantially in the form of Annex D to this
                            prospectus supplement. The trustee's report will
                            detail among other things, the payments made to the
                            series 2004-C6 certificateholders on that payment
                            date and the performance of the underlying mortgage
                            loans and the mortgaged real properties.

                            Upon reasonable prior notice, you may also review
                            at the trustee's offices during normal business
                            hours a variety of information and documents that
                            pertain to the underlying mortgage loans and the
                            mortgaged real properties for those loans.

                            See "Description of the Offered
                            Certificates--Reports to Certificateholders;
                            Available Information" in this prospectus
                            supplement.

OPTIONAL TERMINATION.....   Specified parties to the transaction may terminate
                            the trust when the total principal balance of the
                            mortgage pool, net of outstanding advances of
                            principal, is less than 1.0% of the initial mortgage
                            pool balance. See "Description of the Offered
                            Certificates--Termination" in this prospectus
                            supplement.

                                      S-26

        THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL..................   In this section, "--The Underlying Mortgage Loans
                            and the Mortgaged Real Properties," we provide
                            summary information with respect to the mortgage
                            loans that we intend to include in the trust. For
                            more detailed information regarding those mortgage
                            loans, you should review the following sections in
                            this prospectus supplement:

                            o  "Description of the Mortgage Pool;"

                            o  "Risk Factors--Risks Related to the Underlying
                               Mortgage Loans;"

                            o  Annex A-1--Certain Characteristics of Individual
                               Underlying Mortgage Loans;

                            o  Annex A-2--Certain Characteristics of the
                               Mortgage Pool;

                            o  Annex A-3--Certain Characteristics of Loan Group
                               No. 1;

                            o  Annex A-4--Certain Characteristics of Loan Group
                               No. 2;

                            o  Annex A-5--Certain Monetary Terms of the
                               Underlying Mortgage Loans;

                            o  Annex A-6--Certain Information Regarding
                               Reserves; and

                            o  Annex B--Certain Information Regarding
                               Multifamily Properties.

                            For purposes of calculating distributions on
                            certain classes of the series 2004-C6 certificates,
                            the pool of mortgage loans backing the offered
                            certificates will be divided into a loan group no.
                            1 and a loan group no. 2.

                            Loan group no. 1 will consist of all of the
                            mortgage loans backing the series 2004-C6
                            certificates that are secured by property types
                            other than multifamily and manufactured
                            housing/mobile home park. Loan group no. 1 will
                            consist of 73 mortgage loans, with an initial loan
                            group no. 1 balance of $1,158,078,103, representing
                            approximately 86.0% of the initial mortgage pool
                            balance.

                            Loan group no. 2 will consist of all of the
                            mortgage loans backing the series 2004-C6
                            certificates that are secured by the mortgaged real
                            properties that constitute multifamily and
                            manufactured housing/mobile home park properties.
                            Loan group no. 2 will consist of 21 mortgage loans,
                            with an initial loan group no. 2 balance of
                            $188,441,763, representing approximately 14.0% of
                            the initial mortgage pool balance.

                            When reviewing the information that we have
                            included in this prospectus supplement, including
                            the Annexes hereto, with respect to the mortgage
                            loans that are to back the offered certificates,
                            please note that--

                            o  All numerical information provided with respect
                               to the underlying mortgage loans is provided on
                               an approximate basis.

                            o  References to initial mortgage pool balance mean
                               the aggregate cut-off date principal balance of
                               all the underlying mortgage loans, references to
                               the initial loan group no. 1 balance mean the
                               aggregate cut-off date principal balance of the
                               underlying mortgage loans in loan group no. 1 and
                               references to the initial loan group no. 2
                               balance mean the aggregate cut-off date principal
                               balance of the underlying mortgage loans in loan
                               group no. 2. We will transfer each of the
                               underlying mortgage loans, at its respective
                               cut-off date principal balance, to the trust. We
                               show the cut-off date principal balance for each
                               of the underlying mortgage loans on Annex A-1 to
                               this prospectus supplement.

                                      S-27

                            o  All weighted average information provided with
                               respect to the mortgage loans reflects a
                               weighting based on their respective cut-off date
                               principal balances.

                            o  When information with respect to mortgaged real
                               properties is expressed as a percentage of the
                               initial mortgage pool balance, the initial loan
                               group no. 1 balance or the initial loan group no.
                               2 balance, the percentages are based upon the
                               cut-off date principal balances of the related
                               mortgage loans or allocated portions of those
                               balances.

                            o  Certain statistical information (in particular,
                               information relating to debt service coverage and
                               loan-to-value ratios) in this prospectus
                               supplement regarding the Westfield North Bridge
                               underlying mortgage loan and the Two Penn Plaza
                               underlying mortgage loan, takes into account the
                               corresponding pari passu non-trust mortgage
                               loan(s). However, in the case of the Two Penn
                               Plaza underlying mortgage loan and the Woodside
                               Village underlying mortgage loan, such
                               statistical information does not take into
                               account the corresponding subordinate non-trust
                               mortgage loan (even though that corresponding
                               subordinate non-trust mortgage loan is
                               cross-defaulted with the subject underlying
                               mortgage loan). For more information regarding
                               these loans, see "Description of the Mortgage
                               Pool--Significant Underlying Mortgage Loans" and
                               "--Loan Combinations" in this prospectus
                               supplement.

                            o  If any of the mortgage loans is secured by
                               multiple real properties located in more than one
                               state or representing more than one property
                               type, a portion of that mortgage loan has been
                               allocated to each of those properties.

                            o  The general characteristics of the entire
                               mortgage pool backing the offered certificates
                               are not necessarily representative of the general
                               characteristics of either loan group no. 1 or
                               loan group no. 2. The yield and risk of loss on
                               any class of offered certificates will depend on,
                               among other things, the composition of each of
                               loan group no. 1 and loan group no. 2. The
                               general characteristics of each such loan group
                               should also be analyzed when making an investment
                               decision. See "--Additional Statistical
                               Information" below.

                            o  Whenever we refer to a particular mortgaged real
                               property by name, we mean the mortgaged real
                               property identified by that name on Annex A-1 to
                               this prospectus supplement. Whenever we refer to
                               a particular mortgage loan by name, we mean the
                               mortgage loan secured by the mortgaged real
                               property identified by that name on Annex A-1 to
                               this prospectus supplement.

                            It has been confirmed to us by S&P and Fitch that
                            seven (7) of the mortgage loans that we intend to
                            include in the trust, representing 43.8% of the
                            initial mortgage pool balance, each has, in the
                            context of its inclusion in the mortgage pool,
                            credit characteristics consistent with investment
                            grade-rated obligations. Three (3) of those
                            mortgage loans are described under "Description of
                            the Mortgage Pool--Significant Underlying Mortgage
                            Loans" in this prospectus supplement.

SOURCE OF THE UNDERLYING
 MORTGAGE LOANS..........   We are not the originator of any of the mortgage
                            loans that we intend to include in the trust. We
                            will acquire those mortgage loans from two or more
                            parties. Except in one (1) case, representing 0.9%
                            of the initial mortgage pool balance, each of those
                            mortgage loans was originated by--

                                      S-28

                            o  the related mortgage loan seller from whom we
                               acquired the mortgage loan,

                            o  an affiliate of the related mortgage loan seller,
                               or

                            o  a correspondent in the related mortgage loan
                               seller's or its affiliate's conduit lending
                               program.

                            Lehman Brothers Inc. is our affiliate and an
                            affiliate of one or more of the mortgage loan
                            sellers. UBS Securities LLC is an affiliate of
                            another mortgage loan seller.

PAYMENT AND OTHER TERMS...  Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower
                            to repay a specified sum with interest. Repayment of
                            each of the mortgage loans that we intend to include
                            in the trust is secured by a mortgage lien on the
                            fee and/or leasehold interest of the related
                            borrower or another party in one or more commercial
                            or multifamily real properties. Except for limited
                            permitted encumbrances, which we identify in the
                            glossary to this prospectus supplement, that
                            mortgage lien will be a first priority lien.

                            All of the mortgage loans that we intend to include
                            in the trust are or should be considered
                            nonrecourse. None of those mortgage loans is
                            insured or guaranteed by any governmental agency or
                            instrumentality or by any private mortgage insurer.

                            Each of the mortgage loans that we intend to
                            include in the trust currently accrues interest at
                            the annual rate specified with respect to that loan
                            on Annex A-1 to this prospectus supplement. Except
                            with respect to mortgage loans that have
                            anticipated repayment dates, as described below,
                            and subject to the discussion regarding the Two
                            Penn Plaza underlying mortgage loan in the next
                            sentence, the mortgage interest rate for each
                            underlying mortgage loan is, in the absence of
                            default, fixed for the entire term of the loan. The
                            Two Penn Plaza underlying mortgage loan consists of
                            two separate loan components that accrue interest
                            at two separate component interest rates.
                            Accordingly the mortgage interest rate for the Two
                            Penn Plaza underlying mortgage loan is the weighted
                            average of those two component interest rates.

                            Subject, in some cases, to a next business day
                            convention--

                            o  one (1) of the mortgage loans that we intend to
                               include in the trust fund, representing 10.2% of
                               the initial mortgage pool balance, provides for
                               scheduled payments of principal and/or interest
                               to be due on the tenth day of each month, and

                            o  ninety-three (93) of the mortgage loans that we
                               intend to include in the trust fund, representing
                               89.8% of the initial mortgage pool balance,
                               provide for scheduled payments of principal
                               and/or interest to be due on the eleventh day of
                               each month.

                            Ninety-one (91) of the mortgage loans that we
                            intend to include in the trust, representing 74.5%
                            of the initial mortgage pool balance, of which 70
                            mortgage loans are in loan group no. 1,
                            representing 70.3% of the initial loan group no. 1
                            balance, and 21 mortgage loans are in loan group
                            no. 2, representing 100% of the initial loan group
                            no. 2 balance, respectively, provide for:

                            o  amortization schedules that are significantly
                               longer than their respective remaining terms to
                               stated maturity or for no amortization prior to
                               stated maturity; and

                                      S-29

                            o  a substantial balloon payment of principal on
                               each of their respective maturity dates.

                            Four (4) of the 91 balloon mortgage loans
                            identified in the prior paragraph, representing
                            18.1% of the initial mortgage pool balance, of
                            which three (3) mortgage loans are in loan group
                            no. 1, representing 14.4% of the initial loan group
                            no. 1 balance, and one (1) mortgage loan is in loan
                            group no. 2, representing 41.0% of the initial loan
                            group no. 2 balance, respectively, require payments
                            of interest only to be due on each due date until
                            the stated maturity date. Another 19 of the 91
                            balloon mortgage loans identified in the prior
                            paragraph, representing 21.4% of the initial
                            mortgage pool balance, of which 13 mortgage loans
                            are in loan group no. 1, representing 19.4% of the
                            initial loan group no. 1 balance, and six (6)
                            mortgage loans are in loan group no. 2,
                            representing 33.6% of the initial loan group no. 2
                            balance, respectively, require payments of interest
                            only to be due until the expiration of a designated
                            interest-only period that ends prior to the related
                            stated maturity date.

                            Two (2) of the mortgage loans that we intend to
                            include in the trust, representing 24.7% of the
                            initial mortgage pool balance, both of which
                            mortgage loans are in loan group no. 1 and
                            represent 28.7% of the initial loan group no. 1
                            balance, provide material incentives to the related
                            borrower to pay the mortgage loan in full by a
                            specified date prior to the related maturity date.
                            We consider that date to be the anticipated
                            repayment date for each of those two (2) mortgage
                            loans. There can be no assurance, however, that
                            these incentives will result in the subject
                            mortgage loans being paid in full on or before
                            their respective anticipated repayment dates. The
                            incentives, which in each case will become
                            effective as of the related anticipated repayment
                            date, include:

                            o  The calculation of interest at a rate per annum
                               in excess of the initial mortgage interest rate.
                               The additional interest in excess of interest at
                               the initial mortgage interest rate will be
                               deferred and will be payable only after the
                               outstanding principal balance of the mortgage
                               loan is paid in full.

                            o  The application of excess cash flow from the
                               mortgaged real property, after debt service
                               payments and any specified reserves or expenses
                               have been funded or paid, to pay the principal
                               amount of the mortgage loan. The payment of
                               principal from excess cash flow will be in
                               addition to the principal portion, if any, of the
                               normal monthly debt service payment.

                            The two (2) mortgage loans with anticipated
                            repayment dates identified in the prior paragraph
                            require payments of interest only to be due until
                            the expiration of a designated interest-only period
                            that ends prior to the related anticipated
                            repayment date. See "Description of the Mortgage
                            Pool--Significant Underlying Mortgage Loans--The
                            Northshore Mall Mortgage Loan--Interest Rate;
                            Application of Payments; Prepayments; Defeasance,"
                            "--Significant Underlying Mortgage Loans--The
                            Northshore Mall Mortgage Loan--Lockbox,"
                            "--Significant Underlying Mortgage Loans--The Two
                            Penn Plaza Mortgage Loan--Interest Rate;
                            Application of Payments; Prepayments; Defeasance"
                            and "--Significant Underlying Mortgage Loans--The
                            Two Penn Plaza Mortgage Loan--Lockbox" in this
                            prospectus supplement.

                            One (1) of the mortgage loans that we intend to
                            include in the trust, representing 0.8% of the
                            initial mortgage pool balance, which mortgage loan
                            is in loan group no. 1 and represents 0.9% of the
                            initial loan group no. 1 balance, has a payment
                            schedule that provides for the payment of the
                            subject mortgage loan in full or

                                      S-30

                            substantially in full by its maturity date. This
                            mortgage loan does not provide for any of the
                            repayment incentives associated with mortgage loans
                            with anticipated repayment dates.

DELINQUENCY STATUS.......   None of the mortgage loans that we intend to
                            include in the trust were 30 days or more delinquent
                            with respect to any monthly debt service payment as
                            of the cut-off date or at any time during the
                            12-month period preceding that date.

LOCKBOX TERMS............   Eighty-six (86) of the mortgage loans that we
                            intend to include in the trust, representing 97.7%
                            of the initial mortgage pool balance, generally
                            contain provisions for the payment of all rents,
                            credit card receipts, accounts receivable payments
                            and/or other income derived from the related
                            mortgaged real properties into a lockbox account
                            (either currently or upon the occurrence of a
                            triggering event).

                            The above-referenced mortgage loans provide for the
                            following types of lockbox accounts:

                                                     NUMBER OF     % OF INITIAL
                                                      MORTGAGE       MORTGAGE
                               TYPE OF LOCKBOX         LOANS       POOL BALANCE
                            ---------------------   -----------   -------------
                              Hard ..............        26            60.1%
                              Springing .........        60            37.6%

                            With respect to two (2) underlying mortgage loans,
                            representing 0.8% of the initial mortgage pool
                            balance, subsidized rents paid pursuant to a United
                            States Department of Housing and Urban Development
                            Housing Assistance Program are deposited directly
                            into a lockbox account controlled by the mortgagee.
                            The rents actually paid by the tenants are not paid
                            directly into the lockbox. Those underlying
                            mortgage loans are reflected in the foregoing table
                            as having a hard lockbox.

                            A description of "springing" and "hard" lockbox
                            accounts with respect to the above referenced
                            mortgage loans is set forth under "Description of
                            the Mortgage Pool--Additional Loan and Property
                            Information--Lockboxes" in this prospectus
                            supplement.

PREPAYMENT LOCK-OUT,
 DEFEASANCE, PREPAYMENT
 PREMIUM AND YIELD
 MAINTENANCE PERIODS.....   All of the mortgage loans that we intend to
                            include in the trust are currently in an initial
                            prepayment lock-out period. A prepayment lock-out
                            period is a period during which the principal
                            balance of a mortgage loan may not be voluntarily
                            prepaid in whole or in part. In most cases, as
                            described in the following paragraph, the initial
                            prepayment lock-out period is followed by a
                            defeasance period.

                            Eighty-eight (88) of the mortgage loans that we
                            intend to include in the trust, representing 95.8%
                            of the initial mortgage pool balance, of which 67
                            mortgage loans are in loan group no. 1,
                            representing 95.1% of the initial loan group no. 1
                            balance, and 21 mortgage loans are in loan group
                            no. 2, representing 100% of the initial loan group
                            no. 2 balance, respectively, provide for a
                            defeasance period, following the initial prepayment
                            lock-out period, when voluntary prepayments are
                            still prohibited but the related borrower may
                            obtain a full or partial release of the mortgaged
                            real property from the related mortgage lien by
                            defeasing the

                                      S-31

                            mortgage loan through the delivery of non-callable
                            U.S. Treasury securities or other non-callable
                            government securities, within the meaning of
                            section 2(a)(16) of the Investment Company Act of
                            1940, which are acceptable to the applicable rating
                            agencies, as substitute collateral. None of the
                            mortgage loans referred to in the preceding
                            sentence permits defeasance prior to the second
                            anniversary of the date of initial issuance of the
                            offered certificates.

                            Six (6) mortgage loans that we intend to include in
                            the trust, representing 4.2% of the initial
                            mortgage pool balance, all of which are in loan
                            group no. 1, representing 4.9% of the initial loan
                            group no. 1 balance, each provides for a period,
                            following the initial prepayment lock-out period,
                            when the loan is prepayable together with a yield
                            maintenance charge (which may in no event be less
                            than 1% of the prepaid amount), but does not
                            provide for defeasance.

                            Set forth below is information regarding the
                            remaining terms of the prepayment lock-out or
                            prepayment lock-out/defeasance periods, as
                            applicable, for the mortgage loans that we intend
                            to include in the trust:

                                         MORTGAGE    LOAN GROUP   LOAN GROUP
                                           POOL         NO. 1       NO. 2
                                       ------------ ------------ -----------

  Maximum remaining prepayment
  lock-out/defeasance period ......... 215 months   215 months   118 months
  Minimum remaining prepayment
  lock-out/defeasance period .........  24 months    24 months    55 months
  Weighted average remaining
  prepayment lock-out/defeasance
  period .............................  91 months    93 months    82 months

                                      S-32

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL
   CHARACTERISTICS........  The mortgage pool, loan group no. 1 and loan group
                            no. 2, respectively, will have the following general
                            characteristics as of the cut-off date:

                                                MORTGAGE           LOAN GROUP         LOAN GROUP
                                                  POOL               NO. 1              NO. 2
                                          ------------------- ------------------- -----------------

  Initial mortgage pool balance .........  $1,346,519,865      $1,158,078,103      $188,441,763
  Number of mortgage loans ..............              94                  73                21
  Number of mortgaged real
    properties ..........................             118                  79                39
  Maximum cut-off date principal
    balance .............................    $210,000,000        $210,000,000       $77,200,000
  Minimum cut-off date principal
    balance .............................        $879,184            $879,184        $1,124,109
  Average cut-off date principal
    balance .............................     $14,324,679         $15,864,084        $8,973,417
  Maximum mortgage interest
    rate ................................          6.980%              6.980%            6.180%
  Minimum mortgage interest
    rate ................................          4.460%              4.670%            4.460%
  Weighted average mortgage
    interest rate .......................          5.553%              5.533%            5.671%
  Maximum original term to
    maturity or anticipated
  repayment date ........................      216 months          216 months        120 months
    Minimum original term to
  maturity or anticipated
    repayment date ......................       60 months           60 months         60 months
  Weighted average original term
    to maturity or anticipated
  repayment date ........................      101 months          103 months         86 months
    Maximum remaining term to
  maturity or anticipated
    repayment date ......................      216 months          216 months        120 months
  Minimum remaining term to
    maturity or anticipated
  repayment date ........................       55 months           58 months         55 months
    Weighted average remaining
  term to maturity or
    anticipated repayment date ..........       98 months          100 months         85 months
  Weighted average underwritten
    debt service coverage ratio .........           1.68x               1.73x             1.40x
  Weighted average cut-off date
    loan-to-value ratio .................           67.1%               65.9%             74.3%

                            In reviewing the foregoing table, please note that:

                            o  The initial mortgage pool balance, the initial
                               loan group no. 1 balance and the initial loan
                               group no. 2 balance are each subject to a
                               permitted variance of plus or minus 5%.

                                      S-33

                            o  Except as described below in the second
                               succeeding bullet, the underwritten debt service
                               coverage ratio for any mortgage loan that is to
                               be included in the trust is equal to the
                               underwritten annual net cash flow for the related
                               mortgaged real property, divided by the product
                               of 12 times the monthly debt service payment due
                               in respect of that underlying mortgage loan on
                               the first due date following the cut-off date or,
                               if that mortgage loan is currently in an
                               interest-only period, on the first due date after
                               the commencement of the scheduled amortization.

                            o  Except as described in the following bullet, the
                               cut-off date loan-to-value ratio for any mortgage
                               loan to be included in the trust is equal to its
                               cut-off date principal balance, divided by the
                               estimated value of the related mortgaged real
                               property as set forth in a related third-party
                               appraisal dated as specified on Annex A-1 to this
                               prospectus supplement.

                            o  The exceptions to the foregoing calculations of
                               underwritten debt service coverage ratio and
                               cut-off date loan-to-value ratio are as follows:

                            (1)   with respect to the underlying mortgage loans
                                  secured by the mortgaged real properties
                                  identified on Annex A-1 to this prospectus
                                  supplement as RHP Portfolio, Harrisonburg
                                  Crossing and Walgreens - San Antonio,
                                  respectively, each of which provides for
                                  payments of interest only until the related
                                  stated maturity date, the calculation of
                                  underwritten debt service coverage ratio in
                                  each such case is based upon the actual
                                  interest-only payments (calculated in
                                  accordance with the related loan documents)
                                  that will be due in respect of the subject
                                  mortgage loan during the 12-month period
                                  following the cut-off date;

                            (2)   with respect to the Westfield North Bridge
                                  underlying mortgage loan, which is part of a
                                  loan combination comprised of two (2) pari
                                  passu mortgage loans and no subordinate
                                  mortgage loan (see "Description of the
                                  Mortgage Pool--Loan Combinations" in this
                                  prospectus supplement), and which provides
                                  for payments of interest only until the
                                  related stated maturity date, the
                                  underwritten debt service coverage ratio for
                                  the subject underlying mortgage loan is
                                  calculated based on the actual interest-only
                                  payments (calculated in accordance with the
                                  related loan documents) that will be due in
                                  respect of the subject underlying mortgage
                                  loan and the related non-trust mortgage loan
                                  during the 12-month period following the
                                  cut-off date, and the cut-off date
                                  loan-to-value ratio is calculated based on
                                  the total cut-off date principal balance of
                                  the subject underlying mortgage loan and the
                                  related non-trust mortgage loan;

                            (3)   with respect to the Two Penn Plaza underlying
                                  mortgage loan, which is part of a loan
                                  combination comprised of two (2) pari passu
                                  mortgage loans and one (1) subordinate
                                  mortgage loan (see "Description of the
                                  Mortgage Pool--Loan Combinations" in this
                                  prospectus supplement) and that provides for
                                  payments of interest only through and
                                  including the due date in February 2006, the
                                  underwritten debt service coverage ratio is
                                  calculated based on 12 times the average of
                                  the monthly debt service payments that will
                                  be due in respect of the Two Penn Plaza
                                  underlying mortgage loan and the related pari
                                  passu non-trust mortgage loan secured by the
                                  Two Penn Plaza mortgaged real property, on
                                  all due dates commencing with the due date in
                                  March 2006 through and including the related
                                  anticipated repayment date, and the cut-off
                                  date loan-to-value ratio is calculated based
                                  on

                                      S-34

                                  the total cut-off date principal balance of
                                  the Two Penn Plaza underlying mortgage loan
                                  and the related pari passu non-trust mortgage
                                  loan secured by the Two Penn Plaza mortgaged
                                  real property; and neither the underwritten
                                  debt service coverage ratio calculation nor
                                  the cut-off date loan-to-value calculation
                                  takes into account the subordinate non-trust
                                  mortgage loan secured by the Two Penn Plaza
                                  mortgaged real property; and

                            (4)   with respect to the Woodside Village
                                  underlying mortgage loan, which is part of a
                                  loan combination comprised of the underlying
                                  mortgage loan and one (1) subordinate
                                  non-trust mortgage loan (see "Description of
                                  the Mortgage Pool--Loan Combinations" in this
                                  prospectus supplement), the underwritten debt
                                  service coverage ratio is calculated based
                                  solely on the monthly debt service payment
                                  due in respect of the subject underlying
                                  mortgage loan commencing with the due date in
                                  August 2009 (which follows a five-year
                                  interest-only period), and the cut-off date
                                  loan-to-value ratio is calculated based
                                  solely on the cut-off date principal balance
                                  of the subject underlying mortgage loan, in
                                  each case without regard to the related
                                  subordinate non-trust mortgage loan secured
                                  by the Woodside Village mortgaged real
                                  property.

                            o  In the case of some of the mortgage loans that we
                               intend to include in the trust, the calculation
                               of underwritten annual net cash flow for the
                               related mortgaged real property or properties
                               (which is, in turn, used in the calculation of
                               underwritten debt service coverage ratios) was
                               based on certain assumptions regarding projected
                               rental income and/or occupancy, including,
                               without limitation: (a) the assumption that a
                               particular tenant at the subject mortgaged real
                               property that has executed a lease, but has not
                               yet taken occupancy and/or has not yet commenced
                               paying rent, will take occupancy and commence
                               paying rent on a future date, (b) the assumption
                               that an unexecuted lease that is currently being
                               negotiated with respect to a particular tenant at
                               the subject mortgaged real property or is out for
                               signature will be executed and in place on a
                               future date, (c) the assumption that a portion of
                               the currently vacant and unleased space at the
                               subject mortgaged real property will be leased at
                               current market rates and consistent with
                               occupancy rates of comparable properties in the
                               subject market, (d) the assumption that certain
                               rental income payable on a future date under a
                               signed lease, but where the tenant is in an
                               initial rent abatement or free rent period, will
                               be paid commencing on such future date, (e)
                               assumptions regarding the renewal of particular
                               leases, incremental rent increases and/or the
                               re-leasing of certain space at the subject
                               mortgaged real property, and/or (f) certain
                               additional lease-up assumptions as may be
                               described in the footnotes to Annex A-1 to this
                               prospectus supplement. There is no assurance that
                               the foregoing assumptions made with respect to
                               any subject underlying mortgage loan will, in
                               fact, be consistent with actual property
                               performance; and, if they are not consistent,
                               actual annual net cash flow for a mortgaged
                               property may be less than the underwritten annual
                               net cash flow presented with respect to that
                               property in this prospectus supplement.

B. GEOGRAPHIC CONCENTRATION..  The table below shows the number of, and percentage of the initial mortgage pool balance
                               secured by, mortgaged real properties located in
                               the indicated jurisdiction:

                                      S-35

                                               % OF INITIAL
                                 NUMBER OF       MORTGAGE
        JURISDICTION            PROPERTIES     POOL BALANCE
----------------------------   ------------   -------------

  New York .................        15             21.4%
  Massachusetts ............         4             19.5%
  Illinois .................         4             11.7%
  Florida ..................        12              6.1%
  Texas ....................        15              5.9%
  Washington, D.C. .........         3              5.6%
  California ...............         8              4.5%
  Virginia .................         4              3.9%

                            The remaining mortgaged real properties with
                            respect to the mortgage pool are located throughout
                            19 other states. No more than 3.4% of the initial
                            mortgage pool balance is secured by mortgaged real
                            properties located in any of these other states.

C. PROPERTY TYPES........   The table below shows the number of, and
                            percentage of the initial mortgage pool balance
                            secured by, mortgaged real properties predominantly
                            operated for each indicated purpose:

                                                                    % OF INITIAL
                                                      NUMBER OF       MORTGAGE
                  PROPERTY TYPE                      PROPERTIES     POOL BALANCE
-------------------------------------------------   ------------   -------------

  Retail ........................................        38             43.5%
    Regional Mall ...............................         2             25.7%
    Anchored Retail .............................        26             12.2%
    Unanchored Retail ...........................         9              4.9%
    Other Retail ................................         1              0.7%
  Office ........................................        15             29.5%
  Multifamily ...................................        18              7.7%
  Manufactured Housing/Mobile Home Park .........        21              6.2%
  Hotel .........................................         5              5.5%
  Self Storage ..................................        17              4.9%
  Industrial/Warehouse ..........................         4              2.5%

D. ENCUMBERED INTERESTS...  The table below shows the number of mortgage loans and the percentage of the initial mortgage pool
                            balance represented thereby, that are secured by
                            mortgaged real properties for which the whole or
                            predominant encumbered interest is as indicated:

       ENCUMBERED INTEREST                             % OF INITIAL
        IN THE MORTGAGED               NUMBER OF         MORTGAGE
          REAL PROPERTY             MORTGAGE LOANS     POOL BALANCE
--------------------------------   ----------------   -------------

  Fee Simple ...................          91               95.9%
  Leasehold ....................           2                3.3%
  Fee Simple/Leasehold .........           1                0.8%

                            It should be noted that each mortgage loan secured
                            by overlapping fee and leasehold interests or by a
                            predominant fee interest and a relatively minor
                            leasehold interest, is presented as being secured
                            by a fee simple interest in this prospectus
                            supplement and is therefore included within the
                            category referred to as "fee simple" in the chart
                            above.

                                      S-36

E. SIGNIFICANT UNDERLYING
   MORTGAGE LOANS.........  The mortgage pool will include four (4) mortgage loans that have, in each such case, a cut-off date
                            principal balance that is equal to or greater than
                            5.0% of the initial mortgage pool balance. See
                            "Description of the Mortgage Pool--Significant
                            Underlying Mortgage Loans" in this prospectus
                            supplement. The following contains summary
                            information regarding those mortgage loans.

THE NORTHSHORE MALL
  MORTGAGE LOAN...........  Set forth below is loan and property information with respect to the underlying mortgage loan secured
                            by the mortgaged real property identified on Annex
                            A-1 to this prospectus supplement as Northshore
                            Mall.

  Cut-off date principal balance .......................                $210,000,000
  Percentage of initial mortgage pool balance ..........                       15.6%
  Cut-off date mortgage interest rate ..................            5.025% per annum
  Maturity date ........................................              March 11, 2034
  Anticipated repayment date ...........................              March 11, 2014
  Lock-out/defeasance expiration date ..................          September 10, 2013
  Original amortization term ...........................                    30 years
  Cut-off date loan-to-value ratio .....................                       60.9%
  Underwritten debt service coverage ratio .............                       1.86x
  Lockbox ..............................................                        Hard
  Sponsors .............................................        Mayflower Realty LLC
                                                              (Simon Property Group,
                                                         Inc./J.P. Morgan Investment
                                                                   Management, Inc./
                                                                          TIAA-CREF)
  Anchors ..............................................    Macy's; Sears; Filene's;
                                                             JCPenney; Lord & Taylor
  National in-line tenants .............................   Abercrombie & Fitch; Gap/
                                                               Gap Kids; Restoration
                                                                    Hardware; Banana
                                                           Republic; Williams-Sonoma
  Property type ........................................               Regional Mall
  Property size (approximate gross leasable area
    of entire mall) ....................................       1,692,223 square feet
  Property location ....................................      Peabody, Massachusetts
  Appraised value ......................................                $345,000,000

                            In reviewing the foregoing table, please note that:

                            o  The subject underlying mortgage loan provides for
                               interest-only payments through and including the
                               due date in March 2007 and thereafter, for
                               constant monthly payments based on a 30-year
                               amortization schedule to the maturity date.

                            o  The underwritten debt service coverage ratio of
                               1.86x is based on projected underwritten net cash
                               flow described under "Description of the Mortgage
                               Pool--Significant Underlying Mortgage Loans--The
                               Northshore Mall Mortgage Loan--Underwritten Debt
                               Service Coverage Ratio" in this prospectus
                               supplement.

                                      S-37

                            o  A hard lockbox means, with respect to the subject
                               underlying mortgage loan, that the borrower is
                               required to cause all rents from the related
                               mortgaged real property to be deposited directly
                               by tenants into an account controlled by the
                               mortgagee, with such funds to be swept on a
                               business-daily basis to an account controlled by
                               borrower. However, upon the occurrence of certain
                               triggering events and until each such triggering
                               event has ceased, such funds shall instead be
                               swept to an account controlled by the mortgagee
                               and the mortgagee will be authorized to disburse
                               such funds in accordance with the related loan
                               documents in satisfaction of borrower's
                               obligations thereunder, including, among other
                               things, debt service payments and tax and
                               insurance escrow account deposits.

                            o  The portion of the mortgaged real property
                               identified on Annex A-1 to this prospectus
                               supplement as Northshore Mall that secures the
                               subject underlying mortgage loan is comprised of
                               approximately 808,380 square feet. JCPenney,
                               Filene's and Lord & Taylor each own their
                               respective stores and pads, none of which are
                               part of the collateral for the subject underlying
                               mortgage loan; Sears owns its store and leases
                               its pad from the Northshore Mall borrower and
                               thus that pad (but not the store) is part of the
                               collateral for the subject underlying mortgage
                               loan; Macy's leases its improvements and pad from
                               the Northshore Mall borrower, both of which are
                               part of the collateral for the subject underlying
                               mortgage loan. Six (6) outparcel pads leased from
                               the Northshore Mall borrower, but not the
                               tenant-owned improvements on those outparcels,
                               are part of the collateral for the subject
                               underlying mortgage loan.

                            o  The cut-off date loan-to-value ratio and the
                               appraised value are based on the appraised value
                               of the Northshore Mall mortgaged real property as
                               of January 12, 2004.

                            S&P and Fitch have each confirmed to us that the
                            underlying mortgage loan secured by the mortgaged
                            real property identified on Annex A-1 to this
                            prospectus supplement as Northshore Mall has, in
                            the context of its inclusion in the trust, credit
                            characteristics consistent with that of an
                            obligation rated A+/A+ by S&P and Fitch,
                            respectively.

                            See "Description of the Mortgage Pool--Significant
                            Underlying Mortgage Loans--The Northshore Mall
                            Mortgage Loan" in this prospectus supplement.

                                      S-38

THE WESTFIELD NORTH BRIDGE
 MORTGAGE LOAN...........   Set forth below is loan and property information
                            with respect to the underlying mortgage loan secured
                            by the mortgaged real property identified on Annex
                            A-1 to this prospectus supplement as Westfield North
                            Bridge.

  Cut-off date principal balance .......................              $136,700,000
  Percentage of initial mortgage pool balance ..........                     10.2%
  Cut-off date mortgage interest rate ..................         4.6696% per annum
  Maturity date ........................................             July 10, 2009
  Lock-out/defeasance expiration date ..................           January 9, 2009
  Original amortization term. ..........................                      None
  Cut-off date loan-to-value ratio .....................                     59.5%
  Underwritten debt service coverage ratio .............                     2.51x
  Lockbox ..............................................                      Hard
  Sponsors .............................................  Westfield America, Inc.;
                                                           The Morgan Stanley Real
                                                         Estate Fund II, L.P.; and
                                                          Buck River North, L.L.C.
  Anchor. ..............................................                 Nordstrom
  National in-line tenants .............................     Hugo BOSS; A/X Armani
                                                                   Exchange; Tommy
                                                             Bahama; Benetton; Ann
                                                                       Taylor Loft
  Property type ........................................             Regional Mall
  Property size (approximate gross leasable area               682,418 square feet
    of entire mall) ....................................
  Property location ....................................         Chicago, Illinois
  Appraised value ......................................              $344,400,000

                            In reviewing the foregoing table, please note that:

                            o  The subject underlying mortgage loan is evidenced
                               by two promissory notes with identical terms,
                               each in the amount of $68,350,000, but is treated
                               as a single underlying mortgage loan in this
                               prospectus supplement.

                            o  The subject underlying mortgage loan provides for
                               payments of interest-only up to but excluding the
                               stated maturity date.

                            o  The subject underlying mortgage loan is part of a
                               loan combination that also involves one (1) other
                               non-trust mortgage loan secured by the Westfield
                               North Bridge mortgaged real property. This other
                               mortgage loan, which will not be included in the
                               trust, is pari passu in right of payment with the
                               subject underlying mortgage loan.

                            o  The cut-off date loan-to-value ratio is
                               calculated based on the total cut-off date
                               principal balance of the subject underlying
                               mortgage loan and the non-trust mortgage loan,
                               which are collectively secured by the Westfield
                               North Bridge mortgaged real property.

                            o  The underwritten debt service coverage ratio is
                               calculated based on the actual interest only
                               payments (calculated in accordance with the
                               related loan documents) that will be due in
                               respect of the Westfield North Bridge underlying
                               mortgage loan and the related non-trust mortgage
                               loan secured by the Westfield North Bridge
                               mortgaged real property during the 12-month
                               period following the cut-off date.

                                      S-39

                            o  In addition, the underwritten debt service
                               coverage ratio of 2.51x is based on projected
                               underwritten net cash flow, as described under
                               "Description of the Mortgage Pool--Significant
                               Underlying Mortgage Loans--The Westfield North
                               Bridge Mortgage Loan--Underwritten Debt Service
                               Coverage Ratio" in this prospectus supplement.

                            o  The portion of the Westfield North Bridge
                               mortgaged real property that secures the subject
                               underlying mortgage loan consists of an aggregate
                               682,418 square feet, comprised of approximately
                               590,088 square feet of retail space and 92,330
                               square feet of office space. The mortgaged real
                               property also includes two parking garages with
                               approximately 1,100 parking spaces.

                            o  The entire 682,418 square feet of the mortgaged
                               real property identified on Annex A-1 to this
                               prospectus supplement as Westfield North Bridge
                               that secures the subject underlying mortgage loan
                               is comprised of a master lease on approximately
                               15,300 square feet of the mortgaged real property
                               and a fee simple interest on the remaining square
                               footage.

                            o  A hard lockbox means, with respect to the subject
                               underlying mortgage loan, that the borrowers are
                               required to cause all rents from the related
                               mortgaged real property to be deposited directly
                               by the tenants into an account controlled by the
                               mortgagee, with those funds to be swept on a
                               daily basis to an account controlled by the
                               borrowers. However, upon the occurrence and
                               continuation of certain trigger events, those
                               funds will be swept to a mortgagee-controlled
                               account and the mortgagee will be authorized to
                               disburse such funds in accordance with the
                               related loan documents to satisfy the borrowers'
                               obligation to pay, among other things, debt
                               service payments, taxes, insurance premiums and
                               reserve account deposits.

                            o  The cut-off date loan-to-value ratio and the
                               appraised value are based on the appraised value
                               of the Westfield North Bridge mortgaged real
                               property as of June 1, 2004.

                            S&P and Fitch have each confirmed to us that the
                            underlying mortgage loan secured by the mortgaged
                            real property identified on Annex A-1 to this
                            prospectus supplement as Westfield North Bridge, in
                            the context of its inclusion in the trust, has
                            credit characteristics consistent with that of an
                            obligation rated A--/A-- by S&P and Fitch,
                            respectively.

                            See "Description of the Mortgage Pool--Significant
                            Underlying Mortgage Loans--The Westfield North
                            Bridge Mortgage Loan" in this prospectus
                            supplement.

                                      S-40

THE TWO PENN PLAZA
 MORTGAGE LOAN...........   Set forth below is loan and property information
                            with respect to the underlying mortgage loan secured
                            by the mortgaged real property identified on Annex
                            A-1 to this prospectus supplement as Two Penn Plaza.

  Cut-off date principal balance .........................            $122,500,000
  Percentage of initial mortgage pool balance ............                    9.1%
  Weighted average cut-off date mortgage interest
   rate ..................................................       4.7256% per annum
  Maturity date ..........................................       February 11, 2034
  Anticipated repayment date .............................       February 11, 2011
  Lock-out/defeasance expiration date ....................         August 10, 2010
  Original amortization term .............................                30 years
  Cut-off date loan-to-value ratio .......................                   56.3%
  Underwritten debt service coverage ratio ...............                   2.07x
  Lockbox ................................................               Springing
  Sponsor ................................................    Vornado Realty Trust
  Major tenants ..........................................         The McGraw-Hill
                                                                  Companies, Inc.;
                                                             Information Builders,
                                                              Inc.; Madison Square
                                                                      Garden, L.P.
  Property type ..........................................                  Office
  Property size (approximate net rentable area) ..........   1,529,325 square feet
  Property location ......................................      New York, New York
  Appraised value ........................................            $435,000,000

                            In reviewing the foregoing table, please note that:

                            o  The subject underlying mortgage loan is part of a
                               loan combination that also includes two (2) other
                               mortgage loans secured by the Two Penn Plaza
                               mortgaged real property. Those two (2) other
                               mortgage loans, neither of which is part of the
                               trust, consist of (a) one mortgage loan that is
                               pari passu in right of payment with the subject
                               underlying mortgage loan and (b) one mortgage
                               loan that is generally subordinate in right of
                               payment to the subject underlying mortgage loan
                               (which subordinate non-trust mortgage loan is
                               evidenced by two promissory notes with the same
                               aggregate characteristics and associated rights
                               as are described in this prospectus supplement
                               with respect to that subordinate non-trust
                               mortgage loan).

                            o  The Two Penn Plaza loan group provides for
                               interest-only payments through and including the
                               due date in February 2006, and thereafter, for
                               constant monthly payments based on (a) a 30-year
                               amortization schedule up to and including the
                               anticipated repayment date, and (b) a 23-year
                               amortization schedule from and after the
                               anticipated repayment date. All scheduled
                               amortization on the Two Penn Plaza loan group
                               will be allocated equally between the Two Penn
                               Plaza underlying mortgage loan and the related
                               pari passu non-trust mortgage loan, until the
                               total principal balance of those two (2) mortgage
                               loans is reduced to zero.

                            o  The Two Penn Plaza underlying mortgage loan
                               consists of two components--

                              1. one that has a current principal balance of
                                 $93,075,500 and, until the related anticipated
                                 repayment date, in the absence of default,
                                 accrues interest at 4.9658% per annum; and

                                      S-41

                              2. another one that has a current principal
                                 balance of $29,424,500 and, until the related
                                 anticipated repayment date, in the absence of
                                 default, accrues interest at 3.9658% per
                                 annum.

                              The mortgage interest rate for the subject
                              underlying mortgage loan is the weighted average
                              of those component interest rates.

                            o  The cut-off date loan-to-value ratio is
                               calculated based on the total cut-off date
                               principal balance of the subject underlying
                               mortgage loan and the related pari passu
                               non-trust mortgage loan.

                            o  The underwritten debt service coverage ratio is
                               calculated based on 12 times the average of the
                               monthly debt service payments that will be due in
                               respect of the Two Penn Plaza underlying mortgage
                               loan and the related pari passu non-trust
                               mortgage loan secured by the Two Penn Plaza
                               mortgaged real property on all due dates
                               commencing with the due date in March 2006
                               through and including the anticipated repayment
                               date.

                            o  In addition, the underwritten debt service
                               coverage ratio of 2.07x is based on projected
                               underwritten net cash flow described under
                               "Description of the Mortgage Pool--Significant
                               Underlying Mortgage Loans--The Two Penn Plaza
                               Mortgage Loan--Underwritten Debt Service Coverage
                               Ratio" in this prospectus supplement.

                            o  A springing lockbox means, with respect to the
                               subject underlying mortgage loan, that income
                               from the related mortgaged real property will be
                               required to be deposited into a collection
                               account established by the borrower and
                               controlled by the mortgagee and prior to the
                               occurrence of certain specified triggering
                               events, the funds in that account will be swept
                               on each business day to an account controlled by
                               the borrower. However, upon the occurrence and
                               continuation of specified triggering events,
                               funds on deposit in the collection account will
                               be swept to a holding account controlled by the
                               mortgagee and will be disbursed in accordance
                               with the related loan documents to satisfy the
                               borrower's obligation to pay, among other things,
                               debt service payments, taxes, insurance premiums
                               and reserve account deposits.

                            o  The cut-off date loan-to-value ratio and the
                               appraised value are based on the appraised value
                               of the Two Penn Plaza mortgaged real property as
                               of February 1, 2004, which excludes four tenant
                               leases and related space aggregating 3,465 square
                               feet subject to potential release from the Two
                               Penn Plaza mortgaged real property.

                            S&P and Fitch have each confirmed to us that the
                            underlying mortgage loan secured by the mortgaged
                            real property identified on Annex A-1 to this
                            prospectus supplement as Two Penn Plaza has, in the
                            context of its inclusion in the trust, credit
                            characteristics consistent with that of an
                            obligation rated A/A by S&P and Fitch,
                            respectively.

                            See "Description of the Mortgage Pool--Significant
                            Underlying Mortgage Loans--The Two Penn Plaza
                            Mortgage Loan" and "--Loan Combinations--The Two
                            Penn Plaza Mortgage Loan" in this prospectus
                            supplement.

                                      S-42

THE RHP PORTFOLIO
 MORTGAGE LOAN............  Set forth below is loan and property information with respect to the underlying mortgage loan secured
                            by the 19 mortgaged real properties identified on
                            Annex A-1 to this prospectus supplement collectively
                            as the RHP Portfolio.

  Cut-off date principal balance .........................             $77,200,000
  Percentage of initial mortgage pool balance ............                    5.7%
  Cut-off date mortgage interest rate ....................        5.664% per annum
  Maturity date ..........................................         August 11, 2009
  Lock-out/defeasance expiration date ....................            May 10, 2009
  Original amortization term .............................                    None
  Cut-off date loan-to-value ratio .......................                   79.4%
  Underwritten debt service coverage ratio ...............                   1.54x
  Lockbox ................................................                    Hard
  Sponsor ................................................        Ross H. Partrich
  Property type ..........................................   Manufactured Housing/
                                                                  Mobile Home Park
  Property size (aggregate number of pad sites) ..........                   4,732
  Property location ......................................                 Various
  Appraised value ........................................             $97,245,000

                            In reviewing the foregoing table, please note that:

                            o  The cut-off date loan-to-value ratio and the
                               appraised values are based on the aggregate
                               appraised value of the RHP Portfolio mortgaged
                               real properties pursuant to appraisals dated
                               between June 7, 2004 and June 21, 2004.

                            o  A hard lockbox means, with respect to the subject
                               underlying mortgage loan, that the borrowers are
                               required to deposit all rents from the related
                               mortgaged real properties into an account
                               controlled by the mortgagee and, prior to the
                               release of the related mezzanine loan by the
                               mezzanine lender, the mortgagee will be
                               authorized to disburse such funds in accordance
                               with the related loan documents to satisfy the
                               borrowers' obligation to pay, among other things,
                               debt service payments, taxes, insurance premiums
                               and reserve account deposits. Upon the release of
                               the related mezzanine loan by the mezzanine
                               lender, unless certain trigger events have
                               occurred and are continuing, funds deposited into
                               the mortgagee-controlled account will instead be
                               swept on a daily basis to an account controlled
                               by the borrowers. For a further description of
                               this lockbox account, see "Description of the
                               Mortgage Pool--Significant Underlying Mortgage
                               Loans--The RHP Portfolio Mortgage Loan--Lockbox"
                               in this prospectus supplement.

                            o  The RHP Portfolio mortgaged real properties
                               consist of 16 manufactured housing communities
                               and three recreational vehicle parks.

                            See "Description of the Mortgage Pool--Significant
                            Underlying Mortgage Loans--The RHP Portfolio
                            Mortgage Loan" in this prospectus supplement.

                                      S-43

                      LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME
 TAX CONSEQUENCES.........  The trustee or its agent will make elections to treat designated portions of the assets of the trust
                            as multiple real estate mortgage investment
                            conduits, or REMICs, under sections 860A through
                            860G of the Internal Revenue Code of 1986, as
                            amended. Those multiple REMICs are as follows:

                            o  REMIC I, which will consist of, among other
                               things, the underlying mortgage loans, but will
                               exclude collections of additional interest
                               accrued and deferred as to payment with respect
                               to each mortgage loan in REMIC I, if any, with an
                               anticipated repayment date that remains
                               outstanding past that date;

                            o  REMIC II, which will hold the regular interests
                               in REMIC I; and

                            o  REMIC III, which will hold the regular interests
                               in REMIC II.

                            Any assets of the trust not included in a REMIC
                            will constitute a grantor trust for federal income
                            tax purposes.

                            The offered certificates will be treated as regular
                            interests in REMIC III. This means that they will
                            be treated as newly issued debt instruments for
                            federal income tax purposes. You will have to
                            report income on your offered certificates in
                            accordance with the accrual method of accounting
                            even if you are otherwise a cash method taxpayer.
                            The offered certificates will not represent any
                            interest in the grantor trust referred to above.

                            None of the offered certificates will be issued
                            with original issue discount. Some of the offered
                            certificates may be treated as being issued at a
                            premium.

                            When determining the rate of accrual of market
                            discount and premium, if any, with respect to the
                            series 2004-C6 certificates for federal income tax
                            purposes, the prepayment assumption used will be
                            that following any date of determination:

                            o  any underlying mortgage loans with anticipated
                               repayment dates will be paid in full on those
                               dates,

                            o  no mortgage loan in the trust will otherwise be
                               prepaid prior to maturity, and

                            o  there will be no extension of maturity for any
                               mortgage loan in the trust.

                            For a more detailed discussion of the federal
                            income tax aspects of investing in the offered
                            certificates, see "Federal Income Tax Consequences"
                            in each of this prospectus supplement and the
                            accompanying prospectus.

ERISA....................   We anticipate that, subject to satisfaction of the
                            conditions referred to under "ERISA Considerations"
                            in this prospectus supplement, retirement plans and
                            other employee benefit plans and arrangements
                            subject to--

                            o  Title I of the Employee Retirement Income
                               Security Act of 1974, as amended, or

                            o  section 4975 of the Internal Revenue Code of
                               1986, as amended,

                            will be able to invest in the offered certificates
                            without giving rise to a prohibited transaction.
                            This is based upon an individual prohibited
                            transaction exemption granted to a predecessor to
                            Lehman Brothers Inc. by the U.S. Department of
                            Labor.

                                      S-44

                            If you are a fiduciary of any retirement plan or
                            other employee benefit plan or arrangement subject
                            to Title I of ERISA or section 4975 of the Internal
                            Revenue Code of 1986, as amended, you should review
                            carefully with your legal advisors whether the
                            purchase or holding of the offered certificates
                            could give rise to a transaction that is prohibited
                            under ERISA or section 4975 of the Internal Revenue
                            Code of 1986, as amended. See "ERISA
                            Considerations" in this prospectus supplement and
                            in the accompanying prospectus.

LEGAL INVESTMENT.........   Upon initial issuance, the class A-1, A-2, A-3,
                            A-4, A-5, A-6, A-1A, B, C and D certificates will
                            be, and the class E and F certificates will not be,
                            mortgage related securities within the meaning of
                            the Secondary Mortgage Market Enhancement Act of
                            1984, as amended.

                            All institutions whose investment activities are
                            subject to legal investment laws and regulations,
                            regulatory capital requirements or review by
                            regulatory authorities should consult with their
                            own legal advisors in determining whether and to
                            what extent the offered certificates will be legal
                            investments for them. See "Legal Investment" in
                            this prospectus supplement and in the accompanying
                            prospectus.

INVESTMENT
 CONSIDERATIONS...........  The rate and timing of payments and other collections of principal on or with respect to the
                            underlying mortgage loans will affect the yield to
                            maturity on each offered certificate. In the case of
                            any offered certificates purchased at a discount, a
                            slower than anticipated rate of payments and other
                            collections of principal on the underlying mortgage
                            loans could result in a lower than anticipated
                            yield. In the case of any offered certificates
                            purchased at a premium, a faster than anticipated
                            rate of payments and other collections of principal
                            on the underlying mortgage loans could result in a
                            lower than anticipated yield.

                            Holders of the class A-1, A-2, A-3, A-4, A-5 and
                            A-6 certificates will be very affected by the rate
                            and timing of payments and other collections of
                            principal on the underlying mortgage loans in loan
                            group no. 1 and, in the absence of significant
                            losses, on the mortgage pool, should be largely
                            unaffected by the rate and timing of payments and
                            other collections of principal on the underlying
                            mortgage loans in loan group no. 2. Conversely,
                            holders of the class A-1A certificates will be very
                            affected by the rate and timing of payments and
                            other collections of principal on the underlying
                            mortgage loans in loan group no. 2 and, only after
                            the retirement of the class A-1, A-2, A-3, A-4, A-5
                            and A-6 certificates or in connection with
                            significant losses on the mortgage pool, will be
                            affected by the rate and timing of payments and
                            other collections of principal on the underlying
                            mortgage loans in loan group no. 1.

                            The yield on any offered certificate with a
                            variable or capped pass-through rate could also be
                            adversely affected if the underlying mortgage loans
                            with relatively higher net mortgage interest rates
                            pay principal faster than the mortgage loans with
                            relatively lower net mortgage interest rates.

                            See "Yield and Maturity Considerations" in this
                            prospectus supplement and in the accompanying
                            prospectus.

                                      S-45

                                 RISK FACTORS

     The offered certificates are not suitable investments for all investors.
You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class B, C, D, E and F Certificates Are Subordinate to, and Are
Therefore Riskier than, the Class A-1, A-2, A-3, A-4, A-5, A-6 and A-1A
Certificates. If you purchase class B, C, D, E and F certificates, then your offered certificates will provide credit support to other classes of series
2004-C6 certificates, including the A-1, A-2, A-3, A-4, A-5, A-6, A-1A, X-CL and X-CP classes. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2004-C6 certificates.

     When making an investment decision, you should consider, among other things--

     o    the payment priorities of the respective classes of the series 2004-C6 certificates,

     o    the order in which the principal balances of the respective classes of the series 2004-C6 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the mortgage loans in the trust.

See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be
Highly Unpredictable," "--Any Credit Support for Your Offered Certificates May
Be Insufficient to Protect You Against All Potential Losses" and "--Payments on
the Offered Certificates Will Be Made Solely from the Limited Assets of the
Related Trust, and Those Assets May Be Insufficient to Make All Required
Payments on Those Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity. The yields on your offered certificates will depend on--

     o    the price you paid for your offered certificates, and

     o    the rate, timing and amount of payments on your offered certificates.

     The rate, timing and amount of payments on your offered certificates will depend on:

     (a)  the pass-through rate for, and other payment terms of, your offered certificates;

     (b)  the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

     (c)  the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

     (d)  the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     (e)  the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

     (f)  servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

     In general, these factors cannot be predicted with any certainty.
Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates.

                                      S-46

     In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates should be concerned with the factors described in clauses (b) through (f) of the second preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group
no. 1. Until the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in clauses (b) through (f) of the second preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group
no. 2.

     See "Description of the Mortgage Pool," "Servicing of the Underlying
Mortgage Loans," "Description of the Offered Certificates--Payments" and
"--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" and "Yield and Maturity
Considerations" in this prospectus supplement. See also "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity
Considerations" in the accompanying prospectus.

     The Investment Performance of Your Offered Certificates May Vary
Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans
Is Faster or Slower than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

     Holders of the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates will be very affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 2. Conversely, holders of the class A-1A certificates will be very affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2 and, only after the retirement of the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

     You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

     The yield on any offered certificate with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

     One (1) of the Mortgage Loans That We Intend to Include in the Trust Is
Being Serviced and Administered Pursuant to the Pooling and Servicing Agreement
for the Securitization of a Pari Passu Non-Trust Mortgage Loan Secured by the
Same Mortgage Instrument(s) Encumbering the Same Mortgaged Property That
Secures the Subject Underlying Mortgage Loan; Therefore, the Series 2004-C6
Certificateholders Will Have Limited Ability To Control the Servicing of That
Underlying Mortgage Loan and Parties with Control Over the Servicing of That
Underlying Mortgage Loan May Have Interests that Conflict with Your
Interests. The underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Two Penn Plaza, which mortgage loan has an unpaid principal balance of $122,500,000 and represents
9.1% of the initial mortgage pool balance, is part of a loan combination comprised of three (3) mortgage loans, each of which is secured by that mortgaged real property, and two of which are not included in the trust. The
Two Penn Plaza non-trust pari passu mortgage loan is included in the LB-UBS series 2004-C4 commercial mortgage securitization and the Two Penn Plaza non-trust subordinate mortgage loan is held by a third-party institutional investor. The intercreditor agreement that governs the relationship between the holders of the Two Penn Plaza mortgage loans generally provides that such mortgage loans will be serviced and administered pursuant to the series 2004-C4 pooling and servicing agreement (the governing document for the LB-UBS series
2004-C4 commercial mortgage securitization), which provides for servicing arrangements that are similar but not identical to those under the series
2004-C6 pooling and servicing agreement. Consequently, the trustee as holder of the Two Penn Plaza underlying mortgage loan will not have the ability to control the servicing or administration of that underlying mortgage loan or to exercise any independent remedies in the event of a default

                                      S-47

on the underlying mortgage loan. In servicing the Two Penn Plaza loan group, the series 2004-C4 master servicer and the series 2004-C4 special servicer must take into account the interests of the series 2004-C4 certificateholders, which interests may conflict with your interests. Further, none of the master servicer, special servicer or trustee under the series 2004-C6 pooling and servicing agreement will have any obligation or authority to supervise the series 2004-C4 master servicer or the 2004-C4 special servicer or to make servicing advances with respect to the Two Penn Plaza mortgaged real property.
In addition, the legal and/or beneficial owners of the Two Penn Plaza non-trust mortgage loans have certain rights, directly or through representatives, under the series 2004-C4 pooling and servicing agreement, including with respect to arranging for and directing the servicing thereof and the appointment of a special servicer with respect thereto. Those legal and/or beneficial owners may have interests that conflict with your interests.

     The Interests of the Series 2004-C6 Controlling Class Certificateholders
May Be in Conflict with the Interests of the Offered Certificateholders. The holders or beneficial owners of certificates representing a majority interest in the controlling class of series 2004-C6 certificates will be entitled to:
(a) appoint a representative having the rights and powers described under
"Servicing of the Underlying Mortgage Loans--The Series 2004-C6 Controlling
Class Representative and the Non-Trust Loan Noteholders" in this prospectus supplement; and (b) replace the special servicer, subject to satisfaction of the conditions described under "Servicing of the Underlying Mortgage
Loans--Replacement of the Special Servicer by the Series 2004-C6 Controlling
Class" in this prospectus supplement. Among other things, the series 2004-C6 controlling class representative may direct the special servicer to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties in the trust fund (other than the Two Penn Plaza underlying mortgage loan and the Two Penn Plaza mortgaged real property) that the series 2004-C6 controlling class representative may consider advisable, except to the extent that, in connection with an underlying mortgage loan that is part of a loan combination, a related non-trust mortgage loan noteholder or a designee or representative thereof may otherwise do so.

     In the absence of significant losses on the underlying mortgage loans, the series 2004-C6 controlling class will be a non-offered class of series 2004-C6 certificates. The series 2004-C6 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2004-C6 controlling class representative will exercise its rights and powers on behalf of the series 2004-C6 controlling class certificateholders, and it will not be liable to any other class of series 2004-C6 certificateholders for so doing.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     The Absence of or Inadequacy of Insurance Coverage on the Mortgaged
Properties May Adversely Affect Payments on Your Certificates. After the
September 11, 2001 terrorist attacks in New York City, the Washington, D.C.
area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, President George W. Bush signed into law the Terrorism
Risk Insurance Act of 2002, which establishes a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks.
Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the federal government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms will terminate
December 31, 2005. With regard to policies in existence on November 26, 2002, the act provides that any terrorism exclusion in a property and casualty insurance contract in force on such date is void if such exclusion exempts losses that would otherwise be subject to the act, provided, that an insurer may reinstate such a terrorism exclusion if the insured either (x) authorizes such reinstatement in writing or (y) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the act. Moreover, the act's deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on

                                      S-48

policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such insurance terrorism coverage is still expected to be high. Finally, upon expiration of the federal program established by the act, there is no assurance that subsequent terrorism legislation would be passed.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either
(a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located), (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

     In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. See, for example, "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The Two Penn Plaza Mortgage Loan--Terrorism
Insurance" in this prospectus supplement. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

     If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. In the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2004-C6 certificates.

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the
Mortgaged Real Properties. The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

     o    office;

     o    regional malls;

     o    multifamily rental;

     o    anchored retail;

     o    unanchored retail;

     o    other retail;

     o    hospitality;

     o    self-storage;

     o    industrial/warehouse; and

     o    manufactured housing/mobile home park.

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     o    the successful operation and value of the related mortgaged real property, and

                                      S-49

     o    the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends Upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "Description of the Trust
Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and
Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates" in the accompanying prospectus.

     Risks Associated with Condominium Ownership. Three (3) mortgage loans that we intend to include in the trust, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement 426 West Broadway, 4001
Office Court Phase II and Hawthorne Place, respectively, and representing 0.3%,
0.3% and 0.2%, respectively, of the initial mortgage pool balance, are each secured by the related borrower's interest in certain residential and/or commercial condominium units and planned unit development units.

     In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may have an adverse impact on the underlying mortgage loans that are secured by mortgaged real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged real property, there could be a delay in the restoration of the mortgaged real property and/or the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2004-C6 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

     The Underlying Mortgage Loans Have a Variety of Characteristics Which May
Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, several of those items may include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

     o    The Mortgaged Real Property Will Be the Sole Asset Available to
          Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the
          Event of Default. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of
          the Underlying Real Property, Which May Decline Over Time, and the
          Related Borrower's Ability to Refinance the Property, of Which There
          Is No Assurance--Most of the Mortgage Loans Underlying Your Offered
          Certificates Will Be Nonrecourse" in the accompanying prospectus.

     o    In Some Cases, a Mortgaged Real Property Is Dependent on a Single
          Tenant or on One or a Few Major Tenants. In the case of 44 mortgaged real properties, securing 49.9% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property. In the case of
          16 of those properties, securing 5.2% of the initial mortgage pool balance, the related borrower has leased the

                                      S-50

          particular property to a single tenant that occupies all or substantially all of the property. Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See "Risk Factors--Repayment of a Commercial or Multifamily
          Mortgage Loan Depends Upon the Performance and Value of the Underlying
          Real Property, Which May Decline Over Time, and the Related Borrower's
          Ability to Refinance the Property, of Which There Is No Assurance--The
          Successful Operation of a Multifamily or Commercial Property Depends
          on Tenants," "--Repayment of a Commercial or Multifamily Mortgage Loan
          Depends Upon the Performance and Value of the Underlying Real
          Property, Which May Decline Over Time, and the Related Borrower's
          Ability to Refinance the Property, of Which There Is No
          Assurance--Dependence on a Single Tenant or a Small Number of Tenants
          Makes a Property Riskier Collateral" and "--Repayment of a Commercial
          or Multifamily Mortgage Loan Depends Upon the Performance and Value of
          the Underlying Real Property, Which May Decline Over Time and the
          Related Borrower's Ability to Refinance the Property, of Which There
          Is No Assurance--Tenant Bankruptcy Adversely Affects Property
          Performance" in the accompanying prospectus.

     o    Ten Percent or More of the Initial Mortgage Pool Balance Will Be
          Secured by Mortgage Liens on the Respective Borrower's Interests in
          Each of the Following Property Types--Retail and Office. Thirty-eight
          (38) of the mortgaged real properties, securing 43.5% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

          1.   the strength, stability, number and quality of the tenants;

          2.   tenants' sales;

          3.   tenant mix;

          4.   whether the subject property is in a desirable location;

          5.   the physical condition and amenities of the subject building in relation to competing buildings;

          6.   competition from nontraditional sources such as catalog
               retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

          7.   whether a retail property is anchored, shadow anchored or
               unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

          8.   the financial condition of the owner of the subject property.

          We consider 28 of the subject retail properties (which include regional malls), securing 37.9% of the initial mortgage pool balance, to be anchored, including shadow anchored; nine (9) of the subject retail properties, securing 4.9% of the initial mortgage pool balance, to be unanchored; and one (1) of the subject retail properties, securing 0.7% of the initial mortgage pool balance, to be other retail. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

          At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant (or a shadow anchor tenant) may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchor tenant ceases operations at a retail property or if their sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

          See "Description of the Trust Assets--Mortgage Loans--A Discussion of
          the Various Types of Multifamily and Commercial Properties that May
          Secure Mortgage Loans Underlying a Series of Offered
          Certificates--Retail Properties" in the accompanying prospectus.

                                      S-51

          Fifteen (15) of the mortgaged real properties, securing 29.5% of the initial mortgage pool balance, are primarily used for office purposes.
          Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of or the entire property.

          A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

          1.   the strength, stability, number and quality of the tenants;

          2.   accessibility from surrounding highways/streets;

          3.   the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the
               HVAC system, parking and the subject building's compatibility with current business wiring requirements;

          4.   whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

          5.   the financial condition of the owner of the subject property.

          See "Description of the Trust Assets--Mortgage Loans--A Discussion of
          the Various Types of Multifamily and Commercial Properties that May
          Secure Mortgage Loans Underlying a Series of Offered
          Certificates--Office Properties" in the accompanying prospectus.

          In addition, greater than five percent of the initial mortgage pool balance will be secured by mortgage liens on the respective borrower's interests in property types other than retail and office, such as multifamily rental, manufactured housing/mobile home/recreational vehicle park and hotel. A number of factors may adversely affect the value and successful operation of multifamily rental properties, which collectively secure 7.7% of the initial mortgage pool balance, manufactured housing communities, mobile home parks and recreational vehicle parks, which collectively secure 6.2% of the initial mortgage pool balance, and hotels, which collectively secure 5.5% of the initial mortgage pool balance. See "Description of the Trust
          Assets--Mortgage Loans--A Discussion of the Various Types of
          Multifamily and Commercial Properties that May Secure Mortgage Loans
          Underlying a Series of Offered Certificates--Multifamily Rental
          Properties," "--A Discussion of the Various Types of Multifamily and
          Commercial Properties that May Secure Mortgage Loans Underlying a
          Series of Offered Certificates--Manufactured Housing Communities,
          Mobile Home Parks and Recreational Vehicle Parks" and "--A Discussion
          of the Various Types of Multifamily and Commercial Properties That May
          Secure Mortgage Loans Underlying a Series of Offered
          Certificates--Hospitality Properties" in the accompanying prospectus.

          In general, the inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the
          Trust Assets--Mortgage Loans--A Discussion of the Various Types of
          Multifamily and Commercial Properties That May Secure Mortgage Loans
          Underlying a Series of Offered Certificates" in the accompanying prospectus.

     o    Five Percent or More of the Initial Mortgage Pool Balance Will Be
          Secured by Mortgage Liens on Real Properties Located in Each of the
          Following Jurisdictions--New York, Massachusetts, Illinois, Florida,
          Texas, and Washington, D.C. The mortgaged real properties located in each of the following jurisdictions secure mortgage loans or allocated portions of mortgage loans that represent 5.0% or more of the initial mortgage pool balance:

                                                        % OF INITIAL
                                          NUMBER OF       MORTGAGE
             JURISDICTION                PROPERTIES     POOL BALANCE
-------------------------------------   ------------   -------------

  New York ..........................        15             21.4%
  Massachusetts .....................         4             19.5%
  Illinois ..........................         4             11.7%
  Florida ...........................        12              6.1%
  Texas .............................        15              5.9%
  Washington, D.C. ..................         3              5.6%

          The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular jurisdiction makes the overall performance of the mortgage pool materially more

                                      S-52

          dependent on economic and other conditions or events in that jurisdiction. See "Risk Factors--Geographic Concentration Within a
          Trust Exposes Investors to Greater Risk of Default and Loss" in the
          accompanying prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex A-1 to this prospectus supplement contains the address for each mortgaged real property.

     o    The Mortgage Pool Will Include Material Concentrations of Balloon
          Loans and Loans with Anticipated Repayment Dates. Ninety-one (91)
          mortgage loans, representing 74.5% of the initial mortgage pool balance, of which 70 mortgage loans are in loan group no. 1, representing 70.3% of the initial loan group no. 1 balance, and 21 mortgage loans are in loan group no. 2, representing 100% of the initial loan group no. 2 balance, respectively, are balloon loans.
          Four (4) of those balloon mortgage loans, representing 18.1% of the initial mortgage pool balance, of which three (3) mortgage loans are in loan group no. 1, representing 14.4% of the initial loan group no.
          1 balance, and one (1) mortgage loan is in loan group no. 2, representing 41.0% of the initial loan group no. 2 balance, respectively, are interest-only balloon loans. In addition, two (2)
          mortgage loans, representing 24.7% of the initial mortgage pool balance, both of which mortgage loans are in loan group no. 1 and represent 28.7% of the initial loan group no. 1 balance, each provides material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan or payment of the entire principal balance of an interest-only balloon loan, at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon the borrower's ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See
          "Description of the Mortgage Pool--Terms and Conditions of the
          Underlying Mortgage Loans" in this prospectus supplement and "Risk
          Factors--The Investment Performance of Your Offered Certificates Will
          Depend Upon Payments, Defaults and Losses on the Underlying Mortgage
          Loans; and Those Payments, Defaults and Losses May Be Highly
          Unpredictable--There Is an Increased Risk of Default Associated with
          Balloon Payments" in the accompanying prospectus.

     o    The Mortgage Pool Will Include Some Disproportionately Large Mortgage
          Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The five (5) largest mortgage loans to be included in the trust represent 45.3% of the initial mortgage pool balance, and the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 60.4% of the initial mortgage pool balance. It has been confirmed to us by S&P and
          Fitch, however, that the three (3) largest mortgage loans to be included in the trust, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. See "Description of the Mortgage
          Pool--General," "--Cross-Collateralized Mortgage Loans, Multi-Property
          Mortgage Loans and Mortgage Loans with Affiliated Borrowers" and
          "--Significant Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust
          Exposes Investors to Greater Risk of Default and Loss" in the
          accompanying prospectus.

     o    The Mortgage Pool Will Include Leasehold Mortgage Loans. Three (3)
          mortgage loans, representing 4.1% of the initial mortgage pool balance, are secured by a mortgage lien on the related borrower's leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease.
          In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the ground leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See "Description of the Mortgage Pool--Additional Loan and
          Property Information--Ground Leases" in this prospectus supplement.
          See also "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
          Considerations" in the accompanying prospectus.

     o    Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or
          Legal Nonconforming Structures. Some of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or

                                      S-53

          a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Additional Loan and Property Information--Zoning
          and Building Code Compliance" in this prospectus supplement and "Risk
          Factors--Changes in Zoning Laws May Adversely Affect the Use or Value
          of a Real Property" in the accompanying prospectus.

     o    Some of the Mortgaged Real Properties May Not Comply with All Local
          Building Codes or with the Americans with Disabilities Act of 1990.
          Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with all local building codes or with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. There can be no assurance that any of the mortgage loans that we intend to include in the trust do not have outstanding building code violations. See "Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May Be Expensive" and
          "Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the accompanying prospectus.

     o    Multiple Mortgaged Real Properties Are Owned by the Same Borrower,
          Affiliated Borrowers or Borrowers with Related Principals or Are
          Occupied, in Whole or in Part, by the Same Tenant or Affiliated
          Tenants. Eleven (11) separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The five (5)
          largest of these separate groups represent 5.6%, 2.9%, 2.1%, 1.2% and
          1.1%, respectively, of the initial mortgage pool balance. See
          "Description of the Mortgage Pool--Cross-Collateralized Mortgage
          Loans, Multi-Property Mortgage Loans and Mortgage Loans with
          Affiliated Borrowers" in this prospectus supplement.

          In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and/or industrial/warehouse purposes.

          The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See "Risk
          Factors--Repayment of a Commercial or Multifamily Mortgage Loan
          Depends Upon the Performance and Value of the Underlying Real
          Property, Which May Decline Over Time, and the Related Borrower's
          Ability to Refinance the Property, of Which There Is No
          Assurance--Tenant Bankruptcy Adversely Affects Property Performance,"
          "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
          the Performance and Value of the Underlying Real Property, Which May
          Decline Over Time, and the Related Borrower's Ability to Refinance the
          Property, of Which There Is No Assurance"--Borrower Concentration
          Within a Trust Exposes Investors to Greater Risk of Default and Loss"
          and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends
          Upon the Performance and Value of the Underlying Real Property, Which
          May Decline Over Time, and the Related Borrower's Ability to Refinance
          the Property, of Which There Is No Assurance"--Borrower Bankruptcy
          Proceedings Can Delay and Impair Recovery on a Mortgage Loan
          Underlying Your Offered Certificates" in the accompanying prospectus.

     o    Some of the Mortgaged Real Properties Are or May Be Encumbered by
          Additional Debt and the Ownership Interests in Some Borrowers Have
          Been or May Be Pledged to Secure Debt. Three (3) mortgage loans that we intend to include in the trust, which are described under
          "Description of the Mortgage Pool--Loan Combinations" and/or
          "--Significant Underlying Mortgage Loans" in this prospectus supplement, and which represent 10.2%, 9.1% and 0.2%, respectively, of the initial mortgage pool balance, are each part of a loan combination that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s)
          encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. In that regard--

          (a)  the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfield North Bridge is encumbered by a mortgage instrument that secures:

               (i)  the related underlying mortgage loan, which mortgage loan is expected to have a cut-off date principal balance of
                    $136,700,000, representing 10.2% of the initial mortgage
                    pool balance; and

                                      S-54

               (ii) one (1) other mortgage loan that will not be part of the trust fund, which mortgage loan is expected to have an
                    aggregate unpaid principal balance as of the cut-off date of
                    $68,300,000 and is pari passu in right of payment with the subject underlying mortgage loan;

          (b)  the mortgaged real property identified on Annex A-1 to this prospectus supplement as Two Penn Plaza is encumbered by a mortgage instrument that secures:

               (i)  the related underlying mortgage loan, which mortgage loan is expected to have a cut-off date principal balance of
                    $122,500,000, representing 9.1% of the initial mortgage pool balance;

               (ii) one (1) mortgage loan that will not be part of the trust fund, which mortgage loan is expected to have an unpaid
                    principal balance as of the cut-off date of approximately
                    $122,500,000 and is pari passu in right of payment with the subject underlying mortgage loan; and

              (iii) one (1) other mortgage loan that will not be part of the trust fund, which mortgage loan is expected to have an
                    unpaid principal balance as of the cut-off date of
                    approximately $55,000,000 and is generally subordinate in
                    right of payment to the mortgage loans referred to in the
                    preceding clauses (b)(i) and (b)(ii); and

          (c)  the mortgaged real property identified on Annex A-1 to this prospectus supplement as Woodside Village is encumbered by a mortgage instrument that secures:

               (i)  the related underlying mortgage loan, which mortgage loan has a cut-off date principal balance of $3,224,000,
                    representing 0.2% of the initial mortgage pool balance; and

               (ii) one (1) other mortgage loan that will not be part of the trust fund, which mortgage loan has a cut-off date principal balance of approximately $201,453 and is, following certain events of default with respect to the Woodside Village loan pair, subordinate in right of payment to the subject
                    underlying mortgage loan.

          The existence of additional secured indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the mortgaged real property. Any or all of the following may result from the existence of additional secured indebtedness on a mortgaged real property:

          1.   refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

          2.   reduced cash flow could result in deferred maintenance at the particular real property;

          3.   if the holder of the additional secured debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

          4.   if the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan in the trust.

          With respect to each of the following mortgage loans that we intend to include in the trust, 100% of the direct or indirect equity interests in the related borrower have been pledged to secure a related mezzanine loan, in each case as described under "Description of the
          Mortgage Pool--Additional Loan and Property Information--Other
          Financing" in this prospectus supplement:

          1.   in the case of the underlying mortgage loan secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as RHP Portfolio, which mortgage loan represents 5.7% of the initial mortgage pool balance, there exists a related mezzanine loan in the original principal amount of $8,200,000, as described under "Description of the Mortgage
               Pool--Significant Underlying Mortgage Loans--The RHP Portfolio
               Mortgage Loan--Mezzanine Financing" in this prospectus
               supplement; and

          2.   in the case of the underlying mortgage loan secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as Hampton Resorts Hotel Portfolio, which mortgage loan represents 0.7% of the initial mortgage pool balance, there exists a related mezzanine loan in the original principal amount of $1,247,838.

          Further, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1200 Corporate Place, which mortgage loan represents
          1.1% of the initial

                                      S-55

          mortgage pool balance, the equity holders of the borrower have a right to obtain mezzanine financing from an approved lender, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under "Description of the Mortgage
          Pool--Additional Loan and Property Information--Other Financing" in
          this prospectus supplement.

          In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine debt.

          Mezzanine debt is secured by the principal's direct ownership interest in the related borrower. While the mezzanine debt lender has no security interest in or rights to the related mortgaged real properties, a default under the subject mezzanine loan could cause a change in control of the related borrower. Mezzanine financing reduces the indirect equity of some or all of the principals of the related borrower in the subject mortgaged real property.

          See "Description of the Mortgage Pool--Additional Loan and Property
          Information--Other Financing" in this prospectus supplement and "Risk
          Factors--Subordinate Debt Increases the Likelihood that a Borrower
          Will Default on a Mortgage Loan Underlying Your Offered Certificates"
          in the accompanying prospectus.

     o    Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special
          Purpose Entities. The business activities of the borrowers under the underlying mortgage loans with cut-off date principal balances below
          $5,000,000 are in many cases not limited to owning their respective mortgaged real properties. In addition, the business activities of borrowers under underlying mortgage loans with cut-off date principal balances above $5,000,000 may, in some cases, not be limited to owning their respective mortgaged real properties. For example, with respect to two (2) underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as
          George Washington University Hotel Portfolio and 2000 Pennsylvania
          Avenue, respectively, which together represent 5.6% of the initial mortgage pool balance, the related borrower is the George Washington
          University, which is not a single purpose entity. While the related loan documents prohibit further encumbrance of the two (2) mortgaged real properties referred to in the prior sentence, they impose no restrictions on the related borrower's other business activities, on the transfer of beneficial interests in such borrower, or on such borrower's ability to incur other additional debt.

          In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities. This could negatively impact the borrower's financial conditions and thus its ability to pay amounts due and owing under the subject underlying mortgage loan.
          Furthermore, borrowers that are not special purpose entities and thus are not structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be (a) operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business, or (b) individuals that have personal liabilities unrelated to the property. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

          However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate may be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

     Tenancies in Common May Hinder Recovery. Certain of the mortgage loans that we intend to include in the trust fund have borrowers that own the related mortgaged real properties as tenants-in-common. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan.
Each of the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Northridge Business Park and LaSalle

                                      S-56

Bank Branch, respectively, which secure mortgage loans that collectively represent 3.1% of the initial mortgage pool balance, are owned by individuals or entities as tenants-in-common. Not all tenants-in-common for these mortgage loans are special purpose entities.

     Changes in Mortgage Pool Composition Can Change the Nature of Your
Investment. If you purchase any of the class A-2, A-3, A-4, A-5, A-6, A-1A, B,
C, D, E or F certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 certificates, which are expected to have the shortest weighted average life of the offered certificates. See "Risk
Factors--Changes in Pool Composition Will Change the Nature of Your Investment"
in the accompanying prospectus.

     Lending on Income-Producing Real Properties Entails Environmental
Risks. The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

     With respect to each of the mortgaged real properties securing mortgage loans that we intend to include in the trust, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of 10 mortgaged real properties, securing 2.4% of the initial mortgage pool balance, conducted a transaction screen. All of the environmental assessments, updates, and transaction screens referred to in the first sentence of this paragraph were completed during the 12-month period ending on the cut-off date.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition.

     In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required--

     o    the continuation or the establishment of an operation and maintenance plan to address the issue, or

     o    the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials and/or lead-based paint, may have been required to be delivered.

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    a responsible third party was identified as being responsible for the remediation; or

     o    the related originator of the subject underlying mortgage loan generally required the related borrower to:

          (a)  to take investigative and/or remedial action; or

          (b)  to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

          (c)  to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

          (d)  to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

          (e)  to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

     Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

                                      S-57

     In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

     o    the mortgaged real property had not been affected or had been minimally affected,

     o    the potential for the problem to affect the mortgaged real property was limited, or

     o    a person responsible for remediation had been identified.

Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as 601 Hawaii Street, which mortgaged real property secures a mortgage loan representing 0.7% of the initial mortgage pool balance, chlorinated solvents and petroleum hydrocarbons were detected during a Phase II limited subsurface investigation and other soil and ground water testing. A vapor extraction system, which includes monitoring wells, was installed at the mortgaged real property and soil removal was conducted. In addition, groundwater monitoring began in March 2000 and is continuing at the mortgaged real property. The most recent sampling was conducted in April 2004 and revealed elevated concentrations of chlorinated solvents in three monitoring wells, which concentrations are still above cleanup levels. According to the
Los Angeles Regional Water Quality Control Board, further groundwater monitoring will most likely be required under the oversight of the Los Angeles
Regional Water Quality Control Board with respect to the concentration of chlorinated solvents but further action is not required with respect to the petroleum hydrocarbons. According to the environmental consultant, a prior occupant of the mortgaged real property is the responsible party with respect to these matters. Other historically recognized environmental conditions were also identified at the mortgaged real property for which no further action was currently recommended. There can be no assurance that the responsible party will remediate any of the environmental impairments set forth above or that the responsible party will have sufficient funds to remediate any such environmental impairments.

     The mortgaged real property identified on Annex A-1 to this prospectus supplement as Eckerd -- Simpsonville, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance, is a retail store constructed in 2004. Prior to the current improvements, the mortgaged real property operated as a gasoline station until 2002. The Eckerd -
Simpsonville mortgaged real property is listed as an active South Carolina
Department of Health and Environmental Control Leaking Underground Storage Tank
(LUST) site. According to South Carolina Department of Health and Environmental
Control personnel that were interviewed by an independent consultant, the subject leaking underground storage tank is qualified for the State Underground
Petroleum Environmental Response Bank Fund, which provides a combined coverage of $1,000,000 per occurrence over a deductible of $25,000 (which has been met in this case) to cover both the costs of remediation as well as costs and liabilities associated with third party claims. According to the independent consultant, assessments and ground water monitoring through monitoring wells are underway. In addition, the independent consultant estimates that the cost of remedial activities and monitoring will not exceed $150,000. Notwithstanding the foregoing, there can be no assurance that the responsible parties will remediate the contamination resulting from the subject leaking underground storage tank at the mortgaged real property or that the State Underground
Petroleum Environmental Response Bank Fund will have sufficient funds to remedy any breaches of environmental covenants with respect to the related underlying mortgage loan.

     A particular environmental assessment may not have conducted a review for all potentially adverse conditions. For example, an analysis for lead-based paint, lead in drinking water, mold, and/or radon was done only if the originating lender determined or the environmental consultant recommended that the use, age, location and condition of the subject property warranted that analysis. There can be no assurance that--

     o    the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

                                      S-58

     o    the results of the environmental testing were accurately evaluated in all cases;

     o    the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

     o    the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by the related environmental consultant;

     o    the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks;

     o    any environmental insurance or indemnities will be sufficient or will cover the recommended remediation or other action; and/or

     o    any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

     See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" in this prospectus supplement and "Risk
Factors--Environmental Liabilities Will Adversely Affect the Value and
Operation of the Contaminated Property and May Deter a Lender from Foreclosing"
and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the
accompanying prospectus.

     Lending on Income-Producing Properties Entails Risks Related to Property
Condition. Engineering firms inspected all of the mortgaged real properties during the 12-month period preceding the cut-off date, in order to assess--

     o    the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o    the general condition of the site, buildings and other improvements located at each property.

     In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. For example, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1221 Kapiolani, which mortgage loan represents 0.8% of the initial mortgage pool balance, a
$2,247,862 deferred maintenance reserve was established by the related borrower to partially cover the cost of installation of a fire sprinkler system required by municipal fire department regulations, and for required maintenance and repairs of the building identified by the inspection of the related mortgaged real property obtained in connection with closing (in addition to other reserves that were established for ongoing maintenance and tenant improvements and leasing commissions). The related borrower is required to complete such installation of the fire sprinkler system within one year from the date of the closing of the loan and complete the required maintenance and repairs within
180 days of the date of the closing of the related loan. There can be no assurance that, in the case of the 1221 Kapiolani mortgage loan, or any other underlying mortgage loan, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

     Uninsured Loss; Sufficiency of Insurance. The borrowers under the mortgage loans that we intend to include in the trust are, with limited exception, required to maintain the insurance coverage described under "Description of the
Mortgage Pool--Additional Loan and Property Information--Property, Liability
and Other Insurance" in this prospectus supplement. Some types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots, acts of war or terrorism, certain nuclear, biological or chemical materials, floods or earthquakes. There is a also possibility of casualty losses on a mortgaged real property for which insurance proceeds may not be adequate to pay the mortgage loan in full or rebuild the improvements.
Consequently, there can be no assurance that each casualty loss incurred with respect to a mortgaged real property securing one of the underlying mortgage loans will be fully covered by insurance.

     Furthermore, various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing

                                      S-59

one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage
Exposes a Trust to Risk for Particular Special Hazard Losses" in the
accompanying prospectus.

     Property Managers and Borrowers May Each Experience Conflicts of Interest
in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     o    the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; or

     o    affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     With Respect to Three (3) Mortgage Loans (Including the Second and Third
Largest Mortgage Loans) That We Intend to Include in the Trust, the Mortgaged
Real Property or Properties That Secure the Subject Mortgage Loan in the Trust
Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust;
The Mortgage Loans That Comprise Each Such Loan Combination Are
Cross-Defaulted; The Interests of the Holders of Those Non-Trust Mortgage Loans
May Conflict with Your Interests. Three (3) mortgage loans that we intend to include in the trust, which are described under "Description of the Mortgage
Pool--Loan Combinations" and/or "--Significant Underlying Mortgage Loans" in
this prospectus supplement, and which represent 10.2%, 9.1% and 0.2%, respectively, of the initial mortgage pool balance, are each part of a loan combination that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination may be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a) cure rights and/or a purchase option with respect to the underlying mortgage loan in that loan combination and/or (b) the right to advise, direct and/or consult with the applicable servicer (which, in the case of the Two Penn Plaza loan group, will be a servicer under the series 2004-C4 pooling and servicing agreement)
regarding various servicing matters, including certain modifications, affecting that loan combination. In some cases, those rights and powers may be assignable or may be exercisable through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 2004-C6 securitization and, consequently, may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that securitization. You should expect that a non-trust mortgage loan noteholder will exercise its rights and powers to protect its economic interests, and will not be liable to the series
2004-C6 certificateholders for so doing. See "Description of the Mortgage
Pool--Loan Combinations" in this prospectus supplement for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans comprising that loan combination. Also, see "Servicing of the Underlying Mortgage
Loans--The Series 2004-C6 Controlling Class Representative and the Non-Trust
Loan Noteholders" in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective non-trust noteholders.

     Conflicts of Interest May Exist in Connection with Two (2) Mortgage Loans
That we Intend to Include in the Trust as a Result of the Certain Interested
Parties Having an Ownership Interest in the Related Borrower. With respect to one (1) mortgage loan that we intend to include in the trust, representing 1.0%
of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Canal Crossing, an affiliate of the initial master servicer indirectly owns a non-controlling interest in the related borrower. Also with respect to that underlying mortgage loan, pursuant to the terms of a subordination agreement between that affiliate and the tenant (which is also an affiliate of the initial master servicer)
under a master lease of the related mortgaged real property, that affiliate and the tenant each have the right to notice and may have an opportunity to cure monetary and non-monetary defaults with respect to that underlying mortgage loan.

     In addition, with respect to another mortgage loan that we intend to include in the trust, representing 0.7 % of the initial mortgage pool balance and secured by the portfolio of mortgaged real properties identified on Annex
A-1 to this prospectus supplement as Hampton Resorts Hotel Portfolio, an affiliate of Lennar Partners Inc. (the initial special servicer) has an ownership interest in the related borrower. If and for so long as such ownership interest exists, Lennar Partners Inc. will not perform special servicing duties with respect to that underlying mortgage loan. However, during the period that Lennar Partners Inc. and/or any of its affiliates have an ownership interest in both (a) such borrower and (b) the most subordinate

                                      S-60

class of series 2004-C6 certificates with a principal balance greater than zero, Lennar Partners Inc., in its individual capacity, or an assignee thereof will, under the circumstances described under "Servicing of the Underlying
Mortgage Loans--Fair Value Option" in this prospectus supplement, have the option to purchase the Hamptons Resorts Hotel Portfolio underlying mortgage loan (if it becomes a specially serviced mortgage loan as to which a material default exists) at a par purchase price or a fair value price described under that "--Fair Value Option" section, which price will not include default interest or yield maintenance premiums and may not cover all amounts due and owing from the borrower under that underlying mortgage loan or due and owing to the trust.

     Limitations on Enforceability of Cross-Collateralization May Reduce Its
Benefits. The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1 to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

     o    the release of one or more of the mortgaged real properties from the related mortgage lien, and/or

     o    a full or partial termination of the applicable
          cross-collateralization,

in each case, upon the satisfaction of the conditions described under
"Description of the Mortgage Pool--Terms and Conditions of the Underlying
Mortgage Loans" and "--Cross Collateralized Mortgage Loans, Multi-Property
Mortgage Loans and Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

     If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge that borrower's pledging of the underlying mortgaged real property as a fraudulent conveyance. See "Risk Factors--Some
Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be
Challenged as Being Unenforceable--Cross-Collateralization Arrangements" in the
accompanying prospectus.

     In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     One (1) individual multi-property mortgage loan that we intend to include in the trust, representing 5.7% of the initial mortgage pool balance is secured by mortgaged real properties located in two or more states. Upon a default under that mortgage loan, it may not be possible to foreclose on the related mortgaged real properties simultaneously because foreclosure actions are brought in state or local court and the courts of one state cannot exercise jurisdiction over property in another state.

     Limited Information Causes Uncertainty. Some of the mortgage loans that we intend to include in the trust are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

     Tax Considerations Related to Foreclosure May Adversely Affect
Distributions on the Series 2004-C6 Certificates. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying rents from real property within the meaning of section 856(d)
of the Internal Revenue Code of 1986, as amended, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and
Other Taxes" in the accompanying prospectus. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distribution with respect to the series 2004-C6 certificates.

     In addition, in connection with the trust's acquisition of an underlying real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes.
Such state or local taxes may reduce net proceeds available for distribution to the series 2004-C6 certificates.

                                      S-61

     Investors May Want to Consider Prior Bankruptcies. We are aware of eight
(8) mortgage loans that we intend to include in the trust, representing 2.2% of the initial mortgage pool balance, where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. However, there is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See "Risk Factors--Borrower Bankruptcy Proceedings Can
Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered
Certificates" in the accompanying prospectus. In addition, certain tenants at some of the underlying mortgaged real properties are a party to a bankruptcy proceeding. Other tenants may, in the future, be a party to a bankruptcy proceeding.

     Litigation May Adversely Affect Property Performance. There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     Future Terrorist Attacks and Military Actions May Adversely Affect the
Value of the Offered Certificates and Payments on the Underlying Mortgage
Loans. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or with respect to U.S.
interests around the world. It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, will have on: (a) U.S. and world financial markets; (b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the mortgaged real properties that secure the underlying mortgage loans; and/or (e)
insurance costs and the availability of insurance coverage for terrorist acts in the future. Any such negative financial impact could adversely affect the cash flow at the related mortgaged real properties and ultimately the ability of borrowers to pay interest and/or principal on the underlying mortgage loans.
Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell
Your Offered Certificates and May Have an Adverse Effect on the Market Value of
Your Offered Certificates," "--The Market Value of Your Offered Certificates
May Be Adversely Affected by Factors Unrelated to the Performance of Your
Offered Certificates and the Underlying Mortgage Assets, Such as Fluctuations
in Interest Rates and the Supply and Demand of CMBS Generally" and "--Repayment
of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and
Value of the Underlying Real Property, Which May Decline Over Time, and the
Related Borrower's Ability to Refinance the Property, of Which There Is No
Assurance" in the accompanying prospectus.

     Additional Florida Considerations. According to the Federal Emergency
Management Agency, President Bush has declared certain areas in Florida major disaster areas as a result of the occurrence of Hurricane Charley on or about
August 15, 2004, and the consequent damage to homes and property in those areas. There can be no assurance that Hurricane Charley has not resulted in property damage to, or will not otherwise adversely affect, any of the mortgaged real properties that are located in an affected area of Florida, or in economic disruption in the affected part of that state. For instance, with respect to the mortgaged real properties identified on Annex A-1 to this prospectus supplement as RHP Portfolio, which secure 5.7% of the initial mortgage pool balance, three (3) of the 19 mortgaged real properties are located in Florida and were damaged as a result of recent storms, including
Hurricane Charley. Those three (3) mortgaged real properties represent approximately 12.3% of the net cash flow and approximately 11.6% of the appraised value of the RHP Portfolio mortgaged real properties. There can be no assurance that other mortgaged real properties were not similarly damaged as a result of Hurricane Charley or other recent storms.

             CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                                      S-62

                          FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus include the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                      S-63

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 94 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,346,519,865. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     Loan group no. 1 will consist of all of the mortgage loans backing the series 2004-C6 certificates that are secured by property types other than multifamily and Manufactured Housing/MHP. Loan group no. 1 will consist of 73 mortgage loans, with an initial loan group no. 1 balance of $1,158,078,103, representing approximately 86.0% of the initial mortgage pool balance.

     Loan group no. 2 will consist of all of the mortgage loans backing the series 2004-C6 certificates that are secured by multifamily and Manufactured
Housing/MHP properties. Loan group no. 2 will consist of 21 mortgage loans, with an initial loan group no. 2 balance of $188,441,763, representing approximately 14.0% of the initial mortgage pool balance. See Annex B--Certain
Information Regarding Multifamily Properties.

     The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust, the initial loan group no. 1 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 1, and the initial loan group no. 2 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 2. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $879,184 to $210,000,000, and the average of those cut-off date principal balances is $14,324,679.

     Except in the case of one (1) mortgage loan, representing 0.9% of the initial mortgage pool balance, each of the mortgage loans that we intend to include in the trust was originated by the related mortgage loan seller, by an affiliate of the related mortgage loan seller or by a correspondent in the related mortgage loan seller's or one of its affiliates' conduit lending program.

     The Westfield North Bridge Loan Pair was jointly originated by the UBS
Mortgage Loan Seller, the Lehman Mortgage Loan Seller and one other institutional lender. The Westfield North Bridge Mortgage Loan is evidenced by two promissory notes, one in the amount of $68,350,000 held by the UBS Mortgage
Loan Seller and one in the amount of $68,350,000 held by the Lehman Mortgage
Loan Seller. The two applicable mortgage loan sellers will each transfer one-half of the Westfield North Bridge Mortgage Loan to us for inclusion in the trust. We generally present the Westfield North Bridge Mortgage Loan as a single underlying mortgage loan in this prospectus supplement.

     The Lehman Mortgage Loan Seller is our affiliate and an affiliate of
Lehman Brothers Inc. The UBS Mortgage Loan Seller is an affiliate of UBS
Securities LLC.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Subject to the discussion under "--Loan Combinations" below, that mortgage lien will, in all cases, be a first priority lien, subject only to
Permitted Encumbrances.

     You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

     It has been confirmed to us by S&P and Fitch that seven (7) of the mortgage loans that we intend to include in the trust, representing 43.8% of the initial mortgage pool balance, each has, in the context of its inclusion in the trust, credit characteristics consistent with investment grade-rated obligations.

                                      S-64

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

     o    All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     o    All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

     o    If a mortgage loan is secured by multiple mortgaged real properties located in more than one state or representing more than one property type, a portion of that mortgage loan has been allocated to each of those properties.

     o    When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances.

     o    The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group
          no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE
LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include nine (9) mortgage loans, representing 12.8%
of the initial mortgage pool balance, that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     The table below identifies, by name of the property or property group set forth on Annex A-1 to this prospectus supplement, each individual multi-property mortgage loan and/or group of cross-collateralized mortgage loans that represents at least 1.0% of the initial mortgage pool balance.

                                                                                 % OF INITIAL
                                                                   NUMBER OF       MORTGAGE
                   PROPERTY/PORTFOLIO NAMES                       PROPERTIES     POOL BALANCE
--------------------------------------------------------------   ------------   -------------

1. RHP Portfolio .............................................        19              5.7%
2. Columbia Self Storage Portfolio ...........................         4              2.8%
3. University Park Tech III/IV and Westchase Commons .........         2              2.3%

     The following table identifies six (6) separate groups of mortgaged real properties that are under common ownership and/or control and that secure two or more non-cross-collateralized mortgage loans or groups of mortgage loans that represent at least 1.0% of the initial mortgage pool balance.

                                                                                                           % OF INITIAL
                                                                                           NUMBER OF         MORTGAGE
                                   PROPERTY NAMES                                       MORTGAGE LOANS     POOL BALANCE
------------------------------------------------------------------------------------   ----------------   -------------

1. 2000 Pennsylvania Avenue and George Washington University Hotel Portfolio .......         2                  5.6%
2. Fieldstone Marketplace, Irondequoit Plaza and St. Lawrence Plaza ................         3                  2.9%
3. Harrisonburg Crossing and 3660, 3710 & 3730 Renee Drive .........................         2                  2.1%
4. Delran Shopping Plaza, Delran ShopRite Inline and Delran ShopRite ...............         3                  1.2%
5. Walgreens - Portland, Walgreens - Chesapeake and Walgreens - Columbus ...........         3                  1.1%
6. 2251 North Washington Boulevard, 15124 South Linden Road, 3171 South High
   Street, 6405 Old Avery Road, 7715 East 42nd Street, 7472 Reliance Street, 7535
   Alta View Boulevard and 1430 North Illinois Street ..............................         8                  1.0%

     Except in two (2) cases, collectively representing 5.0% of the initial mortgage pool balance, each group of cross-collateralized mortgage loans, and each individual multi-property mortgage loan, that we intend to include in the trust

                                      S-65

entitles the related borrower(s) to a release of one or more of the corresponding mortgaged real properties through partial defeasance. See
"--Terms and Conditions of the Underlying Mortgage Loans--Defeasance Loans"
below. All of the cross-collateralized mortgage loan groups that allow for the defeasance of fewer than all of the mortgaged real properties securing the subject cross-collateralized mortgage loan group, and individual multi-property mortgage loans that allow for partial defeasance, that we intend to include in the trust provide that in the event of the defeasance of one or more cross-collateralized mortgage loans, or a partial defeasance of individual multi-property loans, the defeased mortgaged real property or properties would be released and the cross-collateralization would terminate as to that property or properties.

     With respect to the two (2) cross-collateralized underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Delran ShopRite and Delran ShopRite Inline, which represent 0.3% and 0.3%, respectively, of the initial mortgage pool balance, the related loan documents permit each related borrower to terminate the cross-collateralization and cross-default provisions with respect to the subject underlying mortgage loans, provided that: (a) no event of default or event which, with the passage of time, the provision of notice, or both, will constitute an event of default, exists at the time of, or as a result of, such severance; (b) the related borrower has provided the lender with at least 30 days prior written notice of such severance; (c) the related borrower pays all out-of-pocket costs and expenses; (d) the related borrower executes and delivers such amendments to the related mortgage loan documents as the lender shall reasonably request; (e) the related borrower causes the title company to issue an endorsement to lender's title policy confirming that such severance will not impair the lender's coverage; (f) at the time of such severance the debt service coverage ratio for the related mortgaged real property is at least
1.20x; (g) the outstanding principal balance of the underlying mortgage loan is no more than 80% of the fair market value of the related mortgaged real property; and (h) there has not been more than 5% vacancy at the other related mortgaged real property during the year preceding the severance.

ADDITIONAL PARTIAL RELEASES

     The Two Penn Plaza Mortgage Loan, which represents 9.1% of the initial mortgage pool balance, permits the Two Penn Plaza Borrower to create one or more retail condominium units on the Two Penn Plaza Mortgaged Property and to obtain the release of one or more of such units (which are located adjacent to, but not in, the building located at Two Penn Plaza) upon satisfaction of the conditions described under "--Significant Underlying Mortgage Loans--Two Penn
Plaza Mortgage Loan--Redevelopment Plan/Partial Release" below.

     With respect to two (2) mortgage loans that we intend to include in the trust, representing 2.8% and 1.7%, respectively, of the initial mortgage pool balance and secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Columbia Self Storage Portfolio and 741 Lincoln
Road, which are comprised of four (4) mortgaged real properties and one (1)
mortgaged real property with three (3) buildings, respectively, each related borrower has a one time right, if the lender elects, pursuant to the terms of the related mortgage loan documents, to apply insurance proceeds received in connection with a casualty to one of the mortgaged real properties (or portion thereof) securing the subject underlying mortgage loan to the payment of the entire allocated loan amount with respect to such mortgaged real property (or portion thereof) or to obtain the release of the affected mortgaged real property (or portion thereof), in each case, subject to certain conditions, including, but not limited to, the receipt of a partial release endorsement from the applicable title company.

     In addition, some of the other mortgage loans that we intend to include in the trust may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, shown on Annex A-1 to this prospectus supplement. For example, the Northshore Mall Mortgage Loan, which represents 15.6% of the initial mortgage pool balance, permits the Northshore Mall Borrower to transfer, without consent of the related mortgagee, immaterial or non-income producing portions of the Northshore Mall Mortgaged Property for public use or further development and obtain the release thereof upon the satisfaction of the conditions described under "--Significant Underlying Mortgage Loans--Northshore
Mall--Partial Release" below.

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention--

     o    one (1) of the mortgage loans that we intend to include in the trust, representing 10.2% of the initial mortgage pool balance, provides for scheduled debt service payments to be due on the tenth day of each month, and

     o    ninety-three (93) of the mortgage loans that we intend to include in the trust, representing 89.8% of the initial mortgage pool balance, provide for scheduled debt service payments to be due on the eleventh day of each month.

                                      S-66

     Each mortgage loan that we intend to include in the trust provides for one or both of the following--

     o    a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

     o    that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month or, if that 11th day is not a business day, then as of the next business day.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity.
However, as described below under "--ARD Loans," an ARD Loan that remains outstanding past its anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the mortgage loan has been paid in full. In addition, the
Two Penn Plaza Mortgage Loan consists of two separate loan components that each accrues interest at a different component interest rate. The mortgage interest rate for the Two Penn Plaza Mortgage Loan is the weighted average of those two component interest rates.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from
4.460% per annum to 6.980% per annum, and the weighted average of those mortgage interest rates was 5.553% per annum.

     Except in the case of ARD Loans, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     All of the underlying mortgage loans will accrue interest on an Actual/360
Basis.

     Balloon Loans. Ninety-one (91) of the mortgage loans that we intend to include in the trust, representing 74.5% of the initial mortgage pool balance, of which 70 mortgage loans are in loan group no. 1, representing 70.3% of the initial loan group no. 1 balance, and 21 mortgage loans are in loan group no.
2, representing 100% of the initial loan group no. 2 balance, respectively, are
Balloon Loans and are characterized by--

     o    an amortization schedule that is significantly longer than the actual term of the mortgage loan or for no amortization prior to stated
          maturity, and

     o    a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

     Four (4) of the Balloon Loans identified in the prior paragraph, representing 18.1% of the initial mortgage pool balance, of which three (3)
mortgage loans are in loan group no. 1, representing 14.4% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 41.0% of the initial loan group no. 2 balance, respectively, require payments of interest only to be due on each due date until the stated
maturity date. Another 19 of the Balloon Loans identified in the prior paragraph, representing 21.4% of the initial mortgage pool balance, of which 13 mortgage loans are in loan group no. 1, representing 19.4% of the initial loan group no. 1 balance, and six (6) mortgage loans are in loan group no. 2, representing 33.6% of the initial loan group no. 2 balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated maturity date.

     ARD Loans. The Northshore Mall Mortgage Loan and the Two Penn Plaza
Mortgage Loan, together representing 24.7% of the initial mortgage pool balance, which mortgage loans are in loan group no. 1 and represent 28.7% of the initial loan group no. 1 balance, are ARD Loans and, as such, are characterized by the following features:

     o    A maturity date that is at least 30 years following origination.

     o    The designation of an anticipated repayment date that is generally seven (7) to 10 years following origination. The anticipated repayment date for each ARD Loan is listed on Annex A-1 to this prospectus supplement.

     o    The ability of the related borrower to prepay the subject ARD Loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally not more than six (6) months prior to the related anticipated repayment date.

     o    Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     o    From and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be in excess of its initial mortgage interest rate.

                                      S-67

     o    The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest will, in the case of the Northshore Mall Mortgage Loan, compound at the new revised mortgage interest rate (but see "--Significant
          Underlying Mortgage Loans--The Two Penn Plaza Mortgage Loan--Interest
          Rate; Application of Payments; Prepayments; Defeasance" below in this prospectus supplement regarding the Two Penn Plaza Mortgage Loan where the accrued Post-ARD Additional Interest is deferred but does not compound). Any Post-ARD Additional Interest accrued with respect to the subject ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full.

     o    From and after its anticipated repayment date, the accelerated amortization of the subject ARD Loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payment, permitted operating expenses, capital expenditures and/or specified reserves, as the case may be. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the subject ARD
          Loan.

     The ratings on the respective classes of offered certificates do not represent any assessment of whether any ARD Loan will be paid in full by its anticipated repayment date or whether and to what extent Post-ARD Additional
Interest will be received.

     In the case of the Northshore Mall Mortgage Loan, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date, if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under that ARD Loan.

     Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans. For purposes of the following table, the ARD Loans are assumed to mature on their respective anticipated repayment dates.

                                         BALLOON LOANS                ARD LOANS
                                   -------------------------- --------------------------
                                                LOAN    LOAN               LOAN    LOAN
                                    MORTGAGE   GROUP   GROUP   MORTGAGE   GROUP   GROUP
                                      POOL     NO. 1   NO. 2     POOL     NO. 1   NO. 2
                                   ---------- ------- ------- ---------- ------- -------

ORIGINAL TERM TO MATURITY (MOS.)
Maximum ..........................     180      180     120       120      120     N/A
Minimum ..........................      60       60      60        84       84     N/A
Weighted Average .................      97      100      86       107      107     N/A
REMAINING TERM TO MATURITY (MOS.)
Maximum ..........................     179      179     120       115      115     N/A
Minimum ..........................      55       58      55        78       78     N/A
Weighted Average .................      96       99      85       101      101     N/A
ORIGINAL AMORTIZATION TERM (MOS.)
Maximum ..........................     360      360     360       360      360     N/A
Minimum ..........................     300      300     300       360      360     N/A
Weighted Average .................     349      349     351       360      360     N/A
REMAINING AMORTIZATION TERM (MOS.)
Maximum ..........................     360      360     360       360      360     N/A
Minimum ..........................     295      297     295       360      360     N/A
Weighted Average .................     348      348     351       360      360     N/A

                                     FULLY AMORTIZING LOANS      ALL MORTGAGE LOANS
                                   -------------------------- -------------------------
                                                LOAN    LOAN               LOAN   LOAN
                                    MORTGAGE   GROUP   GROUP   MORTGAGE   GROUP   GROUP
                                      POOL     NO. 1   NO. 2     POOL     NO. 1   NO. 2
                                   ---------- ------- ------- ---------- ------- ------

ORIGINAL TERM TO MATURITY (MOS.)
Maximum ..........................    216       216     N/A       216      216    120
Minimum ..........................    216       216     N/A        60       60     60
Weighted Average .................    216       216     N/A       101      103     86
REMAINING TERM TO MATURITY (MOS.)
Maximum ..........................    216       216     N/A       216      216    120
Minimum ..........................    216       216     N/A        55       58     55
Weighted Average .................    216       216     N/A        98      100     85
ORIGINAL AMORTIZATION TERM (MOS.)
Maximum ..........................    216       216     N/A       360      360    360
Minimum ..........................    216       216     N/A       216      216    300
Weighted Average .................    216       216     N/A       351      351    351
REMAINING AMORTIZATION TERM (MOS.)
Maximum ..........................    216       216     N/A       360      360    360
Minimum ..........................    216       216     N/A       216      216    295
Weighted Average .................    216       216     N/A       351      351    351

     The calculation of original and remaining amortization terms in the foregoing table does not take into account four (4) mortgage loans that we intend to include in the trust, collectively representing 18.1% of the initial mortgage pool balance, each of which provides for payments of interest only until the related stated maturity date. In addition, with respect to 21 other mortgage loans that we intend to include in the trust, representing 46.1% of the initial mortgage pool balance, of which 15 mortgage loans are in loan group
no. 1, representing 48.1% of the initial loan group no. 1 balance, and six (6)
mortgage loans are in loan group no. 2, representing 33.6% of the initial loan group no. 2 balance, respectively, payments of interest only are made during a specified interest-only period following origination of that mortgage loan. The original and remaining

                                      S-68

amortization terms in the table above for the mortgage loans referred to in the prior sentence are, in each case, calculated assuming the amortization term commences as of the end of the interest-only period.

     Some of the underlying mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Prepayment Provisions. All of the mortgage loans that we intend to include in the trust provide for a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed by one or more of the following--

     o    a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance,

     o    a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment, and

     o    an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

     As described below under "--Defeasance Loans," most of the underlying mortgage loans will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property from the related mortgage lien by delivering Government Securities. None of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the underlying mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans--
Prepayment Provisions--Other Prepayment Provisions" below. The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

     Prepayment Lock-Out/Defeasance Periods. As of the cut-off date, all of the mortgage loans that we intend to include in the trust are currently in an initial prepayment lock-out period. With respect to 88 of those underlying mortgage loans, representing 95.8% of the initial mortgage pool balance, of which 67 mortgage loans are in loan group no. 1, representing 95.1% of the initial loan group no. 1 balance, and 21 mortgage loans are in loan group no.
2, representing 100% of the initial loan group no. 2 balance, respectively, the initial prepayment lock-out period is followed by a defeasance period during which principal prepayments are still prohibited. Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/defeasance periods, as applicable, for the mortgage loans that we intend to include in the trust--

     o    the maximum remaining prepayment lock-out or prepayment
          lock-out/defeasance period as of the cut-off date is 215 months with respect to the entire mortgage pool, 215 months with respect to loan group no. 1 and 118 months with respect to loan group no. 2,

     o    the minimum remaining prepayment lock-out or prepayment
          lock-out/defeasance period as of the cut-off date is 24 months with respect to the entire mortgage pool, 24 months with respect to loan group no. 1 and 55 months with respect to loan group no. 2, and

     o    the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 91 months with respect to the entire mortgage pool, 93 months with respect to loan group no. 1 and 82 months with respect to loan group no. 2.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the underlying mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans--
Prepayment Provisions--Other Prepayment Provisions" below.

     Prepayment Consideration Periods. Six (6) of the mortgage loans that we intend to include in the trust, representing 4.2% of the initial mortgage pool balance, which mortgage loans are in loan group no. 1 and represent 4.9% of the initial loan group no. 1 balance, each provides for a period following the initial prepayment lock-out period, when the loan is voluntarily prepayable with the payment of an additional amount equal to the greater of (a) an amount calculated based on a yield maintenance formula, and (b) 1.0% of the amount prepaid. Those six (6) underlying mortgage loans do not provide for defeasance.

     Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the holders of certain classes of the series 2004-C6

                                      S-69

certificates, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Payments--Payments of
Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan in the trust, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See "Risk Factors--Some Provisions in the Mortgage Loans
Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of
Mortgage Loans--Default Interest and Limitations on Prepayments" in the
accompanying prospectus.

     Open Prepayment Periods. Seventy (70) mortgage loans that we intend to include in the trust, representing 87.0% of the initial mortgage pool balance, of which 54 mortgage loans are in loan group no. 1, representing 87.1% of the initial loan group no. 1 balance, and 16 mortgage loans are in loan group no.
2, representing 86.5% of the initial loan group no. 2 balance, respectively, provide for an open prepayment period. That open prepayment period generally begins not more than 12 months prior to stated maturity or, in the case of an
ARD Loan, prior to the related anticipated repayment date.

     Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph. With respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, single tenant mortgage loans and other mortgage loans which require that insurance and/or condemnation proceeds be used to repair or restore the mortgaged real property, such proceeds may be required to be used to restore the related mortgaged real property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

     With respect to the Two Penn Plaza Mortgage Loan, representing 9.1% of the initial mortgage pool balance, the Two Penn Plaza Borrower, in connection with certain redevelopment activities, is permitted to create one or more retail condominium units and the related loan documents permit the release of one or more of such units, subject to the conditions described under "--Significant
Underlying Mortgage Loans--The Two Penn Plaza Mortgage Loan--Redevelopment
Plan/Partial Release" below in this prospectus supplement. In order to obtain that release, the Two Penn Plaza Borrower may be required to prepay a portion of the Two Penn Plaza Mortgage Loan, without premium or penalty, in an amount equal to the release price of the unit being released (which release prices are set forth in the related loan agreement), up to a maximum prepayment for the
Two Penn Plaza Mortgage Loan for all such releases of $1,575,000.

     With respect to two (2) mortgage loans that we intend to include in the trust, representing 2.8% and 1.7% of the initial mortgage pool balance, respectively, and secured by the mortgaged real properties identified on Annex
A-1 to this prospectus supplement as Columbia Self Storage Portfolio and 741
Lincoln Road, which are comprised of four (4) mortgaged real properties and one
(1) mortgaged real property with three (3) buildings, respectively, each related borrower has a one time right, if the lender elects, pursuant to the terms of the related mortgage loan documents, to apply insurance proceeds received in connection with a casualty to one of the mortgaged real properties
(or portion thereof) securing the subject underlying mortgage loan to the payment of the entire allocated loan amount with respect to such mortgaged real property (or portion thereof), to obtain the release of the affected mortgaged real property (or portion thereof) subject to certain conditions, including, but not limited to, the receipt of a partial release endorsement from the applicable title company.

     Defeasance Loans. Eighty-eight (88) of the mortgage loans that we intend to include in the trust, representing 95.8% of the initial mortgage pool balance, of which 67 mortgage loans are in loan group no. 1, representing 95.1%
of the initial loan group no. 1 balance, and 21 mortgage loans are in loan group no. 2, representing 100% of the initial loan group no. 2 balance, permit the respective borrowers to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited.
Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to defease the mortgage loan, in whole or, in certain cases, in part, by pledging to the holder of the mortgage loan the requisite amount of Government Securities and obtaining a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties.

                                      S-70

     In general, the Government Securities that are to be delivered in connection with the defeasance of any underlying mortgage loan, must provide for a series of payments that:

     o    will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, if applicable, the related anticipated repayment date or, in some instances, the expiration of the prepayment lock-out period; and

     o    will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower.

     Except for the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as (i)
Columbia Self Storage Portfolio and (ii) University Park Tech III/IV and
Westchase Commons, respectively, which underlying mortgage loans collectively represent 5.0% of the initial mortgage pool balance, all of the cross-collateralized mortgage loan groups and individual multi-property mortgage loans that we intend to include in the trust may be partially defeased during some portion of the related loan term. All of the cross-collateralized mortgage loan groups that allow for the defeasance of fewer than all of the mortgaged real properties securing the subject cross-collateralized mortgage loan group, and individual multi-property mortgage loans that allow for partial defeasance, that we intend to include in the trust, provide that in the event of the defeasance of one or more cross-collateralized mortgage loans, or a partial defeasance of individual multi-property loans, the defeased mortgaged real property or properties would be released and the cross-collateralization would terminate as to that property or properties.

     If fewer than all of the mortgaged real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are permitted by the related loan documents to be released in connection with any defeasance, then the borrower must deliver one of the following: (a) an amount sufficient to purchase government securities that provide payments equal to 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased; or (b) an amount sufficient to purchase government securities that provide payments equal to the lesser of
(i) 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased or (ii) the total of all remaining scheduled payments on, as applicable, all of the subject cross-collateralized mortgage loans or the entire individual multi-property mortgage loan (assuming no defeasance shall have occurred), less all scheduled defeasance payments to be made under substitute notes delivered in connection with the defeasance.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity or, if applicable, the related anticipated repayment date.

     None of the mortgage loans that we intend to include in the trust may be defeased prior to the second anniversary of the date of initial issuance of the series 2004-C6 certificates.

     In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute
Government Securities.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed below in this "--Due-on-Sale and Due-on-Encumbrance Provisions"
subsection, these clauses either:

     o    permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     o    prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

     See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered
Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and
the Severity of Those Losses, Are Highly Unpredictable" and "--Some Provisions
in the Mortgage Loans Underlying Your Offered

                                      S-71

Certificates May Be Challenged as Being Unenforceable--Due-on-Sale and Debt
Acceleration Clauses" and "Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance Provisions" in the accompanying prospectus.

     All of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

     o    transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

          1.   confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

          2.   the reasonable acceptability of the transferee to the lender;

     o    a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or a principal of the borrower;

     o    transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

     o    issuance by the borrower of new partnership or membership interests;

     o    changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

     o    a transfer of non-controlling ownership interests in the related borrower;

     o    a transfer of controlling ownership interests in the related borrower to specified persons, entities or types of entities and/or subject to the satisfaction of certain gross asset tests or other conditions specified in the related mortgage loan documents;

     o    transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

     o    other transfers similar in nature to the foregoing.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex
A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this prospectus supplement. The statistics in the tables and schedules on Annex A-1,
Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SIGNIFICANT UNDERLYING MORTGAGE LOANS

     General. The mortgage pool will include four (4) mortgage loans that have, in each such case, a cut-off date principal balance in excess of 5% of the initial mortgage pool balance.

                                      S-72

  THE NORTHSHORE MALL MORTGAGE LOAN

     General. The Northshore Mall Mortgage Loan has a cut-off date principal balance of $210,000,000, and represents 15.6% of the initial mortgage pool balance. The Northshore Mall Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Northshore Mall Borrower in the
Northshore Mall Mortgaged Property. The Northshore Mall Mortgaged Property
consists of a portion of Northshore Mall, an approximate 1,692,223 square foot, super-regional mall located in Peabody, Massachusetts, that is anchored by five department stores: Macy's, Sears, Filene's, JCPenney and Lord & Taylor. The
Northshore Mall Mortgaged Property consists of 808,380 square feet and is comprised of a 302,322 square foot Macy's anchor store and pad, 436,192 square feet of in-line mall space, a 29,275 square foot Filene's Basement store, a
40,591 square foot Bally Total Fitness center, a Sears anchor pad (excluding the Sears store) and six outparcel pads (excluding the tenant-owned improvements on those outparcel pads). The remaining three anchors own their respective stores and pads, none of which are part of the loan collateral. See
"--Northshore Mall" below.

     S&P and Fitch have confirmed to us that the Northshore Mall Mortgage Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated A+/A+ by S&P and Fitch, respectively.

     The Borrower and Sponsor. The borrower under the Northshore Mall Mortgage
Loan (the "Northshore Mall Borrower") is Mall at Northshore, LLC, a Delaware
single member limited liability company, whose single member is Northshore Mall
Limited Partnership, a Delaware limited partnership that is wholly owned by
Mayflower Realty LLC. Mayflower Realty LLC, which is the "Northshore Mall
Sponsor", is a Delaware limited liability company that is currently owned by affiliates of Simon Property Group, Inc. (49%), J.P. Morgan Investment
Management, Inc. as trustee (37%) and TIAA-CREF (14%). Simon Property Group,
Inc., headquartered in Indianapolis, Indiana, reports that it is the largest publicly traded retail real estate company in North America and the country's largest owner, developer and manager of real estate, predominantly regional malls and community shopping centers. Simon Property Group, Inc. (listed on the
NYSE under the symbol SPG and rated BBB+ by S&P) reports that, principally through its lead subsidiary, Simon Property Group, L.P. (rated BBB/BBB/Baa2 by
S&P, Fitch and Moody's, respectively) it owns or has interests in 248 properties in North America containing an aggregate of 192 million square feet of gross leasable area in 37 states plus Puerto Rico and Canada. The company also holds interests in 48 assets in Europe. J.P. Morgan Investment Management,
Inc. ("JPMIM"), a wholly owned subsidiary of J.P. Morgan Chase & Co. (rated
A+/A+/Aa3), is a leading global investment manager. JPMIM is a large real estate investment adviser with over $23.6 billion in total equity real estate assets as of September 30, 2003 and transacting an average of $3.5 billion in combined acquisition and disposition activity annually. TIAA-CREF (rated
AAA/AAA/Aaa), a financial services and pension system for the education community, reports approximately $300 billion of net assets.

     Interest Rate; Application of Payments; Prepayments; Defeasance. The
Northshore Mall Mortgage Loan is an ARD Loan with an anticipated repayment date of March 11, 2014 and a stated maturity date of March 11, 2034. The Northshore
Mall Mortgage Loan accrues interest on an Actual/360 Basis. Until the related anticipated repayment date, in the absence of default, the Northshore Mall
Mortgage Loan will accrue interest at the rate of 5.025% per annum. From and after its anticipated repayment date, in the absence of default, the Northshore
Mall Mortgage Loan will accrue interest at a revised interest rate equal to the greater of (a) 10.025% per annum and (b) a specified treasury rate plus 5%.

     On the 11th day of each month through and including the due date in March
2007, the Northshore Mall Borrower is required to make interest only payments on the Northshore Mall Mortgage Loan, and thereafter through and including the due date prior to the stated maturity date, the Northshore Mall Borrower is required to make a constant monthly debt service payment on the Northshore Mall
Mortgage Loan equal to $1,130,536 (based on a 30-year amortization schedule).
From and after the anticipated repayment date, the Northshore Mall Borrower must apply excess cash flow (calculated in accordance with the related loan documents after the payment of scheduled debt service and certain reserves)
from the Northshore Mall Mortgaged Property toward additional amortization of the Northshore Mall Mortgage Loan. The payment of any Post-ARD Additional
Interest accrued on the Northshore Mall Mortgage Loan will be deferred until the principal balance of the Northshore Mall Mortgage Loan is repaid in full.
To the extent permitted by law, that Post-ARD Additional Interest will compound at the revised interest rate.

     The Northshore Mall Borrower is also required to make the reserve and escrow payments described under "--Reserves and Escrows" below.

     The Northshore Mall Borrower is prohibited from voluntarily prepaying the
Northshore Mall Mortgage Loan, in whole or in part, prior to September 11,
2013. From and after September 11, 2013, the Northshore Mall Borrower may prepay the Northshore Mall Mortgage Loan, in whole only, without payment of any prepayment consideration.

     The Northshore Mall Borrower may defease the Northshore Mall Mortgage
Loan, in whole only, on any due date after the earlier of (a) the expiration of two years following the initial issuance of the series 2004-C6 certificates and
(b) February

                                      S-73

17, 2007, but not later than the date which is six months prior to the anticipated repayment date, and by doing so obtain the release of the
Northshore Mall Mortgaged Property. A defeasance will be effected by the
Northshore Mall Borrower's pledging substitute collateral that consists of non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the Northshore Mall Borrower under the
Northshore Mall Mortgage Loan and that are sufficient to pay off the Northshore
Mall Mortgage Loan in its entirety on the payment date which is six months prior to the anticipated repayment date.

     The Northshore Mall Borrower's right to defease the Northshore Mall
Mortgage Loan is subject to each rating agency then rating any certificates issued in respect of the Northshore Mall Mortgage Loan confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any such certificates by such rating agency.

     Partial Release. The Northshore Mall Borrower is permitted, without the consent of the mortgagee, to (a) transfer non-income producing portions of the
Northshore Mall Mortgaged Property (by sale, ground lease or other conveyance)
to third parties, including parties intending to build additional structures whose use is integrated and consistent with the use of the related mortgaged property, and (b) dedicate portions of the related mortgaged property for dedication or for the creation of easements for ingress, egress, utilities or similar purposes; provided that, among other limitations and requirements, (i)
no such transfer shall impair the utility or operation of the mortgaged property or materially adversely affect the value thereof taken as a whole,
(ii) the Northshore Mall Borrower delivers evidence that the property transferred constitutes a separate tax lot and a separate legal lot, and (iii)
the net proceeds from the transfer of any portion of the property after the cost of any related alterations are to be escrowed with mortgagee as additional collateral for the Northshore Mall Mortgage Loan (except that in the case of transfers of currently unimproved, non-income revenue generating property, the
Northshore Mall Borrower may retain the first $750,000 of such proceeds remaining after the cost of related alterations, with the balance, if any, of such proceeds being escrowed with mortgagee as additional collateral for the
Northshore Mall Mortgage Loan).

     Northshore Mall Northshore Mall is an enclosed super-regional mall with approximately 1,692,223 square feet of gross leasable area located in Peabody,
Massachusetts, approximately 15 miles north of Boston. Northshore Mall was built in 1958 and enclosed in 1977, and was later renovated and expanded in
1993 with the concurrent addition of two new anchors. Northshore Mall is currently anchored by five department stores: Macy's, Sears, Filene's, JCPenney and Lord & Taylor, which anchor stores contain an aggregate of 989,277 square feet. Regarding those five anchors, Macy's leases its store and pad from the
Northshore Mall Borrower and thus both are part of the collateral, each of
Filene's, JCPenney and Lord & Taylor own their respective stores and pads and thus none of those stores and pads are part of the collateral, and Sears owns its store and leases its pad from the Northshore Mall Borrower and thus the
Sears pad but not the store is part of the collateral. In addition, Northshore
Mall also offers a 12-space food court, approximately 120 specialty and in-line tenants, including such national tenants as Ann Taylor, Banana Republic, J.
Crew, Pottery Barn, Restoration Hardware, Apple Computer, The Gap/Gap Kids and
Williams-Sonoma and various outparcel tenants including Barnes & Noble, Shaw's
Supermarket and Toys R Us. The Northshore Mall Mortgaged Property totals
808,380 square feet and is comprised of the 302,322 square foot Macy's anchor store and pad, a 29,275 square foot Filene's Basement store, 436,192 square feet of in-line mall space, a 40,591 square foot Bally Total Fitness center, the Sears anchor pad (excluding the Sears store) and six outparcel pads aggregating 196,888 square feet (excluding the tenant-owned improvements on those outparcel pads). Northshore Mall generated in-line sales of approximately
$532 per square foot for the 12 months ending April 2004 and in-line occupancy costs of 12.8% for the same period. As of June 3, 2004, based on square footage leased, in-line occupancy was 89.5% and overall mall occupancy was 96.4%.

                                      S-74

             GROSS LEASABLE AREA (GLA) OVERVIEW OF NORTHSHORE MALL

                                   APPROXIMATE         %        ANCHOR LEASE
STORE                              SQUARE FEET      OF GLA       EXPIRATION
-----                             -------------   ----------   -------------

  ANCHORS
    Macy's ....................       302,322         17.9%    1/31/2013
    Sears .....................       240,173         14.2     2/28/2007
    Filene's ..................       198,148         11.7          NAP
    JCPenney ..................       135,624          8.0          NAP
    Lord & Taylor .............       113,010          6.7          NAP
                                      -------        -----
  TOTAL ANCHOR SPACE ..........       989,277         58.5%
  Filene's Basement ...........        29,275          1.7
  In-Line Mall Space ..........       436,192         25.8
  Bally Total Fitness .........        40,591          2.4
  Outparcels ..................       196,888         11.6
                                      -------        -----
  TOTAL GLA ...................     1,692,223        100.0%

The following should be noted with respect to the table above--

o    The total GLA percentage and the anchor space percentage presented may not reflect the exact sum of the information in the related column due to rounding.

o    Filene's, JCPenney and Lord & Taylor own their stores and pads and are not part of the collateral. Sears owns its store and leases its pad from the
     Northshore Mall Borrower and thus the pad, but not the store, is part of the collateral. Macy's leases its store and pad from the Northshore Mall
     Borrower, both of which are part of the collateral.

o    The Macy's lease provides for two 10-year renewal options.

o    Sears' pad lease provides for one 15-year renewal option and two 10-year renewal options.

o    NAP means not applicable as anchor owns its store and pad.

o    Six outparcel pads leased from the Northshore Mall Borrower, but not the tenant-owned improvements on these pads, are part of the collateral.

     FIVE LARGEST IN-LINE TENANTS AT THE NORTHSHORE MALL MORTGAGED PROPERTY

                                   APPROXIMATE       LEASE
TENANT                             SQUARE FEET     EXPIRATION
------                            -------------   -----------

  Sam Goody ...................      17,705       1/31/2005
  Gap/Gap Kids ................      15,401       1/31/2006
  Express Women ...............      14,673       1/31/2008
  Kitchen, Etc. ...............      14,533       1/31/2005
  Abercrombie & Fitch .........      12,033       1/31/2006
                                     ------
  TOTAL .......................      74,345

                                      S-75

LEASE EXPIRATION SCHEDULE FOR IN-LINE TENANTS AT THE NORTHSHORE MALL MORTGAGED
PROPERTY

                                       APPROXIMATE
                                         EXPIRING       % OF TOTAL
                                         IN-LINE         IN-LINE
YEAR                                   SQUARE FEET     SQUARE FEET     CUMULATIVE %
----                                  -------------   -------------   -------------

  2004 ............................       10,374            2.4%            2.4%
  2005 ............................       61,453           14.1            16.5%
  2006 ............................       59,168           13.6            30.0%
  2007 ............................        9,722            2.2            32.3%
  2008 ............................       69,832           16.0            48.3%
  2009 ............................       70,128           16.1            64.3%
  2010 ............................        7,842            1.8            66.1%
  2011 ............................       22,213            5.1            71.2%
  2012 ............................       30,055            6.9            78.1%
  2013 ............................       16,824            3.9            82.0%
  2014 and beyond .................       32,980            7.6            89.5%
  Vacant ..........................       45,601           10.5           100.0%
                                         -------          -----
  TOTAL ...........................      436,192          100.0%

  5 year average rollover .........       42,110            9.7%
  7 year average rollover .........       41,217            9.4%

     The following should be noted with respect to the table above--

     o    2004 includes any month-to-month tenants.

     o    The total in-line square foot percentage presented may not reflect the exact sum of the information in the related column due to rounding.

     o    The average rollover information shown at the bottom of the table reflects actual leased rollover based on total in-line square feet.

     Property Management. The Northshore Mall Mortgaged Property is managed by
Simon Management Associates, LLC, an affiliate of the Northshore Mall Borrower.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in
January 2004 by a third-party appraiser, the appraised value of the Northshore
Mall Mortgaged Property, as of January 12, 2004, is $345,000,000. Based upon that appraised value, the Northshore Mall Mortgage Loan has a Cut-off Date
Loan-to-Value Ratio of 60.9%.

     Underwritten Debt Service Coverage Ratio. The in-place U/W Net Cash Flow for the Northshore Mall Mortgaged Property was calculated to be $24,065,110.
Based on that in place U/W Net Cash Flow, the Northshore Mall Mortgage Loan has
an Underwritten Debt Service Coverage Ratio of 1.77x (based on 12 times the constant monthly debt service payment for the Northshore Mall Loan commencing on the due date in April 2007, which is the first due date following the three-year interest only period. The projected U/W Net Cash Flow for the
Northshore Mall Mortgaged Property was calculated to be $25,183,514, based on certain lease-up assumptions. Based on that projected U/W Net Cash Flow, the
Northshore Mall Mortgage Loan would have an Underwritten Debt Service Coverage
Ratio of 1.86x.

     Lockbox. The Northshore Mall Borrower is required to cause the tenants to deposit all rents derived from the Northshore Mall Mortgaged Property directly into a segregated lockbox account under the control of the related mortgagee;
provided that prior to the occurrence of and following the termination of a
Northshore Mall Lockbox Event (as defined below), the funds on deposit in the lockbox account will be swept on each business day to an account controlled and maintained by the Northshore Mall Borrower.

     A "Northshore Mall Lockbox Event" includes any one or more of the following:

     o    an event of default;

     o    net operating income, calculated pursuant to the related loan documents, is less than $13,373,828, during any trailing four-quarter period until March 2007, or less than $16,958,040 during any two consecutive calendar quarters occurring after March 2007; and

     o    the anticipated repayment date.

                                      S-76

     Following the occurrence of a Northshore Mall Lockbox Event, funds on deposit in the lockbox account will no longer be swept to an account maintained and controlled by the Northshore Mall Borrower, but will instead be swept on a weekly basis to a cash management account under the sole control of the related mortgagee, until the Northshore Mall Lockbox Event terminates in accordance with the related loan agreement. A Northshore Mall Lockbox Event resulting from a failure to achieve the minimum net operating income amount will terminate when the net operating income of the Northshore Mortgaged Property (a) during a subsequent trailing four-quarter period until March 2007 equals or exceeds
$13,373,828 or (b) during a subsequent two consecutive calendar quarter period after March 2007 equals or exceeds $16,958,040; provided that no event of default has occurred and is continuing. A Northshore Mall Lockbox Event resulting from an event of default will terminate upon the Northshore Mall
Borrower's cure of such event of default and the mortgagee's acceptance of such cure.

     During the existence of a Northshore Mall Lockbox Event prior to the anticipated repayment date, funds on deposit in the cash management account will be allocated in the following order of priority to: (a) monthly tax and insurance payments, (b) monthly debt service payment, (c) interest, if any, accruing at the default rate and any late charges, (d) cash management fees and expenses and (e) provided no event of default has occurred and is continuing, release of any excess to the Northshore Mall Borrower. Following the anticipated repayment date, funds on deposit in the cash management account will be allocated in the following order of priority to: (a) monthly tax and insurance payments, (b) monthly debt service payment, (c) interest, if any, accruing at the default rate and any late charges, (d) monthly operating expenses in accordance with an approved budget, (e) any extraordinary expenses approved by the mortgagee, (f) outstanding principal on the Northshore Mall
Mortgage Loan, (g) interest accrued at the post-anticipated repayment date rate of interest, (h) any other monetary obligations under the related loan documents and (i) provided no event of default is then existing, release of any excess to the Northshore Mall Borrower.

     Reserves and Escrows. The Northshore Mall Borrower is required to make monthly escrow payments for the payment of taxes and, subject to the discussion in the next paragraph, insurance premiums; provided that as long as no event of default has occurred and is continuing and the Northshore Mall Borrower maintains its liability or casualty policy under a blanket or umbrella policy satisfying the requirements of the related loan documents, the premium for which has been paid in full, the Northshore Mall Borrower will not be required to make monthly payments for insurance premiums.

     In addition, if and for so long as (a) no event of default has occurred and is continuing under the Northshore Mall Mortgage Loan and (b) the
Northshore Mall Sponsor has a net worth of at least $100,000,000, the
Northshore Mall Sponsor may guaranty, pursuant to a guaranty of the payment, the payment of taxes and insurance premiums and, in such event, the Northshore
Mall Borrower will not be required to make monthly deposits for the payment of taxes or insurance premiums. As of the cut-off date, the conditions have been met, and thus the Northshore Mall Borrower is not required to make the foregoing monthly tax and insurance premium deposits. Upon the failure of either of the conditions set forth in the first sentence of this paragraph, the
Northshore Mall Borrower's obligation to make such deposits will be reinstated
for the duration of such failure, subject to the right of the Northshore Mall
Borrower to obtain approved blanket insurance coverage.

     Insurance. The Northshore Mall Borrower is required to maintain commercial property and business income loss insurance covering losses resulting from perils and acts of terrorism providing aggregate coverage of at least
$100,000,000 and if any claim is made under such policy which reduces the amount of coverage below $90,000,000, the Northshore Mall Borrower is required to increase the amount of then available coverage to at least $90,000,000 to the extent such coverage is commercially available at a commercially reasonable price.

     The related loan documents limit the permissible deductible on any policy of terrorism insurance to $2,000,000 and on any policy of property insurance to
$200,000. To the extent that the amount of the deductible on either such policy exceeds the permitted maximum deductible, the Northshore Mall Borrower is required to provide, in the amount by which such deductible exceeds the permitted maximum, a cash escrow, a letter of credit or, so long as Simon
Property Group L.P. maintains a rating of at least BBB-- by S&P and an equivalent rating by Fitch, a guaranty by Simon Property Group, L.P., or another guarantor reasonably acceptable to the mortgagee with financial credit worthiness equal to or better than Simon Property Group L.P.

                                      S-77

  THE WESTFIELD NORTH BRIDGE MORTGAGE LOAN

     General. The Westfield North Bridge Mortgage Loan has a cut-off date principal balance of $136,700,000, and represents 10.2% of the initial mortgage pool balance. The Westfield North Bridge Mortgage Loan is secured by a first priority mortgage lien on the fee simple and leasehold interests of the
Westfield North Bridge Borrowers in the Westfield North Bridge Mortgaged
Property. The Westfield North Bridge Loan Pair is comprised of the Westfield
North Bridge Mortgage Loan and one (1) other pari passu mortgage loan in the aggregate principal amount of $68,300,000, which will not be included in the trust and which is identified in this prospectus supplement as the Westfield
North Bridge Non-Trust Loan. The mortgage loans in the Westfield North Bridge
Loan Pair are all obligations of the Westfield North Bridge Borrowers.

     The Westfield North Bridge Mortgage Loan is collectively evidenced by two
(2) promissory notes with identical terms, each in the amount of $68,350,000, but we treat the Westfield North Bridge Mortgage Loan as a single underlying mortgage loan in this prospectus supplement.

     The respective rights of the holder(s) of the Westfield North Bridge
Mortgage Loan will be governed by the Westfield North Bridge Co-Lender
Agreement. For a description of the Westfield North Bridge Co-Lender Agreement,
see "--Loan Combinations--The Westfield North Bridge Mortgage Loan--Co-Lender
Agreement" below.

     The Westfield North Bridge Mortgaged Property consists of the property known as Westfield North Bridge, a regional mall consisting of approximately
682,418 square feet of gross leasable area in a series of retail buildings, as well as two parking garages with approximately 1,100 parking spaces, located on several blocks along Chicago, Illinois' Magnificent Mile. See "--Westfield
North Bridge" below. The Westfield North Bridge Borrowers' interest in the
Westfield North Bridge Mortgaged Property consists of a master leasehold interest with respect to 15,300 square feet thereof and a fee interest with respect to the remainder of the Westfield North Bridge Mortgaged Property. S&P
and Fitch have each confirmed to us that the Westfield North Bridge Mortgage
Loan, in the context of its inclusion in the trust, has credit characteristics consistent with that of an obligation rated A--/A-- by S&P and Fitch, respectively.

     The Borrowers and Sponsors. The borrowers under the Westfield North Bridge
Loan Pair (the "Westfield North Bridge Borrowers") are RN 116 Company, L.L.C.,
RN 120 Company, L.L.C., RN 124/125 Company, L.L.C. and RN 540 Hotel Company
L.L.C., each a single-purpose entity, sponsored and controlled by Westfield
America, Inc., Buck River North, L.L.C., and The Morgan Stanley Real Estate
Fund II, L.P. (collectively, the "Westfield North Bridge Sponsors"). Westfield
America, Inc. owns an approximate 33.333% indirect interest in the Westfield
North Bridge Borrowers, Buck River North, L.L.C. owns an approximate 33.333%
indirect interest in the Westfield North Bridge Borrowers and The Morgan
Stanley Real Estate Fund II, L.P., owns an approximate 33.333% indirect interest in the Westfield North Bridge Borrowers. Westfield America Inc. is the
U.S.-based affiliate of Westfield Group, a newly consolidated Westfield company. Following the July 2004 merger of three publicly traded Westfield entities, Westfield Trust, Westfield America Trust and Westfield Holdings
Limited, Westfield Group reports that it is the largest retail property group in the world, by equity market capitalization, and the eighth largest publicly traded entity in Australia and is listed on the Australian Stock Exchange under its new symbol WDC. The newly merged entity, Westfield Group, is rated A/A2 by
S&P and Moody's, respectively. Westfield Group reports that it has interests in
123 shopping centers with approximately 19,700 retail outlets in Australia, New
Zealand, the United States and United Kingdom. Westfield Group's holdings in the United States consist of interests in 66 shopping centers, comprised of super-regional and regional malls and power centers, located across the United
States with approximately 68 million square feet of retail space and approximately 9,300 retail outlets. Buck River North, L.L.C. is an affiliate of
The John Buck Company, a privately held full service real estate operating company headquartered in Chicago, Illinois. The John Buck Company reports that it manages two real estate equity funds and a number of institutional joint ventures. Its current portfolio includes approximately $2 billion of assets and over 10 million square feet under property management. The Morgan Stanley Real
Estate Fund II, L.P., formed in 1991, is a series of discretionary institutional funds managed by Morgan Stanley. The Morgan Stanley Real Estate
Fund II, L.P. reports that it has approximately $13.5 billion of assets under management.

     Interest Rate; Application of Payments; Prepayments; Defeasance. The
Westfield North Bridge Mortgage Loan (as well as the Westfield North Bridge
Non-Trust Loan) is a five-year loan with a stated maturity date of July 10,
2009, and accrues interest on an Actual/360 Basis. Up to its stated maturity date, in the absence of default, the Westfield North Bridge Mortgage Loan and the Westfield North Bridge Non-Trust Loan will accrue interest at the rate of
4.6696% per annum.

     On the tenth day of each month, up to but excluding the stated maturity date, the Westfield North Bridge Borrowers are required to make monthly payments of interest-only calculated on the outstanding principal balance of the Westfield North Bridge Loan Pair.

                                      S-78

     Distributions of amounts received with respect to the Westfield North
Bridge Mortgage Loan and the Westfield North Bridge Non-Trust Loan will be distributed among the holders thereof as described in "--Loan Combinations--The
Westfield North Bridge Mortgage Loan--Priority of Payments" below.

     The Westfield North Bridge Borrowers are prohibited from voluntarily prepaying the Westfield North Bridge Loan Pair, in whole or in part, prior to
January 10, 2009. On and after January 10, 2009, the Westfield North Bridge
Borrowers may prepay the Westfield North Bridge Loan Pair, in whole, without payment of any prepayment consideration.

     The Westfield North Bridge Borrowers may defease the Westfield North
Bridge Loan Pair, in whole only, on any due date after the earlier of (a) June
17, 2007 and (b) the expiration of two years following the last securitization of any mortgage loan in the Westfield North Bridge Loan Pair, and by doing so obtain the release of the Westfield North Bridge Mortgaged Property. A defeasance will be effected by the Westfield North Bridge Borrowers' pledging substitute collateral that consists of obligations or securities which are
"Government Securities" as defined in section 2(a)(16) of the Investment
Company Act of 1940 and qualify under section 1.860G-2(a)8 of the U.S. Treasury regulations that produce payments which replicate the payment obligations of the Westfield North Bridge Borrowers under the Westfield North Bridge Loan Pair and that is sufficient to pay off the Westfield North Bridge Loan Pair in its
entirety on its maturity date.

     The Westfield North Bridge Borrowers' right to defease the Westfield North
Bridge Loan Pair is subject to, among other things, S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2004-C6 certificates by such rating agency.

     Westfield North Bridge. Westfield North Bridge is a regional mall consisting of approximately 682,418 square feet of gross leasable area in a series of retail buildings located on several blocks of Chicago, Illinois's
Magnificent Mile. The property also includes two parking garages with approximately 1,100 parking spaces. Opened in 2000, Westfield North Bridge is part of an approximate two million square foot master-planned development known as North Bridge that covers nine city blocks containing a mix of retail, entertainment, restaurant, hotel and office space. Westfield North Bridge, which itself is situated on all or part of six of the blocks within the overall development, consists of 590,088 square feet of retail space, anchored by a
260,000 square foot Nordstrom, 92,330 square feet of office space and the two parking garages. The Westfield North Bridge Mortgaged Property that is collateral consists of the entire 682,418 square feet of gross leasable area
(inclusive of approximately 15,300 square feet of master-leased space) and the two parking garages. In addition to the 260,000 square foot Nordstrom anchor store, Westfield North Bridge's retail space consists of 99,899 square feet of in-line stores in a four-story enclosed mall connected to Nordstrom via a pedestrian bridge and 230,189 square feet of other retail space primarily comprised of street level retail space on adjacent city blocks. The 92,330 square feet of office space, also on an adjacent block, is fully leased to advertising agency Euro RSCG Tatham through November 2014. In-line and other retail tenants include nationally recognized retailers such as Hugo BOSS, A/X
Armani Exchange, Tommy Bahama, Ann Taylor Loft, Benetton, Lucky Brand
Dungarees, Virgin Records, ESPN Zone and Bally Total Fitness, doing business as
("dba") Crunch Fitness. Westfield North Bridge's comparable retail sales for stores under 10,000 square feet were $741 per square foot for the trailing 12 months ending April 2004 and occupancy costs were 13.8% for the same period. As of April 28, 2004, based on square footage leased, in-line occupancy at
Westfield North Bridge was 90.4% and overall occupancy, including the office space, was 88.7%.

          GROSS LEASABLE AREA (GLA) OVERVIEW OF WESTFIELD NORTH BRIDGE

                                APPROXIMATE         %        ANCHOR LEASE
STORE                           SQUARE FEET      OF GLA       EXPIRATION
-----                          -------------   ----------   -------------

ANCHOR
 Nordstrom .................      260,000          38.1%    9/21/2020
                                  -------         -----
TOTAL ANCHOR SPACE .........      260,000          38.1%
In-Line Space ..............       99,899          14.6
Other Retail Space .........      230,189          33.7
Office .....................       92,330          13.5
                                  -------         -----
TOTAL GLA ..................      682,418         100.0%

     The following should be noted with respect to the table above--

     o    The total GLA percentage presented may not reflect the exact sum of the information in the related column due to rounding.

                                      S-79

                 FIVE LARGEST NON-ANCHOR RETAIL TENANTS AT THE
                   WESTFIELD NORTH BRIDGE MORTGAGED PROPERTY

                                                     APPROXIMATE        LEASE
TENANT                                               SQUARE FEET      EXPIRATION
------                                              -------------   -------------

Virgin Records ..................................       39,189        1/31/2014
ESPN Zone .......................................       33,918        7/31/2014
Bally Total Fitness, dba Crunch Fitness .........       26,235       10/31/2019
Buca di Beppo ...................................        9,688        2/23/2013
Joe's Stone Crab of Chicago .....................        9,015        5/31/2010
                                                       -------
TOTAL ...........................................      118,045

     The following should be noted with respect to the table above--

     o    The square footage of Joe's Stone Crab of Chicago includes 2,667 square feet of expansion space that is expected to open in the summer of 2004.

              LEASE EXPIRATION SCHEDULE FOR IN-LINE TENANTS AT THE
                   WESTFIELD NORTH BRIDGE MORTGAGED PROPERTY

                                        APPROXIMATE        % OF TOTAL
                                     EXPIRING IN-LINE       IN-LINE
YEAR                                    SQUARE FEET       SQUARE FEET     CUMULATIVE %
----                                ------------------   -------------   -------------

2004 ............................              0               0.0%            0.0%
2005 ............................         13,095              13.1            13.1%
2006 ............................          4,300               4.3            17.4%
2007 ............................              0               0.0            17.4%
2008 ............................          2,539               2.5            20.0%
2009 ............................              0               0.0            20.0%
2010 ............................         44,147              44.2            64.1%
2011 ............................         12,705              12.7            76.9%
2012 ............................              0               0.0            76.9%
2013 ............................         13,488              13.5            90.4%
2014 and beyond .................              0               0.0            90.4%
Vacant ..........................          9,625               9.6           100.0%
                                          ------             -----
TOTAL ...........................         99,899             100.0%

5 year average rollover .........          3,987               4.0%
7 year average rollover .........          9,154               9.2%

     The following should be noted with respect to the table above--

     o    The total in-line square foot percentage presented may not reflect the exact sum of the information in the related column due to rounding.

     o    The average rollover information shown at the bottom of the table reflects actual leased rollover based on total in-line square feet.

                                      S-80

     Property Management. The Westfield North Bridge Mortgaged Property is
managed by Westfield Corporation, Inc., an affiliate of Westfield America, Inc, one of the Westfield North Bridge Sponsors.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in May
2004 by a third-party appraiser, the appraised value of the Westfield North
Bridge Mortgaged Property as of June 1, 2004 is $344,400,000. Based on that appraised value, the Westfield North Bridge Mortgage Loan has a Cut-off Date
Loan-to-Value Ratio of 59.5% (taking into account the Westfield North Bridge
Non-Trust Loan).

     Underwritten Debt Service Coverage Ratio. The in-place U/W Net Cash Flow for the Westfield North Bridge Mortgaged Property was calculated to be
$21,697,947. Based on that in-place U/W Net Cash Flow, the Westfield North
Bridge Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 2.24x
(taking into account the Westfield North Bridge Non-Trust Loan). The projected
U/W Net Cash Flow for the Westfield North Bridge Mortgaged Property was
calculated to be $24,321,010, based on certain lease-up assumptions. Based on that projected U/W Net Cash Flow, the Westfield North Bridge Mortgage Loan
would have an Underwritten Debt Service Coverage Ratio of 2.51x (taking into account the Westfield North Bridge Non-Trust Loan).

     Replacement and Rollover Reserve Guaranty. In lieu of making required monthly deposits into the replacement and rollover reserve account, the
Westfield North Bridge Sponsors have executed a guaranty in favor of the mortgagee, under which the Westfield North Bridge Sponsors guaranty to the mortgagee the payment and performance of: (a) certain leasing expenses, maintenance or repair expenses incurred by the Westfield North Bridge Borrowers which are approved by the mortgagee and the work associated with such expenses, in accordance with the related loan documents, and (b) the completion of certain specified improvements or other work to be performed by or on behalf of the Westfield North Bridge Borrowers under certain leases. The Westfield North
Bridge Sponsors' liability under such replacement and rollover reserve guaranty is limited to the difference between (x) the amounts that the Westfield North
Bridge Borrowers would have been required to deposit in the replacement and rollover reserve account had its monthly deposit been calculated based upon
$1.20 per square foot per annum of in-line tenant space and had such replacement and rollover reserve guaranty not been in effect and (y) the amount actually deposited in the replacement and rollover reserve account by the
Westfield North Bridge Borrowers. The Westfield North Bridge Sponsors are
severally liable under the replacement and rollover guaranty in proportion to their indirect beneficial interests in the Westfield North Bridge Borrowers.
Upon a Westfield North Bridge Cash Management Event, the Westfield North Bridge
Borrowers are required to deposit amounts in the replacement and rollover reserve account.

     Lockbox. The Westfield North Bridge Borrowers are required to cause the tenants to deposit all rents derived from the Westfield North Bridge Mortgaged
Property directly into a segregated lockbox account under the control of the mortgagee; provided that prior to the occurrence of and following the termination of a Westfield North Bridge Cash Management Event (as defined below), funds on deposit in the lockbox account will be swept on a daily basis to an account controlled and maintained by the Westfield North Bridge
Borrowers. Following the occurrence and during the continuance of any one or more of the following events (each, a "Westfield North Bridge Cash Management
Event"):

   o an event of default; or

   o the debt service coverage ratio, calculated pursuant to the related loan documents, falling below 1.05x;

funds in the lockbox account will be allocated as set forth below until the
Westfield North Bridge Cash Management Event terminates in accordance with the related loan agreement. A Westfield North Bridge Cash Management Event may be
terminated no more than six times during the term of the loan upon, among other things, achieving a debt service coverage ratio of 1.05x for one fiscal quarter
(if such Westfield North Bridge Cash Management Event was due to the debt service coverage ratio falling below 1.05x) or curing the event of default which caused such Westfield North Bridge Cash Management Event.

     During the continuation of a Westfield North Bridge Cash Management Event,
provided that no event of default has occurred and is continuing, funds on deposit in the lockbox account will be allocated as follows: (a) master rent deposits to the master rent account; (b) monthly tax and insurance amounts to the tax and insurance account; (c) cash management fees to the fee agent; (d)
monthly debt service payment amount to the debt service reserve account; (e)
monthly replacement and rollover expense deposit to the replacement and rollover reserve account; and (f) the remainder to the Westfield North Bridge
Borrowers unless an event of default has occurred and is continuing.

     Tax and Insurance Guaranty. In lieu of making required monthly deposits into the tax and insurance reserve account, the Westfield North Bridge Sponsors have executed a guaranty of real estate taxes and insurance premiums in favor of the

                                      S-81

mortgagee. Under that tax and insurance guaranty, the Westfield North Bridge
Sponsors guaranty the payment of all real estate taxes and insurance premiums in accordance with the terms and provisions of the related loan agreement. The
Westfield North Bridge Sponsors are severally liable under the tax and insurance guaranty in proportion to their indirect beneficial interests in the
Westfield North Bridge Borrowers. Upon a Westfield North Bridge Cash Management
Event, the Westfield North Bridge Borrowers are required to deposit amounts in the tax and insurance reserve account, unless the Westfield North Bridge
Mortgaged Property is insured under a blanket insurance policy, in which event the Westfield North Bridge Borrowers are required to deposit amounts for taxes only in the tax and insurance reserve account.

     Master Rent Guaranty. In lieu of making required monthly deposits into a master rent account, the Westfield North Bridge Sponsors have executed a guaranty of master rent in favor of the mortgagee. Under that guaranty of master rent, the Westfield North Bridge Sponsors have guaranteed the payment of master rent deposits in accordance with the terms and provisions of the related loan agreement. The Westfield North Bridge Sponsors are severally liable under the master rent guaranty in proportion to their indirect beneficial interests in the Westfield North Bridge Borrowers. Upon a Westfield North Bridge Cash
Management Event, the Westfield North Bridge Borrowers are required to deposit amounts in the master rent reserve account.

     Terrorism Insurance. The Westfield North Bridge Borrowers are required, in accordance with the related loan documents, to maintain an all-risk property insurance policy which does not exclude liability for acts of terrorism or obtain a separate insurance policy insuring against acts of terrorism in an amount equal to the full replacement cost of the Westfield North Bridge
Mortgaged Property; provided, that the Westfield North Bridge Borrowers are not required to maintain such terrorism coverage in amounts in excess of what would be available for an annual premium of no greater than $300,000.

                                      S-82

THE TWO PENN PLAZA MORTGAGE LOAN

     General. The Two Penn Plaza Mortgage Loan has a cut-off date principal balance of $122,500,000 and represents 9.1% of the initial mortgage pool balance. The Two Penn Plaza Mortgage Loan is one of three (3) mortgage loans, collectively referred to as the Two Penn Plaza Loan Group, that are all secured by a first priority mortgage lien on the fee simple interest in the Two Penn
Plaza Mortgaged Property. The Two Penn Plaza Mortgaged Property is a 31-story class A office building with approximately 1,529,325 square feet of net rentable area located in New York, New York. See "--Two Penn Plaza" below.

     The Two Penn Plaza Loan Group is comprised of: (a) the Two Penn Plaza
Mortgage Loan; (b) one (1) mortgage loan in the aggregate principal amount of
$122,500,000 that will not be included in the trust and is, at all times, pari passu in right of payment with the Two Penn Plaza Mortgage Loan, which mortgage loan is identified in this prospectus supplement as the Two Penn Plaza Pari
Passu Non-Trust Loan; and (c) one (1) mortgage loan in the principal amount of
$55,000,000 that will not be included in the trust and is generally subordinate in right of payment to the Two Penn Plaza Mortgage Loan and the Two Penn Plaza
Pari Passu Non-Trust Loan, which mortgage loan is identified in this prospectus supplement as the Two Penn Plaza Subordinate Non-Trust Loan. The mortgage loans in the Two Penn Plaza Loan Group are all obligations of the Two Penn Plaza
Borrower and are cross-defaulted. The Two Penn Plaza Subordinate Non-Trust Loan is evidenced by two promissory notes that, although currently held by the same party, could be separately sold. If the two promissory notes evidencing the Two
Penn Plaza Subordinate Non-Trust Loan are ever held by different parties, they would still have the same aggregate characteristics as are described in this prospectus supplement with respect to the Two Penn Plaza Subordinate Non-Trust
Loan and entitle their holders to the same aggregate rights as are described in this prospectus supplement as belonging to the Two Penn Plaza Subordinate
Non-Trust Loan Noteholder. Accordingly, the Two Penn Plaza Subordinate
Non-Trust Loan is treated as a single mortgage loan in this prospectus supplement.

     The respective rights of the holder of the Two Penn Plaza Mortgage Loan and the Two Penn Plaza Non-Trust Loan Noteholders will be governed by the Two
Penn Plaza Co-Lender Agreement. For a description of the Two Penn Plaza
Co-Lender Agreement, see "--Loan Combinations--The Two Penn Plaza Mortgage
Loan--Co-Lender Agreement" below.

     S&P and Fitch have confirmed to us that the Two Penn Plaza Mortgage Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated A/A by S&P and Fitch, respectively.

     The Borrower and Sponsor. The borrower under the Two Penn Plaza Loan Group
(the "Two Penn Plaza Borrower") is Vornado Two Penn Property L.L.C., a Delaware
limited liability company, indirectly owned by Vornado Realty L.P., a Delaware limited partnership (rated BBB+/Baa2 by S&P and Moody's, respectively) whose general partner is Vornado Realty Trust, a Maryland real estate investment trust. Vornado Realty Trust ("Vornado") is a publicly traded REIT headquartered in New York, New York and listed on the NYSE under the symbol VNO. Vornado
(rated BBB+ by S&P) reports that it owns and manages approximately 75 million square feet of real estate comprised of office, retail, merchandise mart and temperature controlled logistics properties. As of December 31, 2003, Vornado's office portfolio included 20 office buildings in the metropolitan New York City area (primarily Manhattan) with approximately 13.3 million square feet making
Vornado one of the largest property owners in New York City. In addition to Two
Penn Plaza, Vornado owns three other office buildings in the Penn Station submarket, namely, One Penn Plaza, Eleven Penn Plaza and 330 West 34th Street
as well as the 1,700 room Hotel Pennsylvania. Vornado also owns 100% of Charles
E. Smith Commercial Realty LP, which owns approximately 13.9 million square feet of office properties in Northern Virginia and Washington, D.C. and manages another 5.1 million square feet of office and other commercial properties in the Washington, D.C. area. Vornado also owns 33.1% of the outstanding common stock of Alexander's Inc., a publicly traded REIT listed on the NYSE under the symbol ALX that owns several New York City metropolitan area properties.

     Interest Rate; Application of Payments; Prepayments; Defeasance. The Two
Penn Plaza Mortgage Loan (as well as each Two Penn Plaza Non-Trust Loan) is an
ARD Loan with an anticipated repayment date of February 11, 2011 and a stated
maturity date of February 11, 2034. The entire Two Penn Plaza Loan Group accrues interest on an Actual/360 Basis at a weighted average interest rate of
4.9658% per annum. For purposes of accruing interest, the Two Penn Plaza
Mortgage Loan and the Two Penn Plaza Pari Passu Non-Trust Loan each consist of two components with different component interest rates. As of the cut-off date, component no. 1 of the Two Penn Plaza Mortgage Loan has an unpaid principal balance of $93,075,500, component no. 2 of the Two Penn Plaza Mortgage Loan has an unpaid principal balance of $29,424,500, component no. 1 of the Two Penn
Plaza Pari Passu Non-Trust Loan has an unpaid principal balance of $93,075,500 and component no. 2 of the Two Penn Plaza Pari Passu Non-Trust Loan has an
unpaid principal balance of $29,424,500. Until the related anticipated repayment date, in the absence of default: component no. 1 and component no. 2 of the Two Penn Plaza Mortgage Loan will accrue interest at 4.9658% and 3.9658%
per annum, respectively; component no. 1 and component no. 2 of the Two Penn
Plaza Pari Passu Non-Trust Loan will accrue interest at 4.9658% and 3.9658% per annum, respectively; and the Two Penn

                                      S-83

Plaza Subordinate Non-Trust Loan will accrue interest at a weighted average interest rate of 6.0358% per annum. From and after its anticipated repayment date, in the absence of default, the respective components of the Two Penn
Plaza Pari Passu Loans, as well as the Two Penn Plaza Subordinate Non-Trust
Loan, will each accrue interest at a revised interest rate that is at least five percentage points in excess of the annual interest rate specified with respect thereto in the prior sentence. In each such case, the additional interest resulting from the increase in the per annum accrual rate will constitute Post-ARD Additional Interest, the payment of which will be deferred.
All payments of principal allocable to a Two Penn Plaza Pari Passu Loan will be applied first against component no. 1 of that mortgage loan, until the principal balance of that component no. 1 is reduced to zero, and then against component no. 2 of that mortgage loan.

     On the 11th day of each month through and including the due date in
February 2006, the Two Penn Plaza Borrower is required to make monthly interest-only payments on the Two Penn Plaza Loan Group and thereafter, up to and including the anticipated repayment date, the Two Penn Plaza Borrower is required to make a constant monthly debt service payment on the Two Penn Plaza
Loan Group equal to $1,604,200.23 (based on a 30-year amortization schedule for the entire Two Penn Plaza Loan Group).

     From and after the anticipated repayment date, the Two Penn Plaza Borrower is required to make a constant monthly debt service payment on the Two Penn
Plaza Loan Group equal to $1,825,367.14 (based on a 23-year amortization schedule for the entire Two Penn Plaza Loan Group) and to also apply excess cash flow (calculated in accordance with the related loan documents after the payment of scheduled debt service and certain reserves) from the Two Penn Plaza
Mortgaged Property toward additional amortization of the Two Penn Plaza Loan
Group. The post-anticipated repayment date constant monthly debt service payment will be applied to principal and interest based on the pre-anticipated repayment date interest rate. The payment of any Post-ARD Additional Interest accrued on any mortgage loan comprising the Two Penn Plaza Loan Group at the applicable rate and not paid currently will be deferred until the stated
maturity date. The anticipated repayment date does not trigger a Two Penn Plaza
Reserve Period (as defined under "--Lockbox" below) and accordingly, absent the occurrence and continuance of a Two Penn Plaza Reserve Period, excess cash flow, which is required to be applied toward additional amortization, will not be swept from the collection account to the lender's account pursuant to the cash management provisions of the related loan agreement. See "--Lockbox"
below.

     Distributions of amounts received with respect to the Two Penn Plaza
Mortgage Loan and the Two Penn Plaza Non-Trust Loans will be distributed among the holders thereof as described under "--Loan Combinations--The Two Penn Plaza
Mortgage Loan--Priority of Payments" below.

     Amortization of the Two Penn Plaza Loan Group will be applied to pay down the principal balances of the Two Penn Plaza Pari Passu Loans to zero, on a pro rata basis, before any such amortization is applied to the Two Penn Plaza
Subordinate Non-Trust Loan.

     The Two Penn Plaza Borrower is also required to make the reserve and escrow payments described under "--Reserves and Escrows" below.

     The Two Penn Plaza Borrower is prohibited from voluntarily prepaying the
Two Penn Plaza Loan Group, in whole or in part, prior to August 11, 2010. From and after August 11, 2010, the Two Penn Plaza Borrower may prepay the Two Penn
Plaza Loan Group, in whole or in part, without payment of any prepayment consideration.

     The Two Penn Plaza Borrower may defease the Two Penn Plaza Loan Group, in whole only, on any due date after the expiration of the earlier of (a) three years from the closing date of the Two Penn Plaza Loan Group and (b) two years following the initial issuance of any certificates issued as a result of the latest securitization of any mortgage loan in the Two Penn Plaza Loan Group, and prior to its anticipated repayment date, and by doing so obtain the release of the Two Penn Plaza Mortgaged Property. A defeasance will be effected by the
Two Penn Plaza Borrower pledging substitute collateral that consists of direct, non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the Two Penn Plaza Borrower under the Two
Penn Plaza Loan Group and that are sufficient to pay off the Two Penn Plaza
Loan Group in its entirety on its anticipated repayment date.

     The Two Penn Plaza Borrower's right to defease the Two Penn Plaza Loan
Group is subject to each rating agency then rating any certificates issued in respect of the Two Penn Plaza Loan Group confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any such certificates by such rating agency.

     Two Penn Plaza. Two Penn Plaza is a 31-story class A office building with approximately 1,529,325 square feet of net rentable area, including approximately 49,800 aggregate square feet of ground floor retail space and second floor retail space, and approximately 25,000 square feet of storage space. Two Penn Plaza is located in Manhattan's Penn Station submarket on

                                      S-84

the entire westerly side of Seventh Avenue between West 31st and West 33rd
Streets. Built over Pennsylvania Station and adjacent to Madison Square Garden, the building offers large flexible floor plates averaging over 56,000 square feet as well as 360-degree views of Manhattan from the upper floors. Two Penn
Plaza was built in 1968 and renovated in 1991. According to the Two Penn Plaza
Borrower, approximately $14.7 million has been invested since 1989 in upgrading the building and approximately $2.6 million is currently budgeted by the Two
Penn Plaza Borrower for a new turnstile system, repair of plaza stairs, and upgrade of the fire alarm system. Vornado Realty Trust also has plans to redevelop some of the existing retail space and to add new retail space and additional signage at Two Penn Plaza by using a portion of the property's
366,937 square feet of unused floor area. Two Penn Plaza has direct access to
New York's major commuting and transportation systems including Amtrak, the
Long Island Railroad, PATH trains and several subway lines all easily accessible through entrances in the building's lobby. In addition to Madison
Square Garden, other major attractions within close proximity of Two Penn Plaza include Macy's, the Empire State Building, the Jacob K. Javits Convention
Center, the Fashion Institute of Technology, and the landmarked main New York
Post Office. Two Penn Plaza is occupied by a diverse mix of professional and service business firms including United Healthcare Services, Inc. (a subsidiary of UnitedHealth Group, Inc.), Nationwide Life Insurance Company, JPMorgan
Chase, Compaq Computer Corporation (a subsidiary of Hewlett-Packard Company)
and Charles Schwab & Co., Inc. The three largest tenants at Two Penn Plaza occupy approximately 62.1% of the building's space and represent approximately
66.7% of total base revenues of the building. The single largest tenant is The
McGraw-Hill Companies, Inc. which occupies 518,217 square feet, or 33.9% of total space, under a long term lease that expires March 31, 2020. Other leading tenants include Information Builders, Inc., with 268,190 square feet (17.5% of total space) and Madison Square Garden, L.P. (a joint venture of Cablevision
Systems Corporation and Fox Sports Network), with 162,945 square feet (10.7% of total space). As of January 1, 2004, based on square footage leased, occupancy at Two Penn Plaza was 95.6%.

                     FIVE LARGEST TENANTS AT TWO PENN PLAZA

                                             APPROXIMATE      % OF TOTAL       % OF TOTAL                     LEASE
TENANT                                       SQUARE FEET     SQUARE FEET     BASE REVENUES      RATINGS     EXPIRATION
------                                      -------------   -------------   ---------------   ----------   -----------

The McGraw-Hill Companies, Inc. .........       518,217          33.9%            36.8%        NR/A+/A1    3/31/2020
Information Builders, Inc. ..............       268,190          17.5             17.8            NR       5/31/2013
Madison Square Garden, L.P. .............       162,945          10.7             12.1            NR       4/30/2007
United Healthcare Services, Inc .........        69,137           4.5              3.8          A/A/A3     1/31/2006
Compaq Computer Corporation .............        51,200           3.3              5.0         A--/A/A3    1/31/2008
                                                -------          ----             ----
TOTAL ...................................     1,069,689          69.9%            75.5%

     The following should be noted with respect to the table above--

     o    The five largest tenants are ranked by approximate square feet.

     o    The total percentages may not reflect the exact sum of the information in the related columns due to rounding.

     o    The McGraw-Hill Companies, Inc.'s lease provides for two, five-year renewal options.

     o    Information Builders, Inc.'s lease provides for two, five-year renewal options. In addition, Information Builders, Inc. has the option to terminate its lease effective May 31, 2008 upon prior notice given no later than February 28, 2007 and payment of a termination fee in an amount as calculated pursuant to the lease.

     o    Madison Square Garden, L.P.'s lease provides for two, five-year renewal options for 112,602 square feet of its space.

     o    The McGraw-Hill Companies, Inc. is the parent company of S&P.

     o    Credit ratings are by S&P, Fitch and Moody's, respectively, and may reflect the parent company rating (regardless of whether or not it is obligated under the related lease) if tenant company is not rated.

     o    NR means not rated.

                                      S-85

      LEASE EXPIRATION SCHEDULE FOR THE TWO PENN PLAZA MORTGAGED PROPERTY

                                          APPROXIMATE          % OF TOTAL
YEAR                                 EXPIRING SQUARE FEET     SQUARE FEET     CUMULATIVE %
----                                ----------------------   -------------   -------------

2004 ............................             88,712               5.8%            5.8%
2005 ............................              5,569               0.4             6.2%
2006 ............................            135,853               8.9            15.0%
2007 ............................            186,074              12.2            27.2%
2008 ............................            110,979               7.3            34.5%
2009 ............................             29,436               1.9            36.4%
2010 ............................             65,636               4.3            40.7%
2011 ............................                  0               0.0            40.7%
2012 ............................              9,366               0.6            41.3%
2013 ............................            272,290              17.8            59.1%
2014 and beyond .................            558,271              36.5            95.6%
Vacant ..........................             67,139               4.4           100.0%
                                           ---------             -----
TOTAL ...........................          1,529,325             100.0%

5 year average rollover .........            105,437               6.9%
7 year average rollover .........             88,894               5.8%

     The following should be noted with respect to the table above--

     o    2004 includes any month-to-month tenants.

     o    The total square foot percentage presented may not reflect the exact sum of the information in the related column due to rounding.

     o    The average rollover information shown at the bottom of the table reflects actual leased rollover based on total square feet.

     Property Management. The Two Penn Plaza Mortgaged Property is managed by
Vornado Office Management LLC, an affiliate of the Two Penn Plaza Borrower.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in
January 2004 by a third-party appraiser, the appraised value of the Two Penn
Plaza Mortgaged Property, as of February 1, 2004, is $435,000,000 (which value excludes four tenant leases and related space aggregating 3,465 square feet subject to potential release from the Two Penn Plaza Mortgaged Property). Based upon that appraised value, the Two Penn Plaza Mortgage Loan has a Cut-off Date
Loan-to-Value Ratio of 56.3% (taking into account the Two Penn Plaza Pari Passu
Non-Trust Loan, but without regard to the Two Penn Plaza Subordinate Non-Trust
Loan), and the Cut-off Date Loan-to-Value Ratio of the entire Two Penn Plaza
Loan Group (including the Two Penn Plaza Subordinate Non-Trust Loan), is 69.0%.

     Underwritten Debt Service Coverage Ratio. The in-place U/W Net Cash Flow of the Two Penn Plaza Mortgaged Property was calculated to be $28,350,452.
Based on that in-place U/W Net Cash Flow, the Two Penn Plaza Mortgage Loan has
an Underwritten Debt Service Coverage Ratio of 1.78x (taking into account the
Two Penn Plaza Pari Passu Non-Trust Loan, but without regard to the Two Penn
Plaza Subordinate Non-Trust Loan), and the Underwritten Debt Service Coverage
Ratio of the entire Two Penn Plaza Loan Group (including the Two Penn Plaza
Subordinate Non-Trust Loan) is 1.47x, based on 12 times the aggregate monthly debt service payment for the Two Penn Plaza Loan Group on the due date in March
2006, which is the first due date following the two year interest-only period.
The projected U/W Net Cash Flow for the Two Penn Plaza Mortgaged Property was
calculated to be $32,800,025, based on certain lease-up assumptions. Based on that projected U/W Net Cash Flow, the Two Penn Plaza Mortgage Loan would have an Underwritten Debt Service Coverage Ratio of 2.07x (taking into account the
Two Penn Plaza Pari Passu Non-Trust Loan, but without regard to the Two Penn
Plaza Subordinate Non-Trust Loan), and the entire Two Penn Plaza Loan Group
(including the Two Penn Plaza Subordinate Non-Trust Loan) would have an
Underwritten Debt Service Coverage Ratio of 1.70x, based on 12 times the aggregate monthly debt service payment for the Two Penn Plaza Loan Group on the due date in March 2006.

     Lockbox. The Two Penn Plaza Borrower is required to cause all income from the Two Penn Plaza Mortgaged Property to be deposited into a collection account established by the Two Penn Plaza Borrower and under the control of the Two
Penn

                                      S-86

Plaza Loan Group mortgagee with a standing instruction to sweep all funds on deposit in such account on a daily basis to a holding account under the sole control of the Two Penn Plaza mortgagee. Provided that no Two Penn Plaza
Reserve Event (as defined below) has occurred and is continuing, all funds on deposit in such holding account are required to be disbursed each business day to an account controlled by the Two Penn Plaza Borrower.

     During a Two Penn Plaza Reserve Period, those funds in the holding account are to be allocated as follows: (a) monthly tax deposit to the tax reserve account, (b) monthly insurance deposit to the insurance reserve account; (c)
servicing fees, if any, for which the Two Penn Plaza Borrower is responsible to the debt service reserve account; (d) the amount of any default rate interest and late charges to the debt service reserve account; (e) monthly debt service payment amount to the debt service reserve account; (f) approved operating expenses, to the Two Penn Plaza Borrower's account; (g) the monthly structural reserve amount to the structural reserve account; (h) the monthly tenant improvement and leasing reserve amount to the tenant improvement and leasing reserve account; (i) the remainder, if any, (x) in the event that the lease termination option of Information Builders Inc. has been exercised, to the tenant improvement and leasing reserve account until the Two Penn Plaza TI and
Leasing Reserve Threshold (as defined under "--Reserves and Escrows" below) has been achieved and (y) if the lease termination option of Information Builders
Inc. has not been exercised or if the Two Penn Plaza TI and Leasing Reserve
Threshold has been satisfied, provided no event of default exists, to the Two
Penn Plaza Borrower. Upon termination of a Two Penn Plaza Reserve Event, provided no event of default shall have occurred and be continuing, all amounts on deposit in the foregoing reserve accounts, other than the debt service reserve account, shall be disbursed to the Two Penn Plaza Borrower's account.

     A "Two Penn Plaza Reserve Period" is the period of time during which one or more of the following events (each, a "Two Penn Plaza Reserve Event")
exists:

     (a)  the occurrence and continuance of an event of default under the Two
          Penn Plaza Loan Group, or

     (b)  a Two Penn Plaza DSCR Sweep Period is in effect.

     A "Two Penn Plaza DSCR Sweep Period" is any period commencing upon the reasonable determination by the lender (in accordance with the related loan documents) that the debt service coverage ratio for the Two Penn Plaza Loan
Group (as calculated in accordance with the related loan documents) is less than 1.25x for the 12-calendar month period ending on the calendar quarter completed immediately prior to the date of determination, and continuing until such time, if any, as reasonably determined by the lender (in accordance with the related loan documents), that the debt service coverage ratio has been equal to or greater than 1.25x for the two consecutive calendar quarters immediately preceding the date of determination.

     Reserves and Escrows. During the period of time a Two Penn Plaza Reserve
Period is in effect, the Two Penn Plaza Borrower is required to make (a) on each monthly payment date, escrow payments for the payment of taxes and insurance premiums, (b) on each monthly payment date, deposits in the amount of
$31,860.94 to a structural reserve account, and (c) on each monthly payment date beginning with the payment date in February 2006 through and including the payment date in March 2007, deposits in the amount of $307,000 to a TI/LC reserve.

     In addition, during the period that a Two Penn Plaza Reserve Period is in effect, upon the exercise of the Information Builders, Inc. termination option pursuant to the Information Builders, Inc. lease, the Two Penn Plaza Borrower shall deposit or cause to be deposited excess cash flow (calculated in accordance with the related loan agreement) into the TI/LC reserve until the account, together with the monthly TI/LC reserve deposits, aggregates
$12,000,000 (the "Two Penn Plaza TI and Leasing Reserve Threshold"). If the
Information Builders, Inc. termination option is exercised as to less than the full amount of the space leased under the Information Builders, Inc. lease, then the Two Penn Plaza TI and Leasing Reserve Threshold will be reduced by an amount equal to $45 per square foot of space that remains in full force and effect under the Information Builders, Inc. lease.

     During the period that a Two Penn Plaza Reserve Period is in effect, the
Two Penn Plaza Borrower is also required to deposit into a lease termination reserve account any lease termination fees with respect to leases at the Two
Penn Plaza Mortgaged Property, with such funds to be used for tenant improvement and leasing costs incurred in connection with re-leasing the related space. Upon receipt of evidence of a replacement lease and payment by the Two Penn Plaza Borrower of all costs related to releasing the related space, and provided no event of default then exists, the lender shall disburse to the Two Penn Plaza Borrower the funds on deposit in the lease termination reserve account with respect to such terminated space, provided that if the rent for the next succeeding 60 months from the replacement lease is less than the product of the monthly rent for the previous tenant multiplied by 60, then the amount of such difference shall be retained in the lease termination reserve account and distributed to the Two Penn Plaza Borrower in equal monthly installments.

                                      S-87

     In lieu of the Two Penn Plaza Borrower's obligations to make payments to any of the reserve accounts discussed above, the Two Penn Plaza Borrower may elect to deliver to the lender a guaranty from Vornado Realty L.P. guarantying the Two Penn Plaza Borrower's obligations to make such reserve payments. If such a guarantee is delivered and thereafter Vornado, the general partner of
Vornado Realty L.P., shall be downgraded below investment grade then, and until
Vornado shall again be rated at least investment grade, the Two Penn Plaza
Borrower will be required to either (a) deposit into each reserve account an amount equal to all amounts which, but for such guaranty, would have been on deposit since the commencement of such Two Penn Plaza Reserve Period, giving due consideration to all amounts that would have been payable by a disbursement, and thereafter commence making monthly reserve deposits so long as the Two Penn Plaza Reserve Period remains in effect, or (b) deliver a letter of credit in lieu of such cash deposits in an amount determined in accordance with the related loan documents.

     At the closing of the Two Penn Plaza Loan Group, the Two Penn Plaza
Borrower was required to deposit (a) $750,000 to a structural reserve account for certain required repairs, and (b) $1,440,040 to the Two Penn Plaza TI and leasing reserve account for unfunded tenant improvement allowances related to certain tenant leases; provided that, in lieu of making such deposits, the Two
Penn Plaza Borrower delivered to the lender a guaranty from Vornado Realty
L.P., guarantying the payment by the Two Penn Plaza Borrower of the costs for which such reserves were required. The Two Penn Plaza Borrower will be required to deposit cash for such reserves or post a letter of credit in the event
Vornado is downgraded below investment grade.

     Terrorism Insurance. The Two Penn Plaza Borrower is required, in accordance with the related loan documents, to maintain an all-risk property insurance policy which does not exclude liability for acts of terrorism or to obtain a separate insurance policy insuring against acts of terrorism. If that all risk policy excludes acts of terrorism as defined in the Terrorism Risk
Insurance Act of 2002 ("TRIA Acts"), then the Two Penn Plaza Borrower must obtain a separate insurance policy insuring against TRIA Acts, in an amount equal to the lesser of the full replacement cost of the Two Penn Plaza
Mortgaged Property and the outstanding principal amount of the Two Penn Plaza
Loan Group; provided that the Two Penn Plaza Borrower will not be required to spend more than an allocable amount of the premium payable under the blanket policy of insurance covering the Two Penn Plaza Mortgaged Property and other properties equal to $106,325 per year for the annual premium. In the event such all risk policy excludes acts of terrorism that are not covered by the
Terrorism Risk Insurance Act of 2002 ("Non-TRIA Acts"), the Two Penn Plaza
Borrower is required to maintain a primary layer of coverage insuring against
Non-TRIA Acts in the amount of not less than $100,000,000, provided that the
Two Penn Plaza Borrower will not be required to spend more than an allocable amount of the premium payable under the blanket policy of insurance covering the Two Penn Plaza Mortgaged Property and other properties equal to $5,625 per year for the annual premium. In addition, upon expiration of the Terrorism Risk
Insurance Act of 2002, the Two Penn Plaza Borrower is required to maintain insurance against acts of terrorism in an amount of not less than the lesser of the full replacement cost of the Two Penn Plaza Mortgaged Property and the outstanding principal balance of the Two Penn Plaza Loan Group, provided that such coverage is then commercially available and in no event shall the Two Penn
Plaza Borrower be required to maintain such coverage in excess of the coverage available for an annual premium of $106,325 allocable to the Two Penn Plaza
Mortgaged Property.

     The Two Penn Plaza Borrower has obtained insurance coverage, including against TRIA Acts and Non-TRIA Acts, for the Two Penn Plaza Mortgaged Property
as part of a blanket insurance policy obtained and maintained by Vornado which encompasses, among other properties, each of Vornado's other holdings in the
Penn Station submarket, including One Penn Plaza, Eleven Penn Plaza, 330 West
34th Street and the Hotel Pennsylvania.

     Redevelopment Plan/Partial Release. The Two Penn Plaza Borrower
anticipates that it will redevelop portions of the entrance, retail areas, plazas and lower levels of the Two Penn Plaza Mortgaged Property (such areas, the "Two Penn Plaza Redevelopment Area") to develop floor area that is currently not being utilized, to introduce signage at the Two Penn Plaza
Mortgaged Property and to buy-out or terminate some or all of the leases affecting the Two Penn Plaza Redevelopment Area (collectively, the "Two Penn
Plaza Redevelopment Plan"). The Two Penn Plaza Borrower may implement the Two
Penn Plaza Redevelopment Plan without consent of the lender provided that, among other conditions: (a) all work will be performed in accordance with plans which were prepared by a licensed architect or engineer and in accordance with all legal requirements; (b) Vornado Realty L.P. master leases from the Two Penn
Plaza Borrower all space within the Two Penn Plaza Redevelopment Area as to which leases have been terminated or bought out for a term to expire, as to any particular space, on the earliest to occur of (i) the date that the terminated lease would have expired, (ii) the date on which such space is relet in accordance with the requirements of the related loan documents, or (iii), if applicable, the date on which such space is released from the lien of the related mortgage; (c) Vornado Realty L.P. guaranties the payment of any costs associated with the work of the Two Penn Plaza Redevelopment Plan that exceeds
$10,000,000 and (d) such Two Penn Plaza Redevelopment Plan, upon its completion, may not result in a material diminution in the value of the Two
Penn Plaza Mortgaged Property.

                                      S-88

     The Two Penn Plaza Borrower will be entitled to create one or more condominium units for the Two Penn Plaza Redevelopment Area. The Two Penn Plaza
Borrower may also secure the release of some or all condominium units within the Two Penn Plaza Redevelopment Area and outside the footprint of the building located at Two Penn Plaza from the lien of the related mortgage upon satisfaction of conditions which include without limitation, (a) prior notice and the absence of any event of default, (b) provision of appropriate title endorsements, and (c) with respect to four areas specifically designated in the related loan agreement (the "Two Penn Plaza Condominium Areas"), (i) the execution by Vornado Realty L.P. of a master lease of specified portions of Two
Penn Plaza, pursuant to which Vornado Realty L.P. will be required to pay monthly rent in an amount specified in the related loan agreement based on which Two Penn Plaza Condominium Area or Two Penn Plaza Condominium Areas are
being released and (ii) receipt by lender of rating agency confirmation that such release will not cause a withdrawal, qualification or downgrade of any class of certificates backed by any portion of the Two Penn Plaza Loan Group immediately prior to such release; provided that in the absence of such rating agency confirmation, the Two Penn Plaza Borrower may elect (x) to provide a guaranty of the Two Penn Plaza Loan Group which is equal to the amounts payable under the master lease, such guaranty to expire upon receipt of the required rating agency confirmation or (y) prepay the Two Penn Plaza Loan Group in the amount of the applicable release price or prices specified in the related loan agreement for each Two Penn Plaza Condominium Area, such payment to be applied to principal, without premium or penalty and without any requirement of partial defeasance.

                                      S-89

  THE RHP PORTFOLIO MORTGAGE LOAN

     General. The RHP Portfolio Mortgage Loan has a cut-off date principal balance of $77,200,000, representing 5.7% of the initial mortgage pool balance.
The RHP Portfolio Mortgage Loan is secured by a first priority mortgage lien on the fee simple interests of the RHP Portfolio Borrowers in the RHP Portfolio
Mortgaged Properties. The RHP Portfolio Mortgaged Properties are comprised of
16 manufactured housing parks and three recreational vehicle parks. The RHP
Portfolio Mortgaged Properties consist of an aggregate 4,732 leasable pad sites. See "--The RHP Portfolio Mortgaged Properties" below.

     The Borrowers and Sponsor. The borrowers under the RHP Portfolio Mortgage
Loan are Algoma Associates, LLC, Avalon Associates, LLC, Camp Inn Associates,
LLC, Cedar Grove Associates, LLC, Colonial Acres Associates, LLC, Colonial
Manor Associates, LLC, El Frontier Associates, LLC, Evergreen Associates, LLC,
Green Acres Associates, LLC, Highland Associates, LLC, Hunter's Chase MHC, LLC,
Lexington MHC, LLC, St. Clement's Crossing Associates, LLC, Suburban
Associates, LLC, Town & Country Associates, LLC, Twenty-Nine Pines Associates,
LLC, Weststar Associates, LLC, Winter Paradise Associates, LLC (each an "RHP
LLC Borrower") and Timbercrest Community Associates, LP (the "RHP LP Borrower"
and, together with each RHP LLC Borrower, the "RHP Portfolio Borrowers"). Each
RHP LLC Borrower is a single member, special purpose Delaware limited liability company. The RHP LP Borrower is a special purpose Texas limited partnership.
The general partner of the RHP LP Borrower is Timbercrest Village Associates,
LLC, a single member, special purpose Delaware limited liability company. Each
RHP Portfolio Borrower is sponsored and controlled by Ross H. Partrich. As of
June 1, 2004, Mr. Partrich had ownership interests in, or management responsibility for, approximately 45 manufactured housing and mobile home parks.

     Interest Rate; Application of Payments; Prepayments; Defeasance. The RHP
Portfolio Mortgage Loan has a stated maturity date of August 11, 2009. The RHP
Portfolio Mortgage Loan will accrue interest on an Actual/360 Basis. Until its stated maturity date, in the absence of default, the RHP Portfolio Mortgage
Loan will accrue interest at the rate of 5.664% per annum.

     On the 11th day of each month through and including the stated maturity date, the RHP Portfolio Borrowers are required to make an interest payment on the RHP Portfolio Mortgage Loan. No monthly amortization payments are required.
The RHP Portfolio Borrowers are also required to make the reserve and escrow payments described under "--Reserves and Escrows" below.

     The RHP Portfolio Borrowers are prohibited from voluntarily prepaying the
RHP Portfolio Mortgage Loan, in whole or in part, until May 11, 2009. From and after May 11, 2009, the RHP Portfolio Borrowers may prepay the RHP Portfolio
Mortgage Loan, in whole or in part, without payment of any prepayment consideration.

     The RHP Portfolio Borrowers may defease the RHP Portfolio Mortgage Loan, in whole or, as provided below, in part, on any due date after the expiration of two years (the "RHP Defeasance Lockout Period") following the initial issuance of the series 2004-C6 certificates and prior to May 11, 2009 and, in connection with a defeasance of the entire loan, obtain the release of all the
RHP Portfolio Mortgaged Properties. A defeasance in whole will be effected by the RHP Portfolio Borrowers pledging substitute collateral that consists of non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the RHP Portfolio Borrowers under the RHP
Portfolio Mortgage Loan and that are sufficient to pay off the RHP Portfolio
Mortgage Loan in its entirety on its stated maturity date.

     The RHP Portfolio Borrowers may partially defease the RHP Portfolio
Mortgage Loan and obtain the release of an individual RHP Portfolio Mortgaged
Property on any due date after the end of the RHP Defeasance Lockout Period and prior to May 11, 2009, provided that the debt service coverage ratio for the
RHP Portfolio Mortgaged Properties remaining after the release of such RHP
Portfolio Mortgaged Property is at least equal to the greater of (a) the debt service coverage ratio as of the closing date and (b) the debt service coverage ratio for the remaining RHP Portfolio Mortgaged Properties for the full 12 calendar months immediately preceding the release of such RHP Portfolio
Mortgaged Property. Such partial defeasance will be effected by the RHP
Portfolio Borrowers defeasing an amount (a "RHP Portfolio Partial Defeasance
Amount") at least equal 125% of the allocated loan amount for such RHP
Portfolio Property (the "RHP Portfolio Release Amount"). A partial defeasance will be effected by the RHP Portfolio Borrowers pledging substitute collateral that consists of non-callable United States Treasury obligations that produce payments sufficient to pay off, in its entirety on the anticipated repayment date, the applicable RHP Portfolio Partial Defeasance Amount. The RHP Portfolio
Borrowers' right to defease the RHP Portfolio Mortgage Loan in whole or in part is subject to S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2004-C6 certificates by such rating agency.

                                      S-90

     Mezzanine Financing. Redwood Group Holdings, LLC, a Delaware limited liability company (the "RHP Portfolio Mezzanine Borrower") has incurred mezzanine financing (the "RHP Portfolio Mezzanine Loan") in the initial principal amount of $8,200,000, which accrues interest at a variable rate. The
RHP Portfolio Mezzanine Loan is secured by a pledge of the equity interests in the RHP Portfolio Borrowers and the general partner of the RHP Portfolio
Borrowers (such equity interests, collectively, the "RHP Portfolio Mezzanine
Collateral"). The RHP Portfolio Mezzanine Loan matures on August 11, 2009. On the eleventh day of each month, the RHP Portfolio Mezzanine Loan Borrower is required to make an interest payment in arrears on the RHP Portfolio Mezzanine
Loan, an amortization payment based on a schedule set forth in the mezzanine loan documents and a payment of certain excess cash flow with respect to the
RHP Portfolio Mortgaged Properties.

     The mortgage lender and the mezzanine lender have entered into an intercreditor agreement (the "RHP Portfolio Intercreditor Agreement") that sets forth the relative priorities between the RHP Portfolio Mortgage Loan and the
RHP Portfolio Mezzanine Loan. The RHP Portfolio Intercreditor Agreement
provides that, among other things:

     o    The mezzanine lender may not foreclose on the RHP Portfolio Mezzanine
          Collateral unless certain conditions are satisfied, including that any transferee must generally be an institutional investor that meets specified tests as of the date of transfer or that has first obtained written confirmation from the rating agencies that such transfer will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2004-C6 certificates.

     o    Upon an "event of default" under the RHP Portfolio Mezzanine Loan, the mezzanine lender will have the right, subject to the terms of the RHP
          Portfolio Intercreditor Agreement, to select a replacement manager
          (including any asset manager) or leasing agent for the RHP Portfolio
          Mortgaged Properties, which replacement manager, asset manager and/or leasing agent must be a reputable and experienced manager of assets similar to the RHP Portfolio Mortgaged Properties and consisting of not less than a specified number of pad sites and similar properties or otherwise acceptable to S&P and Fitch as evidenced by written confirmation from the rating agencies that selection of such replacement manager will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2004-C6 certificates.

     o    The mezzanine lender has the right pursuant to the RHP Portfolio
          Intercreditor Agreement to receive notice of any event of default under the RHP Portfolio Mortgage Loan and the right to cure any monetary default within a period ending five business days after receipt of such notice; provided, however, that the mezzanine lender shall not have the right to cure with respect to monthly scheduled debt service payments for a period of more than four consecutive months unless the mezzanine lender has commenced and is continuing to diligently pursue its rights against the RHP Portfolio Mezzanine
          Collateral. In addition, if the default is of a non-monetary nature, the mezzanine lender will have the same period of time as the RHP
          Portfolio Borrowers to cure such non-monetary default under the RHP
          Portfolio Mortgage Loan documents; provided, however, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period then, subject to certain conditions, the mezzanine lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default.

     o    If the RHP Portfolio Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgages or other security for the RHP Portfolio Mortgage Loan has been commenced, the mezzanine lender has the right to purchase the RHP Portfolio Mortgage
          Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, any protective advances made by the mortgagee and any interest charged by the mortgagee on any advances for monthly payments of interest on the RHP Portfolio Mortgage Loan and/or on any protective advances, and all costs and expenses (including legal fees and expenses) actually incurred by the RHP Portfolio Mortgage Loan lender in enforcing the terms of the RHP Portfolio Mortgage Loan documents and certain special servicer fees in connection therewith.
          Such purchase option will expire upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the RHP
          Portfolio Mortgage Loan or the RHP Portfolio Mortgaged Properties.

     o    The RHP Portfolio Mezzanine Loan documents generally may be modified without the RHP Portfolio Mortgage Loan mortgagee's consent, although certain provisions of the RHP Portfolio Mezzanine Loan documents may not be modified without the mortgage lender's consent, including, without limitation, increasing in any material respect any monetary obligations of the RHP Portfolio Mezzanine Loan Borrower.
          Notwithstanding the foregoing, in addressing an event of default that has occurred under the RHP Portfolio Mezzanine Loan documents, the mezzanine lender

                                      S-91

          will be permitted, subject to the satisfaction of certain conditions, to amend or modify the RHP Portfolio Mezzanine Loan in a manner that increases the interest rate under the RHP Portfolio Mezzanine Loan documents.

     The RHP Portfolio Mortgaged Properties. The RHP Portfolio Mortgaged
Properties are located in Arizona, Connecticut, Florida, Michigan, Maryland,
Minnesota, Ohio and Texas. The RHP Portfolio Mortgage Loan is secured by the
RHP Portfolio Borrowers' fee interest in each of the RHP Portfolio Mortgaged
Properties. The RHP Portfolio Mortgaged Properties have an aggregate of 4,732 pad sites constituting the collateral for the RHP Portfolio Mortgage Loan. As of May 21, 2004, based on allocated loan amount, the RHP Portfolio Mortgaged
Properties had a weighted average occupancy of 78.0%.

     Set forth in the table below is certain summary information with respect to each of the RHP Portfolio Mortgaged Properties.

                                    LOCATION

                                 NO. OF                      % OF AGGREGATE
STATE                          PROPERTIES     TOTAL PADS     PORTFOLIO PADS
---------------------------   ------------   ------------   ---------------

  1.  Florida .............         3            1,356            28.7%
  2.  Michigan ............         3            1,150            24.3%
  3.  Texas ...............         1              658            13.9%
  4.  Arizona .............         3              589            12.4%
  5.  Maryland ............         3              415             8.8%
  6.  Connecticut .........         4              277             5.9%
  7.  Minnesota ...........         1              152             3.2%
  8.  Ohio ................         1              135             2.9%
                                    -            -----           -----
  TOTAL ...................        19            4,732           100.0%

     The following should be noted with respect to the table above.

     o    Each of the three (3) RHP Portfolio Mortgaged Properties located in
          Florida are recreational vehicle parks.

     o    The above table includes 29 pads which, according to a rent roll received from the seller in connection with the acquisition of the mortgaged real property, may not currently be rentable due to, among other things, the pad size and pad configuration.

                                      S-92

                               PORTFOLIO SUMMARY

                                                                   ALLOCATED                 % OF AGGREGATE
PROPERTY NAME                          STATE         CITY         LOAN AMOUNT   TOTAL PADS   PORTFOLIO PADS   % LEASED
-------------                         ------- ------------------ ------------- ------------ ---------------- ---------

MANUFACTURED HOUSING PARKS
 Algoma Estates .....................   MI    Rockford            $ 7,754,000        343            7.2%        81.6%
 CedarGrove .........................   CT    Clinton               1,544,000         60            1.3        100.0
 Colonial Acres .....................   MI    Kalamazoo            14,057,000        612           12.9         72.9
 Colonial Manor .....................   MI    Kalamazoo             4,753,000        195            4.1         81.5
 El Frontier ........................   AZ    Tucson                3,173,000        179            3.8         69.3
 Evergreen ..........................   CT    Clinton               2,815,000        102            2.2         96.1
 Green Acres ........................   CT    Westbrook             1,958,000         64            1.4         98.4
 Highland ...........................   CT    Branford              1,344,000         51            1.1         92.2
 Hunter's Chase .....................   OH    Lima                  1,468,000        135            2.9         77.0
 Lexington Estates ..................   MD    Lexington Park        1,597,000         76            1.6         65.8
 St. Clement's Crossing .............   MD    Lexington Park        2,811,000        201            4.2         53.7
 Suburban Estates ...................   MD    Lexington Park        4,502,000        138            2.9         91.3
 Timbercrest Village ................   TX    Spring (Houston)      8,604,000        658           13.9         64.1
 Town & Country Estates .............   AZ    Tucson                6,606,000        320            6.8         85.3
 Twenty-Nine Pines ..................   MN    Oakdale               4,211,000        152            3.2         84.2
 Weststar ...........................   AZ    Tucson                2,208,000         90            1.9         87.8
                                                                  -----------      -----          -----        -----
 MANUFACTURED HOUSING TOTAL .........                             $69,405,000      3,376           71.3%        78.5%

RECREATIONAL VEHICLE PARKS
 Avalon .............................   FL    Clearwater              828,000        257            5.4         54.9
 Camp Inn ...........................   FL    Frostproof            6,113,000        798           16.9         77.4
 Winter Paradise ....................   FL    Hudson                  854,000        301            6.4         58.1
                                                                  -----------      -----          -----        -----
 RECREATIONAL VEHICLE TOTAL .........                             $ 7,795,000      1,356           28.7%        72.9%

PORTFOLIO TOTAL .....................                             $77,200,000      4,732          100.0%        78.0%

     The following should be noted with respect to the table above.

     o    "% Leased" is based on May 2004 rent roll.

     o    Under "% Leased", Manufactured Housing Total, Recreational Vehicle
          Total and Portfolio Total each represents the weighted average percentage leased of the properties under such heading (including, in certain cases, employee occupied pads) based on allocated loan amount.

                                      S-93

                                PORTFOLIO INCOME

                                                                                            % OF       MONTHLY BASE
                                                                        UNDERWRITTEN     PORTFOLIO       RENT PER
PROPERTY NAME                            STATE           CITY                NOI            NOI        OCCUPIED PAD
-------------------------------------   -------   ------------------   --------------   -----------   -------------

MANUFACTURED HOUSING PARKS
 Algoma Estates .....................     MI      Rockford               $  674,952          9.5%          $358
 Cedar Grove ........................     CT      Clinton                   134,043          1.9            369
 Colonial Acres .....................     MI      Kalamazoo               1,249,479         17.7            331
 Colonial Manor .....................     MI      Kalamazoo                 415,593          5.9            304
 El Frontier ........................     AZ      Tucson                    285,142          4.0            310
 Evergreen ..........................     CT      Clinton                   246,917          3.5            371
 Green Acres ........................     CT      Westbrook                 175,878          2.5            379
 Highland ...........................     CT      Branford                  115,989          1.6            379
 Hunter's Chase .....................     OH      Lima                      149,022          2.1            212
 Lexington Estates ..................     MD      Lexington Park            140,868          2.0            276
 St. Clement's Crossing .............     MD      Lexington Park            250,659          3.5            246
 Suburban Estates ...................     MD      Lexington Park            391,013          5.5            262
 Timbercrest Village ................     TX      Spring (Houston)          790,480         11.2            242
 Town & Country Estates .............     AZ      Tucson                    574,775          8.1            294
 Twenty-Nine Pines ..................     MN      Oakdale                   371,195          5.3            352
 Weststar ...........................     AZ      Tucson                    194,133          2.7            308
                                                                         ----------        -----           ----
 MANUFACTURED HOUSING TOTAL .........                                    $6,160,138         87.2%

RECREATIONAL VEHICLE PARKS
 Avalon .............................     FL      Clearwater                 84,388          1.2            175
 Camp Inn ...........................     FL      Frostproof                686,227          9.7            159
 Winter Paradise ....................     FL      Hudson                    137,660          1.9            178
                                                                         ----------        -----           ----
 RECREATIONAL VEHICLE TOTAL .........                                    $  908,275         12.8%

PORTFOLIO TOTAL .....................                                    $7,068,414        100.0%

     The following should be noted with respect to the table above:

     o    "Monthly Base Rent Per Occupied Pad" is based on May 2004 rent roll.

     Cut-off Date Loan-to-Value Ratio. Based on appraisals conducted in June
2004 with respect to each RHP Portfolio Mortgaged Property by third-party appraisers, the aggregate appraised value of the RHP Portfolio Mortgaged
Properties is $97,245,000. Based upon that aggregate appraised value, the RHP
Portfolio Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 79.4%.

     Underwritten Debt Service Coverage Ratio. The aggregate U/W Net Cash Flow for the RHP Portfolio Mortgaged Properties was calculated to be $6,831,814.
Based on that aggregate U/W Net Cash Flow, the RHP Portfolio Mortgage Loan has
an Underwritten Debt Service Coverage Ratio of 1.54x.

     Lockbox. The RHP Portfolio Borrowers are required to deposit all rents derived from the RHP Portfolio Mortgaged Properties into a segregated lockbox account under the control of the related mortgagee; provided that upon the repayment in full of the RHP Portfolio Mezzanine Loan and so long as a RHP
Portfolio Cash Management Event (as defined below) is not then continuing, funds on deposit in the lockbox account will be swept on a daily basis to an account controlled and maintained by the RHP Portfolio Borrowers. Following the occurrence and during the continuance of any one or more of the following events (a "RHP Portfolio Cash Management Event"):

     o    an event of default; or

     o    the debt service coverage ratio, calculated pursuant to the related loan documents, falling below 1.10x;

funds in the lockbox account will be allocated as set forth below until the RHP
Portfolio Cash Management Event terminates in accordance with the related loan agreement. An RHP Portfolio Cash Management Event may be terminated upon

                                      S-94

achieving a debt service coverage ratio of 1.10x for two consecutive fiscal quarters (if such RHP Portfolio Cash Management Event was due to the debt service coverage ratio falling below 1.10x) or curing the event of default which caused such RHP Portfolio Cash Management Event.

     During the continuation of an RHP Portfolio Cash Management Event, provided that no event of default has occurred and is continuing, funds on deposit in the lockbox account will be allocated as follows: (1) monthly tax amounts to the tax reserve account; (2) monthly insurance amounts to the insurance account; (3) monthly interest payment amount to the interest payment account; (4) monthly capital expenditure amount to the capital expenditure reserve account; (5) monthly pre-paid rent amount to the prepaid rent reserve account; (6) interest accruing at the default rate and late payment charges, if any, (and all other amounts, then due under the related loan documents) into the interest payment account; (7) monthly operating expense amount to the operating expense account; and (8) lastly, provided no event of default has occurred and is continuing, (A) if the RHP Portfolio Mezzanine Loan (or any portion thereof) is outstanding, all remaining amounts shall be deposited into the RHP Portfolio Mezzanine Loan subordinate deposit account and (B) if the RHP
Portfolio Mezzanine Loan has been paid in full, payments to RHP Portfolio
Borrowers of any excess amounts.

     Reserves. The RHP Portfolio Borrowers are required to make monthly escrow payments for the payment of taxes, insurance, capital expenditures, operating expenses and prepaid rent.

                                      S-95

LOAN COMBINATIONS

     The mortgage pool will include three (3) mortgage loans that are each part of a separate loan combination. Each of those loan combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note (or, in the case of the Westfield North Bridge Mortgage Loan, two promissory notes). The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans constituting a particular loan combination are cross-collateralized and cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either reflected in the subject promissory notes and/or a common loan agreement and/or may be effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination.

     The following three (3) underlying mortgage loans are each part of a separate loan combination:

     The Westfield North Bridge Mortgage Loan. The Westfield North Bridge
Mortgage Loan, which has an unpaid principal balance of $136,700,000 and represents 10.2% of the initial mortgage balance, is part of a loan combination comprised of two (2) mortgage loans that are both secured by the Westfield
North Bridge Mortgaged Property. The Westfield North Bridge Mortgage Loan is
collectively evidenced by two promissory notes with identical terms, each in the amount of $68,350,000, which are together treated as the Westfield North
Bridge Mortgage Loan in this prospectus supplement. The Westfield North Bridge
Mortgage Loan is pari passu in right of payment with the Westfield North Bridge
Non-Trust Loan. The Westfield North Bridge Non-Trust Loan, which has an unpaid principal balance of $68,300,000, is currently held by a third-party institutional investor and is expected to be included in a separate commercial mortgage securitization. See "--Significant Underlying Mortgage Loans--The
Westfield North Bridge Mortgage Loan" above in this prospectus supplement for a more detailed description of the Westfield North Bridge Mortgage Loan. See
"Servicing of the Underlying Mortgage Loans--The Series 2004-C6 Controlling
Class Representative and the Non-Trust Loan Noteholders" in this prospectus supplement for a more detailed description of certain rights of the Westfield
North Bridge Non-Trust Loan Noteholder. The Westfield North Bridge Non-Trust
Loan will be serviced, along with the Westfield North Bridge Mortgage Loan, under the series 2004-C6 pooling and servicing agreement by the master servicer and the special servicer, generally as if such Non-Trust Loan was a mortgage loan in the trust.

     Co-Lender Agreement. The Westfield North Bridge Co-Lender Agreement, dated as of June 14, 2004, between the three holders of the promissory notes (two of which together evidence the Westfield North Bridge Mortgage Loan) that collectively evidence the Westfield North Bridge Loan Pair, generally provides that:

     o    the holder of the Westfield North Bridge Mortgage Loan, directly or through a representative (which representative, under the series
          2004-C6 pooling and servicing agreement, will be the series 2004-C6 controlling class representative), will have the ability to advise and direct the master servicer and/or the special servicer with respect to certain specified servicing actions regarding the Westfield North
          Bridge Loan Pair, including those involving foreclosure or material modification of the Westfield North Bridge Mortgage Loan and the
          Westfield North Bridge Non-Trust Loan;

     o    the Westfield North Bridge Non-Trust Loan Noteholder will have the ongoing right, directly or through a representative, to consult with the master servicer and/or the special servicer with respect to various servicing matters affecting the Westfield North Bridge Loan
          Pair, including the Westfield North Bridge Mortgage Loan (provided that such consultation rights will be non-binding); and

     o    if a portion of the Westfield North Bridge Mortgage Loan has been repurchased from the trust (due to a repurchase as described under
          "--Cures and Repurchases" below), while a portion of the Westfield
          North Bridge Mortgage Loan remains in the trust, then (provided that a payment default or a material non-monetary default exists with respect to the Westfield North Bridge Mortgage Loan), the holder of the portion of the Westfield North Bridge Mortgage Loan that has been removed from the trust (or its assignee) has the option to purchase the portion of the Westfield North Bridge Mortgage Loan remaining in the trust at a price generally equal to the unpaid principal balance of such portion in the trust, together with all accrued unpaid interest thereon (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2004-C6 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration).

                                      S-96

     Priority of Payments. Pursuant to the Westfield North Bridge Co-Lender
Agreement, all amounts received with respect to the Westfield North Bridge Loan
Pair will generally be allocated between the two (2) mortgage loans comprising the Westfield North Bridge Loan Pair on a pro rata and pari passu basis.

     The Two Penn Plaza Mortgage Loan. The Two Penn Plaza Mortgage Loan, which has an unpaid principal balance of $122,500,000 and represents 9.1% of the initial mortgage pool balance, is part of a loan combination comprised of three
(3) mortgage loans that are all secured by the Two Penn Plaza Mortgaged
Property. The Two Penn Plaza Non-Trust Loans consist of the Two Penn Plaza Pari
Passu Non-Trust Loan and the Two Penn Plaza Subordinate Non-Trust Loan. The Two
Penn Plaza Mortgage Loan is: (a) pari passu in right of payment with the Two
Penn Plaza Pari Passu Non-Trust Loan, which Non-Trust Loan has an aggregate unpaid principal balance of $122,500,000 and is included in the Series 2004-C4
Securitization; and (b) generally senior in right of payment to the Two Penn
Plaza Subordinate Non-Trust Loan, which Non-Trust Loan has an aggregate unpaid principal balance of $55,000,000 (but is represented by two promissory notes)
and is currently held by a third-party institutional noteholder. See
"--Significant Underlying Mortgage Loans--The Two Penn Plaza Mortgage Loan"
above in this prospectus supplement for a more detailed description of the Two
Penn Plaza Mortgage Loan. See "Servicing of the Underlying Mortgage Loans--The
Series 2004-C6 Controlling Class Representative and the Non-Trust Loan
Noteholders" in this prospectus supplement for a more detailed description of certain rights of the Two Penn Plaza Non-Trust Loan Noteholders. The Two Penn
Plaza Mortgage Loan, together with the Two Penn Plaza Non-Trust Loans, is being serviced and administered, and will continue to be serviced and administered, pursuant to the pooling and servicing agreement relating to the Series 2004-C4
Securitization, which provides for servicing arrangements that are similar but not identical to those under the series 2004-C6 pooling and servicing agreement.

     Co-Lender Agreement. The Two Penn Plaza Co-Lender Agreement, executed in
May 2004, between the three holders of the mortgage loans comprising the Two
Penn Plaza Loan Group, generally provides that:

     o    for so long as the unpaid principal balance of the Two Penn Plaza
          Subordinate Non-Trust Loan, net of that portion of any existing
          Appraisal Reduction Amount with respect to the Two Penn Plaza Loan
          Group that is allocable to the Two Penn Plaza Subordinate Non-Trust
          Loan, is equal to or greater than 50% of the original principal balance of the Two Penn Plaza Subordinate Non-Trust Loan, the Two Penn
          Plaza Subordinate Non-Trust Loan Noteholder will have the ability to advise and direct the master servicer and/or the special servicer under the series 2004-C4 pooling and servicing agreement (or other applicable servicing agreement) with respect to certain specified servicing actions regarding the Two Penn Plaza Loan Group, including those involving foreclosure or material modification of the Two Penn
          Plaza Pari Passu Loans and the Two Penn Plaza Subordinate Non-Trust
          Loan (see "Servicing of the Underlying Mortgage Loans--The Series
          2004-C6 Controlling Class Representative and the Non-Trust Loan
          Noteholders" in this prospectus supplement);

     o    if the unpaid principal balance of the Two Penn Plaza Subordinate
          Non-Trust Loan, net of that portion of any existing Appraisal
          Reduction Amount with respect to the Two Penn Plaza Loan Group that is allocable to the Two Penn Plaza Subordinate Non-Trust Loan, is less than 50% of the original principal balance of the Two Penn Plaza
          Subordinate Non-Trust Loan, the ability to advise and direct the master servicer and/or the special servicer under the series 2004-C4 pooling and servicing agreement referred to in the preceding bullet will belong to the holder of the Two Penn Plaza Pari Passu Non-Trust
          Loan or its designee (which designee, in accordance with the series
          2004-C4 pooling and servicing agreement, will be the series 2004-C4 controlling class representative);

     o    the holder of the Two Penn Plaza Mortgage Loan will have the ongoing right, directly or through a representative (which representative, under the series 2004-C6 pooling and servicing agreement, will be the series 2004-C6 controlling class representative), to consult with the master servicer and/or the special servicer under the series 2004-C4 pooling and servicing agreement with respect to various servicing matters affecting the Two Penn Plaza Loan Group, including the Two
          Penn Plaza Mortgage Loan (provided that such consultation rights will be non-binding);

     o    if and for so long as the Two Penn Plaza Loan Group is specially serviced under the series 2004-C4 pooling and servicing agreement (or other applicable servicing agreement) and a scheduled payment on the
          Two Penn Plaza Loan Group is at least 60 days delinquent, the Two Penn
          Plaza Subordinate Non-Trust Loan Noteholder (or its assignee) has the option to purchase the Two Penn Plaza Pari Passu Loans (together only)
          at a price generally equal to the aggregate unpaid principal balance of the Two Penn Plaza Pari Passu Loans, together with all accrued unpaid interest on those loans (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2004-C4 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration); and

                                      S-97

     o    the Two Penn Plaza Subordinate Non-Trust Loan Noteholder has the
          assignable right to cure a monetary default or a default susceptible to cure by the payment of money, within 10 business days of the later of (a) receipt by the Two Penn Plaza Subordinate Non-Trust Loan
          Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that (i) no more than four such cure events are permitted during the term of the Two Penn Plaza Loan Group and (ii) no more than two cure events are permitted within any 12-month period, whether or not consecutive.

     Priority of Payments. Pursuant to the Two Penn Plaza Co-Lender Agreement,
following the allocation of payments to each mortgage loan in the Two Penn
Plaza Loan Group in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the Two Penn Plaza
Pari Passu Loans for which the Two Penn Plaza Subordinate Non-Trust Loan
Noteholder or its designee has not exercised its cure rights as described in the fifth bullet under "--Loan Combinations--The Two Penn Plaza Mortgage
Loan--Co-Lender Agreement" above, or (b) certain non-monetary events of default with respect to the Two Penn Plaza Pari Passu Loans at a time when the Two Penn
Plaza Pari Passu Loans are being specially serviced, collections on the Two
Penn Plaza Loan Group will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o    first, to the Two Penn Plaza Pari Passu Loans, on a pro rata and pari passu basis, in an amount equal to all accrued and unpaid interest
          (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o    second, to the Two Penn Plaza Pari Passu Loans, on a pro rata and pari passu basis, in an amount equal to (a) all scheduled principal payments (as set forth on the amortization schedule attached to the related loan agreement from time to time) attributable to the Two Penn
          Plaza Pari Passu Loans in accordance with the related loan documents,
          (b) all voluntary principal prepayments attributable to the Two Penn
          Plaza Pari Passu Loans in accordance with the related loan documents,
          (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Two Penn
          Plaza Pari Passu Loans in accordance with the related loan documents and (d) on and after the anticipated repayment date, all excess cash flow received on, and applied as principal to, the Two Penn Plaza Pari
          Passu Loans in accordance with the related loan documents;

     o    third, to the Two Penn Plaza Subordinate Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest)
          on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o    fourth, if and only if the principal balance of the Two Penn Plaza
          Pari Passu Loans has been reduced to zero, to the Two Penn Plaza
          Subordinate Non-Trust Loan in an amount equal to (a) scheduled principal payments (as set forth on the amortization schedule attached to the related loan agreement from time to time) attributable to the
          Two Penn Plaza Subordinate Non-Trust Loan in accordance with the related loan documents, (b) all voluntary principal prepayments attributable to the Two Penn Plaza Subordinate Non-Trust Loan in
          accordance with the related loan documents, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Two Penn Plaza Subordinate
          Non-Trust Loan in accordance with the related loan documents and (d)
          on and after the anticipated repayment date, all excess cash flow received on, and applied as principal to, the Two Penn Plaza
          Subordinate Non-Trust Loan in accordance with the related loan documents

     o    fifth, to the Two Penn Plaza Pari Passu Loans, on a pro rata and pari passu basis, any prepayment premium attributable to the Two Penn Plaza
          Pari Passu Loans in accordance with the related loan documents;

     o    sixth, to the Two Penn Plaza Pari Passu Loans, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the Two Penn Plaza Pari Passu Loans in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    seventh, to the Two Penn Plaza Pari Passu Loans, on a pro rata and pari passu basis, any Post-ARD Additional Interest due in respect of the Two Penn Plaza Pari Passu Loans in accordance with the related loan documents;

     o    eighth, to the Two Penn Plaza Subordinate Non-Trust Loan, any
          prepayment premium attributable to the Two Penn Plaza Subordinate
          Non-Trust Loan in accordance with the related loan documents;

     o    ninth, to the Two Penn Plaza Subordinate Non-Trust Loan, any late payment charges and Default Interest due in respect of the Two Penn
          Plaza Subordinate Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

                                      S-98

     o    tenth, to the Two Penn Plaza Subordinate Non-Trust Loan, any Post-ARD
          Additional Interest due in respect of the Two Penn Plaza Subordinate
          Non-Trust Loan in accordance with the related loan documents;

     o    eleventh, to the Two Penn Plaza Subordinate Non-Trust Loan, up to the
          amount of any unreimbursed costs and expenses paid or advanced by the
          Two Penn Plaza Subordinate Non-Trust Loan Noteholder with respect to the Two Penn Plaza Loan Group pursuant to the Two Penn Plaza Co-Lender
          Agreement or the applicable servicing agreement; and

     o    twelfth, for such remaining purposes as are provided in the Two Penn
          Plaza Co-Lender Agreement.

     Notwithstanding the foregoing, if the Two Penn Plaza Subordinate Non-Trust
Loan Noteholder or its designee has previously made a cure payment in respect of an event of default with respect to the Two Penn Plaza Pari Passu Loans, then the Two Penn Plaza Subordinate Non-Trust Loan Noteholder or its designee will be entitled to reimbursement for that cure payment from collections on the
Two Penn Plaza Loan Group, after all amounts which are payable at such time in accordance with clauses first through eleventh of the prior paragraph (and prior to any amounts which are payable at such time in accordance with clause twelfth of the prior paragraph) have been paid; provided that payments are not required to be applied as described in the next paragraph.

     Pursuant to the Two Penn Plaza Co-Lender Agreement, during the continuance of: (a) certain monetary events of default with respect to the Two Penn Plaza
Pari Passu Loans for which the Two Penn Plaza Subordinate Non-Trust Loan
Noteholder or its designee has not exercised its cure rights as described in the fifth bullet under "--Loan Combinations--The Two Penn Plaza Mortgage
Loan--Co-Lender Agreement" above, or (b) certain non-monetary events of default with respect to the Two Penn Plaza Pari Passu Loans at a time when the Two Penn
Plaza Pari Passu Loans are being specially serviced, collections on the Two
Penn Plaza Loan Group will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o    first, to the Two Penn Plaza Pari Passu Loans, on a pro rata and pari passu basis, in an amount equal to accrued and unpaid interest
          (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o    second, to the Two Penn Plaza Pari Passu Loans, on a pro rata and pari passu basis, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o    third, to the Two Penn Plaza Subordinate Non-Trust Loan in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o    fourth, to the Two Penn Plaza Subordinate Non-Trust Loan in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o    fifth, to the Two Penn Plaza Pari Passu Loans, on a pro rata and pari passu basis, any prepayment premium attributable to the Two Penn Plaza
          Pari Passu Loans in accordance with the related loan documents;

     o    sixth, to the Two Penn Plaza Pari Passu Loans, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the Two Penn Plaza Pari Passu Loans in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    seventh, to the Two Penn Plaza Pari Passu Loans, on a pro rata and pari passu basis, any Post-ARD Additional Interest due in respect of the Two Penn Plaza Pari Passu Loans in accordance with the related loan documents;

     o    eighth, to the Two Penn Plaza Subordinate Non-Trust Loan, any
          prepayment premium attributable to the Two Penn Plaza Subordinate
          Non-Trust Loan in accordance with the related loan documents;

     o    ninth, to the Two Penn Plaza Subordinate Non-Trust Loan, any late payment charges and Default Interest due in respect of the Two Penn
          Plaza Subordinate Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    tenth, to the Two Penn Plaza Subordinate Non-Trust Loan, any Post-ARD
          Additional Interest due in respect of the Two Penn Plaza Subordinate
          Non-Trust Loan in accordance with the related loan documents;

     o    eleventh, to the Two Penn Plaza Pari Passu Loans, on a pro rata and pari passu basis, any other amounts paid by the Two Penn Plaza
          Borrower and due in respect of the Two Penn Plaza Pari Passu Loans;

     o    twelfth, to the Two Penn Plaza Subordinate Non-Trust Loan, any other amounts paid by the Two Penn Plaza Borrower and due in respect of the
          Two Penn Plaza Subordinate Non-Trust Loan;

                                      S-99

     o    thirteenth, to the Two Penn Plaza Subordinate Non-Trust Loan, up to
          the amount of any unreimbursed costs and expenses paid or advanced by the Two Penn Plaza Subordinate Non-Trust Loan Noteholder with respect to the Two Penn Plaza Loan Group pursuant to the Two Penn Plaza
          Co-Lender Agreement or the applicable servicing agreement; and

     o    fourteenth, for such remaining purposes as are provided in the Two
          Penn Plaza Co-Lender Agreement.

     The Woodside Village Mortgage Loan. The Woodside Village Mortgage Loan,
which has an unpaid principal balance of $3,224,000 and represents 0.2% of the initial mortgage pool balance, is part of a loan combination comprised of two
(2) mortgage loans that are both secured by the Woodside Village Mortgaged
Property. The Woodside Village Mortgage Loan is, following certain events of default with respect to the Woodside Village Loan Pair, senior in right of payment to the Woodside Village Non-Trust Loan, which Non-Trust Loan has an unpaid principal balance of $201,453 and is held by one of our affiliates. See
"Servicing of the Underlying Mortgage Loans--The Series 2004-C6 Controlling
Class Representative and the Non-Trust Loan Noteholders" in this prospectus supplement for a more detailed description of certain rights of the Woodside
Village Non-Trust Loan Noteholder. The Woodside Village Non-Trust Loan will be serviced, along with the Woodside Village Mortgage Loan, under the series
2004-C6 pooling and servicing agreement by the master servicer and the special servicer, generally as if that Non-Trust Loan was a mortgage loan in the trust.
The Underwritten Debt Service Coverage Ratio and the Cut-off Date Loan-to-Value
Ratio for the entire Woodside Village Loan Pair (calculated as if it was a single underlying mortgage loan) are 1.13x and 83.5%, respectively. The
Woodside Village Non-Trust Loan is cross-defaulted with the Woodside Village
Mortgage Loan.

     Co-Lender Agreement. The Woodside Village Co-Lender Agreement, executed in
August 2004, between the two holders of the mortgage loans comprising the
Woodside Village Loan Pair, generally provides that:

     o    for so long as the unpaid principal balance of the Woodside Village
          Non-Trust Loan, net of that portion of any existing Appraisal
          Reduction Amount with respect to the Woodside Village Loan Pair that is allocable to the Woodside Village Non-Trust Loan, is equal to or greater than 25% of the original principal balance of the Woodside
          Village Non-Trust Loan, the Woodside Village Non-Trust Loan Noteholder
          will have the ability to advise and direct the master servicer and/or the special servicer with respect to certain specified servicing actions regarding the Woodside Village Loan Pair, including those involving foreclosure or material modification of the Woodside Village
          Mortgage Loan and the Woodside Village Non-Trust Loan (see "Servicing
          of the Underlying Mortgage Loans--The Series 2004-C6 Controlling Class
          Representative and the Non-Trust Loan Noteholders" in this prospectus supplement);

     o    if the unpaid principal balance of the Woodside Village Non-Trust
          Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Woodside Village Loan Pair that is allocable to the Woodside Village Non-Trust Loan, is less than 25% of the original principal balance of the Woodside Village Non-Trust Loan, the ability to advise and direct the master servicer and/or the special servicer referred to in the preceding bullet will belong to the holder of the
          Woodside Village Mortgage Loan or its designee (which designee, in accordance with the series 2004-C6 pooling and servicing agreement, will be the series 2004-C6 controlling class representative); and

     o    if and for so long as the Woodside Village Loan Pair is specially serviced and a scheduled payment on the Woodside Village Loan Pair is at least 60 days delinquent, the Woodside Village Non-Trust Loan
          Noteholder (or its assignee) has the option to purchase the Woodside
          Village Mortgage Loan at a price generally equal to the unpaid principal balance of the Woodside Village Mortgage Loan, together with all accrued unpaid interest on that loan (other than Default Interest)
          to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2004-C6 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration).

     Priority of Payments. Pursuant to the Woodside Village Co-Lender
Agreement, following the allocation of payments to each mortgage loan in the
Woodside Village Loan Pair in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the
Woodside Village Mortgage Loan or (b) certain non-monetary events of default with respect to the Woodside Village Mortgage Loan at a time when the Woodside
Village Mortgage Loan is being specially serviced, collections on the Woodside
Village Loan Pair will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o    first, to the Woodside Village Mortgage Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

                                     S-100

     o    second, to the Woodside Village Mortgage Loan, in an amount equal to
          (a) all scheduled principal payments attributable to the Woodside
          Village Mortgage Loan in accordance with the related loan documents,
          (b) all voluntary principal prepayments attributable to the Woodside
          Village Mortgage Loan in accordance with the related loan documents and (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the
          Woodside Village Mortgage Loan in accordance with the related loan documents;

     o    third, to the Woodside Village Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o    fourth, to the Woodside Village Non-Trust Loan, in an amount equal to
          (a) all scheduled principal payments attributable to the Woodside
          Village Non-Trust Loan in accordance with the related loan documents,
          (b) all voluntary principal prepayments attributable to the Woodside
          Village Non-Trust Loan in accordance with the related loan documents and (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the
          Woodside Village Non-Trust Loan in accordance with the related loan documents;

     o    fifth, to the Woodside Village Mortgage Loan, any prepayment premium attributable to the Woodside Village Mortgage Loan in accordance with the related loan documents;

     o    sixth, to the Woodside Village Non-Trust Loan, any prepayment premium attributable to the Woodside Village Non-Trust Loan in accordance with the related loan documents;

     o    seventh, to the Woodside Village Mortgage Loan, any late payment charges and Default Interest due in respect of the Woodside Village
          Mortgage Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    eighth, to the Woodside Village Non-Trust Loan, any late payment charges and Default Interest due in respect of the Woodside Village
          Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    ninth, to the Woodside Village Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the Woodside
          Village Non-Trust Loan Noteholder with respect to the Woodside Village
          Loan Pair pursuant to the Woodside Village Co-Lender Agreement or the applicable servicing agreement; and

     o    tenth, for such remaining purposes as are provided in the Woodside
          Village Co-Lender Agreement.

     Pursuant to the Woodside Village Co-Lender Agreement, during the existence of: (a) certain monetary events of default with respect to the Woodside Village
Mortgage Loan or (b) certain non-monetary events of default with respect to the
Woodside Village Mortgage Loan at a time when the Woodside Village Mortgage
Loan is being specially serviced, collections on the Woodside Village Loan Pair will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o    first, to the Woodside Village Mortgage Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o    second, to the Woodside Village Mortgage Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o    third, to the Woodside Village Non-Trust Loan in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o    fourth, to the Woodside Village Non-Trust Loan in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o    fifth, to the Woodside Village Mortgage Loan, any prepayment premium attributable to the Woodside Village Mortgage Loan in accordance with the related loan documents;

     o    sixth, to the Woodside Village Non-Trust Loan, any prepayment premium attributable to the Woodside Village Non-Trust Loan in accordance with the related loan documents;

                                     S-101

     o    seventh, to the Woodside Village Mortgage Loan, any late payment charges and Default Interest due in respect of the Woodside Village
          Mortgage Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    eighth, to the Woodside Village Non-Trust Loan, any late payment charges and Default Interest due in respect of the Woodside Village
          Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    ninth, to the Woodside Village Mortgage Loan, any other amounts paid by the Woodside Village Borrower and due in respect of the Woodside
          Village Mortgage Loan;

     o    tenth, to the Woodside Village Non-Trust Loan, any other amounts paid by the Woodside Village Borrower and due in respect of the Woodside
          Village Non-Trust Loan;

     o    eleventh, to the Woodside Village Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the Woodside
          Village Non-Trust Loan Noteholder with respect to the Woodside Village
          Loan Pair pursuant to the Woodside Village Co-Lender Agreement or the applicable servicing agreement; and

     o    twelfth, for such remaining purposes as are provided in the Woodside
          Village Co-Lender Agreement.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. None of the mortgage loans that we intend to include in the trust were, as of the cut-off date, or have been at any time during the
12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment due thereunder.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust--

     o    Forty-four (44) of the mortgaged real properties, securing 49.9% of the initial mortgage pool balance, are, in each case, a retail property, an office property or an industrial/warehouse property that is leased to one or more major tenants that each occupies at least 25%
          of the net rentable area of the particular property.

     o    Sixteen (16) of the mortgaged real properties, securing 5.2% of the initial mortgage pool balance, are entirely or substantially leased to a single tenant.

     o    A number of companies are major tenants at more than one of the mortgaged real properties.

     o    There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o    Three (3) of the mortgaged real properties, securing 0.8% of the initial mortgage pool balance, are, in each case, a multifamily rental property that has a material tenant concentration of students. Those mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

     o    Two (2) of the mortgaged real properties, securing 0.4% of the initial mortgage pool balance, are, in each case, a multifamily rental property that has a material tenant concentration of military personnel. Each of those mortgaged real properties could be adversely affected by the closing of the local military base.

     o    Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

     o    Several anchors at the retail properties do not have operating covenants or those covenants have lapsed.

     o    Certain of the mortgaged real properties used for multifamily rental purposes are located in states and/or municipalities where laws or ordinances impose limitations on increases in rent on the rental units of such mortgaged real properties.

                                     S-102

     o    Three (3) of the mortgaged real properties, collectively securing 1.4%
          of the initial mortgage pool balance, are multifamily rental properties that, in each case, receive rent subsidies from the United
          States Department of Housing and Urban Development under its Section 8
          Housing Assistance Program or otherwise. Two (2) of these mortgaged real properties, securing 0.8% of the initial mortgage pool balance, is subject to a Housing Assistance Payment Contract (which may expire during the term of the applicable mortgage loan), which may create additional risks to the trust, including delays in foreclosing upon a subject property.

     o    One (1) of the mortgaged real properties, securing 0.2% of the initial mortgage pool balance, is a multifamily rental property that has a portion of its rental units designated solely for use by low-income and moderate-income tenants at a reduced rent. This mortgaged real property is subject to a Housing Rental Covenant and Agreement with the City of Los Angeles, which may create additional risks to the trust, including delays in foreclosing upon the subject property.

     Ground Leases. Three (3) of the mortgage loans that we intend to include in the trust, representing 4.1% of the initial mortgage pool balance, are secured by a mortgage lien on the related borrower's leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. In each of those cases, the related ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated maturity of the related mortgage loan and, except as described in the following two paragraphs, the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

     One of the mortgage loans referenced above is secured by a mortgage lien on the related borrower's leasehold interest, pursuant to three (3) ground leases, in the mortgaged real property identified on Annex A-1 to this prospectus supplement as Pacific Beach Hotel, which represents 2.6% of the initial mortgage pool balance. With respect to those ground leases, the lender is permitted to foreclose and, upon taking title, transfer the leased premises to any party without the consent of the ground lessor. In addition, pursuant to each ground lease or a separate consent agreement with the lender, (a) no amendment or surrender of that ground lease will be effective without the prior written consent of the lender, (b) the ground lessor is required to send a copy of any notice of a default by the borrower, as ground lessee, to the lender,
(although the ground lease does not provide that the failure to do so will cause the notice of default to be ineffective), and the lender has certain cure rights with respect to such defaults, (c) the ground lessor is only required to grant lender a new ground lease upon the termination of the subject ground lease due to a default which is not reasonably capable of cure by the lender or due to a rejection of the subject ground lease in bankruptcy, and (d) upon the occurrence of a condemnation of the ground lease estate or any portion thereof, the borrower is entitled to only that portion of any award that represents the unamortized value of the improvements (although the related borrower has obtained a condemnation policy for the term of the mortgage loan to provide any additional amounts necessary to pay the outstanding balance of the mortgage loan and accrued interest thereon, subject to certain limitations set forth in such policy, including a limitation on the amount of coverage thereof). Because certain of the lender protections described in the previous sentence are contained in a separate agreement with the lender or a condemnation policy, such protections are only available while the mortgage loan is outstanding and there can be no assurance that any future lender will obtain similar protections with respect to the subject ground leases.

     In addition, with respect to the mortgaged real properties identified on
Annex A-1 as 1221 Kapiolani, which mortgage loan represents 0.8% of the initial mortgage pool balance, the mortgage loan is secured by two ground leases. In connection therewith, the related borrower is obligated by the underlying loan documents to provide notice to the lender of any ground lease defaults or breaches, but the related ground lessor is not obligated to provide notice to the lender of a ground lease default. The lender is provided with an opportunity to cure such defaults of which it has notice.

     Other Financing. In the case of the Westfield North Bridge Mortgage Loan, which represents 10.2% of the initial mortgage pool balance, the Two Penn Plaza
Mortgage Loan, which represents 9.1% of the initial mortgage pool balance, and the Woodside Village Mortgage Loan, which represents 0.2% of the initial mortgage pool balance, the mortgaged real property or properties that secure each such underlying mortgage loan also secure one or more related mortgage loans that are not included in the trust. See "Risk Factors--Some of the
Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the
Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure
Debt" and "Description of the Mortgage Pool--Loan Combinations," "--Significant
Underlying Mortgage Loans--The Westfield North Bridge Mortgage Loan" and
"--Significant Underlying Mortgage Loans--The Two Penn Plaza Mortgage Loan" in
this prospectus supplement.

     Except as disclosed under this "--Other Financing" subsection, we are not aware of any other borrowers under the mortgage loans that we intend to include in the trust, that have any additional secured debt encumbering the related

                                     S-103

mortgaged real property. However, the direct or indirect equity interests in borrowers under some of the underlying mortgage loans have been pledged to secure mezzanine debt. "Mezzanine debt" is debt secured by the principal's direct or indirect ownership interest in a related borrower.

     In the case of the RHP Portfolio Mortgage Loan, representing 5.7% of the initial mortgage pool balance, the equity holders of the RHP Portfolio
Borrowers have pledged 100% of the equity interests in such borrowers to secure a mezzanine loan in the original principal amount of $8,200,000. See
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
RHP Portfolio Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     With respect to the underlying mortgage loan secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as Hampton Resorts Hotel Portfolio, which represents 0.7% of the initial mortgage pool balance, the equity owners of the related borrower have pledged
100% of the equity interests in the related borrower to secure a mezzanine loan in the original principal amount of $1,247,838 made by the special servicer or an affiliate thereof. The mezzanine loan provides for periodic interest-only debt service payments and matures on August 11, 2009. In connection with such mezzanine loan, the mezzanine lender has executed an intercreditor agreement with the mortgagee that provides, among other things, that: (a)  the mezzanine loan is generally subordinate in lien, security interest and right of payment to the underlying mortgage loan, (b) without the prior written consent of the other lender, the loan documents with respect to the underlying mortgage loan or the mezzanine loan will not be modified or amended in certain material respects (except, in certain circumstances with respect to the underlying mortgage loan, in connection with a workout thereof during the continuance of an event of default thereunder), (c) the mezzanine lender is not permitted to transfer more than 49% of its beneficial interest in the subject mezzanine loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from the applicable rating agencies that such action will not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the series 2004-C6 certificates has been received and (d) if either (1)
the mezzanine loan is transferred to a mezzanine lender, which mezzanine lender is not an affiliate of the borrower, or (2) neither the mezzanine lender nor any affiliate of the mezzanine lender is any longer an affiliate of the borrower, then (i) the mezzanine lender will have the right to cure certain defaults with respect to the underlying mortgage loan within certain time limits, and (ii) the mezzanine lender will have the right to purchase such mortgage loan if such mortgage loan has been accelerated or becomes a specially serviced mortgage loan as a result of a monetary event of default that the special servicer asserts may result in the impairment of the underlying mortgage loan or if the mortgagee exercises any right or remedy under the related loan documents, for a purchase price equal to the outstanding principal balance thereof, all accrued interest and other amounts due thereon, any advances made by the mortgagee and any interest thereon, all costs and expenses related to the enforcement of the terms of such mortgage loan and any liquidation fees payable to the special servicer.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1200
Corporate Place, which mortgage loan represents 1.1% of the initial mortgage pool balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain mezzanine financing from a qualified lender as defined in the related loan documents, secured by a pledge of the ownership interests in the related borrower, provided that the following requirements, among others, are satisfied: (a) the amount of the mezzanine loan does not exceed, together with the underlying mortgage loan, $21,000,000; (b)
achievement of a combined minimum debt service coverage ratio of 1.40x and a combined maximum loan-to-value ratio of 80%; and (c) delivery of a subordination and intercreditor agreement acceptable to the lender under the related mortgage loan.

     In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine debt.

     Except as disclosed under this "--Other Financing" subsection, we are not aware of any other mezzanine debt affecting borrowers under the mortgage loans that we intend to include in the trust.

     In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur unsecured debt in addition to customary trade debt and equipment financing.

     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk Factors--Subordinate Debt
Increases the Likelihood that a Borrower Will Default on a Mortgage Loan
Underlying Your Offered Certificates" and "Legal Aspects of Mortgage
Loans--Subordinate Financing" in the accompanying prospectus.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator generally examined whether the use and occupancy of the mortgaged real property were in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.

                                     S-104

Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator--

     o    determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o    determined that casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

     o    determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator's judgment constitute adequate security for the related mortgage loan; and/or

     o    required law and ordinance insurance.

     Outstanding building and/or fire code violations may exist with respect to some of the mortgaged real properties. In some of those circumstances, the borrower under the related mortgage loan has agreed to cure such violations within a set period of time from the date of the closing of such mortgage loan.
There can be no assurance that those borrowers will comply with their obligations to cure any such violations with respect to the related mortgaged real properties.

     In addition, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 426 West Broadway, which mortgage loan represents 0.3% of the initial mortgage pool balance, a portion of the related mortgaged real property is currently in violation of the use restrictions established in the declaration of condominium governing the use of the subject mortgaged real property.

     Lockboxes. Eighty-six (86) mortgage loans that we intend to include in the trust fund, representing approximately 97.7% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid, currently or upon the occurrence of a triggering event, into one of the following types of lockboxes:

     o    HARD LOCKBOX. Tenants are directed to pay rents directly to a lockbox account controlled by the lender, except that with respect to multifamily properties (including Manufactured Housing/MHP properties), income is collected and deposited in the lockbox account by the manager of the mortgaged real property or, in some cases, the borrower, and with respect to hospitality properties, cash or
          "over-the-counter" receipts are deposited into the lockbox account by the manager. In the case of a hard lockbox, funds deposited into the lockbox account either--

          1.   are disbursed in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower; or

          2.   are disbursed to or at the direction of the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

          In addition, with respect to two (2) mortgage loans, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Meadowgreen Apartments and Peppertree Apartments,
          respectively, each representing 0.4% of the initial mortgage pool balance, subsidized rents paid pursuant to a United States Department of Housing and Urban Development Housing Assistance Program are
          deposited directly into a lockbox account controlled by the mortgagee.
          The rents actually paid by the tenants are not paid directly into the lockbox. For the purposes of this prospectus supplement, the lockbox accounts for these mortgage loans are "hard" lockbox accounts.

     o    SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a hard lockbox as described above is put in place (or, alternatively, an existing account becomes a hard lockbox as described above), from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits, with the remainder disbursed to the borrower. Examples of triggering events may include:

          1.   a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2.   a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

                                     S-105

          3.   a failure to meet a specified debt service coverage ratio; or

          4.   an event of default under the mortgage.

     For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the trigger event, or an account that is required to be established by the borrower upon the occurrence of the trigger event.

     All of the 86 mortgage loans referred to above provide for lockbox accounts as follows:

                                          % OF INITIAL
                          NUMBER OF         MORTGAGE
TYPE OF LOCKBOX        MORTGAGE LOANS     POOL BALANCE
---------------       ----------------   -------------

Hard ..............         26                60.1%
Springing .........         60                37.6%

     Property, Liability and Other Insurance. Although exceptions exist, such as in cases where tenants maintain insurance or are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage:

     o    property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of--

          1.   the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust
               Loan(s) that are part of that Loan Combination), and

          2.   the full insurable value or the full insurable replacement cost of the improvements located on the insured property;

     o    if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management
          Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust
               Loan(s) that are part of that Loan Combination),

          2.   the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

          3.   the maximum amount of insurance available under the National
               Flood Insurance Act of 1968, and

          4.   the full insurable replacement cost of the improvements located on the mortgaged real property;

     o    comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged real properties in similar locales; and

     o    business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide for at least one of the following: (a) the related borrower is required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located); (b) the related borrower is required to provide such additional insurance coverage as the lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties; (c)
a credit-rated tenant is obligated to restore the related mortgaged real property in the event of a casualty; or (d) a principal of the related borrower is responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. Such policies generally do not provide coverage for biological, chemical or nuclear events or domestic terrorism.

                                     S-106

     The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in
California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports obtained in connection with the origination of the mortgage loan concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property was required to obtain earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered unlikely to experience a probable maximum loss in excess of 20%
of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Twenty-seven (27) of the mortgaged real properties, securing 12.0% of the initial mortgage pool balance, are located in Florida, Texas or Louisiana, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. The related mortgage loan documents with respect to most of those mortgaged real properties, together with the related mortgage loan documents with respect to a significant number of mortgaged real properties located in various other states, require the related borrower to maintain windstorm insurance.

     Various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk
for Particular Special Hazard Losses" in the accompanying prospectus.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry.
Subject to standard exceptions and/or exclusions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series
2004-C6 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

     Appraisals. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation's Uniform
Standards of Professional Appraisal Practices. Each of those appraisals was conducted within approximately 12 months of the origination of the related mortgage loan that we intend to include in the trust and generally have not been updated. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The dates of the subject appraisals, or appraisal updates, and the resulting appraised values are shown on Annex A-1 to this prospectus supplement.

     Environmental Assessments. A third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of 10 mortgaged real properties, securing 2.4% of the initial mortgage pool balance, conducted a transaction screen, with respect to each of the mortgaged real properties securing the underlying mortgage loans. All of the environmental assessments, updates, and transaction screens referred to in the first sentence of this paragraph were completed during the 12-month period ending on the cut-off date.

     The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was

                                     S-107

conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, then this could result in a claim for damages by any party injured by the condition.

     In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required--

     o    the continuation or the establishment of an operation and maintenance plan to address the issue, or

     o    the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials and/or lead-based paint, may have been required to be delivered.

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    a responsible third party was identified as being responsible for the remediation; or

     o    the related originator of the subject underlying mortgage loan generally required the related borrower to:

          (a)  to take investigative and/or remedial action; or

          (b)  to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

          (c)  to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

          (d)  to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

          (e)  to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

     Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

     o    the mortgaged real property had not been affected or had been minimally affected,

     o    the potential for the problem to affect the mortgaged real property was limited, or

     o    a person responsible for remediation had been identified.

Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a

                                     S-108

responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as 601 Hawaii Street, which mortgaged real property secures a mortgage loan representing 0.7% of the initial mortgage pool balance, chlorinated solvents and petroleum hydrocarbons were detected during a Phase II limited subsurface investigation and other soil and ground water testing. A vapor extraction system, which includes monitoring wells, was installed at the mortgaged real property and soil removal was conducted. In addition, groundwater monitoring began in March 2000 and is continuing at the mortgaged real property. The most recent sampling was conducted in April 2004 and revealed elevated concentrations of chlorinated solvents in three monitoring wells, which concentrations are still above cleanup levels. According to the
Los Angeles Regional Water Quality Control Board, further groundwater monitoring will most likely be required under the oversight of the Los Angeles
Regional Water Quality Control Board with respect to the concentration of chlorinated solvents. Further action is not required with respect to the petroleum hydrocarbons. According to the third-party environmental consultant, a prior occupant of the mortgaged real property is the responsible party with respect to these matters. Other historically recognized environmental conditions were also identified at the mortgaged real property for which no further action was currently recommended. There can be no assurance that the responsible party will remediate any of the environmental impairments set forth above or that the responsible party will have sufficient funds to remediate any such environmental impairments.

     The mortgaged real property identified on Annex A-1 to this prospectus supplement as Eckerd -- Simpsonville, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance, is a retail store constructed in 2004. Prior to the current improvements, the mortgaged real property operated as a gasoline station until 2002. The Eckerd -
Simpsonville mortgaged real property is listed as an active South Carolina
Department of Health and Environmental Control Leaking Underground Storage Tank
(LUST) site. According to South Carolina Department of Health and Environmental
Control personnel that were interviewed by an independent consultant, the subject leaking underground storage tank is qualified for the State Underground
Petroleum Environmental Response Bank Fund, which provides a combined coverage of $1,000,000 per occurrence over a deductible of $25,000 (which has been met in this case) to cover both the costs of remediation as well as costs and liabilities associated with third party claims. According to the independent consultant, assessments and ground water monitoring through monitoring wells are underway. In addition, the independent consultant estimates that the cost of remedial activities and monitoring will not exceed $150,000. Notwithstanding the foregoing, there can be no assurance that the responsible parties will remediate the contamination resulting from the subject leaking underground storage tank at the mortgaged real property or that the State Underground
Petroleum Environmental Response Bank Fund will have sufficient funds to remedy any breaches of environmental covenants with respect to the related underlying mortgage loan.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this
"--Assessments of Property Condition--Environmental Assessments" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

     There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

     Environmental Insurance. As discussed above, certain mortgaged real properties securing the underlying mortgage loans may, in each case, be covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations set forth below:

          1.   With respect to secured creditor impaired property policies which provide full loan balance coverage, if during the term of the policy there is an event of default under the subject mortgage loan and a pollution condition that was discovered prior to or during the default, or that was disclosed to the insurer prior to the effective date of the policy, and the holder of the note has not foreclosed on the collateral, the insurer will (if the pollution condition exists at the time of default) indemnify the trust for the outstanding balance on the date of default,
               including interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to 10% of the outstanding balance on the date of default.
               Under the policy, a "pollution condition" is the presence of hazardous substances on, under or emanating from the property

                                     S-109

               in concentrations or amounts exceeding the maximum levels allowed by applicable environmental laws or a government order or
               directive. With respect to certain other secured creditor
               impaired property policies, policy terms may limit the coverage under such policies to the lesser of actual losses resulting from such pollution condition or the amount of the related mortgage loan.

          2.   If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

          3.   If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution conditions to the appropriate governmental agency in accordance with
               applicable environmental laws in effect at the time of the discovery of the pollution conditions.

     The secured creditor impaired property policies described above require that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, the policy does not cover claims arising out of the presence of lead-based paint or asbestos, penalties arising out of violations of law or clean-up costs that are voluntarily incurred. The environmental insurance may be provided under a blanket insurance policy covering other real properties, some of which may not secure loans in the trust. See "--Property, Liability and Other Insurance"
above.

     The premium for the secured creditor impaired property policies described above has been paid in full as of the date of the initial issuance of the offered certificates.

     Engineering Assessments. In connection with the origination process, various engineering firms inspected the respective mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged real properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, we will acquire--

     o    57 1/2 mortgage loans, representing $830,236,864 of the initial mortgage pool balance, from the Lehman Mortgage Loan Seller, and

     o    36 1/2 mortgage loans, representing $516,283,002 of the initial mortgage pool balance, from the UBS Mortgage Loan Seller.

     The preceding two bullets reflect that the Westfield North Bridge Mortgage
Loan is evidenced by two (2) promissory notes, one in the amount of the
$68,350,000 held by the UBS Mortgage Loan Seller, and one in the amount of
$68,350,000 held by the Lehman Mortgage Loan Seller. Accordingly, each such mortgage loan seller will effectively transfer one-half of the Westfield North
Bridge Mortgage Loan to us for inclusion in the trust.

     We will transfer all of the underlying mortgage loans to the trust.

     In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee. In connection with the foregoing transfers, the UBS Mortgage Loan Seller will be required to deliver to the trustee, with respect to each UBS Mortgage Loan, and we will be required to deliver to the trustee, with respect to each Lehman Mortgage Loan, the following documents:

     o    either--

          1.   the original promissory note(s) evidencing that mortgage loan, or

          2.   if any original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o    the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

                                     S-110

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

     o    either--

          1.   an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording
               information relating to a mortgage instrument that has not been returned from the applicable recording office, or

          2.   a certified copy of that assignment as sent for recording;

     o    either--

          1.   an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable
               recording office, or

          2.   a certified copy of that assignment as sent for recording; and

     o    an original or copy of the related lender's title insurance policy, or if a title insurance policy has not yet been issued, a "marked-up"
          commitment for title insurance or a pro forma policy;

provided that, in the case of the Two Penn Plaza Mortgage Loan, the Lehman
Mortgage Loan Seller will only be obligated to deliver the original promissory note evidencing that mortgage loan, a copy of the Two Penn Plaza Co-Lender
Agreement and a copy of the series 2004-C4 pooling and servicing agreement.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2004-C6 certificateholders.
Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     The above loan documents, among others, with respect to the Two Penn Plaza
Mortgage Loan (with the exception of the original mortgage note evidencing the
Two Penn Plaza Mortgage Loan) have been delivered to the trustee under the series 2004-C4 pooling and servicing agreement, which governs the securitization of the Two Penn Plaza Non-Trust Loan.

     If, as provided in the series 2004-C6 pooling and servicing agreement--

     o    any of the above-described documents required to be delivered by us or the UBS Mortgage Loan Seller to the trustee is not delivered, and

     o    either (a) we, in the case of a Lehman Mortgage Loan, and the UBS
          Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) a court of competent jurisdiction makes a final non-appealable determination that, in the case of (a) or (b), such omission or defect materially and adversely affects the value of the subject underlying mortgage loan at the time notice of such omission or defect is delivered to us or the UBS Mortgage Loan Seller, as applicable,

then the omission or defect will constitute a material document defect (a
"Material Document Defect") as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under
"--Cures and Repurchases" below.

     Within a specified period following the later of--

     o    the date on which the offered certificates are initially issued, and

     o    the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of the
Lehman Mortgage Loan Seller and the UBS Mortgage Loan Seller, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

                                     S-111

     In addition to the foregoing, the UBS Mortgage Loan Seller will be required to deliver to the master servicer with respect to each UBS Mortgage
Loan, and we will be required to deliver to the master servicer with respect to each Lehman Mortgage Loan, only the documents constituting the related
Servicing File for the subject underlying mortgage loan and only to the extent such documents: (a) were delivered in connection with the origination of such underlying mortgage loan, (b) relate to , and are reasonably necessary for, the administration or servicing of such underlying mortgage loan by the master servicer or the special servicer in connection with its duties under the series
2004-C6 pooling and servicing agreement, and (c) are in our possession or under our control or in the possession or under the control of the UBS Mortgage Loan
Seller, as applicable; provided that neither we nor the UBS Mortgage Loan
Seller will be required to deliver any draft documents, privileged or other communications, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations. In addition, if any document required to be included in the related Servicing File and delivered to the master servicer with respect to a subject underlying mortgage loan, is not so delivered, and if a written request therefor is not made by the master servicer within approximately 15 months of the closing date, then neither we nor the UBS Mortgage Loan Seller, as applicable, will have any further obligation to deliver such document with respect to the subject mortgage loan. With respect to each underlying mortgage loan, within a specified period of time following the date of initial issuance of the offered certificates, the master servicer will be required to certify solely as to the existence but not the sufficiency or accuracy of the documents constituting the
Servicing File that are then in its possession. The master servicer will not be under any duty or obligation to inspect, review or examine any of those documents to determine whether they are valid, effective, enforceable or otherwise appropriate for the represented purpose and will not be obligated to pursue any remedies against us or the UBS Mortgage Loan Seller, as the case may be, in the event those documents are not delivered.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, and subject to certain exceptions, we will make with respect to each Lehman
Mortgage Loan that we include in the trust, and the UBS Mortgage Loan Seller will make with respect to each UBS Mortgage Loan that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

     o    The information pertaining to the mortgage loan set forth in the loan schedule attached to the series 2004-C6 pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the related due date in August 2004.

     o    The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

     o    To the actual knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

     o    The proceeds of the mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged real property), and there is no requirement for future advances thereunder.

     o    The promissory note, each mortgage instrument and each assignment of leases and rents, if separate from the related mortgage instrument, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency,
          receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors' rights generally and (b)
          by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2)
          certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause (1) of this bullet, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided by the subject agreement or instrument.

                                     S-112

     o    Each related mortgage instrument is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related mortgaged real property, which mortgaged real property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for Permitted Encumbrances, and except that the mortgage instrument relating to each underlying mortgage loan that is part of a Loan Combination also secures one or more related Non-Trust
          Loans that will not be included in the trust. The Permitted
          Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate sufficient cashflow to enable the related borrower to timely pay in full the principal and interest on the subject mortgage loan (other than a balloon payment, which would require a refinancing).

     o    To the actual knowledge of the representing party, subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

     o    The assignment of each related mortgage instrument in favor of the trustee (or, in the case of the Two Penn Plaza Mortgage Loan, the trustee under the series 2004-C4 pooling and servicing agreement)
          constitutes the legal, valid, binding and, subject to the limitations and exceptions in the third preceding bullet, enforceable assignment of that mortgage instrument to the trustee.

     o    To the actual knowledge of the representing party, all taxes and governmental assessments which, in all such cases, were directly related to the subject mortgaged real property and could constitute liens on the subject mortgaged real property prior to the lien of the related mortgage, and that prior to the related due date in August
          2004 became due and payable in respect of, and materially affect, any related mortgaged real property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

     o    To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of any related mortgaged real property that materially affects its value, and such related mortgaged real property was free of material damage.

     o    To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, except where a tenant is permitted under a lease to insure or self-insure, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property; provided that the insurance for acts of terrorism and the amount thereof may be limited by the commercial availability of such coverage, whether the mortgagee may reasonably require such insurance, cost limitations and/or whether such hazards are commonly insured against for similar properties.

     o    As of the date of initial issuance of the offered certificates, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

     o    To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, the related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

     If, as provided in the series 2004-C6 pooling and servicing agreement--

     o    there exists a breach of any of the above-described representations and warranties made by us or the UBS Mortgage Loan Seller, and

     o    we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan
          Seller, in the case of a UBS Mortgage Loan, agree that, or a court of competent jurisdiction makes a final non-appealable determination that, such breach materially and adversely affects the value of the subject mortgage loan at the time notice of such breach is delivered to us or the UBS Mortgage Loan Seller, as applicable,

then that breach will be a material breach (a "Material Breach") as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under "--Cures and Repurchases" below.

CURES AND REPURCHASES

     If there exists a Material Breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans or by the UBS Mortgage Loan Seller with respect to any of the UBS Mortgage Loans, as discussed under "--Representations and Warranties" above, or if there exists a
Material Document Defect with respect to any Lehman

                                     S-113

Mortgage Loan or UBS Mortgage Loan, as discussed under "--Assignment of the
Underlying Mortgage Loans" above, then we, in the case of a Lehman Mortgage
Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, will be required either:

     o    to cure that Material Breach or Material Document Defect, as the case may be, in all material respects,

     o    at our option (in the case of a Lehman Mortgage Loan) or at the option of the UBS Mortgage Loan Seller (in the case of a UBS Mortgage Loan), in the event such party determines that such Material Breach or
          Material Document Defect cannot be cured, to pay an amount (which would be held in a reserve fund and applied to any losses on and expenses related to the subject underlying mortgage loan) equal to the loss of value directly attributed to such Material Breach or Material
          Document Defect, provided that there can be no assurance that any such loss of value payment will, in fact, cover the amount of actual losses and expenses incurred by the trust in connection with the subject underlying mortgage loan, including, without limitation, unpaid special servicing compensation and other related costs and expenses, and provided, further, that the foregoing option shall not be available if substantially all of the loss of value of the subject underlying mortgage loan is attributable to the subject Material
          Breach or Material Document Defect, as applicable, and the subject
          Material Breach or Material Document Defect is not capable of being cured, or

     o    to repurchase the affected mortgage loan at a price generally equal to the sum of--

          1.   the unpaid principal balance of that mortgage loan at the time of purchase, plus

          2.   all unpaid interest, other than Post-ARD Additional Interest and
               Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the
               collection period of purchase, plus

          3.   all unreimbursed servicing advances made under the series 2004-C6 pooling and servicing agreement with respect to that mortgage loan, plus

          4.   all unpaid interest accrued on advances made under the series
               2004-C6 pooling and servicing agreement with respect to that mortgage loan, plus

          5.   subject to certain limitations, to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan (including any liquidation fee, if payable under the series 2004-C6 pooling and servicing agreement).

     The time period within which we or the UBS Mortgage Loan Seller must complete that cure or repurchase will generally be limited to 90 days following the date on which the determination is made (which may be by a court of competent jurisdiction) that a Material Breach or a Material Document Defect, as the case may be, exists. However, if the responsible party is diligently attempting to correct the problem, then, with limited exception, it will be entitled to as much as an additional 90 days (or more in the case of a Material
Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that cure or repurchase.

     Notwithstanding the foregoing, if a Material Breach or a Material Document
Defect exists with respect to the Westfield North Bridge Mortgage Loan, then the remedies described in this "--Cures and Repurchases" section will be enforceable against us, solely insofar as that underlying mortgage loan constitutes a Lehman Mortgage Loan, and against the UBS Mortgage Loan Seller solely insofar as that underlying mortgage loan constitutes a UBS Mortgage
Loan. If either we or the UBS Mortgage Loan Seller repurchases its portion of the Westfield North Bridge Mortgage Loan, but the other does not, in connection with a Material Breach or Material Document Defect, then the portion of the
Westfield North Bridge Mortgage Loan that was repurchased shall be treated like the Westfield North Bridge Non-Trust Loan and the portion of the Westfield
North Bridge Mortgage Loan that remains in the trust will continue to be an underlying mortgage loan.

     If a Material Breach or a Material Document Defect exists with respect to any underlying mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, if the cross-collateralization can be terminated without any adverse tax consequence for the trust, and if the series
2004-C6 controlling class representative so consents, then we or the UBS
Mortgage Loan Seller, as applicable, will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

     o    determining the materiality of the subject breach or document defect,
          and

     o    the repurchase remedy.

                                     S-114

     The cure/payment/repurchase obligations of us and the UBS Mortgage Loan
Seller described above will constitute the sole remedies available to the series 2004-C6 certificateholders in connection with a Material Breach or a
Material Document Defect with respect to any mortgage loan in the trust.

     No other person will be obligated to repurchase any affected mortgage loan in connection with, or otherwise address, a Material Breach or a Material
Document Defect if we or the UBS Mortgage Loan Seller, as the case may be, default on our obligations to do so. There can be no assurance that we or the
UBS Mortgage Loan Seller will have sufficient assets to cure, pay the loss of value or repurchase a mortgage loan if required to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. We will file that current report on Form 8-K, together with the series 2004-C6 pooling and servicing agreement as an exhibit, with the
SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                                     S-115

                  SERVICING OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     The series 2004-C6 pooling and servicing agreement will govern the servicing and administration of the mortgage loans in the trust (other than the
Two Penn Plaza Mortgage Loan), as well as the servicing and administration of
(a) the Westfield North Bridge Non-Trust Loan, (b) the Woodside Village
Non-Trust Loan and (c) any REO Properties acquired by the special servicer on behalf of the trust and, if and when applicable, the related Non-Trust Loan
Noteholder(s) as a result of foreclosure or other similar action. The following summaries describe some of the provisions of the series 2004-C6 pooling and servicing agreement relating to the servicing and administration of those mortgage loans and REO Properties. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing
Documents" for additional important information regarding provisions of the series 2004-C6 pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     The Westfield North Bridge Non-Trust Loan and the Woodside Village
Non-Trust Loan are referred to in this prospectus supplement as the "Serviced
Non-Trust Loans", and the holders of such Serviced Non-Trust Loans are referred to in this prospectus supplement as the "Serviced Non-Trust Loan Noteholders."
In addition, the Westfield North Bridge Loan Pair and the Woodside Village Loan
Pair are referred to in this prospectus supplement as the "Serviced Loan
Combinations." The Serviced Non-Trust Loans do not include the Two Penn Plaza
Non-Trust Loans, and the Two Penn Plaza Loan Group is not a Serviced Loan
Combination.

     The series 2004-C6 pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans (other than the Two Penn Plaza Mortgage Loan) and any REO
Properties in the trust for which it is responsible, together with, when appropriate, the Serviced Non-Trust Loans, directly or through sub-servicers, in accordance with--

     o    any and all applicable laws,

     o    the express terms of the series 2004-C6 pooling and servicing agreement,

     o    the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements, and

     o    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of each underlying mortgage loan (other than the Two Penn Plaza
Mortgage Loan) and each Serviced Non-Trust Loan--

     o    as to which no Servicing Transfer Event has occurred, or

     o    that is a worked-out mortgage loan as to which no new Servicing
          Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each underlying mortgage loan (other than, if applicable, the Two Penn Plaza Mortgage Loan) and Serviced Non-Trust Loan as to
which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO
Property acquired by the trust.

     Despite the foregoing, the series 2004-C6 pooling and servicing agreement will require the master servicer to continue to receive information (which information, with respect to the Two Penn Plaza Mortgage Loan, will be received from the series 2004-C4 master servicer) and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans (other than, if applicable, the Two Penn Plaza Loan Group) and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans (other than, if applicable, the Two Penn Plaza Loan
Group). In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans (other than the Two Penn Plaza Mortgage
Loan). Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2004-C6 pooling and servicing agreement.

     The master servicer will transfer servicing of a mortgage loan for which it is responsible under the series 2004-C6 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

                                     S-116

     The occurrence of a Servicing Transfer Event with respect to any mortgage loan in a Serviced Loan Combination will automatically result in the occurrence of a Servicing Transfer Event with respect to the other mortgage loan(s) in that Loan Combination.

     Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

     In general, the Serviced Non-Trust Loans will be serviced and administered under the series 2004-C6 pooling and servicing agreement as if each such
Non-Trust Loan was a mortgage loan in the trust.

     Notwithstanding the foregoing, the Two Penn Plaza Mortgage Loan will not be serviced under the series 2004-C6 pooling and servicing agreement. Under the terms of the Two Penn Plaza Co-Lender Agreement, for so long as the Two Penn
Plaza Non-Trust Loan is part of the Series 2004-C4 Securitization, the Two Penn
Plaza Loan Group will be serviced and administered by the master servicer and a special servicer for Series 2004-C4 Securitization (subject to replacement of each such party), in accordance with the series 2004-C4 pooling and servicing agreement (or any permitted successor servicing agreement). The discussion below regarding servicing generally relates solely to the servicing of the underlying mortgage loans (other than the Two Penn Plaza Mortgage Loan) under the series 2004-C6 pooling and servicing agreement. However, the servicing arrangements under the series 2004-C4 pooling and servicing agreement (with respect to the Two Penn Plaza Mortgage Loan) are similar but not identical to those servicing arrangements under the series 2004-C6 pooling and servicing agreement. For example, the servicing transfer events or the equivalent
(including with respect to the provisions described in the third preceding paragraph relating to limited automatic servicing transfer events with respect to the mortgage loans comprising the Two Penn Plaza Loan Group) requiring special servicing under the series 2004-C4 pooling and servicing agreement will be similar, but may not be identical, to the Servicing Transfer Events under the series 2004-C6 pooling and servicing agreement; provided that if the Two
Penn Plaza Subordinate Non-Trust Loan Noteholder prevents the occurrence of a servicing transfer event under the series 2004-C4 pooling and servicing agreement with respect to the Two Penn Plaza Pari Passu Loans (including the
Two Penn Plaza Mortgage Loan) through the exercise of cure rights as set forth in the Two Penn Plaza Co-Lender Agreement, then the existence of that servicing transfer event with respect to the Two Penn Plaza Subordinate Non-Trust Loan will not, in and of itself, result in the existence of a servicing transfer event with respect to the Two Penn Plaza Pari Passu Loans (including the Two
Penn Plaza Mortgage Loan) or the transfer of servicing of the Two Penn Plaza
Loan Group to the special servicer under the series 2004-C4 pooling and servicing agreement, unless a separate servicing transfer event has occurred with respect thereto.

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

     The Master Servicer. Wachovia Bank, National Association will act as master servicer under the series 2004-C6 pooling and servicing agreement.
Wachovia is a wholly owned subsidiary of Wachovia Corporation. Its principal servicing offices are located at 8739 Research Drive-URP 4, Charlotte, North
Carolina 28262-1075.

     As of June 30, 2004, Wachovia and its affiliates were responsible for master or primary servicing approximately 12,052 commercial and multifamily loans, totaling approximately $111.4 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions. Wachovia will make no representations as to the validity or sufficiency of the series 2004-C6 pooling and servicing agreement, the series
2004-C6 certificates, the underlying mortgage loans or this prospectus supplement.

     With respect to one (1) mortgage loan that we intend to include in the trust, representing 1.0% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Canal Crossing, an affiliate of the initial master servicer indirectly owns a non-controlling interest in the related borrower. See "Risk
Factors--Risks Related to the Underlying Mortgage Loans--Conflicts of Interest
May Exist in Connection with Two (2) Mortgage Loans That we Intend to Include in the Trust as a Result of the Certain Interested Parties Having an Ownership
Interest in the Related Borrower."

     Wachovia is also the master servicer under the series 2004-C4 pooling and servicing agreement, which governs the servicing of the Two Penn Plaza Loan
Group.

     If and for so long as Lennar is the special servicer under the series
2004-C6 pooling and servicing agreement and Lennar or an affiliate thereof holds an ownership interest in the borrower under the Hampton Resorts Hotel
Portfolio Mortgage Loan, the master servicer will perform all the duties of the special servicer under the series 2004-C6 pooling and servicing agreement, and receive the corresponding special servicing compensation, with respect to the
Hampton Resorts Hotel

                                     S-117

Portfolio Mortgage Loan. Wachovia, as initial master servicer, will accordingly perform all special servicing functions with respect to that underlying mortgage loan. In connection therewith, Wachovia's principal special servicing offices are located at 301 South College Street, TW-16, Charlotte, North
Carolina 28288. As of June 30, 2004, Wachovia Bank, National Association served as the special servicer on 28 mortgage-backed securitization transactions encompassing 266 commercial and multifamily mortgage loans with an aggregate principal balance of approximately $10.4 billion.

     The information set forth in this prospectus supplement concerning
Wachovia has been provided by it. Neither we nor either of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     The Special Servicer. Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation, will initially be appointed as special servicer of the mortgage pool, except as discussed in the last two paragraphs of this "--The Initial Master Servicer and the Initial Special Servicer--The
Special Servicer" section. The principal executive offices of Lennar are located at 1601 Washington Avenue, Miami Beach, Florida 33139, and its
telephone number is (305) 695-5600.

     LNR, its subsidiaries and affiliates, are involved in the real estate investment, finance and management business and engage principally in:

     o    acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

     o    investing in high-yielding real estate loans, and

     o    investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities.

     LNR and its affiliates have regional offices located across the country in
Florida, Georgia, Oregon, Texas, Massachusetts, North Carolina and California.
As of May 31, 2004, Lennar and its affiliates were managing a portfolio which included an original count of approximately 16,700 assets in 50 states and in
Europe with an original face value of $125 billion, most of which are commercial real estate assets. Included in this managed portfolio are $122 billion of commercial real estate assets representing 126 securitization transactions, for which Lennar acts as servicer or special servicer. Lennar and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of Lennar and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.

     The information set forth in this prospectus supplement concerning Lennar and LNR has been provided by them. Neither we nor either of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     An affiliate of Lennar has an ownership interest in the borrower under the
Hampton Resorts Hotel Portfolio Mortgage Loan. For so long as Lennar is the special servicer under the series 2004-C6 pooling and servicing agreement and
Lennar or an affiliate thereof continues to hold an ownership interest in such borrower, the master servicer will perform all the duties of the special servicer under the series 2004-C6 pooling and servicing agreement, and receive the corresponding special servicing compensation, with respect to the Hampton
Resorts Hotel Portfolio Mortgage Loan. If at any time neither Lennar nor any affiliate thereof holds an ownership interest in the borrower under the Hampton
Resorts Hotel Portfolio Mortgage Loan, then Lennar will again act as special servicer and perform all related functions, and receive the corresponding special servicing compensation, with respect to that underlying mortgage loan.
Therefore, unless the context indicates otherwise, all references to the special servicer in this prospectus supplement are intended to mean Lennar
Partners, Inc., with respect to the mortgage pool (other than the Hampton
Resorts Hotel Portfolio Mortgage Loan), and Wachovia Bank, National
Association, with respect to the Hampton Resorts Hotel Portfolio Mortgage Loan.

     Lennar is also the special servicer under the series 2004-C4 pooling and servicing agreement, which governs the servicing of the Two Penn Plaza Loan
Group.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust (including the Two Penn Plaza Mortgage Loan) and each Serviced Non-Trust Loan, including each such mortgage loan--

     o    that is being specially serviced;

                                     S-118

     o    as to which the corresponding mortgaged real property has become an
          REO Property; or

     o    that has been defeased.

     In the case of each mortgage loan in the trust, the master servicing fee will--

     o    be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o    accrue at the related master servicing fee rate,

     o    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o    be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

     The master servicing fee rate with respect to the underlying mortgage loans will vary on a loan-by-loan basis and ranges from 0.0150% per annum to
0.1150% per annum. The weighted average master servicing fee rate for the mortgage pool was 0.0322% as of the cut-off date. Except in the case of the Two
Penn Plaza Mortgage Loan, the master servicing fee rate includes any servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer.

     A fee comparable to the above-described master servicing fee will also be payable with respect to the Two Penn Plaza Mortgage Loan under the series
2004-C4 pooling and servicing agreement, which fee will be calculated at 0.015%
per annum.

     Additional Master Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any and all
Prepayment Interest Excesses collected with respect to the entire mortgage pool.

     In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow and/or reserve accounts maintained by the master servicer, in
Permitted Investments. See "--Custodial Account" below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     All modification fees, assumption fees, assumption application fees, defeasance fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans (other than the Two Penn Plaza Mortgage Loan) will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2004-C6 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected (and, in the case of the Two Penn Plaza Mortgage Loan, remitted to the trust) with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series
2004-C6 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

     o    to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

     o    to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust
          Fund Expense, or

     o    to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan and that were not previously reimbursed in accordance with this bullet.

     Some or all of the items referred to in the prior paragraph (exclusive of
Default Interest and late payment charges) that are collected in respect of the
Serviced Non-Trust Loans may also be paid to, and allocated between, the master servicer and

                                     S-119

the special servicer, as additional compensation, as provided in the series
2004-C6 pooling and servicing agreement. Some or all of the items referred to in the prior paragraph (exclusive of Default Interest and late payment charges)
that are collected in respect of the Two Penn Plaza Mortgage Loan will likely be paid to, and allocated between, the series 2004-C4 master servicer and special servicer, as additional compensation, as provided in the series 2004-C4 pooling and servicing agreement. However, Default Interest and late payment charges allocable to the Two Penn Plaza Mortgage Loan in accordance with the
Two Penn Plaza Co-Lender Agreement may be applied, first, to offset interest on servicing advances made under the 2004-C4 pooling and servicing agreement with respect to the Two Penn Plaza Loan Group, and then, to the extent passed through to the trust, for the same purposes as Default Interest and late payment charges on the other underlying mortgage loans.

     Prepayment Interest Shortfalls. The series 2004-C6 pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool (including, if applicable, the Two Penn Plaza Mortgage Loan) during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

     o    the total amount of those Prepayment Interest Shortfalls, and

     o    the sum of the following components of the master servicer's total servicing compensation for that same collection period--

          1.   all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

          2.   with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.015% per annum.

     No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2004-C6 certificates on that payment date as described under "Description of the Offered
Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any payment date to cover
Prepayment Interest Shortfalls is less than the total of all the Prepayment
Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest
Shortfall will be allocated among the respective interest-bearing classes of the series 2004-C6 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool (other than the Two Penn Plaza Mortgage Loan)
and the Serviced Non-Trust Loans will be--

     o    the special servicing fee,

     o    the workout fee, and

     o    the liquidation fee.

     The Special Servicing Fee. The special servicing fee will be earned with respect to each underlying mortgage loan (other than the Two Penn Plaza
Mortgage Loan) and each Serviced Non-Trust Loan--

     o    that is being specially serviced, or

     o    as to which the corresponding mortgaged real property has become an
          REO Property.

     In the case of each underlying mortgage loan that satisfies the criteria described in the prior paragraph, the special servicing fee will--

     o    be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o    accrue at a special servicing fee rate of 0.25% per annum,

     o    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

                                     S-120

     o    generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

     Special servicing fees earned with respect to a Subordinate Non-Trust Loan may be paid out of collections on the entire subject Loan Combination.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan (other than the Two Penn Plaza Mortgage Loan) and each Serviced Non-Trust Loan that is a worked-out mortgage loan. The workout fee will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of--

     o    interest, other than Default Interest and Post-ARD Additional
          Interest,

     o    principal, and

     o    prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked-out mortgage loan; provided that any workout fees in respect of a Serviced Loan
Combination will generally be payable out of and based on collections on the entire such Loan Combination.

     The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer
Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or replaced (other than for cause)
or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan serviced under the series 2004-C6 pooling and servicing agreement that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2004-C6 certificateholders.

     The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan (other than, if applicable, the Two Penn Plaza Mortgage Loan) for which it obtains a full, partial or discounted payoff from the related borrower, except as described in the next paragraph. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property (other than, if applicable, the Two Penn Plaza Mortgage Loan or any related REO Property) as to which it receives any Liquidation Proceeds, except as described in the next paragraph. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0%
to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD
Additional Interest; provided that any liquidation fees in respect of a
Serviced Loan Combination will be payable out of and based on collections on the entire such Loan Combination.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

     o    the repurchase of any mortgage loan in the trust by us or the UBS
          Mortgage Loan Seller, due to a breach of representation or warranty or for defective or deficient mortgage loan documentation, prior to the expiration of a period of time set forth in the series 2004-C6 pooling and servicing agreement, as described under "Description of the
          Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

     o    the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under
          "--Fair Value Option" below;

     o    the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement, unless the liquidation fee is payable and is actually paid pursuant to such intercreditor agreement;

     o    the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 2004-C6 controlling class or the master servicer in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination"
          in this prospectus supplement; or

                                     S-121

     o    the purchase of an underlying mortgage loan that is part of a Loan
          Combination by any related Non-Trust Loan Noteholder or its designee in accordance with the related co-lender agreement, unless the liquidation fee is payable and is actually paid pursuant to such co-lender agreement.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2004-C6 certificateholders.

     Two Penn Plaza Mortgage Loan. Special servicing fees, liquidation fees and workout fees will be payable with respect to the Two Penn Plaza Loan Group in accordance with the series 2004-C4 pooling and servicing agreement under generally the same circumstances as such fees will be payable with respect to the Serviced Loan Combinations under the series 2004-C6 pooling and servicing agreement.

     Additional Special Servicing Compensation. As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See
"--REO Properties" below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

     All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans (other than the Two Penn Plaza Mortgage Loan) will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2004-C6 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected (and, in the case of the Two Penn Plaza Mortgage Loan, remitted to the trust) with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series
2004-C6 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

     o    to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

     o    to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust
          Fund Expense, or

     o    to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan and that were not previously reimbursed in accordance with this bullet.

     Some or all of the items referred to in the prior paragraph (exclusive of
Default Interest and late payment charges) that are collected in respect of the
Serviced Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2004-C6 pooling and servicing agreement. Some or all of the items referred to in the prior paragraph (exclusive of Default Interest and late payment charges) that are collected in respect of the Two Penn Plaza Mortgage
Loan will likely be paid to, and allocated between, the series 2004-C4 master servicer and special servicer, as additional compensation, as provided in the series 2004-C4 pooling and servicing agreement. However, Default Interest and late payment charges allocable to the Two Penn Plaza Mortgage Loan in accordance with the Two Penn Plaza Co-Lender Agreement may be applied, first, to offset interest on servicing advances made under the 2004-C4 pooling and servicing agreement with respect to the Two Penn Plaza Loan Group, and then, to the extent passed through to the trust, for the same purposes as Default
Interest and late payment charges on the other underlying mortgage loans.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2004-C6 pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series 2004-C6 pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer, the special servicer, the trustee or the fiscal agent in connection with the servicing of a mortgage loan under the series 2004-C6

                                     S-122

pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation
Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

     The special servicer may request that the master servicer make servicing advances with respect to a specially serviced mortgage loan or REO Property under the series 2004-C6 pooling and servicing agreement, in lieu of the special servicer's making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the series 2004-C6 pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests that the master servicer make, regardless of whether or not the master servicer actually makes that advance.

     If the master servicer or the special servicer is required under the series 2004-C6 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

     o    if it has actual knowledge of the failure, to give the master servicer or the special servicer, as applicable, notice of its failure; and

     o    if the failure continues for three more business days, to make the servicing advance.

     The series 2004-C6 pooling and servicing agreement will obligate the fiscal agent to make any servicing advances that the trustee was obligated, but failed, to make.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer (with regard to advances by parties other than the special servicer on specially serviced mortgage loans or REO Properties), would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines
(or, with regard to advances by parties other than the special servicer on specially serviced mortgage loans or REO Properties, that the special servicer subsequently determines) is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's custodial account from time to time.

     Notwithstanding the foregoing, upon a determination that a previously made servicing advance is not recoverable from expected collections on the related mortgage loan or REO Property in the trust, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable servicing advance over a period of time (not to exceed 12 months without the consent of the series 2004-C6 controlling class representative), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable servicing advance over time, or not to do so, benefits some classes of series 2004-C6 certificateholders to the detriment of other classes of series 2004-C6 certificateholders will not constitute a violation of the
Servicing Standard by the master servicer or the special servicer or a breach of the terms of the series 2004-C6 pooling and servicing agreement by any party thereto or a violation of any fiduciary duty owed by any party thereto to the series 2004-C6 certificateholders.

     If the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any servicing advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-C6 principal balance certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2004-C6 certificates), thereby reducing the payments of principal on the series 2004-C6 principal balance certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is

                                     S-123

determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments and other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

     Notwithstanding the foregoing, none of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any servicing advances with respect to the Two Penn Plaza Mortgaged Property or the
Two Penn Plaza Mortgage Loan under the series 2004-C6 pooling and servicing agreement. Those advances will be made by the master servicer, the special servicer or the trustee under the series 2004-C4 pooling and servicing agreement on generally the same terms and conditions as are applicable under the series 2004-C6 pooling and servicing agreement.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer's custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan. In addition, the series 2004-C6 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO
Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2004-C6 certificateholders (or, if the subject specially serviced asset is a Serviced Loan Combination or any related REO
Property, the best interests of the series 2004-C6 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole.

     The master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them.
The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The
Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable--

     o    first, out of Default Interest and late payment charges on deposit in the master servicer's collection account that were collected on the related underlying mortgage loan in the collection period in which that servicing advance was reimbursed, and

     o    then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

     The series 2004-C4 pooling and servicing agreement also provides for the payment of interest on servicing advances to the party that makes any such advance with respect to the Two Penn Plaza Loan Group or any related REO
Property.

THE SERIES 2004-C6 CONTROLLING CLASS REPRESENTATIVE AND THE NON-TRUST LOAN
NOTEHOLDERS

     Series 2004-C6 Controlling Class. As of any date of determination, the controlling class of series 2004-C6 certificateholders will be the holders of the most subordinate class of series 2004-C6 principal balance certificates then outstanding that has a total principal balance that is not less than 25%
of that class's original total principal balance. However, if no class of series 2004-C6 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2004-C6 certificateholders will be the holders of the most subordinate class of series
2004-C6 principal balance certificates then outstanding that has a total principal balance greater than zero. The class A-1, A-2, A-3, A-4, A-5, A-6 and
A-1A certificates will be treated as one class for purposes of determining, and exercising the rights of, the controlling class of series 2004-C6 certificates.

     Selection of the Series 2004-C6 Controlling Class Representative. The
series 2004-C6 pooling and servicing agreement permits the holder or holders of series 2004-C6 certificates representing a majority of the voting rights allocated to the series 2004-C6 controlling class to select a representative with the rights and powers described below in this "--The Series 2004-C6
Controlling Class Representative and the Non-Trust Loan Noteholders" section and elsewhere in this prospectus supplement. In addition, if the series 2004-C6 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2004-C6 controlling class will be entitled to directly select a controlling class representative. Notwithstanding the

                                     S-124

foregoing, until a series 2004-C6 controlling class representative is so selected in accordance with the preceding two sentences, or after receipt of a notice from the holders of a majority of the voting rights allocated to the series 2004-C6 controlling class that a series 2004-C6 controlling class representative is no longer designated, the series 2004-C6 controlling class certificateholder, if any, that beneficially owns more than 50% of the aggregate principal balance of the series 2004-C6 controlling class certificates will be the series 2004-C6 controlling class representative.

     If the series 2004-C6 controlling class of certificates is held in book-entry form, then costs incurred in determining the identity of the series
2004-C6 controlling class representative may be an expense of the trust.

     Designation of the Loan Combination Controlling Parties. The co-lender agreement for each Loan Combination provides for, or allows for, one or more particular holders of the mortgage loans comprising that Loan Combination or its or their designee or designees (as to that Loan Combination, the "Loan
Combination Controlling Party") to provide advice and direction to the master servicer and/or the special servicer (or, with respect to the Two Penn Plaza
Loan Group, to provide advice and direction to the series 2004-C4 master servicer and series 2004-C4 special servicer) with respect to various servicing actions regarding that Loan Combination, as described below in this "--The
Series 2004-C6 Controlling Class Representative and the Non-Trust Loan
Noteholders" section.

     With respect to the Westfield North Bridge Loan Pair, the applicable Loan
Combination Controlling Party will consist of the holder of the Westfield North
Bridge Mortgage Loan or its designee (which representative, pursuant to the series 2004-C6 pooling and servicing agreement, will be the series 2004-C6 controlling class representative).

     With respect to the Two Penn Plaza Loan Group, the applicable Loan
Combination Controlling Party will be:

     o    the Two Penn Plaza Subordinate Non-Trust Loan Noteholder or its
          designee, but only if and for so long as the unpaid principal amount of the Two Penn Plaza Subordinate Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Two
          Penn Plaza Loan Group that is allocable to the Two Penn Plaza
          Subordinate Non-Trust Loan, is equal to or greater than 50% of the original principal balance of the Two Penn Plaza Subordinate Non-Trust
          Loan; and

     o    the series 2004-C4 controlling class representative (as the designee of the Series 2004-C4 Securitization trust as holder of the Two Penn
          Plaza Pari Passu Non-Trust Loan), but only if and for so long as the unpaid principal amount of the Two Penn Plaza Subordinate Non-Trust
          Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Two Penn Plaza Loan Group that is allocable to the
          Two Penn Plaza Subordinate Non-Trust Loan, is less than 50% of the original principal balance of the Two Penn Plaza Subordinate Non-Trust
          Loan.

     With respect to the Woodside Village Loan Pair, the applicable Loan
Combination Controlling Party will be:

     o    the Woodside Village Non-Trust Loan Noteholder or its designee, but only if and for so long as the unpaid principal amount of the Woodside
          Village Non-Trust Loan, net of that portion of any existing Appraisal
          Reduction Amount with respect to the Woodside Village Loan Pair that is allocable to the Woodside Village Non-Trust Loan, is equal to or greater than 25% of the original unpaid principal amount of the
          Woodside Village Non-Trust Loan; and

     o    the series 2004-C6 controlling class representative (as the designee of the trust as holder of the Woodside Village Mortgage Loan), but only if and for so long as the unpaid principal amount of the Woodside
          Village Non-Trust Loan, net of that portion of any existing Appraisal
          Reduction Amount with respect to the Woodside Village Loan Pair that is allocable to the Woodside Village Non-Trust Loan, is less than 25%
          of the original unpaid principal amount of the Woodside Village
          Non-Trust Loan.

     Rights and Powers of the Series 2004-C6 Controlling Class Representative
and the Non-Trust Loan Noteholders.  The special servicer will, in general, not be permitted to take, or consent to the master servicer's taking, any of the following actions under the series 2004-C6 pooling and servicing agreement with respect to the mortgage pool (exclusive of each underlying mortgage loan that is part of a Loan Combination) as to which the series 2004-C6 controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action--

     o    any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

     o    any modification, extension, amendment or waiver of a monetary term
          (including the timing of payments, but excluding the waiver of Default
          Interest and late charges) or any material non-monetary term
          (including any material term relating to insurance) of a specially serviced mortgage loan in the trust;

                                     S-125

     o    any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under
          "Description of the Offered Certificates--Termination" in this prospectus supplement, for less than an amount approximately equal to the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest and Post-ARD Additional
          Interest) thereon, plus any related unreimbursed servicing advances thereon;

     o    any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

     o    any determination to bring an REO Property, or the mortgaged real property securing a specially serviced mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

     o    any release of collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan;

     o    any acceptance of substitute or additional collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of that mortgage loan;

     o    any waiver of a due-on-sale or due-on-encumbrance clause with respect to an underlying mortgage loan;

     o    any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan; and

     o    any other actions, such as lender consents, that may be specified in the series 2004-C6 pooling and servicing agreement;

provided that, if the special servicer determines that failure to take such action would violate the Servicing Standard, then the special servicer may take any such action without waiting for the series 2004-C6 controlling class representative's response.

     Similarly, neither the special servicer nor the master servicer (to the extent the master servicer is permitted to take such action under the series
2004-C6 pooling and servicing agreement) will be permitted to take (or, in case of the special servicer, if and when appropriate, to consent to the master servicer's taking) any of the following actions (or, subject to the related co-lender agreement, some subset of the following actions) under the series
2004-C6 pooling and servicing agreement with respect to the Westfield North
Bridge Loan Pair and/or the Woodside Village Loan Pair, as to which the related
Loan Combination Controlling Party has objected within 10 business days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

     o    any proposed foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the related mortgaged real property and the other collateral securing the subject Serviced Loan
          Combination if it comes into and continues in default;

     o    any modification, extension, amendment or waiver of a monetary term
          (including the timing of payments) or any material non-monetary term
          (including a material term relating to insurance) of a mortgage loan that is part of the subject Serviced Loan Combination;

     o    any proposed sale of a related REO Property;

     o    any acceptance of a discounted payoff of a mortgage loan that is part of the subject Serviced Loan Combination;

     o    any determination to bring the related mortgaged real property
          (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged real property;

     o    any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if approval is required by the related loan documents;

     o    any adoption or approval of a plan in bankruptcy of the related borrower;

     o    any release of collateral for the subject Serviced Loan Combination
          (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the subject Serviced Loan
          Combination;

                                     S-126

     o    any acceptance of substitute or additional collateral for the subject
          Serviced Loan Combination, other than in accordance with the terms thereof;

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the subject Serviced Loan Combination;

     o    any acceptance of an assumption agreement releasing the related borrower from liability under the subject Serviced Loan Combination;

     o    any approval of a material capital expenditure, if approval is required by the related loan documents;

     o    any replacement of the property manager, if approval is required by the related loan documents; and

     o    any approval of the incurrence of additional indebtedness secured by the related mortgaged real property, if approval is required by the related loan documents;

provided that, if the special servicer or the master servicer, as applicable, determines that immediate action is necessary to protect the interests of the series 2004-C6 certificateholders and the related Serviced Non-Trust Loan
Noteholder(s), as a collective whole, then the special servicer or the master servicer ( to the extent the master servicer is otherwise permitted to take such action under the series 2004-C6 pooling and servicing agreement), as applicable, may take any such action without waiting for the related Loan
Combination Controlling Party's response.

     With respect to the Two Penn Plaza Loan Group, which is being serviced under the series 2004-C4 pooling and servicing agreement, the series 2004-C4 special servicer or series 2004-C4 master servicer, as applicable, will, in general, not be permitted to take any of certain designated actions (which are similar but not necessarily identical to the actions described in the first seven bullets to the preceding paragraph) with respect to the Two Penn Plaza
Loan Group as to which the related Loan Combination Controlling Party has objected within 10 business days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto, all in accordance with the series 2004-C4 pooling and servicing agreement and the Two Penn Plaza Co-Lender Agreement; provided that, in the event that the series 2004-C4 special servicer or series 2004-C4 master servicer, as applicable, determines that immediate action is necessary to protect the interests of the series 2004-C6 certificateholders, the series
2004-C4 certificateholders and the Two Penn Plaza Subordinate Non-Trust Loan
Noteholder, as a collective whole, then that servicer may take any such action without waiting for the related Loan Combination Controlling Party's response.

     In addition, the series 2004-C6 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of any specially serviced mortgage loans and REO Properties in the trust fund (other than any such mortgage loans that are part of, and any such REO Properties that relate to, a
Loan Combination) that the series 2004-C6 controlling class representative may consider advisable or as to which provision is otherwise made in the series
2004-C6 pooling and servicing agreement. Similarly, in general, the related
Loan Combination Controlling Party may direct the special servicer (or, with respect to the Two Penn Plaza Loan Group, the series 2004-C4 master servicer or series 2004-C4 special servicer, as applicable) to take, or refrain from taking, such actions with respect to a Loan Combination, to the extent provided in the related co-lender agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2004-C6 controlling class representative or any Loan
Combination Controlling Party, as contemplated by any of the foregoing paragraphs in this "--Rights and Powers of the Series 2004-C6 Controlling Class
Representative and the Non-Trust Loan Noteholders--Rights and Powers of the
Series 2004-C6 Controlling Class Representative and the Non-Trust Loan
Noteholders" subsection, may require or cause the special servicer or master servicer, as applicable, to violate any other provision of the series 2004-C6 pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus (or, with respect to the Two Penn Plaza Loan Group, may require or cause the series 2004-C4 special servicer or series 2004-C4 master servicer, as applicable to violate any other provision of the series 2004-C4 pooling and servicing agreement), and that servicer is to ignore any such advice, direction or objection that would cause such a violation. Further, no advice, direction or objection given by the series 2004-C6 controlling class representative or any Loan Combination Controlling Party may require or cause the special servicer or the master servicer (or, with respect to the Two Penn
Plaza Loan Group, the series 2004-C4 special servicer or the series 2004-C4 master servicer), as applicable, to violate the applicable servicing standard, the related mortgage loan documents (including any applicable co-lender and/or intercreditor agreements) or the REMIC provisions of the Internal Revenue Code, and that servicer is to ignore any such advice, direction or objection that would cause such a violation.

     Furthermore, the special servicer (or, in the case of the Two Penn Plaza
Loan Group, the series 2004-C4 special servicer) will not be obligated to seek approval from the series 2004-C6 controlling class representative (or, in the case of a Loan

                                     S-127

Combination, from the related Loan Combination Controlling Party) for any actions to be taken by that servicer with respect to the workout or liquidation of any particular specially serviced mortgage loan in the trust fund (or specially serviced Loan Combination) if--

     o    the special servicer (or, in the case of the Two Penn Plaza Loan
          Group, the series 2004-C4 special servicer) has, as described above, notified the series 2004-C6 controlling class representative (or, in the case of a Loan Combination, the related Loan Combination
          Controlling Party) in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan (or that Loan Combination), and

     o    for 60 days following the first of those notices, the series 2004-C6 controlling class representative (or, in the case of a Loan
          Combination, the related Loan Combination Controlling Party) has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer (or, in the case of the Two Penn Plaza Loan Group, the series 2004-C4 special servicer)
          considers to be consistent with the Servicing Standard.

     In addition to the foregoing, the special servicer may be required to consult with a Serviced Non-Trust Loan Noteholder or its representative regarding special servicing functions affecting any of the mortgage loans in the related Serviced Loan Combination to ascertain such Non-Trust Loan
Noteholder's views as to the proposed action (but, except as described above, may reject any advice, objection or direction from such noteholder or representative).

     Furthermore, during the time that the series 2004-C6 controlling class representative is not the related Loan Combination Controlling Party with respect to a particular Loan Combination, the series 2004-C6 controlling class representative may have certain consultation rights with respect thereto.

     Limitation on Liability of the Series 2004-C6 Controlling Class
Representative and the Non-Trust Loan Noteholders. The series 2004-C6 controlling class representative will not be liable to the trust or the series
2004-C6 certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; except that the series 2004-C6 controlling class representative will not be protected against any liability to a series 2004-C6 controlling class certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2004-C6 certificateholder acknowledges and agrees, by its acceptance of its series 2004-C6 certificates, that:

     o    the series 2004-C6 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2004-C6 certificates;

     o    the series 2004-C6 controlling class representative may act solely in the interests of the holders of the series 2004-C6 controlling class;

     o    the series 2004-C6 controlling class representative does not have any duties or liability to the holders of any class of series 2004-C6 certificates other than the series 2004-C6 controlling class;

     o    the series 2004-C6 controlling class representative may take actions that favor the interests of the holders of the series 2004-C6 controlling class over the interests of the holders of one or more other classes of series 2004-C6 certificates;

     o    the series 2004-C6 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2004-C6 controlling class;
          and

     o    the series 2004-C6 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2004-C6 controlling class, and no series 2004-C6 certificateholder may take any action whatsoever against the series
          2004-C6 controlling class representative for having so acted.

     A Serviced Non-Trust Loan Noteholder or its designee, in connection with exercising the rights and powers of the related Loan Combination Controlling
Party described under "--The Series 2004-C6 Controlling Class Representative and the Non-Trust Loan Noteholders--Rights and Powers of the Series 2004-C6
Controlling Class Representative and the Non-Trust Loan Noteholders" above with respect to a Serviced Loan Combination will be entitled to substantially the same limitations on liability to which the series 2004-C6 controlling class representative is entitled.

     Additional Rights of the Non-Trust Loan Noteholders; Right to Purchase and
Right to Cure Defaults.

     Right to Purchase. If and for so long as:

     (a)  a portion of the Westfield North Bridge Mortgage Loan has been removed from the trust (due to a repurchase as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement), while

                                     S-128

          a portion of the Westfield North Bridge Mortgage Loan remains in the trust, then (provided that a payment default or a material non-monetary default exists with respect to the Westfield North Bridge
          Mortgage Loan) the holder of the portion of the Westfield North Bridge
          Mortgage Loan that has been removed from the trust (or its assignee)
          has the option to purchase the portion of the Westfield North Bridge
          Mortgage Loan remaining in the trust at a price generally equal to the unpaid principal balance of such portion in the trust, together with all accrued unpaid interest thereon (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2004-C6 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration);

     (b)  the Two Penn Plaza Loan Group is specially serviced under the series
          2004-C4 pooling and servicing agreement (or other applicable servicing agreement) and any monthly payment with respect to that Loan
          Combination is delinquent for at least 60 days, then the Two Penn
          Plaza Subordinate Non-Trust Loan Noteholder has the right to purchase the Two Penn Plaza Pari Passu Loans (together only), which includes the Two Penn Plaza Mortgage Loan, at a price generally equal to the unpaid principal balance of the subject mortgage loans, plus accrued unpaid interest thereon at the related net mortgage interest rate, plus any servicing compensation, unreimbursed advances and interest on all such related advances payable thereon, as set forth in the Two
          Penn Plaza Co-Lender Agreement (but exclusive of any prepayment consideration); and

     (c)  the Woodside Village Loan Pair is specially serviced and any monthly payment with respect to such Loan Combination is delinquent for at least 60 days, then the Woodside Village Non-Trust Loan Noteholder has an assignable right to purchase the Woodside Village Mortgage Loan, at a price generally equal to the unpaid principal balance of the
          Woodside Village Mortgage Loan, plus accrued unpaid interest thereon at the related net mortgage interest rate, plus any servicing compensation, unreimbursed advances and interest on all such related advances payable thereon, as set forth in the Woodside Village
          Co-Lender Agreement (but exclusive of any prepayment consideration).

     Right to Cure Defaults. Further, pursuant to the Two Penn Plaza Co-Lender
Agreement and the series 2004-C4 pooling and servicing agreement, the Two Penn
Plaza Subordinate Non-Trust Loan Noteholder has an assignable right to cure certain events of default with respect to the Two Penn Plaza Pari Passu Loan(s)
(which includes the Two Penn Plaza Mortgage Loan), that are either monetary in nature or otherwise susceptible of cure by the payment of money, within 10 business days of the later of (a) receipt by the Two Penn Plaza Subordinate
Non-Trust Loan Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default;
provided that (i) there can be no more than four cure events over the life of the Two Penn Plaza Loan Group and (ii) no more than two cure events are permitted, whether or not consecutive, within any 12-month period.

REPLACEMENT OF THE SPECIAL SERVICER BY THE SERIES 2004-C6 CONTROLLING CLASS

     Subject to the discussion below in this "--Replacement of the Special
Servicer by the Series 2004-C6 Controlling Class" section, series 2004-C6 certificateholders entitled to a majority of the voting rights allocated to the series 2004-C6 controlling class may--

   o terminate an existing special servicer with or without cause, and

   o appoint a successor to any special servicer that has resigned or been terminated.

     Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1.   written confirmation from each of S&P and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any class of the series 2004-C6 certificates or any class of securities backed by the Westfield North
          Bridge Non-Trust Loan, and

     2.   the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2004-C6 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2004-C6 pooling and servicing agreement against the proposed special servicer.

     In connection with the foregoing right of the series 2004-C6 certificateholders entitled to a majority of the voting rights allocated to the series 2004-C6 controlling class to replace the special servicer, those certificateholders may be required to consult with one or more of the related
Serviced Non-Trust Loan Noteholders with respect to each Serviced Loan
Combination prior to appointing a replacement special servicer; provided that those series 2004-C6 certificateholders may, in their sole discretion, reject any advice or consultation provided by any such Non-Trust Loan Noteholder.

                                     S-129

     If the controlling class of series 2004-C6 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2004-C6 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

     Any costs and expenses incurred in connection with the removal of a special servicer (without cause) that are not paid by the replacement special servicer will be paid by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2004-C6 controlling class.

     The series 2004-C6 controlling class certificateholders will not have any similar right to terminate, appoint or replace the parties responsible for the servicing and administration of the Two Penn Plaza Mortgage Loan.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the discussion under "--The Series 2004-C6 Controlling Class
Representative and the Non-Trust Loan Noteholders" above, the special servicer, in accordance with the series 2004-C6 pooling and servicing agreement, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any underlying mortgage loan
(other than the Two Penn Plaza Mortgage Loan) may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, the special servicer may not waive its rights or grant its consent under any such due-on-sale or due-on-encumbrance clause, unless either (a) written confirmation has been received from each of S&P and Fitch that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of series 2004-C6 certificates and, if the Westfield North Bridge Loan Pair is involved, any class of securities backed by the Westfield North Bridge Non-Trust Loan, or (b)
such confirmation of ratings is not necessary because of the satisfaction of such criteria, including the size of the subject mortgage loan being below any minimum threshold, as may be established by those rating agencies and set forth in the series 2004-C6 pooling and servicing agreement.

     Notwithstanding the foregoing, the master servicer and special servicer for the Series 2004-C4 Securitization will be responsible for enforcing or waiving the mortgagee's rights under any due-on-encumbrance or due-on-sale clause for the Two Penn Plaza Loan Group in a manner consistent with that described above.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     In general, except as described below and in certain other limited matters, the master servicer will not be permitted to agree to waive, modify or amend any term of any mortgage loan. The special servicer, subject to the limitations described below in this "--Modifications, Waivers, Amendments and
Consents" section, will generally be responsible for any waivers, modifications or amendments of any mortgage loan documents (other than with respect to the
Two Penn Plaza Mortgage Loan).

     With respect to any mortgage loan in the trust (other than the Two Penn
Plaza Mortgage Loan) that is not specially serviced, the master servicer may, without receiving prior confirmation from any applicable rating agency or the consent of the special servicer or the series 2004-C6 controlling class representative--

     o    consent to subordination of the lien of the subject mortgage loan to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, provided that the master servicer has determined in accordance with the Servicing Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related mortgaged real property, or the security intended to be provided by the related mortgage instrument, the related borrower's ability to repay the subject mortgage loan, or materially or adversely affect the value of the related mortgaged real property;

     o    grant waivers of minor covenant defaults (other than financial covenants) including late financial statements;

     o    grant releases of non-material parcels of a property (provided that releases as to which the related loan documents expressly require the mortgagee thereunder to grant the release upon the satisfaction of certain conditions shall be made as required by the related loan documents);

     o    approve routine leasing activity with respect to (a) leases (other than ground leases) for less than 5,000 square feet (provided that no subordination, non-disturbance and attornment agreement exists with respect to the subject lease) or (b) leases (other than ground leases)
          of more than 5,000 square feet and less than 10,000 square feet, provided that (i) no subordination, non-disturbance and attornment agreement exists with respect to the subject lease and (ii) each such lease is not more than 20% of the related mortgaged real property);

                                     S-130

     o    approve or consent to grants of easements and rights-of-way that do not materially affect the use or value of the related mortgaged real property or the related borrower's ability to make any payments with respect to the subject mortgage loan; and

     o    grant other non-material waivers, consents, modifications or amendments;

provided that (1) any such modification, waiver or amendment would not in any way affect a payment term of the related mortgage loan (other than, in the case of a non-specially serviced mortgage loan, a waiver of payment of Default
Interest or a late payment charge), (2) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard, (3) agreeing to such modification, waiver or amendment will not violate the terms, provisions or limitations of the series 2004-C6 pooling and servicing agreement and (4)
the master servicer will not grant or enter into any subordination, non-disturbance and attornment agreements (or waivers, consents, approvals, amendments or modifications in connection therewith) without the prior written consent of the special servicer. Furthermore, the master servicer may not agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC or grantor trust created under the series
2004-C6 pooling and servicing agreement to fail to qualify as such under the
Internal Revenue Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC provisions of the Internal Revenue Code.

     Furthermore, none of the trustee, the master servicer or the special servicer, as applicable, may give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if the related mortgaged real property is hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any mortgaged real property that secures the Westfield North Bridge
Loan Pair or a mortgage loan in the trust with an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the mortgage pool, unless: (1) the mortgagee is not given discretion under the terms of the related mortgage loan to withhold its consent; or (2) it has received prior written confirmation from each of S&P and
Fitch (and, if applicable, from Moody's) that such action will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of the series 2004-C6 certificates or any securities backed by the Westfield North Bridge Non-Trust Loan, if applicable.

     In addition, with respect to any underlying mortgage loan, the special servicer and not the master servicer will have the right, under the series
2004-C6 pooling and servicing agreement, to direct, manage, prosecute and/or defend any and all litigation and/or claims relating to (a) the enforcement of the obligations of the related borrower under the related loan documents
(except in the case of the Two Penn Plaza Mortgage Loan, which is serviced under the series 2004-C4 pooling and servicing agreement) and (b) any claim or action brought by a related borrower against the trust, subject (in the case of clauses (a) and (b) above) to certain rights of the master servicer, as set forth in the series 2004-C6 pooling and servicing agreement, with respect to any such litigation and/or claim that may impose liability on or otherwise materially and adversely affect the master servicer.

     The series 2004-C6 pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan serviced thereunder if that modification, extension, waiver or amendment:

     o    is consistent with the Servicing Standard, and

     o    except under the circumstances described below or as otherwise described under "--Enforcement of Due-on-Sale and Due-on-Encumbrance
          Provisions" above and/or "--Maintenance of Insurance" below, will not--

          1.   affect the amount or timing of any scheduled payments of
               principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default
               Interest and, with some limitations, other amounts constituting additional servicing compensation, payable under the mortgage loan,

          2.   affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal
               prepayment during the applicable prepayment lock-out period,

          3.   except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

          4.   in the special servicer's judgment, materially impair the
               security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

                                     S-131

     Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Series 2004-C6
Controlling Class Representative and the Non-Trust Loan Noteholders" above, the special servicer may--

     o    reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest, including Post-ARD Additional
          Interest, and/or any prepayment premium or yield maintenance charge,

     o    reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

     o    forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

     o    accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

     o    subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

     provided that--

          1.   the related borrower is in monetary default or material
               non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

          2.   in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2004-C6 certificateholders (or, if a Serviced Loan
               Combination is involved, to the series 2004-C6 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole, on a present value basis,

          3.   that modification, extension, waiver or amendment does not result in a tax on "prohibited transactions" or "contributions" being imposed on the trust after the startup day under the REMIC provisions of the Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the series 2004-C6 pooling and servicing agreement to fail to qualify as such under the Internal
               Revenue Code, and

          4.   the subject mortgage loan is not the Two Penn Plaza Mortgage
               Loan.

     In no event, however, will the special servicer be permitted to:

     o    extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final payment date;

     o    extend the maturity date of a mortgage loan for more than five years beyond its original maturity date; or

     o    if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due
          consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

     The master servicer will be permitted, with the special servicer's consent, to waive any or all Post-ARD Additional Interest accrued on an ARD
Loan, if--

     o    that ARD Loan is not being specially serviced,

     o    prior to the related maturity date, the related borrower has requested the right to prepay the mortgage loan in full, together with all payments required by the related loan documents in connection with the prepayment except for all or a portion of that Post-ARD Additional
          Interest, and

     o    the master servicer has determined that the waiver of all or a portion of Post-ARD Additional Interest would result in a greater recovery to the series 2004-C6 certificateholders, as a collective whole, on a present value basis, than not waiving it.

     The master servicer will not have any liability to the trust, the series
2004-C6 certificateholders or any other person for the determination referred to in the third bullet of the preceding sentence if it is made in accordance with the Servicing Standard. The series 2004-C6 pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD
Additional Interest.

     Any modification, extension, waiver or amendment of the payment terms of a
Serviced Loan Combination will be required to be structured so as to be reasonably consistent with the allocation and payment priorities in the related loan

                                     S-132

documents and the related co-lender or similar agreement, such that neither the trust as holder of the subject underlying mortgage loan, on the one hand, nor any related Serviced Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the related loan documents and the related co-lender agreement.

     Further, to the extent consistent with the Servicing Standard, if a
Serviced Loan Combination includes a Subordinate Non-Trust Loan, then, taking into account the subordinate position of such Subordinate Non-Trust Loan:

     o    no waiver, reduction or deferral of any amounts due on the underlying mortgage loan in such Loan Combination will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related Subordinate Non-Trust Loan; and

     o    no reduction of the mortgage interest rate of the underlying mortgage loan in such Loan Combination may be effected prior to the reduction of the mortgage interest rate of the related Subordinate Non-Trust
          Loan, to the fullest extent possible.

     The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See "Description of the Offered
Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement.

     Notwithstanding the foregoing, the master servicer and special servicer for the Series 2004-C4 Securitization will be responsible for entering into any modifications or amendments and for granting any waivers or consents with respect to the Two Penn Plaza Mortgage Loan under terms and conditions substantially similar to those described above in this "--Modifications,
Waivers, Amendments and Consents" section. Any modification, waiver or amendment of the payment terms of the Two Penn Plaza Loan Group shall be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents and the Two Penn Plaza Co-Lender
Agreement, such that no holder of a mortgage loan comprising the Two Penn Plaza
Loan Group will gain a priority over any other such holder with respect to any payment, which priority is not reflected in the related loan documents and the
Two Penn Plaza Co-Lender Agreement.

REQUIRED APPRAISALS

     Within a specified number of days after the date on which any Appraisal
Trigger Event has occurred with respect to any of the underlying mortgage loans
(other than the Two Penn Plaza Mortgage Loan), the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series 2004-C6 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal.
Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated
Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged real property, assuming there is more than one mortgaged real property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged real property instead of obtaining an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan or, if applicable, the subject Serviced Loan Combination. An Appraisal
Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan and, in the case of a Serviced Loan Combination, may be relevant to the determination of the identity of the related Loan Combination
Controlling Party. See "Description of the Offered Certificates--Advances of
Delinquent Monthly Debt Service Payments" in this prospectus supplement and
"--The Series 2004-C6 Controlling Class Representative and the Non-Trust Loan
Noteholders" above. The Appraisal Reduction Amount for any mortgage loan or
Serviced Loan Combination will be determined following either--

     o    the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

     o    the receipt of a new appraisal or estimate, if one is required and obtained,

and on a monthly basis thereafter until satisfaction of the conditions described in the bullets to the next paragraph.

                                     S-133

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than the Two Penn Plaza Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when--

     o    if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under
          "--General" above,

     o    the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

     o    no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the request of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

     At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (other than the Two Penn Plaza Mortgage Loan) or, if applicable, any Serviced Loan Combination, the series 2004-C6 controlling class representative (or, in cases involving a Serviced Loan Combination, the related
Loan Combination Controlling Party) will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal reasonably satisfactory to the special servicer. Upon request of the series 2004-C6 controlling class representative or the related Loan
Combination Controlling Party, as the case may be, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated
Appraisal Reduction Amount to the master servicer.

     Subject to the Servicing Standard, the special servicer will be permitted to adjust downward (but not upward) the value of any mortgaged real property as reflected in an appraisal obtained by it.

     Notwithstanding the foregoing, any Appraisal Reduction Amounts with respect to the Two Penn Plaza Loan Group will be determined based upon appraisals obtained in accordance with the series 2004-C4 pooling and servicing agreement, on terms similar to those described above, and will affect the amount of any advances of delinquent interest required to be made on the Two
Penn Plaza Mortgage Loan and may affect the identity of the related Loan
Combination Controlling Party.

CUSTODIAL ACCOUNT

     General. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Payments and collections received in respect of the Serviced Non-Trust Loans will not be deposited in the custodial account.

     The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 2004-C6 pooling and servicing agreement.

     Deposits. Under the series 2004-C6 pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2004-C6 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o    all payments on account of principal on the underlying mortgage loans, including principal prepayments;

     o    all payments on account of interest on the underlying mortgage loans, including Default Interest and Post-ARD Additional Interest;

     o    all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

                                     S-134

     o    all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds
          collected on the underlying mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer's
          REO account;

     o    any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from any Non-Trust Loan Noteholder in accordance with the related co-lender agreement;

     o    all remittances to the Trust under the series 2004-C4 pooling and servicing agreement and/or the Two Penn Plaza Co-Lender Agreement with respect to the Two Penn Plaza Mortgage Loan or any related REO
          Property;

     o    any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

     o    all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket or master force placed insurance policy maintained by it as described under "--Maintenance of Insurance" below;

     o    any amount required to be transferred from a loss of value reserve fund, any Serviced Loan Combination custodial account or the special servicer's REO account;

     o    any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans; and

     o    insofar as they do not constitute escrow payments, any amount paid by a borrower with respect to an underlying mortgage loan specifically to cover items for which a servicing advance has been made.

     Upon its receipt of any of the amounts described in the first four bullets and the last bullet of the prior paragraph with respect to any specially serviced mortgage loan in the trust (other than, if applicable, the Two Penn
Plaza Mortgage Loan), the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's custodial account.

     The obligation of the master servicer to deposit the amounts identified in this "--Custodial Account--Deposits" section with respect to the Two Penn Plaza
Mortgage Loan is dependent upon its receipt of such amounts from a party responsible for servicing or administering the Two Penn Plaza Loan Group.

     Notwithstanding the foregoing, amounts received on each underlying mortgage loan that is part of a Serviced Loan Combination will be deposited into a separate account (or a separate sub-account of the custodial account)
maintained by the master servicer before being transferred to the master servicer's custodial account.

     Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

     1.   to remit to the trustee for deposit in the trustee's collection account described under "Description of the Offered
          Certificates--Collection Account" in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a)  monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b)  payments and other collections received (in the case of the Two
               Penn Plaza Mortgage Loan, by the series 2004-C4 master servicer or the series 2004-C4 special servicer) after the end of the related collection period, and

          (c)  amounts that are payable or reimbursable from the custodial account to any person other than the series 2004-C6
               certificateholders in accordance with any of clauses 3. through
               22. below;

     2.   to apply amounts held for future distribution on the series 2004-C6 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under "Description of the Offered Certificates--Advances of
          Delinquent Monthly Debt Service Payments" in this prospectus supplement;

     3.   to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the series 2004-C6 pooling and servicing agreement, which reimbursement is to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

                                     S-135

     4.   to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

     5.   to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust (other than the Two Penn
          Plaza Mortgage Loan), that is either--

          (a)  specially serviced mortgage loan, or

          (b)  mortgage loan as to which the related mortgaged real property has become an REO Property;

     6.   to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any mortgage loan in the trust (other than the Two Penn Plaza Mortgage Loan), which payment is to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

     7.   to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance made by that party under the series 2004-C6 pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3.
          above or otherwise out of collections on the subject mortgage loan or any related REO Property;

     8.   to pay the fiscal agent, the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the series 2004-C6 pooling and servicing agreement, which payment is to be made out of Default
          Interest and late payment charges on deposit in the custodial account that were received, during the collection period in which the advance is reimbursed, with respect to the underlying mortgage loan as to which that advance was made;

     9.   to pay unpaid expenses (other than interest on advances which is covered by clauses 8. above and 10. below, and other than special servicing fees, workout fees and liquidation fees) that were incurred with respect to any underlying mortgage loan or related REO Property and that, if paid from collections on the mortgage pool other than the late payment charges and Default Interest received with respect to that mortgage loan, would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges on deposit in the custodial account that were received with respect to the mortgage loan as to which the expense was incurred, to the extent such amounts have not been otherwise applied according to clause 8. above;

     10.  in connection with the reimbursement of advances as described in clause 3. or 7. above or out of the trustee's collection account, to pay the fiscal agent, the trustee, itself or the special servicer, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

     11.  to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under "--Servicing and
          Other Compensation and Payment of Expenses--Additional Master
          Servicing Compensation" above;

     12.  to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under
          "--Servicing and Other Compensation and Payment of
          Expenses--Additional Special Servicing Compensation" above;

     13.  to pay, out of general collections on deposit in the custodial account, certain servicing expenses that, if advanced, would not be recoverable under clause 3. above, as discussed under "--Servicing and
          Other Compensation and Payment of Expenses--Payment of Expenses;
          Servicing Advances" above;

     14.  to pay, out of general collections on deposit in the custodial account, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

     15.  to pay the fiscal agent, the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master

                                     S-136

          Servicer, the Special Servicer, the Manager and Us" and "--Matters
          Regarding the Trustee" in the accompanying prospectus and under
          "Description of the Offered Certificates--The Fiscal Agent" in this prospectus supplement;

     16.  to pay, out of general collections on deposit in the custodial account, for the cost of an independent appraiser or other expert in real estate matters retained by the trustee pursuant to the series
          2004-C6 pooling and servicing agreement;

     17.  in the event the master servicer determines, in accordance with the
          Servicing Standard, that it has received insufficient information from the series 2004-C4 servicers with respect to the Two Penn Plaza
          Mortgage Loan to make a recoverability determination with respect to required P&I Advances on that mortgage loan, to pay, out of general collections on deposit in the custodial account, for costs incurred in connection with obtaining an appraisal and/or other relevant information necessary to make such determination;

     18.  to pay, out of general collections on deposit in the custodial account, for the cost of certain advice of counsel and tax accountants, the cost of various opinions of counsel, the cost of recording the series 2004-C6 pooling and servicing agreement and the cost of the trustee's transferring mortgage files to a successor after having been terminated by series 2004-C6 certificateholders without cause, all as set forth in the series 2004-C6 pooling and servicing agreement;

     19.  with respect to each mortgage loan purchased out of the trust, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

     20.  to make any required payments (other than normal monthly remittances)
          due under the related co-lender agreement from the trust, as holder of an underlying mortgage loan that is part of a Loan Combination;

     21.  to pay any other items described in this prospectus supplement as being payable from the custodial account;

     22.  to withdraw amounts deposited in the custodial account in error; and

     23.  to clear and terminate the custodial account upon the termination of the series 2004-C6 pooling and servicing agreement.

     The series 2004-C6 pooling and servicing agreement will prohibit the application of amounts received on a Serviced Non-Trust Loan to cover expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust that are not related to such Serviced
Non-Trust Loan (or, in the case of a Subordinate Non-Trust Loan, to the applicable Serviced Loan Combination).

     Two Penn Plaza Mortgage Loan. The series 2004-C4 pooling and servicing agreement requires the series 2004-C4 master servicer to establish, solely with respect to the Two Penn Plaza Loan Group, an account or sub-account similar to the custodial account of the master servicer under the series 2004-C6 pooling and servicing agreement, and to make withdrawals from that Two Penn Plaza Loan
Group-specific account or sub-account with respect to the Two Penn Plaza Loan
Group or any related REO Property that are similar to the withdrawals that may be made from the custodial account of the master servicer under the series
2004-C6 pooling and servicing agreement.

MAINTENANCE OF INSURANCE

     The series 2004-C6 pooling and servicing agreement will require the master servicer, consistent with the Servicing Standard, to use reasonable efforts to cause to be maintained for each mortgaged real property (other than the Two
Penn Plaza Mortgaged Property) that is not an REO Property all insurance coverage as is required under the related underlying mortgage loan. However, the master servicer will generally be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain only to the extent that (a) the trust has an insurable interest and (b) the subject insurance is available at a commercially reasonable rate.

     Notwithstanding the foregoing, neither the master servicer nor the special servicer, as applicable, will be required to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan, in the event that the special servicer determines that such insurance (a)
is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate.

                                     S-137

     The related Loan Combination Controlling Party, in the case of a mortgaged real property that secures a Serviced Loan Combination, or the series 2004-C6 controlling class representative, otherwise, may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that insurance may be obtained at a commercially reasonable price and to the extent the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee's request.

     The series 2004-C6 pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property (other than an REO Property relating to the
Two Penn Plaza Loan Group) no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

     If either the master servicer or the special servicer obtains and maintains a blanket policy or master force placed policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 2004-C6 pooling and servicing agreement, then, to the extent such policy--

     o    is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series 2004-C6 pooling and servicing agreement, and

     o    provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy or master force placed policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this "--Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy or master force placed policy because of the deductible clause in the blanket policy or master force placed policy.

     The master servicer and/or the special servicer under the series 2004-C4 pooling and servicing agreement will be responsible for causing the borrower under the Two Penn Plaza Loan Group to maintain insurance on the Two Penn Plaza
Mortgaged Property on substantially similar terms to those described above.

FAIR VALUE OPTION

     With respect to: (a) any specially serviced mortgage loan in the trust
(including, if applicable, the Two Penn Plaza Mortgage Loan), any single certificateholder or group of certificateholders with a majority interest in the series 2004-C6 controlling class, the special servicer and any assignees thereof will have the option to purchase such specially serviced mortgage loan as to which a material default exists, and (b) solely with respect to the
Hampton Resorts Hotel Portfolio Mortgage Loan, if and for so long as Lennar
Partners, Inc. and/or any of its affiliates have an ownership interest both in
(i) the borrower under the Hampton Resorts Hotel Portfolio Mortgage Loan and
(ii) the most subordinate class of series 2004-C6 certificates with a principal balance greater than zero, Lennar Partners, Inc. (in its individual capacity)
or an assignee thereof will have the option to purchase the Hampton Resorts
Hotel Portfolio Mortgage Loan if it becomes a specially serviced mortgage loan as to which a material default exists, in the case of (a) and (b) at a price generally equal to the sum of--

     o    the outstanding principal balance of that mortgage loan,

     o    all accrued and unpaid interest on that mortgage loan, other than
          Default Interest and Post-ARD Additional Interest,

     o    all unreimbursed servicing advances with respect to that mortgage loan,

     o    all unpaid interest accrued on advances made by the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to that mortgage loan, and

                                     S-138

     o    any other amounts payable under the series 2004-C6 pooling and servicing agreement.

     The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

     If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described in the second preceding paragraph, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph of this "--Fair Value
Option" section, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser
(unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal). Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the eighth paragraph of this "--Fair Value Option" section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

     In the event that the special servicer determines that it is willing, or another holder of the purchase option (including, without limitation, Lennar
Partners, Inc or an assignee thereof, if and for so long as Lennar Partners,
Inc. or an assignee thereof has the purchase option with respect to the Hampton
Resorts Hotel Portfolio Mortgage Loan in accordance with clause (b) of the first sentence of this "--Fair Value Option" section) notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten business day period, the special servicer is required, subject to the following sentence, to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price.
Notwithstanding the foregoing, solely with respect to the Hampton Resorts Hotel
Portfolio Mortgage Loan, (a) if and for so long as Lennar Partners, Inc. and/or any of its affiliates have an ownership interest in both (i) the borrower under the Hampton Resorts Hotel Portfolio Mortgage Loan and (ii) the most subordinate class of series 2004-C6 certificates with a principal balance greater than zero, and (b) payment of the fair value price determined by the special servicer with respect to the Hampton Resorts Hotel Portfolio Mortgage Loan would not result in a reduction of the principal balance of any series 2004-C6 certificate not owned by Lennar Partners, Inc. or any affiliate thereof, the special servicer will provide Lennar Partners, Inc. with notice of the foregoing highest bid that is at least equal to the fair value price and Lennar
Partners, Inc. (in its individual capacity) or any assignee thereof will have the right to purchase such mortgage loan for a price equal to that highest bid.
If the special servicer accepts the bid of any holder of the purchase option, such holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of such acceptance.

     If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer is required to, within 45 days, recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

     If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee is required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years' experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

     Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than another holder of the purchase option; and, upon such assignment, that third party will have all of the rights that had been granted to the assignor in respect of the purchase option. Such assignment will only be effective after written notice (together with a copy of the executed assignment and assumption agreement) has been delivered to the trustee, the master servicer and the special servicer.

                                     S-139

     In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the series 2004-C6 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling such mortgage loan to a holder of the purchase option.

     The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price, (b) such specially serviced mortgage loan has ceased to be a specially serviced mortgage loan or is otherwise no longer in material default,
(c) the related mortgaged real property has become an REO Property, (d) a final recovery determination has been made with respect to such specially serviced mortgage loan or (e) such specially serviced mortgage loan has been removed from the trust fund. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the series 2004-C6 pooling and servicing agreement and the
Servicing Standard.

     Notwithstanding the foregoing, if the Westfield North Bridge Mortgage Loan
(which is evidenced by two (2) promissory notes) becomes a specially serviced mortgage loan as to which a material default exists, then no holder of a purchase option with respect to the Westfield North Bridge Mortgage Loan may exercise its purchase option unless it agrees to purchase the entire Westfield
North Bridge Mortgage Loan, at the relevant option purchase price for that underlying mortgage loan, as described in this "--Fair Value Option" section.

     Further notwithstanding the foregoing, except to the extent a purchase option is specifically provided to Lennar Partners, Inc., in its individual capacity (or to its assignee), as described under this "--Fair Value Option"
section, if and for so long as Lennar Partners, Inc. or an affiliate thereof has an ownership interest in the borrower under the Hampton Resorts Hotel
Portfolio Mortgage Loan, neither Lennar Partners, Inc. nor an assignee thereof will be able to exercise any purchase option (described above in this "--Fair
Value Option" section) with respect to the Hampton Resorts Hotel Portfolio
Mortgage Loan, that is afforded to the special servicer or to any single certificateholder or group of certificateholders with a majority interest in the series 2004-C6 controlling class or to any assignees thereof under the series 2004-C6 pooling and servicing agreement. Furthermore, for so long as the master servicer is performing special servicing duties with respect to the
Hampton Resorts Hotel Portfolio Mortgage Loan, the master servicer will be entitled to exercise and/or assign any purchase option described above in this
"--Fair Value Option" section otherwise belonging to the special servicer with respect to that mortgage loan.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on an underlying mortgage loan (other than the Two Penn Plaza
Mortgage Loan) or Serviced Loan Combination has occurred or, in the special servicer's judgment, a payment default is imminent, then, subject to the discussion under "--The Series 2004-C6 Controlling Class Representative and the
Non-Trust Loan Noteholders" above and applicable law, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan
Noteholder(s), take any of the following actions:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related mortgage instrument;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     Notwithstanding the foregoing, the special servicer may not, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan
Noteholder(s), obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2004-C6 certificateholders and, if applicable, the related
Serviced Non-Trust Loan Noteholder(s), could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

                                     S-140

     o    the special servicer has previously determined in accordance with the
          Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     o    in the event that the determination described in the preceding bullet cannot be made, the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2004-C6 certificateholders and, if the subject mortgaged real property secures a Serviced Loan Combination, the affected Serviced
          Non-Trust Loan Noteholder(s), as a collective whole, on a present value basis, to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet.

     See, however, "--The Series 2004-C6 Controlling Class Representative and
the Non-Trust Loan Noteholders--Rights and Powers of the Series 2004-C6
Controlling Class Representative and the Non-Trust Loan Noteholders" above.

     The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans" section will generally be payable directly out of the master servicer's custodial account.

     If neither of the conditions set forth in the two bullets of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans" section has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 2004-C6 pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the subject mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust and, if applicable, the related Serviced
Non-Trust Loan Noteholder(s), but subject to the discussion under "--The Series
2004-C6 Controlling Class Representative and the Non-Trust Loan
Noteholders--Rights and Powers of the Series 2004-C6 Controlling Class
Representative and the Non-Trust Loan Noteholders" above, release all or a portion of the subject mortgaged real property from the lien of the related mortgage.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation
Proceeds recovered on any defaulted mortgage loan, prior to the payment of the
Liquidation Proceeds to the series 2004-C6 certificateholders, for--

     o    any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

     o    any unreimbursed servicing expenses incurred with respect to the mortgage loan, and

     o    any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     In addition, amounts otherwise payable on the series 2004-C6 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

     Subject to the discussion under "--The Series 2004-C6 Controlling Class
Representative and the Non-Trust Loan Noteholders--Rights and Powers of the
Series 2004-C6 Controlling Class Representative and the Non-Trust Loan
Noteholders" above, the special servicer under the series 2004-C4 pooling and servicing agreement will be responsible for realizing against the Two Penn
Plaza Mortgaged Property following an event of default under the Two Penn Plaza
Loan Group, and assuming no alternative arrangements can be made for the resolution of that event of default.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust and, if applicable, the related Serviced
Non-Trust Loan Noteholder(s), then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     o    the IRS grants an extension of time to sell the property, or

                                     S-141

     o    the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2004-C6 pooling and servicing agreement to fail to qualify as such under the
          Internal Revenue Code.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property; provided that the special servicer will not be obligated to accept the highest cash bid for the subject REO Property if, subject to the discussion under "--The Series
2004-C6 Controlling Class Representative and the Non-Trust Loan Noteholders"
above, the special servicer determines, in accordance with the Servicing
Standard, that acceptance of a lower cash bid would be in the best interests of the series 2004-C6 certificateholders (and, if the subject REO Property relates to a Serviced Loan Combination, the related Serviced Non-Trust Loan
Noteholder(s)), as a collective whole. The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

     Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

     o    maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

     o    would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the special servicer's ability to sell the REO Property promptly at a fair price.

     The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of--

     o    a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code, or

     o    a tax on prohibited transactions under section 860F of the Internal
          Revenue Code.

     To the extent that income the trust receives from an REO Property is subject to--

     o    a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

     o    a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.
The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100%
rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2004-C6 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the

                                     S-142

trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO
Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and
Liquidation Proceeds received by it with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the series 2004-C6 pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property.
Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

     o    any withdrawals made out of those amounts as described in the preceding sentence, and

     o    any portion of those amounts that may be retained as reserves as described in the next paragraph.

     The special servicer may, subject to the limitations described in the series 2004-C6 pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

     Notwithstanding anything to the contrary described above, the special servicer will not have any obligations with respect to any REO Property relating to the Two Penn Plaza Loan Group.

     In the event that the Two Penn Plaza Mortgaged Property is acquired as an
REO property under the series 2004-C4 pooling and servicing agreement, the special servicer under that pooling and servicing agreement will be required to operate, manage, lease, maintain and dispose of that property substantially in the manner described above with respect to the special servicer under the series 2004-C6 pooling and servicing agreement and any REO Properties held by the trust.

SECURITIES BACKED BY THE WESTFIELD NORTH BRIDGE NON-TRUST LOAN

     Because the Westfield North Bridge Non-Trust Loan is to be securitized, some servicing actions with respect to the Westfield North Bridge Loan Pair may be subject to confirmation that those actions will not result in a qualification, downgrade or withdrawal of any ratings assigned by S&P, Fitch and/or Moody's, as applicable, to the securities backed by the Westfield North
Bridge Non-Trust Loan.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related underlying mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as the related underlying mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be borne by the trust and payable out of the master servicer's custodial account. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust at least once per calendar year, provided that the cost of each of those inspections will be borne by the trust and payable out of the master servicer's custodial account. Beginning in 2005, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan--

     o    at least once every two calendar years in the case of mortgaged real properties securing underlying mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

     o    at least once every calendar year in the case of all other mortgaged real properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months. Notwithstanding the foregoing, however, neither the master servicer nor the special servicer will be obligated to inspect the Two Penn Plaza
Mortgaged Property.

                                     S-143

     The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the subject mortgaged real property and that specifies the existence of any sale, transfer or abandonment of the subject mortgaged real property or any material change in its condition or value.

     Inspections of the Two Penn Plaza Mortgaged Property are to be performed by the master servicer/and or special servicer under the series 2004-C4 pooling and servicing agreement at least annually.

     The special servicer, in the case of any specially serviced mortgage loans for which it is responsible, and the master servicer, in the case of all other mortgage loans serviced under the series 2004-C6 pooling and servicing agreement, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers required to deliver them and review the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties. The special servicer will also be required to obtain operating statements and rent rolls with respect to any REO Properties held by the trust.
The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects, and the master servicer will be required to deliver to the trustee copies of the operating statements and rent rolls it collects or receives, in each case upon request. The master servicer or the special servicer, as applicable, will be required to prepare and, upon request, deliver to the trustee, an operating statement analysis report with respect to each mortgaged real property and REO Property for the applicable period. See "Description of the Offered Certificates--Reports to
Certificateholders; Available Information" in this prospectus supplement. Each of the mortgage loans in the trust requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

     The master servicer and/or special servicer under the series 2004-C4 pooling and servicing agreement will be responsible for collecting financial information with respect to the Two Penn Plaza Mortgaged Property and will be required to deliver such information to the master servicer under the series
2004-C6 pooling and servicing agreement. Such information will be made available to the series 2004-C6 certificateholders by the trustee as provided in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

     No later than April 30 of each year, beginning in 2005, each of the master servicer and the special servicer must:

     o    at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants
          to furnish a statement to the trustee and the Serviced Non-Trust Loan
          Noteholders, among others, to the effect that--

          1.   the firm has obtained a letter of representation regarding certain matters from the management of the master servicer or special servicer, as applicable, which includes an assertion that the master servicer or special servicer, as applicable, has complied with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage
               Bankers established by the Mortgage Bankers Association of
               America, with respect to the servicing of commercial and
               multifamily mortgage loans during the most recently completed calendar year, and

          2.   on the basis of an examination conducted by the firm in
               accordance with standards established by the American Institute of Certified Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other qualifications that may be appropriate;

          except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers and, further, except that the special servicer will not be required to cause such a report to be delivered if there were no specially serviced mortgage loans during the most recently ended calendar year;
          and

     o    deliver to the trustee and the Serviced Non-Trust Loan Noteholders, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its material obligations under the series 2004-C6 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2004-C6 certificates were outstanding.

                                     S-144

     Copies of the above-mentioned annual accountants' statement and officer's certificate of each of the master servicer and the special servicer will be made available to series 2004-C6 certificateholders, at their expense, upon written request to the trustee.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the series 2004-C6 pooling and servicing agreement:

     o    the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

     o    the master servicer fails to remit to the trustee for deposit in the trustee's collection account any amount required to be so remitted, or the master servicer fails to make in a timely manner any payments required to be made to a Serviced Non-Trust Loan Noteholder, and, in either case, that failure continues unremedied until 11:00 a.m., New
          York City time, on the next business day;

     o    the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 2004-C6 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the series 2004-C6 pooling and servicing agreement;

     o    the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2004-C6 pooling and servicing agreement, and that failure continues unremedied for 30 days or, if the responsible party is diligently attempting to remedy the failure, 60 days after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2004-C6 pooling and servicing agreement, by series
          2004-C6 certificateholders entitled to not less than 25% of the voting rights for the series 2004-C6 certificates or by any affected Serviced
          Non-Trust Loan Noteholder;

     o    it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2004-C6 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2004-C6 certificateholders or any Serviced Non-Trust Loan Noteholder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach has been given to the master servicer or the special servicer, as the case may be, by any other party to the series
          2004-C6 pooling and servicing agreement, by series 2004-C6 certificateholders entitled to not less than 25% of the voting rights for the series 2004-C6 certificates or by any affected Serviced
          Non-Trust Loan Noteholder;

     o    various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

     o    the master servicer or the special servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and the ratings assigned by S&P to one or more classes of the series 2004-C6 certificates or one or more classes of any securities backed by the Westfield North Bridge Non-Trust Loan are qualified, downgraded or withdrawn in connection with that removal;

     o    one or more ratings assigned by Fitch to one or more classes of the series 2004-C6 certificates or to one or more classes of any securities backed by the Westfield North Bridge Non-Trust Loan have been qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch that remains in effect for at least 60 days, which action Fitch has determined, and provided notification in writing or electronically, is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in such capacity;

     o    the master servicer ceases to be rated at least CMS3 by Fitch or the special servicer ceases to be rated at least CSS3 by Fitch and, in either case, such rating is not restored within 60 days after the subject downgrade or withdrawal; and

                                     S-145

     o    if and for so long as any securities backed by the Westfield North
          Bridge Non-Trust Loan are rated by Moody's, a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that Moody's has (a) qualified, downgraded or withdrawn its rating or ratings of any securities backed by the
          Westfield North Bridge Non-Trust Loan, or (b) placed one or more classes of any securities backed by the Westfield North Bridge
          Non-Trust Loan on "watch status" (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date the servicing officer of the master servicer or the special servicer obtained such actual knowledge) and, in the case of either clause (a)
          or (b), cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or material factor in such rating action.

     The series 2004-C4 pooling and servicing agreement provides for similar, but not identical, events of default in respect of the master servicer and special servicer thereunder.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the written direction of the series 2004-C6 certificateholders entitled to not less than 25% of the voting rights for the series 2004-C6 certificates, the trustee will be required, to terminate all of the future rights and obligations of the defaulting party under the series 2004-C6 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series
2004-C6 certificateholder. Upon any termination, the trustee must either:

     o    succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2004-C6 pooling and servicing agreement; or

     o    appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2004-C6 pooling and servicing agreement.

     The holders of series 2004-C6 certificates entitled to a majority of the voting rights for the series 2004-C6 Certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series
2004-C6 pooling and servicing agreement, rather than have the trustee act as that successor.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last four bullets under "--Events of Default" above, the master servicer will have the right for a period of 45 days (during which time the master servicer will continue to master service the mortgage loans), at its expense, to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment Fitch and S&P have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2004-C6 certificates.

     In general, series 2004-C6 certificateholders entitled to at least 662/3%
of the voting rights allocated to each class of series 2004-C6 certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, seventh, eighth and ninth bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of the series 2004-C6 certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2004-C6 pooling and servicing agreement.

     Notwithstanding the foregoing in this "--Rights Upon Event of Default"
section, (a) if an event of default on the part of the master servicer affects a Serviced Non-Trust Loan or any securities backed thereby and the master servicer is not otherwise terminated as provided above, then the master servicer may not be terminated by or at the direction of the related Serviced
Non-Trust Loan Noteholder; and (b) furthermore, if an event of default affects solely a Serviced Non-Trust Loan or the securities backed thereby, then the master servicer may not be terminated by the trustee; however, in the case of each of (a) and (b), at the request of the affected Serviced Non-Trust Loan
Noteholder, the master servicer must appoint a sub-servicer that will be responsible for servicing the subject Serviced Loan Combination.

     Also notwithstanding the foregoing in this "--Rights Upon Event of
Default" section, if an event of default on the part of the special servicer affects a Serviced Non-Trust Loan and the special servicer is not otherwise terminated as provided above, then the related Serviced Non-Trust Loan
Noteholder may, subject to certain conditions, require the termination of the duties and obligations of the special servicer with respect to the subject
Serviced Loan Combination only, but no other mortgage loan in the trust, in accordance with the terms of the series 2004-C6 pooling and servicing agreement. If the special

                                     S-146

servicer for a Serviced Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series 2004-C6 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this prospectus supplement are intended to mean the applicable special servicer or both special servicers together, as appropriate in light of the circumstances.

     The trustee, as holder of the Two Penn Plaza Mortgage Loan, will have substantially the same rights in respect of events of default on the part of the master servicer and/or the special servicer under the series 2004-C4 pooling and servicing agreement as are granted to the Serviced Non-Trust Loan
Noteholders in respect of events of default on the part of the master servicer and/or the special servicer under the series 2004-C6 pooling and servicing agreement. Subject to any waiver of the subject event of default on substantially the same terms as are applicable to an event of default under the series 2004-C6 pooling and servicing agreement, the trustee will be required to exercise those rights at the direction of the series 2004-C6 controlling class representative or the holders of series 2004-C6 certificates entitled to at least 25% of the series 2004-C6 voting rights.

     No series 2004-C6 certificateholder will have the right under the series
2004-C6 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless--

     o    that holder previously has given to the trustee written notice of default,

     o    except in the case of a default by the trustee, series 2004-C6 certificateholders entitled to not less than 25% of the voting rights for the 2004-C6 series have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2004-C6 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require,
          and

     o    except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the series 2004-C6 pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the series 2004-C6 certificateholders, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result of any investigation or litigation.

ADMINISTRATION OF THE TWO PENN PLAZA MORTGAGE LOAN

     The Two Penn Plaza Loan Group and the Two Penn Plaza Mortgaged Property
will be serviced and administered in accordance with the series 2004-C4 pooling and servicing agreement (or a comparable successor servicing agreement as contemplated by the Two Penn Plaza Co-Lender Agreement). If the trustee is requested to take any action in its capacity as holder of the Two Penn Plaza
Mortgage Loan, pursuant to that agreement, or if a responsible officer of the trustee becomes aware of a default or event of default on the part of any party under the series 2004-C4 pooling and servicing agreement (or a comparable successor servicing agreement as contemplated by the Two Penn Plaza Co-Lender
Agreement), as applicable, then (subject to any more specific discussion within this prospectus supplement with respect to the matter in question) the trustee will notify, and act in accordance with the instructions of, the series 2004-C6 controlling class representative.

                                     S-147

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2004-C6 certificates will be issued, on or about August 24,
2004, under the series 2004-C6 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     o    the underlying mortgage loans;

     o    any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the underlying mortgage loans;

     o    our rights under our mortgage loan purchase agreement with the UBS
          Mortgage Loan Seller;

     o    any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans; and

     o    those funds or assets as from time to time are deposited in the master servicer's custodial account described under "Servicing of the
          Underlying Mortgage Loans--Custodial Account," the special servicer's
          REO account described under "Servicing of the Underlying Mortgage
          Loans--REO Properties," the trustee's collection account described under "--Collection Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2004-C6 certificates will include the following classes:

     o    the A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C, D, E and F classes, which are the classes of series 2004-C6 certificates that are offered by this prospectus supplement, and

     o    the X-CL, X-CP, G, H, J, K, L, M, N, P, Q, S, T, R-I, R-II, R-III and
          V classes, which are the classes of series 2004-C6 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C, D, E, F, G, H, J, K,
L, M, N, P, Q, S and T certificates are the series 2004-C6 certificates that will have principal balances and are sometimes referred to as the series
2004-C6 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. However, in limited circumstances, if and to the extent the total Stated Principal
Balance of the mortgage pool exceeds the total principal balance of the series
2004-C6 principal balance certificates immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2004-C6 principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. See "--Reductions of Certificate Principal Balances in Connection
with Realized Losses and Additional Trust Fund Expenses" below.

     The class X-CL and X-CP certificates will not have principal balances and are sometimes referred to as the series 2004-C6 interest-only certificates. For purposes of calculating the amount of accrued interest, each class of series
2004-C6 interest-only certificates will have a total notional amount.

     The total notional amount of the class X-CL certificates will equal the total principal balance of the class A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C,
D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time. The total initial notional amount of the class X-CL certificates will be approximately $1,346,519,865, although it may be as much as 5% larger or smaller.

                                     S-148

     The total notional amount of the class X-CP certificates will equal:

     o    during the period from the date of initial issuance of the series
          2004-C6 certificates through and including the payment date in August
          2005, the sum of (a) the lesser of $48,276,000 and the total principal balance of the class A-1 certificates outstanding from time to time,
          (b) the lesser of $184,200,000 and the total principal balance of the class A-1A certificates outstanding from time to time, and (c) the total principal balance of the class A-2, A-3, A-4, A-5, A-6, B, C, D,
          E and F certificates outstanding from time to time;

     o    during the period following the payment date in August 2005 through and including the payment date in August 2006, the sum of (a) the lesser of $14,715,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of
          $178,927,000 and the total principal balance of the class A-1A certificates outstanding from time to time, and (c) the total principal balance of the class A-2, A-3, A-4, A-5, A-6, B, C, D, E and
          F certificates outstanding from time to time;

     o    during the period following the payment date in August 2006 through and including the payment date in August 2007, the sum of (a) the lesser of $183,950,000 and the total principal balance of the class
          A-2 certificates outstanding from time to time, (b) the lesser of
          $171,036,000 and the total principal balance of the class A-1A certificates outstanding from time to time, and (c) the total principal balance of the class A-3, A-4, A-5, A-6, B, C, D, E and F certificates outstanding from time to time;

     o    during the period following the payment date in August 2007 through and including the payment date in August 2008, the sum of (a) the lesser of $129,649,000 and the total principal balance of the class
          A-2 certificates outstanding from time to time, (b) the lesser of
          $162,921,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-4, A-5, A-6, B, C, D and E certificates outstanding from time to time, and (d) the lesser of $7,388,000 and the total principal balance of the class F certificates outstanding from time to time;

     o    during the period following the payment date in August 2008 through and including the payment date in January 2009, the sum of (a) the lesser of $108,171,000 and the total principal balance of the class
          A-2 certificates outstanding from time to time, (b) the lesser of
          $159,711,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-4, A-5, A-6, B, C and D certificates outstanding from time to time, and (d) the lesser of $9,449,000 and the total principal balance of the class E certificates outstanding from time to time;

     o    during the period following the payment date in January 2009 through and including the payment date in August 2009, the sum of (a) the lesser of $2,080,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the lesser of
          $75,937,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-4, A-5, A-6, B and C certificates outstanding from time to time, and (d) the lesser of $11,702,000 and the total principal balance of the class D certificates outstanding from time to time;

     o    during the period following the payment date in August 2009 through and including the payment date in August 2010, the sum of (a) the lesser of $23,529,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of
          $71,811,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-5, A-6 and B certificates outstanding from time to time, and (d) the lesser of $18,742,000 and the total principal balance of the class C certificates outstanding from time to time;

     o    during the period following the payment date in August 2010 through and including the payment date in August 2011, the sum of (a) the lesser of $402,910,000 and the total principal balance of the class
          A-6 certificates outstanding from time to time, (b) the lesser of
          $68,196,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class B certificates outstanding from time to time, and
          (d) the lesser of $3,655,000 and the total principal balance of the class C certificates outstanding from time to time; and

     o    following the payment date in August 2011, $0.

     The total initial notional amount of the class X-CP certificates will be approximately $1,228,397,000, although it may be as much as 10% larger or smaller.

     The class R-I, R-II, R-III and V certificates will not have principal balances or notional amounts.

                                     S-149

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's payment date statement.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any additional whole dollar denominations.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under
"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

     o    all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations,
          and

     o    all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear
System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries'
names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear
and Clearstream" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures.
Cross-market transfers between persons holding directly or indirectly through
DTC, on the one hand, and directly or indirectly through participants in
Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the
Certificates--Book-Entry Registration--Holding and Transferring Book-Entry
Certificates" in the accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F hereto.

COLLECTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2004-C6 certificates and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's collection account may be invested in
Permitted Investments for the benefit and at the risk of the Trustee. See
"--The Trustee" below.

     Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

                                     S-150

     o    All payments and other collections on the mortgage loans and any REO
          Properties in the trust that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1.   monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2.   payments and other collections received (in the case of the Two
               Penn Plaza Mortgage Loan, by the series 2004-C4 master servicer or the series 2004-C4 special servicer) after the end of the related collection period;

          3.   amounts that are payable or reimbursable from the master
               servicer's custodial account to any person other than the series
               2004-C6 certificateholders, including--

               (a)  amounts payable to the master servicer or the special servicer as compensation, as described under "Servicing of the Underlying Mortgage Loans--Servicing and Other
                    Compensation and Payment of Expenses" in this prospectus
                    supplement,

               (b)  amounts payable in reimbursement of outstanding advances, together with interest on those advances, as permitted under the series 2004-C6 pooling and servicing agreement, and

               (c)  amounts payable with respect to other expenses of the trust;
                    and

          4.   amounts deposited in the master servicer's custodial account in error.

     o    Any advances of delinquent monthly debt service payments made by the master servicer on the underlying mortgage loans with respect to that payment date.

     o    Any payments made by the master servicer to cover Prepayment Interest
          Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Underlying Mortgage Loans--Custodial Account" and
"--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each payment date that occurs during March, commencing in
2005, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

     o    to pay itself a monthly fee, which is described under "--The Trustee"
          below, and investment earnings on Permitted Investments of funds in the collection account;

     o    to indemnify itself and various related persons as described under
          "Description of the Governing Documents--Matters Regarding the
          Trustee" in the accompanying prospectus, and to make comparable indemnifications with respect to the fiscal agent;

     o    to pay for various opinions of counsel required to be obtained in connection with any amendments to the series 2004-C6 pooling and servicing agreement and the administration of the trust;

     o    to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited
          Transactions Tax and Other Taxes" in the accompanying prospectus and
          "Servicing of the Underlying Mortgage Loans--REO Properties" in this prospectus supplement;

     o    to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

     o    with respect to each payment date during January of 2005 or any year thereafter that is not a leap year or during February of 2005 or any year thereafter, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis; and

     o    to pay to the person entitled thereto any amounts deposited in the collection account in error.

                                     S-151

     On each payment date, all amounts on deposit in the trustee's collection account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2004-C6 certificates. For any payment date, those funds will consist of the following separate components--

     o    the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, A-2, A-3,
          A-4, A-5, A-6, A-1A, B, C, D, E, F, G, H, J, K and/or X-CL
          certificates, as described under "--Payments--Payments of Prepayment
          Premiums and Yield Maintenance Charges" below,

     o    the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust during the related collection period, which will be paid to the holders of the class V certificates as described under "--Payments--Payments of Post-ARD Additional
          Interest" below, and

     o    the remaining portion of those funds, which--

          1.   we refer to as the Available P&I Funds, and

          2.   will be paid to the holders of all the series 2004-C6
               certificates, other than the class V certificates, as described under "--Payments--Priority of Payments" below.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account may be invested in Permitted Investments for the benefit and at the risk of the Trustee. See "--The Trustee" below.

     During January, except in a leap year, and February of each calendar year, beginning with January 2005, the trustee will, on or before the payment date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced.
That interest reserve amount for each of those mortgage loans will, in general, equal one day's interest accrued at the related mortgage interest rate (or, in the case of the Two Penn Plaza Mortgage Loan, the related mortgage interest rate, minus 0.015%) on the Stated Principal Balance of that loan as of the end of the related collection period, exclusive, however, of Post-ARD Additional
Interest.

     During March of each calendar year, beginning with March 2005, the trustee will, on or before the payment date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Available P&I Funds for the payment date during the month of transfer.

PAYMENTS

     General. For purposes of allocating payments on the respective classes of series 2004-C6 certificates, the pool of mortgage loans backing the series
2004-C6 certificates will be divided into:

     1.   Loan group no. 1, which will consist of all of the underlying mortgage loans backing the series 2004-C6 certificates that are secured by property types other than multifamily and Manufactured Housing/MHP.
          Loan group no. 1 will consist of 73 mortgage loans, with an initial loan group no. 1 balance of $1,158,078,103, representing approximately
          86.0% of the initial mortgage pool balance.

     2.   Loan group no. 2, which will consist of all of the mortgage loans backing the series 2004-C6 certificates that are secured by multifamily and Manufactured Housing/MHP properties. Loan group no. 2 will consist of 21 mortgage loans, with an initial loan group no. 2 balance of $188,441,763, representing approximately 14.0% of the initial mortgage pool balance.

     On each payment date, the trustee will, subject to the available funds, make all payments required to be made on the series 2004-C6 certificates on that date to the holders of record as of the close of business on the last business day of the

                                     S-152

calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2004-C6 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that payment date (or, in the case of the initial payment date, no later than the close of business on the date of initial issuance of the series 2004-C6 certificates). Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the series 2004-C6 certificates will bear interest, except for the R-I, R-II, R-III and V classes.

     With respect to each interest-bearing class of the series 2004-C6 certificates, that interest will accrue during each interest accrual period based upon--

     o    the pass-through rate applicable for that class for that interest accrual period,

     o    the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date,
          and

     o    the assumption that each year consists of twelve 30-day months.

     On each payment date, subject to the Available P&I Funds for that date and the priorities of payment described under "--Payments--Priority of Payments"
below, the holders of each interest-bearing class of the series 2004-C6 certificates will be entitled to receive--

     o    the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

     o    the portion of any Net Aggregate Prepayment Interest Shortfall for
          that payment date that is allocable to that class of certificates.

     If the holders of any interest-bearing class of the series 2004-C6 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, without further interest accrued on the unpaid portion, subject to the Available P&I Funds for those future payment dates and the priorities of payment described under
"--Payments--Priority of Payments" below.

     The Net Aggregate Prepayment Interest Shortfall for any payment date will be allocated among the respective interest-bearing classes of the series
2004-C6 certificates on a pro rata basis in accordance with the respective amounts of accrued interest in respect of those classes of series 2004-C6 certificates for the related interest accrual period.

     Calculation of Pass-Through Rates. The pass-through rates for the class
A-1, A-2, A-3 and A-4 certificates will, in the case of each of those classes, be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class.

     The pass-through rates for the class A-5, A-6, A-1A, B, C, D, E, F, G, L,
M, N, P, Q, S and T certificates will, in the case of each of those classes, generally be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class.
However, with respect to any interest accrual period, if the Weighted Average
Pool Pass-Through Rate is below the identified initial pass-through rate for the class A-5, A-6, A-1A, B, C, D, E, F, G, L, M, N, P, Q, S or T certificates, as the case may be, then the pass-through rate that will be in effect for the subject class of series 2004-C6 certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

     The pass-through rates for the class H and J certificates will, in the case of each of those classes, for any interest accrual period, equal the
Weighted Average Pool Pass-Through Rate for that interest accrual period, minus a specified class margin. That class margin is, as to each such class, set forth below.

                                            CLASS
                           CLASS           MARGIN
                          -------       ------------
                              H             0.1725%
                              J             0.0750%

                                     S-153

     The pass-through rates for the class K certificates will, with respect to any interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period.

     The pass-through rate for the class X-CP certificates, for each interest accrual period from and including the initial interest accrual period through and including the interest accrual period that ends in August 2011, will equal the weighted average of the respective strip rates, which we refer to as class
X-CP strip rates, at which interest accrues during the subject interest accrual period on the respective components of the total notional amount of the class
X-CP certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2004-C6 principal balance certificates. If all or a designated portion of the total principal balance of any class of series 2004-C6 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class X-CP certificates immediately prior to any payment date, then that total principal balance (or designated portion thereof) will represent a separate component of the total notional amount of the class X-CP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in August 2011, on any particular component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, the applicable class X-CP strip rate will equal the excess, if any, of:

     (1)  the lesser of (a) the reference rate specified on Annex E to this prospectus supplement for such interest accrual period and (b) the
          Weighted Average Pool Pass-Through Rate for such interest accrual period, over

     (2)  the pass-through rate in effect during such interest accrual period for the class of series 2004-C6 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

     Following the interest accrual period that ends in August 2011, the class
X-CP certificates will cease to accrue interest. In connection therewith, the class X-CP certificates will have a 0% pass-through rate for the interest accrual period beginning in August 2011 and for each interest accrual period thereafter.

     The pass-through rate for the class X-CL certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X-CL strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X-CL certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2004-C6 principal balance certificates.

     In general, the total principal balance of each class of series 2004-C6 principal balance certificates will constitute a separate component of the total notional amount of the class X-CL certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2004-C6 principal balance certificates is identified under "--General"
above as being part of the total notional amount of the class X-CP certificates immediately prior to any payment date, then that identified portion of such total principal balance will also represent a separate component of the total notional amount of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period.

     For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in August 2011, on any particular component of the total notional amount of the class X-CL certificates immediately prior to the related payment date, the applicable class X- CL strip rate will be calculated as follows:

     (1)  if such particular component consists of the entire total principal balance of any class of series 2004-C6 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a)
          the Weighted Average Pool Pass-Through Rate for such interest accrual period, over (b) the greater of (i) the reference rate specified on
          Annex E to this prospectus

                                     S-154

          supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of series 2004-C6 principal balance certificates;

     (2)  if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2004-C6 principal balance certificates, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool
          Pass-Through Rate for such interest accrual period, over (b) the greater of (i) the reference rate specified on Annex E to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of series 2004-C6 principal balance certificates;

     (3)  if such particular component consists of the entire total principal balance of any class of series 2004-C6 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class
          X-CP certificates immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of
          (a) the Weighted Average Pool Pass-Through Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for such class of series 2004-C6 principal balance certificates; and

     (4)  if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2004-C6 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool
          Pass-Through Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for such class of series 2004-C6 principal balance certificates.

     Notwithstanding the foregoing, for purposes of accruing interest on the class X-CL certificates during each interest accrual period subsequent to the interest accrual period that ends in August 2011, the total principal balance of each class of series 2004-C6 principal balance certificates will constitute a single separate component of the total notional amount of the class X-CL certificates, and the applicable class X-CL strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2004-C6 principal balance certificates whose total principal balance makes up such component.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the date of initial issuance of the offered certificates, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R-I, R-II, R-III and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to the Available P&I Funds and the priority of payments described under "--Payments-- Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2004-C6 principal balance certificates on each payment date will equal the portion of the Total Principal Payment Amount for that payment date allocable to that class.

     In general, subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal to which the holders of the class A-1A, A-1, A-2, A-3, A-4,
A-5 and A-6 certificates will be entitled on each payment date will, in the case of each of those classes, generally equal:

     o    in the case of the class A-1A certificates, an amount (not to exceed the total principal balance of the class A-1A certificates outstanding immediately prior to the subject payment date) equal to the portion of the Total Principal Payment Amount for the subject payment date that is attributable to loan group no. 2;

     o    in the case of the class A-1 certificates, an amount (not to exceed the total principal balance of the class A-1 certificates outstanding immediately prior to the subject payment date) equal to the Total
          Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1A certificates are entitled on the subject payment date as described in the immediately preceding bullet);

     o    in the case of the class A-2 certificates, an amount (not to exceed the total principal balance of the class A-2 certificates outstanding immediately prior to the subject payment date) equal to the Total
          Principal Payment Amount

                                     S-155

          for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1A and/or A-1 certificates are entitled on the subject payment date as described in the immediately preceding two bullets);

     o    in the case of the class A-3 certificates, an amount (not to exceed the total principal balance of the class A-3 certificates outstanding immediately prior to the subject payment date) equal to the Total
          Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1A, A-1 and/or A-2 certificates are entitled on the subject payment date as described in the immediately preceding three bullets);

     o    in the case of the class A-4 certificates, an amount (not to exceed the total principal balance of the class A-4 certificates outstanding immediately prior to the subject payment date) equal to the Total
          Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1A, A-1,
          A-2 and/or A-3 certificates are entitled on the subject payment date as described in the immediately preceding four bullets);

     o    in the case of the class A-5 certificates, an amount (not to exceed the total principal balance of the class A-5 certificates outstanding immediately prior to the subject payment date) equal to the Total
          Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1A, A-1,
          A-2, A-3 and/or A-4 certificates are entitled on the subject payment date as described in the immediately preceding five bullets); and

     o    in the case of the class A-6 certificates, an amount (not to exceed the total principal balance of the class A-6 certificates outstanding immediately prior to the subject payment date) equal to the Total
          Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1A, A-1,
          A-2, A-3, A-4 and/or A-5 certificates are entitled on the subject payment date as described in the immediately preceding six bullets).

     In addition, if the total principal balance of the class A-1, A-2, A-3,
A-4, A-5 and A-6 certificates is reduced to zero before the total principal balance of the class A-1A certificates is reduced to zero, then (subject to the
Available P&I Funds and the priority of payments described under
"--Payments--Priority of Payments" below) the holders of the class A-1A certificates, to the extent necessary to reduce the total principal balance of the class A-1A certificates to zero, will be entitled to an additional payment of principal up to the portion of the Total Principal Payment Amount for each payment date attributable to loan group no. 1 (to the extent such portion of the Total Principal Payment Amount was not otherwise applied, on such payment date, to reduce the total principal balance of class A-1, A-2, A-3, A-4, A-5 and/or A-6 certificates to zero).

     Notwithstanding the foregoing, on each payment date coinciding with or following the Class A Principal Payment Cross-Over Date, and in any event on the final payment date in connection with the termination of the trust, assuming that any two or more of the A-1, A-2, A-3, A-4, A-5, A-6 and A-1A classes are outstanding at that time, payments of principal on the A-1, A-2,
A-3, A-4, A-5, A-6 and/or A-1A classes, as applicable, will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, generally up to the Total Principal Payment Amount for the subject payment date.

     In general, subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal to which the holders of the class B, C, D, E, F, G, H, J,
K, L, M, N, P, Q, S and T certificates will be entitled on each payment date will, in the case of each of those classes, generally equal the lesser of:

     o    the total principal balance of the subject class of series 2004-C6 principal balance certificates outstanding immediately prior to the subject payment date; and

     o    the excess, if any, of (a) the Total Principal Payment Amount for the
          subject payment date, over (b) the total principal balance of all other classes of series 2004-C6 principal balance certificates that, as described under "--Payments--Priority of Payments" below, are senior in right of payment to the subject class of series 2004-C6 principal balance certificates.

     IN NO EVENT WILL THE HOLDERS OF THE CLASS B, C, D, E, F, G, H, J, K, L, M,
N, P, Q, S AND T CERTIFICATES BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL
UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1A, A-1, A-2, A-3, A-4, A-5
AND A-6 CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE
HOLDERS OF ANY CLASS OF SERIES 2004-C6 PRINCIPAL BALANCE CERTIFICATES
(EXCLUSIVE OF THE CLASS A-1A, A-1, A-2, A-3, A-4, A-5 AND A-6 CERTIFICATES) BE
ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE
OF ALL OTHER MORE SENIOR CLASSES OF SERIES 2004-C6 PRINCIPAL BALANCE
CERTIFICATES IS REDUCED TO ZERO.

                                     S-156

     Notwithstanding the foregoing, on the final payment date in connection with a termination of the trust, subject to the Available P&I Funds for that final payment date and the priority of payments described under
"--Payments--Priority of Payments" below, the holders of each class of series
2004-C6 principal balance certificates will be entitled to payments of principal up to the total principal balance of that class of series 2004-C6 principal balance certificates outstanding immediately prior to that final payment date.

     If the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-C6 principal balance certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2004-C6 certificates), thereby reducing the payments of principal on the series 2004-C6 principal balance certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. As a result, the Total
Principal Payment Amount for the corresponding payment date would be reduced, to not less than zero, by the amount of any such reimbursement.

     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2004-C6 principal balance certificates. In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool, and if interest on that advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on that advance would also generally be included as amounts payable as principal with respect to the series 2004-C6 principal balance certificates.
For purposes of determining the respective portions of the Total Principal
Payment Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series 2004-C6 principal balance certificates will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the last sentence of the prior paragraph.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 2004-C6 principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2004-C6 principal balance certificates, then, subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments"
below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments" below mean, in the case of any class of series 2004-C6 principal balance certificates for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions of Certificate Principal Balances in Connection
with Realized Losses and Additional Trust Fund Expenses" below.

     In limited circumstances, if and to the extent the total Stated Principal
Balance of the mortgage pool exceeds the total principal balance of the series
2004-C6 principal balance certificates immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2004-C6 principal balance certificates that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with past due interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2004-C6 principal balance certificates. See "--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below.

     Priority of Payments. On each payment date, the trustee will apply the
Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining
Available P&I Funds:

                                     S-157

     (1)  concurrently, (a) from the portion of the Available P&I Funds attributable to loan group no. 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payable with respect to such class on the subject payment date, (b) from the portion of the Available P&I Funds attributable to loan group no. 1, to pay interest to the holders of the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject payment date, and (c) from any and all Available P&I Funds, to pay interest to the holders of the class X-CL and X-CP certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject payment date;
          provided, however, that if the portion of the Available P&I Funds attributable to either loan group is insufficient to pay in full the total amount of interest to be distributed with respect to any of those classes as described above, the Available P&I Funds will be allocated among all those classes pro rata in proportion to the respective amounts of interest then payable thereon, without regard to loan group;

     (2)  to pay principal to the holders of the class A-1A certificates, until the total principal balance of the class A-1A certificates has been reduced to zero, in an amount up to the portion of the Total Principal
          Payment Amount for the subject payment date that is attributable to loan group no. 2;

     (3)  to pay principal to the holders of the class A-1, A-2, A-3, A-4, A-5,
          A-6 and A-1A certificates, sequentially in that order, in each case until the total principal balance of the subject class of series
          2004-C6 certificates has been reduced to zero, in an amount up to the
          Total Principal Payment Amount for the subject payment date, exclusive of any payments of principal made with respect to the class A-1A certificates on the subject payment date as described in the immediately preceding clause (2); and

     (4)  to make payments to the holders of the class A-1, A-2, A-3, A-4, A-5,
          A-6 and A-1A certificates, in an amount up to, and on a pro rata basis in accordance with, the respective loss reimbursement amounts with respect to those classes for the subject payment date;

provided that, on each payment date coinciding with or following the Class A
Principal Payment Cross-Over Date, and in any event on the final payment date, assuming any two or more of the A-1, A-2, A-3, A-4, A-5, A-6 and A-1A classes are outstanding at that time, the allocations and order of principal payments described in clauses (2) and (3) above will be ignored and payments of principal on the A-1, A-2, A-3, A-4, A-5, A-6 and/or A-1A classes will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Payment Amount for the subject payment date or, in the case of the final payment date, up to the then remaining total principal balance of those classes.

     On each payment date, following the payments to be made with respect to the class A-1, A-2, A-3, A-4, A-5, A-6, A-1A, X-CL and X-CP certificates as described above, the trustee will apply any remaining Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

     (1)  payments to the holders of the class B certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class B certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class B certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6 and A-1A certificates outstanding immediately prior to the subject payment date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class B certificates;

     (2)  payments to the holders of the class C certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class C certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class C certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6, A-1A and B certificates outstanding immediately prior to the subject payment date, and

                                     S-158

          third, as a reimbursement, up to the then loss reimbursement amount for the class C certificates;

     (3)  payments to the holders of the class D certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class D certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class D certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B and C certificates outstanding immediately prior to the subject payment date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class D certificates;

     (4)  payments to the holders of the class E certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class E certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class E certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C and D certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class E certificates;

     (5)  payments to the holders of the class F certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class F certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class F certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C, D and E certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class F certificates;

     (6)  payments to the holders of the class G certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class G certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class G certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C, D, E and F certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class G certificates;

     (7)  payments to the holders of the class H certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class H certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class H certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C, D, E, F and G certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class H certificates;

     (8)  payments to the holders of the class J certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class J certificates on the subject payment date,

                                     S-159

          second, in respect of principal, until the total principal balance of the class J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C, D, E, F, G and H
          certificates outstanding immediately prior to the subject payment date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class J certificates;

     (9)  payments to the holders of the class K certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class K certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class K certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C, D, E, F, G, H and J
          certificates outstanding immediately prior to the subject payment date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class K certificates;

     (10) payments to the holders of the class L certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class L certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class L certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C, D, E, F, G, H, J and K
          certificates outstanding immediately prior to the subject payment date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class L certificates;

     (11) payments to the holders of the class M certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class M certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C, D, E, F, G, H, J, K and L
          certificates outstanding immediately prior to the subject payment date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class M certificates;

     (12) payments to the holders of the class N certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class N certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class N certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C, D, E, F, G, H, J, K, L and M
          certificates outstanding immediately prior to the subject payment date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class N certificates;

     (13) payments to the holders of the class P certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class P certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class P certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C, D, E, F, G, H, J, K, L, M
          and N certificates outstanding immediately prior to the subject payment date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class P certificates;

                                     S-160

     (14) payments to the holders of the class Q certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class Q certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class Q certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C, D, E, F, G, H, J, K, L, M, N
          and P certificates outstanding immediately prior to the subject payment date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class Q certificates;

     (15) payments to the holders of the class S certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class S certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class S certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C, D, E, F, G, H, J, K, L, M,
          N, P and Q certificates outstanding immediately prior to the subject payment date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class S certificates;

     (16) payments to the holders of the class T certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class T certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class T certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C, D, E, F, G, H, J, K, L, M,
          N, P, Q and S certificates outstanding immediately prior to the subject payment date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class T certificates; and

     (17) payments to the holders of the class R-I, R-II and R-III certificates, up to the amount of any remaining Available P&I Funds.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-3, A-4, A-5,
A-6, A-1A, B, C, D, E, F, G, H, J or K certificates that are then entitled to payments of principal from the loan group (i.e., loan group no. 1 or loan group
no. 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o    the amount of that prepayment consideration, net of workout fees and liquidation fees payable from it, multiplied by

     o    a fraction, which in no event may be greater than 1.0 or less than
          0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2004-C6 certificates over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant Discount Rate, and further multiplied by

     o    a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2004-C6 certificates on that payment date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Total Principal Payment Amount for that payment date attributable to the loan group that includes the prepaid mortgage loan.

     The trustee will thereafter pay any remaining portion of that prepayment consideration, net of workout fees and liquidation fees payable from that prepayment consideration, to the holders of the class X-CL certificates.

     For purposes of the foregoing, to the extent that amounts available to make payments of principal on any class of series 2004-C6 principal balance certificates on any payment date consist of a combination of principal amounts allocable to loan

                                     S-161

group no. 1 and principal amounts allocable to loan group no. 2, the trustee will assume that payments of principal on that class of series 2004-C6 principal balance certificates on such payment date are made from amounts allocable to each loan group, on a pro rata basis in accordance with the respective amounts allocable to each loan group that were available for payment on that class.

     Neither we nor the underwriters make any representation as to--

     o    the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     o    the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the
Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Payments of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, applied as Post-ARD
Additional Interest collected on the ARD Loans in the trust.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    payments on the series 2004-C6 certificates,

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the series 2004-C6 certificates, and

     o    the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2004-C6 pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool
Pass-Through Rate and the Total Principal Payment Amount for each payment date.

     Operating revenues and other proceeds derived from an REO Property will be applied--

     o    first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o    thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2004-C6 principal balance certificates. If this occurs following the payments made to the series 2004-C6 certificateholders on any payment date, then the respective total principal balances of the following classes of the series 2004-C6 principal balance certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that payment date.

                                     S-162

 ORDER OF ALLOCATION                  CLASS
--------------------                  -----

          1st                           T
          2nd                           S
          3rd                           Q
          4th                           P
          5th                           N
          6th                           M
          7th                           L
          8th                           K
          9th                           J
         10th                           H
         11th                           G
         12th                           F
         13th                           E
         14th                           D
         15th                           C
         16th                           B
         17th         A-1, A-2, A-3, A-4, A-5, A-6 and A-1A,
                             pro rata based on total
                          outstanding principal balances

     The reductions in the total principal balances of the respective classes of series 2004-C6 principal balance certificates, as described above, will represent an allocation of the Realized Losses and/or Additional Trust Fund
Expenses that caused the particular mismatch in principal balances between the underlying mortgage loans and those classes of series 2004-C6 certificates.

     The Realized Loss with respect to a liquidated mortgage loan, or related
REO Property, is an amount generally equal to the excess, if any, of:

     o    the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD
          Additional Interest), over

     o    the total amount of Liquidation Proceeds, if any, recovered in connection with the subject liquidation that are available to pay principal of, and interest (other than Default Interest and/or
          Post-ARD Additional Interest) on, that mortgage loan.

     If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven (other than Default Interest and Post-ARD Additional
Interest) also will be treated as a Realized Loss.

     Realized Losses will include advances that are determined to be non-recoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the Mortgage Pool.

     Additional Trust Fund Expenses may include:

     o    any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o    any interest paid to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to unreimbursed advances, which interest payment, in any particular case, is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

     o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other trust assets that, in any particular case, is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

     o    any unanticipated, non-mortgage loan specific expense of the trust, including--

          1.   any reimbursements and indemnifications to the trustee, the fiscal agent and various related persons described under
               "Description of the Governing Documents--Matters Regarding the
               Trustee" in the accompanying prospectus, the fiscal agent having the same rights to indemnity and reimbursement as described with respect to the trustee,

                                     S-163

          2.   any reimbursements and indemnification to the master servicer, the special servicer and us and various related persons described under "Description of the Governing Documents--Matters Regarding
               the Master Servicer, the Special Servicer, the Manager and Us" in
               the accompanying prospectus, and

          3.   any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
               Income Tax Consequences--REMICs--Prohibited Transactions Tax and
               Other Taxes" in the accompanying prospectus;

     o    rating agency fees, other than on-going surveillance fees, that, in any particular case, cannot be recovered from the related borrower and are not otherwise covered out of late payment charges and Default
          Interest actually collected on the related underlying mortgage loan;
          and

     o    any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the
          Underlying Mortgage Loans--Realization Upon Defaulted Mortgage Loans"
          in this prospectus supplement and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan.

     Any expenses under the series 2004-C4 pooling and servicing agreement that are similar to Additional Trust Fund Expenses and that relate to the Two Penn
Plaza Loan Group are to be paid out of collections on that Loan Combination and could adversely affect amounts available for payments on the series 2004-C6 certificates.

     The Total Principal Payment Amount may from time to time include Recovered
Amounts. In such circumstances, it is possible that the total Stated Principal
Balance of the mortgage pool may exceed the total principal balance of the series 2004-C6 principal balance certificates. If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2004-C6 principal balance certificates, the total principal balances of one or more classes of series 2004-C6 principal balance certificates that had previously been reduced as described above in this
"--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increases would be made among the respective classes of series 2004-C6 principal balance certificates in the reverse order that such reductions had been made (i.e., such increases would be made first with respect to the most senior class of series 2004-C6 principal balance certificates with a loss reimbursement amount and thereafter in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2004-C6 principal balance certificates being in excess of the Stated Principal Balance of the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated
principal amounts had never been written off.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees (and, in the case of the Two Penn Plaza
Mortgage Loan, further net of any comparable fees payable pursuant to the series 2004-C4 pooling and servicing agreement), that--

     o    were due or deemed due, as the case may be, with respect to the underlying mortgage loans during the related collection period, and

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan in the trust (or, with respect to the Two Penn Plaza Mortgage Loan, if the master servicer has received notice from the series 2004-C4 master servicer of the existence of an
Appraisal Reduction Amount with respect thereto), then the master servicer will reduce the interest portion (but not the principal portion) of each P&I advance that it must make with respect to that mortgage loan during the period that the
Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any such mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

     o    the amount of the interest portion of that P&I advance that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence, multiplied by

                                     S-164

     o    a fraction, the numerator of which is equal to the Stated Principal
          Balance of the mortgage loan, net of the Appraisal Reduction Amount
          (or, if applicable, the relevant portion thereof allocable to the mortgage loan) and the denominator of which is equal to the Stated
          Principal Balance of the mortgage loan.

     In the case of any underlying mortgage loan that is part of a Serviced
Loan Combination, any reduction in the interest portion of P&I advances to be made with respect to that underlying mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction
Amount with respect to the subject Serviced Loan Combination that is allocable to that underlying mortgage loan. Each Serviced Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an
Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to the
Woodside Village Loan Pair will be allocated first to the Woodside Village
Non-Trust Loan, up to the outstanding principal balance thereof, together with all accrued and unpaid interest (other than Default Interest) thereon, and then to the Woodside Village Mortgage Loan. Any Appraisal Reduction Amount with respect to the Westfield North Bridge Loan Pair will be allocated to the
Westfield North Bridge Mortgage Loan and the Westfield North Bridge Non-Trust
Loan, on a pro rata basis by balance.

     Any Appraisal Reduction Amount with respect to the Two Penn Plaza Loan
Group will be calculated in accordance with the series 2004-C4 pooling and servicing agreement and will be allocated first to the Two Penn Plaza
Subordinate Non-Trust Loan, up to the outstanding principal balance thereof, together with all accrued and unpaid interest (other than Default Interest)
thereon, and then to the Two Penn Plaza Mortgage Loan and the Two Penn Plaza
Non-Trust Loan, on a pro rata basis by balance.

     With respect to any payment date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2004-C6 pooling and servicing agreement, funds held in the master servicer's custodial account that are not required to be paid on the series 2004-C6 certificates on that payment date.

     The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make. If the trustee fails to make a required P&I advance, then the fiscal agent will be required to make the advance. If the fiscal agent makes a P&I advance on behalf of the trustee, the trustee will not be in default. See "--The Trustee" and "--The Fiscal Agent"
below. None of the master servicer, the trustee or the fiscal agent will be required to make any P&I advance with respect to any of the Non-Trust Loans.

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any P&I advance made by it out of its own funds from collections on the mortgage loan as to which the advance was made. None of the master servicer, the trustee or the fiscal agent will be obligated to make any
P&I advance for any underlying mortgage loan (including specially serviced mortgage loans) that, in its judgment (or in the judgment of the special servicer for specially serviced mortgage loans), would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer, the trustee or the fiscal agent makes any P&I advance that it subsequently determines will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the third succeeding paragraph, out of general collections on the mortgage loans and any REO
Properties in the trust on deposit in the master servicer's custodial account from time to time. The master servicer will be entitled to rely on the special servicer's determination and the trustee and the fiscal agent will be entitled to rely on the master servicer's and/or the special servicer's determination that an advance, if made, would not be ultimately recoverable from collections on the related mortgage loan. See "Description of the Certificates--Advances"
in the accompanying prospectus and "Servicing of the Underlying Mortgage
Loans-- Custodial Account" in this prospectus supplement.

     If the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any P&I advance that has been determined not to be recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-C6 principal balance certificates
(prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series
2004-C6 certificates), thereby reducing the payments of principal on the series
2004-C6 principal balance certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

                                     S-165

     Notwithstanding the foregoing, upon a determination that a previously made
P&I advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable P&I advance over a period of time (not to exceed 12 months without the consent of the series 2004-C6 controlling class representative), with interest thereon at the prime rate described in the following paragraph. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable P&I advance over time, or not to do so, benefits some classes of series 2004-C6 certificateholders to the detriment of other classes of series 2004-C6 certificateholders will not constitute a violation of the
Servicing Standard or a breach of the terms of the series 2004-C6 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2004-C6 certificateholders.

     The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on P&I advances made thereby out of its own funds.
Subject to the following sentence, that interest will commence accruing upon the date the applicable advance was made and will continue to accrue on the amount of each P&I advance, and compound annually, for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. With respect to any underlying mortgage loan that provides for a grace period for monthly debt service payments that extends beyond the payment date for the series 2004-C6 certificates, then, until the expiration of the applicable grace period, the interest accrued on any P&I advance made with respect to any such mortgage loan will be limited to the amount of Default
Interest and/or late payment charges, if any, collected in connection with the late payment with respect to which such P&I advance was made.

     Interest accrued with respect to any P&I advance made with respect to any underlying mortgage loan will be payable--

     o    first, out of any Default Interest and late payment charges collected by the trust on that mortgage loan during the collection period in which that advance is reimbursed, and

     o    then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

     Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which a P&I advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the fiscal agent, as the case may be, on that P&I advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on any outstanding P&I advance will result in a reduction in amounts payable on one or more classes of the series 2004-C6 certificates.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o    each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will generally equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.

                                     S-166

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available, as and under the circumstances described under "--Information Available Electronically"
below, on each payment date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

     o    A payment date statement containing substantially the information contained in Annex D to this prospectus supplement.

     o    A CMSA bond level file, together with a CMSA collateral summary file setting forth information with respect to the underlying mortgage loans and the corresponding mortgaged real properties, respectively.

     o    A mortgage pool data update report, which is to contain substantially the categories of information regarding the underlying mortgage loans set forth on Annexes A-1 through A-4 to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the payment date statement.

     The master servicer or the special servicer, as specified in the series
2004-C6 pooling and servicing agreement, is required to deliver to the trustee
(or, in the case of the special servicer, to the master servicer for delivery, directly or as part of other reports, to the trustee) monthly, and the trustee is required to make available, as and under the circumstances described below under "--Information Available Electronically," a copy of each of the following reports with respect to the underlying mortgage loans (except as provided in the fourth succeeding paragraph below with respect to the Two Penn Plaza
Mortgage Loan) and the corresponding mortgaged real properties:

     o    a CMSA delinquent loan status report;

     o    a CMSA historical loan modification and corrected mortgage loan report;

     o    a CMSA historical liquidation report;

     o    a CMSA REO status report;

     o    a CMSA servicer watch list;

     o    a loan payoff notification report;

     o    a CMSA comparative financial status report;

     o    a CMSA loan level reserve/LOC report;

     o    a CMSA loan periodic update file;

     o    a CMSA property file; and

     o    a CMSA financial file.

     In addition, upon the request of any holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

     o    with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

     o    with respect to any mortgaged real property or REO Property, a CMSA
          NOI adjustment worksheet.

     The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package. Forms of these reports are available at the CMSA's internet website, located at www.cmbs.org.

     Recipients of the reports described above in this "--Reports to
Certificateholders; Available Information" section will be deemed to have agreed to keep the information therein confidential in accordance with applicable securities laws.

     With respect to the Two Penn Plaza Mortgage Loan, the reports required to be delivered to the holder of the Two Penn Plaza Mortgage Loan by the series
2004-C4 master servicer pursuant to the series 2004-C4 pooling and servicing agreement

                                     S-167

are substantially similar, but not identical, to those required to be delivered to the trustee by the master servicer under the series 2004-C6 pooling and servicing agreement. To the extent any such information with respect to the Two
Penn Plaza Mortgage Loan or the Two Penn Plaza Mortgaged Property is received from the series 2004-C4 master servicer, the master servicer is required to aggregate that information with the CMSA reports the master servicer is required to prepare with respect to the underlying mortgage loans, and the trustee is then required to make those reports available as described below under "--Information Available Electronically." The obligation of the master servicer and/or the trustee to remit any reports or information identified in this "--Certificateholder Reports; Available Information" section with respect to the Two Penn Plaza Mortgage Loan is dependent upon its receipt of the corresponding information from a party responsible for servicing the Two Penn
Plaza Loan Group.

     Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 2004-C6 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly payment date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

     Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the series
2004-C4 master servicer or any other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may, at your expense, obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website.

     Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the series 2004-C6 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2004-C6 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 2004-C6 certificateholders and beneficial owners of series 2004-C6 certificates identified to the reasonable satisfaction of the trustee, the payment date statement, any mortgage pool data update report, any loan payoff notification report, and the mortgage loan information presented in the standard Commercial
Mortgage Securities Association investor reporting package formats via the trustee's internet website. All the foregoing reports will be accessible on a restricted basis after receipt by the trustee of a certification in the form attached to the series 2004-C6 pooling and servicing agreement from the person(s) seeking access. The trustee's internet website will initially be located at www.etrustee.net.

     The master servicer also may make some or all of the reports identified in the preceding paragraph available via its internet website, www.wachovia.com, which will initially be accessible via password and user name.

     None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

     The trustee and the master servicer may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to their respective internet websites. Neither the trustee nor the master servicer will be liable for the dissemination of information made in accordance with the series 2004-C6 pooling and servicing agreement.

     At the request of the underwriters, as provided in the series 2004-C6 pooling and servicing agreement, the trustee will be required to make available electronically, on each payment date, to the Trepp Group, Intex Solutions,
Inc., Charter Research Corporation and any other similar third party information provider, a copy of the reports made available to the series
2004-C6 certificateholders.

     Other Information. The series 2004-C6 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial

                                     S-168

owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     o    this prospectus supplement, the accompanying prospectus and any other disclosure documents relating to the non-offered classes of the series
          2004-C6 certificates, in the form most recently provided by us or on our behalf to the trustee;

     o    the series 2004-C6 pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the date of initial issuance of the offered certificates, and any amendments to those agreements;

     o    all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2004-C6 certificateholders since the date of initial issuance of the offered certificates;

     o    all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

     o    all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

     o    the most recent appraisal, if any, with respect to each mortgaged real property for an underlying mortgage loan (other than the Two Penn
          Plaza Mortgage Loan) obtained by the master servicer or the special servicer and delivered to the trustee;

     o    the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments of those underlying mortgage loans, that are to be added to the mortgage files from time to time;

     o    upon request, the most recent inspection report with respect to each mortgaged real property with respect to an underlying mortgage loan
          (other than the Two Penn Plaza Mortgage Loan) prepared by or on behalf of the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Underlying Mortgage
          Loans--Inspections; Collection of Operating Information" in this prospectus supplement;

     o    upon request, except in the case of the Two Penn Plaza Mortgage Loan, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Underlying Mortgage
          Loans--Inspections; Collection of Operating Information" in this prospectus supplement; and

     o    the series 2004-C4 pooling and servicing agreement and any reports and other information delivered under that agreement to the master servicer on behalf of the holder of the Two Penn Plaza Mortgage Loan.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee (or the master servicer, if applicable) may require:

     o    in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential;
          and

     o    in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

VOTING RIGHTS

     The voting rights for the series 2004-C6 certificates will be allocated among the respective classes of those certificates as follows:

                                     S-169

     o    99% of the voting rights will be allocated among the holders of the various classes of series 2004-C6 certificates that have principal balances, pro rata in accordance with those principal balances;

     o    1% of the voting rights will be allocated among the holders of the class X-CL and X-CP certificates, pro rata in accordance with their respective notional amounts; and

     o    0% of the voting rights will be allocated among the holders of the class R-I, R-II, R-III and V certificates.

     Voting rights allocated to a class of series 2004-C6 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the series 2004-C6 pooling and servicing agreement will terminate following the earliest of--

     1.   the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

     2.   the purchase of all of the mortgage loans and REO Properties remaining in the trust by the special servicer, any single certificateholder or group of certificateholders of the series 2004-C6 controlling class, the master servicer, us or Lehman Brothers Inc., in that order of preference.

     Written notice of termination of the series 2004-C6 pooling and servicing agreement will be given to each series 2004-C6 certificateholder. The final payment with respect to each series 2004-C6 certificate will be made only upon surrender and cancellation of that certificate at the office of the series
2004-C6 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by the special servicer, any single holder or group of holders of the controlling class, the master servicer, us or Lehman Brothers
Inc. of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

     o    the sum of--

     1.   the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with (a)
          interest, other than Default Interest and Post-ARD Additional
          Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

     2.   the appraised value of all REO Properties then included in the trust,

     minus

     o    solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2004-C6 pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding series
2004-C6 certificates. However, the rights of the special servicer, any single holder or group of holders of the series 2004-C6 controlling class, the master servicer, us or Lehman Brothers Inc. to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2004-C6 certificateholders, will constitute part of the Available P&I Funds for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2004-C6 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

THE TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as trustee on behalf of the series 2004-C6 certificateholders. As of the date of initial issuance of the offered certificates, the office of the trustee primarily responsible for administration of the trust assets, its corporate trust office, is located at 135 South LaSalle Street, Suite 1625, Chicago,
Illinois 60603, Attention: Asset-Backed Securities Trust Services--LB-UBS
Commercial Mortgage Trust Series 2004-C6.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

                                     S-170

     o    be authorized under those laws to exercise trust powers,

     o    have a combined capital and surplus of at least $50,000,000, and

     o    be subject to supervision or examination by federal or state banking authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2004-C6 certificates in their own names.
In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services, which fee will--

     o    accrue at the annual rate stated in the series 2004-C6 pooling and servicing agreement,

     o    accrue on the total Stated Principal Balance of the mortgage pool outstanding from time to time, and

     o    be calculated on a 30/360 Basis.

     The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     In addition, the trustee will be authorized to invest or direct the investment of funds held in its collection account and interest reserve account in Permitted Investments. See "--Collection Account" and "--Interest Reserve
Account" above. It will be--

     o    entitled to retain any interest or other income earned on those funds,
          and

     o    required to cover any losses of principal of those investments from its own funds.

     The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the collection account or the interest reserve account.

     See also "Description of the Governing Documents--The Trustee," "--Duties
of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the accompanying prospectus.

     Wells Fargo Bank, N.A. is the trustee under the series 2004-C4 pooling and servicing agreement, which governs the administration of the Two Penn Plaza
Loan Group. Wells Fargo Bank, N.A. is a direct wholly-owned subsidiary of Wells
Fargo & Company. It is a national banking association and maintains an office at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Its CMBS customer service help desk can be contacted at (301) 815-6600.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation, will act as fiscal agent pursuant to the series 2004-C6 pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois 60603. The duties and obligations of the fiscal agent consist only of making P&I advances as described under "--Advances of Delinquent
Monthly Debt Service Payments" above and servicing advances as described under
"Servicing of the Underlying Mortgage Loans--Servicing and Other Compensation
and Payment of Expenses" in this prospectus supplement. The fiscal agent will not be liable except for the performance of those duties and obligations. The fiscal agent will be entitled to reimbursement for each advance made by it, with interest, in the same manner and to the same extent as the trustee and the master servicer. The fiscal agent will be entitled to various rights, protections and indemnities substantially similar to those afforded to the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent.

                                     S-171

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor, and

     o    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

     o    the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

     o    the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of, or the total payments on, the certificate, and

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2004-C6 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates.
Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2004-C6 certificates, while work-outs are negotiated or foreclosures are completed.
These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the Underlying Mortgage Loans--Modifications,
Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property.
Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid and result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate.

                                     S-172

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.
Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o    the additional losses result in a reduction of the total payments on or the principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     In addition, if the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-C6 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series
2004-C6 certificates. As a result, the Total Principal Payment Amount for the corresponding payment date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal on the offered certificates.

     The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the series 2004-C6 certificates. As a result, the holders of the class A-1, A-2,
A-3, A-4, A-5 and A-6 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. In addition, the holders of the class A-1A certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, prior to the retirement of the class A-1, A-2, A-3, A-4,
A-5 and A-6 certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

                                     S-173

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1.   provisions that require the payment of prepayment premiums and yield maintenance charges,

          2.   provisions that impose prepayment lock-out periods, and

          3.   amortization terms that require balloon payments;

     o    the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

     o    the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans,"
"Description of the Mortgage Pool" and "Servicing of the Underlying Mortgage
Loans" in this prospectus supplement and "Description of the Governing
Documents" and "Yield and Maturity Considerations--Yield and Prepayment
Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan.
Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be

                                     S-174

payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered
Certificates--Payments--Priority of Payments" in this prospectus supplement.
That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

YIELD SENSITIVITY

     The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent, the yield to maturity, the weighted average life, the modified duration and the first and final payment dates on which principal is to be paid with respect to each class of offered certificates. We prepared those tables using the Modeling
Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance of each class of offered certificates. For example, 99-24 means 99 24/32%.

     We calculated the yields set forth in the tables on Annex C-1 by--

     o    determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the cut-off date to but excluding the assumed settlement date specified as part of the offered certificates, and

     o    converting those monthly rates to semi-annual corporate bond equivalent rates.

     That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

     For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the "PSA
Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the
Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies.
Accordingly, no representation is made by us or any other person that the modified duration approach used in this prospectus supplement is appropriate.
Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of the offered certificates and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment
Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s).

     The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular underlying mortgage loan will prepay at any constant rate, and it is unlikely that the underlying mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that--

     o    the underlying mortgage loans will prepay at any particular rate,

     o    the underlying mortgage loans will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

     o    the ARD Loans in the trust will be paid in full on their respective anticipated repayment dates,

     o    the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

                                     S-175

     o    the total purchase prices of the offered certificates will be as assumed.

     You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

WEIGHTED AVERAGE LIVES

     The weighted average life of any offered certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate is determined as follows:

     o    multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related payment date;

     o    sum the results; and

     o    divide the sum by the total amount of the reductions in the principal balance of the certificate.

     Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the class of offered certificates to which the subject certificate belongs.

     As described in this prospectus supplement, the Total Principal Payment
Amount for each payment date will be payable first with respect to the class
A-1, A-2, A-3, A-4, A-5, A-6 and/or A-1A certificates (allocated among those classes as described under "Description of the Offered
Certificates--Payments--Payments of Principal" in this prospectus supplement), until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal Payment Amount is applied, the weighted average lives of the class A-1, A-2, A-3, A-4 and A-1A certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the principal payment amount for each payment date was being paid on a pro rata basis among the respective classes of certificates with principal balances.

     The tables set forth in Annex C-2 show with respect to each class of offered certificates--

     o    the weighted average life of that class, and

     o    the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

     based upon each of the indicated levels of CPR and the Modeling
Assumptions.

     We make no representation that--

     o    the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

     o    all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate,
          or

     o    mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

     o    purchase the mortgage loans that we will include in the trust, and

     o    pay expenses incurred in connection with the issuance of the series
          2004-C6 certificates.

                                     S-176

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Sidley Austin Brown & Wood
LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2004-C6 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each of REMIC I,
REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue Code.

     The assets of REMIC I will generally include--

     o    the underlying mortgage loans,

     o    any REO Properties acquired on behalf of the series 2004-C6 certificateholders,

     o    the master servicer's custodial account,

     o    the special servicer's REO account, and

     o    the trustee's collection account and interest reserve account.

     However, REMIC I will exclude any collections of Post-ARD Additional
Interest on the ARD Loans held in that REMIC.

     For federal income tax purposes,

     o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o    the class R-I certificates will evidence the sole class of residual interests in REMIC I,

     o    the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     o    the class R-II certificates will evidence the sole class of residual interests in REMIC II,

     o    the class A-1, A-2, A-3, A-4, A-5, A-6, A-1A, X-CL, X-CP, B, C, D, E,
          F, G, H, J, K, L, M, N, P, Q, S and T certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III, and

     o    the class R-III certificates will evidence the sole class of residual interests in REMIC III.

     For federal income tax purposes, each of the X-CL and X-CP classes will evidence multiple regular interests in REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, none of the offered certificates will be issued with original issue discount.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of
Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of market discount and premium, if any, with respect to the series 2004-C6 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

     o    the mortgage loans with anticipated repayment dates will be paid in full on those dates,

     o    no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

     o    there will be no extension of maturity for any mortgage loan in the trust.

                                     S-177

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as
"real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section
7701(a)(19)(C) of the Internal Revenue Code. However, potential thrift institution purchasers of class A-1, A-2, A-3, A-4, A-5 and A-6 certificates may wish to consult their tax advisors concerning the application of section
7701(a)(19)(C) of the Internal Revenue Code to those certificates in light of the preponderant economic interests those certificates represent in loan group
no. 1, which does not consist of assets described in that section of the
Internal Revenue Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Internal
Revenue Code and "permitted assets" for a "financial asset securitization investment trust" under section 860L(c) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities.
Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     (1)  the borrower pledges substitute collateral that consist solely of
          Government Securities;

     (2)  the mortgage loan documents allow that substitution;

                                     S-178

     (3)  the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     (4)  the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--
REMICs--Characterization of Investments in REMIC Certificates" in the
accompanying prospectus.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2004-C6 certificateholders.

     See "--REO Properties" in this prospectus supplement and "Federal Income
Tax Consequences--REMICs-- Prohibited Transactions Tax and Other Taxes" in the
accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                             ERISA CONSIDERATIONS

     If you are--

     o    a fiduciary of a Plan, or

     o    any other person investing "plan assets" of any Plan,

     you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal
Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires a series 2004-C6 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA
Considerations--Plan Asset Regulations" in the accompanying prospectus.
However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series 2004-C6 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2004-C6 certificates by
Plans, it cannot be assured that benefit plan investors will own less than 25%
of each class of the series 2004-C6 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that
Plan could result in a prohibited transaction, unless the Underwriter
Exemption, as discussed below, or some other exemption is available.

     The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited

                                     S-179

Transaction Exemptions 2000-58 and 2002-41. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

     o    the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     o    the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an
          Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption.
The conditions are as follows:

     o    first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by
          S&P, Fitch or Moody's;

     o    third, the trustee cannot be an affiliate of any other member of the
          Restricted Group (other than an underwriter);

     o    fourth, the following must be true--

          1.   the sum of all payments made to and retained by Exemption-Favored
               Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2.   the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

          3.   the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must
               represent not more than reasonable compensation for that person's services under the series 2004-C6 pooling and servicing agreement and reimbursement of that person's reasonable expenses in
               connection therewith; and

     o    fifth, the investing Plan must be an accredited investor as defined in
          Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of S&P and Fitch. In addition, the initial trustee is not an affiliate of any other member of the
Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust meet the following requirements:

     o    the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o    certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P,
          Fitch or Moody's for at least one year prior to the Plan's acquisition of an offered certificate; and

     o    certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and
(b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, in connection with--

                                     S-180

     o    the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an
          Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any
          sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

     o    the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

     o    the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

     o    the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

     o    the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

     o    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a),
406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b)
of the Internal Revenue Code by reason of section 4975(c) of the Internal
Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a)
and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A)
through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o    providing services to the Plan, or

     o    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the
Underwriter Exemption, and the other requirements set forth in the Underwriter
Exemption, would be satisfied at the time of the purchase.

     A governmental plan as defined in section 3(32) of ERISA is not subject to
ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue
Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     o    the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o    the investment is appropriate for Plans generally or for any particular Plan.

                               LEGAL INVESTMENT

     Upon initial issuance, the class A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C and D certificates will, and the class E and F certificates will not, be mortgage related securities for purposes of SMMEA. However, neither we nor any of the underwriters

                                     S-181

otherwise makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions.
All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o    are legal investments for them, or

     o    are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to them, their respective allotments, in each case if any, of the offered certificates as set forth on the table below. As set forth in the table below, not every underwriter is obligated to acquire offered certificates. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately 100.5% of the total principal balance of the offered certificates, plus accrued interest on all the offered certificates from August
11, 2004. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about August 24, 2004, against payment for them in immediately available funds.

UNDERWRITER                        CLASS A-1      CLASS A-2       CLASS A-3       CLASS A-4      CLASS A-5      CLASS A-6
-----------                     -------------- --------------- --------------- -------------- -------------- ---------------

Lehman Brothers Inc. ..........  $78,000,000    $222,000,000    $109,000,000    $60,000,000    $54,000,000    $470,130,000
UBS Securities LLC ............  $         0    $          0    $          0    $         0    $         0               0
                                 -----------    ------------    ------------    -----------    -----------    ------------
Total .........................  $78,000,000    $222,000,000    $109,000,000    $60,000,000    $54,000,000    $470,130,000
                                 ===========    ============    ============    ===========    ===========    ============

UNDERWRITER                       CLASS A-1A       CLASS B        CLASS C        CLASS D        CLASS E        CLASS F
-----------                    --------------- -------------- -------------- -------------- -------------- --------------

Lehman Brothers Inc ..........  $188,441,000    $13,465,000    $23,564,000    $15,148,000    $13,466,000    $15,148,000
UBS Securities LLC ...........  $          0    $         0    $         0    $         0    $         0    $         0
                                ------------    -----------    -----------    -----------    -----------    -----------
Total ........................  $188,441,000    $13,465,000    $23,564,000    $15,148,000    $13,466,000    $15,148,000
                                ============    ===========    ===========    ===========    ===========    ===========

     The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

     o    the receipt of various legal opinions; and

     o    the satisfaction of various conditions, including that--

          1.   no stop order suspending the effectiveness of our registration statement is in effect, and

          2.   no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

     The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The underwriting agreement provides that we will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify us, against various civil liabilities under the Securities Act of
1933, as amended, relating to the disclosure in this prospectus supplement, the accompanying prospectus or our registration statement.

     We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Lack of Liquidity

                                     S-182

Will Impair Your Ability to Sell Your Offered Certificates and May Have an
Adverse Effect on the Market Value of Your Offered Certificates" in the
accompanying prospectus.

     With respect to this offering--

     o    Lehman Brothers Inc., one of our affiliates, is acting as co-lead manager and sole bookrunner, and

     o    UBS Securities LLC is acting as co-lead manager.

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority
and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant
Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to
Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                 LEGAL MATTERS

     Particular legal matters relating to the certificates will be passed upon for us and the underwriters by Sidley Austin Brown & Wood LLP, New York, New
York.

                                    RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                               CLASS   S&P   FITCH
                             -------- ----- ------

                                 A-1   AAA    AAA
                                 A-2   AAA    AAA
                                 A-3   AAA    AAA
                                 A-4   AAA    AAA
                                 A-5   AAA    AAA
                                 A-6   AAA    AAA
                                A-1A   AAA    AAA
                                  B    AA+    AA+
                                  C     AA    AA
                                  D    AA-    AA-
                                  E     A+    A+
                                  F     A      A

     The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each payment date and the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final payment date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust,

     o    whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o    the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls,

     o    whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received, and

                                     S-183

     o    the yield to maturity that investors may experience.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Fitch.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying prospectus.

                                     S-184

                                   GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this prospectus supplement.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that--

     o    arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o    is not required to be paid by any party to the series 2004-C6 pooling and servicing agreement,

     o    is not included in the calculation of a Realized Loss in respect of any particular underlying mortgage loan,

     o    is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the related mortgage loan or by amounts otherwise payable to the holder of any related Non-Trust Loan, and

     o    causes a shortfall in the payments of interest (other than Post-ARD
          Additional Interest) or principal on any class of series 2004-C6 certificates.

     We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates-- Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

     "ADMINISTRATIVE COST RATE" means, with respect to each mortgage loan in the trust, the sum of the per annum rates at which the related master servicing fee (including, except in the case of the Two Penn Plaza Mortgage Loan, any related primary servicing fee payable by the master servicer to any related sub-servicer) and the monthly trustee fee is calculated. The Administrative
Cost Rate for the Two Penn Plaza Mortgage Loan will also include the per annum rate at which the applicable servicing fee for that mortgage loan is calculated under the series 2004-C4 pooling and servicing agreement.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust
(other than the Two Penn Plaza Mortgage Loan) as to which an Appraisal Trigger
Event has occurred, an amount that will equal the excess, if any, of "x" over
"y" where--

     o    "x" is equal to the sum of:

          1.   the Stated Principal Balance of the mortgage loan;

          2.   to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest, other than any Default Interest and Post-ARD Additional
               Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

          3.   all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

          4.   all related unreimbursed advances made by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent with respect to the mortgage loan, together with interest on those advances as permitted under the series 2004-C6 pooling and servicing agreement;

          5.   any other unpaid Additional Trust Fund Expenses in respect of the mortgage loan; and

          6.   all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow
               reserves held by the master servicer or the special servicer that cover any such item; and

     o    "y" is equal to the sum of:

          1.   the excess, if any, of--

                                     S-185

               (a)  90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property (which value may be subject to reduction by the special servicer (acting in accordance with the Servicing Standard) based on its
                    review of the related appraisal and other relevant
                    information), over

               (b)  the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

          2.   the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that--

               (a)  are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

               (b)  are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the next 12
                    months, and

               (c)  may be used to reduce the principal balance of the mortgage loan; and

          3.   the amount of any letter of credit that constitutes additional security for the mortgage loan that may be drawn upon for
               purposes of paying down the principal balance of the mortgage loan.

     If, however--

     o    an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust,

     o    no appraisal or other valuation estimate, as described under
          "Servicing of the Underlying Mortgage Loans--Required Appraisals," is
          obtained or performed within 60 days after the occurrence of that
          Appraisal Trigger Event, and

     o    either--

          1.   no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal
               Trigger Event, or

          2.   there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an
               appraisal or other valuation, that, in the special servicer's judgment, materially affects the value of the property,

then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the
Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction
Amount.

     Each Appraisal Reduction Amount shall be reduced to zero as of the date the related mortgage loan becomes a corrected mortgage loan, it has remained current for at least three consecutive monthly payments and no other Appraisal
Trigger Event has occurred during the preceding three-month period; and no
Appraisal Reduction Amount shall exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

     Notwithstanding the foregoing, each Serviced Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an
Appraisal Reduction Amount; and, in the case of the Westfield North Bridge Loan
Pair, such calculation may take into account interest on delinquency advances made with respect to the Westfield North Bridge Non-Trust Loan in connection with any securitization thereof. Any Appraisal Reduction Amount with respect to the Westfield North Bridge Loan Pair will be allocated between the Westfield
North Bridge Mortgage Loan and the Westfield North Bridge Non-Trust Loan, on a
pro rata basis by balance. Any Appraisal Reduction Amount with respect to the
Woodside Village Loan Pair will be allocated first to the Woodside Village
Non-Trust Loan, up to the outstanding principal balance thereof, together with all accrued and unpaid interest (other than Default Interest) thereon, and then to the Woodside Village Mortgage Loan.

     In the case of the Two Penn Plaza Mortgage Loan, upon the occurrence of an
Appraisal Trigger Event with respect thereto, the Appraisal Reduction Amount, if any, will be calculated under the series 2004-C4 pooling and servicing agreement in a manner similar to that described in the first sentence of this definition. The calculation of an Appraisal Reduction Amount, if applicable, with respect to the Two Penn Plaza Mortgage Loan will treat the Two Penn Plaza
Loan Group as a single mortgage loan, and the resulting Appraisal Reduction
Amount will be allocated first to the Two Penn Plaza

                                     S-186

Subordinate Non-Trust Loan, up to the outstanding principal balance thereof, together with all accrued and unpaid interest (other than Default Interest)
thereon, and then to the Two Penn Plaza Mortgage Loan and the Two Penn Plaza
Non-Trust Loan, on a pro rata basis by balance.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust (other than the Two Penn Plaza Mortgage Loan), any of the following events:

     o    the mortgage loan has been modified by the special servicer in a manner that--

          1.   affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the
               mortgage loan,

          2.   except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage
               instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released,
               or

          3.   in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the
               likelihood of timely payment of amounts due on the mortgage loan;

     o    the mortgage loan is delinquent--

          1.   except in the case of a balloon payment, for 60 days beyond the date the subject payment was due, or

          2.   solely in the case of a balloon payment, for one business day after the subject balloon payment was due or, in certain
               circumstances involving the delivery of a refinancing commitment, for 30 days beyond the date on which that balloon payment was due
               (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

     o    a receiver or similar official is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

     o    the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings, or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

     o    the mortgaged real property securing the mortgage loan becomes an REO
          Property; or

     o    the mortgage loan remains outstanding five years after any extension of its maturity.

     Appraisal Trigger Events or the equivalent with respect to the Two Penn
Plaza Mortgage Loan will be as set forth in, and appraisals of the Two Penn
Plaza Mortgaged Property will be conducted under, the pooling and servicing agreement for the Series 2004-C4 Securitization (or other successor servicing agreement). Those Appraisal Trigger Events or the equivalent will be similar, but may not be identical, to those described above.

     "ARD LOAN" means any mortgage loan in the trust that provides for various material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to the related maturity date, as described under
"Description of the Mortgage Pool--Terms and Conditions of the Underlying
Mortgage Loans--ARD Loans."

     "AVAILABLE P&I FUNDS" means the total amount available to make payments of interest and principal on the series 2004-C6 certificates on each payment date.
The Available P&I Funds are more particularly described under "Description of the Offered Certificates--Collection Account--Withdrawals" in this prospectus supplement.

     "BALLOON LOAN" means any mortgage loan in the trust fund that by its original terms or by virtue of any modification entered into as of the issue date for the series 2004-C6 certificates provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

     "CAPITAL IMP. RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

     "CBE" means corporate bond equivalent.

     "CERCLA" means the Federal Comprehensive Environmental, Response,
Compensation and Liability Act of 1980, as amended.

                                     S-187

     "CLASS A PRINCIPAL PAYMENT CROSS-OVER DATE" means the first payment date as of the commencement of business on which--

     o    the class A-1, A-2, A-3, A-4, A-5, A-6 and A-1A certificates, or any two or more of those classes, remain outstanding, and

     o    the total principal balance of the class B, C, D, E, F, G, H, J, K, L,
          M, N, P, Q, S and T certificates have previously been reduced to zero as described under "Description of the Offered
          Certificates--Reductions of Certificate Principal Balances in
          Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "CLEARSTREAM" means Clearstream Banking Luxembourg.

     "CONDEMNATION PROCEEDS" means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "CPI" means consumer price index.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO," "CUT-OFF DATE LTV RATIO" and "CUT-OFF
DATE LTV" each means:

     o    with respect to any mortgage loan in the trust (other than the
          Westfield North Bridge Mortgage Loan and the Two Penn Plaza Mortgage
          Loan), the ratio, expressed as a percentage, of--

          1.   the cut-off date principal balance of the subject mortgage loan, as shown on Annex A-1 to this prospectus supplement, to

          2.   the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement;
               and

     o    with respect to the Westfield North Bridge Mortgage Loan and the Two
          Penn Plaza Mortgage Loan, the ratio, expressed as a percentage, of--

          1.   the cut-off date principal balance of the subject underlying mortgage loan, as shown on Annex A-1 to this prospectus
               supplement, together with the cut-off date principal balance of the related Pari Passu Non-Trust Loan, to

          2.   the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement.

     "D(X)" means, with respect to any mortgage loan in the trust, a period of
x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

     "DEFAULT INTEREST" means any interest that--

     o    accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o    is in excess of all interest at the related mortgage interest rate and any Post-ARD Additional Interest accrued on the mortgage loan.

     "DISCOUNT RATE" means, with respect to any prepaid mortgage loan in the trust, a rate which, when compounded monthly, is equivalent to the "Yield
Maintenance Treasury Rate" when compounded semi-annually. The "Yield
Maintenance Treasury Rate" means the yield calculated by the master servicer by linear interpolation of the yields, as such yields are reported in Federal
Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date (or, in the case of an ARD Loan, the anticipated repayment date) of the relevant prepaid mortgage loan. In the event that Federal Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, the master servicer will select a comparable publication or source for the purposes of determining the Yield
Maintenance Treasury Rate.

                                     S-188

     "DSCR" means debt service coverage ratio.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "EUROCLEAR" means The Euroclear System.

     "EXEMPTION-FAVORED PARTY" means any of--

     o    Lehman Brothers Inc.,

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman
          Brothers Inc., and

     o    any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "FF&E" means furniture, fixtures and equipment.

     "FITCH" means Fitch, Inc.

     "FPO PERSONS" has the meaning assigned thereto under "Notice to Residents of the United Kingdom" in this prospectus supplement.

     "FSMA" has the meaning assigned thereto under "Notice to Residents of the
United Kingdom" in this prospectus supplement.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "GLA" means gross leasable area.

     "GOVERNMENT SECURITIES" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "HAMPTON RESORTS HOTEL PORTFOLIO MORTGAGE LOAN" means the underlying mortgage loan secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as Hampton Resorts Hotel Portfolio which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $9,500,000.

     "INSURANCE PROCEEDS" means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related underlying mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "JPMIM" means J.P. Morgan Investment Management, Inc.

     "LEASE TERMINATION PAYMENTS" means any fees or payments received from any tenant under a lease affecting a mortgaged real property in connection with termination cancellation, surrender, sale or other disposition of such lease.

     "LEHMAN MORTGAGE LOAN" means each mortgage loan (or, in the case of the
Westfield North Bridge Mortgage Loan, the portion thereof) that was, directly or indirectly, acquired by us from the Lehman Mortgage Loan Seller for inclusion in the trust.

     "LEHMAN MORTGAGE LOAN SELLER" means, individually and collectively, each of our affiliates that transferred mortgage loans to us for inclusion in the trust.

     "LENNAR" means Lennar Partners, Inc.

     "LIQUIDATION PROCEEDS" means all cash proceeds received and retained by the trust in connection with--

     o    the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

     o    the repurchase of any mortgage loan by us or the applicable mortgage loan seller, as described under "Description of the Mortgage
          Pool--Cures and Repurchases" in this prospectus supplement;

                                     S-189

     o    the purchase of any specially serviced mortgage loan by any holder of a purchase option as described under "Servicing of the Underlying
          Mortgage Loans--Fair Value Option" in this prospectus supplement;

     o    the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 2004-C6 controlling class or the master servicer, as described under "Description of the Offered
          Certificates--Termination" in this prospectus supplement;

     o    the purchase of an underlying mortgage loan that is part of a Loan
          Combination by a related Non-Trust Loan Noteholder in accordance with the related co-lender agreement;

     o    the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

     o    the sale of an REO Property.

     "LOAN COMBINATION" means the Westfield North Bridge Loan Pair, the Two
Penn Plaza Loan Group and the Woodside Village Loan Pair, as applicable.

     "LOAN COMBINATION CONTROLLING PARTY" has the meaning assigned thereto under "Servicing of the Underlying Mortgage Loans--The Series 2004-C6
Controlling Class Representative and the Non-Trust Loan
Noteholders--Designation of the Loan Combination Controlling Parties" in this prospectus supplement.

     "LOAN PER SQ. FT." and "LOAN PER SF" each means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan (or, in the case of each of the Westfield North Bridge Mortgage Loan and the Two Penn Plaza
Mortgage Loan, of that mortgage loan and the related Pari Passu Non-Trust
Loan), as shown on Annex A-1 to this prospectus supplement, divided by the net rentable square foot area of the related mortgaged real property.

     "LOAN PER UNIT" means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a Manufactured Housing/MHP property or a hospitality property, the cut-off date principal balance of that mortgage loan, as shown on
Annex A-1 to this prospectus supplement, divided by the number of dwelling units, pads or guest rooms, as applicable, at or on the related mortgaged real property.

     "LOC" means letter of credit.

     "L(X)" means, with respect to any mortgage loan in the trust, a period of
x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

     "MANUFACTURED HOUSING/MHP" means a mortgaged real property securing an underlying mortgage loan that constitutes a manufactured housing community, a recreational vehicle park, a mobile home park or a combination thereof, as the case may be.

     "MATERIAL BREACH" has the meaning assigned thereto under "Description of the Mortgage Pool--Representations and Warranties" in this prospectus supplement.

     "MATERIAL DOCUMENT DEFECT" has the meaning assigned thereto under
"Description of the Mortgage Pool--Assignment of the Underlying Mortgage Loans"
in this prospectus supplement.

     "MATURITY DATE LOAN-TO-VALUE RATIO," "MATURITY DATE LTV" and "SCHEDULED
MATURITY/ARD LTV" each means:

     o    with respect to any mortgage loan in the trust (other than the
          Westfield North Bridge Mortgage Loan and the Two Penn Plaza Mortgage
          Loan), the ratio, expressed as a percentage, of--

          1.   the expected balance of the subject mortgage loan on its maturity date or, in the case of an ARD Loan, its anticipated repayment date, assuming no prepayments of principal or defaults, to

          2.   the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement;
               and

     o    with respect to the Westfield North Bridge Mortgage Loan and the Two
          Penn Plaza Mortgage Loan, the ratio, expressed as a percentage, of--

          1.   the expected total balance of the subject underlying mortgage loan and the related Pari Passu Non-Trust Loan on their stated
               maturity date or, in the case of ARD Loans, their anticipated repayment date, assuming no prepayments of principal or defaults, to

                                     S-190

          2.   the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2004-C6 certificates and the mortgage loans in the trust:

     o    the mortgage loans have the characteristics set forth on Annex A-1 and the initial mortgage pool balance is approximately $1,346,519,865, the initial loan group no. 1 balance is approximately $1,158,078,103 and the initial loan group no. 2 balance is approximately $188,441,763;

     o    the initial total principal balance or notional amount, as the case may be, of each class of series 2004-C6 certificates is as described in this prospectus supplement;

     o    the pass-through rate for each class of series 2004-C6 certificates is as described in this prospectus supplement;

     o    there are no delinquencies or losses with respect to the mortgage loans;

     o    there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

     o    there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o    there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o    each of the mortgage loans provides for monthly payments to be due on the tenth or eleventh day, as applicable, of each month, which monthly payments are timely received, and each of the mortgage loans accrues interest on an Actual/360 Basis or a 30/360 Basis, as applicable;

     o    all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     o    there are no breaches of our representations and warranties or those of the UBS Mortgage Loan Seller regarding the mortgage loans;

     o    no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

     o    except as provided in the following bullet, there are no releases of any mortgaged real properties or any particular parcels, in each case, prior to satisfaction of the subject underlying mortgage loan;

     o    with respect to the Two Penn Plaza Mortgage Loan, it is assumed that the Two Penn Plaza Borrower is permitted to prepay currently a portion of that underlying mortgage loan in the amount of $1,575,000 (without premium or penalty) in connection with the release of one or more condominium units as described under "Description of the Mortgage
          Pool--Additional Partial Releases" in this prospectus supplement, and, accordingly, that portion (in the amount of $1,575,000) of the Two
          Penn Plaza Mortgage Loan is not subject to any prepayment lock-out period, defeasance period or prepayment consideration period;

     o    each ARD Loan is paid in full on its anticipated repayment date;

     o    except as otherwise assumed in the immediately preceding bullets, prepayments are made on each of the mortgage loans at the indicated
          CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o    no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination;"

     o    no mortgage loan is required to be repurchased by us or the UBS
          Mortgage Loan Seller;

     o    no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

     o    there are no Additional Trust Fund Expenses;

     o    payments on the offered certificates are made on the 15th day of each month, commencing in September 2004; and

     o    the offered certificates are settled on August 24, 2004.

     For purposes of the Modeling Assumptions, a "prepayment consideration period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by prepayment consideration in the form of (a) a yield

                                     S-191

maintenance charge, (b) a prepayment premium calculated as a percentage (which may decline over time) of the principal amount prepaid or (c) some combination of (a) and (b).

     "MOODY'S" means Moody's Investors Service, Inc.

     "NAP" means that, with respect to a particular category of data, the data is not applicable.

     "NAV" means that, with respect to a particular category of data, the data is not available.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of--

     o    the Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

     o    the total payments made by the master servicer to cover those
          Prepayment Interest Shortfalls.

     "NET CASH FLOW," "U/W NET CASH FLOW" and "U/W NCF" each means for any mortgaged real property securing a mortgage loan in the trust:

     o    the revenue derived from the use and operation of that property; less

     o    the total of the following items--

          (a)  allowances for vacancies and credit losses,

          (b)  operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

          (c)  fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

          (d)  replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

     Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

     In determining the Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

     o    rolling 12-month operating statements;

     o    applicable year-to-date financial statements, if available;

     o    full year budgeted financial statements, if available;

     o    except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls were current as of the date not earlier than eight months prior to the respective date of origination; and

     o    in the case of single tenant properties, the payments due under the related lease.

     In general, except in the case of the Northshore Mall Mortgage Loan, the
Westfield North Bridge Mortgage Loan, the Two Penn Plaza Mortgage Loan, the RHP
Portfolio Mortgage Loan and the mortgage loans secured by the mortgaged real properties identified on Annex A-1 of this prospectus supplement as 2000
Pennsylvania Avenue, Courtyard-Lyndhurst, George Washington University Hotel
Portfolio, 230 West 41st Street, Northridge Business Park, Pacific Beach Hotel,
Columbia Self Storage Portfolio and Hampton Resorts Hotel Portfolio,
respectively, as to which some of the above-described items were audited or were reviewed by an accountant under a set of agreed-upon procedures, these items were not audited or otherwise confirmed by an independent party.

     In determining rental revenue for multifamily rental properties, self-storage properties and Manufactured Housing/MHP properties, the related originator either reviewed rental revenue shown on the certified rolling
12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

     In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied
12-month trailing operating statements.

     In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of Net Cash Flow and U/W Net Cash
Flow.

                                     S-192

     In determining the "revenue" component of Net Cash Flow for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower
(subject to the discussion in the following paragraph). Where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator's underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

     In the case of some of the underlying mortgage loans, the calculation of
Net Cash Flow, U/W Net Cash Flow and U/W NCF for the related mortgaged real property or properties (which is, in turn, used in the calculation of underwritten debt service coverage ratios) was based on certain assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation:

     o    the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

     o    the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o    the assumption that certain rental income that is to be payable commencing on a future date under a signed lease but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy will be paid commencing on such future date;

     o    assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;
          and

     o    certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

     There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance; and, if they are not consistent, actual annual Net Cash
Flow for a mortgaged property may be less than the U/W Net Cash Flow presented with respect to that property in this prospectus supplement.

     In determining the "expense" component of Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

     o    if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used;

     o    property management fees were generally assumed to be 3% to 6% of effective gross revenue, except with respect to hospitality properties, where 3% of gross receipts was assumed, and except that, in some cases, property management fees were assumed to be capped at
          $1,000,000;

     o    in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and

     o    expenses were generally, but not always, assumed to include annual replacement reserves equal to--

          (a)  in the case of retail, office, self-storage and
               industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.30 per square foot of net rentable commercial area;

          (b)  in the case of multifamily rental apartments, generally not less than $200 or more than $300 per residential unit per year, depending on the condition of the property;

                                     S-193

          (c)  in the case of Manufactured Housing/MHP properties, generally $50 per pad per year; and

          (d)  in the case of hospitality properties, 4% of the gross revenues received by the property owner on an ongoing basis.

     In some instances, the related originator (where it deemed appropriate)
recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing "Net Cash Flow."

     For more detailed information regarding the Net Cash Flow and U/W Net Cash
Flow with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

     "NET MORTGAGE PASS-THROUGH RATE" means:

     o    in the case of each underlying mortgage loan that accrues interest on a 30/360 Basis, for any payment date, an annual rate equal to--

          1.   the mortgage interest rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates,

               minus

          2.   the related Administrative Cost Rate; and

     o    in the case of each underlying mortgage loan that accrues interest on an Actual/360 Basis, an annual rate generally equal to--

          1.   the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal
               Balance immediately preceding the subject payment date and its mortgage interest rate in effect as of the date of initial issuance of the offered certificates (or, in the case of the Two
               Penn Plaza Mortgage Loan, a weighted average of the component interest rates in effect as of the date of initial issuance of the offered certificates for each of its two components, weighted on the basis of the portion of the Two Penn Plaza Mortgage Loan's
               Stated Principal Balance allocable to each of its components immediately prior to the subject payment date), and the
               denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject payment date,

               minus

          2.   the related Administrative Cost Rate.

     Notwithstanding the foregoing, if the subject payment date occurs during
January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's collection account to the trustee's interest reserve account during that month. Furthermore, if the subject payment date occurs during
March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's collection account during that month.

     "NET OPERATING INCOME" or "U/W NET OPERATING INCOME" means, for any mortgaged real property securing a mortgage loan in the trust, an amount generally equal to:

     o    the U/W Net Cash Flow for that mortgaged real property;

          plus

     o    underwritten replacement reserves and tenant improvements and leasing commissions.

     "NON-TRIA ACTS" has the meaning assigned thereto under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The Two Penn Plaza
Mortgage Loan--Terrorism Insurance" in this prospectus supplement.

     "NON-TRUST LOAN" means the Westfield North Bridge Non-Trust Loan, a Two
Penn Plaza Non-Trust Loan or the Woodside Village Non-Trust Loan, as
applicable.

                                     S-194

     "NON-TRUST LOAN NOTEHOLDER" means any holder of a Non-Trust Loan.

     "NORTHSHORE MALL BORROWER" has the meaning assigned thereto under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
Northshore Mall Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

     "NORTHSHORE MALL LOCKBOX EVENT" has the meaning assigned thereto under
"Description of the Mortgage Pool-- Significant Underlying Mortgage Loans--The
Northshore Mall Mortgage Loan--Lockbox" in this prospectus supplement.

     "NORTHSHORE MALL MORTGAGE LOAN" means the underlying mortgage loan made to the Northshore Mall Borrower that is secured by the Northshore Mall Mortgaged
Property, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $210,000,000.

     "NORTHSHORE MALL MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Northshore Mall.

     "NORTHSHORE MALL SPONSOR" has the meaning assigned thereto under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
Northshore Mall Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

     "NR" means not rated.

     "O(Z)" means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

     "OCCUPANCY PERCENTAGE" or "OCCUPANCY RATE" means:

     o    in the case of multifamily rental properties and Manufactured
          Housing/MHP properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination;

     o    in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (including, with respect to certain underlying mortgage loans, subject to certain additional lease-up assumptions as described in the following paragraph);

     o    in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and

     o    in the case of self-storage facilities, either the percentage of the net rentable square footage rented as of the date of determination or the percentage of units rented as of the date of determination, depending on borrower reporting.

     In the case of some of the underlying mortgage loans, the calculation of
Occupancy Percentage and Occupancy Rate for the related mortgaged real property or properties was based on certain assumptions regarding projected occupancy, including, without limitation:

     o    the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date;

     o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

     o    the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o    assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;
          and

     o    certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

     There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance.

     For more detailed information regarding Occupancy Percentages and
Occupancy Rates with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain
Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

                                     S-195

     "ORIGINAL AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

     "ORIGINAL INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

     "ORIGINAL TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months from origination to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

     "P&I" means principal and/or interest.

     "PARI PASSU NON-TRUST LOAN" means the Westfield North Bridge Non-Trust
Loan or the Two Penn Plaza Pari Passu Non-Trust Loan, as applicable.

     "PARI PASSU NON-TRUST LOAN NOTEHOLDER" means the Westfield North Bridge
Non-Trust Loan Noteholder or the Two Penn Plaza Pari Passu Non-Trust Loan
Noteholder, as applicable.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the
Internal Revenue Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

     o    liens for real estate taxes, water charges, sewer rents and assessments not yet due and payable,

     o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender's title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment),

     o    the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged real property,

     o    condominium declarations of record and identified in the related lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment),

     o    if the subject loan is a cross-collateralized mortgage loan, the lien of the mortgage instrument for any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized, and

     o    other matters to which like properties are commonly subject.

     "PERMITTED INVESTMENTS" means U.S. Government Securities and other investment grade obligations specified in the series 2004-C6 pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or
Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of
Labor promulgated under ERISA.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees (and, in the case of the Two Penn Plaza Mortgage Loan, servicing fees payable under the series
2004-C4 pooling and servicing agreement) payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment from the date of prepayment to but not including that due date, less the amount of related master servicing fees (and, in the case of

                                     S-196

the Two Penn Plaza Mortgage Loan, servicing fees payable under the series
2004-C4 pooling and servicing agreement) that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest or Post-ARD Additional Interest.

     "PTE" means prohibited transaction exemption.

     "REALIZED LOSSES" mean losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" in this prospectus supplement.

     "RECOVERED AMOUNT" has the meaning assigned to that term in the definition of "Total Principal Payment Amount" below in this glossary.

     "RELEVANT PERSONS" has the meaning assigned to that term under "Notice to
Residents of the United Kingdom" in this prospectus supplement.

     "REMAINING AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

     "REMAINING INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

     "REMAINING TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months remaining to maturity or, in the case of an ARD
Loan, to the anticipated repayment date.

     "REMIC" means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

     "REO PROPERTY" means any mortgaged real property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

     "REPLACEMENT RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "RESTRICTED GROUP" means, collectively--

     1.   the trustee,

     2.   the Exemption-Favored Parties,

     3.   us,

     4.   the master servicer,

     5.   the special servicer,

     6.   any sub-servicers,

     7.   any party having servicing responsibilities with respect to the Two
          Penn Plaza Loan Group or any related REO Property,

     8.   the mortgage loan sellers,

     9.   each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     10.  any and all affiliates of any of the aforementioned persons.

     "REVPAR" means, with respect to any hospitality property, revenues per available room.

     "RHP DEFEASANCE LOCKOUT PERIOD" has the meaning assigned thereto under
"Description of the Mortgage Pool-- Significant Underlying Mortgage Loans--The
RHP Portfolio Mortgage Loan--Interest Rate; Application of Payments;
Prepayments; Defeasance" in this prospectus supplement.

                                     S-197

     "RHP LLC BORROWER" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The RHP Portfolio
Mortgage Loan--The Borrowers and Sponsor" in this prospectus supplement.

     "RHP LP BORROWER" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The RHP Portfolio
Mortgage Loan--The Borrowers and Sponsor" in this prospectus supplement.

     "RHP PORTFOLIO BORROWERS" has the meaning assigned thereto under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
RHP Portfolio Mortgage Loan--The Borrowers and Sponsor" in this prospectus supplement.

     "RHP PORTFOLIO CASH MANAGEMENT EVENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The RHP Portfolio Mortgage Loan--Lockbox" in this prospectus supplement.

     "RHP PORTFOLIO INTERCREDITOR AGREEMENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The RHP Portfolio Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "RHP PORTFOLIO MEZZANINE BORROWER" has the meaning assigned thereto under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
RHP Portfolio Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "RHP PORTFOLIO MEZZANINE COLLATERAL" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The RHP Portfolio Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "RHP PORTFOLIO MEZZANINE LENDER" has the meaning assigned thereto under
"Description of the Mortgage Pool-- Significant Underlying Mortgage Loans--The
RHP Portfolio Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "RHP PORTFOLIO MEZZANINE LOAN" has the meaning assigned thereto under
"Description of the Mortgage Pool-- Significant Underlying Mortgage Loans--The
RHP Portfolio Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "RHP PORTFOLIO MORTGAGE LOAN" means the underlying mortgage loan made to the RHP Portfolio Borrower that is secured by the RHP Portfolio Mortgaged
Properties, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $77,200,000.

     "RHP PORTFOLIO MORTGAGED PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as RHP Portfolio.

     "RHP PORTFOLIO PARTIAL DEFEASANCE AMOUNT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The RHP Portfolio Mortgage Loan--Interest Rate; Application of Payments;
Prepayments; Defeasance" in this prospectus supplement.

     "RHP PORTFOLIO RELEASE AMOUNT" has the meaning assigned thereto under
"Description of the Mortgage Pool-- Significant Underlying Mortgage Loans--The
RHP Portfolio Mortgage Loan--Interest Rate; Application of Payments;
Prepayments; Defeasance" in this prospectus supplement.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "SENIOR MORTGAGE LOANS" means the two (2) Two Penn Plaza Pari Passu Loans and the Woodside Village Mortgage Loan, as applicable.

     "SERIES 2004-C4 SECURITIZATION" means the securitization that includes the
Two Penn Plaza Pari Passu Non-Trust Loan, and in connection with which the
LB-UBS Commercial Mortgage Trust 2004-C4, Commercial Mortgage Pass-Through
Certificates, Series 2004-C4, were issued.

     "SERVICED LOAN COMBINATION" has the meaning assigned to that term under
"Servicing of the Underlying Mortgage Loans--General" in this prospectus supplement.

                                     S-198

     "SERVICED NON-TRUST LOANS" has the meaning assigned to that term under
"Servicing of the Underlying Mortgage Loans--General" in this prospectus supplement.

     "SERVICED NON-TRUST LOAN NOTEHOLDERS" has the meaning assigned to that term under "Servicing of the Underlying Mortgage Loans--General" in this prospectus supplement.

     "SERVICING FILE" means with respect to each underlying mortgage loan
(other than the Two Penn Plaza Mortgage Loan), the following documents: copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to a related borrower, escrow agreements, organizational documentation for the related borrower, the related guarantor or the related indemnitor (if the related guarantor or indemnitor is an entity), insurance certificates, leases for tenants representing 25% or more of the annual income with respect to the related mortgaged real property, final seismic report and property management agreements.

     "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, to service and administer, for the benefit of the series
2004-C6 certificateholders (or, with respect to a Serviced Loan Combination, for the benefit of the series 2004-C6 certificateholders and the related
Serviced Non-Trust Loan Noteholder(s)), those mortgage loans and any REO
Properties that such party is obligated to service and administer under the series 2004-C6 pooling and servicing agreement:

     o    in accordance with the higher of the following standards of care--

          1.   the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable foreclosure properties for other third-party portfolios, giving due
               consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties, and

          2.   the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special
               servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the master servicer or special servicer, as the case may be,

          in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the series 2004-C6 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable co-lender, intercreditor and/or similar agreements;

     o    with a view to--

          1.   the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

          2.   in the case of (a) a specially serviced mortgage loan or (b) an underlying mortgage loan as to which the related mortgaged real property is an REO Property, the maximization of recovery on that mortgage loan to the series 2004-C6 certificateholders (as a collective whole) (or, if a Serviced Loan Combination is
               involved, with a view to the maximization of recovery on the subject Loan Combination to the series 2004-C6 certificateholders and the related Serviced Non-Trust Loan Noteholder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

     o    without regard to--

          1.   any relationship, including as lender on any other debt
               (including mezzanine debt or a Non-Trust Loan), that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the series
               2004-C6 pooling and servicing agreement,

          2.   the ownership by the master servicer or the special servicer, as the case may be, or any affiliate thereof of any series 2004-C6 certificate or any security backed by the Westfield North Bridge
               Non-Trust Loan,

          3.   the obligation of the master servicer or the special servicer, as the case may be, to make advances,

          4.   the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the series 2004-C6 pooling and servicing agreement generally or with respect to any particular transaction, and

                                     S-199

          5.   the ownership, servicing or management for others of any mortgage loan or real property not covered by the series 2004-C6 pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

     The Two Penn Plaza Mortgage Loan is not being serviced under the series
2004-C6 pooling and servicing agreement, and the servicing standard with respect thereto will be similar, but may not be identical, to the foregoing.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan being serviced under the series 2004-C6 pooling and servicing agreement, any of the following events:

          1.   the related borrower fails to make when due any scheduled debt service payment, including a balloon payment, and the failure actually continues, or the master servicer determines that it will continue, or the special servicer (with the consent of the series 2004-C6 controlling class representative) determines that it will continue, unremedied (without regard to any grace
               period)--

               (a)  except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

               (b)  solely in the case of a delinquent balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a
                    refinancing commitment prior to the related maturity date, for 30 days beyond the date on which that balloon payment
                    was due (or for such shorter period ending on the date on
                    which it is determined that the refinancing could not
                    reasonably be expected to occur);

          2.   a default (other than as described in clause 1. of this
               definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other
               insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has
               determined that such insurance (a) is not available at
               commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate) occurs under the mortgage loan that materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise
               materially adversely affects the interests of series 2004-C6 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder, and the default continues unremedied for either (i) one business day (but only if the subject default gives rise to immediate acceleration without application of a cure period under the terms of the mortgage loan) or (ii) otherwise, the greater of (A) the applicable cure period under the terms of the mortgage loan and
               (B) 30 days; provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the series 2004-C6 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related
               Serviced Non-Trust Loan Noteholder;

          3.   the master servicer determines, or the special servicer (with the consent of the series 2004-C6 controlling class representative)
               determines, in each case in accordance with the Servicing
               Standard, that (a) a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition or (b) a non-monetary default
               (other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (i)
               is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for
               properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (ii) is not available at any rate) is likely to occur under the mortgage loan that will materially impair the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2004-C6 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder and the default is likely to remain unremedied for at least the applicable period contemplated in clause 2. of this definition;

          4.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

          5.   the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the
               corresponding mortgaged real property.

                                     S-200

     A Servicing Transfer Event will cease to exist, if and when:

     o    with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o    with respect to the circumstances described in clause 2. of this definition, the default is cured in the judgment of the special servicer;

     o    with respect to the circumstances described in clauses 3. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding; and

     o    with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to one mortgage loan in a Serviced Loan Combination, it will also be considered to exist for the other mortgage loans in that Loan Combination.

     The Two Penn Plaza Mortgage Loan is not being serviced under the series
2004-C6 pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the series 2004-C4 pooling and servicing agreement (which governs the servicing of the Two Penn Plaza Loan
Group) will be similar, but may not be identical, to the foregoing, including with respect to the provisions described in the preceding paragraph relating to limited automatic servicing transfer events with respect to all of the mortgage loans comprising a Loan Combination, in this case the Two Penn Plaza Loan
Group. If the Two Penn Plaza Subordinate Non-Trust Loan Noteholder prevents the occurrence of a servicing transfer event with respect to a Two Penn Plaza Pari
Passu Loan through the exercise of cure rights as set forth in the related co-lender agreement, then the existence of such servicing transfer event with respect to the Two Penn Plaza Subordinate Non-Trust Loan will not, in and of itself, result in the existence of a servicing transfer event with respect to a
Two Penn Plaza Pari Passu Loan or the transfer to special servicing of the Two
Penn Plaza Loan Group, unless a separate servicing transfer event has occurred with respect thereto.

     "SF" means square feet.

     "SHADOW" means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust, an amount that:

     o    will initially equal its cut-off date principal balance; and

     o    will be permanently reduced on each payment date, to not less than zero, by--

          1.   that portion, if any, of the Total Principal Payment Amount for that payment date that is attributable to that mortgage loan
               (without regard to any reduction in, or addition to, that Total
               Principal Payment Amount contemplated by the second paragraph and/or third paragraph of the definition of "Total Principal
               Payment Amount" below in this glossary), and

          2.   the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period in connection with a final liquidation or a forgiveness of debt.

     However, the "Stated Principal Balance" of an underlying mortgage loan will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

     "SUBORDINATE NON-TRUST LOAN" means the Two Penn Plaza Subordinate
Non-Trust Loan or the Woodside Village Non-Trust Loan, as applicable.

     "SUBORDINATE NON-TRUST LOAN NOTEHOLDER" means the Two Penn Plaza
Subordinate Non-Trust Loan Noteholder or the Woodside Village Non-Trust Loan
Noteholder, as applicable.

                                     S-201

     "TI/LC" means tenant improvements and leasing commissions.

     "TI/LC RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon. With respect to the Two Penn Plaza Mortgage Loan, the foregoing reserves are collected and held by the servicer under the series 2004-C4 pooling and servicing agreement.

     "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any payment date, an amount equal to the total, without duplication, of the following:

     o    all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the underlying mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

     o    all monthly payments of principal received by or on behalf of the trust on the underlying mortgage loans prior to, but that are due during, the related collection period;

     o    all other collections, including Liquidation Proceeds, Condemnation
          Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject underlying mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date; and

     o    all advances of principal made with respect to the underlying mortgage loans for that payment date.

     Notwithstanding the foregoing, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance
(together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-C6 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2004-C6 certificates. In general, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group (that is, loan group no. 1 or loan group no. 2, as applicable) that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. As a result, the Total Principal Payment Amount for the corresponding payment date would be reduced, to not less than zero, by the amount of any such reimbursement.

     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, the amount of that recovered item (a "Recovered Amount") would generally be included as part of the Total Principal Payment Amount for the payment date following the collection period in which that recovered item was received. In addition, if and to the extent that any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on such advance is paid out of general principal collections on the mortgage pool, and if interest on such advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which such advance was made, then an amount equal to that portion of such
Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on such advance (also, a "Recovered Amount")
would generally be included as part of the Total Principal Payment Amount for the payment date following the collection period in which that Default
Interest, late payment charge or other amount was received. For purposes of determining the respective portions of the Total Principal Payment Amount attributable to each loan group, those Recovered Amounts will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the next to last sentence of the prior paragraph.

                                     S-202

     The Total Principal Payment Amount will not include any payments or other collections of principal with respect to any Non-Trust Loan.

     "TRIA ACTS" has the meaning assigned thereto under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The Two Penn Plaza
Mortgage Loan--Terrorism Insurance" in this prospectus supplement.

     "TWO PENN PLAZA BORROWER" has the meaning assigned thereto under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
Two Penn Plaza Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

     "TWO PENN PLAZA CONDOMINIUM AREAS" has the meaning assigned thereto under
"Description of the Mortgage Pool--Loan Agreement--The Two Penn Plaza Mortgage
Loan--Redevelopment Plan/Partial Release" in this prospectus supplement.

     "TWO PENN PLAZA CO-LENDER AGREEMENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Loan Combinations--The Two Penn Plaza
Mortgage Loan--Co-Lender Agreement" in this prospectus supplement.

     "TWO PENN PLAZA DSCR SWEEP PERIOD" has the meaning assigned thereto under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
Two Penn Plaza Mortgage Loan--Lockbox" in this prospectus supplement.

     "TWO PENN PLAZA LOAN GROUP" means, collectively, the Two Penn Plaza
Mortgage Loan and the Two Penn Plaza Non-Trust Loans.

     "TWO PENN PLAZA MORTGAGE LOAN" means the underlying mortgage loan made to the Two Penn Plaza Borrower that is secured by the Two Penn Plaza Mortgaged
Property, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $122,500,000.

     "TWO PENN PLAZA MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Two Penn Plaza.

     "TWO PENN PLAZA NON-TRUST LOAN NOTEHOLDERS" means the Two Penn Plaza Pari
Passu Non-Trust Loan Noteholder and the Two Penn Plaza Subordinate Non-Trust
Loan Noteholder.

     "TWO PENN PLAZA NON-TRUST LOANS" means the Two Penn Plaza Pari Passu
Non-Trust Loan and the Two Penn Plaza Subordinate Non-Trust Loan, together.
Neither of the Two Penn Plaza Non-Trust Loans will back the series 2004-C6 certificates.

     "TWO PENN PLAZA PARI PASSU LOANS" means the Two Penn Plaza Mortgage Loan and the Two Penn Plaza Pari Passu Non-Trust Loan, together.

     "TWO PENN PLAZA PARI PASSU NON-TRUST LOAN" means the mortgage loan that is, together with the Two Penn Plaza Mortgage Loan and the Two Penn Plaza
Subordinate Non-Trust Loan, secured by a mortgage, deed of trust or similar instrument encumbering the Two Penn Plaza Mortgaged Property and that is, under all circumstances, pari passu in right of payment with the Two Penn Plaza
Mortgage Loan. The Two Penn Plaza Pari Passu Non-Trust Loan has, as of the
cut-off date, an unpaid principal balance of $122,500,000.

     "TWO PENN PLAZA PARI PASSU NON-TRUST LOAN NOTEHOLDER" means the holder of the Two Penn Plaza Pari Passu Non-Trust Loan.

     "TWO PENN PLAZA REDEVELOPMENT AREA" has the meaning assigned thereto under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
Two Penn Plaza Mortgage Loan--Redevelopment Plan/Partial Release" in this prospectus supplement.

     "TWO PENN PLAZA REDEVELOPMENT PLAN" has the meaning assigned thereto under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
Two Penn Plaza Mortgage Loan--Redevelopment Plan/Partial Release" in this prospectus supplement.

     "TWO PENN PLAZA RESERVE EVENT" has the meaning assigned thereto under
"Description of the Mortgage Pool-- Significant Underlying Mortgage Loans--The
Two Penn Plaza Mortgage Loan--Lockbox" in this prospectus supplement.

     "TWO PENN PLAZA RESERVE PERIOD" has the meaning assigned thereto under
"Description of the Mortgage Pool-- Significant Underlying Mortgage Loans--The
Two Penn Plaza Mortgage Loan--Lockbox" in this prospectus supplement.

                                     S-203

     "TWO PENN PLAZA SUBORDINATE NON-TRUST LOAN" means the mortgage loan that is, together with the Two Penn Plaza Pari Passu Loans, secured by a mortgage, deed of trust or similar instrument encumbering the Two Penn Plaza Mortgaged
Property and that is, as and to the extent described under "Description of the
Mortgage Pool--Loan Combinations--The Two Penn Plaza Mortgage Loan" in this prospectus supplement, subordinate in right of payment to the Two Penn Plaza
Pari Passu Loans. The Two Penn Plaza Subordinate Non-Trust Loan is represented by two promissory notes, has a total unpaid principal balance as of the cut-off date of $55,000,000 and is held by a third-party institutional noteholder.

     "TWO PENN PLAZA SUBORDINATE NON-TRUST LOAN NOTEHOLDER" means the holder of the Two Penn Plaza Subordinate Non-Trust Loan.

     "TWO PENN PLAZA TI AND LEASING RESERVE THRESHOLD" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The Two Penn Plaza Mortgage Loan--Reserves and Escrows" in this prospectus supplement.

     "UBS MORTGAGE LOAN" means each mortgage loan (or, in the case of the
Westfield North Bridge Mortgage Loan, the portion thereof) that was, directly or indirectly, acquired by us from the UBS Mortgage Loan Seller for inclusion in the trust.

     "UBS MORTGAGE LOAN SELLER" means UBS Real Estate Investments Inc.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58 and
Prohibited Transaction Exemption 2002-41, as described under "ERISA
Considerations" in this prospectus supplement.

     "UNDERWRITING RESERVES" means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Net Cash Flow.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO," "DSCR NET CASH FLOW" and "U/W
NCF DSCR" each means, with respect to any mortgage loan in the trust (except as otherwise described below), the ratio of--

     o    the Net Cash Flow for the related mortgaged real property or properties, to

     o    twelve times the amount of debt service that will be payable under the subject mortgage loan commencing after the cut-off date or, if the subject mortgage loan is currently in an interest-only period, on the first due date after the commencement of the scheduled amortization.

     Notwithstanding the foregoing, the calculation of Underwritten Debt
Service Coverage Ratio for the following mortgage loans that we intend to include in the trust will take into account the adjustments described below:

     o    with respect to the Westfield North Bridge Mortgage Loan, which provides for payments of interest only until the related stated
          maturity date, the amount described in the second bullet of the preceding paragraph is calculated based upon the actual interest-only payments (calculated in accordance with the related loan documents)
          due with respect to the Westfield North Bridge Mortgage Loan and the related Westfield North Bridge Non-Trust Loan during the 12-month period following the cut-off date;

     o    with respect to the Two Penn Plaza Mortgage Loan, which provides for payments of interest only through and including the due date in
          February 2006, the amount described in the second bullet of the preceding paragraph is calculated based upon 12 times the average of the monthly debt service payments that will be due in respect of the
          Two Penn Plaza Mortgage Loan and the Two Penn Plaza Pari Passu
          Non-Trust Loan, on all due dates commencing with the due date in March
          2006 through and including the related anticipated repayment date;

     o    with respect to the Woodside Village Mortgage Loan, the underwritten debt service coverage ratio is calculated based solely on the monthly debt service payment due in respect of the Woodside Village Mortgage
          Loan commencing in the due date in August 2009 (which follows a five-year interest-only period), without regard to the Woodside
          Village Non-Trust Loan; and

     o    in the case of any other mortgage loan that provides for payments of interest only until the stated maturity date, the amount described in the second bullet of the preceding paragraph is based upon the actual interest-only payments (calculated in accordance with the related loan documents) due with respect to the subject mortgage loan during the
          12-month period following the cut-off date.

     In the case of some of the underlying mortgage loans, the calculation of
Underwritten Debt Service Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR
for the related mortgaged real property or properties was based on certain assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation:

                                     S-204

     o    the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

     o    the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o    the assumption that certain rental income that is to be payable commencing on a future date under a signed lease but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy will be paid commencing on such future date;

     o    assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;
          and

     o    certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

     There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance and, in such event, actual annual net cash flow for a mortgaged property may be less than the underwritten annual net cash flow presented with respect to that property in this prospectus supplement.

     For more detailed information regarding the Underwritten Debt Service
Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain Characteristics of Individual Underlying
Mortgage Loans and the footnotes thereto.

     "UNITED STATES PERSON" means--

     o    a citizen or resident of the United States,

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     "VORNADO" means Vornado Realty Trust.

     "WACHOVIA" means Wachovia Bank, National Association.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for all of the underlying mortgage loans for the related payment date, weighted on the basis of those mortgage loans' respective Stated Principal Balances immediately prior to the related payment date.

     "WESTFIELD NORTH BRIDGE BORROWERS" has the meaning assigned thereto under
"Description of the Mortgage Pool-- Significant Underlying Mortgage Loans--The
Westfield North Bridge Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

     "WESTFIELD NORTH BRIDGE CASH MANAGEMENT EVENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The Westfield North Bridge Mortgage Loan--Lockbox" in this prospectus supplement.

     "WESTFIELD NORTH BRIDGE CO-LENDER AGREEMENT" means the agreement executed between the respective holders of the promissory notes that collectively evidence the Westfield North Bridge Loan Pair as described under "Description of the Mortgage Pool--Loan Combinations--The Westfield North Bridge Mortgage
Loan--Co-Lender Agreement" in this prospectus supplement.

                                     S-205

     "WESTFIELD NORTH BRIDGE LOAN PAIR" means the Westfield North Bridge
Mortgage Loan and the Westfield North Bridge Non-Trust Loan, together.

     "WESTFIELD NORTH BRIDGE MORTGAGE LOAN" means the underlying mortgage loan made to the Westfield North Bridge Borrowers and secured by the Westfield North
Bridge Mortgaged Property, which underlying mortgage loan is evidenced by two
(2) promissory notes and has, as of the cut-off date, an unpaid principal balance of $136,700,000.

     "WESTFIELD NORTH BRIDGE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfield
North Bridge.

     "WESTFIELD NORTH BRIDGE NON-TRUST LOAN" means the mortgage loan that is, together with the Westfield North Bridge Mortgage Loan, secured by a mortgage, deed of trust or similar instrument encumbering the Westfield North Bridge
Non-Trust Loan and that is, in all circumstances, pari passu in right of payment to the Westfield North Bridge Mortgage Loan. The Westfield North Bridge
Non-Trust Loan has, as of the cut-off date, an unpaid principal balances of
$68,300,000.

     "WESTFIELD NORTH BRIDGE NON-TRUST LOAN NOTEHOLDER" means the holder of a
Westfield North Bridge Non-Trust Loan.

     "WESTFIELD NORTH BRIDGE SPONSORS" has the meaning assigned thereto under
"Description of the Mortgage Pool-- Significant Underlying Mortgage Loans--The
Westfield North Bridge Mortgage Loan--The Borrowers and Sponsors" in this prospectus supplement.

     "WOODSIDE VILLAGE BORROWER" means the borrower under the Woodside Village
Mortgage Loan.

     "WOODSIDE VILLAGE CO-LENDER AGREEMENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Loan Combinations--The Woodside
Village Mortgage Loan--Co-Lender Agreement" in this prospectus supplement.

     "WOODSIDE VILLAGE LOAN PAIR" means, together, the Woodside Village
Mortgage Loan and the Woodside Village Non-Trust Loan.

     "WOODSIDE VILLAGE MORTGAGE LOAN" means the underlying mortgage loan that is secured by the Woodside Village Mortgaged Property, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of
$3,224,000.

     "WOODSIDE VILLAGE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Woodside Village.

     "WOODSIDE VILLAGE NON-TRUST LOAN" means the mortgage loan secured by the
Woodside Village Mortgaged Property that is not included in the trust and that is, as and to the extent described under "Description of the Mortgage
Pool--Loan Combinations--The Woodside Village Non-Trust Loan" in this prospectus supplement, generally subordinate in right of payment to the
Woodside Village Mortgage Loan. The Woodside Village Non-Trust Loan has an
unpaid principal balance as of the cut-off date of $201,453 and is held by one of our affiliates.

     "WOODSIDE VILLAGE NON-TRUST LOAN NOTEHOLDER" means the holder of the
Woodside Village Non-Trust Loan.

     "YEAR BUILT/RENOVATED" means the year that a mortgaged real property was originally constructed or, if applicable, most recently renovated in a substantial manner. With respect to any mortgaged real property that was constructed in phases, "Year Built/Renovated" refers to the year that the first phase was originally constructed.

     "YM(Y)" means, with respect to any mortgage loan in the trust, a period of
y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

     "YM(X)% (Y)" means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

                                     S-206

                 (This Page Has Been Left Blank Intentionally)

                 (This Page Has Been Left Blank Intentionally)

                                    ANNEX A-1
         CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS

LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C6

ITALICS Indicate Loans Secured by Multiple Properties

CONTROL  LOAN
  NO.    GROUP       PROPERTY NAME                               ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   1      1    Northshore Mall                                   201 Andover Street
   2      1    Westfield North Bridge                            520 and 540 North Michigan Avenue, 516 North Rush Street, 43
                                                                 and 50 East Ohio Street and 10,45,47,51,53 and 57 East Grand Avenue
   3      1    Two Penn Plaza                                    2 Penn Plaza
               Two Penn Plaza - Component A2A
               Two Penn Plaza - Component A2B
   4      2    RHP Portfolio                                     Various
   4a     2    Colonial Acres                                    5374 East Deadwood Drive
   4b     2    Timbercrest Village                               25903 Elmfield Drive
   4c     2    Algoma Estates                                    4456 13 Mile Road
   4d     2    Town & Country Estates                            4444 East Benson Highway
   4e     2    Camp Inn                                          10400 Highway 27
   4f     2    Colonial Manor                                    5500 West KL Avenue
   4g     2    Suburban Estates                                  Route 246 at Suburban Drive
   4h     2    Twenty-Nine Pines                                 6450 SR-36 Boulevard
   4i     2    El Frontier                                       4223 North Flowing Wells Road
   4j     2    Evergreen                                         229 Killingworth Road
   4k     2    St. Clements Crossing                             21475 Prather Drive
   4l     2    Weststar                                          1866 West Sego Lilly Lane
   4m     2    Green Acres                                       1810 Boston Post Road
   4n     2    Lexington Estates                                 20529 Poplar Ridge Road
   4o     2    Cedar Grove                                       133 West Main Street & 47 North Street
   4p     2    Hunter's Chase                                    98 Steeple Chase
   4q     2    Highland                                          143-155 Ivy Street
   4r     2    Winter Paradise                                   16108 US Highway 19
   4s     2    Avalon                                            16860 US Highway 19 North
   5      1    2000 Pennsylvania Avenue                          2000 Pennsylvania Avenue, NW
   6      1    230 West 41st Street                              230 West 41st Street
   7      1    Northridge Business Park                          8601 and 8605 Dunwoody Place
   8      1    Columbia Self Storage Portfolio                   Various
   8a     1    Columbia Self-Storage - Long Island City          30-28 Starr Avenue
   8b     1    Columbia Self-Storage - Yonkers                   131 Saw Mill River Road
   8c     1    Columbia Self-Storage - Bronx                     112 Bruckner Boulevard
   8d     1    Columbia Self-Storage - New Rochelle              363 Huguenot Street
   9      1    Pacific Beach Hotel                               2490 Kalakaua Avenue
   10     1    University Park Tech III/IV and Westchase Commons Various
  10a     1    University Park Tech III/IV                       5959 Northwest Parkway & 5800 Farinon Drive
  10b     1    Westchase Commons                                 3100 Hayes Road
   11     2    Fountainhead Apartments                           293-297 Turnpike Road
   12     1    Harrisonburg Crossing                             101 Burgess Road
   13     1    Stockdale Tower                                   5060 California Avenue
   14     1    741 Lincoln Road                                  741 Lincoln Road, 600 Lincoln Road, 1669 Meridian Avenue
   15     1    Fieldstone Marketplace                            500/950 Kings Highway at Route 140
   16     1    Courtyard - Lyndhurst                             1 Polito Avenue
   17     1    1200 Corporate Place                              1200 North Federal Highway
   18     1    Irondequoit Plaza                                 2255 Hudson Avenue
   19     1    51 and 101 East Oak Street                        51 and 101 East Oak Street
   20     1    Delray Corporate Center                           2855-2915 and 3333 South Congress Avenue
   21     1    Canal Crossing                                    101 South 15th Street
   22     2    Brandemere                                        7013 Brandemere Lane
   23     1    George Washington University Hotel Portfolio      Various
  23a     1    One Washington Circle Hotel                       1 Washington Circle
  23b     1    George Washington University Inn                  824 New Hampshire Avenue
   24     1    Decatur Commons                                   1605 Beltline Road
   25     1    1221 Kapiolani                                    1221 Kapiolani Boulevard
   26     1    Fordham Road Retail                               262-270 East Fordham Road
   27     1    601 Hawaii Street                                 601 Hawaii Street
   28     1    Hampton Resorts Hotel Portfolio                   1655 County Road 39, 161 Hills Station Road, 281 County Road 39
   29     1    1030-1048 Third Avenue, 163-165 E. 61st Street,   1030-1048 Third Avenue, 163-165 E. 61st Street,
               160-162 E. 62nd Street                            160-162 E. 62nd Street
   30     1    Island Plaza                                      1512-1524 Amar Road and 2520-2548 South Azusa Avenue
   31     1    Eagle Harbor Shopping Center                      13478 Carrollton Boulevard
   32     2    Chesapeake Mill Apartments                        5550 Arturo Court
   33     1    Delran Shopping Plaza                             1301-1381 Fairview Boulevard
   34     1    1500 Astor Avenue                                 1500 Astor Avenue and 2302 - 2314 Eastchester Road
   35     1    St. Lawrence Plaza                                6300 State Highway 37
   36     2    Meadowgreen Apartments                            1955 West 54th Street
   37     2    Silverado Apartments                              1319 North Nursery Road
   38     1    Valley Oaks Shopping Center                       2313-2425 South Mooney Boulevard
   39     2    Estelle Creek Apartments                          4023 Block Drive
   40     1    Walgreens - Portland                              12405 Southeast 82nd Avenue
   41     1    Highlandtown Village Shopping Center              3800 East Lombard Street
   42     1    300 Sylvan Avenue                                 300 Sylvan Avenue
   43     1    2500 Quantum Lakes Drive                          2500 Quantum Lakes Drive
   44     2    Peppertree Apartments                             285 Peppertree Drive
   45     1    Delran ShopRite Inline                            6012-6014 Route 130 North
   46     1    San Rafael Self Storage                           675 Andersen Drive
   47     1    Walgreens - Chesapeake                            1316 North Battlefield Boulevard
   48     1    Delran ShopRite                                   1310 Fairview Boulevard
   49     1    Walgreens - Columbus                              4874 North High Street
   50     2    Everwood Apartments                               6910 Skillman Street
   51     2    Northwoods II                                     8104 Prestwick Court
   52     1    LaSalle Bank Branch                               301 West Main Street
   53     1    426 West Broadway                                 426 West Broadway
   54     1    87 Summer Street                                  87 Summer Street
   55     1    Sunset Road and Procyon Street                    Various
  55a     1    Sunset Road                                       3925 West Sunset
  55b     1    Procyon Street                                    5270 South Procyon Street
   56     2    Pomeroy Station                                   218 Main Street
   57     2    Bramblewood Mobile Home Park                      200 Robilyn Road
   58     2    Tuscan Bend Apartments                            3009 SW Archer Road
   59     1    1331-1359 West Fullerton Avenue                   1331-1359 West Fullerton Avenue
   60     1    4001 Office Court Phase II                        4001 Office Court Drive
   61     2    Oak Gate Apartments                               623 East 16th Street
   62     1    Westland Shopping Center                          525 Jake Alexander Boulevard
   63     1    Walgreens - San Antonio                           11658 North Pan Am Expressway
   64     1    Hawthorne Place                                   3420 Southeast Hawthorne Boulevard
   65     1    2251 North Washington Boulevard                   2251 North Washington Boulevard
   66     2    Sunset West Mobile Home Park                      3187 North Parkway Drive
   67     2    Madeline Crossing                                 168 Elkton Road
   68     1    Woodside Village                                  110 East Sandy Lake Road
   69     2    Courtyard Apartments                              402 Garner Road
   70     1    Walgreens - Houston                               12611 South Gessner Drive
   71     1    Fort Knox Self Storage                            211 East Pleasant Street
   72     1    Resort Plaza                                      200-208 Resort Plaza Drive
   73     1    Castle Rock Self Storage                          11 Kellogg Court
   74     1    CVS - Southfield                                  18130 West 10 Mile Road
   75     2    Arminta West Apartments                           11055 Arminta Street
   76     1    Eckerd - Simpsonville                             3875 Grandview Drive
   77     1    Walgreens - Edgewater                             3010 South Ridgewood Avenue
   78     1    Walgreens - Philadelphia                          4001 Kensington Avenue
   79     1    Freedom Self Storage                              2600 Vegas Drive
   80     1    Walgreens - El Paso                               890 North Resler Drive
   81     2    312 East 9th Street                               312 East 9th Street
   82     1    Andros Plaza                                      1801-1850 Main Street
   83     1    15124 South Linden Road                           15124 South Linden Road
   84     1    3171 South High Street                            3171 South High Street
   85     1    6405 Old Avery Road                               6405 Old Avery Road
   86     1    7715 East 42nd Street                             7715 East 42nd Street
   87     1    Lake Elsinore City Center                         31800 Grape Street
   88     2    Northwoods I                                      8101-8156 Blackstone Court
   89     1    Northwest Self Storage                            3016 West Gentry Parkway
   90     1    7472 Reliance Street                              7472 Reliance Street
   91     2    Cedar Apartments                                  315 Cedar Street
   92     1    3660, 3710 & 3730 Renee Drive                     3660, 3710 & 3730 Renee Drive
   93     1    7535 Alta View Boulevard                          7535 Alta View Boulevard
   94     1    1430 North Illinois Street                        1430 North Illinois Street

                                                        CROSS        ORIGINAL        CUT-OFF DATE      % OF AGGREGATE
   CONTROL                                          COLLATERALIZED   BALANCE           BALANCE          CUT-OFF DATE
     NO.             CITY         STATE      ZIP     GROUPS (53)       ($)               ($)              BALANCE
-----------------------------------------------------------------------------------------------------------------------

      1        Peabody           MA         01960   No              210,000,000        210,000,000               15.6%
      2        Chicago           IL         60611   No              136,700,000        136,700,000               10.2%
      3        New York          NY         10121   No              122,500,000        122,500,000                9.1%
                                                                                        93,075,500
                                                                                        29,424,500
      4        Various           Various   Various  No               77,200,000         77,200,000                5.7%
      4a       Kalamazoo         MI         49002   Yes (UBS-A)
      4b       Spring            TX         77389   Yes (UBS-A)
      4c       Rockford          MI         49341   Yes (UBS-A)
      4d       Tucson            AZ         85706   Yes (UBS-A)
      4e       Frostproof        FL         33843   Yes (UBS-A)
      4f       Kalamazoo         MI         49009   Yes (UBS-A)
      4g       Lexington Park    MD         20653   Yes (UBS-A)
      4h       Oakdale           MN         55128   Yes (UBS-A)
      4i       Tucson            AZ         85705   Yes (UBS-A)
      4j       Clinton           CT         06413   Yes (UBS-A)
      4k       Lexington Park    MD         20653   Yes (UBS-A)
      4l       Tucson            AZ         85705   Yes (UBS-A)
      4m       Westbrook         CT         06498   Yes (UBS-A)
      4n       Lexington Park    MD         20653   Yes (UBS-A)
      4o       Clinton           CT         06413   Yes (UBS-A)
      4p       Lima              OH         45807   Yes (UBS-A)
      4q       Branford          CT         06405   Yes (UBS-A)
      4r       Hudson            FL         34667   Yes (UBS-A)
      4s       Clearwater        FL         33764   Yes (UBS-A)
      5        Washington        DC         20037   No               64,000,000         63,815,013                4.7%
      6        New York          NY         10036   No               62,000,000         62,000,000                4.6%
      7        Atlanta           GA         30350   No               38,000,000         38,000,000                2.8%
      8        Various           NY        Various  No               37,500,000         37,395,157                2.8%
      8a       Long Island City  NY         11101   Yes (UBS-B)
      8b       Yonkers           NY         10701   Yes (UBS-B)
      8c       Bronx             NY         10454   Yes (UBS-B)
      8d       New Rochelle      NY         10801   Yes (UBS-B)
      9        Honolulu          HI         96815   No               35,000,000         35,000,000                2.6%
      10       Various           TX        Various  No               30,400,000         30,400,000                2.3%
     10a       San Antonio       TX         78249   Yes (LB-B)
     10b       Houston           TX         77082   Yes (LB-B)
      11       Westborough       MA         01581   No               29,000,000         29,000,000                2.2%
      12       Harrisonburg      VA         22801   No               26,712,000         26,712,000                2.0%
      13       Bakersfield       CA         93309   No               24,000,000         24,000,000                1.8%
      14       Miami Beach       FL         33139   No               22,500,000         22,500,000                1.7%
      15       New Bedford       MA         02745   No               19,000,000         19,000,000                1.4%
      16       Lyndhurst         NJ         07071   No               18,500,000         18,500,000                1.4%
      17       Boca Raton        FL         33432   No               15,200,000         15,200,000                1.1%
      18       Irondequoit       NY         14617   No               13,600,000         13,600,000                1.0%
      19       Chicago           IL         60611   No               13,500,000         13,500,000                1.0%
      20       Delray Beach      FL         33445   No               13,200,000         13,168,607                1.0%
      21       Richmond          VA         23219   No               13,000,000         13,000,000                1.0%
      22       Winston-Salem     NC         27106   No               11,750,000         11,750,000                0.9%
      23       Washington        DC         20037   No               11,750,000         11,700,243                0.9%
     23a       Washington        DC         20037   Yes (LB-C)
     23b       Washington        DC         20037   Yes (LB-C)
      24       Decatur           AL         35601   No               11,200,000         11,200,000                0.8%
      25       Honolulu          HI         96814   No               10,900,000         10,900,000                0.8%
      26       Bronx             NY         10458   No               10,000,000          9,992,704                0.7%
      27       El Segundo        CA         90245   No                9,850,000          9,850,000                0.7%
      28       Southampton       NY         11968   No                9,500,000          9,500,000                0.7%
      29       New York          NY         10021   No                9,400,000          9,400,000                0.7%
      30       West Covina       CA         91792   No                8,450,000          8,450,000                0.6%
      31       Carrollton        VA         23314   No                8,250,000          8,218,220                0.6%
      32       Columbus          OH         43231   No                7,600,000          7,600,000                0.6%
      33       Delran            NJ         08075   No                7,040,000          7,040,000                0.5%
      34       Bronx             NY         10469   No                6,500,000          6,500,000                0.5%
      35       Massena           NY         13662   No                6,200,000          6,200,000                0.5%
      36       Hialeah           FL         33012   No                6,030,000 (39)     6,020,094 (39)           0.4%
      37       Irving            TX         75061   No                5,780,000          5,780,000                0.4%
      38       Visalia           CA         93277   No                5,700,000          5,684,366                0.4%
      39       Irving            TX         75038   No                5,650,000          5,650,000                0.4%
      40       Portland          OR         97266   No                5,463,000          5,453,282                0.4%
      41       Baltimore         MD         21224   No                5,300,000          5,290,304                0.4%
      42       Englewood Cliffs  NJ         07632   No                5,266,000          5,261,951                0.4%
      43       Boynton Beach     FL         33426   No                5,225,000          5,225,000                0.4%
      44       Amherst           NY         14228   No                5,120,000          5,105,727                0.4%
      45       Delran            NJ         08075   Yes (LB-D)        4,640,000          4,640,000                0.3%
      46       San Rafael        CA         94901   No                4,500,000          4,500,000                0.3%
      47       Chesapeake        VA         23320   No                4,425,000          4,425,000                0.3%
      48       Delran            NJ         08075   Yes (LB-D)        4,400,000          4,400,000                0.3%
      49       Columbus          OH         43214   No                4,401,000          4,397,400                0.3%
      50       Dallas            TX         75231   No                4,250,000          4,242,533                0.3%
      51       North Charleston  SC         29406   No                4,200,000          4,188,265                0.3%
      52       Plainfield        IL         60544   No                4,025,000          4,020,877                0.3%
      53       New York          NY         10012   No                4,000,000          4,000,000                0.3%
      54       Boston            MA         02111   No                4,000,000          3,996,881                0.3%
      55       Las Vegas         NV         89118   No                3,925,000          3,918,652                0.3%
     55a       Las Vegas         NV         89118   Yes (UBS-C)
     55b       Las Vegas         NV         89118   Yes (UBS-C)
      56       Newark            DE         19711   No                3,700,000          3,690,015                0.3%
      57       McKinney          TX         75069   No                3,650,000          3,650,000                0.3%
      58       Gainesville       FL         32608   No                3,600,000          3,593,251                0.3%
      59       Chicago           IL         60614   No                3,600,000          3,590,080                0.3%
      60       Sante Fe          NM         87507   No                3,550,000          3,540,104                0.3%
      61       Plano             TX         75074   No                3,520,000          3,520,000                0.3%
      62       Salisbury         NC         28147   No                3,500,000          3,488,805                0.3%
      63       San Antonio       TX         78233   No                3,350,000          3,350,000                0.2%
      64       Portland          OR         97222   No                3,300,000          3,293,619                0.2%
      65       Sarasota          FL         34234   No                3,280,000          3,276,957                0.2%
      66       Fresno            CA         93722   No                3,265,000          3,262,386                0.2%
      67       Newark            DE         19711   No                3,250,000          3,241,230                0.2%
      68       Coppell           TX         75019   No                3,224,000          3,224,000                0.2%
      69       Pasadena          TX         77502   No                3,250,000          3,223,233                0.2%
      70       Houston           TX         77071   No                3,150,000          3,150,000                0.2%
      71       Baltimore         MD         21202   No                3,100,000          3,096,143                0.2%
      72       Burrell Township  PA         15717   No                3,100,000          3,093,225                0.2%
      73       Castle Rock       CO         80104   No                3,000,000          2,997,513                0.2%
      74       Southfield        MI         48075   No                2,935,000          2,929,925                0.2%
      75       Los Angeles       CA         91352   No                2,900,000          2,892,193                0.2%
      76       Simpsonville      SC         29680   No                2,850,000          2,850,000                0.2%
      77       Edgewater         FL         32141   No                2,816,000          2,810,411                0.2%
      78       Philadelphia      PA         19124   No                2,580,000          2,570,079                0.2%
      79       Las Vegas         NV         89106   No                2,500,000          2,497,987                0.2%
      80       El Paso           TX         79912   No                2,400,000          2,398,124                0.2%
      81       New York          NY         10003   No                2,210,000          2,210,000                0.2%
      82       Dunedin           FL         34698   No                2,160,000          2,160,000                0.2%
      83       Linden            MI         48451   No                2,120,000          2,118,033                0.2%
      84       Columbus          OH         43207   No                1,940,000          1,938,200                0.1%
      85       Dublin            OH         43017   No                1,880,000          1,878,256                0.1%
      86       Indianapolis      IN         46226   No                1,740,000          1,738,386                0.1%
      87       Lake Elsinore     CA         92532   No                1,625,000          1,622,073                0.1%
      88       North Charleston  SC         29406   No                1,500,000          1,498,727                0.1%
      89       Tyler             TX         75702   No                1,350,000          1,350,000                0.1%
      90       Worthington       OH         43085   Yes (LB-A)        1,160,000          1,158,924                0.1%
      91       Cedar Hill        TX         75104   No                1,125,000          1,124,109                0.1%
      92       Myrtle Beach      SC         29579   No                1,000,000            998,275                0.1%
      93       Worthington       OH         43085   Yes (LB-A)          925,000            924,142                0.1%
      94       Indianapolis      IN         46202   No                  880,000            879,184                0.1%

              CUMULATIVE %                    ADMINISTRATIVE    INTEREST                          ORIGINAL         REMAINING
   CONTROL   OF INITIAL POOL   MORTGAGE            COST         ACCRUAL      AMORTIZATION       INTEREST-ONLY    INTEREST-ONLY
     NO.         BALANCE       RATE (%)          RATE (%)        BASIS           TYPE           PERIOD (MOS.)    PERIOD (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

      1                15.6%      5.0250              0.03148   Act/360  Interest-Only, ARD                 36               31
      2                25.7%      4.6696              0.03148   Act/360  Interest-Only                      60               59
      3                34.8%      4.7256 (13)         0.03148   Act/360  Interest-Only, ARD                 24               18
                                  4.9658
                                  3.9658
      4                40.6%      5.6640              0.03148   Act/360  Interest-Only                      60               60
      4a
      4b
      4c
      4d
      4e
      4f
      4g
      4h
      4i
      4j
      4k
      4l
      4m
      4n
      4o
      4p
      4q
      4r
      4s
      5                45.3%      5.6525              0.03148   Act/360  Balloon                             0                0
      6                49.9%      6.1900              0.03148   Act/360  Interest-Only, Balloon             24               24
      7                52.7%      6.6150              0.03148   Act/360  Interest-Only, Balloon             12               11
      8                55.5%      5.8550              0.03148   Act/360  Balloon                             0                0
      8a
      8b
      8c
      8d
      9                58.1%      6.9800              0.03148   Act/360  Balloon                             0                0
      10               60.4%      5.5200              0.03148   Act/360  Interest-Only, Balloon             24               19
     10a
     10b
      11               62.5%      6.0700              0.03148   Act/360  Interest-Only, Balloon             12               10
      12               64.5%      5.6500              0.03148   Act/360  Interest-Only                      60               58
      13               66.3%      6.1400              0.03148   Act/360  Balloon                             0                0
      14               68.0%      6.1400              0.03148   Act/360  Balloon                             0                0
      15               69.4%      6.0200              0.03148   Act/360  Interest-Only, Balloon             24               23
      16               70.8%      5.9900              0.03148   Act/360  Balloon                             0                0
      17               71.9%      5.6000              0.03148   Act/360  Interest-Only, Balloon             60               58
      18               72.9%      5.9900              0.03148   Act/360  Interest-Only, Balloon             24               23
      19               73.9%      5.9100              0.03148   Act/360  Balloon                             0                0
      20               74.9%      4.7730              0.11648   Act/360  Balloon                             0                0
      21               75.8%      6.0300              0.08148   Act/360  Balloon                             0                0
      22               76.7%      4.4600              0.03148   Act/360  Interest-Only, Balloon             35               32
      23               77.6%      5.7025              0.03148   Act/360  Balloon                             0                0
     23a
     23b
      24               78.4%      5.6200              0.03148   Act/360  Interest-Only, Balloon             24               23
      25               79.2%      6.3400              0.03148   Act/360  Fully Amortizing                    0                0
      26               80.0%      6.4700              0.03148   Act/360  Balloon                             0                0
      27               80.7%      5.8000              0.03148   Act/360  Balloon                             0                0
      28               81.4%      6.4500              0.03148   Act/360  Interest-Only, Balloon             24               24
      29               82.1%      5.7000              0.03148   Act/360  Balloon                             0                0
      30               82.7%      5.9900              0.11648   Act/360  Interest-Only, Balloon             36               35
      31               83.3%      5.7900              0.03148   Act/360  Balloon                             0                0
      32               83.9%      5.6200              0.03148   Act/360  Interest-Only, Balloon             12               11
      33               84.4%      6.1800              0.03148   Act/360  Balloon                             0                0
      34               84.9%      5.9900              0.03148   Act/360  Balloon                             0                0
      35               85.4%      5.9900              0.03148   Act/360  Interest-Only, Balloon             24               23
      36               85.8%      6.1354              0.03148   Act/360  Balloon                             0                0
      37               86.2%      5.0500              0.03148   Act/360  Interest-Only, Balloon             35               32
      38               86.7%      5.8800              0.11648   Act/360  Balloon                             0                0
      39               87.1%      5.0500              0.03148   Act/360  Interest-Only, Balloon             35               32
      40               87.5%      6.1250              0.03148   Act/360  Balloon                             0                0
      41               87.9%      6.0000              0.03148   Act/360  Balloon                             0                0
      42               88.3%      6.2800              0.03148   Act/360  Balloon                             0                0
      43               88.7%      6.1800              0.03148   Act/360  Balloon                             0                0
      44               89.0%      5.8100              0.03148   Act/360  Balloon                             0                0
      45               89.4%      6.1800              0.03148   Act/360  Balloon                             0                0
      46               89.7%      5.7300              0.03148   Act/360  Interest-Only, Balloon             23               22
      47               90.0%      6.0500              0.03148   Act/360  Balloon                             0                0
      48               90.4%      6.1800              0.03148   Act/360  Balloon                             0                0
      49               90.7%      6.0500              0.03148   Act/360  Balloon                             0                0
      50               91.0%      6.1800              0.03148   Act/360  Balloon                             0                0
      51               91.3%      5.8000              0.11648   Act/360  Balloon                             0                0
      52               91.6%      5.1550              0.03148   Act/360  Balloon                             0                0
      53               91.9%      5.8000              0.03148   Act/360  Balloon                             0                0
      54               92.2%      6.2290              0.03148   Act/360  Balloon                             0                0
      55               92.5%      6.5400              0.03148   Act/360  Balloon                             0                0
     55a
     55b
      56               92.8%      6.0600              0.03148   Act/360  Balloon                             0                0
      57               93.1%      6.1300              0.03148   Act/360  Balloon                             0                0
      58               93.3%      5.8900              0.11648   Act/360  Balloon                             0                0
      59               93.6%      5.8600              0.03148   Act/360  Balloon                             0                0
      60               93.9%      5.8100              0.03148   Act/360  Balloon                             0                0
      61               94.1%      5.6300              0.11648   Act/360  Interest-Only, Balloon             12               10
      62               94.4%      5.2000              0.03148   Act/360  Balloon                             0                0
      63               94.6%      6.6400              0.03148   Act/360  Interest-Only                      60               58
      64               94.9%      5.7500              0.03148   Act/360  Balloon                             0                0
      65               95.1%      5.5600              0.03148   Act/360  Balloon                             0                0
      66               95.4%      6.1300              0.03148   Act/360  Balloon                             0                0
      67               95.6%      6.0600              0.03148   Act/360  Balloon                             0                0
      68               95.8%      6.9100              0.03148   Act/360  Interest-Only, Balloon             60               59
      69               96.1%      4.8600              0.11648   Act/360  Balloon                             0                0
      70               96.3%      6.8400              0.03148   Act/360  Interest-Only, Balloon             36               34
      71               96.5%      6.1300              0.11648   Act/360  Balloon                             0                0
      72               96.8%      5.1800              0.03148   Act/360  Balloon                             0                0
      73               97.0%      6.0000              0.03148   Act/360  Balloon                             0                0
      74               97.2%      6.2500              0.03148   Act/360  Balloon                             0                0
      75               97.4%      5.9600              0.11648   Act/360  Balloon                             0                0
      76               97.6%      6.5000              0.03148   Act/360  Balloon                             0                0
      77               97.8%      5.6300              0.03148   Act/360  Balloon                             0                0
      78               98.0%      6.2400              0.03148   Act/360  Balloon                             0                0
      79               98.2%      6.1100              0.03148   Act/360  Balloon                             0                0
      80               98.4%      6.2200              0.03148   Act/360  Balloon                             0                0
      81               98.6%      5.1200              0.03148   Act/360  Balloon                             0                0
      82               98.7%      6.5000              0.03148   Act/360  Balloon                             0                0
      83               98.9%      5.5600              0.03148   Act/360  Balloon                             0                0
      84               99.0%      5.5600              0.03148   Act/360  Balloon                             0                0
      85               99.2%      5.5600              0.03148   Act/360  Balloon                             0                0
      86               99.3%      5.5600              0.03148   Act/360  Balloon                             0                0
      87               99.4%      6.0700              0.11648   Act/360  Balloon                             0                0
      88               99.5%      5.9100              0.03148   Act/360  Balloon                             0                0
      89               99.6%      6.4000              0.03148   Act/360  Balloon                             0                0
      90               99.7%      5.5600              0.03148   Act/360  Balloon                             0                0
      91               99.8%      6.1700              0.03148   Act/360  Balloon                             0                0
      92               99.9%      6.2600              0.03148   Act/360  Balloon                             0                0
      93               99.9%      5.5600              0.03148   Act/360  Balloon                             0                0
      94              100.0%      5.5600              0.03148   Act/360  Balloon                             0                0

                   ORIGINAL        REMAINING        ORIGINAL      REMAINING                     MATURITY OR
   CONTROL         TERM TO          TERM TO       AMORTIZATION   AMORTIZATION   ORIGINATION     ANTICIPATED      BALLOON
     NO.       MATURITY (MOS.)  MATURITY (MOS.)   TERM (MOS.)    TERM (MOS.)       DATE       REPAYMENT DATE   BALANCE ($)
----------------------------------------------------------------------------------------------------------------------------

      1                     120              115            360            360     2/17/2004         3/11/2014  186,029,203
      2                      60               59              0              0     6/14/2004         7/10/2009  136,700,000
      3                      84               78            360            360      2/5/2004         2/11/2011  110,754,068

      4                      60               60              0              0     7/28/2004         8/11/2009   77,200,000
      4a
      4b
      4c
      4d
      4e
      4f
      4g
      4h
      4i
      4j
      4k
      4l
      4m
      4n
      4o
      4p
      4q
      4r
      4s
      5                     120              117            360            357     5/11/2004         5/11/2014   53,714,813
      6                     120              120            360            360     7/14/2004         8/11/2014   55,184,007
      7                     120              119            360            360     6/17/2004         7/11/2014   33,489,881
      8                      60               58            300            298      6/3/2004         6/11/2009   33,829,733
      8a
      8b
      8c
      8d
      9                      84               84            300            300      8/9/2004         8/11/2011   30,620,621
      10                    120              115            360            360     3/10/2004         3/11/2014   26,646,323
     10a
     10b
      11                    120              118            360            360      6/9/2004         6/11/2014   25,209,794
      12                     60               58              0              0     5/18/2004         6/11/2009   26,712,000
      13                    120              120            360            360      8/2/2004         8/11/2014   20,434,865
      14                    120              120            360            360     7/13/2004         8/11/2014   19,157,685
      15                    120              119            360            360     6/30/2004         7/11/2014   16,848,348
      16                     60               60            300            300     7/30/2004         8/11/2009   16,724,018
      17                    120              118            360            360      6/4/2004         6/11/2014   14,141,300
      18                    120              119            360            360     6/29/2004         7/11/2014   12,051,678
      19                    120              120            360            360     7/21/2004         8/11/2014   11,417,277
      20                     84               82            360            358     5/13/2004         6/11/2011   11,625,418
      21                    120              120            360            360      8/5/2004         8/11/2014   11,033,431
      22                     60               57            360            360     4/26/2004         5/11/2009   11,359,096
      23                    120              117            300            297      5/7/2004         5/11/2014    9,007,436
     23a
     23b
      24                    144              143            360            360      7/1/2004         7/11/2016    9,392,701
      25                    216              216            216            216     7/21/2004         8/11/2022      231,802
      26                    120              119            360            359     6/25/2004         7/11/2014    8,596,058
      27                    120              120            360            360     8/10/2004         8/11/2014    8,303,050
      28                     60               60            300            300      8/6/2004         8/11/2009    9,022,982
      29                    120              120            360            360      8/2/2004         8/11/2014    7,899,822
      30                    120              119            360            360     6/30/2004         7/11/2014    7,635,809
      31                    120              116            360            356     3/22/2004         4/11/2014    6,952,568
      32                     60               59            360            360     6/30/2004         7/11/2009    7,190,804
      33                    120              120            360            360     7/19/2004         8/11/2014    6,001,169
      34                    120              120            360            360     7/14/2004         8/11/2014    5,510,233
      35                    120              119            360            360     6/29/2004         7/11/2014    5,494,151
      36                    120              118            360            358      6/3/2004         6/11/2014    5,133,373(39)
      37                    120              117            300            300      5/7/2004         5/11/2014    4,831,799
      38                    120              117            360            357      5/5/2004         5/11/2014    4,816,952
      39                    120              117            360            360      5/7/2004         5/11/2014    4,998,126
      40                    120              118            360            358     5/21/2004         6/11/2014    4,649,584
      41                    120              118            360            358      6/1/2004         6/11/2014    4,494,394
      42                    120              119            360            359      7/1/2004         7/11/2014    4,502,389
      43                     60               60            360            360     7/20/2004         8/11/2009    4,899,242
      44                    120              117            360            357     4/22/2004         5/11/2014    4,317,744
      45                    120              120            360            360     7/19/2004         8/11/2014    3,955,316
      46                    120              119            360            360     6/22/2004         7/11/2014    3,956,382
      47                    120              120            360            360     7/15/2004         8/11/2014    3,757,812
      48                    120              120            360            360     7/19/2004         8/11/2014    3,750,730
      49                    120              119            360            359     6/29/2004         7/11/2014    3,737,845
      50                    120              118            360            358      6/7/2004         6/11/2014    3,622,961
      51                    120              117            360            357     4/30/2004         5/11/2014    3,540,834
      52                    120              119            360            359     6/15/2004         7/11/2014    3,325,803
      53                    120              120            360            360     7/30/2004         8/11/2014    3,371,797
      54                    120              119            360            359     6/18/2004         7/11/2014    3,414,970
      55                    120              118            360            358      6/8/2004         6/11/2014    3,380,225
     55a
     55b
      56                    120              118            300            298     5/25/2004         6/11/2014    2,870,762
      57                    120              120            360            360     7/27/2004         8/11/2014    3,106,900
      58                    120              118            360            358     5/27/2004         6/11/2014    3,042,872
      59                    120              117            360            357      5/4/2004         5/11/2014    3,040,468
      60                    120              117            360            357     4/22/2004         5/11/2014    2,993,748
      61                     60               58            360            360     5/28/2004         6/11/2009    3,330,770
      62                    120              117            360            357     4/30/2004         5/11/2014    2,896,239
      63                     60               58              0              0     6/11/2004         6/11/2009    3,350,000
      64                    120              118            360            358      6/8/2004         6/11/2014    2,777,611
      65                     60               59            360            359     6/22/2004         7/11/2009    3,049,875
      66                    120              119            360            359      7/8/2004         7/11/2014    2,779,503
      67                    120              118            300            298     5/25/2004         6/11/2014    2,521,615
      68                    180              179            360            360     6/15/2004         7/11/2019    2,805,122
      69                     60               55            300            295     2/23/2004         3/11/2009    2,884,741
      70                    120              118            360            360     5/19/2004         6/11/2014    2,891,484
      71                    121              120            300            299      7/8/2004         8/11/2014    2,403,630
      72                    120              118            360            358     5/14/2004         6/11/2014    2,563,379
      73                     84               83            360            359     6/29/2004         7/11/2011    2,710,778
      74                    120              118            360            358      6/4/2004         6/11/2014    2,507,019
      75                    120              117            360            357      5/7/2004         5/11/2014    2,456,563
      76                    120              120            360            360     7/30/2004         8/11/2014    2,451,625
      77                    120              118            360            358      6/7/2004         6/11/2014    2,361,595
      78                    121              118            300            297     5/11/2004         6/11/2014    2,007,913
      79                    120              119            360            359      7/1/2004         7/11/2014    2,127,018
      80                    132              131            360            359     6/30/2004         7/11/2015    1,999,492
      81                     60               60            360            360     7/30/2004         8/11/2009    2,041,807
      82                    120              120            300            300      8/2/2004         8/11/2014    1,700,346
      83                     60               59            360            359     6/22/2004         7/11/2009    1,971,261
      84                     60               59            360            359     6/22/2004         7/11/2009    1,803,890
      85                     60               59            360            359     6/22/2004         7/11/2009    1,748,099
      86                     60               59            360            359     6/22/2004         7/11/2009    1,617,922
      87                     90               88            360            358     5/27/2004        12/11/2011    1,456,548
      88                    120              119            360            359     6/30/2004         7/11/2014    1,268,721
      89                    120              120            300            300     7/14/2004         8/11/2014    1,059,265
      90                     60               59            360            359     6/22/2004         7/11/2009    1,078,614
      91                    120              119            360            359     6/30/2004         7/11/2014      958,827
      92                    120              118            360            358     5/28/2004         6/11/2014      854,425
      93                     60               59            360            359     6/22/2004         7/11/2009      860,102
      94                     60               59            360            359     6/22/2004         7/11/2009      818,259

                                                                   ANNUAL         U/W NET     U/W NET            U/W
CONTROL             PROPERTY                  PREPAYMENT            DEBT         OPERATING     CASH              NCF
  NO.                 TYPE                  PROVISIONS (54)      SERVICE ($)     INCOME ($)  FLOW ($)          DSCR (X)
------------------------------------------------------------------------------------------------------------------------------------

   1      Retail                       L(30),D(84),O(6)          13,566,432 (1)  26,084,397  25,183,514 (2)       1.86 (1)(3)
   2      Retail                       L(26),D(28),O(6)           6,472,001      24,858,791  24,321,010 (7)       2.51 (8)(9)
   3      Office                       L(31),D(47),O(6)           7,941,386 (19) 34,347,791  32,800,025 (16)      2.07 (14)(15)(17)

   4      Manufactured Housing/MHP     L(25),D(32),O(3)           4,433,339       7,068,414   6,831,814           1.54
   4a     Manufactured Housing/MHP
   4b     Manufactured Housing/MHP
   4c     Manufactured Housing/MHP
   4d     Manufactured Housing/MHP
   4e     Manufactured Housing/MHP
   4f     Manufactured Housing/MHP
   4g     Manufactured Housing/MHP
   4h     Manufactured Housing/MHP
   4i     Manufactured Housing/MHP
   4j     Manufactured Housing/MHP
   4k     Manufactured Housing/MHP
   4l     Manufactured Housing/MHP
   4m     Manufactured Housing/MHP
   4n     Manufactured Housing/MHP
   4o     Manufactured Housing/MHP
   4p     Manufactured Housing/MHP
   4q     Manufactured Housing/MHP
   4r     Manufactured Housing/MHP
   4s     Manufactured Housing/MHP
   5      Office                       L(28),D(89),O(3)           4,434,384      10,954,343  10,242,766           2.31
   6      Office                       L(25),D(92),O(3)           4,551,942       5,875,722   5,525,388 (22)      1.21 (22)
   7      Office                       L(26),D(82),O(12)          2,916,804       3,836,552   3,509,208 (23)      1.20 (23)
   8      Self-Storage                 L(27),D(30),O(3)           2,859,602       3,810,522   3,748,847           1.31
   8a     Self-Storage
   8b     Self-Storage
   8c     Self-Storage
   8d     Self-Storage
   9      Hotel                        L(36),D(45),O(3)           2,963,116       6,720,764   5,049,421           1.70
   10     Industrial/Warehouse         L(48),D(72)                2,075,874       3,281,857   3,005,136           1.45
  10a     Industrial/Warehouse
  10b     Industrial/Warehouse
   11     Multifamily                  L(36),D(78),O(6)           2,102,123       2,659,106   2,526,566           1.20
   12     Retail                       L(27),D(31),O(2)           1,530,189       2,483,033   2,416,883           1.58
   13     Office                       L(25),D(92),O(3)           1,752,713       2,625,212   2,423,941 (27)      1.38 (27)
   14     Retail                       L(25),D(93),O(2)           1,643,168       2,078,645   1,996,243 (28)      1.21 (28)
   15     Retail                       L(37),YM1%(83)             1,369,908       1,717,433   1,648,201           1.20
   16     Hotel                        L(25),D(34),O(1)           1,428,992       2,485,577   2,204,277           1.54
   17     Office                       L(27),D(90),O(3)           1,047,120       1,631,136   1,396,346           1.33
   18     Retail                       L(37),YM1%(83)               977,417       1,242,842   1,173,463           1.20
   19     Retail                       L(60),YM1%(57),O(3)          961,918       1,204,158   1,182,991           1.23
   20     Office                       L(48),D(36)                  828,487       1,443,516   1,320,884           1.59
   21     Office                       L(25),D(91),O(4)             938,310       1,303,801   1,303,801 (29)      1.39 (29)
   22     Multifamily                  L(48),D(12)                  711,079       1,214,278   1,125,990           1.58
   23     Hotel                        L(28),D(89),O(3)             882,996       3,285,231   2,772,280           3.14
  23a     Hotel
  23b     Hotel
   24     Retail                       L(48),D(96)                  773,258 (33)    961,846     924,590           1.20
   25     Office                       L(25),D(190),O(1)          1,016,858       1,433,286   1,257,800           1.24
   26     Retail                       L(26),D(91),O(3)             756,116         976,474     956,302 (35)      1.26 (35)
   27     Office                       L(25),D(92),O(3)             693,542         950,993     897,197           1.29
   28     Hotel                        L(25),D(32),O(3)             766,178       1,107,878     999,881           1.31
   29     Retail                       L(25),D(92),O(3)             654,692       1,664,119   1,610,022           2.46
   30     Retail                       L(48),D(71),O(1)             607,293         848,127     794,144           1.31
   31     Retail                       L(29),D(91)                  580,255         852,383     811,137           1.40
   32     Multifamily                  L(48),D(10),O(2)             524,711         699,161     631,821           1.20
   33     Retail                       L(36),D(84)                  516,318         684,366     656,103           1.27
   34     Office                       L(25),D(92),O(3)             467,148         634,395     591,942           1.27
   35     Retail                       L(37),YM1%(83)               445,587         577,541     538,443           1.21
   36     Multifamily                  L(27),D(91),O(2)             440,287 (39)    597,182     567,432           1.29
   37     Multifamily                  L(48),D(69),O(3)             407,495         553,482     507,482           1.25
   38     Retail                       L(48),D(71),O(1)             404,830         632,357     577,425           1.43
   39     Multifamily                  L(48),D(69),O(3)             366,040         512,205     456,205           1.25
   40     Retail                       L(48),D(71),O(1)             398,325         480,053     477,675           1.20
   41     Retail                       L(48),D(72)                  381,314         578,140     530,160           1.39
   42     Office                       L(26),D(91),O(3)             390,318         560,447     506,707 (41)      1.30 (41)
   43     Office                       L(48),D(11),O(1)             383,205         556,232     507,455           1.32
   44     Multifamily                  L(36),D(82),O(2)             360,892         488,804     463,554           1.28
   45     Retail                       L(36),D(84)                  340,300         423,141     407,148           1.20
   46     Self-Storage                 L(48),D(72)                  314,444         433,824     429,867           1.37
   47     Retail                       L(48),D(71),O(1)             320,070         386,157     383,984 (42)      1.20 (42)
   48     Retail                       L(36),D(84)                  322,699         397,556     387,903           1.20
   49     Retail                       L(48),D(71),O(1)             318,334         384,042     381,995           1.20
   50     Multifamily                  L(27),D(91),O(2)             311,698         406,802     376,802           1.21
   51     Multifamily                  L(48),D(71),O(1)             295,724         440,566     412,566           1.40
   52     Retail                       L(48),D(71),O(1)             263,880         357,028     356,143           1.35
   53     Retail                       L(25),D(92),O(3)             281,641         361,033     353,789           1.26
   54     Office                       L(48),D(72)                  294,889         422,701     393,453           1.33
   55     Industrial/Warehouse         L(27),D(91),O(2)             298,944         397,471     363,650           1.22
  55a     Industrial/Warehouse
  55b     Industrial/Warehouse
   56     Multifamily                  L(27),D(93)                  287,700         416,874     399,425           1.39
   57     Manufactured Housing/MHP     L(25),D(92),O(3)             266,275         355,897     346,097 (46)      1.30 (46)
   58     Multifamily                  L(48),D(72)                  255,959         337,530     313,466           1.22
   59     Retail                       L(28),D(90),O(2)             255,130         337,857     318,349 (47)      1.25 (47)
   60     Office                       L(48),D(72)                  250,228         382,326     354,418           1.42
   61     Multifamily                  L(27),D(32),O(1)             243,291         357,997     329,100           1.35
   62     Retail                       L(28),D(91),O(1)             230,627         354,644     330,030           1.43
   63     Retail                       L(27),D(30),O(3)             225,529         311,021     308,837           1.37
   64     Retail                       L(48),D(72)                  231,095         347,709     332,245           1.44
   65     Self-Storage                 L(48),D(10),O(2)             224,966         332,020     319,295           1.42
   66     Manufactured Housing/MHP     L(26),D(91),O(3)             238,188         391,567     384,167           1.61
   67     Multifamily                  L(27),D(93)                  252,710         337,297     322,596           1.28
   68     Retail                       L(25),YM1%(143),O(12)        255,058         344,087     319,223           1.25
   69     Multifamily                  L(48),D(12)                  224,820         365,395     316,645           1.41
   70     Retail                       L(27),D(90),O(3)             247,436         303,416     301,232           1.22
   71     Self-Storage                 L(48),D(72),O(1)             242,645         371,681     356,283           1.47
   72     Retail                       L(48),D(72)                  203,810         307,346     290,352           1.42
   73     Self-Storage                 L(48),D(36)                  215,838         285,987     278,989           1.29
   74     Retail                       L(27),D(90),O(3)             216,856         333,998     332,366           1.53
   75     Multifamily                  L(48),D(70),O(2)             207,749         281,879     273,499           1.32
   76     Retail                       L(25),D(94),O(1)             216,167         320,002     311,024           1.44
   77     Retail                       L(48),D(72)                  194,633         248,805     245,602           1.26
   78     Retail                       L(48),D(73)                  204,042         247,857     245,090           1.20
   79     Self-Storage                 L(48),D(69),O(3)             181,992         274,105     265,158           1.46
   80     Retail                       L(48),D(81),O(3)             176,765         253,454     251,429           1.42
   81     Multifamily                  L(48),D(11),O(1)             144,316         177,211     172,711           1.20
   82     Retail                       L(25),D(94),O(1)             175,014         267,755     228,840 (51)      1.31 (51)
   83     Self-Storage                 L(48),D(10),O(2)             145,405         219,326     211,143           1.45
   84     Self-Storage                 L(48),D(10),O(2)             133,059         196,442     187,569           1.41
   85     Self-Storage                 L(48),D(10),O(2)             128,944         198,302     189,643           1.47
   86     Self-Storage                 L(48),D(10),O(2)             119,342         175,615     166,731           1.40
   87     Retail                       L(27),D(60),O(3)             117,791         153,083     148,016           1.26
   88     Multifamily                  L(48),D(71),O(1)             106,880         151,872     142,372           1.33
   89     Self-Storage                 L(25),YM1%(92),O(3)          108,373         157,085     150,133           1.39
   90     Self-Storage                 L(48),D(10),O(2)              79,561         130,514     122,879           1.54
   91     Multifamily                  L(26),D(91),O(3)              82,421         113,949     105,949           1.29
   92     Retail                       L(27),D(91),O(2)              73,964         124,656     117,766           1.59
   93     Self-Storage                 L(48),D(10),O(2)              63,443          92,212      87,635           1.38
   94     Self-Storage                 L(48),D(10),O(2)              60,357          96,815      87,360           1.45

                                            CUT-OFF        SCHEDULED               HOSPITALITY
   CONTROL      APPRAISED       APPRAISAL    DATE          MATURITY/                 AVERAGE
     NO.        VALUE ($)         DATE      LTV (%)       ARD LTV (%)            DAILY RATE ($)
-----------------------------------------------------------------------------------------------------

      1        345,000,000       1/12/2004      60.9               53.9                             0
      2        344,400,000        6/1/2004      59.5 (8)           59.5 (10)                        0
      3        435,000,000        2/1/2004      56.3 (14)          50.9 (18)                        0
                                                                                                    0
                                                                                                    0
      4         97,245,000         Various      79.4               79.4                             0
      4a        18,700,000       6/10/2004                                                          0
      4b        12,600,000       6/21/2004                                                          0
      4c         9,700,000        6/9/2004                                                          0
      4d         7,900,000       6/10/2004                                                          0
      4e         7,830,000       6/18/2004                                                          0
      4f         5,380,000       6/10/2004                                                          0
      4g         3,050,000        6/7/2004                                                          0
      4h         4,500,000       6/16/2004                                                          0
      4i         4,600,000       6/10/2004                                                          0
      4j         3,200,000       6/10/2004                                                          0
      4k         3,890,000        6/7/2004                                                          0
      4l         2,700,000       6/10/2004                                                          0
      4m         2,400,000       6/10/2004                                                          0
      4n         1,525,000        6/7/2004                                                          0
      4o         1,700,000       6/10/2004                                                          0
      4p         2,600,000       6/19/2004                                                          0
      4q         1,500,000       6/10/2004                                                          0
      4r         1,800,000       6/11/2004                                                          0
      4s         1,670,000       6/11/2004                                                          0
      5        134,000,000       3/16/2004      47.6               40.1                             0
      6         79,000,000        5/4/2004      78.5               69.9                             0
      7         45,000,000       4/30/2004      84.4               74.4                             0
      8         49,800,000         Various      75.1               67.9                             0
      8a        17,000,000        5/7/2004                                                          0
      8b        12,900,000       5/11/2004                                                          0
      8c        13,500,000        5/7/2004                                                          0
      8d         6,400,000       5/11/2004                                                          0
      9         75,000,000        7/1/2004      46.7               40.8                           109
      10        38,100,000         Various      79.8               69.9                             0
     10a        20,500,000       1/13/2004                                                          0
     10b        17,600,000        1/9/2004                                                          0
      11        51,630,000       5/17/2004      56.2               48.8                             0
      12        33,600,000       4/29/2004      79.5               79.5                             0
      13        30,650,000        7/8/2004      78.3               66.7                             0
      14        33,000,000       5/17/2004      68.2               58.1                             0
      15        24,800,000        5/7/2004      76.6               67.9                             0
      16        29,100,000        7/1/2004      63.6               57.5                           106
      17        21,600,000       4/13/2004      70.4               65.5                             0
      18        17,000,000        5/9/2004      80.0               70.9                             0
      19        18,100,000       4/15/2004      74.6               63.1                             0
      20        18,500,000       3/25/2004      71.2               62.8                             0
      21        17,000,000        1/1/2005      76.5               64.9                             0
      22        14,800,000       3/17/2004      79.4               76.8                             0
      23        33,400,000       3/16/2004      35.0               27.0
     23a        21,000,000       3/16/2004                                                        130
     23b        12,400,000       3/16/2004                                                        132
      24        14,100,000       4/19/2004      79.4               66.6                             0
      25        14,700,000 (34)   6/1/2004      74.1 (34)           1.6 (34)                        0
      26        13,300,000 (35)   1/1/2005      75.1 (35)          64.6 (35)                        0
      27        13,300,000      10/15/2004      74.1               62.4                             0
      28        12,900,000       5/24/2004      73.6               69.9                           227
      29        25,500,000       6/21/2004      36.9               31.0                             0
      30        11,300,000        2/6/2004      74.8               67.6                             0
      31        10,400,000       12/5/2003      79.0               66.9                             0
      32         9,950,000        6/4/2004      76.4               72.3                             0
      33         8,800,000        2/5/2004      80.0               68.2                             0
      34         8,600,000        3/1/2004      75.6               64.1                             0
      35         7,900,000        5/8/2004      78.5               69.5                             0
      36         7,650,000       3/23/2004      78.7               67.1                             0
      37         7,450,000       3/15/2004      77.6               64.9                             0
      38         9,125,000        2/3/2004      62.3               52.8                             0
      39         7,725,000       3/15/2004      73.1               64.7                             0
      40         7,481,000       4/27/2004      72.9               62.2                             0
      41         7,000,000       4/20/2004      75.6               64.2                             0
      42         6,800,000       3/29/2004      77.4               66.2                             0
      43         7,000,000        5/1/2004      74.6               70.0                             0
      44         6,400,000        4/5/2004      79.8               67.5                             0
      45         5,800,000        2/5/2004      80.0               68.2                             0
      46         6,170,000      11/21/2003      72.9               64.1                             0
      47         6,020,000        9/1/2004      73.5               62.4                             0
      48         5,500,000        2/5/2004      80.0               68.2                             0
      49         5,990,000       4/21/2004      73.4               62.4                             0
      50         5,375,000       4/20/2004      78.9               67.4                             0
      51         5,500,000       3/26/2004      76.2               64.4                             0
      52         5,425,000       3/29/2004      74.1               61.3                             0
      53         6,100,000       4/27/2004      65.6               55.3                             0
      54         5,400,000       4/22/2004      74.0               63.2                             0
      55         5,520,000       4/19/2004      71.0               61.2                             0
     55a         4,560,000       4/19/2004                                                          0
     55b           960,000       4/19/2004                                                          0
      56         5,450,000       3/22/2004      67.7               52.7                             0
      57         4,700,000        6/3/2004      77.7               66.1                             0
      58         4,600,000        4/7/2004      78.1               66.1                             0
      59         4,500,000       4/23/2004      79.8               67.6                             0
      60         4,600,000       3/17/2004      77.0               65.1                             0
      61         4,400,000        5/8/2004      80.0               75.7                             0
      62         4,425,000       3/23/2004      78.8               65.5                             0
      63         4,750,000        5/8/2004      70.5               70.5                             0
      64         4,450,000        2/1/2004      74.0               62.4                             0
      65         4,460,000       5/19/2004      73.5               68.4                             0
      66         4,110,000       5/24/2004      79.4               67.6                             0
      67         4,500,000       3/22/2004      72.0               56.0                             0
      68         4,100,000        4/6/2004      78.6               68.4                             0
      69         5,500,000       1/27/2004      58.6               52.4                             0
      70         4,640,000        2/4/2004      67.9               62.3                             0
      71         5,050,000       5/10/2004      61.3               47.6                             0
      72         3,920,000        3/1/2004      78.9               65.4                             0
      73         3,800,000        5/3/2004      78.9               71.3                             0
      74         4,800,000        4/5/2004      61.0               52.2                             0
      75         4,560,000        3/9/2004      63.4               53.9                             0
      76         4,350,000        7/7/2004      65.5               56.4                             0
      77         3,970,000       4/25/2004      70.8               59.5                             0
      78         3,800,000       3/30/2004      67.6               52.8                             0
      79         4,300,000        5/9/2004      58.1               49.5                             0
      80         3,500,000        5/5/2004      68.5               57.1                             0
      81         2,900,000       4/28/2004      76.2               70.4                             0
      82         2,700,000       6/25/2004      80.0               63.0                             0
      83         2,650,000       5/25/2004      79.9               74.4                             0
      84         2,500,000       5/17/2004      77.5               72.2                             0
      85         2,350,000       5/21/2004      79.9               74.4                             0
      86         2,175,000       5/17/2004      79.9               74.4                             0
      87         2,610,000       4/21/2004      62.1               55.8                             0
      88         1,900,000       5/25/2004      78.9               66.8                             0
      89         1,740,000       6/21/2004      77.6               60.9                             0
      90         1,450,000       5/27/2004      79.9               74.4                             0
      91         1,550,000        2/4/2004      72.5               61.9                             0
      92         1,500,000       2/13/2004      66.6               57.0                             0
      93         1,350,000       5/27/2004      68.5               63.7                             0
      94         1,100,000       5/18/2004      79.9               74.4                             0

CONTROL                                     YEAR
  NO.                                      BUILT
--------------------------------------------------------------------------------------

   1                                        1958
   2                                        2000
   3                                        1968

   4                                      Various
   4a                                       1972
   4b                                       1985
   4c                                       1973
   4d                                       1971
   4e                              1972, 1976, 1986, 1992
   4f                                       1960
   4g                                      1960s
   4h                                       1960
   4i                                       1957
   4j                                       1960
   4k                                      1960s
   4l                                       1985
   4m                                       1958
   4n                                       1962
   4o                                       1960
   4p                                       1996
   4q                                       1950
   4r                                       1973
   4s                                       1970
   5                                        1983
   6                                     1922, 1929
   7                                     1982, 1984
   8                                      Various
   8a                                       1913
   8b                                       1919
   8c                                       1924
   8d                                       1927
   9                                     1969, 1979
   10                                     Various
  10a                                       2001
  10b                                       2000
   11                                    1970-1972
   12                                       2003
   13                                       1983
   14  741 Lincoln Road : 1973; 600 Lincoln Road : 1931; 1669 Meridian Avenue : 1954
   15                                       1988
   16                                       1990
   17                                       1984
   18                                       1980
   19                                       1891
   20                                    1983-1987
   21                                    1912, 1930
   22                                    1984, 1986
   23                                     Various
  23a                                       1964
  23b                                       1950
   24                                       2003
   25                                       1976
   26                                       1919
   27                                       1963
   28                                      1960s
   29                                       1983
   30                                 1968-1970, 1974
   31                                       2003
   32                                       1972
   33                                    2003, 2004
   34                     Astor Avenue : 1940; Eastchester : 1930
   35                                    1990, 1995
   36                                       1981
   37                                    1968, 1970
   38                                       1978
   39                                       1984
   40                                       2003
   41                                       1987
   42                                       1985
   43                                    2000, 2001
   44                                       1978
   45                                       2003
   46                                       2001
   47                                       2004
   48                                       2003
   49                                       2003
   50                                       1983
   51                                       1984
   52                                       2003
   53                                       1900
   54                                       1877
   55                                     Various
  55a                                       1997
  55b                                       1996
   56                                       2003
   57                                       1970
   58                                    1982, 1986
   59                                       1987
   60                                       2002
   61                                       1971
   62                                 1975, 1979, 1987
   63                                       2004
   64                                       2004
   65                                 1973, 1977, 1996
   66                                       1964
   67                                       2003
   68                                       1988
   69                                       1970
   70                                       2004
   71                                       1992
   72                                       2004
   73                                       1999
   74                                       2004
   75                                       1990
   76                                       2004
   77                                    2003-2004
   78                                       1997
   79                                    1999, 2002
   80                                       1995
   81                                       1903
   82                                    1993, 1996
   83                                       1987
   84                                       1989
   85                                       1988
   86                                       1986
   87                                       2003
   88                                       1984
   89                                    1999, 2002
   90                                       1985
   91                                       1971
   92                                    2001, 2003
   93                                       1996
   94                                       1925

CONTROL                                       YEAR
  NO.                                      RENOVATED
----------------------------------------------------------------------------------------

   1                                       1977, 1993
   2
   3                                          1991

   4                                        Various
   4a
   4b
   4c
   4d
   4e
   4f
   4g                                         2000
   4h                                         1989
   4i
   4j
   4k                                         2003
   4l
   4m
   4n                                         2000
   4o
   4p
   4q
   4r
   4s                                         1998
   5
   6                                          2002
   7                                          2003
   8                                        Various
   8a
   8b                                         1997
   8c
   8d                                         2000
   9                                          2000
   10
  10a
  10b
   11
   12
   13                                         2002
   14    741 Lincoln Road : 1998; 600 Lincoln Road : 1999; 1669 Meridian Avenue : 1998
   15
   16
   17
   18
   19                     51 Oak Street : 2004; 101 Oak Street : 2000
   20
   21                                         2003
   22
   23                                       Various
  23a                                         2003
  23b                                         1998
   24
   25
   26                                         1999
   27                                         2003
   28                                         2003
   29
   30                                         2003
   31
   32
   33
   34                     Astor Avenue : 1991; Eastchester Road : 1997
   35
   36                                         2001
   37                                      2002-2004
   38                                         1995
   39
   40
   41
   42                                         1987
   43
   44                                         2003
   45
   46
   47
   48
   49
   50                                         2003
   51                                      2001-2003
   52
   53                                         1983
   54                                         1986
   55
  55a
  55b
   56
   57                                         2003
   58                                         2001
   59
   60
   61                                         1998
   62                                         2002
   63
   64
   65
   66                                         1992
   67
   68
   69                                      2000-2003
   70
   71
   72
   73
   74
   75
   76
   77
   78
   79
   80
   81                                         2003
   82                                         2004
   83
   84
   85
   86
   87
   88
   89
   90
   91                                         2003
   92
   93
   94                                         1990

                 SQ FEET,          UNIT      LOAN                               RENT
   CONTROL     PADS, ROOMS          OF       PER         OCCUPANCY              ROLL           OWNERSHIP
     NO.         OR UNITS         MEASURE    UNIT   PERCENTAGE (%) (55)         DATE           INTEREST
------------------------------------------------------------------------------------------------------------------------------------

      1           1,692,223 (4)  Sq Feet        124                96.4 (5)     6/3/2004 Fee Simple
      2             682,418 (11) Sq Feet        300                88.7 (12)   4/28/2004 Fee Simple
      3           1,529,325      Sq Feet        160                95.6         1/1/2004 Fee Simple

      4               4,732      Pads        16,314                78.0        5/21/2004 Fee Simple
      4a                612      Pads                              72.9        5/21/2004 Fee Simple
      4b                658      Pads                              64.1        5/21/2004 Fee Simple
      4c                343      Pads                              81.6        5/21/2004 Fee Simple
      4d                320      Pads                              85.3        5/21/2004 Fee Simple
      4e                798      Pads                              77.4        5/21/2004 Fee Simple
      4f                195      Pads                              81.5        5/21/2004 Fee Simple
      4g                138      Pads                              91.3        5/21/2004 Fee Simple
      4h                152      Pads                              84.2        5/21/2004 Fee Simple
      4i                179      Pads                              69.3        5/21/2004 Fee Simple
      4j                102      Pads                              96.1        5/21/2004 Fee Simple
      4k                201      Pads                              53.7        5/21/2004 Fee Simple
      4l                 90      Pads                              87.8        5/21/2004 Fee Simple
      4m                 64      Pads                              98.4        5/21/2004 Fee Simple
      4n                 76      Pads                              65.8        5/21/2004 Fee Simple
      4o                 60      Pads                             100.0        5/21/2004 Fee Simple
      4p                135      Pads                              77.0        5/21/2004 Fee Simple
      4q                 51      Pads                              92.2        5/21/2004 Fee Simple
      4r                301      Pads                              58.1        5/21/2004 Fee Simple
      4s                257      Pads                              54.9        5/21/2004 Fee Simple
      5             362,488 (21) Sq Feet        176                97.0         5/1/2004 Fee Simple
      6             311,098      Sq Feet        199                93.3 (22)    6/1/2004 Fee Simple
      7             471,034      Sq Feet         81                82.7         6/1/2004 Fee Simple
      8             371,350 (26) Sq Feet        101                73.3 (26)    5/7/2004 Fee Simple
      8a            136,666      Sq Feet                           53.0         5/7/2004 Fee Simple
      8b            100,673      Sq Feet                           88.9         5/7/2004 Fee Simple
      8c             92,260      Sq Feet                           74.3         5/7/2004 Fee Simple
      8d             41,751      Sq Feet                           82.5         5/7/2004 Fee Simple
      9                 837      Rooms       41,816                79.2        6/30/2004 Leasehold
      10            314,388      Sq Feet         97                95.5          Various Fee Simple
     10a            165,007      Sq Feet                           91.7         1/7/2004 Fee Simple
     10b            149,381      Sq Feet                          100.0        1/21/2004 Fee Simple
      11                564      Units       51,418                80.1         5/1/2004 Fee Simple
      12            203,007      Sq Feet        132               100.0        5/28/2004 Fee Simple
      13            176,144      Sq Feet        136                91.6 (27)   7/14/2004 Fee Simple
      14             61,443      Sq Feet        366               100.0 (28)   4/30/2004 Fee Simple
      15            194,351      Sq Feet         98                95.2        6/30/2004 Fee Simple
      16                227      Rooms       81,498                67.5        5/31/2004 Fee Simple
      17            128,959      Sq Feet        118                79.6         2/3/2004 Fee Simple
      18            213,397      Sq Feet         64                97.4        6/30/2004 Fee Simple
      19             11,580      Sq Feet      1,166               100.0        4/26/2004 Fee Simple
      20            145,762      Sq Feet         90                95.2        4/15/2004 Fee Simple
      21            103,565      Sq Feet        126               100.0 (29)    8/5/2004 Fee Simple
      22                356      Units       33,006                91.6        1/30/2004 Fee Simple
      23                246      Rooms       47,562                79.2 (32)   4/30/2004 Fee Simple
     23a                151      Rooms                             78.9 (32)   4/30/2004 Fee Simple
     23b                 95      Rooms                             79.7 (32)   4/30/2004 Fee Simple
      24            125,548      Sq Feet         89                90.4         5/3/2004 Fee Simple
      25            133,233      Sq Feet         82                89.1         7/1/2004 Fee Simple/Leasehold
      26             16,800      Sq Feet        595               100.0        4/28/2004 Fee Simple
      27             50,751      Sq Feet        194               100.0         7/1/2004 Fee Simple
      28                132      Rooms       71,970                20.0        7/31/2004 Fee Simple
      29              8,636      Sq Feet      1,088                92.8 (36)   7/30/2004 Leasehold
      30             70,813      Sq Feet        119               100.0         4/1/2004 Fee Simple
      31             77,049      Sq Feet        107                92.7       12/22/2003 Fee Simple
      32                260      Units       29,231                78.5        5/11/2004 Fee Simple
      33             45,433      Sq Feet        155                95.6        6/28/2004 Fee Simple
      34             21,400      Sq Feet        304               100.0 (38)    5/1/2004 Fee Simple
      35            166,327      Sq Feet         37                97.8        6/30/2004 Fee Simple
      36                119      Units       50,589               100.0        6/20/2004 Fee Simple
      37                184      Units       31,413                92.9        4/29/2004 Fee Simple
      38             76,898      Sq Feet         74               100.0        6/23/2004 Fee Simple
      39                224      Units       25,223                93.8        4/29/2004 Fee Simple
      40             15,855      Sq Feet        344               100.0         5/7/2004 Fee Simple
      41             56,109      Sq Feet         94               100.0         2/2/2004 Fee Simple
      42             31,661      Sq Feet        166               100.0 (41)    4/8/2004 Fee Simple
      43             51,118      Sq Feet        102               100.0        5/19/2004 Fee Simple
      44                101      Units       50,552                98.0        7/21/2004 Fee Simple
      45             26,099      Sq Feet        178                85.4        6/28/2004 Fee Simple
      46             35,851      Sq Feet        126                86.4        4/30/2004 Fee Simple
      47             14,485      Sq Feet        305               100.0         7/1/2004 Fee Simple
      48             64,354      Sq Feet         68               100.0        6/28/2004 Fee Simple
      49             13,650      Sq Feet        322               100.0         6/9/2004 Fee Simple
      50                120      Units       35,354                94.2        4/25/2004 Fee Simple
      51                112      Units       37,395                99.1        3/31/2004 Fee Simple
      52              5,900      Sq Feet        682               100.0        6/14/2004 Fee Simple
      53              5,844      Sq Feet        684                86.3        7/12/2004 Fee Simple
      54             25,589      Sq Feet        156                90.0        6/28/2004 Fee Simple
      55             77,364      Sq Feet         51               100.0          Various Fee Simple
     55a             65,814      Sq Feet                          100.0        5/18/2004 Fee Simple
     55b             11,550      Sq Feet                          100.0        5/11/2004 Fee Simple
      56                 20      Units      184,501               100.0        3/31/2004 Fee Simple
      57                196      Pads        18,622                82.7 (46)   7/20/2004 Fee Simple
      58                 94      Units       38,226                93.6        3/31/2004 Fee Simple
      59             16,780      Sq Feet        214               100.0 (47)    4/1/2004 Fee Simple
      60             28,360      Sq Feet        125                93.4         4/8/2004 Fee Simple
      61                 96      Units       36,667                97.9         5/5/2004 Fee Simple
      62             61,350      Sq Feet         57                95.9        4/15/2004 Fee Simple
      63             14,560      Sq Feet        230               100.0         6/2/2004 Fee Simple
      64             17,187      Sq Feet        192                90.6         6/1/2004 Fee Simple
      65             84,830      Sq Feet         39                69.7        4/21/2004 Fee Simple
      66                148      Pads        22,043                77.7         5/1/2004 Fee Simple
      67                 19      Units      170,591                94.7        3/31/2004 Fee Simple
      68             27,025      Sq Feet        119               100.0        6/15/2004 Fee Simple
      69                195      Units       16,529                89.7        2/29/2004 Fee Simple
      70             14,560      Sq Feet        216               100.0        5/11/2004 Fee Simple
      71            102,655      Sq Feet         30                51.1        4/23/2004 Fee Simple
      72             29,375      Sq Feet        105               100.0        3/18/2004 Fee Simple
      73             69,975      Sq Feet         43                81.3        4/30/2004 Fee Simple
      74             10,880      Sq Feet        269               100.0        5/27/2004 Fee Simple
      75                 28      Units      103,293               100.0         3/1/2004 Fee Simple
      76             13,813      Sq Feet        206               100.0        7/16/2004 Fee Simple
      77             14,560      Sq Feet        193               100.0        5/18/2004 Fee Simple
      78             13,833      Sq Feet        186               100.0        3/30/2004 Fee Simple
      79                477      Units        5,237                91.4        5/13/2004 Fee Simple
      80             13,500      Sq Feet        178               100.0        5/19/2004 Fee Simple
      81                 18      Units      122,778                94.4         7/1/2004 Fee Simple
      82             31,010      Sq Feet         70               100.0 (51)   7/16/2004 Fee Simple
      83             54,550 (52) Sq Feet         39                81.6        4/21/2004 Fee Simple
      84             59,150      Sq Feet         33                72.4        4/21/2004 Fee Simple
      85             57,725      Sq Feet         33                80.6        4/21/2004 Fee Simple
      86             59,225      Sq Feet         29                83.6        4/21/2004 Fee Simple
      87              6,450      Sq Feet        251               100.0        3/31/2004 Fee Simple
      88                 38      Units       39,440                94.7        4/30/2004 Fee Simple
      89             46,350      Sq Feet         29                93.5        6/30/2004 Fee Simple
      90             50,900      Sq Feet         23                69.8        4/21/2004 Fee Simple
      91                 32      Units       35,128               100.0         7/1/2004 Fee Simple
      92             14,537      Sq Feet         69               100.0         3/5/2004 Fee Simple
      93             30,516      Sq Feet         30                66.2        4/21/2004 Fee Simple
      94             37,818      Sq Feet         23                61.0        4/21/2004 Fee Simple

                                       LARGEST                              LARGEST                        LARGEST
   CONTROL                              TENANT                            TENANT AREA                    TENANT LEASE
     NO.                                 NAME                           LEASED (SQ. FT.)                   EXP. DATE
-----------------------------------------------------------------------------------------------------------------------------

      1        Macy's                                                            302,322                           1/31/2013
      2        Nordstrom                                                         260,000                           9/21/2020
      3        The McGraw-Hill Companies                                         518,217                           3/31/2020

      4        N/A                                                                   N/A                                 N/A
      4a       N/A                                                                   N/A                                 N/A
      4b       N/A                                                                   N/A                                 N/A
      4c       N/A                                                                   N/A                                 N/A
      4d       N/A                                                                   N/A                                 N/A
      4e       N/A                                                                   N/A                                 N/A
      4f       N/A                                                                   N/A                                 N/A
      4g       N/A                                                                   N/A                                 N/A
      4h       N/A                                                                   N/A                                 N/A
      4i       N/A                                                                   N/A                                 N/A
      4j       N/A                                                                   N/A                                 N/A
      4k       N/A                                                                   N/A                                 N/A
      4l       N/A                                                                   N/A                                 N/A
      4m       N/A                                                                   N/A                                 N/A
      4n       N/A                                                                   N/A                                 N/A
      4o       N/A                                                                   N/A                                 N/A
      4p       N/A                                                                   N/A                                 N/A
      4q       N/A                                                                   N/A                                 N/A
      4r       N/A                                                                   N/A                                 N/A
      4s       N/A                                                                   N/A                                 N/A
      5        Cleary, Gottlieb, Steen & Hamilton                                105,788                          11/30/2012
      6        City University of New York (22)                                  152,545                           6/30/2017
      7        Coca-Cola North America (24)                                      177,764                           2/28/2011
      8        N/A                                                                   N/A                                 N/A
      8a       N/A                                                                   N/A                                 N/A
      8b       N/A                                                                   N/A                                 N/A
      8c       N/A                                                                   N/A                                 N/A
      8d       N/A                                                                   N/A                                 N/A
      9        24 Hour Fitness, Inc.                                              10,736                           4/30/2007
      10       N/A                                                                   N/A                                 N/A
     10a       KCI USA, Inc.                                                      88,520                           7/31/2007
     10b       ACS Commercial Solutions, Inc.                                     55,000                            4/1/2006
      11       N/A                                                                   N/A                                 N/A
      12       Circuit City                                                       32,958                           1/31/2024
      13       Halliburton Energy Services, Inc.                                  14,776                           8/31/2008
      14       Dacra Development Corporation                                      12,508                           7/15/2009
      15       Shaw's Supermarket                                                 68,000                           2/28/2024
      16       N/A                                                                   N/A                                 N/A
      17       Boca Executive Center, L.L.C.                                      19,393                           8/31/2013
      18       Wegmans                                                            90,000                           2/28/2021
      19       Yves St. Laurent America, Inc.                                      6,580                           5/31/2018
      20       News & Sun-Sentinel Co.                                            21,420                           5/31/2009
      21       Elf Tenant LP (29)(30)(31)                                        103,565                            9/1/2042
      22       N/A                                                                   N/A                                 N/A
      23       N/A                                                                   N/A                                 N/A
     23a       N/A                                                                   N/A                                 N/A
     23b       N/A                                                                   N/A                                 N/A
      24       Publix Super Markets, Inc.                                         44,840                            4/1/2024
      25       Pacific Administrators, Inc.                                       10,932                          12/31/2005
      26       Jimmy Jazz of 270 Fordham LLC (35)                                 11,000     15 Years from Commencement Date (35)
      27       DaVita, Inc. (56)                                                  50,751                           8/31/2013 (56)
      28       N/A                                                                   N/A                                 N/A
      29       Select Comfort Retail Corporation                                   2,400                           2/28/2014 (37)
      30       Island Pacific Market                                              31,000                            9/1/2012
      31       Food Lion                                                          37,961                          12/31/2022
      32       N/A                                                                   N/A                                 N/A
      33       Pets Plus                                                          17,500                           3/31/2019
      34       Montefiore Medical Group                                            8,000                           1/31/2011
      35       BJ's Wholesale Club                                                68,160                           11/1/2019
      36       N/A                                                                   N/A                                 N/A
      37       N/A                                                                   N/A                                 N/A
      38       Office Depot                                                       27,401                           3/31/2010
      39       N/A                                                                   N/A                                 N/A
      40       Walgreen Co.                                                       15,855                           4/30/2078 (40)
      41       Santoni's Supermarket                                              25,500                           7/31/2007
      42       Hyundai America Shipping Agency                                     7,741                          12/31/2006
      43       Mobile Medical Industries, Inc. (Cyber-Care, Inc. sublease)        30,201                          10/31/2007
      44       N/A                                                                   N/A                                 N/A
      45       Mandee                                                              6,250                           2/14/2009
      46       N/A                                                                   N/A                                 N/A
      47       Walgreen Co.                                                       14,485                           8/31/2079 (43)
      48       Shoprite Supermarket                                               64,354                          11/30/2028
      49       Walgreen Co.                                                       13,650                           3/31/2079 (44)
      50       N/A                                                                   N/A                                 N/A
      51       N/A                                                                   N/A                                 N/A
      52       LaSalle Bank National Association                                   5,900                           5/31/2023
      53       Max Studio                                                          3,200                           2/14/2014
      54       Magnan Graizzaro & Associates CPA LLC                               4,885                           4/30/2007
      55       N/A                                                                   N/A                                 N/A
     55a       Fan Equipment Company                                              65,814                            6/7/2014
     55b       National Pool Tile Group                                           11,550                           9/30/2004 (45)
      56       The Ski Bum, Inc.                                                   8,104                          11/30/2010
      57       N/A                                                                   N/A                                 N/A
      58       N/A                                                                   N/A                                 N/A
      59       Charlie Trotter TG Inc.                                             3,198                           6/30/2010
      60       Ampmed                                                              7,500                          12/31/2006
      61       N/A                                                                   N/A                                 N/A
      62       Food Lion                                                          36,000                           5/25/2020
      63       Walgreen Co.                                                       14,560                           5/31/2079 (48)
      64       Dosha                                                               7,462                          11/30/2013
      65       Genesis Health Services                                             2,700                           9/30/2004
      66       N/A                                                                   N/A                                 N/A
      67       Delaware Dance Company, Inc.                                        6,600                          11/30/2010
      68       Goodyear auto store                                                 5,789                           2/28/2009
      69       N/A                                                                   N/A                                 N/A
      70       Walgreen Co.                                                       14,560                           4/30/2079 (49)
      71       N/A                                                                   N/A                                 N/A
      72       Rite Aid                                                           11,180                           4/30/2019
      73       N/A                                                                   N/A                                 N/A
      74       CVS Corporation                                                    10,880                           1/31/2027
      75       N/A                                                                   N/A                                 N/A
      76       Eckerd Corporation                                                 13,813                            6/9/2024
      77       Walgreen Co.                                                       14,560                           9/30/2078
      78       Walgreen Co.                                                       13,833                          12/31/2057
      79       N/A                                                                   N/A                                 N/A
      80       Walgreen Co.                                                       13,500                           6/30/2055 (50)
      81       N/A                                                                   N/A                                 N/A
      82       Hers, LLC (51)                                                      6,000                          10/31/2009
      83       N/A                                                                   N/A                                 N/A
      84       N/A                                                                   N/A                                 N/A
      85       N/A                                                                   N/A                                 N/A
      86       N/A                                                                   N/A                                 N/A
      87       Hollywood Video                                                     4,950                           5/31/2008
      88       N/A                                                                   N/A                                 N/A
      89       N/A                                                                   N/A                                 N/A
      90       N/A                                                                   N/A                                 N/A
      91       N/A                                                                   N/A                                 N/A
      92       Beach Buffers                                                       5,730                           2/28/2016
      93       N/A                                                                   N/A                                 N/A
      94       N/A                                                                   N/A                                 N/A

                                    2ND LARGEST                        2ND LARGEST                    2ND LARGEST
   CONTROL                            TENANT                           TENANT AREA                    TENANT LEASE
     NO.                               NAME                          LEASED (SQ. FT.)                  EXP. DATE
------------------------------------------------------------------------------------------------------------------------------

      1        Sears                                                          240,173                          2/28/2007
      2        Euro RSCG Tatham                                                92,330                         11/30/2014
      3        Information Builders, Inc.                                     268,190                          5/31/2013 (20)

      4        N/A                                                                N/A                                N/A
      4a       N/A                                                                N/A                                N/A
      4b       N/A                                                                N/A                                N/A
      4c       N/A                                                                N/A                                N/A
      4d       N/A                                                                N/A                                N/A
      4e       N/A                                                                N/A                                N/A
      4f       N/A                                                                N/A                                N/A
      4g       N/A                                                                N/A                                N/A
      4h       N/A                                                                N/A                                N/A
      4i       N/A                                                                N/A                                N/A
      4j       N/A                                                                N/A                                N/A
      4k       N/A                                                                N/A                                N/A
      4l       N/A                                                                N/A                                N/A
      4m       N/A                                                                N/A                                N/A
      4n       N/A                                                                N/A                                N/A
      4o       N/A                                                                N/A                                N/A
      4p       N/A                                                                N/A                                N/A
      4q       N/A                                                                N/A                                N/A
      4r       N/A                                                                N/A                                N/A
      4s       N/A                                                                N/A                                N/A
      5        The Corporate Executive Board Company                          102,021                          6/30/2009
      6        TSI West 41, Inc.                                               25,828                          4/16/2021
      7        Coca Cola Enterprises Inc. (25)                                 40,593                          8/31/2014 (25)
      8        N/A                                                                N/A                                N/A
      8a       N/A                                                                N/A                                N/A
      8b       N/A                                                                N/A                                N/A
      8c       N/A                                                                N/A                                N/A
      8d       N/A                                                                N/A                                N/A
      9        Paradise Tee, Inc. dba Natural Hawaiian                          2,043                          9/30/2007
      10       N/A                                                                N/A                                N/A
     10a       United Healthcare Services, Inc.                                62,763                          3/31/2008
     10b       Surpas                                                          36,504                          5/31/2008
      11       N/A                                                                N/A                                N/A
      12       Ross Stores                                                     30,137                          1/31/2014
      13       Ivanhoe Energy (USA), Inc.                                      14,776                          7/31/2009
      14       Sambodromo, LLC                                                  7,050                          9/30/2012
      15       Flagship Cinemas                                                41,975                         10/31/2023
      16       N/A                                                                N/A                                N/A
      17       Salomon Smith Barney                                            16,694                          6/30/2008
      18       Big Lots                                                        27,000                          1/31/2006
      19       Kate Spade, LLC                                                  5,000                          1/31/2010
      20       Palm Beach Newspapers, Inc.                                     18,500                          6/30/2010
      21       N/A                                                                N/A                                N/A
      22       N/A                                                                N/A                                N/A
      23       N/A                                                                N/A                                N/A
     23a       N/A                                                                N/A                                N/A
     23b       N/A                                                                N/A                                N/A
      24       Steinmart, Inc.                                                 37,333                         11/21/2012
      25       Homestreet Bank                                                  5,541                          1/31/2009
      26       The Finish Line, Inc. (35)                                       5,800    10 Years from Commencement Date (35)
      27       N/A                                                                N/A                                N/A
      28       N/A                                                                N/A                                N/A
      29       Napoleon International Fashions, Ltd.                            1,754                          1/31/2005
      30       Giant Dollar Discount                                           15,000                           2/1/2013
      31       Long & Foster                                                    4,915                          4/30/2009
      32       N/A                                                                N/A                                N/A
      33       Grand Buffet                                                     7,500                          4/30/2019
      34       NY Total Care                                                    3,500                         12/31/2005
      35       Hannaford Bros.                                                 56,717                           8/1/2011
      36       N/A                                                                N/A                                N/A
      37       N/A                                                                N/A                                N/A
      38       Crocery Outlet, Inc.                                            18,000                          8/31/2009
      39       N/A                                                                N/A                                N/A
      40       N/A                                                                N/A                                N/A
      41       Rite Aid                                                        11,200                          7/31/2007
      42       Hyundai Corporation (USA)                                        6,529                          5/31/2007
      43       IC Business Centers, Inc. d/b/a Stratis Business Centers        10,911                           5/9/2011
      44       N/A                                                                N/A                                N/A
      45       Blockbuster                                                      5,500                          4/30/2011
      46       N/A                                                                N/A                                N/A
      47       N/A                                                                N/A                                N/A
      48       N/A                                                                N/A                                N/A
      49       N/A                                                                N/A                                N/A
      50       N/A                                                                N/A                                N/A
      51       N/A                                                                N/A                                N/A
      52       N/A                                                                N/A                                N/A
      53       Mare Shoes                                                       1,200                          9/30/2008
      54       Dinisco Design Partnership LTD.                                  4,715                          4/30/2005
      55       N/A                                                                N/A                                N/A
     55a       N/A                                                                N/A                                N/A
     55b       N/A                                                                N/A                                N/A
      56       Theater Xtreme, Inc.                                             3,101                         11/30/2010
      57       N/A                                                                N/A                                N/A
      58       N/A                                                                N/A                                N/A
      59       White Hen Pantry Inc.                                            2,750                          7/21/2007
      60       Rescare                                                          4,810                          6/30/2008
      61       N/A                                                                N/A                                N/A
      62       Western Steer                                                    8,270                           2/4/2007
      63       N/A                                                                N/A                                N/A
      64       Noodlin' Restaurant                                              3,476                          9/30/2013
      65       Mothers Helping Mothers                                          1,750                          1/30/2006
      66       N/A                                                                N/A                                N/A
      67       Chesapeake Publishing Corp.                                      1,260                          1/31/2009
      68       Leslie's Poolmart                                                3,827                         10/31/2008
      69       N/A                                                                N/A                                N/A
      70       N/A                                                                N/A                                N/A
      71       N/A                                                                N/A                                N/A
      72       Cheapskates Stores                                              10,000                          4/30/2009
      73       N/A                                                                N/A                                N/A
      74       N/A                                                                N/A                                N/A
      75       N/A                                                                N/A                                N/A
      76       N/A                                                                N/A                                N/A
      77       N/A                                                                N/A                                N/A
      78       N/A                                                                N/A                                N/A
      79       N/A                                                                N/A                                N/A
      80       N/A                                                                N/A                                N/A
      81       N/A                                                                N/A                                N/A
      82       Norton's                                                         4,780                          9/30/2006
      83       N/A                                                                N/A                                N/A
      84       N/A                                                                N/A                                N/A
      85       N/A                                                                N/A                                N/A
      86       N/A                                                                N/A                                N/A
      87       Starbucks                                                        1,500                          4/30/2008
      88       N/A                                                                N/A                                N/A
      89       N/A                                                                N/A                                N/A
      90       N/A                                                                N/A                                N/A
      91       N/A                                                                N/A                                N/A
      92       McDonald's                                                       5,157                         11/28/2021
      93       N/A                                                                N/A                                N/A
      94       N/A                                                                N/A                                N/A

                                     3RD LARGEST                         3RD LARGEST     3RD LARGEST
   CONTROL                             TENANT                            TENANT AREA     TENANT LEASE
     NO.                                NAME                           LEASED (SQ. FT.)   EXP. DATE
-------------------------------------------------------------------------------------------------------

      1        Filene's                                                         198,148            NAP (6)
      2        Virgin Records                                                    39,189      1/31/2014
      3        Madison Square Garden, LP                                        162,945      4/30/2007

      4        N/A                                                                  N/A            N/A
      4a       N/A                                                                  N/A            N/A
      4b       N/A                                                                  N/A            N/A
      4c       N/A                                                                  N/A            N/A
      4d       N/A                                                                  N/A            N/A
      4e       N/A                                                                  N/A            N/A
      4f       N/A                                                                  N/A            N/A
      4g       N/A                                                                  N/A            N/A
      4h       N/A                                                                  N/A            N/A
      4i       N/A                                                                  N/A            N/A
      4j       N/A                                                                  N/A            N/A
      4k       N/A                                                                  N/A            N/A
      4l       N/A                                                                  N/A            N/A
      4m       N/A                                                                  N/A            N/A
      4n       N/A                                                                  N/A            N/A
      4o       N/A                                                                  N/A            N/A
      4p       N/A                                                                  N/A            N/A
      4q       N/A                                                                  N/A            N/A
      4r       N/A                                                                  N/A            N/A
      4s       N/A                                                                  N/A            N/A
      5        Morrison & Foerster                                               74,149     12/31/2005
      6        Dodger Theatrical Holdings, Inc.                                  18,326      1/31/2016
      7        Lynk Systems Inc.                                                 24,493     12/31/2006
      8        N/A                                                                  N/A            N/A
      8a       N/A                                                                  N/A            N/A
      8b       N/A                                                                  N/A            N/A
      8c       N/A                                                                  N/A            N/A
      8d       N/A                                                                  N/A            N/A
      9        Paul Grab, Inc., dba Hawaiian Rainforest Salon and Spa             1,800      3/31/2005
      10       N/A                                                                  N/A            N/A
     10a       N/A                                                                  N/A            N/A
     10b       Education America                                                 31,948      3/31/2013
      11       N/A                                                                  N/A            N/A
      12       Barnes & Noble                                                    23,079      7/31/2013
      13       The Petroleum Club of Bakersfield                                 14,776      1/31/2018
      14       Idol's Gym I, Inc.                                                 6,591       4/9/2009
      15       KB Toys                                                           15,180      1/31/2005
      16       N/A                                                                  N/A            N/A
      17       Smith Barney Inc.                                                 13,979      9/30/2004
      18       Eckerd                                                            12,750      2/28/2006
      19       N/A                                                                  N/A            N/A
      20       Biznessonline.com                                                 13,642     11/30/2008
      21       N/A                                                                  N/A            N/A
      22       N/A                                                                  N/A            N/A
      23       N/A                                                                  N/A            N/A
     23a       N/A                                                                  N/A            N/A
     23b       N/A                                                                  N/A            N/A
      24       Petco                                                             13,500     12/31/2013
      25       Benefit Plan Consultants, Inc.                                     4,080      6/30/2005
      26       N/A                                                                  N/A            N/A
      27       N/A                                                                  N/A            N/A
      28       N/A                                                                  N/A            N/A
      29       800 Fellans, Inc.                                                  1,450      4/30/2010
      30       Bank of America                                                    8,807       3/1/2007
      31       Movie Gallery                                                      3,600      1/31/2009
      32       N/A                                                                  N/A            N/A
      33       Lucille Roberts                                                    6,875      3/31/2014
      34       NYCONN Orthopedic & Rehabilitation Specialists, PLLC               2,400      8/31/2007
      35       Office Max                                                        25,370       1/1/2013
      36       N/A                                                                  N/A            N/A
      37       N/A                                                                  N/A            N/A
      38       Dollar Tree Store, Inc                                            17,621       9/4/2006
      39       N/A                                                                  N/A            N/A
      40       N/A                                                                  N/A            N/A
      41       Dollar Tree Stores                                                 5,850     12/31/2005
      42       Nicolas Elian (41)                                                 5,100      6/24/2016
      43       MFT Development Inc.                                               4,441     12/31/2010
      44       N/A                                                                  N/A            N/A
      45       Hallmark                                                           4,000      2/28/2014
      46       N/A                                                                  N/A            N/A
      47       N/A                                                                  N/A            N/A
      48       N/A                                                                  N/A            N/A
      49       N/A                                                                  N/A            N/A
      50       N/A                                                                  N/A            N/A
      51       N/A                                                                  N/A            N/A
      52       N/A                                                                  N/A            N/A
      53       Double O Five                                                        644      5/31/2005
      54       Cohen & Havian LLP.                                                4,494      6/30/2010
      55       N/A                                                                  N/A            N/A
     55a       N/A                                                                  N/A            N/A
     55b       N/A                                                                  N/A            N/A
      56       Pro-active Technology, Inc.                                        1,546      8/30/2006
      57       N/A                                                                  N/A            N/A
      58       N/A                                                                  N/A            N/A
      59       Tan AX, Inc.                                                       2,294      3/31/2014
      60       Policy Studies                                                     2,929      1/31/2005
      61       N/A                                                                  N/A            N/A
      62       Family Dollar                                                      7,000     12/31/2004
      63       N/A                                                                  N/A            N/A
      64       Imelda's Designer Shoes                                            2,099     10/31/2010
      65       Taqueria Aguascaliences                                            1,680     12/31/2007
      66       N/A                                                                  N/A            N/A
      67       The Brandywine Center, LLC                                         1,220      2/28/2009
      68       Portobello's                                                       2,532      6/30/2007
      69       N/A                                                                  N/A            N/A
      70       N/A                                                                  N/A            N/A
      71       N/A                                                                  N/A            N/A
      72       Movie Gallery                                                      3,600      4/30/2009
      73       N/A                                                                  N/A            N/A
      74       N/A                                                                  N/A            N/A
      75       N/A                                                                  N/A            N/A
      76       N/A                                                                  N/A            N/A
      77       N/A                                                                  N/A            N/A
      78       N/A                                                                  N/A            N/A
      79       N/A                                                                  N/A            N/A
      80       N/A                                                                  N/A            N/A
      81       N/A                                                                  N/A            N/A
      82       Wedding Emporium (51)                                              4,700      1/21/2007
      83       N/A                                                                  N/A            N/A
      84       N/A                                                                  N/A            N/A
      85       N/A                                                                  N/A            N/A
      86       N/A                                                                  N/A            N/A
      87       N/A                                                                  N/A            N/A
      88       N/A                                                                  N/A            N/A
      89       N/A                                                                  N/A            N/A
      90       N/A                                                                  N/A            N/A
      91       N/A                                                                  N/A            N/A
      92       BoJangles                                                          3,650      8/31/2023
      93       N/A                                                                  N/A            N/A
      94       N/A                                                                  N/A            N/A

                 (This Page Has Been Left Blank Intentionally)

FOOTNOTES TO ANNEX A-1

Northshore Mall          1    Annual debt service and U/W NCF DSCR are based on 12
                              times the constant monthly debt service payment
                              commencing on the due date in April 2007 (following the
                              initial three-year interest only period).

Northshore Mall          2    Reflects the projected U/W NCF of the Northshore Mall
                              Mortgaged Property. The in-place U/W NCF was
                              calculated to be $24,065,110.

Northshore Mall          3    Based on projected U/W NCF of the Northshore Mall
                              Mortgaged Property. The U/W NCF DSCR based on
                              in-place U/W NCF was calculated to be 1.77x.

Northshore Mall          4    Square footage reflects total gross leasable area of the
                              property, not all of which is part of the loan collateral. The collateral totals 808,380 square feet comprised of the
                              302,322 square foot Macy's anchor store and pad, a 29,275
                              square foot Filene's Basement store, 436,192 square feet of in-line mall space and a 40,591 square foot fitness center.
                              In addition, collateral consists of the Sears anchor pad (but not the anchor-owned improvements) and six outparcel
                              pads (but not the tenant-owned improvements). Filene's,
                              JCPenney and Lord & Taylor own their anchor stores and
                              pads, none of which are part of the loan collateral.

Northshore Mall          5    Occupancy Percentage (%) reflects overall mall occupancy.
                              In-line Occupancy Percentage (%) is 89.5%.

Northshore Mall          6    NAP means not applicable as the anchor owns its store
                              and pad, which are not part of the loan collateral.

Westfield North Bridge   7    Reflects the projected U/W NCF of the Westfield North
                              Bridge Mortgaged Property. The in-place U/W NCF was
                              calculated to be $21,697,947.

Westfield North Bridge   8    U/W NCF DSCR and Cut-off Date LTV were calculated
                              based on both the Westfield North Bridge Mortgage Loan
                              and the Westfield North Bridge Pari Passu Non-Trust Loan
                              (total cut-off date principal balance of $205,000,000).

Westfield North Bridge   9    Based on projected U/W NCF of the Westfield North
                              Bridge Mortgaged Property. The U/W NCF DSCR based
                              on in-place U/W NCF was calculated to be 2.24x.

Westfield North Bridge   10   Scheduled Maturity/ARD LTV was calculated based on
                              the total expected maturity date principal balance of both the Westfield North Bridge Mortgage Loan and the
                              Westfield North Bridge Non-Trust Loan (total maturity
                              date principal balance of $205,000,000).

Westfield North Bridge   11   Square footage is comprised of 590,088 square feet of retail space and 92,330 square feet of office space, all of which is loan collateral. Collateral also includes two parking garages with an aggregate of 1,100 spaces.

Westfield North Bridge   12   Occupancy Percentage (%) reflects overall occupancy,
                              including office. In-line space occupancy is 90.4%.

Two Penn Plaza           13   Mortgage rate represents the weighted average coupon of
                              the Two Penn Plaza Mortgage Loan Component A-2A
                              with a principal balance of $93,075,500 and a per annum
                              rate of 4.9658% and the Two Penn Plaza Mortgage Loan
                              Component A-2B with a principal balance of $29,424,500
                              and a per annum rate of 3.9658%.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

Two Penn Plaza             14   U/W NCF DSCR and Cut-off Date LTV were calculated
                                based on both the Two Penn Plaza Mortgage Loan and the
                                Two Penn Plaza Pari Passu Non-Trust Loan (total cut-off
                                date principal balance of $245,000,000).

Two Penn Plaza             15   U/W NCF DSCR was calculated based on 12 times the
                                average of the monthly debt service payments that will be
                                due with respect to the Two Penn Plaza Mortgage Loan
                                and the Two Penn Plaza Pari Passu Non-Trust Loan,
                                commencing with the due date in March 2006 (following
                                the initial two-year interest-only period) through and
                                including the anticipated repayment date.

Two Penn Plaza             16   Reflects the projected U/W NCF of the Two Penn Plaza
                                Mortgaged Property. The in-place U/W NCF was
                                calculated to be $28,350,452.

Two Penn Plaza             17   Based on projected U/W NCF of the Two Penn Plaza
                                Mortgaged Property. The U/W NCF DSCR based on
                                in-place U/W NCF was calculated to be 1.78x.

Two Penn Plaza             18   Scheduled Maturity/ARD LTV was calculated based on
                                the total expected principal balance of the Two Penn Plaza
                                Mortgage Loan and the Two Penn Plaza Pari Passu
                                Non-Trust Loan as of the related anticipated repayment
                                date.

Two Penn Plaza             19   Annual debt service is based upon 12 times the average of
                                the monthly debt service payments that will be due with
                                respect to the Two Penn Plaza Mortgage Loan
                                commencing with the due date in March 2006 (following
                                the initial two-year interest-only period) through and
                                including the anticipated repayment date.

Two Penn Plaza             20   Information Builders, Inc. has the right to terminate it's lease effective May 31, 2008 upon prior notice given no
                                later than February 28, 2007 and payment of a lease
                                termination fee.

2000 Pennsylvania Avenue   21   Square footage reflects total net rentable area including
                                approximately 65,992 square feet of retail space.

230 West 41st Street       22   Occupancy Percentage, U/W Net Cash Flow and U/W
                                NCF DSCR were calculated based on the inclusion of a
                                13-year lease signed by City University of New York
                                ("CUNY") commencing July 1, 2004 for a minimum of
                                152,545 square feet at a rent of $33.00 per square foot with rent commencing on October 1, 2004. The lease also
                                contains the standard New York State appropriations
                                clause, which provides for an early termination option
                                based upon the failure to appropriate funds for the lease.
                                According to the related borrower, CUNY is expected to
                                be in occupancy by April 2005. Based on the rent roll
                                dated as of June 1, 2004, the subject property was 44.3%
                                occupied. The amount of an $8,000,000 letter of credit and
                                $1,737,000 in cash was escrowed at closing for tenant
                                improvements and leasing commissions for the CUNY
                                space and all other vacant space at the subject property.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

Northridge Business Park          23   U/W Net Cash Flow and U/W NCF DSCR were calculated
                                       based on the inclusion of Fabulous Creations Catering's
                                       full, unabated rent (14,521 square feet, lease expiration
                                       November 30, 2014). Fabulous Creations Catering has a
                                       6-month rent abatement. Full, unabated rent payments
                                       commence December 1, 2004. The amount of $83,496,
                                       which represents a 6-month rent reserve, was escrowed at
                                       closing and deposited into the rent abatement reserve.

Northridge Business Park          24   Coca-Cola North America (173,857 square feet, lease
                                       expiration February 28, 2011) has a one-time option to
                                       reduce space by any amount at any time after December
                                       31, 2007 upon 12 months prior notice and payment of a
                                       termination penalty. The amount of $500,000 was escrowed
                                       at closing and deposited into the TI/LC reserve account. In addition, annual TI/LC reserves in the amount of $500,000
                                       per year for years 1-2 and $250,000 per year for years 3-10 will be required. Upon the tenant giving notice of its
                                       intention to terminate a portion of its lease (12 months
                                       notice), a 100% excess cash flow sweep will commence.
                                       TI/LC reserves are capped at $1,000,000 unless a cash flow sweep occurs.

Northridge Business Park          25   Coca-Cola Enterprises, Inc. (40,593 square feet, lease
                                       expiration August 31, 2014) has a one-time option to
                                       terminate its lease on August 31, 2009 upon 9 months prior notice and payment of a termination penalty.

Columbia Self Storage Portfolio   26   Occupancy Percentage reflects only the occupancy of the
                                       self storage space. There is also approximately 39,819
                                       square feet of record storage space (included in the total size) which, according to the related borrower, has the
                                       capacity for 150,000 boxes. As of April 30, 2004, the record storage was approximately 51.3% occupied based on boxes
                                       stored.

Stockdale Tower                   27   Occupancy Percentage, U/W Net Cash Flow and U/W
                                       NCF DSCR were calculated based on executed leases
                                       totaling 25,709 square feet to four tenants which are not
                                       yet in occupancy. The amount of $2,500,000 was held back
                                       at closing, representing the loan proceeds allocable to the net cash flow differential, to be released upon the tenants being in occupancy, paying full, unabated rent and
                                       providing an estoppel certificate acceptable to the lender.
                                       In addition, in the event that, as of December 31, 2004,
                                       any of the holdback tenants have not taken occupancy of
                                       their spaces and are not paying rent pursuant to the terms of their leases, the $2,500,000 (or applicable amount that has not been released) will be held as additional collateral for the loan. As of the rent roll dated July 14, 2004, the property was 91.6% leased and 77.0% occupied (excluding
                                       the 25,709 square feet).

FOOTNOTES TO ANNEX A-1 -- CONTINUED

741 Lincoln Road   28   U/W Net Cash Flow and U/W NCF DSCR were calculated
                        using the abated rent amount for Idol's Gym Inc. (6,591
                        square feet, lease expiration April 9, 2009); $175,000 was escrowed at closing, representing approximately one year
                        of base rent and reimbursements with respect to the Idol's lease. The escrow will be released either when that tenant has paid full unabated rent for a period of 12 months or
                        that tenant is replaced.

Canal Crossing     29   The property is subject to a 40-year master lease wherein
                        the minimum payments to the master lessor, in this case
                        the related borrower, are $1,022,770 in 2004 and beginning in January 2005, $1,444,316 per annum. The master lessee,
                        Elf Tenant LP, master leases the entire property, but does not occupy any space. The property is sublet to multiple
                        space sub-tenants. The three largest space sub-tenants are
                        Brown & Greer, Baskervill & Son P.C., and Vanasse
                        Hangen Brustlin Inc. The occupancy rate of 100% is based
                        on the master lease. The actual occupancy based on the
                        sub-tenant space occupied is 72.0%.

Canal Crossing     30   At closing, the related borrower provided a $1,000,000
                        letter of credit and a $500,000 guaranty, related to the
                        sub-tenant Stool Pigeon lease, to be released upon Stool
                        Pigeon being in occupancy, paying full, unabated rent, and having delivered an estoppel certificate acceptable to
                        lender. According to the related borrower, Stool Pigeon is expected to take occupancy by September 2004.
                        Additionally, the related borrower provided a $1,250,000
                        letter of credit at closing, representing 5,700 square feet of anticipated lease-up of sub-tenant space, to be released
                        upon leases being executed for the 5,700 square feet and
                        the sub-tenants being in occupancy, paying full, unabated
                        rent and the related borrower having delivered an estoppel certificate acceptable to lender. If the release provisions for the 5,700 square feet are not met within one year of the
                        closing of the mortgage loan, the letter of credit shall be held as additional collateral. As of the rent roll dated June
                        9, 2004, the property was 78.7% sub-leased and 72.0%
                        occupied.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

Canal Crossing                       31   The sub-tenant Brown & Greer (29,493 square feet, lease
                                          expiration February 15, 2014) has a termination right on
                                          May 15, 2010. If Brown & Greer gives notice of their
                                          intention to terminate or if Brown & Greer does not
                                          renew their lease on or before February 15, 2013, the
                                          related borrower shall be required to provide the lender
                                          with cash or a letter of credit, not to exceed $500,000
                                          (which may include any payments made to the related
                                          borrower by Brown & Greer as a penalty for early
                                          termination). If the related borrower does not provide the cash or a letter of credit, a cash flow sweep of all excess cash flow shall immediately commence. Nineteen months
                                          prior to the scheduled expiration of the sub-tenant
                                          Baskervill & Son P.C. lease (27,759 square feet, lease
                                          expiration June 30, 2013), the related borrower will be
                                          required to provide cash or a letter of credit in the amount of $650,000 less any amounts in the TI/LC reserve account.
                                          If the related borrower does not provide the cash or a
                                          letter of credit, a cash flow sweep of all excess cash flow shall immediately commence. If, subsequent to the
                                          commencement of the full cash flow sweep,
                                          Baskervill & Son P.C. renews its lease for an additional five years, all funds swept for that lease shall be released to the related borrower. The sub-tenant Vanasee Hangen Brustlin
                                          Inc. lease (9,743 square feet, lease expiration February 28,
                                          2014) has termination rights on February 28, 2009 (the
                                          64th month of the lease) and February 28, 2012 (the 100th
                                          month of the lease).

George Washington University Hotel   32   Occupancy for the twelve months ending April 30, 2004.
Portfolio

Decatur Commons                      33   $200,000 was held back at closing and was deposited in a
                                          non-interest bearing escrow account with the lender. The
                                          hold back will be released if, within 90 days following the note date, the Suntime Tanning tenant has taken
                                          occupancy, commenced normal business operations, and
                                          has commenced the payment of full rent for all space
                                          subject to its lease. In the event that these occupancy
                                          conditions are not satisfied on or before the 90th day
                                          following the note date, the hold back shall not be paid to the borrower but will be applied as a payment on the loan, and the constant monthly payment on the loan shall be
                                          reduced to $63,287.48.

1221 Kapiolani                       34   Cut-off Date LTV and Scheduled Maturity/ARD LTV
                                          were calculated based on a stabilized appraised value that assumes that the sprinkler retrofit and scheduled
                                          renovations will be completed within 6 months of the
                                          closing date. Approximately $4,600,000 was held back and
                                          escrowed at closing for the completion of the scheduled
                                          repairs, deferred maintenance, the installation of the fire sprinkler system and for TI/LCs.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

Fordham Road Retail                   35   U/W Net Cash Flow, U/W NCF DSCR, the appraised
                                           value, Cut-Off Date LTV and Scheduled Maturity/ARD
                                           LTV were calculated based on 16,800 square feet of
                                           executed leases to The Finish Line, Inc. (5,800 square feet)
                                           and Jimmy Jazz of 270 Fordham LLC (11,000 square feet).
                                           The Finish Line lease expires 10 years from
                                           commencement date, while the Jimmy Jazz lease expires
                                           15 years from commencement date. The current tenant at
                                           the property, Suzette Kiddie Togs, Inc. is wholly owned by
                                           Youngworld Stores Group, Inc., an affiliate of the
                                           Borrower. Its lease (16,800 square feet) has a current lease term of 11 years commencing June 2004 that will expire
                                           upon The Finish Line and Jimmy Jazz taking occupancy
                                           and paying rent pursuant to their individual leases. The
                                           key principal and the Youngworld Stores Group, Inc.
                                           guarantee monthly debt service payments, all operating
                                           expenses and all other amounts due under the loan
                                           documents until such time as The Finish Line and Jimmy
                                           Jazz take occupancy, open for business, commence paying
                                           full, unabated rent, and deliver estoppel certificates
                                           acceptable to lender. Both Jimmy Jazz and the Finish Line
                                           have rent abatement periods. Also, $1,000,000 was held
                                           back at closing, to be released upon both The Finish Line
                                           and Jimmy Jazz taking occupancy, being open for business,
                                           paying full, unabated rent, and providing an estoppel
                                           certificate acceptable to lender. The U/W NCF DSCR and
                                           Cut-Off Date LTV based on the current tenancy are 1.26x
                                           and 75.1%, respectively, reflecting a triple net lease to
                                           Suzette Kiddie Togs, Inc.

1030-1048 Third Avenue,163-165 E.     36   Occupancy Percentage reflects the retail space only. The
61st Street,160-162 E. 62nd Street         property also includes eight brownstone units and a
                                           128-space parking garage. As of the rent roll dated June 3,
                                           2004, 87.5% of the units were occupied.

1030-1048 Third Avenue, 163-165 E.    37   Select Comfort Retail Corp. has a one-time termination
61st Street, 160-162 E. 62nd Street        option from March 4, 2010 until March 4, 2011, with a
                                           payment of 9 months base rent and additional rent and
                                           25% of leasing commissions.

1500 Astor Avenue                     38   As of the rent roll dated May 1, 2004, the property is 100%
                                           leased and 93.0% occupied. The S. Yankelowitz, MD space
                                           (1,500 square feet, lease expiration February 28, 2006) is currently dark, but the tenant continues to pay rent.

Meadowgreen Apartments                39   On July 27, 2004, the related borrower obtained an
                                           earn-out advance in the amount of $430,000, which is
                                           included in the original principal balance of the loan.
                                           Pursuant to the terms of the earn-out agreement, the
                                           annual debt service was recalculated based on that amount
                                           at the current mortgage rate and a remaining amortization
                                           term of 358 months. That annual debt service, as
                                           re-calculated, is the amount shown.

Walgreens - Portland                  40   Tenant has the right to terminate its lease on April 30,
                                           2028 (the 300th month of the lease) and every fifth year
                                           thereafter.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

300 Sylvan Avenue              41   Occupancy Percentage, U/W Net Cash Flow, and U/W
                                    NCF DSCR were calculated based on the inclusion of the
                                    lease for Nicolas Elian (5,100 square feet, lease expiration
                                    June 24, 2016), which lease was executed by one of the
                                    four principals (Nicolas Elian) of the borrower at closing.
                                    The related borrower anticipates that the tenant will
                                    commence paying full, unabated rent on September 1,
                                    2004. There will be full recourse to the principals of the borrower. The borrower escrowed 12 months of rent
                                    ($132,500) at closing, not to be released until the tenant occupies the space, is paying full, unabated rent, and has provided an estoppel certificate acceptable to the lender.

Walgreens - Chesapeake         42   U/W Net Cash Flow and U/W NCF DSCR were calculated
                                    based on the full rent of Walgreens, although the tenant
                                    has a two-month rent abatement that ends August 20,
                                    2004.

Walgreens - Chesapeake         43   Tenant has the right to terminate its lease on August 31,
                                    2029 (the 300th month of the lease) and every fifth year
                                    thereafter.

Walgreens - Columbus           44   Tenant has the right to terminate its lease on March 31,
                                    2029 (the 300th month of the lease) and every fifth year
                                    thereafter.

Sunset Road & Procyon Street   45   The National Pool Tile Group lease (11,550 square feet,
                                    lease expiration September 30, 2004) generates 15% of
                                    total income. According to the related borrower, the tenant is expected to exercise a 3-year renewal option prior to
                                    lease expiration, starting at $7.42 per square foot triple net.
                                    Nick Kouretas & Sons signed a 10-year master lease at
                                    closing, effective October 1, 2004 at $84,000 ($7.27 per
                                    square foot) per year triple net plus 3.0% annual rent
                                    increases. If National Pool Tile Group Inc. does not renew its lease upon expiration on September 30, 2004, Nick
                                    Kouretas & Sons will fully occupy the Procyon Street
                                    property. According to the appraiser, this rental rate is
                                    considered at market and is slightly above the existing
                                    rental rate.

Bramblewood Mobile Home Park   46   Occupancy Percentage, U/W Net Cash Flow and U/W
                                    NCF DSCR were calculated based on rents in-place of
                                    $275 per pad, in addition to a lease-up of vacant units to an occupancy of 85.0% (according to the rent roll dated as of July 20, 2004, actual occupancy was 82.7%); the amount
                                    of $400,000 was held back at closing, representing proceeds allocable to the net cash flow differential. The $400,000
                                    holdback will be released upon the related borrower
                                    providing evidence that the minimum actual DSCR of
                                    1.25x has been achieved on a trailing twelve-month basis.
                                    The related borrower will have 12 months to meet release
                                    provisions, after which the escrow will be held as
                                    additional collateral.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

1331-1359 West Fullerton Avenue   47   Occupancy Percentage, U/W Net Cash Flow and U/W
                                       NCF DSCR were calculated based on the inclusion of rent
                                       from Open Advanced MRI of Lincoln Park LLC (1,646
                                       square feet, lease expiration March 21, 2014), which is not yet in occupancy but began paying rent on March 22, 2004.
                                       As of the rent roll dated April 1, 2004, the property was
                                       100% leased and 90.2% occupied.

Walgreens - San Antonio           48   Tenant has the right to terminate its lease on May 31, 2029
                                       (the 300th month of the lease) and every fifth year
                                       thereafter.

Walgreens - Houston               49   Tenant has the right to terminate its lease on April 30,
                                       2029 (the 300th month of the lease) and every fifth year
                                       thereafter.

Walgreens - El Paso               50   Tenant has the right to terminate its lease on June 30, 2015
                                       (less than one month prior to the maturity date of the
                                       mortgage loan) and every fifth year thereafter. A letter of credit in the amount of $110,000 will be required to be
                                       posted on January 11, 2014 (18 months prior to the
                                       scheduled lease expiration date), or an excess cash flow
                                       sweep will commence. The letter of credit will be released if the tenant elects not to terminate the lease, or in the event that the premises are demised to a new tenant
                                       approved by lender pursuant to a lease approved by lender
                                       and the new tenant is in occupancy, open for business,
                                       paying full, unabated rent and has provided an estoppel
                                       certificate acceptable to lender.

Andros Plaza                      51   Underwritten Occupancy, U/W Net Cash Flow and U/W
                                       NCF DSCR were calculated based on an executed lease
                                       with Hers Gym (6,000 sf, lease expiration of October 31,
                                       2009). According to the related borrower, Hers Gym is
                                       expected to take occupancy no later than November 1,
                                       2004 and will begin paying full, unabated rent in April
                                       2005. The tenant has prepaid the first six months of
                                       unabated rent through October 2005. The Wedding
                                       Emporium is currently occupying the Hers Gym space
                                       until its buildout is completed. According to the related
                                       borrower, the Wedding Emporium is expected to take
                                       occupancy of its space no later than October 31, 2004.
                                       Hers Gym will not begin its buildout until that time.
                                       At closing, the related borrower posted a letter of credit in the amount of $375,000, equal to the loan proceeds
                                       allocable to the net cash flow differential. The letter of credit will be held as additional collateral for the loan, but
                                       $300,000 will be released either when (i) Hers Gym has
                                       opened for business, has delivered a duly executed tenant
                                       estoppel and is paying full unabated rent for 12
                                       consecutive months or (ii) at such time the Hers Gym is
                                       relet pursuant to the lease (satisfactory to Lender) and to tenants (satisfactory to Lender) for a minimum term of
                                       three years.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

                               As of the rent roll dated July 16, 2004, the property was
                               100% leased and 84.8% occupied. There is also a $70,000
                               letter of credit in place until PHI International (4,130 sf, lease expiration December 31, 2007) is paying full,
                               unabated rent for at least one year. PHI International is a related party to the sponsor.

15124 South Linden Road   52   Square footage reflects total net rentable area including
                               approximately 9,050 square feet of warehouse space.

                          53   With regard to multi-property mortgage loans or
                               cross-collateralized mortgage loans, each such mortgage
                               loan or related mortgaged real property with a particular
                               letter designation in the "Cross-Collateralized Groups"
                               column is either part of a multi-property loan or
                               cross-collateralized with those mortgaged properties or
                               mortgage loans with the same letter designation.

                          54   The number in any parenthetical reflects the number of
                               months in the applicable period during which the subject
                               prepayment provision is in effect.

                          55   The weighted average occupancy for multi-property loans
                               is based on allocated loan amounts.

601 Hawaii Street         56   In the event Davita, Inc. is downgraded to BB- by S&P or
                               the equivalent by Moody's, a cash flow sweep of 50% of
                               the excess cash flow will commence into the rollover
                               reserve until the balance equals $1,207,872. In the event
                               either rating is downgraded to B+ by S&P or the
                               equivalent by Moody's, a cash flow sweep of 100% of the
                               excess cash flow will commence into the rollover reserve
                               until the balance equals $2,000,000. If the rating drops
                               below B+ by S&P or the equivalent by Moody's, the 100%
                               cash flow sweep will continue without a cap. Additional
                               escrows in the form of ongoing reserves or excess cash flow sweeps, or alternatively a letter of credit, will be required to reach an aggregate amount of $1,207,872 by the
                               expiration date of the Davita, Inc. lease (August 31, 2013).
                               As of June 23, 2004, Davita, Inc. had an S&P credit rating of BB and a Moody's senior implied rating of Ba2.

                 (This Page Has Been Left Blank Intentionally)

                                   ANNEX A-2
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

                 (This Page Has Been Left Blank Intentionally)

                                                                     ANNEX A-2-1

                              AMORTIZATION TYPES
                                (MORTGAGE POOL)

                                             TOTAL         % BY TOTAL       AVERAGE
                                          CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                              NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES           OF LOANS       BALANCE          BALANCE        BALANCE
------------------          ---------- ----------------- -------------- --------------

Amortizing Balloon(2) .....     87      $  759,157,865         56.4%     $  8,725,952
ARD(3) ....................      2         332,500,000         24.7       166,250,000
Interest Only .............      4         243,962,000         18.1        60,990,500
Fully Amortizing ..........      1          10,900,000          0.8        10,900,000
                                --      --------------        -----      ------------
TOTAL/AVG/WTD AVG: ........     94      $1,346,519,865        100.0%     $ 14,324,679

                                MAXIMUM
                             CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES              BALANCE          LTV          DSCR      RATE(1)      RATE
------------------          -------------- -------------- ----------- ----------- ----------

Amortizing Balloon(2) .....  $ 63,815,013        70.1%        1.45x       92.0%      5.960%
ARD(3) ....................   210,000,000        59.2         1.94        96.1       4.915
Interest Only .............   136,700,000        68.1         2.09        86.7       5.119
Fully Amortizing ..........    10,900,000        74.1         1.24        89.1       6.340
                             ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ........  $210,000,000        67.1%       1.68X        92.0%      5.553%

-------
(1)   Excludes mortgage loans secured by hospitality properties.

(2)   Includes mortgage loans that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date.

(3)   Includes mortgage loans that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the anticipated repayment date ("ARD").

                                                                     ANNEX A-2-2

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
                                (MORTGAGE POOL)

                                                  TOTAL         % BY TOTAL       AVERAGE
                                               CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE              NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)          OF LOANS       BALANCE          BALANCE        BALANCE
------------------------         ---------- ----------------- -------------- --------------

30.1 - 35.0 ....................      1      $   11,700,243          0.9%     $11,700,243
35.1 - 40.0 ....................      1           9,400,000          0.7        9,400,000
45.1 - 50.0 ....................      2          98,815,013          7.3       49,407,507
55.1 - 60.0 ....................      5         293,921,221         21.8       58,784,244
60.1 - 65.0 ....................      7         244,724,701         18.2       34,960,672
65.1 - 70.0 ....................      9          43,080,635          3.2        4,786,737
70.1 - 75.0 ....................     22         139,252,024         10.3        6,329,637
75.1 - 80.0 ....................     46         467,626,027         34.7       10,165,783
80.1  (greater than) = .........      1          38,000,000          2.8       38,000,000
                                     --      --------------        -----      -----------
TOTAL/AVG/WTD AVG: .............     94      $1,346,519,865        100.0%     $14,324,679

                                     MAXIMUM
                                  CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)             BALANCE          LTV          DSCR      RATE(1)      RATE
------------------------         -------------- -------------- ----------- ----------- ----------

30.1 - 35.0 ....................  $ 11,700,243        35.0%        3.14x         --%      5.703%
35.1 - 40.0 ....................     9,400,000        36.9         2.46        92.8       5.700
45.1 - 50.0 ....................    63,815,013        47.3         2.09        97.0       6.123
55.1 - 60.0 ....................   136,700,000        57.8         2.18        90.8       4.845
60.1 - 65.0 ....................   210,000,000        61.2         1.81        96.0       5.164
65.1 - 70.0 ....................    22,500,000        67.7         1.27        98.0       6.177
70.1 - 75.0 ....................    15,200,000        73.0         1.32        94.0       5.833
75.1 - 80.0 ....................    77,200,000        78.3         1.36        89.9       5.845
80.1  (greater than) = .........    38,000,000        84.4         1.20        82.7       6.615
                                  ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .............  $210,000,000        67.1%       1.68X        92.0%      5.553%

Weighted Average Cut-off Date LTV Ratios for all Mortgage Loans: 67.1%

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-3
                         ORIGINAL TERM TO MATURITY(1)
                                (MORTGAGE POOL)

                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS        NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS       BALANCE          BALANCE        BALANCE
--------------------         ---------- ----------------- -------------- --------------

 49 -  60 ..................     21      $  356,797,471         26.5%     $16,990,356
 73 -  84 ..................      4         173,666,120         12.9       43,416,530
 85 - 108 ..................      1           1,622,073          0.1        1,622,073
109 - 120 ..................     62         781,045,854         58.0       12,597,514
121 - 144 ..................      4          19,264,347          1.4        4,816,087
169 - 180 ..................      1           3,224,000          0.2        3,224,000
181 - 228 ..................      1          10,900,000          0.8       10,900,000
                                 --      --------------        -----      -----------
TOTAL/AVG/WTD AVG: .........     94      $1,346,519,865        100.0%     $14,324,679

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS         PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   ORIGINAL
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR      RATE(2)       RATE       TERM
--------------------         -------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ..................  $136,700,000        69.9%        1.86x       85.1%       5.301%       60
 73 -  84 ..................   122,500,000        55.9         1.95        95.3        5.206        84
 85 - 108 ..................     1,622,073        62.1         1.26       100.0        6.070        90
109 - 120 ..................   210,000,000        68.0         1.56        94.6        5.719       120
121 - 144 ..................    11,200,000        73.6         1.27        86.6        5.859       136
169 - 180 ..................     3,224,000        78.6         1.25       100.0        6.910       180
181 - 228 ..................    10,900,000        74.1         1.24        89.1        6.340       216
                              ------------        ----         ----       -----        -----       ---
TOTAL/AVG/WTD AVG: .........  $210,000,000        67.1%       1.68X        92.0%       5.553%      101

Weighted Average Original Term to Maturity: 101 months

-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-4

                         REMAINING TERM TO MATURITY(1)
                                (MORTGAGE POOL)

                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS       NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS       BALANCE          BALANCE        BALANCE
--------------------         ---------- ----------------- -------------- --------------

 49 -  60 ..................     21      $  356,797,471         26.5%     $16,990,356
 73 -  84.... ..............      4         173,666,120         12.9       43,416,530
 85 - 108 ..................      1           1,622,073          0.1        1,622,073
109 - 120 ..................     64         786,712,077         58.4       12,292,376
121 - 144 ..................      2          13,598,124          1.0        6,799,062
169 - 180 ..................      1           3,224,000          0.2        3,224,000
181 - 240 ..................      1          10,900,000          0.8       10,900,000
                                 --      --------------        -----      -----------
TOTAL/AVG/WTD AVG: .........     94      $1,346,519,865        100.0%     $14,324,679

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING TERMS        PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   REMAINING
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR      RATE(2)       RATE       TERM
--------------------         -------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ..................  $136,700,000        69.9%        1.86x       85.1%       5.301%       59
 73 -  84.... ..............   122,500,000        55.9         1.95        95.3        5.206        80
 85 - 108 ..................     1,622,073        62.1         1.26       100.0        6.070        88
109 - 120 ..................   210,000,000        68.0         1.56        94.4        5.723       118
121 - 144 ..................    11,200,000        77.5         1.24        92.1        5.726       141
169 - 180 ..................     3,224,000        78.6         1.25       100.0        6.910       179
181 - 240 ..................    10,900,000        74.1         1.24        89.1        6.340       216
                              ------------        ----         ----       -----        -----       ---
TOTAL/AVG/WTD AVG: .........  $210,000,000        67.1%       1.68X        92.0%       5.553%       98

Weighted Average Remaining Term to Maturity: 98 months

-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-5

                   MORTGAGED PROPERTIES BY PROPERTY TYPE(1)
                                (MORTGAGE POOL)

                                                     TOTAL         % BY TOTAL       AVERAGE
                                                  CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                                    NUMBER         PRINCIPAL        PRINCIPAL      PRINCIPAL
PROPERTY TYPE                   OF PROPERTIES       BALANCE          BALANCE        BALANCE
-------------                  --------------- ----------------- -------------- --------------

Retail .......................        38        $  586,352,769         43.5%     $15,430,336
Office .......................        15           396,957,556         29.5       26,463,837
Multifamily ..................        18           104,329,377          7.7        5,796,077
Manufactured Housing/MHP .....        21            84,112,386          6.2        4,005,352
Hotel ........................         5            74,700,243          5.5       14,940,049
Self Storage .................        17            65,748,882          4.9        3,867,581
Industrial/Warehouse .........         4            34,318,652          2.5        8,579,663
                                      --        --------------        -----      -----------
TOTAL/AVG/WTD AVG: ...........       118        $1,346,519,865        100.0%     $11,411,185

                                   MAXIMUM
                                CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                  PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                      BALANCE          LTV          DSCR      RATE(2)      RATE
-------------                  -------------- -------------- ----------- ----------- ----------

Retail .......................  $210,000,000        65.7%        1.80x       95.1%      5.328%
Office .......................   122,500,000        66.2         1.69        93.6       5.604
Multifamily ..................    29,000,000        70.2         1.29        89.9       5.645
Manufactured Housing/MHP .....    14,057,000        79.3         1.53        78.1       5.702
Hotel ........................    35,000,000        52.5         1.84          --       6.467
Self Storage .................    11,128,799        74.3         1.35        74.8       5.824
Industrial/Warehouse .........    16,356,955        78.8         1.42        96.0       5.636
                                ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ...........  $210,000,000        67.1%       1.68X        92.0%      5.553%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-6

                        CUT-OFF DATE PRINCIPAL BALANCES
                                (MORTGAGE POOL)

                                                      TOTAL         % BY TOTAL       AVERAGE
                                                   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                       NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)           OF LOANS       BALANCE          BALANCE        BALANCE
---------------------------          ---------- ----------------- -------------- --------------

          1. -   2,000,000 .........     11      $   15,110,274          1.1%     $  1,373,661
  2,000,001. -   4,000,000 .........     31          97,632,847          7.3         3,149,447
  4,000,001. -   6,000,000 .........     16          78,264,705          5.8         4,891,544
  6,000,001. -   8,000,000 .........      5          33,360,094          2.5         6,672,019
  8,000,001. -  10,000,000 .........      6          55,410,924          4.1         9,235,154
 10,000,001. -  15,000,000 .........      8          98,818,850          7.3        12,352,356
 15,000,001. -  20,000,000 .........      3          52,700,000          3.9        17,566,667
 20,000,001. -  25,000,000 .........      2          46,500,000          3.5        23,250,000
 25,000,001. -  50,000,000 .........      6         196,507,157         14.6        32,751,193
 50,000,001. -  75,000,000 .........      2         125,815,013          9.3        62,907,507
 75,000,001. - 100,000,000 .........      1          77,200,000          5.7        77,200,000
100,000,001. - 125,000,000 .........      1         122,500,000          9.1       122,500,000
125,000,001. - 150,000,000 .........      1         136,700,000         10.2       136,700,000
150,000,001.  (greater than) = .....      1         210,000,000         15.6       210,000,000
                                         --      --------------        -----      ------------
TOTAL/AVG/WTD AVG: .................     94      $1,346,519,865        100.0%     $ 14,324,679

                                         MAXIMUM
                                      CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                        PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)              BALANCE          LTV          DSCR      RATE(1)      RATE
---------------------------          -------------- -------------- ----------- ----------- ----------

          1. -   2,000,000 .........  $  1,938,200        75.3%        1.40x       84.4%      5.816%
  2,000,001. -   4,000,000 .........     4,000,000        72.2         1.35        92.2       5.981
  4,000,001. -   6,000,000 .........     5,780,000        75.0         1.29        96.9       5.846
  6,000,001. -   8,000,000 .........     7,600,000        77.8         1.25        93.8       5.972
  8,000,001. -  10,000,000 .........     9,992,704        68.7         1.51        97.2       6.043
 10,000,001. -  15,000,000 .........    13,600,000        71.5         1.56        95.1       5.603
 15,000,001. -  20,000,000 .........    19,000,000        70.2         1.36        88.3       5.888
 20,000,001. -  25,000,000 .........    24,000,000        73.4         1.30        95.7       6.140
 25,000,001. -  50,000,000 .........    38,000,000        70.4         1.40        85.3       6.154
 50,000,001. -  75,000,000 .........    63,815,013        62.8         1.77        95.2       5.917
 75,000,001. - 100,000,000 .........    77,200,000        79.4         1.54        78.0       5.664
100,000,001. - 125,000,000 .........   122,500,000        56.3         2.07        95.6       4.726
125,000,001. - 150,000,000 .........   136,700,000        59.5         2.51        88.7       4.670
150,000,001.  (greater than) = .....   210,000,000        60.9         1.86        96.4       5.025
                                      ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .................  $210,000,000        67.1%        1.68X       92.0%      5.553%

Average Cut-off Date Principal Balance: $14,324,679

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-7

                                 U/W NCF DSCR
                                (MORTGAGE POOL)

                                                TOTAL         % BY TOTAL       AVERAGE
                                             CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF                 NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
DSCR (X)                        OF LOANS       BALANCE          BALANCE        BALANCE
--------                       ---------- ----------------- -------------- --------------

1.20 - 1.29 ..................     38      $  355,048,138         26.4%     $  9,343,372
1.30 - 1.39 ..................     21         158,875,248         11.8         7,565,488
1.40 - 1.49 ..................     19          87,801,106          6.5         4,621,111
1.50 - 1.59 ..................      8         152,417,730         11.3        19,052,216
1.60 - 1.69 ..................      1           3,262,386          0.2         3,262,386
1.70 - 1.79 ..................      1          35,000,000          2.6        35,000,000
1.80 - 1.89 ..................      1         210,000,000         15.6       210,000,000
1.90  (greater than) = . .....      5         344,115,257         25.6        68,823,051
                                   --      --------------        -----      ------------
TOTAL/AVG/WTD AVG: ...........     94      $1,346,519,865        100.0%     $ 14,324,679

                                   MAXIMUM
                                CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF                  PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DSCR (X)                           BALANCE          LTV          DSCR      RATE(1)      RATE
--------                       -------------- -------------- ----------- ----------- ----------

1.20 - 1.29 ..................  $ 62,000,000        75.2%        1.22x       92.8%      6.103%
1.30 - 1.39 ..................    37,395,157        74.9         1.34        88.4       5.985
1.40 - 1.49 ..................    30,400,000        74.9         1.43        91.3       5.648
1.50 - 1.59 ..................    77,200,000        76.4         1.55        85.8       5.546
1.60 - 1.69 ..................     3,262,386        79.4         1.61        77.7       6.130
1.70 - 1.79 ..................    35,000,000        46.7         1.70          --       6.980
1.80 - 1.89 ..................   210,000,000        60.9         1.86        96.4       5.025
1.90  (greater than) = .......   136,700,000        54.7         2.34        93.0       4.935
                                ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ...........  $210,000,000        67.1%       1.68X        92.0%      5.553%

Weighted Average U/W NCF DSCR: 1.68x

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-8

                             OCCUPANCY RATES(1)(2)
                                (MORTGAGE POOL)

                                                    TOTAL         % BY TOTAL       AVERAGE
                                                 CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY                 NUMBER         PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                      OF PROPERTIES       BALANCE          BALANCE        BALANCE
---------                     --------------- ----------------- -------------- --------------

   (less than) = 65.0.  .....         7        $   28,201,126         2.1%      $ 4,028,732
65.1 - 70.0. ................         5            10,130,022         0.8         2,026,004
70.1 - 75.0. ................         3            26,386,068         2.0         8,795,356
75.1 - 80.0. ................         5            33,643,386         2.5         6,728,677
80.1 - 85.0. ................        11           101,205,873         7.5         9,200,534
85.1 - 90.0. ................        10           187,543,920        13.9        18,754,392
90.1 - 95.0. ................        20           185,668,626        13.8         9,283,431
95.1  (greater than) =. .....        52           699,040,602        51.9        13,443,088
                                     --        --------------        ----       -----------
TOTAL/AVG/WTD AVG: ..........       113        $1,271,819,622        94.5%      $11,255,041

                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                         BALANCE          LTV          DSCR        RATE       RATE
---------                     -------------- -------------- ----------- ----------- ----------

   (less than) = 65.0.  .....  $ 11,128,799        75.7%        1.44x       56.7%      5.787%
65.1 - 70.0. ................     3,276,957        76.6         1.49        68.7       5.609
70.1 - 75.0. ................    14,057,000        77.6         1.44        73.4       5.732
75.1 - 80.0. ................    15,200,000        74.7         1.38        78.7       5.670
80.1 - 85.0. ................    38,000,000        74.4         1.28        81.8       6.168
85.1 - 90.0. ................   136,700,000        63.4         2.19        88.5       5.005
90.1 - 95.0. ................    62,000,000        75.9         1.38        92.6       5.813
95.1  (greater than) =. .....   210,000,000        65.0         1.71        97.5       5.421
                               ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ..........  $210,000,000        67.9%       1.68X        92.0%      5.499%

Weighted average occupancy rate: 92.0%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-9

                         REMAINING AMORTIZATION TERMS
                                (MORTGAGE POOL)

                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING              NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MONTHS)    OF LOANS       BALANCE          BALANCE        BALANCE
---------------------------   ---------- ----------------- -------------- --------------

IO (1) . ....................      4      $  243,962,000         18.1%     $60,990,500
205 - 216. ..................      1          10,900,000          0.8       10,900,000
289 - 300. ..................     13         137,206,101         10.2       10,554,315
349 - 360. ..................     76         954,451,764         70.9       12,558,576
                                  --      --------------        -----      -----------
TOTAL/AVG/WTD AVG: ..........     94      $1,346,519,865        100.0%     $14,324,679

                                  MAXIMUM                                                         WTD. AVG.
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.    REMAINING
RANGE OF REMAINING               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   AMORTIZATION
AMORTIZATION TERMS (MONTHS)       BALANCE          LTV          DSCR      RATE(2)       RATE       TERM(3)
---------------------------   -------------- -------------- ----------- ----------- ----------- -------------

IO (1) . ....................  $136,700,000        68.1%        2.09x       86.7%       5.119%        --
205 - 216. ..................    10,900,000        74.1         1.24        89.1        6.340        216
289 - 300. ..................    37,395,157        61.9         1.60        80.0        6.170        299
349 - 360. ..................   210,000,000        67.5         1.60        94.2        5.566        359
                               ------------        ----         ----        ----        -----        ---
TOTAL/AVG/WTD AVG: ..........  $210,000,000        67.1%       1.68X        92.0%       5.553%       351

Weighted Average Remaining Amortization Term: 351 months(3)

-------
(1)   Interest-only up to maturity date.

(2)   Excludes mortgage loans secured by hospitality properties.

(3)   Excludes mortgage loans that provide for payments of interest-only up to maturity date.

                                                                    ANNEX A-2-10

                                MORTGAGE RATES
                                (MORTGAGE POOL)

                                            TOTAL         % BY TOTAL       AVERAGE
                                         CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE            NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                   OF LOANS       BALANCE          BALANCE        BALANCE
---------                  ---------- ----------------- -------------- --------------

4.251 - 4.500. ...........      1      $   11,750,000          0.9%     $ 11,750,000
4.501 - 4.750. ...........      2         259,200,000         19.2       129,600,000
4.751 - 5.000. ...........      2          16,391,840          1.2         8,195,920
5.001 - 5.250. ...........      7         234,242,907         17.4        33,463,272
5.501 - 5.750. ...........     21         281,263,367         20.9        13,393,494
5.751 - 6.000. ...........     20         164,593,907         12.2         8,229,695
6.001 - 6.250. ...........     27         249,422,263         18.5         9,237,862
6.251 - 6.500. ...........      8          43,012,930          3.2         5,376,616
6.501 - 6.750. ...........      3          45,268,652          3.4        15,089,551
6.751 - 7.000. ...........      3          41,374,000          3.1        13,791,333
                               --      --------------        -----      ------------
TOTAL/AVG/WTD AVG: .......     94      $1,346,519,865        100.0%     $ 14,324,679

                               MAXIMUM
                            CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE             PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                      BALANCE          LTV          DSCR      RATE(1)      RATE
---------                  -------------- -------------- ----------- ----------- ----------

4.251 - 4.500. ...........  $ 11,750,000        79.4%        1.58x       91.6%      4.460%
4.501 - 4.750. ...........   136,700,000        58.0         2.30        92.0       4.696
4.751 - 5.000. ...........    13,168,607        68.7         1.55        94.1       4.790
5.001 - 5.250. ...........   210,000,000        62.5         1.80        96.3       5.034
5.501 - 5.750. ...........    77,200,000        68.1         1.76        88.4       5.637
5.751 - 6.000. ...........    37,395,157        74.1         1.32        91.2       5.903
6.001 - 6.250. ...........    62,000,000        73.2         1.26        92.9       6.131
6.251 - 6.500. ...........    10,900,000        74.3         1.30        96.2       6.406
6.501 - 6.750. ...........    38,000,000        82.2         1.21        85.5       6.610
6.751 - 7.000. ...........    35,000,000        50.8         1.63       100.0       6.964
                            ------------        ----         ----       -----       -----
TOTAL/AVG/WTD AVG: .......  $210,000,000        67.1%       1.68X        92.0%      5.553%

Weighted Average Mortgage Rate: 5.553%

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-2-11

                     MATURITY DATE LOAN-TO-VALUE RATIOS(1)
                                (MORTGAGE POOL)

                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY DATE          NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS       BALANCE          BALANCE        BALANCE
------------------------      ---------- ----------------- -------------- --------------

0.1 - 5.0. ..................      1      $   10,900,000          0.8%     $10,900,000
25.1 - 30.0. ................      1          11,700,243          0.9       11,700,243
30.1 - 35.0. ................      1           9,400,000          0.7        9,400,000
40.1 - 45.0. ................      2          98,815,013          7.3       49,407,507
45.1 - 50.0. ................      3          34,594,131          2.6       11,531,377
50.1 - 55.0. ................      8         353,489,812         26.3       44,186,227
55.1 - 60.0. ................     10         195,620,112         14.5       19,562,011
60.1 - 65.0. ................     23         129,633,842          9.6        5,636,254
65.1 - 70.0. ................     29         305,716,216         22.7       10,541,938
70.1 - 75.0. ................     12          77,468,495          5.8        6,455,708
75.1 - 80.0. ................      4         119,182,000          8.9       29,795,500
                                  --      --------------        -----      -----------
TOTAL/AVG/WTD AVG: ..........     94      $1,346,519,865        100.0%     $14,324,679

                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.     WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MATURITY DATE           PRINCIPAL    MATURITY DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV           DSCR      RATE(2)      RATE
------------------------      -------------- --------------- ----------- ----------- ----------

0.1 - 5.0. ..................  $ 10,900,000         1.6%         1.24x       89.1%      6.340%
25.1 - 30.0. ................    11,700,243        27.0          3.14          --       5.703
30.1 - 35.0. ................     9,400,000        31.0          2.46        92.8       5.700
40.1 - 45.0. ................    63,815,013        40.3          2.09        97.0       6.123
45.1 - 50.0. ................    29,000,000        48.7          1.24        78.3       6.078
50.1 - 55.0. ................   210,000,000        52.8          1.90        96.2       4.971
55.1 - 60.0. ................   136,700,000        58.9          2.16        90.9       5.089
60.1 - 65.0. ................    13,500,000        63.4          1.32        97.6       5.821
65.1 - 70.0. ................    62,000,000        68.2          1.30        90.6       5.964
70.1 - 75.0. ................    38,000,000        73.1          1.24        85.1       6.210
75.1 - 80.0. ................    77,200,000        79.1          1.55        84.9       5.541
                               ------------        ----          ----        ----       -----
TOTAL/AVG/WTD AVG: ..........  $210,000,000        59.9%        1.68X        92.0%      5.553%

Weighted Average Maturity Date LTV Ratio for all Mortgage Loans: 59.9%

-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-2-12

                            PROPERTIES BY STATE(1)
                                (MORTGAGE POOL)

                                             TOTAL         % BY TOTAL
                                          CUT-OFF DATE    CUT-OFF DATE
                            NUMBER         PRINCIPAL       PRINCIPAL
STATE                   OF PROPERTIES       BALANCE         BALANCE
-----                  --------------- ----------------- -------------

  NY .................        15        $  288,403,589        21.4%
  MA .................         4           261,996,881        19.5
  IL .................         4           157,810,957        11.7
  FL .................        12            81,749,319         6.1
  TX .................        15            79,666,000         5.9
  DC .................         3            75,515,257         5.6
  CA .................         8            60,261,019         4.5
  VA .................         4            52,355,220         3.9
  HI .................         2            45,900,000         3.4
  NJ .................         5            39,841,951         3.0
  GA .................         1            38,000,000         2.8
  MI .................         5            31,611,958         2.3
  OH .................         7            19,364,921         1.4
  MD .................         5            17,296,447         1.3
  NC .................         2            15,238,805         1.1
  AZ .................         3            11,987,000         0.9
  AL .................         1            11,200,000         0.8
  SC .................         4             9,535,266         0.7
  OR .................         2             8,746,901         0.6
  CT .................         4             7,661,000         0.6
  DE .................         2             6,931,245         0.5
  NV .................         3             6,416,639         0.5
  PA .................         2             5,663,304         0.4
  MN .................         1             4,211,000         0.3
  NM .................         1             3,540,104         0.3
  CO .................         1             2,997,513         0.2
  IN .................         2             2,617,569         0.2
                              --        --------------       -----
  TOTAL: .............       118        $1,346,519,865       100.0%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                   ANNEX A-3
                  CERTAIN CHARACTERISTICS OF LOAN GROUP NO. 1

                 (This Page Has Been Left Blank Intentionally)

                                                                     ANNEX A-3-1

                              AMORTIZATION TYPES
                              (LOAN GROUP NO. 1)

                                             TOTAL         % BY TOTAL       AVERAGE
                                          CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                              NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES           OF LOANS       BALANCE          BALANCE        BALANCE
------------------          ---------- ----------------- -------------- --------------

Amortizing Balloon(2) .....     67      $  647,916,103         55.9%     $  9,670,390
ARD(3) ....................      2         332,500,000         28.7       166,250,000
Interest Only .............      3         166,762,000         14.4        55,587,333
Fully Amortizing ..........      1          10,900,000          0.9        10,900,000
                                --      --------------        -----      ------------
TOTAL/AVG/WTD AVG: ........     73      $1,158,078,103        100.0%     $ 15,864,084

                                MAXIMUM
                             CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES              BALANCE          LTV          DSCR      RATE(1)      RATE
------------------          -------------- -------------- ----------- ----------- ----------

Amortizing Balloon(2) .....  $ 63,815,013        70.0%        1.48x       92.6%      6.009%
ARD(3) ....................   210,000,000        59.2         1.94        96.1       4.915
Interest Only .............   136,700,000        62.9         2.34        90.7       4.866
Fully Amortizing ..........    10,900,000        74.1         1.24        89.1       6.340
                             ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ........  $210,000,000        65.9%       1.73X        93.3%      5.533%

-------
(1)   Excludes mortgage loans secured by hospitality properties.

(2)   Includes mortgage loans that provide for payments of interest only for a specified number of periods, followed by payments of principal and interest up to the maturity date.

(3)   Includes mortgage loans that provide for payments of interest only for a specified number of periods, followed by payments of principal and interest up to the anticipated repayment date ("ARD").

                                                                     ANNEX A-3-2

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
                               (LOAN GROUP NO. 1)

                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE           NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS       BALANCE          BALANCE        BALANCE
------------------------      ---------- ----------------- -------------- --------------

30.1 - 35.0 .................      1      $   11,700,243          1.0%     $11,700,243
35.1 - 40.0 .................      1           9,400,000          0.8        9,400,000
45.1 - 50.0 .................      2          98,815,013          8.5       49,407,507
55.1 - 60.0 .................      3         261,697,987         22.6       87,232,662
60.1 - 65.0 .................      6         241,832,508         20.9       40,305,418
65.1 - 70.0 .................      8          39,390,620          3.4        4,923,828
70.1 - 75.0 .................     19         129,236,686         11.2        6,801,931
75.1 - 80.0 .................     32         328,005,045         28.3       10,250,158
80.1  (greater than) = ......      1          38,000,000          3.3       38,000,000
                                  --      --------------        -----      -----------
TOTAL/AVG/WTD AVG: ..........     73      $1,158,078,103        100.0%     $15,864,084

Weighted Average Cut-off Date LTV Ratios: 65.9%

                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV          DSCR      RATE(1)      RATE
------------------------      -------------- -------------- ----------- ----------- ----------

30.1 - 35.0 .................  $ 11,700,243        35.0%        3.14x         --%      5.703%
35.1 - 40.0 .................     9,400,000        36.9         2.46        92.8       5.700
45.1 - 50.0 .................    63,815,013        47.3         2.09        97.0       6.123
55.1 - 60.0 .................   136,700,000        58.0         2.29        92.0       4.710
60.1 - 65.0 .................   210,000,000        61.2         1.81        95.9       5.155
65.1 - 70.0 .................    22,500,000        67.7         1.26        97.8       6.188
70.1 - 75.0 .................    15,200,000        73.0         1.32        94.0       5.859
75.1 - 80.0 .................    62,000,000        78.1         1.32        92.4       5.949
80.1  (greater than) = ......    38,000,000        84.4         1.20        82.7       6.615
                               ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ..........  $210,000,000        65.9%       1.73X        93.3%      5.533%

Weight d Average Cut-off Date LTV Ratios: 65.9%

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-3

                         ORIGINAL TERM TO MATURITY(1)
                               (LOAN GROUP NO. 1)

                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS        NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS       BALANCE          BALANCE        BALANCE
--------------------         ---------- ----------------- -------------- --------------

 49 -  60 ..................     15      $  251,294,237         21.7%     $16,752,949
 73 -  84 ..................      4         173,666,120         15.0       43,416,530
 85 - 108 ..................      1           1,622,073          0.1        1,622,073
109 - 120 ..................     47         698,107,325         60.3       14,853,347
121 - 144 ..................      4          19,264,347          1.7        4,816,087
169 - 180 ..................      1           3,224,000          0.3        3,224,000
181 - 228 ..................      1          10,900,000          0.9       10,900,000
                                 --      --------------        -----      -----------
TOTAL/AVG/WTD AVG: .........     73      $1,158,078,103        100.0%     $15,864,084

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS         PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   ORIGINAL
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR      RATE(2)       RATE       TERM
--------------------         -------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ..................  $136,700,000        66.2%        2.02x       87.0%       5.222%       60
 73 -  84 ..................   122,500,000        55.9         1.95        95.3        5.206        84
 85 - 108 ..................     1,622,073        62.1         1.26       100.0        6.070        90
109 - 120 ..................   210,000,000        67.9         1.60        95.2        5.698       120
121 - 144 ..................    11,200,000        73.6         1.27        86.6        5.859       136
169 - 180 ..................     3,224,000        78.6         1.25       100.0        6.910       180
181 - 228 ..................    10,900,000        74.1         1.24        89.1        6.340       216
                              ------------        ----         ----       -----        -----       ---
TOTAL/AVG/WTD AVG: .........  $210,000,000        65.9%       1.73X        93.3%       5.533%      103

Weighted Average Original Term to Maturity: 103 months

-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-4

                         REMAINING TERM TO MATURITY(1)
                               (LOAN GROUP NO. 1)

                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS       NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS       BALANCE          BALANCE        BALANCE
--------------------         ---------- ----------------- -------------- --------------

 49 -  60 ..................     15      $  251,294,237         21.7%     $16,752,949
 73 -  84 ..................      4         173,666,120         15.0       43,416,530
 85 - 108 ..................      1           1,622,073          0.1        1,622,073
109 - 120 ..................     49         703,773,547         60.8       14,362,725
121 - 144 ..................      2          13,598,124          1.2        6,799,062
169 - 180 ..................      1           3,224,000          0.3        3,224,000
181 - 240 ..................      1          10,900,000          0.9       10,900,000
                                 --      --------------        -----      -----------
TOTAL/AVG/WTD AVG: .........     73      $1,158,078,103        100.0%     $15,864,084

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING TERMS        PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   REMAINING
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR      RATE(2)       RATE       TERM
--------------------         -------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ..................  $136,700,000        66.2%        2.02x       87.0%       5.222%       59
 73 -  84 ..................   122,500,000        55.9         1.95        95.3        5.206        80
 85 - 108 ..................     1,622,073        62.1         1.26       100.0        6.070        88
109 - 120 ..................   210,000,000        67.9         1.60        95.0        5.702       118
121 - 144 ..................    11,200,000        77.5         1.24        92.1        5.726       141
169 - 180 ..................     3,224,000        78.6         1.25       100.0        6.910       179
181 - 240 ..................    10,900,000        74.1         1.24        89.1        6.340       216
                              ------------        ----         ----       -----        -----       ---
TOTAL/AVG/WTD AVG: .........  $210,000,000        65.9%       1.73X        93.3%       5.533%      100

Weighted Average Remaining Term to Maturity: 100 months

-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-5
                   MORTGAGED PROPERTIES BY PROPERTY TYPE(1)
                               (LOAN GROUP NO. 1)

                                                   TOTAL         % BY TOTAL       AVERAGE
                                                CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                                  NUMBER         PRINCIPAL        PRINCIPAL      PRINCIPAL
PROPERTY TYPE                 OF PROPERTIES       BALANCE          BALANCE        BALANCE
-------------                --------------- ----------------- -------------- --------------

Retail .....................        38        $  586,352,769         50.6%     $15,430,336
Office .....................        15           396,957,556         34.3       26,463,837
Hotel ......................         5            74,700,243          6.5       14,940,049
Self Storage ...............        17            65,748,882          5.7        3,867,581
Industrial/Warehouse .......         4            34,318,652          3.0        8,579,663
                                    --        --------------        -----      -----------
TOTAL/AVG/WTD AVG: .........        79        $1,158,078,103        100.0%     $14,659,216

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                    BALANCE          LTV          DSCR      RATE(2)      RATE
-------------                -------------- -------------- ----------- ----------- ----------

Retail .....................  $210,000,000        65.7%        1.80x       95.1%      5.328%
Office .....................   122,500,000        66.2         1.69        93.6       5.604
Hotel ......................    35,000,000        52.5         1.84          --       6.467
Self Storage ...............    11,128,799        74.3         1.35        74.8       5.824
Industrial/Warehouse .......    16,356,955        78.8         1.42        96.0       5.636
                              ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $210,000,000        65.9%       1.73X        93.3%      5.533%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-6

                        CUT-OFF DATE PRINCIPAL BALANCES
                               (LOAN GROUP NO. 1)

                                                     TOTAL         % BY TOTAL       AVERAGE
                                                  CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                      NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)          OF LOANS       BALANCE          BALANCE        BALANCE
---------------------------         ---------- ----------------- -------------- --------------

          1 -   2,000,000 .........      9      $   12,487,438          1.1%     $  1,387,493
  2,000,001 -   4,000,000 .........     22          68,350,539          5.9         3,106,843
  4,000,001 -   6,000,000 .........     11          53,298,180          4.6         4,845,289
  6,000,001 -   8,000,000 .........      3          19,740,000          1.7         6,580,000
  8,000,001 -  10,000,000 .........      6          55,410,924          4.8         9,235,154
 10,000,001 -  15,000,000 .........      7          87,068,850          7.5        12,438,407
 15,000,001 -  20,000,000 .........      3          52,700,000          4.6        17,566,667
 20,000,001 -  25,000,000 .........      2          46,500,000          4.0        23,250,000
 25,000,001 -  50,000,000 .........      5         167,507,157         14.5        33,501,431
 50,000,001 -  75,000,000 .........      2         125,815,013         10.9        62,907,507
100,000,001 - 125,000,000 .........      1         122,500,000         10.6       122,500,000
125,000,001 - 150,000,000 .........      1         136,700,000         11.8       136,700,000
150,000,001  (greater than) = .....      1         210,000,000         18.1       210,000,000
                                        --      --------------        -----      ------------
TOTAL/AVG/WTD AVG: ................     73      $1,158,078,103        100.0%     $ 15,864,084

                                        MAXIMUM
                                     CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                       PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)             BALANCE          LTV          DSCR      RATE(1)      RATE
---------------------------         -------------- -------------- ----------- ----------- ----------

          1 -   2,000,000 .........  $  1,938,200        75.1%        1.42x       81.8%      5.773%
  2,000,001 -   4,000,000 .........     4,000,000        72.0         1.35        92.2       6.063
  4,000,001 -   6,000,000 .........     5,684,366        74.0         1.29        97.6       5.998
  6,000,001 -   8,000,000 .........     7,040,000        78.1         1.25        97.7       6.058
  8,000,001 -  10,000,000 .........     9,992,704        68.7         1.51        97.2       6.043
 10,000,001 -  15,000,000 .........    13,600,000        70.4         1.56        95.7       5.757
 15,000,001 -  20,000,000 .........    19,000,000        70.2         1.36        88.3       5.888
 20,000,001 -  25,000,000 .........    24,000,000        73.4         1.30        95.7       6.140
 25,000,001 -  50,000,000 .........    38,000,000        72.8         1.43        86.5       6.169
 50,000,001 -  75,000,000 .........    63,815,013        62.8         1.77        95.2       5.917
100,000,001 - 125,000,000 .........   122,500,000        56.3         2.07        95.6       4.726
125,000,001 - 150,000,000 .........   136,700,000        59.5         2.51        88.7       4.670
150,000,001  (greater than) = .....   210,000,000        60.9         1.86        96.4       5.025
                                     ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ................  $210,000,000        65.9%        1.73X       93.3%      5.533%

Average Cut-off Date Principal Balance: $15,864,084

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-7

                                 U/W NCF DSCR
                               (LOAN GROUP NO. 1)

                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF               NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
DSCR (X)                      OF LOANS       BALANCE          BALANCE        BALANCE
--------                     ---------- ----------------- -------------- --------------

1.20 - 1.29 ................     27      $  281,481,195         24.3%     $ 10,425,229
1.30 - 1.39 ................     16         143,624,312         12.4         8,976,520
1.40 - 1.49 ................     17          80,389,609          6.9         4,728,801
1.50 - 1.59 ................      6          63,467,730          5.5        10,577,955
1.60 - 1.79 ................      1          35,000,000          3.0        35,000,000
1.80 - 1.89 ................      1         210,000,000         18.1       210,000,000
1.90  (greater than) = .....      5         344,115,257         29.7        68,823,051
                                 --      --------------        -----      ------------
TOTAL/AVG/WTD AVG: .........     73      $1,158,078,103        100.0%     $ 15,864,084

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DSCR (X)                         BALANCE          LTV          DSCR      RATE(1)      RATE
--------                     -------------- -------------- ----------- ----------- ----------

1.20 - 1.29 ................  $ 62,000,000        76.9%        1.22x       94.1%      6.176%
1.30 - 1.39 ................    37,395,157        75.1         1.34        87.7       5.990
1.40 - 1.49 ................    30,400,000        75.5         1.44        90.9       5.672
1.50 - 1.59 ................    26,712,000        72.1         1.57        97.8       5.603
1.60 - 1.79 ................    35,000,000        46.7         1.70          --       6.980
1.80 - 1.89 ................   210,000,000        60.9         1.86        96.4       5.025
1.90  (greater than) = .....   136,700,000        54.7         2.34        93.0       4.935
                              ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $210,000,000        65.9%       1.73X        93.3%      5.533%

Weighted Average U/W NCF DSCR: 1.73x

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-8

                             OCCUPANCY RATES(1)(2)
                               (LOAN GROUP NO. 1)

                                                   TOTAL         % BY TOTAL       AVERAGE
                                                CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY                NUMBER         PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                     OF PROPERTIES       BALANCE          BALANCE        BALANCE
---------                    --------------- ----------------- -------------- --------------

   (less than) = 65.0  .....         3        $   15,104,126         1.3%      $ 5,034,709
65.1 - 70.0 ................         3             5,360,022         0.5         1,786,674
70.1 - 75.0 ................         2            12,329,068         1.1         6,164,534
75.1 - 80.0 ................         1            15,200,000         1.3        15,200,000
80.1 - 85.0 ................         6            51,837,873         4.5         8,639,646
85.1 - 90.0 ................         7           175,506,687        15.2        25,072,384
90.1 - 95.0 ................        10           141,856,885        12.2        14,185,689
95.1  (greater than) = .....        42           666,183,198        57.5        15,861,505
                                    --        --------------        ----       -----------
TOTAL/AVG/WTD AVG: .........        74        $1,083,377,859        93.5%      $14,640,241

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY              PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                        BALANCE          LTV          DSCR      RATE(2)      RATE
---------                    -------------- -------------- ----------- ----------- ----------

   (less than) = 65.0  .....  $ 11,128,799        72.6%        1.35x       53.1%      5.894%
65.1 - 70.0 ................     3,276,957        74.0         1.44        69.1       5.560
70.1 - 75.0 ................    10,390,868        75.5         1.33        74.0       5.809
75.1 - 80.0 ................    15,200,000        70.4         1.33        79.6       5.600
80.1 - 85.0 ................    38,000,000        82.7         1.24        82.5       6.388
85.1 - 90.0 ................   136,700,000        62.7         2.24        88.6       4.974
90.1 - 95.0 ................    62,000,000        75.4         1.38        92.4       5.985
95.1  (greater than) = .....   210,000,000        64.4         1.73        97.4       5.398
                              ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $210,000,000        66.8%       1.72X        93.3%      5.469%

Weighted average occupancy rate: 93.3%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-9

                         REMAINING AMORTIZATION TERMS
                               (LOAN GROUP NO. 1)

                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING              NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MONTHS)    OF LOANS       BALANCE          BALANCE        BALANCE
---------------------------   ---------- ----------------- -------------- --------------

IO(1) . .....................      3      $  166,762,000         14.4%     $55,587,333
205 - 216 ...................      1          10,900,000          0.9       10,900,000
289 - 300 ...................      9         121,271,623         10.5       13,474,625
349 - 360 ...................     60         859,144,479         74.2       14,319,075
                                  --      --------------        -----      -----------
TOTAL/AVG/WTD AVG: ..........     73      $1,158,078,103        100.0%     $15,864,084

                                  MAXIMUM                                                         WTD. AVG.
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.    REMAINING
RANGE OF REMAINING               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   AMORTIZATION
AMORTIZATION TERMS (MONTHS)       BALANCE          LTV          DSCR      RATE(2)       RATE       TERM(3)
---------------------------   -------------- -------------- ----------- ----------- ----------- -------------

IO(1) . .....................  $136,700,000        62.9%        2.34x       90.7%       4.866%        --
205 - 216 ...................    10,900,000        74.1         1.24        89.1        6.340        216
289 - 300 ...................    37,395,157        60.8         1.64        75.1        6.265        299
349 - 360 ...................   210,000,000        67.1         1.63        94.9        5.549        360
                               ------------        ----         ----        ----        -----        ---
TOTAL/AVG/WTD AVG: ..........  $210,000,000        65.9%       1.73X        93.3%       5.533%       351

Weighted Average Remaining Amortization Term: 351 months(3)

-------
(1)   Interest only up to maturity date.

(2)   Excludes mortgage loans secured by hospitality properties.

(3)   Excludes mortgage loans that provide for payments of interest only up to maturity date.

                                                                    ANNEX A-3-10

                                MORTGAGE RATES
                               (LOAN GROUP NO. 1)

                                            TOTAL         % BY TOTAL       AVERAGE
                                         CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE            NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                   OF LOANS       BALANCE          BALANCE        BALANCE
---------                  ---------- ----------------- -------------- --------------

4.501 - 4.750 ............      2      $  259,200,000         22.4%     $129,600,000
4.751 - 5.000 ............      1          13,168,607          1.1        13,168,607
5.001 - 5.250 ............      4         220,602,907         19.0        55,150,727
5.501 - 5.750 ............     18         192,943,367         16.7        10,719,076
5.751 - 6.000 ............     15         147,315,744         12.7         9,821,050
6.001 - 6.250 ............     19         195,191,896         16.9        10,273,258
6.251 - 6.500 ............      8          43,012,930          3.7         5,376,616
6.501 - 6.750 ............      3          45,268,652          3.9        15,089,551
6.751 - 7.000 ............      3          41,374,000          3.6        13,791,333
                               --      --------------        -----      ------------
TOTAL/AVG/WTD AVG: .......     73      $1,158,078,103        100.0%     $ 15,864,084

                               MAXIMUM
                            CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE             PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                      BALANCE          LTV          DSCR      RATE(1)      RATE
---------                  -------------- -------------- ----------- ----------- ----------

4.501 - 4.750 ............  $136,700,000        58.0%        2.30x       92.0%      4.696%
4.751 - 5.000 ............    13,168,607        71.2         1.59        95.2       4.773
5.001 - 5.250 ............   210,000,000        61.7         1.84        96.5       5.032
5.501 - 5.750 ............    63,815,013        63.0         1.87        93.0       5.627
5.751 - 6.000 ............    37,395,157        73.9         1.33        90.4       5.908
6.001 - 6.250 ............    62,000,000        75.3         1.26        94.8       6.141
6.251 - 6.500 ............    10,900,000        74.3         1.30        96.2       6.406
6.501 - 6.750 ............    38,000,000        82.2         1.21        85.5       6.610
6.751 - 7.000 ............    35,000,000        50.8         1.63       100.0       6.964
                            ------------        ----         ----       -----       -----
TOTAL/AVG/WTD AVG: .......  $210,000,000        65.9%       1.73X        93.3%      5.533%

Weighted Average Mortgage Rate: 5.533%

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-3-11

                     MATURITY DATE LOAN-TO-VALUE RATIOS(1)
                               (LOAN GROUP NO. 1)

                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY DATE          NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS       BALANCE          BALANCE        BALANCE
------------------------      ---------- ----------------- -------------- --------------

 0.1 -  5.0 .................      1      $   10,900,000          0.9%     $10,900,000
25.1 - 30.0 .................      1          11,700,243          1.0       11,700,243
30.1 - 35.0 .................      1           9,400,000          0.8        9,400,000
40.1 - 45.0 .................      2          98,815,013          8.5       49,407,507
45.1 - 50.0 .................      2           5,594,131          0.5        2,797,065
50.1 - 55.0 .................      5         343,684,370         29.7       68,736,874
55.1 - 60.0 .................      9         192,378,883         16.6       21,375,431
60.1 - 65.0 .................     19         112,891,468          9.7        5,941,656
65.1 - 70.0 .................     22         278,343,498         24.0       12,651,977
70.1 - 75.0 .................     10          67,658,495          5.8        6,765,850
75.1 - 80.0 .................      1          26,712,000          2.3       26,712,000
                                  --      --------------        -----      -----------
TOTAL/AVG/WTD AVG: ..........     73      $1,158,078,103        100.0%     $15,864,084

                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.     WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MATURITY DATE           PRINCIPAL    MATURITY DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV           DSCR      RATE(2)      RATE
------------------------      -------------- --------------- ----------- ----------- ----------

 0.1 -  5.0 .................  $ 10,900,000         1.6%         1.24x       89.1%      6.340%
25.1 - 30.0 .................    11,700,243        27.0          3.14          --       5.703
30.1 - 35.0 .................     9,400,000        31.0          2.46        92.8       5.700
40.1 - 45.0 .................    63,815,013        40.3          2.09        97.0       6.123
45.1 - 50.0 .................     3,096,143        48.4          1.47        69.1       6.121
50.1 - 55.0 .................   210,000,000        52.8          1.92        96.2       4.952
55.1 - 60.0 .................   136,700,000        58.9          2.18        90.8       5.073
60.1 - 65.0 .................    13,500,000        63.2          1.33        97.9       5.896
65.1 - 70.0 .................    62,000,000        68.3          1.30        90.4       5.956
70.1 - 75.0 .................    38,000,000        73.3          1.25        85.6       6.312
75.1 - 80.0 .................    26,712,000        79.5          1.58       100.0       5.650
                               ------------        ----          ----       -----       -----
TOTAL/AVG/WTD AVG: ..........  $210,000,000        58.4%        1.73X        93.3%      5.533%

Weighted Average Maturity Date LTV Ratio: 58.4%

-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-3-12

                            PROPERTIES BY STATE(1)
                               (LOAN GROUP NO. 1)

                                             TOTAL         % BY TOTAL
                                          CUT-OFF DATE    CUT-OFF DATE
                            NUMBER         PRINCIPAL       PRINCIPAL
STATE                   OF PROPERTIES       BALANCE         BALANCE
---------------------- --------------- ----------------- -------------

  NY .................        13        $  281,087,861        24.3%
  MA .................         3           232,996,881        20.1
  IL .................         4           157,810,957        13.6
  DC .................         3            75,515,257         6.5
  FL .................         7            64,340,974         5.6
  CA .................         6            54,106,440         4.7
  VA .................         4            52,355,220         4.5
  HI .................         2            45,900,000         4.0
  TX .................         7            43,872,124         3.8
  NJ .................         5            39,841,951         3.4
  GA .................         1            38,000,000         3.3
  AL .................         1            11,200,000         1.0
  OH .................         5            10,296,921         0.9
  OR .................         2             8,746,901         0.8
  MD .................         2             8,386,447         0.7
  NV .................         3             6,416,639         0.6
  PA .................         2             5,663,304         0.5
  MI .................         2             5,047,958         0.4
  SC .................         2             3,848,275         0.3
  NM .................         1             3,540,104         0.3
  NC .................         1             3,488,805         0.3
  CO .................         1             2,997,513         0.3
  IN .................         2             2,617,569         0.2
                              --        --------------       -----
  TOTAL: .............        79        $1,158,078,103       100.0%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan.

                                   ANNEX A-4
                  CERTAIN CHARACTERISTICS OF LOAN GROUP NO. 2

                 (This Page Has Been Left Blank Intentionally)

                                                                     ANNEX A-4-1

                              AMORTIZATION TYPES
                               (LOAN GROUP NO. 2)

                                            TOTAL       % BY TOTAL       AVERAGE
                                        CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
                              NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES           OF LOANS      BALANCE        BALANCE        BALANCE
------------------          ---------- -------------- -------------- --------------

Amortizing Balloon(1) .....     20      $111,241,763        59.0%     $ 5,562,088
Interest Only .............      1        77,200,000        41.0       77,200,000
                                --      ------------       -----      -----------
TOTAL/AVG/WTD AVG: ........     21      $188,441,763       100.0%     $ 8,973,417

                                MAXIMUM
                             CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES              BALANCE          LTV          DSCR        RATE       RATE
------------------          -------------- -------------- ----------- ----------- ----------

Amortizing Balloon(1) .....  $29,000,000         70.7%        1.30x       89.3%      5.675%
Interest Only .............   77,200,000         79.4         1.54        78.0       5.664
                             -----------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ........  $77,200,000         74.3%       1.40X        84.7%      5.671%

-------
(1)   Includes mortgage loans that provide for payments of interest only for a specified number of periods, followed by payments of principal and interest up to the maturity date.

                                                                     ANNEX A-4-2

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
                               (LOAN GROUP NO. 2)

                                            TOTAL       % BY TOTAL       AVERAGE
                                        CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE         NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)     OF LOANS      BALANCE        BALANCE        BALANCE
------------------------    ---------- -------------- -------------- --------------

55.1 - 60.0 ...............      2      $ 32,223,233        17.1%     $16,111,617
60.1 - 65.0 ...............      1         2,892,193         1.5        2,892,193
65.1 - 70.0 ...............      1         3,690,015         2.0        3,690,015
70.1 - 75.0 ...............      3        10,015,338         5.3        3,338,446
75.1 - 80.0 ...............     14       139,620,983        74.1        9,972,927
                                --      ------------       -----      -----------
TOTAL/AVG/WTD AVG: ........     21      $188,441,763       100.0%     $ 8,973,417

                                MAXIMUM
                             CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE          PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)        BALANCE          LTV          DSCR        RATE       RATE
------------------------    -------------- -------------- ----------- ----------- ----------

55.1 - 60.0 ...............  $29,000,000         56.4%        1.22x       81.1%      5.949%
60.1 - 65.0 ...............    2,892,193         63.4         1.32       100.0       5.960
65.1 - 70.0 ...............    3,690,015         67.7         1.39       100.0       6.060
70.1 - 75.0 ...............    5,650,000         72.7         1.26        94.8       5.503
75.1 - 80.0 ...............   77,200,000         78.9         1.45        84.1       5.602
                             -----------         ----         ----       -----       -----
TOTAL/AVG/WTD AVG: ........  $77,200,000         74.3%       1.40X        84.7%      5.671%

Weighted Average Cut-off Date LTV Ratios: 74.3%

                                                                     ANNEX A-4-3

                           ORIGINAL TERM TO MATURITY
                               (LOAN GROUP NO. 2)

                                                                      TOTAL       % BY TOTAL       AVERAGE
                                                                  CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS                                 NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)                                   OF LOANS      BALANCE        BALANCE        BALANCE
--------------------                                  ---------- -------------- -------------- --------------

 49 -  60 ...........................................      6      $105,503,233        56.0%     $17,583,872
109 - 120 ...........................................     15        82,938,530        44.0        5,529,235
                                                          --      ------------       -----      -----------
TOTAL/AVG/WTD AVG: ..................................     21      $188,441,763       100.0%     $ 8,973,417

                                                          MAXIMUM
                                                       CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS                                  PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   ORIGINAL
TO MATURITY (MONTHS)                                      BALANCE          LTV          DSCR        RATE        RATE       TERM
--------------------                                  -------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ...........................................  $77,200,000         78.5%        1.50x       80.9%       5.490%       60
109 - 120 ...........................................   29,000,000         68.9         1.27        89.4        5.901       120
                                                       -----------         ----         ----        ----        -----       ---
TOTAL/AVG/WTD AVG: ..................................  $77,200,000         74.3%       1.40X        84.7%       5.671%       86

Weighted Average Original Term to Maturity: 86 months

                                                                     ANNEX A-4-4

                          REMAINING TERM TO MATURITY
                               (LOAN GROUP NO. 2)

                                                                       TOTAL       % BY TOTAL       AVERAGE         MAXIMUM
                                                                   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE    CUT-OFF DATE
RANGE OF REMAINING TERMS                                 NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL       PRINCIPAL
TO MATURITY (MONTHS)                                    OF LOANS      BALANCE        BALANCE        BALANCE         BALANCE
--------------------                                   ---------- -------------- -------------- --------------  --------------

 49 -  60 ............................................      6      $105,503,233        56.0%     $17,583,872     $77,200,000
109 - 120 ............................................     15        82,938,530        44.0        5,529,235      29,000,000
                                                           --      ------------       -----      -----------     -----------
TOTAL/AVG/WTD AVG: ...................................     21      $188,441,763       100.0%     $ 8,973,417     $77,200,000

                                                           WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.    WTD. AVG.
RANGE OF REMAINING TERMS                                 CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE    REMAINING
TO MATURITY (MONTHS)                                          LTV          DSCR        RATE        RATE        TERM
--------------------                                    -------------- ----------- ----------- -----------  ----------

 49 -  60 ............................................        78.5%        1.50x       80.9%       5.490%        59
109 - 120 ............................................        68.9         1.27        89.4        5.901        118
                                                              ----         ----        ----        -----        ---
TOTAL/AVG/WTD AVG: ...................................        74.3%       1.40X        84.7%       5.671%        85

Weighted Average Remaining Term to Maturity: 85 months

                                                                     ANNEX A-4-5

                   MORTGAGED PROPERTIES BY PROPERTY TYPE(1)
                               (LOAN GROUP NO. 2)

                                                    TOTAL       % BY TOTAL       AVERAGE
                                                CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
                                    NUMBER        PRINCIPAL      PRINCIPAL      PRINCIPAL
PROPERTY TYPE                   OF PROPERTIES      BALANCE        BALANCE        BALANCE
-------------                  --------------- -------------- -------------- --------------

Multifamily ..................      18          $104,329,377        55.4%      $5,796,077
Manufactured Housing/MHP .....      21            84,112,386        44.6        4,005,352
                                    --          ------------       -----       ----------
TOTAL/AVG/WTD AVG: ...........      39          $188,441,763       100.0%      $4,831,840

                                   MAXIMUM
                                CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                  PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                      BALANCE          LTV          DSCR        RATE       RATE
-------------                  -------------- -------------- ----------- ----------- ----------

Multifamily ..................  $29,000,000         70.2%        1.29x       89.9%      5.645%
Manufactured Housing/MHP .....   14,057,000         79.3         1.53        78.1       5.702
                                -----------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ...........  $29,000,000         74.3%       1.40X        84.6%      5.671%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                                                     ANNEX A-4-6

                        CUT-OFF DATE PRINCIPAL BALANCES
                               (LOAN GROUP NO. 2)

                                              TOTAL       % BY TOTAL       AVERAGE
                                          CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)    OF LOANS      BALANCE        BALANCE        BALANCE
---------------------------   ---------- -------------- -------------- --------------

         1 -   2,000,000 ....      2      $  2,622,836         1.4%     $ 1,311,418
 2,000,001 -   4,000,000 ....      9        29,282,308        15.5        3,253,590
 4,000,001 -   6,000,000 ....      5        24,966,525        13.2        4,993,305
 6,000,001 -   8,000,000 ....      2        13,620,094         7.2        6,810,047
10,000,001 -  15,000,000 ....      1        11,750,000         6.2       11,750,000
25,000,001 -  50,000,000 ....      1        29,000,000        15.4       29,000,000
75,000,001 - 100,000,000 ....      1        77,200,000        41.0       77,200,000
                                   -      ------------       -----      -----------
TOTAL/AVG/WTD AVG: ..........     21      $188,441,763       100.0%     $ 8,973,417

                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                 PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)       BALANCE          LTV          DSCR        RATE       RATE
---------------------------   -------------- -------------- ----------- ----------- ----------

         1 -   2,000,000 ....  $ 1,498,727         76.2%        1.31x       97.0%      6.021%
 2,000,001 -   4,000,000 ....    3,690,015         72.7         1.35        92.2       5.791
 4,000,001 -   6,000,000 ....    5,780,000         77.0         1.27        95.4       5.523
 6,000,001 -   8,000,000 ....    7,600,000         77.4         1.24        88.0       5.848
10,000,001 -  15,000,000 ....   11,750,000         79.4         1.58        91.6       4.460
25,000,001 -  50,000,000 ....   29,000,000         56.2         1.20        80.1       6.070
75,000,001 - 100,000,000 ....   77,200,000         79.4         1.54        78.0       5.664
                               -----------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ..........  $77,200,000         74.3%       1.40X        84.7%      5.671%

Average Cut-off Date Principal Balance: $8,973,417

                                                                     ANNEX A-4-7

                                 U/W NCF DSCR
                               (LOAN GROUP NO. 2)

                                       TOTAL       % BY TOTAL       AVERAGE
                                   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF         NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
DSCR (X)                OF LOANS      BALANCE        BALANCE        BALANCE
--------               ---------- -------------- -------------- --------------

1.20 - 1.29 ..........     11      $ 73,566,944        39.0%     $ 6,687,904
1.30 - 1.39 ..........      5        15,250,936         8.1        3,050,187
1.40 - 1.49 ..........      2         7,411,498         3.9        3,705,749
1.50 - 1.59 ..........      2        88,950,000        47.2       44,475,000
1.60 - 1.69 ..........      1         3,262,386         1.7        3,262,386
                           --      ------------       -----      -----------
TOTAL/AVG/WTD AVG: ...     21      $188,441,763       100.0%     $ 8,973,417

                           MAXIMUM
                        CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF          PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DSCR (X)                   BALANCE          LTV          DSCR        RATE       RATE
--------               -------------- -------------- ----------- ----------- ----------

1.20 - 1.29 ..........  $29,000,000         68.7%        1.23x       87.7%      5.822%
1.30 - 1.39 ..........    3,690,015         73.2         1.34        94.9       5.944
1.40 - 1.49 ..........    4,188,265         68.5         1.40        95.0       5.391
1.50 - 1.59 ..........   77,200,000         79.4         1.55        79.8       5.505
1.60 - 1.69 ..........    3,262,386         79.4         1.61        77.7       6.130
                        -----------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ...  $77,200,000         74.3%       1.40X        84.7%      5.671%

Weighted Average U/W NCF DSCR: 1.40x

                                                                     ANNEX A-4-8

                              OCCUPANCY RATES(1)
                               (LOAN GROUP NO. 2)

                                                  TOTAL       % BY TOTAL       AVERAGE
                                              CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY                NUMBER        PRINCIPAL      PRINCIPAL      PRINCIPAL
RATES (%)                     OF PROPERTIES      BALANCE        BALANCE        BALANCE
---------                    --------------- -------------- -------------- --------------

   (less than) = 65.0  .....         4        $ 13,097,000         7.0%     $ 3,274,250
65.1 - 70.0 ................         2           4,770,000         2.5        2,385,000
70.1 - 75.0 ................         1          14,057,000         7.5       14,057,000
75.1 - 80.0 ................         4          18,443,386         9.8        4,610,846
80.1 - 85.0 ................         5          49,368,000        26.2        9,873,600
85.1 - 90.0 ................         3          12,037,233         6.4        4,012,411
90.1 - 95.0 ................        10          43,811,741        23.2        4,381,174
95.1  (greater than) = .....        10          32,857,403        17.4        3,285,740
                                    --        ------------       -----      -----------
TOTAL/AVG/WTD AVG: .........        39        $188,441,763       100.0%     $ 4,831,840

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY              PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                        BALANCE          LTV          DSCR        RATE       RATE
---------                    -------------- -------------- ----------- ----------- ----------

   (less than) = 65.0  .....  $ 8,604,000         79.4%        1.54x       60.9%      5.664%
65.1 - 70.0 ................    3,173,000         79.4         1.54        68.1       5.664
70.1 - 75.0 ................   14,057,000         79.4         1.54        72.9       5.664
75.1 - 80.0 ................    7,600,000         78.2         1.41        77.9       5.728
80.1 - 85.0 ................   29,000,000         65.6         1.32        81.0       5.937
85.1 - 90.0 ................    6,606,000         73.8         1.51        86.9       5.449
90.1 - 95.0 ................   11,750,000         77.5         1.37        92.9       5.260
95.1  (greater than) = .....    6,020,094         76.0         1.37        98.9       5.875
                              -----------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $29,000,000         74.3%       1.40X        84.6%      5.671%

Weighted average occupancy rate: 84.6%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                                                     ANNEX A-4-9

                         REMAINING AMORTIZATION TERMS
                               (LOAN GROUP NO. 2)

                                              TOTAL       % BY TOTAL       AVERAGE
                                          CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING              NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MONTHS)    OF LOANS      BALANCE        BALANCE        BALANCE
---------------------------   ---------- -------------- -------------- --------------

IO(1) .......................      1      $ 77,200,000        41.0%     $77,200,000
289 - 300 ...................      4        15,934,478         8.5        3,983,620
349 - 360 ...................     16        95,307,285        50.6        5,956,705
                                  --      ------------       -----      -----------
TOTAL/AVG/WTD AVG: ..........     21      $188,441,763       100.0%     $ 8,973,417

                                  MAXIMUM                                                         WTD. AVG.
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.    REMAINING
RANGE OF REMAINING               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   AMORTIZATION
AMORTIZATION TERMS (MONTHS)       BALANCE          LTV          DSCR        RATE        RATE       TERM(2)
---------------------------   -------------- -------------- ----------- ----------- ----------- -------------

IO(1) .......................  $77,200,000         79.4%        1.54x       78.0%       5.664%        --
289 - 300 ...................    5,780,000         70.3         1.32        94.3        5.451        298
349 - 360 ...................   29,000,000         70.8         1.30        88.5        5.713        359
                               -----------         ----         ----        ----        -----        ---
TOTAL/AVG/WTD AVG: ..........  $77,200,000         74.3%       1.40X        84.7%       5.671%       351

Weighted Average Remaining Amortization Term: 351 months(2)

-------
(1)   Interest-only up to maturity date.

(2)   Excludes mortgage loans that provide for payments of interest only up to maturity date.

                                                                    ANNEX A-4-10

                                MORTGAGE RATES
                               (LOAN GROUP NO. 2)

                                         TOTAL       % BY TOTAL       AVERAGE
                                     CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE          NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
RATES (%)                 OF LOANS      BALANCE        BALANCE        BALANCE
---------                ---------- -------------- -------------- --------------

4.251 - 4.500 ..........      1      $ 11,750,000         6.2%     $11,750,000
4.751 - 5.000 ..........      1         3,223,233         1.7        3,223,233
5.001 - 5.250 ..........      3        13,640,000         7.2        4,546,667
5.501 - 5.750 ..........      3        88,320,000        46.9       29,440,000
5.751 - 6.000 ..........      5        17,278,163         9.2        3,455,633
6.001 - 6.250 ..........      8        54,230,367        28.8        6,778,796
                              -      ------------       -----      -----------
TOTAL/AVG/WTD AVG: .....     21      $188,441,763       100.0%     $ 8,973,417

                             MAXIMUM
                          CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE           PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                    BALANCE          LTV          DSCR        RATE       RATE
---------                -------------- -------------- ----------- ----------- ----------

4.251 - 4.500 ..........  $11,750,000         79.4%        1.58x       91.6%      4.460%
4.751 - 5.000 ..........    3,223,233         58.6         1.41        89.7       4.860
5.001 - 5.250 ..........    5,780,000         75.5         1.24        93.5       5.061
5.501 - 5.750 ..........   77,200,000         79.2         1.50        78.8       5.659
5.751 - 6.000 ..........    5,105,727         75.8         1.31        97.4       5.858
6.001 - 6.250 ..........   29,000,000         65.4         1.26        86.1       6.094
                          -----------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .....  $77,200,000         74.3%       1.40X        84.7%      5.671%

Weighted Average Mortgage Rate: 5.671%

                                                                    ANNEX A-4-11

                      MATURITY DATE LOAN-TO-VALUE RATIOS
                               (LOAN GROUP NO. 2)

                                              TOTAL       % BY TOTAL       AVERAGE
                                          CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY DATE          NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS      BALANCE        BALANCE        BALANCE
------------------------      ---------- -------------- -------------- --------------

45.1 - 50.0 .................      1      $ 29,000,000        15.4%     $29,000,000
50.1 - 55.0 .................      3         9,805,442         5.2        3,268,481
55.1 - 60.0 .................      1         3,241,230         1.7        3,241,230
60.1 - 65.0 .................      4        16,742,373         8.9        4,185,593
65.1 - 70.0 .................      7        27,372,718        14.5        3,910,388
70.1 - 75.0 .................      2         9,810,000         5.2        4,905,000
75.1 - 80.0 .................      3        92,470,000        49.1       30,823,333
                                   -      ------------       -----      -----------
TOTAL/AVG/WTD AVG: ..........     21      $188,441,763       100.0%     $ 8,973,417

                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.     WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MATURITY DATE           PRINCIPAL    MATURITY DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV           DSCR        RATE       RATE
------------------------      -------------- --------------- ----------- ----------- ----------

45.1 - 50.0 .................  $29,000,000         48.8%         1.20x       80.1%      6.070%
50.1 - 55.0 .................    3,690,015         53.0          1.38        96.6       5.636
55.1 - 60.0 .................    3,241,230         56.0          1.28        94.7       6.060
60.1 - 65.0 .................    5,780,000         64.5          1.29        95.2       5.313
65.1 - 70.0 .................    6,020,094         67.0          1.31        92.6       6.036
70.1 - 75.0 .................    7,600,000         71.9          1.20        82.1       5.507
75.1 - 80.0 .................   77,200,000         78.9          1.54        80.5       5.510
                               -----------         ----          ----        ----       -----
TOTAL/AVG/WTD AVG: ..........  $77,200,000         69.2%        1.40X        84.7%      5.671%

Weighted Average Maturity Date LTV Ratio: 69.2%

                                                                    ANNEX A-4-12

                            PROPERTIES BY STATE(1)
                               (LOAN GROUP NO. 2)

                                            TOTAL       % BY TOTAL
                                        CUT-OFF DATE   CUT-OFF DATE
                            NUMBER        PRINCIPAL     PRINCIPAL
STATE                   OF PROPERTIES      BALANCE       BALANCE
---------------------- --------------- -------------- -------------

  TX .................         8         35,793,875        19.0
  MA .................         1         29,000,000        15.4
  MI .................         3         26,564,000        14.1
  FL .................         5         17,408,345         9.2
  AZ .................         3         11,987,000         6.4
  NC .................         1         11,750,000         6.2
  OH .................         2          9,068,000         4.8
  MD .................         3          8,910,000         4.7
  CT .................         4          7,661,000         4.1
  NY .................         2          7,315,727         3.9
  DE .................         2          6,931,245         3.7
  CA .................         2          6,154,579         3.3
  SC .................         2          5,686,992         3.0
  MN .................         1          4,211,000         2.2
                              --         ----------       -----
  TOTAL: .............        39       $188,441,763       100.0%

-------
(1)  Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                   ANNEX A-5
            CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

                                                                     ANNEX A-5-1
                    LB-UBS Commercial Mortgage Trust 2004-C6

                                                                                   ORIGINAL        REMAINING
 CONTROL                                                                         INTEREST-ONLY   INTEREST-ONLY  AMORTIZATION
   NO.     PROPERTY NAME                                                         PERIOD (MOS.)   PERIOD (MOS.)     TYPE
------------------------------------------------------------------------------------------------------------------------------------

    1     Northshore Mall                                                             36                   31 Interest-Only, ARD
    2     Westfield North Bridge                                                      60                   59 Interest-Only
    3     Two Penn Plaza                                                              24                   18 Interest-Only, ARD
    4     RHP Portfolio                                                               60                   60 Interest-Only
    5     2000 Pennsylvania Avenue                                                     0                    0 Balloon
    6     230 West 41st Street                                                        24                   24 Interest-Only, Balloon
    7     Northridge Business Park                                                    12                   11 Interest-Only, Balloon
    8     Columbia Self Storage Portfolio                                              0                    0 Balloon
    9     Pacific Beach Hotel                                                          0                    0 Balloon
   10     University Park Tech III/IV and Westchase Commons                           24                   19 Interest-Only, Balloon
   11     Fountainhead Apartments                                                     12                   10 Interest-Only, Balloon
   12     Harrisonburg Crossing                                                       60                   58 Interest-Only
   13     Stockdale Tower                                                              0                    0 Balloon
   14     741 Lincoln Road                                                             0                    0 Balloon
   15     Fieldstone Marketplace                                                      24                   23 Interest-Only, Balloon
   16     Courtyard - Lyndhurst                                                        0                    0 Balloon
   17     1200 Corporate Place                                                        60                   58 Interest-Only, Balloon
   18     Irondequoit Plaza                                                           24                   23 Interest-Only, Balloon
   19     51 and 101 East Oak Street                                                   0                    0 Balloon
   20     Delray Corporate Center                                                      0                    0 Balloon
   21     Canal Crossing                                                               0                    0 Balloon
   22     Brandemere                                                                  35                   32 Interest-Only, Balloon
   23     George Washington University Hotel Portfolio                                 0                    0 Balloon
   24     Decatur Commons                                                             24                   23 Interest-Only, Balloon
   25     1221 Kapiolani                                                               0                    0 Fully Amortizing
   26     Fordham Road Retail                                                          0                    0 Balloon
   27     601 Hawaii Street                                                            0                    0 Balloon
   28     Hampton Resorts Hotel Portfolio                                             24                   24 Interest-Only, Balloon
   29     1030-1048 Third Avenue, 163-165 E. 61st Street, 160-162 E. 62nd Street       0                    0 Balloon
   30     Island Plaza                                                                36                   35 Interest-Only, Balloon
   31     Eagle Harbor Shopping Center                                                 0                    0 Balloon
   32     Chesapeake Mill Apartments                                                  12                   11 Interest-Only, Balloon
   33     Delran Shopping Plaza                                                        0                    0 Balloon
   34     1500 Astor Avenue                                                            0                    0 Balloon
   35     St. Lawrence Plaza                                                          24                   23 Interest-Only, Balloon
   36     Meadowgreen Apartments                                                       0                    0 Balloon
   37     Silverado Apartments                                                        35                   32 Interest-Only, Balloon
   38     Valley Oaks Shopping Center                                                  0                    0 Balloon
   39     Estelle Creek Apartments                                                    35                   32 Interest-Only, Balloon
   40     Walgreens - Portland                                                         0                    0 Balloon
   41     Highlandtown Village Shopping Center                                         0                    0 Balloon
   42     300 Sylvan Avenue                                                            0                    0 Balloon
   43     2500 Quantum Lakes Drive                                                     0                    0 Balloon
   44     Peppertree Apartments                                                        0                    0 Balloon
   45     Delran ShopRite Inline                                                       0                    0 Balloon
   46     San Rafael Self Storage                                                     23                   22 Interest-Only, Balloon
   47     Walgreens - Chesapeake                                                       0                    0 Balloon
   48     Delran ShopRite                                                              0                    0 Balloon
   49     Walgreens - Columbus                                                         0                    0 Balloon
   50     Everwood Apartments                                                          0                    0 Balloon
   51     Northwoods II                                                                0                    0 Balloon
   52     LaSalle Bank Branch                                                          0                    0 Balloon
   53     426 West Broadway                                                            0                    0 Balloon
   54     87 Summer Street                                                             0                    0 Balloon
   55     Sunset Road and Procyon Street                                               0                    0 Balloon
   56     Pomeroy Station                                                              0                    0 Balloon
   57     Bramblewood Mobile Home Park                                                 0                    0 Balloon
   58     Tuscan Bend Apartments                                                       0                    0 Balloon
   59     1331-1359 West Fullerton Avenue                                              0                    0 Balloon
   60     4001 Office Court Phase II                                                   0                    0 Balloon
   61     Oak Gate Apartments                                                         12                   10 Interest-Only, Balloon
   62     Westland Shopping Center                                                     0                    0 Balloon
   63     Walgreens - San Antonio                                                     60                   58 Interest-Only
   64     Hawthorne Place                                                              0                    0 Balloon
   65     2251 North Washington Boulevard                                              0                    0 Balloon
   66     Sunset West Mobile Home Park                                                 0                    0 Balloon
   67     Madeline Crossing                                                            0                    0 Balloon
   68     Woodside Village                                                            60                   59 Interest-Only, Balloon
   69     Courtyard Apartments                                                         0                    0 Balloon
   70     Walgreens - Houston                                                         36                   34 Interest-Only, Balloon
   71     Fort Knox Self Storage                                                       0                    0 Balloon
   72     Resort Plaza                                                                 0                    0 Balloon
   73     Castle Rock Self Storage                                                     0                    0 Balloon
   74     CVS - Southfield                                                             0                    0 Balloon
   75     Arminta West Apartments                                                      0                    0 Balloon
   76     Eckerd - Simpsonville                                                        0                    0 Balloon
   77     Walgreens - Edgewater                                                        0                    0 Balloon
   78     Walgreens - Philadelphia                                                     0                    0 Balloon
   79     Freedom Self Storage                                                         0                    0 Balloon
   80     Walgreens - El Paso                                                          0                    0 Balloon
   81     312 East 9th Street                                                          0                    0 Balloon
   82     Andros Plaza                                                                 0                    0 Balloon
   83     15124 South Linden Road                                                      0                    0 Balloon
   84     3171 South High Street                                                       0                    0 Balloon
   85     6405 Old Avery Road                                                          0                    0 Balloon
   86     7715 East 42nd Street                                                        0                    0 Balloon
   87     Lake Elsinore City Center                                                    0                    0 Balloon
   88     Northwoods I                                                                 0                    0 Balloon
   89     Northwest Self Storage                                                       0                    0 Balloon
   90     7472 Reliance Street                                                         0                    0 Balloon
   91     Cedar Apartments                                                             0                    0 Balloon
   92     3660, 3710 & 3730 Renee Drive                                                0                    0 Balloon
   93     7535 Alta View Boulevard                                                     0                    0 Balloon
   94     1430 North Illinois Street                                                   0                    0 Balloon

                                                                   ORIGINAL                      REMAINING          REMAINING
 CONTROL      ANTICIPATED         MATURITY          MORTGAGE     AMORTIZATION     SEASONING       TERM TO       LOCKOUT/DEFEASANCE
   NO.       REPAYMENT DATE         DATE            RATE(%)       TERM (MOS.)      (MOS.)     MATURITY (MOS.)      PERIOD (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

    1            3/11/2014        3/11/2034         5.0250              360          5             115                  109
    2                             7/10/2009         4.6696                0          1              59                   53
    3            2/11/2011        2/11/2034         4.7256 (6)          360          6              78                   72
    4                             8/11/2009         5.6640                0          0              60                   57
    5                             5/11/2014         5.6525              360          3             117                  114
    6                             8/11/2014         6.1900              360          0             120                  117
    7                             7/11/2014         6.6150              360          1             119                  107
    8                             6/11/2009         5.8550              300          2              58                   55
    9                             8/11/2011         6.9800              300          0              84                   81
   10                             3/11/2014         5.5200              360          5             115                  115
   11                             6/11/2014         6.0700              360          2             118                  112
   12                             6/11/2009         5.6500                0          2              58                   56
   13                             8/11/2014         6.1400              360          0             120                  117
   14                             8/11/2014         6.1400              360          0             120                  118
   15                             7/11/2014         6.0200              360          1             119                   36
   16                             8/11/2009         5.9900              300          0              60                   59
   17                             6/11/2014         5.6000              360          2             118                  115
   18                             7/11/2014         5.9900              360          1             119                   36
   19                             8/11/2014         5.9100              360          0             120                   60
   20                             6/11/2011         4.7730              360          2              82                   82
   21                             8/11/2014         6.0300              360          0             120                  116
   22                             5/11/2009         4.4600              360          3              57                   57
   23                             5/11/2014         5.7025              300          3             117                  114
   24                             7/11/2016         5.6200              360          1             143                  143
   25                             8/11/2022         6.3400              216          0             216                  215
   26                             7/11/2014         6.4700              360          1             119                  116
   27                             8/11/2014         5.8000              360          0             120                  117
   28                             8/11/2009         6.4500              300          0              60                   57
   29                             8/11/2014         5.7000              360          0             120                  117
   30                             7/11/2014         5.9900              360          1             119                  118
   31                             4/11/2014         5.7900              360          4             116                  116
   32                             7/11/2009         5.6200              360          1              59                   57
   33                             8/11/2014         6.1800              360          0             120                  120
   34                             8/11/2014         5.9900              360          0             120                  117
   35                             7/11/2014         5.9900              360          1             119                   36
   36                             6/11/2014         6.1354              360          2             118                  116
   37                             5/11/2014         5.0500              300          3             117                  114
   38                             5/11/2014         5.8800              360          3             117                  116
   39                             5/11/2014         5.0500              360          3             117                  114
   40                             6/11/2014         6.1250              360          2             118                  117
   41                             6/11/2014         6.0000              360          2             118                  118
   42                             7/11/2014         6.2800              360          1             119                  116
   43                             8/11/2009         6.1800              360          0              60                   59
   44                             5/11/2014         5.8100              360          3             117                  115
   45                             8/11/2014         6.1800              360          0             120                  120
   46                             7/11/2014         5.7300              360          1             119                  119
   47                             8/11/2014         6.0500              360          0             120                  119
   48                             8/11/2014         6.1800              360          0             120                  120
   49                             7/11/2014         6.0500              360          1             119                  118
   50                             6/11/2014         6.1800              360          2             118                  116
   51                             5/11/2014         5.8000              360          3             117                  116
   52                             7/11/2014         5.1550              360          1             119                  118
   53                             8/11/2014         5.8000              360          0             120                  117
   54                             7/11/2014         6.2290              360          1             119                  119
   55                             6/11/2014         6.5400              360          2             118                  116
   56                             6/11/2014         6.0600              300          2             118                  118
   57                             8/11/2014         6.1300              360          0             120                  117
   58                             6/11/2014         5.8900              360          2             118                  118
   59                             5/11/2014         5.8600              360          3             117                  115
   60                             5/11/2014         5.8100              360          3             117                  117
   61                             6/11/2009         5.6300              360          2              58                   57
   62                             5/11/2014         5.2000              360          3             117                  116
   63                             6/11/2009         6.6400                0          2              58                   55
   64                             6/11/2014         5.7500              360          2             118                  118
   65                             7/11/2009         5.5600              360          1              59                   57
   66                             7/11/2014         6.1300              360          1             119                  116
   67                             6/11/2014         6.0600              300          2             118                  118
   68                             7/11/2019         6.9100              360          1             179                   24
   69                             3/11/2009         4.8600              300          5              55                   55
   70                             6/11/2014         6.8400              360          2             118                  115
   71                             8/11/2014         6.1300              300          1             120                  119
   72                             6/11/2014         5.1800              360          2             118                  118
   73                             7/11/2011         6.0000              360          1              83                   83
   74                             6/11/2014         6.2500              360          2             118                  115
   75                             5/11/2014         5.9600              360          3             117                  115
   76                             8/11/2014         6.5000              360          0             120                  119
   77                             6/11/2014         5.6300              360          2             118                  118
   78                             6/11/2014         6.2400              300          3             118                  118
   79                             7/11/2014         6.1100              360          1             119                  116
   80                             7/11/2015         6.2200              360          1             131                  128
   81                             8/11/2009         5.1200              360          0              60                   59
   82                             8/11/2014         6.5000              300          0             120                  119
   83                             7/11/2009         5.5600              360          1              59                   57
   84                             7/11/2009         5.5600              360          1              59                   57
   85                             7/11/2009         5.5600              360          1              59                   57
   86                             7/11/2009         5.5600              360          1              59                   57
   87                            12/11/2011         6.0700              360          2              88                   85
   88                             7/11/2014         5.9100              360          1             119                  118
   89                             8/11/2014         6.4000              300          0             120                   25
   90                             7/11/2009         5.5600              360          1              59                   57
   91                             7/11/2014         6.1700              360          1             119                  116
   92                             6/11/2014         6.2600              360          2             118                  116
   93                             7/11/2009         5.5600              360          1              59                   57
   94                             7/11/2009         5.5600              360          1              59                   57

                                                                                    U/W                  CUT-OFF      SCHEDULED
 CONTROL                                                                            NCF                   DATE        MATURITY/
   NO.     PROPERTY NAME                                                          DSCR (X)               LTV (%)     ARD LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

    1     Northshore Mall                                                         1.86 (1)(2)           60.9          53.9
    2     Westfield North Bridge                                                  2.51 (3)(4)           59.5 (3)      59.5 (5)
    3     Two Penn Plaza                                                          2.07 (7)(8)(9)        56.3 (7)      50.9 (10)
    4     RHP Portfolio                                                           1.54                  79.4          79.4
    5     2000 Pennsylvania Avenue                                                2.31                  47.6          40.1
    6     230 West 41st Street                                                    1.21 (11)             78.5          69.9
    7     Northridge Business Park                                                1.20 (12)             84.4          74.4
    8     Columbia Self Storage Portfolio                                         1.31                  75.1          67.9
    9     Pacific Beach Hotel                                                     1.70                  46.7          40.8
   10     University Park Tech III/IV and Westchase Commons                       1.45                  79.8          69.9
   11     Fountainhead Apartments                                                 1.20                  56.2          48.8
   12     Harrisonburg Crossing                                                   1.58                  79.5          79.5
   13     Stockdale Tower                                                         1.38 (13)             78.3          66.7
   14     741 Lincoln Road                                                        1.21 (14)             68.2          58.1
   15     Fieldstone Marketplace                                                  1.20                  76.6          67.9
   16     Courtyard - Lyndhurst                                                   1.54                  63.6          57.5
   17     1200 Corporate Place                                                    1.33                  70.4          65.5
   18     Irondequoit Plaza                                                       1.20                  80.0          70.9
   19     51 and 101 East Oak Street                                              1.23                  74.6          63.1
   20     Delray Corporate Center                                                 1.59                  71.2          62.8
   21     Canal Crossing                                                          1.39 (15)             76.5          64.9
   22     Brandemere                                                              1.58                  79.4          76.8
   23     George Washington University Hotel Portfolio                            3.14                  35.0          27.0
   24     Decatur Commons                                                         1.20                  79.4          66.6
   25     1221 Kapiolani                                                          1.24                  74.1 (16)      1.6 (16)
   26     Fordham Road Retail                                                     1.26 (17)             75.1 (17)     64.6 (17)
   27     601 Hawaii Street                                                       1.29                  74.1          62.4
   28     Hampton Resorts Hotel Portfolio                                         1.31                  73.6          69.9
   29     1030-1048 Third Avenue, 163-165 E. 61st Street, 160-162 E. 62nd Street  2.46                  36.9          31.0
   30     Island Plaza                                                            1.31                  74.8          67.6
   31     Eagle Harbor Shopping Center                                            1.40                  79.0          66.9
   32     Chesapeake Mill Apartments                                              1.20                  76.4          72.3
   33     Delran Shopping Plaza                                                   1.27                  80.0          68.2
   34     1500 Astor Avenue                                                       1.27                  75.6          64.1
   35     St. Lawrence Plaza                                                      1.21                  78.5          69.5
   36     Meadowgreen Apartments                                                  1.29                  78.7          67.1
   37     Silverado Apartments                                                    1.25                  77.6          64.9
   38     Valley Oaks Shopping Center                                             1.43                  62.3          52.8
   39     Estelle Creek Apartments                                                1.25                  73.1          64.7
   40     Walgreens - Portland                                                    1.20                  72.9          62.2
   41     Highlandtown Village Shopping Center                                    1.39                  75.6          64.2
   42     300 Sylvan Avenue                                                       1.30 (18)             77.4          66.2
   43     2500 Quantum Lakes Drive                                                1.32                  74.6          70.0
   44     Peppertree Apartments                                                   1.28                  79.8          67.5
   45     Delran ShopRite Inline                                                  1.20                  80.0          68.2
   46     San Rafael Self Storage                                                 1.37                  72.9          64.1
   47     Walgreens - Chesapeake                                                  1.20 (19)             73.5          62.4
   48     Delran ShopRite                                                         1.20                  80.0          68.2
   49     Walgreens - Columbus                                                    1.20                  73.4          62.4
   50     Everwood Apartments                                                     1.21                  78.9          67.4
   51     Northwoods II                                                           1.40                  76.2          64.4
   52     LaSalle Bank Branch                                                     1.35                  74.1          61.3
   53     426 West Broadway                                                       1.26                  65.6          55.3
   54     87 Summer Street                                                        1.33                  74.0          63.2
   55     Sunset Road and Procyon Street                                          1.22                  71.0          61.2
   56     Pomeroy Station                                                         1.39                  67.7          52.7
   57     Bramblewood Mobile Home Park                                            1.30 (20)             77.7          66.1
   58     Tuscan Bend Apartments                                                  1.22                  78.1          66.1
   59     1331-1359 West Fullerton Avenue                                         1.25 (21)             79.8          67.6
   60     4001 Office Court Phase II                                              1.42                  77.0          65.1
   61     Oak Gate Apartments                                                     1.35                  80.0          75.7
   62     Westland Shopping Center                                                1.43                  78.8          65.5
   63     Walgreens - San Antonio                                                 1.37                  70.5          70.5
   64     Hawthorne Place                                                         1.44                  74.0          62.4
   65     2251 North Washington Boulevard                                         1.42                  73.5          68.4
   66     Sunset West Mobile Home Park                                            1.61                  79.4          67.6
   67     Madeline Crossing                                                       1.28                  72.0          56.0
   68     Woodside Village                                                        1.25                  78.6          68.4
   69     Courtyard Apartments                                                    1.41                  58.6          52.4
   70     Walgreens - Houston                                                     1.22                  67.9          62.3
   71     Fort Knox Self Storage                                                  1.47                  61.3          47.6
   72     Resort Plaza                                                            1.42                  78.9          65.4
   73     Castle Rock Self Storage                                                1.29                  78.9          71.3
   74     CVS - Southfield                                                        1.53                  61.0          52.2
   75     Arminta West Apartments                                                 1.32                  63.4          53.9
   76     Eckerd - Simpsonville                                                   1.44                  65.5          56.4
   77     Walgreens - Edgewater                                                   1.26                  70.8          59.5
   78     Walgreens - Philadelphia                                                1.20                  67.6          52.8
   79     Freedom Self Storage                                                    1.46                  58.1          49.5
   80     Walgreens - El Paso                                                     1.42                  68.5          57.1
   81     312 East 9th Street                                                     1.20                  76.2          70.4
   82     Andros Plaza                                                            1.31 (22)             80.0          63.0
   83     15124 South Linden Road                                                 1.45                  79.9          74.4
   84     3171 South High Street                                                  1.41                  77.5          72.2
   85     6405 Old Avery Road                                                     1.47                  79.9          74.4
   86     7715 East 42nd Street                                                   1.40                  79.9          74.4
   87     Lake Elsinore City Center                                               1.26                  62.1          55.8
   88     Northwoods I                                                            1.33                  78.9          66.8
   89     Northwest Self Storage                                                  1.39                  77.6          60.9
   90     7472 Reliance Street                                                    1.54                  79.9          74.4
   91     Cedar Apartments                                                        1.29                  72.5          61.9
   92     3660, 3710 & 3730 Renee Drive                                           1.59                  66.6          57.0
   93     7535 Alta View Boulevard                                                1.38                  68.5          63.7
   94     1430 North Illinois Street                                              1.45                  79.9          74.4

FOOTNOTES TO ANNEX A-5

Northshore Mall          1    U/W NCF DSCR was based on 12 times the constant
                              monthly debt service payment commencing on the due
                              date in April 2007 (following the initial three year interest only period).

Northshore Mall          2    Based on projected U/W NCF of the Northshore Mall
                              Mortgaged Property. The U/W NCF DSCR based on
                              in-place U/W NCF was calculated to be 1.77x.

Westfield North Bridge   3    U/W NCF DSCR and Cut-off Date LTV were calculated
                              based on both the Westfield North Bridge Mortgage Loan
                              and the Westfield North Bridge Pari Passu Non-Trust Loan
                              (total cut-off date principal balance of $205,000,000).

Westfield North Bridge   4    Based on projected U/W NCF of the Westfield North
                              Bridge Mortgaged Property. The U/W NCF DSCR based
                              on in-place U/W NCF was calculated to be 2.24x.

Westfield North Bridge   5    Scheduled Maturity/ARD LTV was calculated based on
                              the total expected maturity date principal balance of both the Westfield North Bridge Mortgage Loan and the
                              Westfield North Bridge Pari Passu Non-Trust Loan (total
                              maturity date principal balance of $205,000,000).

Two Penn Plaza           6    Mortgage Rate represents the weighted average coupon of
                              the Two Penn Plaza Mortgage Loan Component A-2A
                              with a principal balance of $93,075,500 and a per annum
                              rate of 4.9658% and the Two Penn Plaza Mortgage Loan
                              Component A-2B with a principal balance of $29,424,500
                              and a per annum rate of 3.9658%.

Two Penn Plaza           7    U/W NCF DSCR and Cut-off Date LTV were calculated
                              based on both the Two Penn Plaza Mortgage Loan and the
                              Two Penn Plaza Pari Passu Non-Trust Loan of
                              $122,500,000 each (total cut-off date principal balance of
                              $ 245,000,000).

Two Penn Plaza           8    U/W NCF DSCR was calculated based on 12 times the
                              average of the monthly debt service payments that will be
                              due with respect to the Two Penn Plaza Mortgage Loan
                              and the Two Penn Plaza Pari Passu Non-Trust Loan
                              commencing with the due date in March 2006 (following
                              the initial two year interest only period) through and
                              including the anticipated repayment date.

Two Penn Plaza           9    Based on projected U/W NCF of the Two Penn Plaza
                              Mortgaged Property. The U/W NCF DSCR based on
                              in-place U/W NCF was calculated to be 1.78x.

Two Penn Plaza           10   Scheduled Maturity/ARD LTV was calculated based on
                              the total expected principal balance of the Two Penn Plaza
                              Mortgage Loan and the Two Penn Plaza Pari Passu
                              Non-Trust Loan.

FOOTNOTES TO ANNEX A-5 -- CONTINUED

230 West 41st Street       11   U/W NCF DSCR was calculated based on the inclusion of
                                a 13-year lease signed by City University of New York
                                ("CUNY") commencing July 1, 2004 for a minimum of
                                152,545 square feet at a rent of $33.00 per square foot with rent commencing on October 1, 2004. The lease also
                                contains the standard New York State appropriations
                                clause, which provides for an early termination option
                                based upon the failure to appropriate funds for the lease.
                                According to the related borrower, CUNY is expected to
                                be in occupancy by April, 2005. Based on the rent roll
                                dated as of June 1, 2004, the subject property was 44.3%
                                occupied. The amount of an $8,000,000 letter of credit and
                                $1,737,000 in cash was escrowed at closing for tenant
                                improvements and leasing commissions for the CUNY
                                space and all other vacant space at the subject property.

Northridge Business Park   12   U/W NCF DSCR was calculated based on the inclusion of
                                Fabulous Creations Catering's full, unabated rent (14,521
                                square feet, lease expiration November 30, 2014). Fabulous
                                Creations Catering has a 6-month rent abatement. Full,
                                unabated rent payments commence December 1, 2004. The
                                amount of $83,496, which represents a 6-month rent
                                reserve, was escrowed at closing and deposited into the
                                rent abatement reserve.

Stockdale Tower            13   Occupancy Percentage, U/W Net Cash Flow and U/W
                                NCF DSCR were calculated based on executed leases
                                totaling 25,709 square feet to four tenants which are not
                                yet in occupancy. The amount of $2,500,000 was held back
                                at closing, representing the loan proceeds allocable to the net cash flow differential, to be released upon the tenants being in occupancy, paying full, unabated rent and
                                providing an estoppel certificate acceptable to the lender.
                                In addition, in the event that, as of December 31, 2004,
                                any of the holdback tenants have not taken occupancy of
                                their spaces and are not paying rent pursuant to the terms of their leases, the $2,500,000 (or applicable amount that has not been released) will be held as additional collateral for the loan. As of the rent roll dated July 14, 2004, the property was 91.6% leased and 77.0% occupied (excluding
                                the 25,709 square feet).

741 Lincoln Road           14   U/W NCF DSCR was calculated using the abated rent
                                amount for Idol's Gym Inc. (6,591 square feet, lease
                                expiration April 9, 2009). $175,000 was escrowed at closing, representing approximately one year of base rent and
                                reimbursements with respect to the Idol's lease. The
                                escrow will be released either when this tenant has paid
                                full unabated rent for a period of twelve months or this
                                tenant is replaced.

FOOTNOTES TO ANNEX A-5 -- CONTINUED

Canal Crossing        15   The property is subject to a 40-year master lease wherein
                           the minimum payments to the master lessor, in this case
                           the related borrower, are $1,022,770 in 2004 and beginning in January 2005, $1,444,316 per annum. The master lessee,
                           Elf Tenant LP, master leases the entire property, but does not occupy any space. The property is sublet to multiple
                           space sub-tenants. The three largest space sub-tenants are
                           Brown & Greer, Baskervill & Son P.C., and Vanasse
                           Hangen Brustlin Inc. The occupancy rate of 100% is based
                           on the master lease. The actual occupancy based on the
                           sub-tenant space occupied is 72.0%.

1221 Kapiolani        16   Cut-off Date LTV and Scheduled Maturity/ARD LTV
                           were calculated based on a stabilized appraised value that assumes that the sprinkler retrofit and scheduled
                           renovations will be completed within 6 months of the
                           closing date. Approximately $4,600,000 was held back and
                           escrowed at closing for the completion of the scheduled
                           repairs, deferred maintenance, the installation of the fire sprinkler system and for TI/LCs.

Fordham Road Retail   17   Cut-Off Date LTV and Scheduled Maturity/ARD LTV
                           were calculated based on 16,800 square feet of executed
                           leases to The Finish Line, Inc. (5,800 square feet) and
                           Jimmy Jazz of 270 Fordham LLC (11,000 square feet). The
                           Finish Line lease expires 10 years from commencement
                           date, while the Jimmy Jazz lease expires 15 years from
                           commencement date. The current tenant at the property,
                           Suzette Kiddie Togs, Inc. is wholly owned by Youngworld
                           Stores Group, Inc., an affiliate of the borrower. Its lease
                           (16,800 square feet) has a current lease term of 11 years
                           commencing June 2004 that will expire upon The Finish
                           Line and Jimmy Jazz taking occupancy and paying rent
                           pursuant to their individual leases. The key principal and the Youngworld Stores Group, Inc. guarantee monthly
                           debt service payments, all operating expenses and all other amounts due under the loan documents until such time as
                           The Finish Line and Jimmy Jazz take occupancy, open for
                           business, commence paying full, unabated rent, and deliver estoppel certificates acceptable to lender. Both Jimmy Jazz and The Finish Line have rent abatement periods. The
                           amount of $1,000,000 was held back at closing, to be
                           released upon both The Finish Line and Jimmy Jazz taking
                           occupancy, being open for business, paying full, unabated
                           rent, and providing an estoppel certificate acceptable to
                           lender. The U/W NCF DSCR and Cut-Off Date LTV
                           based on the current tenancy are 1.26x and 75.1%,
                           respectively, reflecting a triple net lease to Suzette Kiddie
                           Togs, Inc.

FOOTNOTES TO ANNEX A-5 -- CONTINUED

300 Sylvan Avenue                 18   U/W NCF DSCR were calculated based on the inclusion of
                                       the lease for Nicolas Elian, (5,100 square feet, lease
                                       expiration June 24, 2016), which lease was executed by one of the four principals (Nicolas Elian) of the borrower at
                                       closing. The related borrower anticipates that the tenant
                                       will commence paying full, unabated rent on September 1,
                                       2004. There will be full recourse to the principals of the borrower. The borrower escrowed 12 months of rent
                                       ($132,500) at closing, not to be released until the tenant occupies the space, is paying full, unabated rent, and has provided an estoppel certificate acceptable to the lender.

Walgreens - Chesapeake            19   U/W NCF DSCR was calculated based on the full rent of
                                       Walgreens, although the tenant has a two-month rent
                                       abatement that ends August 20, 2004.

Bramblewood Mobile Home Park      20   U/W NCF DSCR was calculated based on rents in-place of
                                       $275 per pad, in addition to a lease-up of vacant units to an occupancy of 85.0% (according to the rent roll dated as of July 20, 2004, actual occupancy was 82.7%). The amount
                                       of $400,000 was held back at closing, representing proceeds allocable to the net cash flow differential. The $400,000
                                       holdback will be released upon the related borrower
                                       providing evidence that the minimum actual DSCR of
                                       1.25x has been achieved on a trailing twelve-month basis.
                                       The related borrower will have 12 months to meet release
                                       provisions, after which the escrow will be held as
                                       additional collateral.

1331-1359 West Fullerton Avenue   21   U/W NCF DSCR was calculated based on the inclusion of
                                       rent from Open Advanced MRI of Lincoln Park LLC
                                       (1,646 square feet, lease expiration March 21, 2014), which is not yet in occupancy but began paying rent on March
                                       22, 2004. As of the rent roll dated April 1, 2004, the
                                       property was 100% leased and 90.2% occupied.

FOOTNOTES TO ANNEX A-5 -- CONTINUED

Andros Plaza   22   Underwritten Occupancy, U/W Net Cash Flow and U/W
                    NCF DSCR were calculated based on an executed lease
                    with Hers Gym (6,000 sf, lease expiration of October 31,
                    2009). According to the related borrower, Hers Gym is
                    expected to take occupancy no later than November 1,
                    2004 and will begin paying full, unabated rent in April
                    2005. The tenant has prepaid the first six months of
                    unabated rent through October 2005. The Wedding
                    Emporium is currently occupying the Hers Gym space
                    until its buildout is completed. According to the related
                    borrower, the Wedding Emporium is expected to take
                    occupancy of its space no later than October 31, 2004.
                    Hers Gym will not begin its buildout until that time.
                    At closing, the related borrower posted a letter of credit in the amount of $375,000, equal to the loan proceeds
                    allocable to the net cash flow differential. The letter of credit will be held as additional collateral for the loan, but
                    $300,000 will be released either when (i) Hers Gym has
                    opened for business, has delivered a duly executed tenant
                    estoppel and is paying full unabated rent for 12
                    consecutive months or (ii) Hers Gym is relet pursuant to a lease (satisfactory to Lender) and to tenants (satisfactory to Lender) for a minimum term of three years. As of the
                    rent roll dated July 16, 2004, the property was 100% leased and 84.8% occupied. There is also a $70,000 letter of credit in place until PHI International (4,130 sf, lease expiration
                    December 31, 2007) is paying full, unabated rent for at
                    least one year. PHI International is a related party to the sponsor.

                 (This Page Has Been Left Blank Intentionally)

                                   ANNEX A-6
                     CERTAIN INFORMATION REGARDING RESERVES

                                                                     ANNEX A-6-1

          LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C6

CONTROL                                                                            PROPERTY
  NO.       PROPERTY NAME                                                           TYPE                          SPECIFIC
------------------------------------------------------------------------------------------------------------------------------------

   1        Northshore Mall                                                         Retail                        Regional Mall
   2        Westfield North Bridge                                                  Retail                        Regional Mall
   3        Two Penn Plaza                                                          Office
   4        RHP Portfolio                                                           Manufactured Housing/MHP
   5        2000 Pennsylvania Avenue                                                Office
   6        230 West 41st Street                                                    Office
   7        Northridge Business Park                                                Office
   8        Columbia Self Storage Portfolio                                         Self Storage
   9        Pacific Beach Hotel                                                     Hotel                         Full Service
  10        University Park Tech III/IV and Westchase Commons                       Industrial/Warehouse
  11        Fountainhead Apartments                                                 Multifamily
  12        Harrisonburg Crossing                                                   Retail                        Anchored
  13        Stockdale Tower                                                         Office
  14        741 Lincoln Road                                                        Retail                        Unanchored
  15        Fieldstone Marketplace                                                  Retail                        Anchored
  16        Courtyard - Lyndhurst                                                   Hotel                         Limited Service
  17        1200 Corporate Place                                                    Office
  18        Irondequoit Plaza                                                       Retail                        Anchored
  19        51 and 101 East Oak Street                                              Retail                        Unanchored
  20        Delray Corporate Center                                                 Office
  21        Canal Crossing                                                          Office
  22        Brandemere                                                              Multifamily
  23        George Washington University Hotel Portfolio                            Hotel                         Full Service
  24        Decatur Commons                                                         Retail                        Anchored
  25        1221 Kapiolani                                                          Office
  26        Fordham Road Retail                                                     Retail                        Unanchored
  27        601 Hawaii Street                                                       Office
  28        Hampton Resorts Hotel Portfolio                                         Hotel                         Full Service
  29        1030-1048 Third Avenue, 163-165 E. 61st Street, 160-162 E. 62nd Street  Retail                        Other Retail
  30        Island Plaza                                                            Retail                        Anchored
  31        Eagle Harbor Shopping Center                                            Retail                        Anchored
  32        Chesapeake Mill Apartments                                              Multifamily
  33        Delran Shopping Plaza                                                   Retail                        Anchored
  34        1500 Astor Avenue                                                       Office
  35        St. Lawrence Plaza                                                      Retail                        Anchored
  36        Meadowgreen Apartments                                                  Multifamily
  37        Silverado Apartments                                                    Multifamily
  38        Valley Oaks Shopping Center                                             Retail                        Unanchored
  39        Estelle Creek Apartments                                                Multifamily
  40        Walgreens - Portland                                                    Retail                        Anchored
  41        Highlandtown Village Shopping Center                                    Retail                        Anchored
  42        300 Sylvan Avenue                                                       Office
  43        2500 Quantum Lakes Drive                                                Office
  44        Peppertree Apartments                                                   Multifamily
  45        Delran ShopRite Inline                                                  Retail                        Anchored
  46        San Rafael Self Storage                                                 Self Storage
  47        Walgreens - Chesapeake                                                  Retail                        Anchored
  48        Delran ShopRite                                                         Retail                        Anchored
  49        Walgreens - Columbus                                                    Retail                        Anchored
  50        Everwood Apartments                                                     Multifamily
  51        Northwoods II                                                           Multifamily
  52        LaSalle Bank Branch                                                     Retail                        Anchored
  53        426 West Broadway                                                       Retail                        Unanchored
  54        87 Summer Street                                                        Office
  55        Sunset Road and Procyon Street                                          Industrial/Warehouse
  56        Pomeroy Station                                                         Multifamily
  57        Bramblewood Mobile Home Park                                            Manufactured Housing/MHP
  58        Tuscan Bend Apartments                                                  Multifamily
  59        1331-1359 West Fullerton Avenue                                         Retail                        Unanchored
  60        4001 Office Court Phase II                                              Office
  61        Oak Gate Apartments                                                     Multifamily
  62        Westland Shopping Center                                                Retail                        Anchored
  63        Walgreens - San Antonio                                                 Retail                        Anchored
  64        Hawthorne Place                                                         Retail                        Unanchored
  65        2251 North Washington Boulevard                                         Self Storage
  66        Sunset West Mobile Home Park                                            Manufactured Housing/MHP
  67        Madeline Crossing                                                       Multifamily
  68        Woodside Village                                                        Retail                        Anchored
  69        Courtyard Apartments                                                    Multifamily
  70        Walgreens - Houston                                                     Retail                        Anchored
  71        Fort Knox Self Storage                                                  Self Storage
  72        Resort Plaza                                                            Retail                        Anchored
  73        Castle Rock Self Storage                                                Self Storage
  74        CVS - Southfield                                                        Retail                        Anchored
  75        Arminta West Apartments                                                 Multifamily
  76        Eckerd - Simpsonville                                                   Retail                        Anchored
  77        Walgreens - Edgewater                                                   Retail                        Anchored
  78        Walgreens - Philadelphia                                                Retail                        Anchored
  79        Freedom Self Storage                                                    Self Storage
  80        Walgreens - El Paso                                                     Retail                        Anchored
  81        312 East 9th Street                                                     Multifamily
  82        Andros Plaza                                                            Retail                        Unanchored
  83        15124 South Linden Road                                                 Self Storage
  84        3171 South High Street                                                  Self Storage
  85        6405 Old Avery Road                                                     Self Storage
  86        7715 East 42nd Street                                                   Self Storage
  87        Lake Elsinore City Center                                               Retail                        Unanchored
  88        Northwoods I                                                            Multifamily
  89        Northwest Self Storage                                                  Self Storage
  90        7472 Reliance Street                                                    Self Storage
  91        Cedar Apartments                                                        Multifamily
  92        3660, 3710 & 3730 Renee Drive                                           Retail                        Anchored
  93        7535 Alta View Boulevard                                                Self Storage
  94        1430 North Illinois Street                                              Self Storage

              INITIAL DEPOSIT                                         ANNUAL DEPOSIT
            TO THE DEFERRED                                        TO THE REPLACEMENT
CONTROL        MAINTENANCE                                               RESERVE
  NO.          ACCOUNT ($)                                              ACCOUNT ($)
------------------------------------------------------------------------------------------------------------------------------------

   1                       0                                                                                            0
   2                       0                                                                                            0 (1)
   3                       0                                                                                            0 (2)
   4            1,684,901.00                                                                                   236,600.00
   5                       0                                                                                   108,746.40
   6                       0                                                                                    78,000.00
   7                       0                                                                                    70,655.04
   8              101,563.00                                                                                    61,116.12
   9               68,075.00         4% of the Gross Revenue for the Property for the prior month ($1,533,567.96 per year)
  10                     875                                                                                    47,158.20
  11              351,089.00                                                                                   132,540.00
  12                       0                                                                                            0
  13                1,875.00                                                                                    35,229.00
  14               51,875.00                                                                                    12,288.60
  15                       0                                                                                    33,811.08
  16               22,500.00                                                                                   281,300.04
  17               25,875.00                                                                                    28,368.00
  18               21,250.00                                                                                    32,010.00
  19                       0                                                                                     2,316.00
  20                       0                                                                                    21,864.36
  21                       0                                                                                    20,712.96
  22               28,125.00                                                                                    89,004.00
  23                       0                                                                                    41,285.75
  24                       0                                                                                    12,554.76
  25            2,247,862.00                                                                                    19,985.04
  26               11,875.00                                                                                     3,360.00
  27                       0                                                                                     7,612.68
  28               28,125.00                                                                          4% Of Gross Revenue
  29                       0                                                                                            0
  30                       0                                                                                     7,080.00
  31                  156.25                                                                                    10,016.40
  32               38,168.75                                                                                    65,000.04
  33                       0                                                                                     4,543.32
  34                3,750.00                                                                                     4,280.04
  35                6,750.00                                                                                     9,119.04
  36               12,500.00                                                                                    29,750.04
  37               88,750.00                                                                                    45,996.00
  38                       0                                                                                    15,324.00
  39              108,625.00                                                                                    56,000.40
  40                       0                                                                                     2,378.28
  41               53,812.50                                                                                    15,131.04
  42                       0                                                                                     6,332.16
  43                       0                                                                                    10,223.64
  44                       0                                                                                    25,250.04
  45                       0                                                                                     3,653.88
  46                1,312.50                                                                                     3,957.84
  47                       0                                                                                     2,173.56
  48                       0                                                                                            0
  49                       0                                                                                     2,047.56
  50                       0                                                                                    30,000.00
  51               15,500.00                                                                                    27,999.96
  52                       0                                                                                       885.00
  53                       0                                                                                     1,608.84
  54              231,550.00                                                                                            0 (15)
  55                       0                                                                                    11,604.96 (16)
  56                       0                                                                                     5,949.12
  57                       0                                                                                     9,800.04
  58               36,762.50                                                                                    24,060.00
  59                3,250.00                                                                                     2,517.00
  60                       0                                                                                     2,835.96
  61               23,738.00                                                                                    28,800.00
  62               20,625.00                                                                                    10,429.56
  63                       0                                                                                            0 (18)
  64                       0                                                                                     1,682.16
  65               38,000.00                                                                                    12,972.00
  66                       0                                                                                     7,400.04
  67                       0                                                                                     5,201.04
  68                       0                                                                                     5,135.04
  69               67,312.50                                                                                    48,750.00
  70                       0                                                                                            0 (18)
  71                       0                                                                                    15,360.72
  72                       0                                                                                     4,994.76
  73                1,250.00                                                                                     3,461.88
  74                       0                                                                                     1,632.00
  75               12,688.00                                                                                     8,376.00
  76               12,500.00                                                                                     2,071.92
  77                       0                                                                                     1,747.20 (20)
  78                       0                                                                                     1,380.00
  79                       0                                                                                     3,170.28
  80                       0                                                                                     1,350.00
  81                       0                                                                                     4,500.00
  82                       0                                                                                            0
  83               18,420.00                                                                                     8,550.00
  84               18,420.00                                                                                     8,951.04
  85               31,940.00                                                                                     8,891.04
  86                     420                                                                                     9,063.96
  87                1,875.00                                                                                          645
  88                6,680.00                                                                                     7,599.96
  89                       0                                                                                     6,952.56
  90               15,800.00                                                                                     7,665.00
  91               12,400.00                                                                                     8,000.04
  92                       0                                                                                            0
  93               14,640.00                                                                                     4,721.04
  94              133,442.00                                                                                     7,344.00

                             ANNUAL                                                CURRENT                                AS OF
                        DEPOSIT TO THE                                          BALANCE OF THE                          DATE OF
CONTROL                     TI & LC                                                 TI & LC                              TI & LC
  NO.                      ACCOUNT ($)                                             ACCOUNT ($)                           ACCOUNT
------------------------------------------------------------------------------------------------------------------------------------

   1                                                         0                                           0              August-04
   2                                                         0 (1)                                       0              August-04
   3                                                         0 (2)                                       0 (3)          August-04
   4                                                         0                                           0              August-04
   5                                                         0 (4)                                       0              August-04
   6                                                216,000.00             1,737,599.62; 8,000,000.00 (LOC)(5)          August-04
   7              $500,000 (first 2 years) 250,000 (thereafter)(6)                              542,098.59 (6)          August-04
   8                                                         0                                           0              August-04
   9                                                 30,000.00                                           0              August-04
  10                                                 50,000.04 (7)                              672,564.04              August-04
  11                                                         0                                           0              August-04
  12                                                         0                                           0              August-04
  13                                                167,337.00                                  771,270.00              August-04
  14                                                 70,113.96                                           0              August-04
  15                                                 39,999.96                                    6,667.39              August-04
  16                                                         0                                           0              August-04
  17                                                128,958.96                                1,072,524.10              August-04
  18                                                 39,999.96                                    6,667.41              August-04
  19                                                         0                                           0              August-04
  20                                                         0 (8)                              200,000.00 (8)          August-04
  21                                                 24,999.96 (9)                                       0              August-04
  22                                                         0                                           0              August-04
  23                                                         0                                           0              August-04
  24                                                 20,000.04                                    1,666.67              August-04
  25                                                161,361.00                                1,000,000.00              August-04
  26                                                 16,800.00                                    1,400.00              August-04
  27                                                 48,000.00 (10)                                      0              August-04
  28                                                         0                                           0              August-04
  29                                                         0                                           0              August-04
  30                                                 47,376.00                                    3,948.00              August-04
  31                                                 26,967.12 (11)                               3,395.15              August-04
  32                                                         0                                           0              August-04
  33                                                  9,072.00                                         756              August-04
  34                                                         0                                   75,000.00              August-04
  35                                                 30,000.00                                    5,000.57              August-04
  36                                                         0                                           0              August-04
  37                                                         0                                           0              August-04
  38                                                 39,564.00                                  109,891.00              August-04
  39                                                         0                                           0              August-04
  40                                                         0                                           0              August-04
  41                                                 42,081.72                                    7,013.62              August-04
  42                                                 47,491.56                                  354,308.59 (13)         August-04
  43                                                 38,339.04                                  100,000.00              August-04
  44                                                         0                                           0              August-04
  45                                                  5,220.00                                         435              August-04
  46                                                         0                                           0              August-04
  47                                                         0                                  150,000.00              August-04
  48                                                         0 (12)                               6,435.00              August-04
  49                                                         0                                           0              August-04
  50                                                         0                                           0              August-04
  51                                                         0                                           0              August-04
  52                                                         0 (14)                                      0              August-04
  53                                                         0                                  100,000.00              August-04
  54                                                 19,200.00                                    3,200.00              August-04
  55                                                         0                                           0              August-04
  56                                                  9,999.96 (17)                               1,666.66              August-04
  57                                                         0                                           0              August-04
  58                                                         0                                           0              August-04
  59                                                 16,991.04                                    4,248.48              August-04
  60                                                 24,999.96                                    6,249.99              August-04
  61                                                         0                                           0              August-04
  62                                                 30,675.00                                   10,225.00              August-04
  63                                                         0                                           0              August-04
  64                                                 15,000.00                                    3,750.00              August-04
  65                                                 10,117.56                                      843.13              August-04
  66                                                         0                                           0              August-04
  67                                                  9,999.96 (19)                               1,666.66              August-04
  68                                                 15,000.00                                    1,250.00              August-04
  69                                                         0                                           0              August-04
  70                                                         0                                           0              August-04
  71                                                         0                                           0              August-04
  72                                                 12,000.00                                    3,000.00              August-04
  73                                                         0                                           0              August-04
  74                                                         0                                           0              August-04
  75                                                         0                                           0              August-04
  76                                                  6,906.48                                           0              August-04
  77                                                         0 (20)                               1,702.66              August-04
  78                                                         0                                           0              August-04
  79                                                         0                                           0              August-04
  80                                                         0                                           0              August-04
  81                                                         0                                           0              August-04
  82                                                         0                                           0              August-04
  83                                                         0                                           0              August-04
  84                                                         0                                           0              August-04
  85                                                         0                                           0              August-04
  86                                                         0                                           0              August-04
  87                                                  5,114.04                                      852.34              August-04
  88                                                         0                                           0              August-04
  89                                                         0                                           0              August-04
  90                                                         0                                           0              August-04
  91                                                         0                                           0              August-04
  92                                                         0                                           0              August-04
  93                                                         0                                           0              August-04
  94                                                         0                                           0              August-04

                 (This Page Has Been Left Blank Intentionally)

FOOTNOTES TO ANNEX A-6

Westfield North Bridge     1   The sponsors, Westfield America Inc., Morgan Stanley
                               Real Estate Fund and John Buck Company guarantee (on
                               a pro rata basis) payment of TI/LCs and replacement
                               reserves for in-line space up to $1.20 psf per annum. In the event the DSCR falls below 1.05x based on an assumed
                               constant of 9.000%, the related borrower must make
                               annual on-going deposits of $1.20 psf.

Two Penn Plaza             2   Upon the occurrence of an event of default or in the event the DSCR falls below 1.25x, commencing on the payment
                               date occurring in February 2006 and continuing through
                               and including the payment date occurring in March 2007,
                               borrower shall make a monthly deposit into the TI/LC
                               account equal to $307,000. In addition, upon the
                               occurrence of an event of default or in the event the
                               DSCR falls below 1.25x, borrower shall make a monthly
                               deposit into the Structural Reserve Account equal to
                               $ 31,860.94.

Two Penn Plaza             3   Two Penn Plaza Borrower delivered to the lender a
                               Required Repair and Unfunded Tenant Allowance
                               Guaranty from Vornado Realty L.P. in lieu of depositing
                               $750,000 to the Structural Reserve Account and $1,440,040
                               to the TI/LC account.

2000 Pennsylvania Avenue   4   George Washington University guarantees payment of
                               TI/LC costs associated with the lease rollovers of Cleary,
                               Gottlieb, Steen and Hamilton, The Corporate Executive
                               Board Company, and Morrison & Foerster.

230 West 41st Street       5   Occupancy Percentage, U/W Net Cash Flow and U/W
                               NCF DSCR were calculated based on the inclusion of a
                               13-year lease signed by City University of New York
                               ("CUNY") commencing July 1, 2004 for a minimum of
                               152,545 square feet at a rent of $33.00 per square foot with rent commencing on October 1, 2004. The lease also
                               contains the standard New York State appropriations
                               clause, which provides for an early termination option
                               based upon the failure to appropriate funds for the lease.
                               According to the related borrower, CUNY is expected to
                               be in occupancy by April, 2005. Based on the rent roll
                               dated as of June 1, 2004, the subject property was 44.3%
                               occupied. The amount of an $8,000,000 letter of credit and
                               $1,737,000 in cash was escrowed at closing for tenant
                               improvements and leasing commissions for the CUNY
                               space and all other vacant space at the subject property.

Northridge Business Park   6   Coca-Cola North America (173,857 square feet, lease
                               expiration February 28, 2011) has a one-time option to
                               reduce space by any amount at any time after December
                               31, 2007 upon 12 months prior notice and payment of a
                               termination penalty). The amount of $500,000 was
                               escrowed at closing and deposited into the TI/LC reserve
                               account. In addition, annual TI/LC reserves in the amount
                               of $500,000 per year for years 1-2 and $250,000 per year
                               for years 3-10 will be required. Upon the tenant giving
                               notice of its intention to terminate a portion of its lease
                               (12 months notice), a 100% excess cash flow sweep will
                               commence. TI/LC reserves are capped at $1,000,000 unless
                               a cash flow sweep occurs.

FOOTNOTES TO ANNEX A-6 -- CONTINUED

University Park Tech III/IV     7   Monthly TI/LC deposit shall be $4,166.67 through and
andWestchase Commons                including March 11, 2006 and $10,000.00 for each month
                                    thereafter.

Delray Corporate Center         8   Borrower delivered to lender a letter of credit in the
                                    amount of $200,000 in lieu of making the monthly TI/LC
                                    account deposits.

Canal Crossing                  9   TI/LC reserves are capped at $200,000.

601 Hawaii Street              10   In the event Davita, Inc. is downgraded to BB- by S&P or
                                    the equivalent by Moody's, a cash flow sweep of 50% of
                                    the excess cash flow will commence into the rollover
                                    reserve until the balance equals $1,207,872. In the event
                                    either rating is downgraded to B+ by S&P or the
                                    equivalent by Moody's, a cash flow sweep of 100% of the
                                    excess cash flow will commence into the rollover reserve
                                    until the balance equals $2,000,000. If the rating drops
                                    below B+ by S&P or the equivalent by Moody's, the 100%
                                    cash flow sweep will continue without a cap. Additional
                                    escrows in the form of ongoing reserves, or excess cash
                                    flow sweeps, or alternatively a letter of credit, will be
                                    required to reach an aggregate amount of $1,207,872 by
                                    the expiration date of the Davita, Inc. lease (August 31,
                                    2013). As of June 23, 2004, Davita, Inc. had an S&P credit rating of BB and a Moody's senior implied rating of Ba2.

Eagle Harbor Shopping Center   11   On each monthly payment date during a dark period,
                                    borrower shall deposit $8,333.34 into the TI/LC account,
                                    provided that during times when the balance in the TI/LC
                                    Dark Period Subaccount is greater than or equal to
                                    $400,000, the deposit shall be $0.

Delran ShopRite                12   The monthly TI/LC deposit shall be $536.00; provided that
                                    the monthly TI/LC deposit shall be $0.00 during such times as the balance on deposit in the account exceeds $6,435.00.

300 Sylvan Avenue              13   The amount of $350,000 was escrowed at closing and
                                    deposited into the TI/LC reserve account for 11,392 square feet of leases to various subsidiaries of Hyundai
                                    Corporation, each expiring on December 31, 2006.

LaSalle Bank Branch            14   There will be no ongoing escrows required for TI/LCs,
                                    provided no event of default exists, the tenant's lease is in full force and effect and LaSalle Bank maintains an S&P
                                    credit rating of at least BBB+ or the equivalent rating by
                                    Moody's.

87 Summer Street               15   The monthly replacement reserve deposit shall be $426.13;
                                    provided that the monthly replacement reserve deposit
                                    shall be $0.00 during such times as the balance on deposit in the account exceeds $10,227.20.

Sunset Road & Procyon Street   16   Ongoing replacement reserves shall be collected, not to
                                    exceed an aggregate amount of $11,605.

FOOTNOTES TO ANNEX A-6 -- CONTINUED

Pomeroy Station                       17   In the event that on or before February 28, 2010, the
                                           tenant under the "Ski Bum" lease has not extended the
                                           term of the lease by at least 5 years beyond the current
                                           termination date, the monthly TI/LC deposit shall be
                                           $2,222.22 and the TI/LC Cap will be $30,000, provided that when the aforementioned leasing condition is satisfied, the
                                           TI/LC Cap shall be reduced to $10,000 and all amounts in
                                           excess of $10,000 will be released to the borrower.

Walgreens - Houston, Walgreens -San   18   In the event that Walgreens is no longer responsible for all
Antonio                                    structural repairs to the mortgaged real property, the
                                           related borrower shall be required to deposit annually an
                                           amount of $2,184 into the replacement reserve account.

Madeline Crossing                     19   In the event that on or before February 28, 2010, the
                                           tenant under the "Delaware Dance" lease has not
                                           extended the term of the lease by at least 5 years beyond
                                           the current termination date, the monthly TI/LC deposit
                                           shall be $1,111.11 and the TI/LC Cap will be $20,000,
                                           provided that when the aforementioned leasing condition is satisfied, the TI/LC Cap shall be reduced to $10,000 and all amounts in excess of $10,000 will be released to the
                                           borrower.

Walgreens - Edgewater                 20   The monthly replacement reserve deposit shall be $145.60;
                                           provided that the monthly replacement reserve deposit
                                           shall be $0.00 during such times as the balance on deposit in the account exceeds $1,750.00. The monthly TI/LC
                                           deposit shall be $121.33; provided that the monthly TI/LC
                                           deposit shall be $0.00 during such times as the balance on deposit in the account exceeds $1,460.00.

                 (This Page Has Been Left Blank Intentionally)

                                    ANNEX B
              CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C6

 CONTROL               PROPERTY                              CUT-OFF DATE         UTILITIES PAID         UTILITIES PAID
   NO.                   NAME                  COUNTY         BALANCE ($)           BY TENANT              BY TENANT
----------------------------------------------------------------------------------------------------------------------------------

    4      RHP Portfolio                    Various              77,200,000       Yes              Various
    4a     Colonial Acres                   Kalamazoo                             Yes              Electric, Water, Sewer
    4b     Timbercrest Village              Harris                                Yes              Electric, Water, Sewer
    4c     Algoma Estates                   Kent                                  Yes              Electric
    4d     Town & Country Estates           Pima                                  Yes              Electric
    4e     Camp Inn                         Polk                                  Yes              Electric
    4f     Colonial Manor                   Kalamazoo                             Yes              Electric, Water, Sewer
    4g     Suburban Estates                 St. Mary's                            Yes              Electric
    4h     Twenty-Nine Pines                Washington                            Yes              Electric
    4i     El Frontier                      Pima                                  Yes              Electric, Water
    4j     Evergreen                        Middlesex                             Yes              Electric
    4k     St. Clements Crossing            St. Mary's                            Yes              Electric
    4l     Weststar                         Pima                                  Yes              Electric, Water, Sewer
    4m     Green Acres                      Middlesex                             Yes              Electric
    4n     Lexington Estates                St. Mary's                            Yes              Electric
    4o     Cedar Grove                      Middlesex                             Yes              Electric
    4p     Hunter's Chase                   Allen                                 Yes              Electric
    4q     Highland                         New Haven                             Yes              Electric
    4r     Winter Paradise                  Pasco                                 Yes              Electric
    4s     Avalon                           Pinellas                              Yes              Electric
    11     Fountainhead Apartments          Worcester            29,000,000       No               None
    22     Brandemere                       Forsyth              11,750,000       Yes              Electric
    32     Chesapeake Mill Apartments       Franklin              7,600,000       Yes              Electric
    36     Meadowgreen Apartments           Miami-Dade            6,020,094       Yes              Electric
    37     Silverado Apartments             Dallas                5,780,000       No               None
    39     Estelle Creek Apartments         Dallas                5,650,000       Yes              Electric
    44     Peppertree Apartments            Erie                  5,105,727       Yes              Electric, Water, Sewer, Gas
    50     Everwood Apartments              Dallas                4,242,533       Yes              Electric, Water, Sewer, Gas
    51     Northwoods II                    Charleston            4,188,265       Yes              Electric, Water, Sewer
    56     Pomeroy Station                  New Castle            3,690,015       Yes              Electric, Gas
    57     Bramblewood Mobile Home Park     Collin                3,650,000       Yes              Electric, Water, Sewer, Gas
    58     Tuscan Bend Apartments           Alachua               3,593,251       Yes              Electric, Water, Sewer
    61     Oak Gate Apartments              Collin                3,520,000       Yes              Electric, Water, Sewer
    66     Sunset West Mobile Home Park     Fresno                3,262,386       Yes              Electric, Gas
    67     Madeline Crossing                New Castle            3,241,230       Yes              Electric, Gas
    69     Courtyard Apartments             Harris                3,223,233       Yes              Electric
    75     Arminta West Apartments          Los Angeles           2,892,193       Yes              Electric, Gas
    81     312 East 9th Street              New York              2,210,000       Yes              Electric
    88     Northwoods I                     Charleston            1,498,727       Yes              Electric, Water, Sewer
    91     Cedar Apartments                 Dallas                1,124,109       Yes              Electric, Water, Sewer

 CONTROL      # OF        AVG. RENT       # OF       AVG. RENT
   NO.        PADS        PADS ($)      STUDIOS     STUDIOS ($)
----------------------------------------------------------------------------------------------------------------------------------

    4           4,732            268           0              0
    4a            612            331           0              0
    4b            658            242           0              0
    4c            343            358           0              0
    4d            320            294           0              0
    4e            798            159           0              0
    4f            195            304           0              0
    4g            138            262           0              0
    4h            152            352           0              0
    4i            179            310           0              0
    4j            102            371           0              0
    4k            201            246           0              0
    4l             90            308           0              0
    4m             64            379           0              0
    4n             76            276           0              0
    4o             60            369           0              0
    4p            135            212           0              0
    4q             51            379           0              0
    4r            301            178           0              0
    4s            257            175           0              0
    11              0              0          65            844
    22              0              0           0              0
    32              0              0           0              0
    36              0              0           0              0
    37              0              0           0              0
    39              0              0           0              0
    44              0              0           0              0
    50              0              0           0              0
    51              0              0           0              0
    56              0              0           0              0
    57            196            275           0              0
    58              0              0           2            435
    61              0              0           0              0
    66            148            271           0              0
    67              0              0           0              0
    69              0              0           0              0
    75              0              0           0              0
    81              0              0           0              0
    88              0              0           0              0
    91              0              0           0              0

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C6

 CONTROL       # OF 1          AVG. RENT         # OF 2          AVG. RENT         # OF 3          AVG. RENT         # OF 4
   NO.        BEDROOMS      1 BEDROOMS ($)      BEDROOMS      2 BEDROOMS ($)      BEDROOMS      3 BEDROOMS ($)      BEDROOMS
----------------------------------------------------------------------------------------------------------------------------------

    4                  0                  0              0                  0              0                  0              0
    4a                 0                  0              0                  0              0                  0              0
    4b                 0                  0              0                  0              0                  0              0
    4c                 0                  0              0                  0              0                  0              0
    4d                 0                  0              0                  0              0                  0              0
    4e                 0                  0              0                  0              0                  0              0
    4f                 0                  0              0                  0              0                  0              0
    4g                 0                  0              0                  0              0                  0              0
    4h                 0                  0              0                  0              0                  0              0
    4i                 0                  0              0                  0              0                  0              0
    4j                 0                  0              0                  0              0                  0              0
    4k                 0                  0              0                  0              0                  0              0
    4l                 0                  0              0                  0              0                  0              0
    4m                 0                  0              0                  0              0                  0              0
    4n                 0                  0              0                  0              0                  0              0
    4o                 0                  0              0                  0              0                  0              0
    4p                 0                  0              0                  0              0                  0              0
    4q                 0                  0              0                  0              0                  0              0
    4r                 0                  0              0                  0              0                  0              0
    4s                 0                  0              0                  0              0                  0              0
    11               212                983            229              1,292             58              1,736              0
    22               158                493            198                589              0                  0              0
    32                52                537            160                645             48                738              0
    36                42                626             66                826              6                912              5
    37                90                579             88                701              6                838              0
    39               160                481             64                668              0                  0              0
    44               101                661              0                  0              0                  0              0
    50               108                533             12                742              0                  0              0
    51                 0                  0            112                680              0                  0              0
    56                 0                  0              5              1,450              4              1,800              6
    57                 0                  0              0                  0              0                  0              0
    58                22                513             49                610             21                722              0
    61                32                580             64                691              0                  0              0
    66                 0                  0              0                  0              0                  0              0
    67                 0                  0              6              1,450              0                  0              8
    69                68                462            127                589              0                  0              0
    75                 2                886             14              1,175             12              1,417              0
    81                 8                472              8              1,625              0                  0              0
    88                 0                  0             38                692              0                  0              0
    91                16                529             16                636              0                  0              0

 CONTROL       AVG. RENT         # OF COMMERCIAL            AVG. RENT                             TOTAL
   NO.       4 BEDROOMS ($)           UNITS            COMMERCIAL UNITS ($)        ELEVATOR       UNITS
----------------------------------------------------------------------------------------------------------------------------------

    4                      0                     0                         0       No               4,732
    4a                     0                     0                         0       No                 612
    4b                     0                     0                         0       No                 658
    4c                     0                     0                         0       No                 343
    4d                     0                     0                         0       No                 320
    4e                     0                     0                         0       No                 798
    4f                     0                     0                         0       No                 195
    4g                     0                     0                         0       No                 138
    4h                     0                     0                         0       No                 152
    4i                     0                     0                         0       No                 179
    4j                     0                     0                         0       No                 102
    4k                     0                     0                         0       No                 201
    4l                     0                     0                         0       No                  90
    4m                     0                     0                         0       No                  64
    4n                     0                     0                         0       No                  76
    4o                     0                     0                         0       No                  60
    4p                     0                     0                         0       No                 135
    4q                     0                     0                         0       No                  51
    4r                     0                     0                         0       No                 301
    4s                     0                     0                         0       No                 257
    11                     0                     0                         0       Yes                564
    22                     0                     0                         0       No                 356
    32                     0                     0                         0       No                 260
    36                 1,000                     0                         0       Yes                119
    37                     0                     0                         0       No                 184
    39                     0                     0                         0       No                 224
    44                     0                     0                         0       Yes                101
    50                     0                     0                         0       No                 120
    51                     0                     0                         0       No                 112
    56                 2,200                     5                     3,490       No                  20
    57                     0                     0                         0       No                 196
    58                     0                     0                         0       No                  94
    61                     0                     0                         0       No                  96
    66                     0                     0                         0       No                 148
    67                 1,844                     5                     3,084       No                  19
    69                     0                     0                         0       No                 195
    75                     0                     0                         0       No                  28
    81                     0                     2                     3,650       No                  18
    88                     0                     0                         0       No                  38
    91                     0                     0                         0       No                  32

                 (This Page Has Been Left Blank Intentionally)

                                   ANNEX C-1
                               PRICE/YIELD TABLES

                                                                     ANNEX C-1-1

WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
    PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-1 CERTIFICATES

    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
------------------------------------------------------------------------------------------------------------------------------------

        PRICE (32NDS)          0% CPR                      25% CPR                  50% CPR                     75% CPR
---------------------- ------------------------  --------------------------  -------------------------  ----------------------------
                         CBE       Modified           CBE      Modified          CBE      Modified           CBE      Modified
                        Yield      Duration          Yield     Duration         Yield     Duration          Yield     Duration
                         (%)       (Years)            (%)      (Years)           (%)      (Years)            (%)      (Years)
                       ---------------------        --------------------       --------------------       ----------------------

           99-12        4.096%        3.17           4.101%       3.09          4.105%       3.03           4.107%       3.00
           99-16        4.057%        3.17           4.061%       3.09          4.063%       3.03           4.065%       3.00
           99-20        4.017%        3.17           4.020%       3.09          4.022%       3.03           4.023%       3.00
           99-24        3.978%        3.18           3.979%       3.09          3.981%       3.03           3.981%       3.00
           99-28        3.938%        3.18           3.939%       3.09          3.939%       3.03           3.940%       3.00
          100-00        3.899%        3.18           3.899%       3.09          3.898%       3.04           3.898%       3.00
          100-04        3.860%        3.18           3.858%       3.09          3.857%       3.04           3.857%       3.00
          100-08        3.821%        3.18           3.818%       3.10          3.816%       3.04           3.815%       3.01
          100-12        3.781%        3.18           3.778%       3.10          3.775%       3.04           3.774%       3.01
          100-16        3.742%        3.18           3.738%       3.10          3.734%       3.04           3.732%       3.01
          100-20        3.703%        3.19           3.698%       3.10          3.694%       3.04           3.691%       3.01

WEIGHTED AVERAGE
LIFE (YRS.)                    3.50                          3.40                       3.33                        3.29

FIRST PRINCIPAL
PAYMENT DATE                 9/15/2004                     9/15/2004                  9/15/2004                   9/15/2004

LAST PRINCIPAL
PAYMENT DATE                 6/15/2009                     6/15/2009                  4/15/2009                   3/15/2009
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
        PRICE (32NDS)       100% CPR
----------------------  -------------------------
                          CBE         Modified
                         Yield        Duration
                          (%)         (Years)
                        -----------------------

           99-12         4.109%          2.97
           99-16         4.066%          2.97
           99-20         4.024%          2.97
           99-24         3.982%          2.97
           99-28         3.940%          2.98
          100-00         3.898%          2.98
          100-04         3.856%          2.98
          100-08         3.814%          2.98
          100-12         3.773%          2.98
          100-16         3.731%          2.98
          100-20         3.689%          2.98

WEIGHTED AVERAGE
LIFE (YRS.)                     3.26

FIRST PRINCIPAL
PAYMENT DATE                 9/15/2004

LAST PRINCIPAL
PAYMENT DATE                 1/15/2009
------------------------------------------------------------------------------------------------------------------------------------

                                                                     ANNEX C-1-2

WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
    PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-2 CERTIFICATES

    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
------------------------------------------------------------------------------------------------------------------------------------

        PRICE (32NDS)          0% CPR                      25% CPR                  50% CPR                     75% CPR
---------------------- ------------------------  --------------------------  -------------------------  ----------------------------
                         CBE       Modified           CBE      Modified          CBE      Modified           CBE      Modified
                        Yield      Duration          Yield     Duration         Yield     Duration          Yield     Duration
                         (%)       (Years)            (%)      (Years)           (%)      (Years)            (%)      (Years)
                       ---------------------        --------------------       --------------------       ----------------------

           99-12         4.357%      4.33            4.358%      4.32            4.358%     4.31           4.359%      4.27
           99-16         4.328%      4.33            4.329%      4.32            4.329%     4.31           4.330%      4.27
           99-20         4.300%      4.33            4.300%      4.32            4.300%     4.31           4.301%      4.27
           99-24         4.271%      4.33            4.271%      4.32            4.271%     4.31           4.271%      4.27
           99-28         4.242%      4.33            4.242%      4.33            4.242%     4.31           4.242%      4.28
          100-00         4.213%      4.33            4.213%      4.33            4.213%     4.31           4.213%      4.28
          100-04         4.184%      4.33            4.184%      4.33            4.184%     4.31           4.184%      4.28
          100-08         4.155%      4.34            4.155%      4.33            4.155%     4.31           4.155%      4.28
          100-12         4.127%      4.34            4.127%      4.33            4.126%     4.31           4.125%      4.28
          100-16         4.098%      4.34            4.098%      4.33            4.097%     4.31           4.096%      4.28
          100-20         4.069%      4.34            4.069%      4.33            4.069%     4.32           4.067%      4.28

WEIGHTED AVERAGE
LIFE (YRS.)                  4.89                          4.88                       4.86                        4.82

FIRST PRINCIPAL
PAYMENT DATE               6/15/2009                    6/15/2009                   4/15/2009                   3/15/2009

LAST PRINCIPAL
PAYMENT DATE               8/15/2009                    8/15/2009                   8/15/2009                   8/15/2009
------------------------------------------------------------------------------------------------------------------------------------

        PRICE (32NDS)          100% CPR
----------------------  -------------------------
                          CBE         Modified
                         Yield        Duration
                          (%)         (Years)
                        -----------------------

           99-12           4.367%        4.05
           99-16           4.336%        4.05
           99-20           4.305%        4.05
           99-24           4.274%        4.05
           99-28           4.243%        4.05
          100-00           4.212%        4.05
          100-04           4.181%        4.05
          100-08           4.151%        4.05
          100-12           4.120%        4.06
          100-16           4.089%        4.06
          100-20           4.059%        4.06

WEIGHTED AVERAGE
LIFE (YRS.)                      4.54

FIRST PRINCIPAL
PAYMENT DATE                   1/15/2009

LAST PRINCIPAL
PAYMENT DATE                   7/15/2009

--------------------------------------------------------------------------------

                                                                     ANNEX C-1-3

WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
    PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-3 CERTIFICATES

    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
------------------------------------------------------------------------------------------------------------------------------------

        PRICE (32NDS)          0% CPR                      25% CPR                  50% CPR                     75% CPR
---------------------- ------------------------  --------------------------  -------------------------  ----------------------------
                         CBE       Modified           CBE      Modified          CBE      Modified           CBE      Modified
                        Yield      Duration          Yield     Duration         Yield     Duration          Yield     Duration
                         (%)       (Years)            (%)      (Years)           (%)      (Years)            (%)      (Years)
                       ---------------------        --------------------       --------------------       ----------------------

     99-12             4.697%        5.37             4.698%     5.32           4.699%     5.27            4.701%     5.21
     99-16             4.674%        5.37             4.675%     5.32           4.676%     5.27            4.677%     5.21
     99-20             4.651%        5.37             4.651%     5.32           4.652%     5.27            4.653%     5.21
     99-24             4.627%        5.37             4.628%     5.32           4.628%     5.27            4.629%     5.21
     99-28             4.604%        5.37             4.604%     5.32           4.604%     5.28            4.605%     5.21
    100-00             4.581%        5.37             4.581%     5.33           4.581%     5.28            4.581%     5.21
    100-04             4.558%        5.38             4.557%     5.33           4.557%     5.28            4.557%     5.21
    100-08             4.535%        5.38             4.534%     5.33           4.533%     5.28            4.533%     5.21
    100-12             4.511%        5.38             4.511%     5.33           4.510%     5.28            4.509%     5.22
    100-16             4.488%        5.38             4.487%     5.33           4.486%     5.28            4.485%     5.22
    100-20             4.465%        5.38             4.464%     5.33           4.463%     5.28            4.461%     5.22

WEIGHTED AVERAGE
LIFE (YRS.)                        6.32                           6.26                   6.19                     6.10

FIRST PRINCIPAL
PAYMENT DATE                     8/15/2009                      8/15/2009              8/15/2009                8/15/2009

LAST PRINCIPAL
PAYMENT DATE                     2/15/2011                      2/15/2011              2/15/2011                2/15/2011
------------------------------------------------------------------------------------------------------------------------------------

        PRICE (32NDS)          100% CPR
----------------------  -------------------------
                          CBE         Modified
                         Yield        Duration
                          (%)         (Years)
                        -----------------------

     99-12               4.704%          5.05
     99-16               4.679%          5.05
     99-20               4.654%          5.06
     99-24               4.630%          5.06
     99-28               4.605%          5.06
    100-00               4.580%          5.06
    100-04               4.556%          5.06
    100-08               4.531%          5.06
    100-12               4.506%          5.06
    100-16               4.482%          5.06
    100-20               4.457%          5.06

WEIGHTED AVERAGE
LIFE (YRS.)                      5.89

FIRST PRINCIPAL
PAYMENT DATE                   7/15/2009

LAST PRINCIPAL
PAYMENT DATE                   8/15/2010

--------------------------------------------------------------------------------

                                                                     ANNEX C-1-4

WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
    PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-4 CERTIFICATES

    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
------------------------------------------------------------------------------------------------------------------------------------

        PRICE (32NDS)          0% CPR                      25% CPR                  50% CPR                     75% CPR
---------------------- ------------------------  --------------------------  -------------------------  ----------------------------
                         CBE       Modified           CBE      Modified          CBE      Modified           CBE      Modified
                        Yield      Duration          Yield     Duration         Yield     Duration          Yield     Duration
                         (%)       (Years)            (%)      (Years)           (%)      (Years)            (%)      (Years)
                       ---------------------        --------------------       --------------------       ----------------------

       99-12             4.729%    5.64              4.729%      5.64           4.729%      5.63             4.729%     5.62
       99-16             4.707%    5.64              4.707%      5.64           4.707%      5.63             4.707%     5.62
       99-20             4.684%    5.64              4.684%      5.64           4.684%      5.63             4.685%     5.63
       99-24             4.662%    5.65              4.662%      5.64           4.662%      5.64             4.662%     5.63
      100-00             4.618%    5.65              4.618%      5.64           4.618%      5.64             4.618%     5.63
      100-04             4.596%    5.65              4.596%      5.65           4.596%      5.64             4.596%     5.63
      100-08             4.574%    5.65              4.574%      5.65           4.574%      5.64             4.574%     5.63
      100-12             4.552%    5.65              4.552%      5.65           4.552%      5.64             4.552%     5.63
      100-16             4.530%    5.65              4.530%      5.65           4.530%      5.64             4.530%     5.64
      100-20             4.508%    5.66              4.508%      5.65           4.508%      5.65             4.508%     5.64

WEIGHTED AVERAGE
LIFE (YRS.)                       6.71                          6.70                        6.69                         6.68

FIRST PRINCIPAL
PAYMENT DATE                    2/15/2011                     2/15/2011                   2/15/2011                    2/15/2011

LAST PRINCIPAL
PAYMENT DATE                    8/15/2011                     8/15/2011                   8/15/2011                    8/15/2011
------------------------------------------------------------------------------------------------------------------------------------

        PRICE (32NDS)          100% CPR
----------------------  -------------------------
                          CBE         Modified
                         Yield        Duration
                          (%)         (Years)
                        -----------------------
       99-12               4.732%        5.45
       99-16               4.709%        5.45
       99-20               4.686%        5.45
       99-24               4.663%        5.45
      100-00               4.618%        5.45
      100-04               4.595%        5.46
      100-08               4.572%        5.46
      100-12               4.549%        5.46
      100-16               4.526%        5.46
      100-20               4.504%        5.46

WEIGHTED AVERAGE
LIFE (YRS.)                       6.44

FIRST PRINCIPAL
PAYMENT DATE                    8/15/2010

LAST PRINCIPAL
PAYMENT DATE                    6/15/2011

--------------------------------------------------------------------------------

                                                                     ANNEX C-1-5

WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
    PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-5 CERTIFICATES

    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
------------------------------------------------------------------------------------------------------------------------------------

        PRICE (32NDS)          0% CPR                      25% CPR                  50% CPR                     75% CPR
---------------------- ------------------------  --------------------------  -------------------------  ----------------------------
                         CBE       Modified           CBE      Modified          CBE      Modified           CBE      Modified
                        Yield      Duration          Yield     Duration         Yield     Duration          Yield     Duration
                         (%)       (Years)            (%)      (Years)           (%)      (Years)            (%)      (Years)
                       ---------------------        --------------------       --------------------       ----------------------

         99-12             4.964%     6.41             4.964%    6.38           4.965%     6.37          4.965%        6.37
         99-16             4.944%     6.41             4.945%    6.38           4.945%     6.37          4.945%        6.37
         99-20             4.925%     6.41             4.925%    6.38           4.925%     6.37          4.925%        6.37
         99-24             4.905%     6.41             4.906%    6.38           4.906%     6.38          4.906%        6.37
         99-28             4.886%     6.41             4.886%    6.38           4.886%     6.38          4.886%        6.37
        100-00             4.866%     6.42             4.866%    6.38           4.866%     6.38          4.866%        6.37
        100-04             4.847%     6.42             4.847%    6.39           4.847%     6.38          4.847%        6.38
        100-08             4.828%     6.42             4.827%    6.39           4.827%     6.38          4.827%        6.38
        100-12             4.808%     6.42             4.808%    6.39           4.808%     6.38          4.808%        6.38
        100-16             4.789%     6.42             4.788%    6.39           4.788%     6.39          4.788%        6.38
        100-20             4.770%     6.42             4.769%    6.39           4.769%     6.39          4.769%        6.38

WEIGHTED AVERAGE
LIFE (YRS.)                     7.91                         7.86                    7.85                       7.85

FIRST PRINCIPAL
PAYMENT DATE                  8/15/2011                    8/15/2011               8/15/2011                  8/15/2011

LAST PRINCIPAL
PAYMENT DATE                  3/15/2014                   10/15/2013               9/15/2013                  9/15/2013
------------------------------------------------------------------------------------------------------------------------------------

        PRICE (32NDS)          100% CPR
----------------------  -------------------------
                          CBE         Modified
                         Yield        Duration
                          (%)         (Years)
                        -----------------------
       99-12                4.965%        6.32
       99-16                4.945%        6.32
       99-20                4.926%        6.33
       99-24                4.906%        6.33
       99-28                4.886%        6.33
      100-00                4.866%        6.33
      100-04                4.847%        6.33
      100-08                4.827%        6.33
      100-12                4.807%        6.34
      100-16                4.788%        6.34
      100-20                4.768%        6.34

WEIGHTED AVERAGE
LIFE (YRS.)                       7.78

FIRST PRINCIPAL
PAYMENT DATE                    6/15/2011

LAST PRINCIPAL
PAYMENT DATE                    7/15/2013

                                                                     ANNEX C-1-6

WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
    PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-6 CERTIFICATES

    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
------------------------------------------------------------------------------------------------------------------------------------

        PRICE (32NDS)          0% CPR                      25% CPR                  50% CPR                     75% CPR
---------------------- ------------------------  --------------------------  -------------------------  ----------------------------
                         CBE       Modified           CBE      Modified          CBE      Modified           CBE      Modified
                        Yield      Duration          Yield     Duration         Yield     Duration          Yield     Duration
                         (%)       (Years)            (%)      (Years)           (%)      (Years)            (%)      (Years)
                       ---------------------        --------------------       --------------------       ----------------------

    99-12                 5.149%    7.49              5.149%     7.48           5.149%      7.45             5.150%      7.42
    99-16                 5.132%    7.50              5.132%     7.48           5.132%      7.46             5.133%      7.43
    99-20                 5.115%    7.50              5.115%     7.48           5.116%      7.46             5.116%      7.43
    99-24                 5.099%    7.50              5.099%     7.48           5.099%      7.46             5.099%      7.43
    99-28                 5.082%    7.50              5.082%     7.49           5.082%      7.46             5.082%      7.43
   100-00                 5.065%    7.50              5.065%     7.49           5.065%      7.46             5.065%      7.43
   100-04                 5.049%    7.51              5.049%     7.49           5.049%      7.47             5.049%      7.44
   100-08                 5.032%    7.51              5.032%     7.49           5.032%      7.47             5.032%      7.44
   100-12                 5.016%    7.51              5.015%     7.49           5.015%      7.47             5.015%      7.44
   100-16                 4.999%    7.51              4.999%     7.50           4.999%      7.47             4.998%      7.44
   100-20                 4.983%    7.51              4.982%     7.50           4.982%      7.47             4.982%      7.44

WEIGHTED AVERAGE
LIFE (YRS.)                    9.71                        9.68                       9.64                            9.59

FIRST PRINCIPAL
PAYMENT DATE                 3/15/2014                  10/15/2013                  9/15/2013                       9/15/2013

LAST PRINCIPAL
PAYMENT DATE                 8/15/2014                   8/15/2014                  8/15/2014                       7/15/2014

------------------------------------------------------------------------------------------------------------------------------------

        PRICE (32NDS)          100% CPR
----------------------  -------------------------
                          CBE         Modified
                         Yield        Duration
                          (%)         (Years)
                        -----------------------
       99-12                 5.151%      7.28
       99-16                 5.134%      7.28
       99-20                 5.117%      7.28
       99-24                 5.099%      7.28
       99-28                 5.082%      7.28
      100-00                 5.065%      7.29
      100-04                 5.048%      7.29
      100-08                 5.031%      7.29
      100-12                 5.014%      7.29
      100-16                 4.997%      7.29
      100-20                 4.980%      7.30

WEIGHTED AVERAGE
LIFE (YRS.)                       9.35

FIRST PRINCIPAL
PAYMENT DATE                    7/15/2013

LAST PRINCIPAL
PAYMENT DATE                    5/15/2014

                                                                     ANNEX C-1-7

WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
   PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-1A CERTIFICATES

    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
------------------------------------------------------------------------------------------------------------------------------------

        PRICE (32NDS)          0% CPR                      25% CPR                  50% CPR                     75% CPR
---------------------- ------------------------  --------------------------  -------------------------  ----------------------------
                         CBE       Modified           CBE      Modified          CBE      Modified           CBE      Modified
                        Yield      Duration          Yield     Duration         Yield     Duration          Yield     Duration
                         (%)       (Years)            (%)      (Years)           (%)      (Years)            (%)      (Years)
                       ---------------------        --------------------       --------------------       ----------------------

    99-12                  4.775%      5.59           4.775%     5.58            4.775%     5.57            4.775%      5.55
    99-16                  4.752%      5.59           4.752%     5.58            4.752%     5.57            4.753%      5.55
    99-20                  4.730%      5.59           4.730%     5.58            4.730%     5.57            4.730%      5.56
    99-24                  4.707%      5.59           4.707%     5.59            4.707%     5.58            4.708%      5.56
    99-28                  4.685%      5.60           4.685%     5.59            4.685%     5.58            4.685%      5.56
   100-00                  4.663%      5.60           4.663%     5.59            4.663%     5.58            4.663%      5.56
   100-04                  4.640%      5.60           4.640%     5.59            4.640%     5.58            4.640%      5.57
   100-08                  4.618%      5.60           4.618%     5.60            4.618%     5.58            4.618%      5.57
   100-12                  4.596%      5.61           4.596%     5.60            4.596%     5.59            4.595%      5.57
   100-16                  4.574%      5.61           4.574%     5.60            4.573%     5.59            4.573%      5.57
   100-20                  4.552%      5.61           4.551%     5.60            4.551%     5.59            4.551%      5.57

WEIGHTED AVERAGE
LIFE (YRS.)                      6.78                       6.77                      6.76                      6.73

FIRST PRINCIPAL
PAYMENT DATE                   9/15/2004                  9/15/2004                 9/15/2004                 9/15/2004

LAST PRINCIPAL
PAYMENT DATE                   8/15/2014                  8/15/2014                 8/15/2014                 7/15/2014
------------------------------------------------------------------------------------------------------------------------------------

        PRICE (32NDS)          100% CPR
----------------------  -------------------------
                          CBE         Modified
                         Yield        Duration
                          (%)         (Years)
                        -----------------------
       99-12             4.777%         5.43
       99-16             4.754%         5.43
       99-20             4.731%         5.44
       99-24             4.708%         5.44
       99-28             4.685%         5.44
      100-00             4.662%         5.44
      100-04             4.639%         5.45
      100-08             4.617%         5.45
      100-12             4.594%         5.45
      100-16             4.571%         5.45
      100-20             4.548%         5.45

WEIGHTED AVERAGE
LIFE (YRS.)                       6.56

FIRST PRINCIPAL
PAYMENT DATE                    9/15/2004

LAST PRINCIPAL
PAYMENT DATE                    5/15/2014

                                                                     ANNEX C-1-8

WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
   PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS B CERTIFICATES

    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
------------------------------------------------------------------------------------------------------------------------------------

        PRICE (32NDS)          0% CPR                      25% CPR                  50% CPR                     75% CPR
---------------------- ------------------------  --------------------------  -------------------------  ----------------------------
                         CBE       Modified           CBE      Modified          CBE      Modified           CBE      Modified
                        Yield      Duration          Yield     Duration         Yield     Duration          Yield     Duration
                         (%)       (Years)            (%)      (Years)           (%)      (Years)            (%)      (Years)
                       ---------------------        --------------------       --------------------       ----------------------

      99-12                5.217%      7.63              5.217%   7.63            5.217%      7.63           5.217%     7.58
      99-16                5.200%      7.63              5.200%   7.63            5.200%      7.63           5.201%     7.58
      99-20                5.184%      7.63              5.184%   7.63            5.184%      7.63           5.184%     7.58
      99-24                5.168%      7.63              5.168%   7.63            5.168%      7.63           5.168%     7.58
      99-28                5.151%      7.64              5.151%   7.64            5.151%      7.64           5.151%     7.59
     100-00                5.135%      7.64              5.135%   7.64            5.135%      7.64           5.135%     7.59
     100-04                5.118%      7.64              5.118%   7.64            5.118%      7.64           5.118%     7.59
     100-08                5.102%      7.64              5.102%   7.64            5.102%      7.64           5.102%     7.59
     100-12                5.086%      7.64              5.086%   7.64            5.086%      7.64           5.086%     7.60
     100-16                5.070%      7.65              5.070%   7.65            5.070%      7.65           5.069%     7.60
     100-20                5.053%      7.65              5.053%   7.65            5.053%      7.65           5.053%     7.60

WEIGHTED AVERAGE
LIFE (YRS.)                      9.98                          9.98                       9.98                    9.89

FIRST PRINCIPAL
PAYMENT DATE                   8/15/2014                     8/15/2014                  8/15/2014               7/15/2014

LAST PRINCIPAL
PAYMENT DATE                   8/15/2014                     8/15/2014                  8/15/2014               7/15/2014

------------------------------------------------------------------------------------------------------------------------------------

        PRICE (32NDS)          100% CPR
----------------------  -------------------------
                          CBE         Modified
                         Yield        Duration
                          (%)         (Years)
                        -----------------------
       99-12             5.218%        7.48
       99-16             5.202%        7.48
       99-20             5.185%        7.48
       99-24             5.168%        7.49
       99-28             5.151%        7.49
      100-00             5.135%        7.49
      100-04             5.118%        7.49
      100-08             5.101%        7.49
      100-12             5.085%        7.50
      100-16             5.068%        7.50
      100-20             5.052%        7.50

WEIGHTED AVERAGE
LIFE (YRS.)                      9.73

FIRST PRINCIPAL
PAYMENT DATE                   5/15/2014

LAST PRINCIPAL
PAYMENT DATE                   5/15/2014

                                                                     ANNEX C-1-9

WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
   PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS C CERTIFICATES

    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
------------------------------------------------------------------------------------------------------------------------------------

        PRICE (32NDS)          0% CPR                      25% CPR                  50% CPR                     75% CPR
---------------------- ------------------------  --------------------------  -------------------------  ----------------------------
                         CBE       Modified           CBE      Modified          CBE      Modified           CBE      Modified
                        Yield      Duration          Yield     Duration         Yield     Duration          Yield     Duration
                         (%)       (Years)            (%)      (Years)           (%)      (Years)            (%)      (Years)
                       ---------------------        --------------------       --------------------       ----------------------

       99-12               5.237%    7.62              5.237%    7.62            5.237%     7.62            5.237%        7.61
       99-16               5.221%    7.62              5.221%    7.62            5.221%     7.62            5.221%        7.62
       99-20               5.204%    7.62              5.204%    7.62            5.204%     7.62            5.204%        7.62
       99-24               5.188%    7.63              5.188%    7.63            5.188%     7.63            5.188%        7.62
       99-28               5.172%    7.63              5.172%    7.63            5.172%     7.63            5.172%        7.62
      100-00               5.155%    7.63              5.155%    7.63            5.155%     7.63            5.155%        7.62
      100-04               5.139%    7.63              5.139%    7.63            5.139%     7.63            5.139%        7.63
      100-08               5.123%    7.63              5.123%    7.63            5.123%     7.63            5.123%        7.63
      100-12               5.106%    7.64              5.106%    7.64            5.106%     7.64            5.106%        7.63
      100-16               5.090%    7.64              5.090%    7.64            5.090%     7.64            5.090%        7.63
      100-20               5.074%    7.64              5.074%    7.64            5.074%     7.64            5.074%        7.64

WEIGHTED AVERAGE
LIFE (YRS.)                     9.98                        9.98                        9.98                         9.97

FIRST PRINCIPAL
PAYMENT DATE                  8/15/2014                   8/15/2014                   8/15/2014                    7/15/2014

LAST PRINCIPAL
PAYMENT DATE                  8/15/2014                   8/15/2014                   8/15/2014                    8/15/2014
--------------------------------------------------------------------------------

        PRICE (32NDS)          100% CPR
----------------------  -------------------------
                          CBE         Modified
                         Yield        Duration
                          (%)         (Years)
                        -----------------------
       99-12             5.238%          7.51
       99-16             5.222%          7.51
       99-20             5.205%          7.51
       99-24             5.188%          7.52
       99-28             5.172%          7.52
      100-00             5.155%          7.52
      100-04             5.139%          7.52
      100-08             5.122%          7.52
      100-12             5.105%          7.53
      100-16             5.089%          7.53
      100-20             5.072%          7.53

WEIGHTED AVERAGE
LIFE (YRS.)                        9.79

FIRST PRINCIPAL
PAYMENT DATE                     5/15/2014

LAST PRINCIPAL
PAYMENT DATE                     6/15/2014

                                                                    ANNEX C-1-10

WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
   PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS D CERTIFICATES

    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
------------------------------------------------------------------------------------------------------------------------------------

        PRICE (32NDS)          0% CPR                      25% CPR                  50% CPR                     75% CPR
---------------------- ------------------------  --------------------------  -------------------------  ----------------------------
                         CBE       Modified           CBE      Modified          CBE      Modified           CBE      Modified
                        Yield      Duration          Yield     Duration         Yield     Duration          Yield     Duration
                         (%)       (Years)            (%)      (Years)           (%)      (Years)            (%)      (Years)
                       ---------------------        --------------------       --------------------       ----------------------

     99-12                 5.277%    7.60              5.277%     7.60           5.277%     7.60            5.277%     7.60
     99-16                 5.261%    7.61              5.261%     7.61           5.261%     7.61            5.261%     7.61
     99-20                 5.244%    7.61              5.244%     7.61           5.244%     7.61            5.244%     7.61
     99-24                 5.228%    7.61              5.228%     7.61           5.228%     7.61            5.228%     7.61
     99-28                 5.211%    7.61              5.211%     7.61           5.211%     7.61            5.211%     7.61
    100-00                 5.195%    7.62              5.195%     7.62           5.195%     7.62            5.195%     7.62
    100-04                 5.179%    7.62              5.179%     7.62           5.179%     7.62            5.179%     7.62
    100-08                 5.162%    7.62              5.162%     7.62           5.162%     7.62            5.162%     7.62
    100-12                 5.146%    7.62              5.146%     7.62           5.146%     7.62            5.146%     7.62
    100-16                 5.130%    7.62              5.130%     7.62           5.130%     7.62            5.130%     7.62
    100-20                 5.113%    7.63              5.113%     7.63           5.113%     7.63            5.113%     7.63

WEIGHTED AVERAGE
LIFE (YRS.)                     9.98                         9.98                       9.98                       9.98

FIRST PRINCIPAL
PAYMENT DATE                  8/15/2014                    8/15/2014                  8/15/2014                  8/15/2014

LAST PRINCIPAL
PAYMENT DATE                  8/15/2014                    8/15/2014                  8/15/2014                  8/15/2014

------------------------------------------------------------------------------------------------------------------------------------

        PRICE (32NDS)          100% CPR
----------------------  -------------------------
                          CBE         Modified
                         Yield        Duration
                          (%)         (Years)
                        -----------------------
       99-12               5.278%       7.51
       99-16               5.261%       7.51
       99-20               5.245%       7.51
       99-24               5.228%       7.51
       99-28               5.211%       7.52
      100-00               5.195%       7.52
      100-04               5.178%       7.52
      100-08               5.162%       7.52
      100-12               5.145%       7.52
      100-16               5.129%       7.53
      100-20               5.112%       7.53

WEIGHTED AVERAGE
LIFE (YRS.)                       9.81

FIRST PRINCIPAL
PAYMENT DATE                    6/15/2014

LAST PRINCIPAL
PAYMENT DATE                    6/15/2014

                                                                    ANNEX C-1-11

WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
   PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS E CERTIFICATES

    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
------------------------------------------------------------------------------------------------------------------------------------

        PRICE (32NDS)          0% CPR                      25% CPR                  50% CPR                     75% CPR
---------------------- ------------------------  --------------------------  -------------------------  ----------------------------
                         CBE       Modified           CBE      Modified          CBE      Modified           CBE      Modified
                        Yield      Duration          Yield     Duration         Yield     Duration          Yield     Duration
                         (%)       (Years)            (%)      (Years)           (%)      (Years)            (%)      (Years)
                       ---------------------        --------------------       --------------------       ----------------------

    99-12                  5.308%     7.59             5.308%     7.59          5.308%        7.59          5.308%      7.59
    99-16                  5.291%     7.59             5.291%     7.59          5.291%        7.59          5.291%      7.59
    99-20                  5.275%     7.60             5.275%     7.60          5.275%        7.60          5.275%      7.60
    99-24                  5.258%     7.60             5.258%     7.60          5.258%        7.60          5.258%      7.60
    99-28                  5.242%     7.60             5.242%     7.60          5.242%        7.60          5.242%      7.60
   100-00                  5.226%     7.60             5.226%     7.60          5.226%        7.60          5.226%      7.60
   100-04                  5.209%     7.61             5.209%     7.61          5.209%        7.61          5.209%      7.61
   100-08                  5.193%     7.61             5.193%     7.61          5.193%        7.61          5.193%      7.61
   100-12                  5.176%     7.61             5.176%     7.61          5.176%        7.61          5.176%      7.61
   100-16                  5.160%     7.61             5.160%     7.61          5.160%        7.61          5.160%      7.61
   100-20                  5.144%     7.61             5.144%     7.61          5.144%        7.61          5.144%      7.61

WEIGHTED AVERAGE
LIFE (YRS.)                      9.98                        9.98                      9.98                        9.98

FIRST PRINCIPAL
PAYMENT DATE                   8/15/2014                   8/15/2014                 8/15/2014                   8/15/2014

LAST PRINCIPAL
PAYMENT DATE                   8/15/2014                   8/15/2014                 8/15/2014                   8/15/2014

------------------------------------------------------------------------------------------------------------------------------------

        PRICE (32NDS)          100% CPR
----------------------  -------------------------
                          CBE         Modified
                         Yield        Duration
                          (%)         (Years)
                        -----------------------
      99-12              5.309%          7.50
       99-16              5.292%          7.50
       99-20              5.275%          7.50
       99-24              5.259%          7.50
       99-28              5.242%          7.50
      100-00              5.225%          7.51
      100-04              5.209%          7.51
      100-08              5.192%          7.51
      100-12              5.176%          7.51
      100-16              5.159%          7.51
      100-20              5.143%          7.52

WEIGHTED AVERAGE
LIFE (YRS.)                      9.81

FIRST PRINCIPAL
PAYMENT DATE                   6/15/2014

LAST PRINCIPAL
PAYMENT DATE                   6/15/2014

                                                                    ANNEX C-1-12

WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
   PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS F CERTIFICATES

    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
------------------------------------------------------------------------------------------------------------------------------------

        PRICE (32NDS)          0% CPR                      25% CPR                  50% CPR                     75% CPR
---------------------- ------------------------  --------------------------  -------------------------  ----------------------------
                         CBE       Modified           CBE      Modified          CBE      Modified           CBE      Modified
                        Yield      Duration          Yield     Duration         Yield     Duration          Yield     Duration
                         (%)       (Years)            (%)      (Years)           (%)      (Years)            (%)      (Years)
                       ---------------------        --------------------       --------------------       ----------------------

    99-12                5.338%    7.58               5.338%     7.58           5.338%      7.58           5.338%      7.58
    99-16                5.321%    7.58               5.321%     7.58           5.321%      7.58           5.321%      7.58
    99-20                5.305%    7.59               5.305%     7.59           5.305%      7.59           5.305%      7.59
    99-24                5.288%    7.59               5.288%     7.59           5.288%      7.59           5.288%      7.59
    99-28                5.272%    7.59               5.272%     7.59           5.272%      7.59           5.272%      7.59
   100-00                5.255%    7.59               5.255%     7.59           5.255%      7.59           5.255%      7.59
   100-04                5.239%    7.59               5.239%     7.59           5.239%      7.59           5.239%      7.59
   100-08                5.222%    7.60               5.222%     7.60           5.222%      7.60           5.222%      7.60
   100-12                5.206%    7.60               5.206%     7.60           5.206%      7.60           5.206%      7.60
   100-16                5.190%    7.60               5.190%     7.60           5.190%      7.60           5.190%      7.60
   100-20                5.173%    7.60               5.173%     7.60           5.173%      7.60           5.173%      7.60

WEIGHTED AVERAGE
LIFE (YRS.)                    9.98                         9.98                       9.98                          9.98

FIRST PRINCIPAL
PAYMENT DATE                 8/15/2014                    8/15/2014                  8/15/2014                     8/15/2014

LAST PRINCIPAL
PAYMENT DATE                 8/15/2014                    8/15/2014                  8/15/2014                     8/15/2014
------------------------------------------------------------------------------------------------------------------------------------

        PRICE (32NDS)          100% CPR
----------------------  -------------------------
                          CBE         Modified
                         Yield        Duration
                          (%)         (Years)
                        -----------------------
       99-12              5.338%          7.50
       99-16              5.322%          7.50
       99-20              5.305%          7.50
       99-24              5.288%          7.50
       99-28              5.272%          7.50
      100-00              5.255%          7.51
      100-04              5.238%          7.51
      100-08              5.222%          7.51
      100-12              5.205%          7.51
      100-16              5.189%          7.51
      100-20              5.172%          7.52

WEIGHTED AVERAGE
LIFE (YRS.)                     9.83

FIRST PRINCIPAL
PAYMENT DATE                  6/15/2014

LAST PRINCIPAL
PAYMENT DATE                  7/15/2014

                  (This Page Has Been Left Blank Intentionally)

                                   ANNEX C-2
                                DECREMENT TABLES

                                                                     ANNEX C-2-1

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                    OTHERWISE AT INDICATED CPR
                                            -------------------------------------------------------------------------------------
DISTRIBUTION DATE                              0% CPR            25% CPR          50% CPR           75% CPR           100% CPR
-----------------------                     --------------    --------------   --------------   ---------------   ---------------

Initial Percentage...................            100%              100%            100%               100%              100%
August 2005..........................             92                92              91                 91                90
August 2006..........................             82                81              81                 80                80
August 2007..........................             67                65              65                 65                65
August 2008..........................             48                46              46                 46                46
August 2009 and thereafter...........              0                 0               0                  0                 0

Weighted Average Life (in years).....           3.50              3.40            3.33               3.29              3.26

                                                                     ANNEX C-2-2

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                    OTHERWISE AT INDICATED CPR
                                            ------------------------------------------------------------------------------------
DISTRIBUTION DATE                               0% CPR           25% CPR         50% CPR           75% CPR          100% CPR
-----------------------                     --------------    --------------   --------------   ---------------  ---------------

Initial Percentage...................            100%              100%            100%              100%             100%
August 2005..........................            100               100             100               100              100
August 2006..........................            100               100             100               100              100
August 2007..........................            100               100             100               100              100
August 2008..........................            100               100             100               100              100
August 2009 and thereafter...........              0                 0               0                 0                0

Weighted Average Life (in years).....           4.89              4.88            4.86              4.82             4.54

                                                                     ANNEX C-2-3

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES

                                                            0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                   OTHERWISE AT INDICATED CPR
                                            -----------------------------------------------------------------------

DISTRIBUTION DATE                             0% CPR         25% CPR        50% CPR      75% CPR         100% CPR
-----------------------                     ------------   ------------  ------------  ------------   -------------

Initial Percentage...................           100%           100%           100%          100%            100%
August 2005..........................           100            100            100           100             100
August 2006..........................           100            100            100           100             100
August 2007..........................           100            100            100           100             100
August 2008..........................           100            100            100           100             100
August 2009..........................           100             99             98            98              98
August 2010..........................            86             82             77            71               0
August 2011 and thereafter...........             0              0              0             0               0

Weighted Average Life (in years).....          6.32           6.26           6.19          6.10            5.89

                                                                     ANNEX C-2-4

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES

                                                            0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                   OTHERWISE AT INDICATED CPR
                                            -------------------------------------------------------------------------------------
DISTRIBUTION DATE                               0% CPR          25% CPR           50% CPR          75% CPR           100% CPR
-----------------------                     --------------   --------------    --------------   ---------------   ---------------

Initial Percentage...................            100%             100%             100%              100%              100%
August 2005..........................            100              100              100               100               100
August 2006..........................            100              100              100               100               100
August 2007..........................            100              100              100               100               100
August 2008..........................            100              100              100               100               100
August 2009..........................            100              100              100               100               100
August 2010..........................            100              100              100               100                69
August 2011 and thereafter...........              0                0                0                 0                 0

Weighted Average Life (in years).....           6.71             6.70             6.69              6.68              6.44

                                                                     ANNEX C-2-5

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-5 CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                    OTHERWISE AT INDICATED CPR
                                            --------------------------------------------------------------------------------------
DISTRIBUTION DATE                               0% CPR            25% CPR          50% CPR          75% CPR           100% CPR
-----------------------                     --------------    --------------    --------------   ---------------   ---------------

Initial Percentage...................            100%              100%             100%              100%              100%
August 2005..........................            100               100              100               100               100
August 2006..........................            100               100              100               100               100
August 2007..........................            100               100              100               100               100
August 2008..........................            100               100              100               100               100
August 2009..........................            100               100              100               100               100
August 2010..........................            100               100              100               100               100
August 2011..........................             69                69               69                69                69
August 2012..........................             42                42               42                42                42
August 2013..........................             17                14               10                 4                 0
August 2014 and thereafter...........              0                 0                0                 0                 0

Weighted Average Life (in years).....           7.91              7.86             7.85              7.85              7.78

                                                                     ANNEX C-2-6

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-6 CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                    OTHERWISE AT INDICATED CPR
                                            ------------------------------------------------------------------------------------
DISTRIBUTION DATE                               0% CPR            25% CPR         50% CPR          75% CPR          100% CPR
-----------------------                     --------------    --------------   --------------   ---------------  ---------------

Initial Percentage...................            100%              100%            100%              100%             100%
August 2005..........................            100               100             100               100              100
August 2006..........................            100               100             100               100              100
August 2007..........................            100               100             100               100              100
August 2008..........................            100               100             100               100              100
August 2009..........................            100               100             100               100              100
August 2010..........................            100               100             100               100              100
August 2011..........................            100               100             100               100              100
August 2012..........................            100               100             100               100              100
August 2013..........................            100               100             100               100               95
August 2014 and thereafter...........              0                 0               0                 0                0

Weighted Average Life (in years).....           9.71              9.68            9.64              9.59             9.35

                                                                     ANNEX C-2-7

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1A CERTIFICATES

                                                               0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                        OTHERWISE AT INDICATED CPR
                                            -------------------------------------------------------------------------------------
DISTRIBUTION DATE                              0% CPR            25% CPR           50% CPR          75% CPR           100% CPR
-----------------------                     --------------   --------------    --------------   ---------------   ---------------

Initial Percentage...................            100%             100%             100%              100%              100%
August 2005..........................            100              100              100               100               100
August 2006..........................             99               99               99                99                99
August 2007..........................             98               98               98                98                98
August 2008..........................             97               97               97                97                97
August 2009..........................             41               41               41                41                41
August 2010..........................             41               41               41                41                41
August 2011..........................             40               40               40                40                40
August 2012..........................             39               39               39                39                39
August 2013..........................             38               38               38                38                38
August 2014 and thereafter...........              0                0                0                 0                 0

Weighted Average Life (in years).....           6.78             6.77             6.76              6.73              6.56

                                                                     ANNEX C-2-8

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                                              0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                         OTHERWISE AT INDICATED CPR
                                            -----------------------------------------------------------------------------------
DISTRIBUTION DATE                               0% CPR           25% CPR        50% CPR          75% CPR           100% CPR
-----------------------                     --------------   --------------  --------------   ---------------   ---------------

Initial Percentage...................            100%             100%           100%              100%              100%
August 2005..........................            100              100            100               100               100
August 2006..........................            100              100            100               100               100
August 2007..........................            100              100            100               100               100
August 2008..........................            100              100            100               100               100
August 2009..........................            100              100            100               100               100
August 2010..........................            100              100            100               100               100
August 2011..........................            100              100            100               100               100
August 2012..........................            100              100            100               100               100
August 2013..........................            100              100            100               100               100
August 2014 and thereafter...........              0                0              0                 0                 0

Weighted Average Life (in years).....           9.98             9.98           9.98              9.89              9.73

                                                                     ANNEX C-2-9

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                     OTHERWISE AT INDICATED CPR
                                            ------------------------------------------------------------------------------------
DISTRIBUTION DATE                               0% CPR           25% CPR         50% CPR          75% CPR           100% CPR
-----------------------                     --------------   --------------   --------------   ---------------   ---------------

Initial Percentage...................            100%             100%            100%              100%              100%
August 2005..........................            100              100             100               100               100
August 2006..........................            100              100             100               100               100
August 2007..........................            100              100             100               100               100
August 2008..........................            100              100             100               100               100
August 2009..........................            100              100             100               100               100
August 2010..........................            100              100             100               100               100
August 2011..........................            100              100             100               100               100
August 2012..........................            100              100             100               100               100
August 2013..........................            100              100             100               100               100
August 2014 and thereafter...........              0                0               0                 0                 0

Weighted Average Life (in years).....           9.98             9.98            9.98              9.97              9.79

                                                                    ANNEX C-2-10

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                                              0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                            -----------------------------------------------------------------------------------
DISTRIBUTION DATE                               0% CPR           25% CPR          50% CPR          75% CPR         100% CPR
-----------------------                     --------------    --------------   --------------   --------------   --------------

Initial Percentage...................            100%              100%            100%             100%             100%
August 2005..........................            100               100             100              100              100
August 2006..........................            100               100             100              100              100
August 2007..........................            100               100             100              100              100
August 2008..........................            100               100             100              100              100
August 2009..........................            100               100             100              100              100
August 2010..........................            100               100             100              100              100
August 2011..........................            100               100             100              100              100
August 2012..........................            100               100             100              100              100
August 2013..........................            100               100             100              100              100
August 2014 and thereafter...........              0                 0               0                0                0

Weighted Average Life (in years).....           9.98              9.98            9.98             9.98             9.81

                                                                    ANNEX C-2-11

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                                              0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                     OTHERWISE AT INDICATED CPR
                                            ------------------------------------------------------------------------------------
DISTRIBUTION DATE                               0% CPR          25% CPR          50% CPR          75% CPR           100% CPR
-----------------------                     --------------   --------------   --------------   ---------------   ---------------

Initial Percentage...................             100%             100%            100%              100%              100%
August 2005..........................             100              100             100               100               100
August 2006..........................             100              100             100               100               100
August 2007..........................             100              100             100               100               100
August 2008..........................             100              100             100               100               100
August 2009..........................             100              100             100               100               100
August 2010..........................             100              100             100               100               100
August 2011..........................             100              100             100               100               100
August 2012..........................             100              100             100               100               100
August 2013..........................             100              100             100               100               100
August 2014 and thereafter...........               0                0               0                 0                 0

Weighted Average Life (in years).....            9.98             9.98            9.98              9.98              9.81

                                                                    ANNEX C-2-12

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES

                                                              0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                            --------------------------------------------------------------------------------------

DISTRIBUTION DATE                               0% CPR           25% CPR          50% CPR            75% CPR           100% CPR
-----------------------                     --------------   --------------    --------------    ---------------   ---------------

Initial Percentage...................             100%             100%             100%               100%              100%
August 2005..........................             100              100              100                100               100
August 2006..........................             100              100              100                100               100
August 2007..........................             100              100              100                100               100
August 2008..........................             100              100              100                100               100
August 2009..........................             100              100              100                100               100
August 2010..........................             100              100              100                100               100
August 2011..........................             100              100              100                100               100
August 2012..........................             100              100              100                100               100
August 2013..........................             100              100              100                100               100
August 2014 and thereafter...........               0                0                0                  0                 0

Weighted Average Life (in years).....            9.98             9.98             9.98               9.98              9.83

                                    ANNEX D
                         FORM OF PAYMENT DATE STATEMENT

                 (This Page Has Been Left Blank Intentionally)

[LOGO] La Salle Bank                    LB-UBS COMMERCIAL MORTGAGE TRUST           Statement Date: 09/17/2004
ABN AMRO                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES     Payment Date:   09/17/2004
                                              SERIES 2004-C6                       Prior Payment:         N/A
                                                                                   Next Payment:   10/15/2004
                                                                                   Record Date:    08/31/2004

                                                 ABN AMRO ACCT: XXXXXX
                                                                                   Analyst:
Administrator:
                                        REPORTING PACKAGE TABLE OF CONTENTS

================================================================================

      Issue Id:                                                  LUBC04C6
      Monthly Data File Name:                       LUBC04C6_YYYYMM_3.zip

================================================================================

================================================================================

                                                                         Page(s)
                                                                         -------
      REMIC Certificate Report
      Bond Interest Reconciliation
      Cash Reconciliation Summary
      15 Month Historical Loan Status Summary
      15 Month Historical Payoff/Loss Summary
      Historical Collateral Level Prepayment Report
      Delinquent Loan Detail
      Mortgage Loan Characteristics
      Loan Level Detail
      Specially Serviced Report
      Modified Loan Detail
      Realized Loss Detail
      Appraisal Reduction Detail

================================================================================

================================================================================

      Closing Date:                                            08/20/2004
      First Payment Date:                                      09/17/2004
      Assumed Final Payment Date:                              09/17/2034

================================================================================

================================================================================

                           PARTIES TO THE TRANSACTIONS
--------------------------------------------------------------------------------
                   DEPOSITOR: Asset Securities Corporation II
            UNDERWRITER: Lehman Brothers, Inc. and UBS Securities LLC
              MASTER SERVICER: Wachovia Bank, National Association
                     SPECIAL SERVICER: Lennar Partners, Inc.
                   RATING AGENCY: Standard & Poors/Fitch, Inc.

================================================================================

================================================================================

       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
      LaSalle Web Site                                   www.etrustee.net
      Servicer Website
      LaSalle Factor Line                                  (800) 246-5761

================================================================================

07/30/2004 - 6:37 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

[LOGO] LaSalle Bank                     LB-UBS COMMERCIAL MORTGAGE TRUST              Statement Date: 09/17/2004
ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:   09/17/2004
                                              SERIES 2004-C6                          Prior Payment:         N/A
                                                                                      Next Payment:   10/15/2004
                                                                                      Record Date:    08/31/2004
WAC:
WA Life Term:
WA Amort Term:                                   ABN AMRO ACCT: XXXXXX
Current Index:
Net Index:
                                                REMIC CERTIFICATE REPORT

====================================================================================================================================
            ORIGINAL      OPENING     PRINCIPAL   PRINCIPAL      NEGATIVE     CLOSING      INTEREST     INTEREST     PASS-THROUGH
CLASS     FACE VALUE(1)   BALANCE      PAYMENT   ADJ. OR LOSS  AMORTIZATION   BALANCE     PAYMENT(2)    ADJUSTMENT       RATE
CUSIP      Per 1,000     Per 1,000    Per 1,000    Per 1,000     Per 1,000    Per 1,000    Per 1,000    Per 1,000    Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
             0.00         0.00         0.00          0.00         0.00         0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                            Total P&I Payment   0.00

Notes: (1) N denotes notional balance not included in total
       (2) Accrued Interest plus/minus Interest Adjustment minus Deferred Interest equals Interest Payment
       (3) Estimated

07/30/2004 - 6:37 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST            Statement Date: 09/17/2004
ABN AMRO                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Payment Date:   09/17/2004
                                                 SERIES 2004-C6                       Prior Payment:         N/A
                                                                                      Next Payment:   10/15/2004
                                                                                      Record Date:    08/31/2004

                                                 ABN AMRO ACCT: XXXXXX

                                            BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                         Deductions                                       Additions
                                              --------------------------------  ----------------------------------------------------
            Accrual                 Accrued              Deferred &                Prior       Int Accrual     Prepay-    Other
        -------------  Pass Thru  Certificate Allocable  Accretion   Interest   Int. Short-     on prior        ment     Interest
Class   Method   Days    Rate      Interest     PPIS      Interest   Loss/Exp    falls Due     Shortfall(3)   Penalties Proceeds(1)
------------------------------------------------------------------------------------------------------------------------------------

                                   -------------------------------------------------------------------------------------------------
                                    0.00      0.00        0.00        0.00         0.00                         0.00      0.00
====================================================================================================================================

====================================================================================================================================
                                                                   Remaining
                  Distributable     Interest    Current Period    Outstanding       Credit Support
                   Certificate      Payment      (Shortfall)/      Interest      ---------------------
Class              Interest(2)       Amount        Recovery       Shortfalls     Original   Current(4)
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------
                       0.00            0.00                           0.00
====================================================================================================================================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
Distributable Interest of the bonds.

(2) Accrued - Deductions + Additional Interest.

(3) Where applicable.

(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
(ii) the ending balance of all classes which are not subordinate to the class divided by (A).

07/30/2004 - 6:37 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

[LOGO] LaSalle Bank                   LB-UBS COMMERCIAL MORTGAGE TRUST                Statement Date: 09/17/2004
ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:   09/17/2004
                                              SERIES 2004-C6                          Prior Payment:         N/A
                                                                                      Next Payment:   10/15/2004
                                                                                      Record Date:    08/31/2004

                                                 ABN AMRO ACCT: XXXXXX

                                              CASH RECONCILIATION SUMMARY

================================================================================
                                INTEREST SUMMARY
      ------------------------------------------------------------------
      Current Scheduled Interest
      Less Deferred Interest
      Less PPIS Reducing Schedule Int
      Plus Gross Advance Interest
      Less ASER Interest Adv Reduction
      Less Other Interest Not Advanced
      Less Other Adjustment
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      UNSCHEDULED INTEREST:
      ------------------------------------------------------------------
      Prepayment Penalties
      Yield Maintenance Penalties
      Other Interest Proceeds
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      Less Fees Paid to Servicer
      Less Fee Strips Paid by Servicer
      ------------------------------------------------------------------
      LESS FEES & EXPENSES PAID BY/TO SERVICER
      ------------------------------------------------------------------
      Special Servicing Fees
      Workout Fees
      Liquidation Fees
      Interest Due Serv on Advances
      Non Recoverable Advances
      Misc. Fees & Expenses
      ------------------------------------------------------------------
      Plus Trustee Fees Paid by Servicer
      ------------------------------------------------------------------
      Total Unscheduled Fees & Expenses
      ------------------------------------------------------------------
      Total Interest Due Trust
      ------------------------------------------------------------------
      LESS FEES & EXPENSES PAID BY/TO TRUST
      ------------------------------------------------------------------
      Trustee Fee
      Fee Strips
      Misc. Fees
      Interest Reserve Withholding
      Plus Interest Reserve Deposit
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      Total Interest Due Certs
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                               PRINCIPAL SUMMARY
      ------------------------------------------------------------------
      SCHEDULED PRINCIPAL:
      --------------------
      Current Scheduled Principal
      Advanced Scheduled Principal
      ------------------------------------------------------------------
      Scheduled Principal
      ------------------------------------------------------------------
      UNSCHEDULED PRINCIPAL:
      ----------------------
      Curtailments
      Advanced Scheduled Principal
      Liquidation Proceeds
      Repurchase Proceeds
      Other Principal Proceeds
      ------------------------------------------------------------------
      Total Unscheduled Principal
      ------------------------------------------------------------------
      Remittance Principal
      ------------------------------------------------------------------
      Remittance P&I Due Trust
      ------------------------------------------------------------------
      Remittance P&I Due Certs
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                              POOL BALANCE SUMMARY
      ------------------------------------------------------------------
                                             Balance           Count
      ------------------------------------------------------------------
      Beginning Pool
      Scheduled Principal
      Unscheduled Principal
      Deferred Interest
      Liquidations
      Repurchases
      ------------------------------------------------------------------
      Ending Pool
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                             SERVICING FEE SUMMARY
      ------------------------------------------------------------------
      Current Servicing Fees
      Plus Fees Advanced for PPIS
      Less Reduction for PPIS
      Plus Delinquent Servicing Fees
      ------------------------------------------------------------------
      Total Servicing Fees
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                                  PPIS SUMMARY
      ------------------------------------------------------------------
      Gross PPIS
      Reduced by PPIE
      Reduced by Shortfalls in Fees
      Reduced by Other Amounts
      ------------------------------------------------------------------
      PPIS Reducing Scheduled Interest
      ------------------------------------------------------------------
      PPIS Reducing Servicing Fee
      ------------------------------------------------------------------
      PPIS Due Certificate
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
      ------------------------------------------------------------------
                                              Principal      Interest
      ------------------------------------------------------------------
      Prior Outstanding
      Plus Current Period
      Less Recovered
      Less Non Recovered
      ------------------------------------------------------------------
      Ending Outstanding
      ------------------------------------------------------------------

================================================================================

07/30/2004 - 6:37 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

[LOGO] LaSalle Bank                     LB-UBS COMMERCIAL MORTGAGE TRUST              Statement Date: 09/17/2004
ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:   09/17/2004
                                                  SERIES 2004-C6                      Prior Payment:         N/A
                                                                                      Next Payment:   10/15/2004
                                                                                      Record Date:    08/31/2004

                                                 ABN AMRO ACCT: XXXXXX

                           ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

====================================================================================================================================
                                 Delinquency Aging Categories                                  Special Event Categories(1)
             -----------------------------------------------------------------------  ----------------------------------------------
             Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure    REO    Modifications  Specially Serviced  Bankruptcy
Distribution -----------------------------------------------------------------------  ----------------------------------------------
   Date      #    Balance    #    Balance     #    Balance    #   Balance  # Balance   #   Balance       #    Balance     #  Balance
------------------------------------------------------------------------------------  ----------------------------------------------
------------------------------------------------------------------------------------  ----------------------------------------------

09/17/04
------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

====================================================================================================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are included in the
    Appropriate Delinquency Aging Category.

07/30/2004 - 6:37 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

[LOGO] LaSalle Bank                     LB-UBS COMMERCIAL MORTGAGE TRUST              Statement Date: 09/17/2004
ABN AMRO                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       Payment Date:   09/17/2004
                                                 SERIES 2004-C6                       Prior Payment:         N/A
                                                                                      Next Payment:   10/15/2004
                                                                                      Record Date:    08/31/2004

                                                 ABN AMRO ACCT: XXXXXX

                              ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

====================================================================================================================================
                Ending                              Appraisal                     Realized       Remaining          Curr
               Pool (1)    Payoffs(2)   Penalties   Reduct.(2)   Liquidations(2)   Losses(2)       Term          Weighted Avg.
Distribution --------------------------------------------------------------------------------  -------------------------------------
   Date      #   Balance   #   Balance  #  Amount   #   Balance   #    Balance    #   Amount   Life   Amort.     Coupon   Remit
---------------------------------------------------------------------------------------------  -------------------------------------
---------------------------------------------------------------------------------------------  -------------------------------------

09/17/04
---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

====================================================================================================================================

(1) Percentage based on pool as of cutoff.

(2) Percentage based on pool as of beginning of period.

07/30/2004 - 6:37 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

[LOGO] LaSalle Bank                          LB-UBS COMMERCIAL MORTGAGE TRUST          Statement Date: 09/17/2004
ABN AMRO                              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Payment Date:   09/17/2004
                                                    SERIES 2004-C6                     Prior Payment:         N/A
                                                                                       Next Payment:   10/15/2004
                                                                                       Record Date:    08/31/2004

                                                 ABN AMRO ACCT: XXXXXX

                                    HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

====================================================================================================================================
Disclosure     Payoff     Initial                    Payoff    Penalty    Prepayment    Maturity        Property        Geographic
Control #      Period     Balance        Type        Amount    Amount        Date         Date            Type           Location
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

====================================================================================================================================
                          CURRENT                        0        0
                          CUMULATIVE
                                                       ===============

07/30/2004 - 6:37 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

[LOGO] LaSalle Bank                    LB-UBS COMMERCIAL MORTGAGE TRUST               Statement Date: 09/17/2004
ABN AMRO                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Payment Date:   09/17/2004
                                                 SERIES 2004-C6                       Prior Payment:         N/A
                                                                                      Next Payment:   10/15/2004
                                                                                      Record Date:    08/31/2004

                                                 ABN AMRO ACCT: XXXXXX

                                                DELINQUENT LOAN DETAIL

====================================================================================================================================
               Paid                Outstanding  Out. Property                   Special
Disclosure     Thru   Current P&I      P&I       Protection       Advance       Servicer    Foreclosure   Bankruptcy  REO
Control #      Date     Advance     Advances**    Advances   Description(1)   Transfer Date     Date         Date     Date
====================================================================================================================================

====================================================================================================================================
A. P&I Advance - Loan in Grace Period                    1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but                        2. P&I Advance - Loan delinquent 2 months
   (less than) 1 month delinq                            3. P&I Advance - Loan delinquent 3 months or More
                                                         4. Matured Balloon/Assumed Scheduled Payment
                                                         7. P&I Advance (Foreclosure)
                                                         9. P&I Advance (REO)

====================================================================================================================================
** Outstanding P&I Advances include the current period P&I Advance

07/30/2004 - 6:37 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

[LOGO] LaSalle Bank                         LB-UBS COMMERCIAL MORTGAGE TRUST            Statement Date: 09/17/2004
ABN AMRO                              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES     Payment Date:   09/17/2004
                                                   SERIES 2004-C6                       Prior Payment:         N/A
                                                                                        Next Payment:   10/15/2004
                                                                                        Record Date:    08/31/2004

                                                 ABN AMRO ACCT: XXXXXX

                                             MORTGAGE LOAN CHARACTERISTICS

              DISTRIBUTION OF PRINCIPAL BALANCES                                  DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                  Weighted Average
Current Scheduled   # of   Scheduled   % of    ------------------  Current Mortgage   # of   Scheduled   % of    ------------------
    Balances        Loans   Balance   Balance  Term  Coupon  DSCR   Interest Rate     Loans   Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================

                                                                   =================================================================
                                                                                        0        0       0.00%
                                                                   =================================================================
                                                                   Minimum Mortgage Interest Rate 10.0000%
                                                                   Maximum Mortgage Interest Rate 10.0000%

=================================================================
                      0        0       0.00%
=================================================================
Average Scheduled Balance                                                        DISTRIBUTION OF REMAINING TERM (BALLOON)
Maximum Scheduled Balance                                          =================================================================
Minimum Scheduled Balance                                                                                         Weighted Average
                                                                       Balloon      # of   Scheduled   % of     --------------------
                                                                   Mortgage Loans  Loans    Balance   Balance   Term   Coupon   DSCR
       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)           =================================================================
=================================================================  0 to 60
                                               Weighted Average    61 to 120
Fully Amortizing   # of   Scheduled   % of    ------------------   121 to 180
 Mortgage Loans   Loans    Balance   Balance  Term  Coupon  DSCR   181 to 240
=================================================================  241 to 360

=================================================================  =================================================================
                  0         0       0.00%                                            0         0       0.00%
=================================================================  =================================================================
                Minimum Remaining Term                             Minimum Remaining Term 0
                Maximum Remaining Term                             Maximum Remaining Term 0

07/30/2004 - 6:37 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

[LOGO] LaSalle Bank                          LB-UBS COMMERCIAL MORTGAGE TRUST              Statement Date: 09/17/2004
ABN AMRO                              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Payment Date:   09/17/2004
                                                      SERIES 2004-C6                       Prior Payment:         N/A
                                                                                           Next Payment:   10/15/2004
                                                                                           Record Date:    08/31/2004

                                                 ABN AMRO ACCT: XXXXXX

                                             MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF DSCR (CURRENT)                                          GEOGRAPHIC DISTRIBUTION
 ===========================================================       ================================================================
 Debt Service     # of   Scheduled    % of                                               # of   Scheduled   % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR       Geographic Location   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================       ================================================================

 ===========================================================
                    0        0       0.00%
 ===========================================================
 Maximum DSCR 0.000
 Minimum DSCR 0.000

                 DISTRIBUTION OF DSCR (CUTOFF)
 ===========================================================
 Debt Service     # of   Scheduled    % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================

 ===========================================================       ================================================================
                    0        0       0.00%                                                 0                0.00%
 ===========================================================       ================================================================
 Maximum DSCR 0.00
 Minimum DSCR 0.00

07/30/2004 - 6:37 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

[LOGO] LaSalle Bank                          LB-UBS COMMERCIAL MORTGAGE TRUST              Statement Date: 09/17/2004
ABN AMRO                              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Payment Date:   09/17/2004
                                                      SERIES 2004-C6                       Prior Payment:         N/A
                                                                                           Next Payment:   10/15/2004
                                                                                           Record Date:    08/31/2004

                                                 ABN AMRO ACCT: XXXXXX

                                              MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF PROPERTY TYPES                                    DISTRIBUTION OF LOAN SEASONING
     ===========================================================    ===========================================================
                      # of   Scheduled   % of                                        # of   Scheduled   % of
     Property Types   Loans   Balance   Balance  WAMM  WAC  DSCR    Number of Years  Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================

     ===========================================================    ===========================================================
                        0        0       0.00%                                         0        0       0.00%
     ===========================================================    ===========================================================

                DISTRIBUTION OF AMORTIZATION TYPE                               DISTRIBUTION OF YEAR LOANS MATURING
     ===========================================================    ===========================================================

     Amortization     # of   Scheduled   % of                                        # of   Scheduled   % of
     Type             Loans   Balance   Balance  WAMM  WAC  DSCR          Year       Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================
                                                                          2003
                                                                          2004
                                                                          2005
                                                                          2006
                                                                          2007
                                                                          2008
                                                                          2009
                                                                          2010
                                                                          2011
                                                                          2012
                                                                          2013
                                                                      2014 & Longer
     ===========================================================    ===========================================================
                                                                                       0        0       0.00%
     ===========================================================    ===========================================================

07/30/2004 - 6:37 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

[LOGO] LaSalle Bank                         LB-UBS COMMERCIAL MORTGAGE TRUST              Statement Date: 09/17/2004
ABN AMRO                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Payment Date:   09/17/2004
                                                     SERIES 2004-C6                       Prior Payment:         N/A
                                                                                          Next Payment:   10/15/2004
                                                                                          Record Date:    08/31/2004

                                                 ABN AMRO ACCT: XXXXXX

                                                    LOAN LEVEL DETAIL

=================================================================================================================================
                                                       Operating                 Ending                                   Spec.
Disclosure          Property                           Statement    Maturity    Principal    Note    Scheduled    Mod.    Serv
Control #     Grp     Type      State    DSCR    NOI      Date        Date       Balance     Rate       P&I       Flag    Flag
=================================================================================================================================

=================================================================================================================================
                                W/Avg    0.00     0                                 0                    0
=================================================================================================================================

========================================================
                      Loan              Prepayment
Disclosure    ASER    Status   -------------------------
Control #     Flag    Code(1)   Amount   Penalty   Date
========================================================

========================================================
                                  0         0
========================================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:   A. P&I Adv - in Grace Period        1. P&I Adv - delinquent 1 month       7. Foreclosure
              B. P&I Adv - (less than)            2. P&I Adv - delinquent 2 months      8. Bankruptcy
                 one month delinq                 3. P&I Adv - delinquent 3+ months     9. REO
                                                  4. Mat. Balloon/Assumed P&I           10. DPO
                                                  5. Prepaid in Full                    11. Modification
                                                  6. Specially Serviced
====================================================================================================================================

07/30/2004 - 6:37 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

[LOGO] LaSalle Bank                          LB-UBS COMMERCIAL MORTGAGE TRUST              Statement Date: 09/17/2004
ABN AMRO                              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Payment Date:   09/17/2004
                                                      SERIES 2004-C6                       Prior Payment:         N/A
                                                                                           Next Payment:   10/15/2004
                                                                                           Record Date:    08/31/2004

                                                 ABN AMRO ACCT: XXXXXX

                                        SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

====================================================================================================================================
                                             Balance                           Remaining Term
Disclosure   Transfer    Loan Status   -------------------   Note   Maturity   --------------   Property                        NOI
Control #      Date        Code (1)    Scheduled    Actual   Rate    Date       Life  Amort.      Type    State   NOI   DSCR    Date
====================================================================================================================================

====================================================================================================================================
(1) Legend:     A. P&I Adv - in Grace Period              1. P&I Adv - delinquent 1 month
                B. P&I Adv - (less than) 1 month delinq.  2. P&I Adv - delinquent 2 months
                                                          3. P&I Adv - delinquent 3+ months
                                                          4. Mat. Balloon/Assumed P&I
                                                          7. Foreclosure
                                                          9. REO

07/30/2004 - 6:37 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

[LOGO] LaSalle Bank                          LB-UBS COMMERCIAL MORTGAGE TRUST              Statement Date: 09/17/2004
ABN AMRO                              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Payment Date:   09/17/2004
                                                     SERIES 2004-C6                        Prior Payment:         N/A
                                                                                           Next Payment:   10/15/2004
                                                                                           Record Date:    08/31/2004

                                                 ABN AMRO ACCT: XXXXXX

                             SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
    Disclosure                  Resolution
    Control #                    Strategy                                                Comments
====================================================================================================================================

====================================================================================================================================

07/30/2004 - 6:37 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

[LOGO] LaSalle Bank                          LB-UBS COMMERCIAL MORTGAGE TRUST              Statement Date: 09/17/2004
ABN AMRO                              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Payment Date:   09/17/2004
                                                     SERIES 2004-C6                        Prior Payment:         N/A
                                                                                           Next Payment:   10/15/2004
                                                                                           Record Date:    08/31/2004

                                                 ABN AMRO ACCT: XXXXXX

                                                 MODIFIED LOAN DETAIL

====================================================================================================================================
                                Cutoff    Modified
Disclosure    Modification     Maturity   Maturity                                   Modification
Control #        Date            Date       Date                                     Description
====================================================================================================================================

====================================================================================================================================

07/30/2004 - 6:37 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

[LOGO] LaSalle Bank                          LB-UBS COMMERCIAL MORTGAGE TRUST              Statement Date: 09/17/2004
ABN AMRO                              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Payment Date:   09/17/2004
                                                      SERIES 2004-C6                       Prior Payment:         N/A
                                                                                           Next Payment:   10/15/2004
                                                                                           Record Date:    08/31/2004

                                                 ABN AMRO ACCT: XXXXXX

                                                  REALIZED LOSS DETAIL

====================================================================================================================================
                                            Beginning            Gross Proceeds    Aggregate        Net      Net Proceeds
         Disclosure  Appraisal   Appraisal  Scheduled    Gross      as a % of     Liquidation   Liquidation    as a % of    Realized
Period   Control #     Date        Value     Balance   Proceeds  Sched Principal   Expenses*      Proceeds  Sched. Balance    Loss
====================================================================================================================================

====================================================================================================================================
Current Total                                 0.00       0.00                        0.00           0.00                      0.00
Cumulative                                    0.00       0.00                        0.00           0.00                      0.00
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

07/30/2004 - 6:37 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

[LOGO] LaSalle Bank                         LB-UBS COMMERCIAL MORTGAGE TRUST               Statement Date: 09/17/2004
ABN AMRO                              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Payment Date:   09/17/2004
                                                     SERIES 2004-C6                        Prior Payment:         N/A
                                                                                           Next Payment:   10/15/2004
                                                                                           Record Date:    08/31/2004

                                                 ABN AMRO ACCT: XXXXXX

                                              APPRAISAL REDUCTION DETAIL

====================================================================================================================================
                                                                           Remaining Term                           Appraisal
Disclosure  Appraisal  Scheduled   ARA  Current P&I        Note  Maturity  --------------  Property                ------------
Control #   Red. Date   Balance   Amount  Advance    ASER  Rate    Date     Life   Amort.    Type    State  DSCR   Value   Date
====================================================================================================================================

====================================================================================================================================
07/30/2004 - 06:37 (MXXX-MXXX) (Copyright) 2000 LaSalle Bank N.A.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX E
                            REFERENCE RATE SCHEDULE

     MONTHS         INTEREST ACCRUAL PERIOD*      REFERENCE RATE (%)
     ------         ------------------------      ------------------
        1                          August-04           5.63250
        2                       September-04           5.44727
        3                         October-04           5.63218
        4                        November-04           5.44696
        5                        December-04           5.44683
        6                         January-05           5.44668
        7                        February-05           5.44661
        8                           March-05           5.63130
        9                           April-05           5.44611
       10                             May-05           5.63096
       11                            June-05           5.44578
       12                            July-05           5.63061
       13                          August-05           5.63041
       14                       September-05           5.44521
       15                         October-05           5.62999
       16                        November-05           5.44480
       17                        December-05           5.44462
       18                         January-06           5.44443
       19                        February-06           5.44436
       20                           March-06           5.62895
       21                           April-06           5.44386
       22                             May-06           5.62867
       23                            June-06           5.44358
       24                            July-06           5.62837
       25                          August-06           5.62823
       26                       September-06           5.44311
       27                         October-06           5.62783
       28                        November-06           5.44272
       29                        December-06           5.44255
       30                         January-07           5.44237
       31                        February-07           5.44246
       32                           March-07           5.62676
       33                           April-07           5.44176
       34                             May-07           5.62655
       35                            June-07           5.44157
       36                            July-07           5.62635
       37                          August-07           5.62626
       38                       September-07           5.44129
       39                         October-07           5.62605
       40                        November-07           5.44108
       41                        December-07           5.62583
       42                         January-08           5.44092

*Reflects calendar month in which subject interest accrual period begins.

                                      E-1

                                    ANNEX E
                            REFERENCE RATE SCHEDULE

     MONTHS         INTEREST ACCRUAL PERIOD*      REFERENCE RATE (%)
     ------         ------------------------      ------------------
       43                        February-08           5.44092
       44                           March-08           5.62549
       45                           April-08           5.44054
       46                             May-08           5.62527
       47                            June-08           5.44032
       48                            July-08           5.62504
       49                          August-08           5.62494
       50                       September-08           5.44000
       51                         October-08           5.62470
       52                        November-08           5.43977
       53                        December-08           5.43968
       54                         January-09           5.43958
       55                        February-09           5.43992
       56                           March-09           5.62582
       57                           April-09           5.44085
       58                             May-09           5.63554
       59                            June-09           5.43655
       60                            July-09           5.72147
       61                          August-09           5.72036
       62                       September-09           5.53241
       63                         October-09           5.72033
       64                        November-09           5.53238
       65                        December-09           5.53242
       66                         January-10           5.53241
       67                        February-10           5.53299
       68                           March-10           5.72023
       69                           April-10           5.53228
       70                             May-10           5.72019
       71                            June-10           5.53224
       72                            July-10           5.72015
       73                          August-10           5.72014
       74                       September-10           5.53219
       75                         October-10           5.72009
       76                        November-10           5.53215
       77                        December-10           5.53218
       78                         January-11           5.53216
       79                        February-11           5.66211
       80                           March-11           5.85350
       81                           April-11           5.66124
       82                             May-11           5.80283
       83                            June-11           5.62806
       84                            July-11           5.81816

*Reflects calendar month in which subject interest accrual period begins.

                                      E-2

                                    ANNEX F

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered LB-UBS Commercial
Mortgage Trust 2004-C6, Commercial Mortgage Pass-Through Certificates, Series
2004-C6, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6,
Class A-1A, Class B, Class C, Class D, Class E and Class F, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or
Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that

                                      F-1

member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including August 11, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of
Clearstream or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two
DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including August 11, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of
Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not

                                      F-2

completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or
Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
          Euroclear accounts, in accordance with the clearing system's customary procedures;

     o    borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A
non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

     1.   from a non-U.S. holder that is classified as a corporation for U.S.
          federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
          Form W-8BEN (or any successor form);

     2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form
          W-8ECI (or any successor form);

     3.   from a non-U.S. holder that is classified as a partnership for U.S.
          federal income tax purposes, a duly completed and executed IRS Form
          W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
               Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i)  stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the
                    qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                    section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                                      F-3

              (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified
                    intermediary, and

               (iv) providing any other information, certifications, or
                    statements that may be required by the IRS Form W-8IMY or
                    accompanying instructions in addition to, or in lieu of, the information and certifications described in section
                    1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
                    Regulations; or

          (b)  if the intermediary is not a qualified intermediary (a
               "nonqualified intermediary"), a duly completed and executed IRS
               Form W-8IMY (or any successor or substitute form)--

               (i)  stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

              (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to
                    substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or
                    statements that may be required by the IRS Form W-8IMY or
                    accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in
                    section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury
                    Regulations; or

     5.   from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any
          non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form
W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

     o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S.
          holder;

     o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o    can be treated as an "exempt recipient" within the meaning of section
          1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
          corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                      F-4

PROSPECTUS

                   STRUCTURED ASSET SECURITIES CORPORATION II,
                                  THE DEPOSITOR
                       MORTGAGE PASS-THROUGH CERTIFICATES,
                               ISSUABLE IN SERIES

     Our name is Structured Asset Securities Corporation II. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See
"Method of Distribution."

                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will--

o    have its own series designation,

o    consist of one or more classes with various payment characteristics,

o    evidence beneficial ownership interests in a trust established by us, and

o    be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

                                THE TRUST ASSETS:

The assets of each of our trusts will include--

o    mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties,

o    mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

o    some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters'
compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 13 IN THIS
PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT,
PRIOR TO INVESTING.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

                 THE DATE OF THIS PROSPECTUS IS AUGUST 2, 2004.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                        2

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus is part of that registration statement, but the registration statement contains additional information. Our registration statement and the exhibits to it may be read and copied at prescribed rates at the SEC's Public Reference Room at 450 Fifth
Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
The SEC maintains an internet website that contains reports and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at
http://www.sec.gov.

     All documents that are subsequently filed for the related trust pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as
amended, prior to the termination of an offering of certificates by this prospectus, shall be deemed incorporated by reference into this prospectus.
Upon written or oral request, we will provide, at no charge, to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference and that have not been delivered with the prospectus. All requests should be directed to
Structured Asset Securities Corporation II, 745 Seventh Avenue, New York, New
York 10019. Our main telephone number is 212-526-7000.

                                        3

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE....................   Structured Asset Securities Corporation II.
                                 We are a Delaware corporation. Our principal
                                 offices are located at 745 Seventh Avenue, New
                                 York, New York 10019. Our main telephone number
                                 is 212-526-7000. See "Structured Asset
                                 Securities Corporation II."

THE SECURITIES BEING OFFERED...  The securities that will be offered by this prospectus and the related prospectus
                                 supplements consist of mortgage pass-through
                                 certificates. These certificates will be issued
                                 in series, and each series will, in turn,
                                 consist of one or more classes. Each class of
                                 offered certificates must, at the time of
                                 issuance, be assigned an investment grade
                                 rating by at least one nationally recognized
                                 statistical rating organization. Typically, the
                                 four highest rating categories, within which
                                 there may be sub-categories or gradations to
                                 indicate relative standing, signify investment
                                 grade. See "Rating."

                                 Each series of offered certificates will
                                 evidence beneficial ownership interests in a
                                 trust established by us and containing the
                                 assets described in this prospectus and the
                                 related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES.  We may not publicly offer all the mortgage pass-through certificates evidencing interests
                                 in one of our trusts. We may elect to retain
                                 some of those certificates, to place some
                                 privately with institutional investors or to
                                 deliver some to the applicable seller as
                                 partial consideration for the related mortgage
                                 assets. In addition, some of those certificates
                                 may not satisfy the rating requirement for
                                 offered certificates described under "--The
                                 Securities Being Offered" above.

THE GOVERNING DOCUMENTS.......   In general, a pooling and servicing agreement
                                 or other similar agreement or collection of
                                 agreements will govern, among other things--

                                 o  the issuance of each series of offered
                                    certificates,

                                 o  the creation of and transfer of assets to
                                    the related trust, and

                                 o  the servicing and administration of those
                                    assets.

                                 The parties to the governing document(s) for a
                                 series of offered certificates will always
                                 include us and a trustee. We will be
                                 responsible for establishing the trust
                                 relating to each series of offered
                                 certificates. In addition, we will transfer or
                                 arrange for the transfer of the initial trust
                                 assets to that trust.

                                        4

                                 In general, the trustee for a series of
                                 offered certificates will be responsible for,
                                 among other things, making payments and
                                 preparing and disseminating various reports to
                                 the holders of those offered certificates.

                                 If the trust assets for a series of offered
                                 certificates include mortgage loans, the
                                 parties to the governing document(s) will also
                                 include--

                                 o  a master servicer that will generally be
                                    responsible for performing customary
                                    servicing duties with respect to those
                                    mortgage loans that are not defaulted,
                                    nonperforming or otherwise problematic in
                                    any material respect, and

                                 o  a special servicer that will generally be
                                    responsible for servicing and administering
                                    those mortgage loans that are defaulted,
                                    nonperforming or otherwise problematic in
                                    any material respect and real estate assets
                                    acquired as part of the related trust with
                                    respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated
                                 entities, may act as both master servicer and
                                 special servicer for any trust.

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, the parties to the governing
                                 document(s) may also include a manager that
                                 will be responsible for performing various
                                 administrative duties with respect to those
                                 mortgage-backed securities. If the related
                                 trustee assumes those duties, however, there
                                 will be no manager.

                                 In the related prospectus supplement, we will
                                 identify the trustee and any master servicer,
                                 special servicer or manager for each series of
                                 offered certificates and will describe their
                                 respective duties in further detail. See
                                 "Description of the Governing Documents."
CHARACTERISTICS OF THE
MORTGAGE ASSETS................  The trust assets with respect to any series of offered certificates will, in general, include
                                 mortgage loans. Each of those mortgage loans
                                 will constitute the obligation of one or more
                                 persons to repay a debt. The performance of
                                 that obligation will be secured by a first or
                                 junior lien on, or security interest in, the
                                 ownership, leasehold or other interest(s) of
                                 the related borrower or another person in or
                                 with respect to one or more commercial or
                                 multifamily real properties. In particular,
                                 those properties may include:

                                 o  rental or cooperatively-owned buildings with
                                    multiple dwelling units;

                                 o  retail properties related to the sale of
                                    consumer goods and other products, or
                                    related to providing entertainment,
                                    recreational or personal services, to the
                                    general public;

                                 o  office buildings;

                                 o  hospitality properties;

                                        5

                                 o  casino properties;

                                 o  health care-related facilities;

                                 o  industrial facilities;

                                 o  warehouse facilities, mini-warehouse
                                    facilities and self-storage facilities;

                                 o  restaurants, taverns and other
                                    establishments involved in the food and
                                    beverage industry;

                                 o  manufactured housing communities, mobile
                                    home parks and recreational vehicle parks;

                                 o  recreational and resort properties;

                                 o  arenas and stadiums;

                                 o  churches and other religious facilities;

                                 o  parking lots and garages;

                                 o  mixed use properties;

                                 o  other income-producing properties; and/or

                                 o  unimproved land.

                                 The mortgage loans underlying a series of
                                 offered certificates may have a variety of
                                 payment terms. For example, any of those
                                 mortgage loans--

                                 o  may provide for the accrual of interest at a
                                    mortgage interest rate that is fixed over
                                    its term, that resets on one or more
                                    specified dates or that otherwise adjusts
                                    from time to time;

                                 o  may provide for the accrual of interest at a
                                    mortgage interest rate that may be converted
                                    at the borrower's election from an
                                    adjustable to a fixed interest rate or from
                                    a fixed to an adjustable interest rate;

                                 o  may provide for no accrual of interest;

                                 o  may provide for level payments to stated
                                    maturity, for payments that reset in amount
                                    on one or more specified dates or for
                                    payments that otherwise adjust from time to
                                    time to accommodate changes in the mortgage
                                    interest rate or to reflect the occurrence
                                    of specified events;

                                 o  may be fully amortizing or, alternatively,
                                    may be partially amortizing or
                                    nonamortizing, with a substantial payment of
                                    principal due on its stated maturity date;

                                 o  may permit the negative amortization or
                                    deferral of accrued interest;

                                 o  may prohibit some or all voluntary
                                    prepayments or require payment of a premium,
                                    fee or charge in connection with those
                                    prepayments;

                                        6

                                 o  may permit defeasance and the release of
                                    real property collateral in connection with
                                    that defeasance;

                                 o  may provide for payments of principal,
                                    interest or both, on due dates that occur
                                    monthly, bi-monthly, quarterly,
                                    semi-annually, annually or at some other
                                    interval; and/or

                                 o  may have two or more component parts, each
                                    having characteristics that are otherwise
                                    described in this prospectus as being
                                    attributable to separate and distinct
                                    mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates
                                 will be secured by liens on real properties
                                 located in the United States, its territories
                                 and possessions. However, some of those
                                 mortgage loans may be secured by liens on real
                                 properties located outside the United States,
                                 its territories and possessions, provided that
                                 foreign mortgage loans do not represent more
                                 than 10% of the related mortgage asset pool,
                                 by balance.

                                 We do not originate mortgage loans. However,
                                 some or all of the mortgage loans included in
                                 one of our trusts may be originated by our
                                 affiliates.

                                 Neither we nor any of our affiliates will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. Unless we expressly state
                                 otherwise in the related prospectus
                                 supplement, no governmental agency or
                                 instrumentality will guarantee or insure
                                 repayment of any of the mortgage loans
                                 underlying a series of offered certificates.
                                 See "Description of the Trust Assets--Mortgage
                                 Loans."

                                 The trust assets with respect to any series of
                                 offered certificates may also include mortgage
                                 participations, mortgage pass-through
                                 certificates, collateralized mortgage
                                 obligations and other mortgage-backed
                                 securities, that evidence an interest in, or
                                 are secured by a pledge of, one or more
                                 mortgage loans of the type described above. We
                                 will not include a mortgage-backed security
                                 among the trust assets with respect to any
                                 series of offered certificates unless--

                                 o  the security has been registered under the
                                    Securities Act of 1933, as amended, or

                                 o  we would be free to publicly resell the
                                    security without registration.

                                 See "Description of the Trust
                                 Assets--Mortgage-Backed Securities."

                                 We will describe the specific characteristics
                                 of the mortgage assets underlying a series of
                                 offered certificates in the related prospectus
                                 supplement.

                                        7

                                 In general, the total outstanding principal
                                 balance of the mortgage assets transferred by
                                 us to any particular trust will equal or
                                 exceed the initial total outstanding principal
                                 balance of the related series of certificates.
                                 In the event that the total outstanding
                                 principal balance of the related mortgage
                                 assets initially delivered by us to the
                                 related trustee is less than the initial total
                                 outstanding principal balance of any series of
                                 certificates, we may deposit or arrange for
                                 the deposit of cash or liquid investments on
                                 an interim basis with the related trustee to
                                 cover the shortfall. For 90 days following the
                                 date of initial issuance of that series of
                                 certificates, we will be entitled to obtain a
                                 release of the deposited cash or investments
                                 if we deliver or arrange for delivery of a
                                 corresponding amount of mortgage assets. If we
                                 fail, however, to deliver mortgage assets
                                 sufficient to make up the entire shortfall,
                                 any of the cash or, following liquidation,
                                 investments remaining on deposit with the
                                 related trustee will be used by the related
                                 trustee to pay down the total principal
                                 balance of the related series of certificates,
                                 as described in the related prospectus
                                 supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS....   If so specified in the related prospectus
                                 supplement, we or another specified person or
                                 entity may be permitted, at our or its option,
                                 but subject to the conditions specified in that
                                 prospectus supplement, to acquire from the
                                 related trust particular mortgage assets
                                 underlying a series of certificates in exchange
                                 for:

                                 o  cash that would be applied to pay down the
                                    principal balances of certificates of that
                                    series; and/or

                                 o  other mortgage loans or mortgage-backed
                                    securities that--

                                    1. conform to the description of mortgage
                                       assets in this prospectus, and

                                    2. satisfy the criteria set forth in the
                                       related prospectus supplement.

                                 In addition, if so specified in the related
                                 prospectus supplement, the related trustee may
                                 be authorized or required, to apply
                                 collections on the mortgage assets underlying
                                 a series of offered certificates to acquire
                                 new mortgage loans or mortgage-backed
                                 securities that--

                                    1. conform to the description of mortgage
                                       assets in this prospectus, and

                                    2. satisfy the criteria set forth in the
                                       related prospectus supplement.

                                 No replacement of mortgage assets or
                                 acquisition of new mortgage assets will be
                                 permitted if it would result in a
                                 qualification, downgrade or withdrawal of the
                                 then-current

                                       8

                                 rating assigned by any rating agency to any
                                 class of affected offered certificates.

                                 Further, if so specified under circumstances
                                 described in the related prospectus
                                 supplement, a certificateholder of a series of
                                 certificates that includes offered
                                 certificates may exchange the certificates it
                                 holds for one or more of the mortgage loans or
                                 mortgage-backed securities constituting part
                                 of the mortgage pool underlying those
                                 certificates.

CHARACTERISTICS OF
THE OFFERED CERTIFICATES......   An offered certificate may entitle the holder
                                 to receive:

                                 o  a stated principal amount;

                                 o  interest on a principal balance or notional
                                    amount, at a fixed, variable or adjustable
                                    pass-through rate;

                                 o  specified, fixed or variable portions of the
                                    interest, principal or other amounts
                                    received on the related mortgage assets;

                                 o  payments of principal, with
                                    disproportionate, nominal or no payments of
                                    interest;

                                 o  payments of interest, with disproportionate,
                                    nominal or no payments of principal;

                                 o  payments of interest or principal that
                                    commence only as of a specified date or only
                                    after the occurrence of specified events,
                                    such as the payment in full of the interest
                                    and principal outstanding on one or more
                                    other classes of certificates of the same
                                    series;

                                 o  payments of principal to be made, from time
                                    to time or for designated periods, at a rate
                                    that is--

                                    1. faster and, in some cases, substantially
                                       faster, or

                                    2. slower and, in some cases, substantially
                                       slower,

                                   than the rate at which payments or other
                                   collections of principal are received on the
                                   related mortgage assets;

                                 o  payments of principal to be made, subject to
                                    available funds, based on a specified
                                    principal payment schedule or other
                                    methodology; or

                                 o  payments of all or part of the prepayment or
                                    repayment premiums, fees and charges, equity
                                    participations payments or other similar
                                    items received on the related mortgage
                                    assets.

                                 Any class of offered certificates may be
                                 senior or subordinate to one or more other
                                 classes of certificates of the same series,
                                 including a non-offered class of certificates
                                 of that series, for purposes of some or all
                                 payments and/or allocations of losses.

                                        9

                                 A class of offered certificates may have two
                                 or more component parts, each having
                                 characteristics that are otherwise described
                                 in this prospectus as being attributable to
                                 separate and distinct classes.

                                 We will describe the specific characteristics
                                 of each class of offered certificates in the
                                 related prospectus supplement. See
                                 "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES...................  Some classes of offered certificates may be protected in full or in part against defaults
                                 and losses, or select types of defaults and
                                 losses, on the related mortgage assets through
                                 the subordination of one or more other classes
                                 of certificates of the same series or by other
                                 types of credit support. The other types of
                                 credit support may include a letter of credit,
                                 a surety bond, an insurance policy, a
                                 guarantee, a credit derivative or a reserve
                                 fund. We will describe the credit support, if
                                 any, for each class of offered certificates in
                                 the related prospectus supplement.

                                 The trust assets with respect to any series of
                                 offered certificates may also include any of
                                 the following agreements:

                                 o  guaranteed investment contracts in
                                    accordance with which moneys held in the
                                    funds and accounts established with respect
                                    to those offered certificates will be
                                    invested at a specified rate;

                                 o  interest rate exchange agreements, interest
                                    rate cap or floor agreements, or other
                                    agreements and arrangements designed to
                                    reduce the effects of interest rate
                                    fluctuations on the related mortgage assets
                                    or on one or more classes of those offered
                                    certificates; or

                                 o  currency exchange agreements or other
                                    agreements and arrangements designed to
                                    reduce the effects of currency exchange rate
                                    fluctuations with respect to the related
                                    mortgage assets and one or more classes of
                                    those offered certificates.

                                 We will describe the types of reinvestment,
                                 interest rate and currency related protection,
                                 if any, for each class of offered certificates
                                 in the related prospectus supplement.

                                 See "Risk Factors," "Description of the Trust
                                 Assets" and "Description of Credit Support."

ADVANCES WITH RESPECT
TO THE MORTGAGE ASSETS........   If the trust assets for a series of offered
                                 certificates include mortgage loans, then, as
                                 and to the extent described in the related
                                 prospectus supplement, the related master
                                 servicer, the related special servicer, the
                                 related trustee, any related provider of credit
                                 support and/or any other specified person

                                       10

                                 may be obligated to make, or may have the
                                 option of making, advances with respect to
                                 those mortgage loans to cover--

                                 o  delinquent scheduled payments of principal
                                    and/or interest, other than balloon
                                    payments,

                                 o  property protection expenses,

                                 o  other servicing expenses, or

                                 o  any other items specified in the related
                                    prospectus supplement.

                                 Any party making advances will be entitled to
                                 reimbursement from subsequent recoveries on
                                 the related mortgage loan and as otherwise
                                 described in this prospectus or the related
                                 prospectus supplement. That party may also be
                                 entitled to receive interest on its advances
                                 for a specified period. See "Description of
                                 the Certificates--Advances."

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, we will describe in the related
                                 prospectus supplement any comparable advancing
                                 obligations with respect to those
                                 mortgage-backed securities or the underlying
                                 mortgage loans.

OPTIONAL TERMINATION..........   We will describe in the related prospectus
                                 supplement any circumstances in which a
                                 specified party is permitted or obligated to
                                 purchase or sell any of the mortgage assets
                                 underlying a series of offered certificates. In
                                 particular, a master servicer, special servicer
                                 or other designated party may be permitted or
                                 obligated to purchase or sell--

                                 o  all the mortgage assets in any particular
                                    trust, thereby resulting in a termination of
                                    the trust, or

                                 o  that portion of the mortgage assets in any
                                    particular trust as is necessary or
                                    sufficient to retire one or more classes of
                                    offered certificates of the related series.

                                 See "Description of the Certificates--
                                 Termination."

FEDERAL INCOME
TAX CONSEQUENCES...............  Any class of offered certificates will constitute or evidence ownership of:

                                 o  regular interests or residual interests in a
                                    real estate mortgage investment conduit
                                    under Sections 860A through 860G of the
                                    Internal Revenue Code of 1986; or

                                 o  regular interests in a financial asset
                                    securitization investment trust within the
                                    meaning of Section 860L(a) of the Internal
                                    Revenue Code of 1986; or

                                 o  interests in a grantor trust under Subpart E
                                    of Part I of Subchapter J of the Internal
                                    Revenue Code of 1986.

                                 See "Federal Income Tax Consequences."

                                       11

ERISA CONSIDERATIONS..........   If you are a fiduciary or any other person
                                 investing assets of an employee benefit plan or
                                 other retirement plan or arrangement, you
                                 should review with your legal advisor whether
                                 the purchase or holding of offered certificates
                                 could give rise to a transaction that is
                                 prohibited under the Employee Retirement Income
                                 Security Act of 1974, as amended, or the
                                 Internal Revenue Code of 1986. See "ERISA
                                 Considerations."

LEGAL INVESTMENT..............   If your investment authority is subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements, or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You should consult your legal
                                 advisor to determine whether and to what extent
                                 the offered certificates constitute a legal
                                 investment for you. We will specify in the
                                 related prospectus supplement which classes of
                                 the offered certificates will constitute
                                 mortgage related securities for purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984, as amended. See "Legal Investment."

                                       12

                                 RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES
AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop.
There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     WE WILL DESCRIBE IN THE RELATED PROSPECTUS SUPPLEMENT THE INFORMATION THAT
WILL BE AVAILABLE TO YOU WITH RESPECT TO YOUR OFFERED CERTIFICATES. THE LIMITED
NATURE OF THE INFORMATION MAY ADVERSELY AFFECT THE LIQUIDITY OF YOUR OFFERED
CERTIFICATES.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o    the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

     o    legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o    investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties,
          and

     o    investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

                                       13

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED
ASSETS OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL
REQUIRED PAYMENTS ON THOSE CERTIFICATES

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See
"Description of the Certificates--Allocation of Losses and Shortfalls" and
"Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o    an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

                                       14

     o    a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o    the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o    the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o    vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o    be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

                                       15

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be
Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, Are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     There Is an Increased Risk of Default Associated with Balloon
Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

                                       16

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant area;

     o    changes in rental rates in the relevant area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o    the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS UPON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o    the sufficiency of the net operating income of the applicable real property;

     o    the market value of the applicable real property at or prior to maturity; and

     o    the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

                                       17

     Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o    the age, design and construction quality of the property;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer tastes and preferences;

     o    retroactive changes in building codes; and

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o    an increase in interest rates, real estate taxes and other operating expenses;

     o    an increase in the capital expenditures needed to maintain the property or make improvements;

     o    a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced; and

     o    natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o    the ratio of fixed operating expenses to those that vary with revenues; and

     o    the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

                                       18

     The Successful Operation of a Multifamily or Commercial Property Depends
on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o    to pay for maintenance and other operating expenses associated with the property;

     o    to fund repairs, replacements and capital improvements at the property; and

     o    to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

     o    an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o    an increase in tenant payment defaults;

     o    a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o    an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a
Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property.
Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o    the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o    an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail,

                                       19

office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating
Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The
operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow,

     o    reduce operating and repair costs, and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition Is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

                                       20

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o    offers lower rents;

     o    has lower operating costs;

     o    offers a more favorable location; or

     o    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special
Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o    Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

     o    Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

     o    Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

     o    Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

     o    Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     o    Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

     o    Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

     o    Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See
"Description of the Trust Assets--Mortgage Loans--A Discussion of the Various
Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

                                       21

     o    the operation of all of the related real properties, and

     o    the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o    any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o    changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o    acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

                                       22

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage
Loans--Subordinate Financing."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE
LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit or a financial asset securitization investment trust for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may

                                       23

be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o    any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986, and

     o    any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o    as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o    that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o    that the results of the environmental testing were accurately evaluated in all cases;

     o    that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o    that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners, or

     o    conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument.
In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

                                       24

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o    agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o    the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980,
as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to
1978--

     o    to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

     o    to deliver to potential residents or purchasers a United States
          Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o    the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

                                       25

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property, or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o    the default is deemed to be immaterial,

     o    the exercise of those remedies would be inequitable or unjust, or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required
United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL
HAZARD LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

     o    war,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

                                       26

     o    wet or dry rot,

     o    vermin, and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN
ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right.
If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S.
App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S.
Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to
Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to
Section 363(f) of the U.S. Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently

                                       27

comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property.
There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury, or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE
TAX CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o    generally will not be reduced by losses from other activities,

     o    for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o    for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Certain Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o    individuals,

     o    estates,

                                       28

     o    trusts beneficially owned by any individual or estate, and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to--

     o    a foreign person under the Internal Revenue Code of 1986, or

     o    a U.S. person that is classified as a partnership under the Internal
          Revenue Code of 1986, unless all of its beneficial owners are U.S.
          taxpayers, or

     o    a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. taxpayer.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates."

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o    you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o    you may have only limited access to information regarding your offered certificates;

     o    you may suffer delays in the receipt of payments on your offered certificates; and

     o    your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                                       29

                   CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary"
attached to this prospectus.

                                       30

                        DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

     o    various types of multifamily and/or commercial mortgage loans;

     o    mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o    a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o    rental or cooperatively-owned buildings with multiple dwelling units;

     o    retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o    retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o    hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o    health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o    restaurants, taverns and other establishments involved in the food and beverage industry;

     o    manufactured housing communities, mobile home parks and recreational vehicle parks;

     o    recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

                                       31

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o    a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o    an estate for years, which consists of ownership of the property for a specified period of years,

     o    a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o    shares in a cooperative corporation which owns the property, or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o    first, to the payment of court costs and fees in connection with the foreclosure,

     o    second, to the payment of real estate taxes, and

     o    third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency,

     o    any forbearance arrangement then in effect,

     o    the condition of the related real property, and

     o    the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

                                       32

     A Discussion of the Various Types of Multifamily and Commercial Properties
that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The
mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to
Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o    the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o    the types of services offered at the property;

     o    the location of the property;

     o    the characteristics of the surrounding neighborhood, which may change over time;

     o    the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    the dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

     o    the ability of management to respond to competition;

     o    the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o    adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o    state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o    the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o    the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o    the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o    require written leases;

                                       33

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o    prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state
Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

     Some mortgage loans underlying the offered certificates will be secured by--

     o    the related borrower's interest in multiple units in a residential condominium project, and

     o    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected.
Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

                                       34

     o    mortgage loan payments,

     o    real property taxes,

     o    maintenance expenses, and

     o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders, and

     o    any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

     o    the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

     o    the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights law, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

                                       35

     o    shopping centers,

     o    factory outlet centers,

     o    malls,

     o    automotive sales and service centers,

     o    consumer oriented businesses,

     o    department stores,

     o    grocery stores,

     o    convenience stores,

     o    specialty shops,

     o    gas stations,

     o    movie theaters,

     o    fitness centers,

     o    bowling alleys,

     o    salons, and

     o    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o    lower rents,

     o    grant a potential tenant a free rent or reduced rent period,

     o    improve the condition of the property generally, or

     o    make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o    competition from other retail properties;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o    the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o    the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

                                       36

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.
Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including:

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o    the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o    the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be;
          or

     o    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    television shopping networks and programs;

     o    internet web sites; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

                                       37

   Office Properties. Factors affecting the value and operation of an office property include:

     o    the number and quality of the tenants, particularly significant tenants, at the property;

     o    the physical attributes of the building in relation to competing buildings;

     o    the location of the property with respect to the central business district or population centers;

     o    demographic trends within the metropolitan area to move away from or towards the central business district;

     o    social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o    tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o    local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

     o    access to mass transportation; and

     o    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o    rental rates;

     o    the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o    amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

     o    hotels and motels associated with national or regional franchise chains;

     o    hotels that are not affiliated with any franchise chain but may have their own brand identity; and

                                       38

     o    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include:

     o    the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation;

     o    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o    the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o    increases in operating costs, which may not be offset by increased room rates;

     o    the property's dependence on business and commercial travelers and tourism;

     o    changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

     o    changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

                                       39

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.

     A lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o    location, including proximity to or easy access from major population centers;

     o    appearance;

     o    economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o    providing alternate forms of entertainment, such as performers and sporting events, and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health-care related properties include:

     o    hospitals;

     o    medical offices;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

                                       40

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    reimbursement policies; and

     o    laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     The value and operation of an industrial property depends on:

     o    location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

                                       41

          2.   proximity to supply sources and customers, and

          3.   accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o    building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8.   adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities;
               and

     o    the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

     o    building design,

     o    location and visibility,

     o    tenant privacy,

     o    efficient access to the property,

     o    proximity to potential users, including apartment complexes or commercial users,

     o    services provided at the property, such as security,

     o    age and appearance of the improvements, and

     o    quality of management.

     In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities.
Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

                                       42

     o    competition from facilities having businesses similar to a particular restaurant or tavern;

     o    perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

     o    negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o    retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    market segment,

     o    product,

     o    price,

     o    value,

     o    quality,

     o    service,

     o    convenience,

     o    location, and

     o    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs,

     o    more favorable locations,

     o    more effective marketing,

     o    more efficient operations, or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o    actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

                                       43

          2.   require renovation, refurbishment, expansion or other
               expenditures;

     o    the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o    the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o    location of the manufactured housing property;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the number of comparable competing properties in the local market;

     o    the age, appearance, condition and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties,

     o    cooperatively-owned apartment buildings,

                                       44

     o    condominium complexes, and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite.
Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o    the existence or construction of competing properties, whether or not they offer the same activities;

     o    the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o    changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o    seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

                                       45

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o    sporting events;

     o    musical events;

     o    theatrical events;

     o    animal shows; and/or

     o    circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     o    the appeal of the particular event;

     o    the cost of admission;

     o    perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o    perceptions by prospective patrons of the safety of the surrounding area; and

     o    the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     o    the number of rentable parking spaces and rates charged;

     o    the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o    the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location,

     o    its size,

                                       46

     o    the surrounding neighborhood, and

     o    local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily
Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property, and

     o    its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

     o    the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan,

     o    cover operating expenses, and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities,

     o    hotels and motels,

     o    recreational vehicle parks, and

     o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses,

     o    retail stores,

     o    office buildings, and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

                                       47

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

     o    the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o    the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o    the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o    the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o    the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     o    it is often difficult to find truly comparable properties that have recently been sold;

     o    the replacement cost of a property may have little to do with its current market value; and

     o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related

                                       48

property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance."

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o    an original term to maturity of not more than approximately 40 years;
          and

     o    scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o    provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o    provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o    provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o    be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o    permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o    prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o    the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o    the type or types of property that provide security for repayment of the mortgage loans;

     o    the earliest and latest origination date and maturity date of the mortgage loans;

     o    the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o    loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o    the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

                                       49

     o    if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o    information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o    debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement, and

     o    specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage-backed securities underlying a series of offered certificates may include:

     o    mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o    certificates issued and/or insured or guaranteed by Freddie Mac,
          Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o    will have been registered under the Securities Act of 1933, as amended, or

     o    will be exempt from the registration requirements of that Act, or

     o    will have been held for at least the holding period specified in Rule
          144(k) under that Act, or

     o    may otherwise be resold by us publicly without registration under that
          Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o    the initial and outstanding principal amount(s) and type of the securities;

     o    the original and remaining term(s) to stated maturity of the securities;

     o    the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o    the payment characteristics of the securities;

     o    the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

                                       50

     o    the type of mortgage loans underlying the securities;

     o    the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o    the terms and conditions for substituting mortgage loans backing the securities; and

     o    the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

     o    cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1.   conform to the description of mortgage assets in this prospectus,
               and

          2.   satisfy the criteria set forth in the related prospectus
               supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

          1.   conform to the description of mortgage assets in this prospectus,
               and

          2.   satisfy the criteria set forth in the related prospectus
               supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets.
If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

                                       51

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

     o    the subordination of one or more other classes of certificates of the same series;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee;

     o    a credit derivative; and/or

     o    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements;

     o    currency exchange agreements; or

     o    other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                                       52

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates,

     o    the pass-through rate on your offered certificates,

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     o    the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

     o    the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o    whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o    when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

                                       53

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o    be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o    equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o    payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

     o    payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o    the availability of mortgage credit;

     o    the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

In general, those factors that increase--

     o    the attractiveness of selling or refinancing a commercial or multifamily property, or

     o    the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods, and

     o    requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case

                                       54

of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o    to convert to a fixed rate loan and thereby lock in that rate, or

     o    to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property,

     o    meet cash flow needs, or

     o    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o    the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o    the relative importance of those factors,

     o    the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization, or

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2.   involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2%
per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of

                                       55

mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o    the projected weighted average life of each class of those offered certificates with principal balances, and

     o    the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan, or

     o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower, or

     o    adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o    provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may

                                       56

be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o    the number of foreclosures with respect to the underlying mortgage loans; and

     o    the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o    a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o    the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

                                       57

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                  STRUCTURED ASSET SECURITIES CORPORATION II

     We were incorporated in Delaware on October 25, 2002. We were organized, among other things, for the purposes of:

     o    acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

     o    acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

     o    forming pools of mortgage loans and mortgage-backed securities; and

     o    acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

Our principal executive offices are located at 745 Seventh Avenue, New York,
New York 10019. Our telephone number is 212-526-7000. There can be no assurance that at any particular time we will have any significant assets.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation;

     o    were issued under the same Governing Document; and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation; and

     o    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o    a stated principal amount, which will be represented by its principal balance;

     o    interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     o    specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o    payments of principal, with disproportionate, nominal or no payments of interest;

                                       58

     o    payments of interest, with disproportionate, nominal or no payments of principal;

     o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking Luxembourg or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

     o    the periodic payment date for that series, and

     o    the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

                                       59

     o    by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date, or a specified number of days prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

     o    by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of:

     o    a 360-day year consisting of 12 30-day months,

     o    the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o    the actual number of days elapsed during each relevant period in a normal calendar year, or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o    based on the principal balances of some or all of the related mortgage assets; or

     o    equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

                                       60

   The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class, and

     o    if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o    by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o    delinquent payments of principal and/or interest, other than balloon payments,

                                       61

     o    property protection expenses,

     o    other servicing expenses, or

     o    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o    subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o    any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o    periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o    at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o    the payments made on that payment date with respect to the applicable class of offered certificates, and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year, or

     o    the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

                                       62

     o    with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment," or

     o    as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o    the final payment or other liquidation of the last mortgage asset in that trust; and

     o    the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee.
If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking
Luxembourg, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o    a limited-purpose trust company organized under the New York Banking
          Law,

     o    a "banking corporation" within the meaning of the New York Banking
          Law,

     o    a member of the Federal Reserve System,

     o    a "clearing corporation" within the meaning of the New York Uniform
          Commercial Code, and

     o    a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                                       63

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in over 28 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur
Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's
U.S. customers are limited to securities brokers and dealers, and banks.
Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of
Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over
30 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry
Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as
Euroclear Operator, under a license agreement with Euroclear Clearance System
Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC. ECSPLC establishes policy for the Euroclear system on behalf of more than 120 member organizations of
Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries.
Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Euroclear Terms and Conditions. The Euroclear
Terms and Conditions govern transfers of securities and cash within the
Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.
All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

                                       64

     The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of
Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date.
Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o    governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

                                       65

     o    the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through
DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o    we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o    we notify DTC of our intent to terminate the book-entry system through
          DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                    DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to

                                       66

required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing
Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Structured Asset Securities Corporation II."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o    in the case of a mortgage loan--

          1.   the address of the related real property,

          2.   the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
               information,

          3.   the remaining term to maturity,

          4.   if the mortgage loan is a balloon loan, the remaining
               amortization term, and

          5.   the outstanding principal balance; and

     o    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
          Governing Document for that series;

     o    the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

                                       67

     o    in the case of a mortgage loan--

          1.   the enforceability of the related mortgage note and mortgage,

          2.   the existence of title insurance insuring the lien priority of the related mortgage, and

          3.   the payment status of the mortgage loan.

     We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o    maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

     o    negotiating modifications;

     o    responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o    protecting the interests of certificateholders with respect to senior lienholders;

     o    conducting inspections of the related real properties on a periodic or other basis;

     o    collecting and evaluating financial statements for the related real properties;

     o    managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

                                       68

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o    mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has--

          1.   entered into or consented to bankruptcy, appointment of a
               receiver or conservator or similar insolvency proceeding, or

          2.   become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o    real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also provide that if, in the judgment of the related master servicer, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

     o    make the initial determination of appropriate action,

     o    evaluate the success of corrective action,

     o    develop additional initiatives,

     o    institute foreclosure proceedings and actually foreclose, or

     o    accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting, and

     o    evaluating financial statements.

                                       69

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan,

     o    making calculations with respect to the mortgage loan, and

     o    making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing
Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related
Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o    that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o    the related trustee will receive payments on that mortgage-backed security; and

     o    subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o    the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o    a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

                                       70

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other parties to the related Governing Document will be protected, however, against any liability that would otherwise be imposed by reason of--

     o    willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

     o    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

     o    specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o    incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o    incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o    the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1.   that party is specifically required to bear the expense of the action, or

          2.   the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
               reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o    into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o    resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

                                       71

     o    succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

   1. to cure any ambiguity;

   2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

   3. to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

   4. to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue
      Code relating to REMICs, FASITs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

   5. to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

   6. to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC,
      FASIT or grantor trust created under the Governing Document;

   7. to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC or ownership interests in a FASIT; or

   8. to otherwise modify or delete existing provisions of the Governing
      Document.

     However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, then no such amendment may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

                                       72

     o    reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o    adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o    if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

     o    modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o    make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o    be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

                                       73

     The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing
Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time.
We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                                       74

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

     o    the subordination of one or more other classes of certificates of the same series;

     o    the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     o    the establishment of one or more reserve funds; or

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o    any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

                                       75

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls.
Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

                                       76

CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                        LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the
United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage
Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage,

     o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o    the knowledge of the parties to the mortgage, and

     o    in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o    a mortgagor, who is the owner of the encumbered interest in the real property, and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor,

                                       77

     o    the trustee to whom the real property is conveyed, and

     o    the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o    the express provisions of the related instrument,

     o    the law of the state in which the real property is located,

     o    various federal laws, and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of

                                       78

rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

     If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent, or

     o    unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings, and

     o    nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

                                       79

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o    all parties having a subordinate interest of record in the real property, and

     o    all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o    alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o    require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o    limit the right of the lender to foreclose in the case of a nonmonetary default, such as

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions, or

     o    found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
          constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o    a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o    notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale, and

     o    send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

                                       80

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.
Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o    the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist,
          and

     o    the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security, and

     o    to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a

                                       81

foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan.
However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o    requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     o    permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

     o    contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid.
Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner,

                                       82

time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o    reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o    reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o    permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o    permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent,

     o    accelerated rent,

     o    damages, or

     o    a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

                                       83

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o    assume the lease and either retain it or assign it to a third party,
          or

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o    the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o    unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of
1996, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption.
In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that
"merely having the capacity to influence, or unexercised right to control"
operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o    it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o    assumes day-to-day management of operational functions of a mortgaged property.

                                       84

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o    impose liability for releases of or exposure to asbestos-containing materials, and

     o    provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to
1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan

                                       85

if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the
Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o    first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

     o    third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o    last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o    the borrower may have difficulty servicing and repaying multiple loans;

     o    if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o    if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

                                       86

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable"
standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy

                                       87

Act, the anti-money-laundering laws and regulations, including the Uniting and
Strengthening America by Providing Appropriate Tools Required to Intercept and
Obstruct Terrorism Act of 2001 (the "USA Patriot Act") and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws.
Under procedures contained in the Comprehensive Crime Control Act of 1984, the
government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties
"known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o    its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

     o    the lender was, at the time of execution of the mortgage, "reasonably without cause to believe that the property was subject to forfeiture."

     However, there is no assurance that such defense will be successful.

                                       88

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

     o    banks,

     o    insurance companies,

     o    foreign investors.

     o    tax exempt investors,

     o    holders whose "functional currency" is not the United States dollar,

     o    United States expatriates, and

     o    holders holding the offered certificates as part of a hedge, straddle or conversion transaction.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable U.S. Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o    given with respect to events that have occurred at the time the advice is rendered, and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and Other
Tax Consequences."

     The following discussion addresses securities of three general types:

     o    REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue
          Code;

     o    FASIT certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a financial asset securitization investment trust, or FASIT, election within the meaning of Section 860L(a) of the Internal Revenue
          Code; and

     o    grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC or FASIT election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related
Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC or FASIT election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC or
FASIT.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets

                                       89

other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust
Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related
Protection."

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and
in the U.S. Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal
Revenue Code and the rules governing FASITs in Sections 860H-860L of the
Internal Revenue Code and in the U.S. Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o    the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

     o    those offered certificates will represent--

          1.   regular interests in the REMIC, or

          2.   residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o    REMIC regular certificates, representing regular interests in the
          REMIC, or

     o    REMIC residual certificates, representing residual interests in the
          REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the
Internal Revenue Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code in the hands of a real estate investment trust,
          and

     o    "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in
          the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section
7701(a)(19)(C) of the Internal Revenue Code. If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

                                       90

     In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be:

     o    "qualified mortgages" within the meaning of Section 860G(a)(3) of the
          Internal Revenue Code in the hands of another REMIC; and

     o    "permitted assets" under Section 860L(c)(1)(G) of the Internal Revenue
          Code for a FASIT.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable U.S. Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o    collections on mortgage loans held pending payment on the related offered certificates, and

     o    any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the
Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal
Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The U.S. Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of
REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

     o    whether the related REMIC certificates will be "real estate assets"
          within the meaning of Section 856(c)(5)(B) of the Internal Revenue
          Code,

     o    whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the
          Internal Revenue Code, and

     o    whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue
          Code.

                                       91

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that
Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the
Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in U.S. Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the U.S. Treasury regulations, the stated redemption price of a
REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated
interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     o    a single fixed rate,

     o    a "qualified floating rate,"

     o    an "objective rate,"

     o    a combination of a single fixed rate and one or more "qualified floating rates,"

     o    a combination of a single fixed rate and one "qualified inverse floating rate," or

                                       92

     o    a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the
REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the U.S. Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o    the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2.   the denominator of which is the stated redemption price at maturity of the certificate.

     Under the U.S. Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

     o    a fraction--

          1.   the numerator of which is the amount of the principal payment,
               and

          2.   the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The U.S. Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners

                                       93

of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable U.S. Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue
Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o    the sum of:

          1.   the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2.   the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o    the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o    the issue price of the certificate, increased by

     o    the total amount of original issue discount previously accrued on the certificate, reduced by

     o    the amount of all prior payments of amounts included in its stated
          redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o    assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o    using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

                                       94

     o    the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related
REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment
Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and
Losses May Be Highly Unpredictable."

     The U.S. Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS.
Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o    in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o    in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal
Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The U.S. Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See
"--REMICs --Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete

                                       95

years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the U.S. Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury
Department, the relevant rules described in the Committee Report apply. The
Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o    on the basis of a constant yield method,

     o    in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o    in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event, a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue
Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The U.S. Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize

                                       96

premium generally. See "--Taxation of Owners of REMIC Regular Certificates--
Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the
Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your offered certificate, and

     o    the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Internal Revenue Code, if you
are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o    you will not be entitled to deduct a loss under Section 166 of the
          Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income.
However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the
REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC." Holders
of REMIC residual certificates must report the

                                       97

taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The U.S. Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

     The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United
States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

     o    other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o    excess inclusions,

     o    residual interests without significant value, and

     o    noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their

                                       98

after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your
REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue
Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See
"Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit
Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o    any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

          1.   the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

          2.   amortization of any premium on the mortgage loans held by the
               REMIC,

          3.   bad debt losses with respect to the mortgage loans held by the
               REMIC, and

          4.   except as described below in this "--Taxable Income of the REMIC"
               subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

                                       99

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of Section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions"
below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o    the amount paid for that REMIC residual certificate,

     o    increased by amounts included in the income of the holder of that
          REMIC residual certificate, and

     o    decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions.
This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     o    through distributions,

     o    through the deduction of any net losses of the REMIC, or

     o    upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of

                                      100

Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o    the daily portions of REMIC taxable income allocable to that certificate, over

     o    the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     o    the issue price of the certificate, increased by

     o    the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o    any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a
REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     o    excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o    alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the
REIT in proportion to the dividends received by the shareholders from the REIT.
Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section

                                      101

857(b)(2) of the Internal Revenue Code, other than any net capital gain. U.S.
Treasury regulations yet to be issued could apply a similar rule to:

     o    regulated investment companies,

     o    common trusts, and

     o    some cooperatives.

The U.S. Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the U.S. Treasury
regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The U.S. Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

     o    the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o    from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o    from the prospective transferee, providing representations as to its financial condition and that it understands that, as the transferee of the non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

     o    from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     Final U.S. Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a
"foreign branch") of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to

                                      102

another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know, or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test"
makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest,

     o    the present value of the expected future distributions on the interest, and

     o    the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

     If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the U.S. Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under Section 475 of the Internal
Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the
Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

     Pass-Through of Miscellaneous Itemized Deductions.  Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable U.S. Treasury

                                      103

regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then--

     o    an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o    the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. Such reduction is scheduled to be phased out between 2006 and 2010.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or
Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

     o    the cost of the certificate to that certificateholder, increased by

     o    income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

                                      104

     o    payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     o    the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable
          Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o    the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a

                                      105

"conversion transaction" within the meaning of Section 1258 of the Internal
Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in U.S. Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

     o    reacquires that same REMIC residual certificate,

     o    acquires any other residual interest in a REMIC, or

     o    acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o    the disposition of a non-defaulted mortgage loan,

     o    the receipt of income from a source other than a mortgage loan or other permitted investments,

     o    the receipt of compensation for services, or

     o    the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the
          REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal
Revenue Code.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so, and

     o    the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

                                      106

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o    the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o    events that have occurred up to the time of the transfer,

     o    the prepayment assumption, and

     o    any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o    the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

     o    as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o    the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified
          Organization, and

     o    the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o    the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder,
          or

     o    a statement under penalties of perjury that the record holder is not a
          Disqualified Organization.

     If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large
Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

                                      107

     o    the residual interests in the entity are not held by Disqualified
          Organizations, and

     o    the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income,

     o    deductions,

     o    gains,

     o    losses, and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related
REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.
Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter under Section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in U.S. Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under U.S. Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations,

     o    trusts,

                                      108

     o    securities dealers, and

     o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

     o    30 days after the end of the quarter for which the information was requested, or

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income,

     o    excess inclusions,

     o    investment expenses, and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the U.S. Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

     o    fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o    a foreign person, and

     o    not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

                                      109

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors, or

     o    if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     o    foreign persons, or

     o    U.S. Persons, if classified as a partnership under the Internal
          Revenue Code, unless all of their beneficial owners are U.S. Persons.

FASITS

     General. An election may be made to treat the trust for a series of offered certificates or specified assets of that trust, as a financial asset securitization investment trust, or FASIT, within the meaning of Section
860L(a) of the Internal Revenue Code. The election would be noted in the applicable prospectus supplement. If a FASIT election is made, the offered certificates will be designated as classes of regular interests in that FASIT, and there will be one class of ownership interest in the FASIT. With respect to each series of offered certificates as to which the related tax administrator makes a FASIT election, and assuming, among other things--

     o    the making of an appropriate election, and

     o    compliance with the related Governing Document,

our counsel will deliver its opinion generally to the effect that:

     o    the relevant assets will qualify as a FASIT,

     o    those offered certificates will be FASIT regular certificates, representing FASIT regular interests in the FASIT, and

     o    one class of certificates of the same series will be the FASIT ownership certificates, representing the sole class of ownership interest in the FASIT.

     Only FASIT regular certificates are offered by this prospectus. If so specified in the applicable prospectus supplement, a portion of the trust for a series of certificates as to no FASIT election is made may be treated as a grantor trust for federal income tax purposes. See "--Grantor Trusts."

     On February 4, 2000, the Treasury Department issued proposed regulations relating to FASITs. References to the "FASIT proposed regulations" in this discussion refer to those proposed regulations. The proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. They nevertheless are indicative of the rules the Treasury Department currently views as appropriate with regard to the FASIT provisions.

                                      110

     Characterization of Investments in FASIT Regular Certificates. FASIT
regular certificates held by a real estate investment trust will, unless otherwise provided in the related prospectus supplement, constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal
Revenue Code and interest on the FASIT regular certificates will be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal
Revenue Code in the same proportion, for both purposes, that the assets and income of the FASIT would be so treated. FASIT regular certificates held by a domestic building and loan association will be treated as "regular interest[s]
in a FASIT" under Section 7701(a)(19)(C)(xi) of the Internal Revenue Code, but
only in the proportion that the FASIT holds "loans secured by an interest in real property which is residential real property" within the meaning of Section
7701(a)(19)(C)(v) of the Internal Revenue Code. For this purpose, mortgage loans secured by multifamily residential housing should qualify. It is also likely that mortgage loans secured by health care related facilities would qualify as "loans secured by an interest in health institutions or facilities, including structures designed or used primarily for residential purposes for persons under care" within the meaning of Section 7701(a)(19)(C)(vii) of the
Internal Revenue Code. If at all times 95% or more of the assets of the FASIT or the income on those assets qualify for the foregoing treatments, the FASIT regular certificates will qualify for the corresponding status in their entirety. Mortgage loans which have been defeased with Treasury obligations and the income from those loans will not qualify for the foregoing treatments.
Accordingly, the FASIT regular certificates may not be a suitable investment for you if you require a specific amount or percentage of assets or income meeting the foregoing treatments. For purposes of Section 856(c)(4)(A) of the
Internal Revenue Code, payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT regular certificates should qualify for that treatment. FASIT regular certificates held by a regulated investment company will not constitute "government securities"
within the meaning of Section 851(b)(4)(A)(i) of the Internal Revenue Code.
FASIT regular certificates held by various financial institutions will constitute an "evidence of indebtedness" within the meaning of Section
582(c)(1) of the Internal Revenue Code.

     Qualification as a FASIT.

     General. In order to qualify as a FASIT, the trust for a series of offered certificates or specified assets of that trust must comply with the requirements set forth in the Internal Revenue Code on an ongoing basis. The
FASIT must fulfill an asset test, which requires that substantially all of the assets of the FASIT, as of, and at all times following, the close of the third calendar month beginning after the FASIT's startup day, which for purposes of this discussion is the date of the initial issuance of the FASIT regular certificates, be permitted assets for a FASIT.

     Permitted assets for a FASIT include--

     o    cash or cash equivalents,

     o    specified types of debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and contracts to acquire those debt instruments,

     o    hedges and contracts to acquire hedges,

     o    foreclosure property, and

     o    regular interests in another FASIT or in a REMIC.

As discussed below in this "--Qualification as a FASIT" subsection, specified restrictions apply to each type of permitted asset.

     Under the FASIT proposed regulations, the "substantially all" requirement would be met if at all times the aggregate adjusted basis of the permitted assets is more than 99 percent of the aggregate adjusted basis of all the assets held by the FASIT, including assets deemed to be held by the FASIT under
Section 860I(b)(2) of the Internal Revenue Code because they support a regular interest in the FASIT.

     The FASIT provisions also require the FASIT ownership interest to be held only by some fully taxable domestic corporations and do not recognize transfers of high-yield regular interests to taxpayers other than fully taxable domestic corporations or other FASITs. The related Governing Document will

                                      111

provide that no legal or beneficial interest in the ownership interest or in any class or classes of certificates that we determine to be high-yield regular interests may be transferred or registered unless all applicable conditions designed to prevent violation of this requirement, are met.

     Permitted Assets. The proposed regulations enumerate the types of debt that qualify as permitted assets for a FASIT. The FASIT provisions provide that permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Under the FASIT proposed regulations, the definition of debt permitted to be held by a FASIT, would include--

     o    REMIC regular interests,

     o    regular interests of other FASITs,

     o    inflation indexed debt instruments,

     o    credit card receivables, and

     o    some stripped bonds and coupons.

However, under the FASIT proposed regulations, equity linked debt instruments and defaulted debt instruments would not be permitted assets for a FASIT. In addition, a FASIT may not hold--

     o    debt of the owner of the FASIT ownership interest,

     o    debt guaranteed by the owner of the FASIT ownership interest in circumstances such that the owner is in substance the primary obligor on the debt instrument, or

     o    debt issued by third parties that is linked to the performance or payments of debt instruments issued by the owner or a related person.

Finally, debt that is traded on an established securities market and subject to a foreign withholding tax is not a permitted asset for a FASIT.

     Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments. These hedges must be reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. The FASIT proposed regulations do not include a list of specified permitted hedges or guarantees, but rather focus on the intended function of a hedge and permit the contract to offset the following risk factors:

     o    fluctuations in market interest rates;

     o    fluctuations in currency exchange rates;

     o    the credit quality of, or default on, the FASIT's assets or debt instruments underlying the FASIT's assets; and

     o    the receipt of payments on the FASIT's assets earlier or later than originally anticipated.

     The FASIT proposed regulations prohibit a hedge or guarantee from referencing assets other than permitted assets, indices, economic indicators or financial averages that are not both widely disseminated and designed to correlate closely with the changes in one or more of the risk factors described above. However, under the FASIT proposed regulations, FASIT owners will be able to hold hedges or guarantees inside a FASIT that do not relate to the already issued regular interests, or to assets the FASIT already holds, if the FASIT expects to issue regular interests, or expects to hold assets, that are related to the hedge or guarantee in question. The proposed regulations also place restrictions on hedges and guarantees entered into with the holder of the FASIT ownership interest or a related party.

     Property acquired in connection with the default or imminent default of a debt instrument held by a FASIT may qualify both as foreclosure property and as a type of permitted asset under the FASIT provisions. It will in general continue to qualify as foreclosure property during a grace period that runs until the end of the third taxable year beginning after the taxable year in which the FASIT acquires the foreclosure property. Under the FASIT proposed regulations, if the foreclosure property also would qualify as another type of permitted asset, it may be held beyond the close of that grace period. However,

                                      112

at the close of the grace period, gain, if any, on the property must be recognized as if the property had been contributed by the owner of the FASIT on that date. In addition, the FASIT proposed regulations provide that, after the close of the grace period, disposition of the foreclosure property is potentially subject to a 100% prohibited transactions tax, without the benefit of an exception to this tax applicable to sales of foreclosure property.

     Permitted Interests. In addition to the foregoing, interests in a FASIT also must meet specified requirements. All of the interests in a FASIT must be either of the following:

     o    a single class of ownership interest, or

     o    one or more classes of regular interests.

     An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and--

   1. unconditionally entitles the holder to receive a specified principal amount or other similar amount,

   2. provides that interest payments or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,

   3. has a stated maturity of not longer than 30 years,

   4. has an issue price not greater than 125% of its stated principal amount,
      and

   5. has a yield to maturity not greater than 5 percentage points higher than the applicable Federal rate, as defined in Section 1274(d) of the
      Internal Revenue Code, for Treasury obligations of a similar maturity.

     A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements 1, 4 or 5, is a high-yield regular interest. Further, to be a high-yield regular interest, an interest that fails requirement 2 must consist of a specified portion of the interest payments on the permitted assets, determined by reference to the rules related to permitted rates for REMIC regular interests that have no, or a disproportionately small, amount of principal. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are contingent on--

     o    the absence of defaults or delinquencies on permitted assets,

     o    lower than reasonably expected returns on permitted assets,

     o    unanticipated expenses incurred by the FASIT, or

     o    prepayment interest shortfalls.

     Cessation of FASIT. If an entity fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for status as a FASIT during any taxable year, the Internal Revenue Code provides that the entity or applicable portion of that entity, will not be treated as a FASIT thereafter.
In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities may be classified as a taxable mortgage pool under general federal income tax principles, and the
FASIT regular certificates may be treated as equity interests in, or debt interests of, the entity. Under the FASIT proposed regulations, the underlying arrangement generally cannot reelect FASIT status and any election a FASIT owner made, other than the FASIT election, and any method of accounting adopted with respect to the FASIT assets, binds the underlying arrangement as if the underlying arrangement itself had made those elections or adopted that method.
In the case of an inadvertent cessation of a FASIT, under the FASIT proposed regulations, the Commissioner of the IRS may grant relief from the adverse consequences of that cessation, subject to those adjustments as the
Commissioner may require the FASIT and all holders of interests in the FASIT to accept with respect to the period in which the FASIT failed to qualify as such.

                                      113

     Under the proposed FASIT regulations, apart from failure to qualify as a
FASIT, a FASIT may not revoke its election or cease to be a FASIT without the consent of the Commissioner of the IRS.

     Regular interest holders, in the case of cessation of a FASIT, are treated as exchanging their FASIT regular interests for new interests in the underlying arrangement. The FASIT proposed regulations would classify the new interests under general principles of Federal income tax law, for example, as interests in debt instruments, as interest in a partnership or interests in an entity subject to corporate taxation, depending on what the classification of those interests would have been in the absence of a FASIT election. On the deemed receipt of that new interest, under the FASIT proposed regulations, you would be required to mark the new interests to market and to recognize gain, but would not be permitted to recognize loss, as though the old interest had been sold for an amount equal to the fair market value of the new interest. Your basis in the new interest deemed received in the underlying arrangement would equal your basis in the FASIT regular interest exchanged for it, increased by any gain you recognized on the deemed exchange.

     Taxation of FASIT Regular Certificates. The FASIT regular certificates generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, subject to the discussion below concerning high-yield interests:

     o    interest, original issue discount and market discount on a FASIT regular certificate will be treated as ordinary income to the holder of that certificate, and

     o    principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular certificate will be treated as a return of capital to the extent of the holder's basis allocable thereto.

     You must use the accrual method of accounting with respect to FASIT regular certificate, regardless of the method of accounting you otherwise use.

     Except as set forth in the applicable prospectus supplement and in the immediately following discussion concerning high-yield interests, the discussions above under the headings "--REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount," "--Market Discount,"
"--Premium," and "--Realized Losses" will apply to the FASIT regular certificates. The discussion under the headings "--REMICs--Sale of REMIC
Regular Certificates" will also apply to the FASIT regular certificates, except that the treatment of a portion of the gain on a REMIC regular interest as ordinary income to the extent the yield on those certificates did not exceed
110% of the applicable Federal rate will not apply.

     High Yield Interests; Anti-Avoidance Excise Taxes on Tiered
Arrangements. The taxable income, and the alternative minimum taxable income, of any holder of a high-yield interest may not be less than the taxable income from all high-yield interests and FASIT ownership interests that it holds, together with any excess inclusions with respect to REMIC residual interests that it owns.

     High yield interests may only be held by fully taxable, domestic C corporations or another FASIT. Any attempted transfer of a high-yield interest to any other type of taxpayer will be disregarded, and the transferor will be required to include in its gross income the amount of income attributable to the high-yield interest notwithstanding its attempted transfer. The related
Governing Document will contain provisions and procedures designed to assure that, in general, only domestic C corporations or other FASITs may acquire high-yield interests. There is an exception allowing non-corporate taxpayers that hold high-yield interest exclusively for sale to customers in the ordinary course of business to do so, subject to an excise tax imposed at the corporate income tax rate if the holder ceases to be a dealer or begins to hold the high-yield interest for investment. Unless otherwise specified in the prospectus supplement, the related Governing Document will also allow those holders to hold high-yield interests.

     To prevent the avoidance of these rules through tiered arrangements, an excise tax is imposed on any Pass-Through Entity, which, under the FASIT proposed regulations, includes a REMIC, that:

     o    holds any FASIT regular interest, whether or not that FASIT regular interest is a high-yield interest; and

     o    issues a debt or equity interest that is--

                                      114

     1. supported by that FASIT regular interest, and

     2. has a yield, higher than the yield on that FASIT regular interest, that would cause that debt or equity interest to be a high yield interest if it had been issued by a FASIT.

Under the statute, the amount of that tax, which is imposed on the Pass-Through
Entity, is the highest corporate income tax rate applied to the income of the holder of the debt or equity interest properly attributable to the FASIT regular interest that supports it. The proposed FASIT regulations provide that the tax is an excise tax that must be paid on or before the due date of the
Pass-Through Entity's tax return for the taxable year in which it issues that debt or equity interest. This appears to contemplate a one-time payment on all future income from the FASIT regular interest that is projected to be properly attributable to the debt or equity interest it supports. It is not clear how this amount is to be determined.

     Prohibited Transactions and Other Taxes. Income or gain from prohibited transactions by a FASIT are taxable to the holder of the ownership interest in that FASIT at a 100% rate. Prohibited transactions generally include, under the
FASIT statutory provisions and proposed FASIT regulations:

     o    the receipt of income from other than permitted assets;

     o    the receipt of compensation for services;

     o    the receipt of any income derived from a loan originated by the FASIT;
          or

     o    the disposition of a permitted asset, including disposition in connection with a cessation of FASIT status, other than for--

          1.   foreclosure, default, or imminent default of a qualified
               mortgage,

          2.   bankruptcy or insolvency of the FASIT,

          3.   substitution for another permitted debt instrument or
               distribution of the debt instrument to the holder of the
               ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT, or

          4.   the retirement of a class of FASIT regular interests.

     The proposed regulations prohibit loan originations, but also provide safe harbors for certain loans. The proposed safe harbors apply in the following circumstances:

     o    if the FASIT acquires the loan from an established securities market as described in U.S. Treasury regulations sections 1.1273-2(f)(2)
          through (4),

     o    if the FASIT acquires the loan more than one year after the loan was issued,

     o    if the FASIT acquires the loan from a person that regularly originates similar loans in the ordinary course of business,

     o    if the FASIT receives any new loan from the same obligor in exchange for the obligor's original loan in the context of a work out, and

     o    when the FASIT makes a loan under a contract or agreement in the nature of a line of credit the FASIT is permitted to hold.

     The FASIT provisions generally exclude from prohibited transactions the substitution of a debt instrument for another debt instrument which is a permitted asset and the distribution of a debt instrument contributed by the holder of the ownership interest to that holder in order to reduce over-collateralization of the FASIT. In addition, the FASIT proposed regulations also exclude transactions involving the disposition of hedges from the category of prohibited transactions. However, the proposed regulations deem a distribution of debt to be carried out principally to recognize gain, and to be a prohibited transaction, if the owner or related person sells the substituted or distributed debt instrument at a gain within 180 days of the substitution or distribution. It is unclear the extent to which tax on those transactions could be collected from the FASIT directly under the applicable statutes rather

                                      115

than from the holder of the ownership interest. However, under the related
Governing Document, any prohibited transactions tax that is not payable by a party thereto as a result of its own actions will be paid by the FASIT. It is not anticipated that the FASIT will engage in any prohibited transactions.

     Taxation of Foreign Investors. The federal income tax treatment of
non-U.S. Persons who own FASIT regular certificates that are not high-yield interests is the same as that described above under "--REMICs--Foreign
Investors in REMIC Regular Certificates." However, if you are a non-U.S. Person
and you hold a regular interest, either directly or indirectly, in a FASIT, you should note that under the FASIT proposed regulations, interest paid or accrued on a debt instrument held by the FASIT is treated as being received by you directly from a conduit debtor for purposes of Subtitle A of the Internal
Revenue Code and the regulations thereunder if:

     o    you are a 10% shareholder of an obligor on a debt instrument held by the FASIT;

     o    you are a controlled foreign corporation to which an obligor on a debt instrument held by the FASIT is a related person; or

     o    you are related to such an obligor that is a corporation or partnership, in general, having common ownership to a greater than 50%
          extent.

     If you believe you may be in one of these categories, you should consult with your tax advisors, in particular concerning the possible imposition of
United States withholding taxes at a 30% rate on interest paid with respect to a FASIT regular interest under these circumstances.

     High-yield FASIT regular certificates may not be sold to or beneficially owned by non-U.S. Persons. Any purported transfer to a non-U.S. Person will be null and void and, upon the related trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of those
FASIT regular certificates will be restored to ownership as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to those FASIT regular certificates for federal income tax purposes. The related Governing Document will provide that, as a condition to transfer of a high-yield FASIT regular certificate, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

     Backup Withholding. Payments made on the FASIT regular certificates, and proceeds from the sale of the FASIT regular certificates to or through some brokers, may be subject to a backup withholding tax under Section 3406 of the
Internal Revenue Code in the same manner as described under "--REMICs--Backup
Withholding with Respect to REMIC Certificates" above.

     Reporting Requirements. Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the FASIT regular certificates will be made annually to the
IRS and to investors in the same manner as described above under "--REMICs--
Reporting and Other Administrative Matters" above.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     o    a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

     o    a grantor trust strip certificate representing ownership of all or a portion of the difference between--

          1.   interest paid on the mortgage loans constituting the related grantor trust, minus

                                      116

          2.   the sum of:

               o    normal administration fees, and

               o    interest paid to the holders of grantor trust fractional
                    interest certificates issued with respect to that grantor
                    trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o    "loans... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but
          only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which... [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)
          of the Internal Revenue Code;

     o    "permitted assets" within the meaning of Section 860L(c) of the
          Internal Revenue Code; and

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal
Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o    consisting of mortgage loans that are "loans... secured by an interest in real property" within the meaning of Section
          7701(a)(19)(C)(v) of the Internal Revenue Code,

     o    consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

     o    the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the
          Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     The grantor trust strip certificates will be:

     o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which... [are] principally secured by an interest in real property" within the meaning of Section
          860G(a)(3)(A) of the Internal Revenue Code, and

     o    in general, "permitted assets" within the meaning of Section 860L(c)
          of the Internal Revenue Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

     o    will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

                                      117

     o    will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Such reduction is scheduled to be phased out between 2006 and 2010.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

     o    a class of grantor trust strip certificates is issued as part of the same series, or

     o    we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     o    a master servicer,

     o    a special servicer,

     o    any sub-servicer, or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6)
of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis.

                                      118

Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

     o    the treatment of some stripped bonds as market discount bonds, and

     o    de minimis market discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates-- Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

     o    the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
          "--Grantor Trusts--Sales of Grantor Trust Certificates," and

     o    the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

                                      119

     o    a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under U.S. Treasury regulations section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

     o    there is no original issue discount or only a de minimis amount of original issue discount, or

     o    the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o    0.25% of the stated redemption price, and

     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do
Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

     o    the stated redemption price of the mortgage loans, and

     o    their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated

                                      120

using the same test as in the REMIC discussion. See "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o    the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o    the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     o    the issue price of the mortgage loan, increased by

     o    the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     o    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement,
          and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue
Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

                                      121

     o    in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o    in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal
Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     o    be allocated among the payments of stated redemption price on the mortgage loan, and

     o    be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue
Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above

                                      122

under "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The U.S. Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     o    the price paid for that grantor trust strip certificate by you, and

     o    the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o    an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in Section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate.
Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate.
However, the loss may be a capital loss, which is limited in its deductibility.
The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See
"Risk Factors--The Investment Performance of Your Offered Certificates Will
Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and
Those Payments, Defaults and Losses May Be Highly Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

     o    the prepayment assumption we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

                                      123

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     o    the amount realized on the sale or exchange of a grantor trust certificate, and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

     o    its cost, increased by

     o    any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o    any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

                                      124

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Treasury Department published proposed regulations, which will, when effective, establish a reporting framework for interests in
"widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under U.S. Treasury regulations section 301.7701-4(c)
in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective on January 1, 2004.

     Backup Withholding. In general, the rules described under
"--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates"
above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                                      125

                             ERISA CONSIDERATIONS
GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on--

     o    ERISA Plans, and

     o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and
501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o    investment prudence and diversification, and

     o    compliance with the investing ERISA Plan's governing documents.

     Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption applies.
Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts, Keogh plans and other I.R.C. Plans.

     The types of transactions between Plans and Parties in Interest that are prohibited include:

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue
Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA or
Section 4975 of the Internal Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25%
or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

                                      126

          1.   those with discretionary authority or control over the assets of the entity,

          2.   those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

          3.   those who are affiliates of the persons described in the
               preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o    has discretionary authority or control over the management or disposition of the assets of that Plan, or

     o    provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be

     o    deemed to be a fiduciary with respect to the investing Plan, and

     o    subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a
"guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a
"guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac.
Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset
Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

     o    Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     o    Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     o    Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in
          Interest;

                                      127

     o    Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

     o    Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in
          Interest; and

     o    Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued
Prohibited Transaction Exemption 91-14 to a predecessor in interest to Lehman
Brothers Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-14, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

     o    the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

     o    the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Lehman Brothers Inc.
          or any person affiliated with Lehman Brothers Inc., such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered certificates underwritten by Lehman
Brothers Inc.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section
401(c) of ERISA, may be treated as Plan assets. In addition, because Section
401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

                                      128

     o    consider your general fiduciary obligations under ERISA, and

     o    consult with your legal counsel as to--

          1.   the potential applicability of ERISA and Section 4975 of the
               Internal Revenue Code to that investment, and

          2.   the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a
REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                               LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

     Generally, the only classes of offered certificates that will qualify as
"mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties.
All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

     "Mortgage related securities" are legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

     o    that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures,

                                      129

states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
          without limitation as to the percentage of their assets represented by those securities; and

     o    federal credit unions may invest in "mortgage related securities" and national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. Section 24 (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some "Type IV securities", defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a "mortgage related security" within the meaning of SMMEA, provided that, in the case of a
"commercial mortgage-related security", it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
we make no representation as to whether any class of offered certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" (other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703(e) for investing in those securities), residual interests in mortgage related securities and commercial mortgage related securities), subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the
NCUA's "investment pilot program" under 12 C.F.R.  Section  703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R.  Section  742.4(b)(2).

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS
effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational
(transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing

                                      130

any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statues, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     Except as to the status of certain classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisors in determining whether and to what extent--

     o    the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o    if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

                                USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                            METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

   1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

   2. by placements by us with institutional investors through dealers; and

   3. by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their

                                      131

own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of
1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o    the obligations of the underwriters will be subject to various conditions precedent,

     o    the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o    in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Sidley Austin Brown & Wood LLP;

     o    Cadwalader, Wickersham & Taft LLP;

     o    Skadden, Arps, Slate, Meagher & Flom LLP; or

     o    Thacher Proffitt & Wood LLP.

                             FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                      132

                                    RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

     o    whether those certificates are a suitable investment for any particular investor;

     o    the tax attributes of those certificates or of the related trust;

     o    the yield to maturity or, if they have principal balances, the average life of those certificates;

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o    the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o    the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o    if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      133

                                   GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Clearstream" means Clearstream Banking Luxembourg.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

     o    the United States,

     o    any State or political subdivision of the United States,

     o    any foreign government,

     o    any international organization,

     o    any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
          Revenue Code or Freddie Mac,

     o    any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the
          Internal Revenue Code, or

     o    any organization described in Section 1381(a)(2)(C) of the Internal
          Revenue Code.

     "DTC" means The Depository Trust Company.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "ECSPLC" means Euroclear Clearance System Public Limited Company.

     "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity in that capacity.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASB 140" means the Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities," issued in September 2002.

     "FASIT" means a financial asset securitization investment trust, within the meaning of, and formed in accordance with, the Small Business Job
Protection Act of 1996 and Sections 860I through 860L of the Internal Revenue
Code.

                                      134

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation, Lender Liability and
Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party In Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section
4975 of the Internal Revenue Code.

     "Pass-Through Entity" means any:

     o    regulated investment company,

     o    real estate investment trust,

     o    trust,

     o    partnership, or

     o    other entities described in Section 860E(e)(6) of the Internal Revenue
          Code.

     "Plan" means an ERISA Plan or an I.R.C. Plan.

     "Plan Asset Regulations" means the regulations of the U.S. Department of
Labor promulgated under ERISA describing what constitutes the assets of a Plan.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

     "Relief Act" means the Servicemembers Civil Relief Act.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and
Sections 860A through 860G of the Internal Revenue Code.

     "Safe Harbor Regulations" means the final U.S. Treasury regulations issued on July 18, 2002.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means standard prepayment assumption.

                                      135

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "USA Patriot Act" means the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

     "U.S. Person" means:

     o    a citizen or resident of the United States;

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the U.S. Treasury regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

                                      136

                 (This Page Has Been Left Blank Intentionally)

                 (This Page Has Been Left Blank Intentionally)

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is
"LBUBS04C6.XLS." The spreadsheet file "LBUBS04C6.XLS" is a Microsoft Excel(1),
Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the
Mortgage Pool" in, and on Annexes A-1, A-5, A-6 and B to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

                             PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in this

ANNEX A-1--Certain Characteristics of Individual Underlying

ANNEX A-5--Certain Monetary Terms of the Underlying
  Mortgage Loans .................................................      A-5
ANNEX A-6--Certain Information Regarding Reserves ................      A-6
ANNEX B--Certain Information Regarding Multifamily
  Properties .....................................................        B
ANNEX C-1--Price/Yield Tables ....................................      C-1
ANNEX C-2--Decrement Tables ......................................      C-2
ANNEX D--Form of Payment Date Statement ..........................        D
ANNEX E--Reference Rate Schedule .................................        E
ANNEX F--Global Clearance and Tax Documentation
  Procedures .....................................................        F

                                   PROSPECTUS

Important Notice About the Information Presented in this

      Until November 15, 2004, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver this prospectus supplement and the accompanying prospectus.
This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================

                                 $1,262,362,000
                                 (APPROXIMATE)

                               LB-UBS COMMERCIAL
                             MORTGAGE TRUST 2004-C6

                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2004-C6

                  CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4,
                   CLASS A-5, CLASS A-6, CLASS A-1A, CLASS B,
                     CLASS C, CLASS D, CLASS E AND CLASS F

                       -----------------------------------

                             PROSPECTUS SUPPLEMENT

                       -----------------------------------

                                LEHMAN BROTHERS

                              UBS INVESTMENT BANK

                                AUGUST 10, 2004

================================================================================